Quarterly Bulletin
December 2009

Quarterly Bulletin
December 2009
No. 254

South African Reserve Bank
© South African Reserve Bank
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South African Reserve Bank
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http://www.reservebank.co.za/quarterlybulletin	ISSN 0038-2620
Quarterly Bulletin December 2009

South African Reserve Bank
Contents
Quarterly Economic Review

Introduction	1
Domestic economic developments	4
Domestic output	4
Domestic expenditure	7
Factor income	12
Saving	13
Employment	13
Labour cost and productivity	16
Prices	18
Foreign trade and payments	23
International economic developments	23
Current account	25
Financial account	28
Foreign debt	30
International reserves and liquidity	31
Exchange rates	32
Monetary developments, interest rates and financial markets	34
Money supply	34
Credit extension	36
Interest rates and yields	38
Money market	41
Bond market	42
Share market	45
Market for exchange-traded derivatives	47
Real-estate market	48
Non-bank financial intermediaries	49
Public finance	51
Non-financial public-sector borrowing requirement	51
Budget comparable analysis of national government finance	53
The Medium Term Budget Policy Statement 2009	59

Statements issued by Mr T T Mboweni, Governor of the South African Reserve Bank

Statement of the Monetary Policy Committee
22 September 2009	62

Statement of the Monetary Policy Committee
22 October 2009	65

Statement issued by Ms G Marcus, Governor of the South African Reserve Bank

Statement of the Monetary Policy Committee
17 November 2009	68

Notes

Note on the benchmark revisions and rebasing of South Africa’s national accounts	71

Note on the separate identification of computer equipment in the analysis of gross fixed capital formation	81

Note on the profile of repurchase transactions on the JSE Limited	87

Notes to tables	92

Statistical tables

Contents	S–0
Statistical tables	S–2
Key information	S–142
Quarterly Bulletin December 2009

South African Reserve Bank
Quarterly Economic Review
Introduction
The global economy, reflecting the impact of sustained fiscal and monetary stimulation on an unprecedented scale, displayed clear signs of revival in the third quarter of 2009. The improvement was widespread with strong growth in the emerging economies of Asia, in particular, a more moderate pick-up in activity in the United States of America (US) and key economies in Europe, and a recovery in many of the oil-exporting and other commodity-producing countries, buoyed by stronger international commodity prices. Some indicators of international trade volumes also started to edge higher.
At the same time, global inflation remained subdued, partly on account of the deflationary forces arising from exceptionally large output gaps and partly due to international commodity prices – despite a significant recovery – nevertheless remaining well below the peak levels recorded towards the middle of 2008. The vast majority of countries therefore maintained a stimulatory macroeconomic policy stance. In a handful of countries, however, the authorities felt that the recovery had progressed far enough to take the first steps towards normalisation of policy settings, and started to increase interest rates.
Following three consecutive quarters of contraction, South Africa’s real gross domestic product resumed positive growth in the third quarter of 2009. Agricultural production declined further, reflecting somewhat smaller field crops, while mining output also receded in the third quarter, partly on account of strike action and temporary shaft closures following accidents. By contrast, real value added in manufacturing increased briskly, albeit from a low base, alongside rising electricity and construction output. Within manufacturing the production of basic iron and steel, vehicles, food, and petroleum recorded notable increases. The real production of services also expanded in the third quarter, as moderate contractions in the trade and finance sectors were more than fully compensated for by increases in the production of transport and communication, general government, and personal services.
Real domestic expenditure recorded a moderate decline in the third quarter of 2009. Whereas real final consumption expenditure by households contracted most forcefully at the height of the recessionary conditions and uncertainty in the first half of 2009, only a marginal decline was registered in the third quarter of the year. With inflation decelerating and monetary policy having been eased considerably, real expenditure on durable consumer goods, in fact, rose marginally in the third quarter of 2009 following five successive quarters of contraction. Real expenditure on services also rose somewhat in the third quarter. By contrast, purchases of semi-durable and non-durable goods by households declined slightly further in the quarter concerned.
Real final consumption expenditure by government rose strongly in the third quarter as the staff complement was expanded to improve service delivery, while military aircraft were acquired simultaneously.
By contrast, real fixed capital formation declined in the third quarter on account of lower capital spending by the private sector. The declines were widespread throughout the private sector, but were most pronounced in agriculture, mining and manufacturing. The contraction in the private sector overshadowed the increase in capital spending by the

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public corporations and general government, aligned with the programme to improve the country’s infrastructure.
Inventories declined apace in the third quarter of 2009. This was the sixth successive quarterly reduction in stock levels, with the decline concentrated in the mining and manufacturing sectors.
The weakness in economic activity was reflected in employment levels, which contracted significantly during the year to the third quarter of 2009. Formal job losses were concentrated in the private sector, whereas employment in the public sector continued to rise, thereby moderating the impact of cyclical forces. The tempo of increase in average nominal remuneration per worker decelerated and wage settlements moderated, following earlier peak values in the second and third quarters of 2008. Industrial action intensified in 2009, despite the rising level of unemployment.
Price inflation slowed significantly against the background of an economy operating significantly below capacity, with greater price discipline further reinforced by subdued credit extension and a significant appreciation of the external value of the rand. In October 2009 the targeted rate of consumer price inflation slowed to 5,9 per cent — the first time it fell within the target range of 3 to 6 per cent after a period of 30 months in which it continuously exceeded the target. Inflation in the prices of consumer goods moderated significantly, whereas services price inflation was relatively sticky and largely retained its momentum. At the producer level, the year-on-year rate of goods price inflation has been negative for several months. Although the international prices of most commodities trended higher from early 2009, key prices were still lower than their peak levels recorded around mid-2008.
With the global economy showing signs of recovery, South African export volumes edged higher while the upward trend in the international prices of gold, platinum and other export commodities gave further support to export revenues in the third quarter of 2009. At the same time, the volume of merchandise imports declined slightly as real gross domestic expenditure inched lower. A moderate increase in net service, income and current transfer payments to the rest of the world and a marginal deterioration in the terms of trade were recorded simultaneously. Reflecting these offsetting forces, the deficit on the current account of the balance of payments remained broadly unchanged from the second to the third quarter of 2009 at levels slightly above 3 per cent of gross domestic product.
With international investors’ appetite for investment in emerging-market economies improving further, the financial account of the balance of payments registered a further sizeable surplus in the third quarter of 2009. Foreign portfolio investors significantly raised their holdings of South African equities during the quarter concerned. Overall, the balance of payments recorded a further surplus in the third quarter, with the official gold and foreign-exchange holdings also benefiting when the International Monetary Fund (IMF) allocated Special Drawing Rights (SDRs) to all its member countries in August and September 2009 as part of the international response to the global economic crisis.
The overall size of the banking sector’s balance sheet stagnated over the past year, reflecting subdued economic conditions, low business and consumer confidence, and increased caution on the side of the banks in the extension of loans. Over the twelve months to October 2009, bank loans and advances to the domestic private sector contracted slightly in nominal terms, while the twelve-month rate of growth in the M3

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money supply was barely positive. However, in recent months a number of banks have adopted less stringent criteria than before in the evaluation of certain types of loan applications.
The Monetary Policy Committee (MPC) of the South African Reserve Bank (the Bank) started reducing the repurchase rate in December 2008 and by mid-2009 had reduced the policy rate by a cumulative total of 450 basis points. In August 2009 the MPC, mindful of the large output gap that reinforced the view that inflation would moderate further, reduced the repurchase rate by a further 50 basis points to 7 per cent per annum — the same level established at the trough of the previous interest rate cycle. Other money-market interest rates followed suit, while money-market liquidity conditions remained stable.
Capital market interest rates receded during most of the third quarter of 2009 in response to the appreciation in the exchange value of the rand and the decline in inflation. Yields picked up again from mid-September to the end of November as the issuance and projected future supply of bonds expanded further. Share prices fluctuated higher from a recent low on 3 March 2009 and, on balance, rose by 48 per cent over the subsequent period to the end of November. Positive wealth effects were reinforced by recent trends in the real-estate market, which suggested the start of a modest recovery in house prices.
Government’s strong anti-cyclical fiscal stance was reconfirmed in the October 2009 Medium Term Budget Policy Statement with the announcement of a projected 2009/10 budget deficit of 7,6 per cent of gross domestic product, roughly double the estimate of the deficit contained in the February Budget Review. The intensity of the recession and resultant contraction in tax revenue gave rise to the larger deficit, which could be afforded for a while because the government had worked down its indebtedness during the preceding economic upswing, thereby creating fiscal room for manoeuvre to be used in difficult times. At the same time, government indicated its intention to reduce the deficit gradually over the course of the forthcoming three fiscal years as economic conditions and tax revenue improved, thereby containing the increase in the level of government debt and debt-service cost.

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Domestic economic developments1, 2
Domestic output
Subsequent to three quarters of negative growth, South Africa’s real gross domestic product turned around in the third quarter of 2009 when an annualised increase of 0,9 per cent was recorded. This improvement can be attributed to a decisive recovery in the real value added by the secondary sector and a less prominent turnaround in the tertiary sector. By contrast, the real value added by the primary sector declined over the period, but this was more than fully offset by the expansion in the other two main sectors. Despite the uptick in activity in the third quarter, aggregate real gross domestic product for the first three quarters of 2009 was about 1,8 per cent lower compared with the corresponding period of the previous year, reflecting the negative impact of the recessionary conditions evident since the fourth quarter of 2008.
Real gross domestic product
Seasonally adjusted annualised rates
If the climate-bound agricultural sector is excluded, real value added by the other sectors increased at an annualised rate of 1,8 per cent in the third quarter of 2009 compared with a decline of 2 per cent in the second quarter.
In the primary sector the quarter-to-quarter change in real value added reversed from an increase of 6 per cent in the second quarter of 2009 to a decrease of 7 per cent in the third quarter. This was the result of a decline in the volume of production in both the agricultural and the mining sectors.

1	The analysis in this section of the review is based on an extensively revised set of national accounts estimates. These revisions are based on more detailed or more appropriate data that have become available. In addition, the national accounts estimates at constant prices have been rebased from 2000 prices to 2005 prices. The revisions are introduced in a note elsewhere in this Bulletin.

2	The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data.

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Real gross domestic product
Percentage change at seasonally adjusted annualised rates

	2008					2009
Sectors	1st qr	2nd qr	3rd qr	4th qr	Year	1st qr	2nd qr	3rd qr

Primary sector	-8,7	9,3	-2,3	1,7	-1,2	-23,4	6,0	-7,0
Agriculture	12,8	6,2	17,8	5,6	10,9	-3,7	-13,1	-9,8
Mining	-15,8	10,5	-9,5	0,1	-5,4	-30,7	15,8	-5,8
Secondary sector	0,2	14,0	-2,5	-12,9	3,4	-19,4	-6,9	7,0
Manufacturing	-0,1	17,4	-5,2	-17,4	2,7	-25,5	-11,1	7,6
Tertiary sector	4,8	2,6	3,8	4,2	4,7	-0,9	-1,7	0,8
Non-agricultural sector	2,2	5,8	1,3	-0,5	3,7	-7,6	-2,0	1,8
Total	2,5	5,5	1,3	-0,7	3,7	-7,4	-2,8	0,9
The further decline in the real output of the agricultural sector in the third quarter of 2009 can mainly be ascribed to declines in the real gross income of horticultural and livestock farmers. The latter can partly be attributed to a decrease in the number of animals slaughtered. In addition, alongside the decline in the volume of aggregate output, the real cost of intermediate inputs accelerated in the third quarter of 2009.
The erratic fluctuations in the real value added by the mining sector recorded since the first quarter of 2008 continued into the third quarter of 2009. Real output of the mining sector switched from an annualised rate of growth of 15,8 per cent in the second quarter of 2009 to a decline of 5,8 per cent in the third quarter.
Production activity in most of the mining subsectors receded again in the third quarter of 2009 as the production of platinum group metals (PGM) and gold, in particular, contracted over the period. PGM production was strongly affected by strikes and mine accidents during the third quarter. Apart from the strengthening in the exchange value of the rand which adversely affected the mining sector in general, the gold-mining sector was also affected by an increase in intermediate expenditure which more than neutralised the potential benefits of the higher dollar-denominated gold price. Mining output, however, benefited from firmer real output by coal mining and increased iron ore production in the third quarter of 2009. Growing demand from Eskom and the modernisation of transportation links contributed to the increase in the production of coal, while the production of iron ore was largely underpinned by strong demand from China.
In the case of the secondary sector, real value added registered a sharp reversal from negative growth at an annualised rate of 6,9 per cent in the second quarter of 2009 to an increase of 7 per cent in the third quarter. This turnaround was primarily brought about by the improved performance of the manufacturing sector. In addition, growth in real value added by the sector supplying electricity, gas and water accelerated, whereas growth in real value added by the construction sector moderated somewhat over the period.
Having contracted at a rate of 11,1 per cent in the second quarter of 2009, the real value added by the manufacturing sector turned around and increased at an annualised rate of 7,6 per cent in the third quarter. This improvement in production by the manufacturing sector was mainly driven by higher production of basic iron and steel products and of motor vehicles, trailers, parts and accessories. Other subsectors that held up well in the third quarter were food processing; chemicals; and plastic products. However, continued decreases were reported in the real output of the furniture and other manufacturing, as

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well as the wood and wood products, paper, publishing and printing subsectors. Despite the growth in real manufacturing production in the third quarter, output levels remained repressed and production capacity utilisation registered an average of 77,8 per cent in the first three quarters of 2009, having averaged 83,8 per cent in 2008.
Real value added by the sector supplying electricity, gas and water rose at an annualised rate of 4,2 per cent in the third quarter of 2009 following a subdued increase of 1,9 per cent in the second quarter. This marked increase probably reflected the recovery in the production activities of certain electricity intensive mining and manufacturing industries, as well as the stronger demand for electricity for heating purposes during a relatively long and cold winter.
The pace of growth in real value added by the construction sector slowed from an annualised rate of 8,7 per cent in the second quarter of 2009 to a rate of 6,1 per cent in the third quarter. The output of the construction industry continued to be adversely affected by the weakness in private-sector demand for residential and non-residential buildings. However, non-residential building activity was sustained at a relatively moderate pace in keeping with recreational services and offices built in preparation for the 2010 FIFA World Cup Soccer tournament. The somewhat slower growth performance of the civil construction sector reflected the completion of some activities related to infrastructural development.
After the real value added by the tertiary sector had declined at annualised rates of 0,9 per cent and 1,7 per cent in the first two quarters of 2009, it rose at an annualised rate of 0,8 per cent in the third quarter. Although the increase in real value added could mainly be attributed to the transport and communication and general government subsectors, the rate of decline in the real value added by the trade and financial services sectors also slowed somewhat in the third quarter.
In the subsector commerce, real value added contracted at annualised rates of 5,9 per cent in the second quarter and 1,1 per cent in the third quarter of 2009. Consistent with the lower disposable income of households, real output of the wholesale, retail and motor trade sector remained subdued. However, activity in the motor trade sector bottomed out in the third quarter of 2009. The real value added by the trade sector as a whole declined by 2,8 per cent in the first nine months of 2009, compared with the corresponding period in 2008.
The real value added by the transport, storage and communication sector increased at an annualised rate of 1,2 per cent in the third quarter of 2009 after contracting for two consecutive quarters. Real value added by the transport sector edged higher, consistent with the higher volume of exports during the third quarter of 2009, while the real output in the communication sector increased moderately.
Real value added by the finance, insurance, real-estate and business services sector contracted in each of the first three quarters of 2009. Subsequent to a contraction of 3,8 per cent in the second quarter of 2009, the annualised pace of decline slowed to 1,5 per cent in the third quarter. The continued subdued levels of activity related to credit extension to the private sector and the residential property market was symptomatic of the weak output performance in the financial services sector. As could be expected under the circumstances, liquidations continued to exhibit an upward trend.
By contrast, growth in the real value added by general government amounted to 4,9 per cent in the third quarter of 2009, notably higher than the rate of 3,1 per cent recorded in the second quarter. This increase can be attributed to rising employment levels by general

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government as part of countercyclical efforts to soften the impact of the economic recession on job creation alongside structural efforts to improve service delivery.
Domestic expenditure
Unlike the turnaround in the real gross domestic production, real gross domestic expenditure continued to deteriorate in the third quarter of 2009, albeit at a considerably lower rate than in the second quarter. This contraction in domestic expenditure in the third quarter of 2009 resulted from a perceivable decline in gross fixed capital formation and a markedly slower pace of decline in final consumption expenditure by households alongside a further contraction in the level of real inventories, which more than neutralised sustained increases in real final consumption expenditure by general government. Consequently, the level of real gross domestic expenditure for the first three quarters of 2009 was 2,1 per cent lower compared with the same period in 2008, significantly lower than the 3,3 per cent increase registered for 2008 as a whole.
Real gross domestic expenditure
Percentage change at seasonally adjusted annualised rates

	2008					2009
Components	1st qr	2nd qr	3rd qr	4th qr	Year	1st qr	2nd qr	3rd qr

Final consumption expenditure:
Households	2,9	0,6	-1,5	-2,2	2,4	-5,8	-6,1	-2,0
General government	11,6	-2,3	10,1	3,5	4,9	6,4	0,8	7,5
Gross fixed capital formation	17,5	7,9	12,4	2,8	11,7	7,4	-0,9	-4,1
Domestic final demand	7,2	1,4	3,3	-0,2	4,6	-1,0	-3,7	-0,7
Change in inventories (R billions)*	9,9	-6,5	-7,6	-26,4	-7,7	-4,0	-38,7	-49,9
Gross domestic expenditure	14,7	-2,5	0,7	-2,7	3,3	4,7	-12,1	-1,7

*	At constant 2005 prices
Real final consumption outlays by the household sector, which contracted most forcefully at the height of recessionary conditions and uncertainty earlier in 2009, declined moderately during the quarter under review. The further contraction in households’ real final consumption expenditure in the third quarter of 2009 constituted the fifth consecutive quarterly decline since the middle of 2008, consistent with the contraction in households’ real disposable income over the period. The level of real expenditure by households in the first three quarters of 2009 receded by 3,4 per cent, compared with the corresponding period in 2008. As a ratio of gross domestic product, total consumption expenditure by households amounted to 61 per cent in the third quarter of 2009 — the lowest ratio since the first quarter of 1994.
Real household expenditure on durable goods rose at an annualised rate of 0,5 per cent in the third quarter of 2009, subsequent to a decline of 17,8 per cent recorded in the preceding quarter. This quarter-to-quarter recovery in real spending on durable goods was mainly due to positive growth in household expenditure on personal transport equipment, and on durable recreational and entertainment goods. Real spending on all other durable components remained below the levels achieved a year earlier.
Nevertheless, for the first nine months of 2009 real outlays on durable goods contracted at a year-on-year rate of 14,4 per cent, reflecting the impact of the recession and prevailing low levels of consumer confidence. This was also evident in the decline of

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22,2 per cent in spending on personal transport equipment for the first nine months of 2009 compared with the same period in 2008.
Real final consumption expenditure by households
Seasonally adjusted annualised rates
Real outlays by households on semi-durable goods declined at an annualised rate of 7,2 per cent in the third quarter of 2009, faster than the decline recorded in the previous quarter. Positive quarter-to-quarter growth rates were, in fact, posted by almost all the subcategories of semi-durable goods in the third quarter, but were negated by significantly lower real spending on clothing and footwear.

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Real expenditure on non-durable goods declined further in the third quarter of 2009. Except for spending on household fuel and power and non-durable recreational goods, lower spending was recorded across all categories of non-durable goods in the third quarter of 2009. However, real expenditure by households on services inched higher by 1,4 per cent in the third quarter of 2009 following a decline of 5,9 per cent recorded in the previous quarter. During the first nine months of 2009, consumers in real terms spent 0,7 per cent less on services, compared with the same period in 2008.
The economic contraction and declining employment in the formal sectors of the economy contributed to a decline in real disposable income of households in the third quarter of 2009. Household disposable income declined at a rate of 1,1 per cent in the third quarter of 2009, slower than the decline recorded in the second quarter. Even though the level of aggregate household debt was lower in the third quarter than in the previous quarter, causing the ratio of household debt to disposable income to edge downwards from 80,1 per cent in the second quarter of 2009 to 79 per cent in the third quarter, the debt ratio remained at an elevated level. The ratio of debt-service cost to disposable income of households receded from 9,9 per cent in the second quarter of 2009 to 8,5 per cent in the third quarter as interest rates declined further. This was the lowest ratio recorded since the third quarter of 2006.
Household consumption expenditure and debt ratio
Seasonally adjusted annualised rates
The growth in real consumption expenditure by general government accelerated from annualised rates of increase of 6,4 per cent in the first quarter of 2009 and 0,8 per cent in the second quarter to 7,5 per cent in the third quarter. The stronger growth was evident in increased spending on compensation of employees. In addition to the purchase of two military aircraft, real expenditure by general government in the third quarter of 2009 also reflected spending on core focus areas relating to social services. Relative to spending during the first three quarters of 2008, real final consumption expenditure by general government increased by 4,7 per cent during the corresponding period in 2009.

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Having increased at a robust pace since 2003, real gross fixed capital formation recorded a marginal decline of 0,9 per cent in the second quarter and then contracted more forcefully at an annualised rate of 4,1 per cent in the third quarter of 2009. The contraction in real fixed capital spending in the third quarter reflected a further decline in real capital formation by the private sector; this prevailed over investment activity by public corporations and general government, which continued to expand. Real outlays on fixed capital formation in the first nine months of 2009 were 4,8 per cent lower than in the corresponding period in 2008, also markedly lower than the average growth rate of 12,1 per cent per annum attained between 2003 and 2008 when investment activity in South Africa reached its recent peak. Consequently, the ratio of total fixed capital formation to gross domestic product declined from 23,2 per cent in the second quarter to 22,5 per cent in the third quarter of 2009.
Real gross fixed capital formation
Percentage change at seasonally adjusted annualised rates

	2008					2009
Components	1st qr	2nd qr	3rd qr	4th qr	Year	1st qr	2nd qr	3rd qr

Private business enterprises	9,7	5,6	5,3	4,0	5,6	-16,8	-9,4	-14,1
Public corporations	58,1	17,3	46,1	-2,1	41,0	152,3	23,4	18,7
General government	16,3	7,9	10,0	3,4	13,4	1,6	2,0	4,4
Total	17,5	7,9	12,4	2,8	11,7	7,4	-0,9	-4,1
Comprising more than two-thirds of total gross fixed capital formation, real fixed capital outlays by private business enterprises declined for three quarters in succession. Subsequent to a decline of 9,4 per cent in the second quarter of 2009, the pace of contraction increased to 14,1 per cent in the third quarter. Apart from the construction industry and, to a lesser extent, the transport and communication industry where investment activity expanded somewhat, real gross fixed capital formation in the rest of the private sector declined in the third quarter of 2009. Declines in real fixed investment spending were particularly severe in the agricultural, mining and manufacturing sectors.
Fixed investment spending by most subsectors of the private sector was held back in the third quarter of 2009 due to weak domestic demand conditions and poor prospects for a rapid recovery in export demand. This was also reflected in the low imports of machinery and equipment by the mining and manufacturing sectors since the first quarter of the year. In addition, alongside falling business confidence levels, the under-utilisation of production capacity among business enterprises in the manufacturing sector increased markedly from a recent low of 13,8 per cent in the second quarter of 2007 to 22,8 per cent in the quarter under review.
Alongside relatively subdued domestic economic conditions and the declining trend in consumer confidence levels which negatively impacted on employment and real income of households, the net wealth of households deteriorated further. Consequently, real fixed investment outlays on private residential buildings continued to decline in the third quarter of 2009. Consistent with the moderation in growth in mortgage advances and the number of residential buildings completed over this

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Gross fixed capital formation
Seasonally adjusted annualised rates
period, investment activity in private residential property in the third quarter of 2009 was about 25 per cent below its recent peak registered in the third quarter of 2006.
Real fixed capital expenditure by public corporations held up well in the first three quarters of 2009 and was specifically pronounced in the subsector providing electricity, gas and water. As a consequence of these and other capital programmes, real fixed capital formation by public corporations was more than 40 per cent higher in the first three quarters of 2009 compared with the same period in 2008. Investment activity of public corporations remained robust in the third quarter of 2009 and increased at an annualised rate of 18,7 per cent.
Growth in real fixed capital outlays by general government accelerated to an annualised rate of 4,4 per cent in the third quarter of 2009, notably higher than the average growth rate of 1,8 per cent in the previous two quarters. This increase in capital spending represented spending by the public works, roads and transport cluster combined with increased spending by the health sector. The marked improvement in capital spending by general government continued to reflect projects linked to the infrastructure development programme introduced earlier.
Inventory levels were reduced further in the third quarter of 2009. Following a decline of R38,7 billion in the second quarter of 2009, real inventories declined by R49,9 billion in the third quarter, thereby subtracting 2,4 percentage points from growth in gross domestic expenditure over the period. Inventory deaccumulation in the third quarter of 2009 was concentrated in the gold- and platinum-mining and manufacturing sectors, as well as in the construction sector.

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Factor income
The rate of increase in total nominal factor income, measured over one year, decelerated progressively from 7,9 per cent in the first quarter to 5,3 per cent in the second and 3 per cent in the third quarter of 2009. Despite the slowdown in the third quarter of 2009, total nominal factor income rose by 5,3 per cent in the first nine months compared with the same period of 2008. The lower rate of increase in nominal factor income in the third quarter could be ascribed to a decline in the operating surpluses of private business enterprises and business enterprises of general government, which was only partly offset by an increase in total compensation of employees.
The year-on-year rate of increase in total operating surpluses in the economy receded from 6,3 per cent in the first quarter of 2009 to 3 per cent in the second quarter and turned into a contraction in the third quarter. Lower increases occurred in operating surpluses of almost all the major sectors of the economy, but were more pronounced in the manufacturing and finance sectors. This was due to a general slowdown in profits in all these sectors. The exception to this slowdown was the construction sector where increases in operating costs were well contained. In line with the lower rate of increase in total operating surpluses in the economy, the ratio of gross operating surpluses to total factor income inched lower from 49,9 per cent in the second quarter to 48,7 per cent in the third quarter.
Gross operating surplus and compensation of employees
Seasonally adjusted annualised rates
The rate of increase over four quarters in the compensation of employees edged lower from 7,8 per cent in the second quarter to 7 per cent in the third quarter of 2009. However, for the first three quarters of the year, the rate of increase in the

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compensation of employees amounted to 8,1 per cent compared with 14,3 per cent in the corresponding period of 2008, reflecting lower wage settlements and the effect of staff reductions.
Saving
South Africa’s gross saving as a percentage of gross domestic product increased from 15,4 per cent in the second quarter of 2009 to 15,7 per cent in the third quarter. This improvement was the net outcome of an increase in saving by the corporate sector and the slightly better saving performance of households, which outweighed lower saving by general government over the period. Consequently, the national saving ratio for the first nine months of 2009 amounted to 15,4 per cent compared with a ratio of 14,9 per cent in 2008. On account of the higher saving ratio and lower pace of growth in gross capital formation, 16,9 per cent of South Africa’s total gross capital formation accordingly had to be financed through an inflow of foreign capital into the economy, much lower than the ratio of 33,8 per cent recorded in the third quarter of 2008.
Gross saving by the corporate sector as a percentage of gross domestic product increased from 13 per cent in the second quarter of 2009 to 13,7 per cent in the third quarter. The average saving ratio for the first nine months of 2009 improved to 12,7 per cent from 11,1 per cent in 2008 as a whole. The improvement in the saving performance in the third quarter reflected a decline in dividend declarations, while tax payments also registered a decline in the third quarter of 2009. On a year-on-year basis, the gross operating surplus of business enterprises increased by 2,4 per cent in the first nine months of 2009, compared with an increase of 17,3 per cent recorded in 2008 as a whole.
Gross saving by the household sector as a percentage of gross domestic product increased marginally from 1,4 per cent in the second quarter of 2009 to 1,5 per cent in the third quarter of 2009. Households attained their level of saving in an environment of tight economic conditions and stricter lending criteria on the part of banks.
Gross saving by general government as a ratio of gross domestic product weakened to a mere 0,5 per cent in the third quarter of 2009 from 1,0 per cent in the previous quarter. The saving performance by general government in the third quarter of 2009 was somewhat dampened as current expenditure rose at a much faster pace than current income. The sluggish income growth was the result of a moderation in current tax revenue over the period. Owing to an increase in the number of job losses, government expenditure on transfers to households, specifically unemployment insurance and other transfers, increased in the third quarter of 2009.
Employment
Consistent with the contraction in real gross domestic output and the steady decline in business confidence, employment levels shrank notably in the first half of 2009. Total formal non-agricultural employment contracted by no less than 1,7 per cent in the first six months of 2009 compared with the same period in the preceding year, following annual growth rates of between 1,1 per cent and 2,9 per cent during the five-year period to 2008. According to the most recent Quarterly Labour Force Survey, as many as 366 000 formal-sector jobs were lost in the year to September 2009. This is equal to 4 per cent of the 9,4 million members of the labour force formally employed at the height of the employment cycle in the third quarter of 2008. Job attrition in the private sector occurred at a much faster pace during the initial phase of the current recession when compared with previous recessions.

Quarterly Bulletin December 2009	13

South African Reserve Bank
Output, employment and business confidence

* 3rd quarter on 2nd quarter
The level of enterprise-surveyed employment in the formal non-agricultural sectors of the economy shrank markedly in both the first and second quarters of 2009; approximately 205 000 employment opportunities were lost as employment levels decreased from a seasonally adjusted 8,5 million in the final quarter of 2008 to 8,3 million in the second quarter of 2009.3 Measured at seasonally adjusted and annualised rates, the pace of job shedding, however, moderated from a rate of 6,7 per cent in the first quarter of 2009 to 2,9 per cent in the second quarter. Measured over four quarters, total formal non-agricultural employment decreased by 2,3 per cent in the second quarter of 2009; private-sector employment, which accounts for roughly 77 per cent of total formal non-agricultural employment, shrank by 4,0 per cent, whereas public-sector employment levels expanded at a rate of 4,2 per cent.
Private-sector employment contracted in each of the four quarters up to the second quarter of 2009. The quarter-to-quarter rate of decline, however, moderated from an annualised 8,0 per cent in the first quarter of 2009 to 5,0 per cent in the second quarter. Employment losses were fairly widespread and occurred in all sectors with the exception of the electricity supply sector. On a seasonally adjusted basis approximately 82 400 jobs were lost in the second quarter.
Measured from quarter to quarter and annualised, seasonally adjusted employment in the manufacturing sector decreased by 4,2 per cent in the second quarter of 2009 following a decline of 10,5 per cent in the first quarter. The successive decreases in employment reflected the recessionary conditions in both the global and domestic economy. While the pace of job losses in the manufacturing sector appeared to moderate, the Kagiso Purchasing Managers Index (PMI) employment sub-index also improved somewhat in the third quarter of 2009, although remaining below the neutral level of 50 index points. This less-negative outlook was corroborated by the Manufacturing Survey of the Bureau for Economic Research (BER) for the third quarter of 2009, which suggested that the retrenchment of workers might be levelling off as fewer factory workers were being dismissed and the average number of hours worked per worker stabilised. This suggested that, in general, conditions in the manufacturing sector could be expected to improve in the remainder of 2009.

3	Enterprise-surveyed formal non-agricultural employment is a somewhat narrower concept than household-surveyed overall formal employment.

14	Quarterly Bulletin December 2009

South African Reserve Bank
Manufacturing sector
Pronounced employment losses were also registered in the construction and the non-gold mining sectors in the first half of 2009. However, as in the case of the manufacturing sector, the pace of job shedding in the construction sector also slowed from an annualised rate of 11,3 per cent in the first quarter of 2009 to 6,3 per cent in the second quarter. Construction activity continued to be primarily underpinned by the government’s extensive infrastructure-related investment projects. However, the BER/FNB Civil Construction Confidence Index recorded a further decline in the third quarter of 2009 which, according to the compilers, largely demonstrates lacklustre private-sector demand adversely affecting future construction projects. In addition, the inability of local governments to expedite capital expenditure programmes also contributed to the moderation in civil construction works. At the same time, residential building activity remained under pressure, partly due to the sustained contraction in the real disposable income of the household sector.
Change in formal enterprise-surveyed non-agricultural employment: First and second quarters of 2009 (actual numbers)

Sector	1st qr	2nd qr

Mining	-20 900	-5 400
Gold mining	-3 300	-1 500
Non-gold mining	-17 600	-3 900
Manufacturing	-34 800	-13 300
Electricity supply	0	400
Construction	-13 900	-7 400
Trade, catering and accommodation	-23 000	-19 500
Transport, storage and communication	-2 100	-2 200
Financial intermediation and insurance	-43 000	-33 300
Community, social and personal services	1 100	-1 700
Total private sector	-136 600	-82 400
National, provincial and local government	3 800	26 800
Public-sector enterprises	-11 800	-5 400
Total public sector	-8 000	21 400
Grand total	-144 600	-61 000
Quarter-to-quarter seasonally adjusted

Quarterly Bulletin December 2009	15

South African Reserve Bank
Employment prospects in the mining sector in the first half of 2009 continued to be affected by the contraction in global economic activity alongside a moderate increase in international commodity prices. Mainly due to the scaling down of mining operations, job attrition in gold mining and non-gold mining occurred at annualised rates of 3,6 per cent and 4,5 per cent, respectively, in the second quarter of 2009.
Real household consumption expenditure contracted further in the first half of 2009 despite the moderation in consumer price inflation, and the expansionary monetary and fiscal policy environment aimed at bolstering spending. Employment numbers in the trade, catering and accommodation services sector accordingly decreased at an annualised rate of 4,5 per cent, and in the financial services sector at 6,9 per cent in the second quarter of 2009.
While employment opportunities in the private sector continued to dwindle, public-sector employment increased at an annualised rate of 4,7 per cent in the second quarter of 2009, following a decrease of 1,7 per cent in the first quarter. During the second quarter of 2009, all tiers of government expanded their job complement, whereas employment levels in the public enterprises and public transport sectors decreased further. Over the year to the first and second quarters of 2009, growth in public-sector employment remained unchanged at a positive 4,2 per cent, thereby softening the impact of the recession and simultaneously creating capacity to improve service delivery.
During the first three quarters of 2009, industrial strike action intensified in the midst of an economic recession. The fairly widespread industrial action was mainly related to wage demands. According to Andrew Levy Employment Publications, the cumulative number of working days lost due to industrial action amounted to 2,8 million in the first nine months of 2009, compared with 607 000 in the corresponding period in 2008. This increase occurred despite a rise in the official unemployment rate from 23,2 per cent in the third quarter of 2008 to 24,5 per cent in the third quarter of 2009, according to the most recent Quarterly Labour Force Survey published by Statistics South Africa (Stats SA).
Labour cost and productivity
The year-on-year rate of increase in average nominal remuneration per worker in the formal non-agricultural sectors of the economy peaked at a rate of 13,4 per cent in both the second and third quarters of 2008 — the highest rate of increase in almost six years. In the subsequent three quarters, increases in nominal remuneration per worker moderated steadily from a year-on-year rate of 12,1 per cent in the fourth quarter of 2008 to 11,5 per cent in the first and 8,7 per cent in the second quarters of 2009. Over the year to the second quarter of 2009, increases in average remuneration per worker in the private sector amounted to 8,7 per cent, compared with 6,9 per cent in the public sector. According to Andrew Levy Employment Publications, the average wage settlement rate in collective bargaining agreements came to 9,4 per cent in the first nine months of 2009 compared with 9,8 per cent in the corresponding period of 2008.
Year-on-year rates of increases in average nominal compensation per worker in the private sector decelerated from 13,4 per cent in the third quarter of 2008 to 8,7 per cent in the second quarter of 2009. In the year to the second quarter of 2009 average remuneration rates of increase exceeded 6 per cent in all subsectors, except for the private transport, storage and communication sector. In fact, the mining, the electricity and the community, social and personal services sectors recorded double-digit rates of increase. In the public sector average remuneration rose at year-on-year rates that were

16	Quarterly Bulletin December 2009

South African Reserve Bank
generally in excess of the upper limit of the inflation target range. The exception was the public transport, storage and communication sector. On average, wage inflation rates ranged from 6,4 per cent at the national government level to 15,2 per cent at the local government level.
Consistent with the economic recession in the domestic economy, particularly in the manufacturing sector, manufacturing production decreased at a year-on-year rate of 15,1 per cent in the first nine months of 2009. The rate of change in labour productivity in the manufacturing sector moved from an increase of 4,2 per cent in the third quarter of 2008 to a decrease of 12,7 per cent in the second quarter of 2009, suggesting some labour hoarding as output contracted sharply. Economy-wide labour productivity increased at a year-on-year rate of 0,9 per cent in the first quarter of 2009, and remained broadly unchanged in the second quarter.
The decrease in labour productivity in the manufacturing sector outweighed the moderation in the rate of increase in average nominal remuneration in the sector, resulting in an acceleration in the rate of increase in unit labour cost. Measured over a period of four quarters, the rate of increase in the cost of labour per unit of manufacturing output accelerated substantively from 5,4 per cent in the second quarter of 2008 to no less than 25,3 per cent in the second quarter of 2009. This high value may be compared with the all-time high of 32,0 per cent in this series, recorded in June 1982 when the economy also experienced a severe recession.
Despite the most recent high unit labour cost increases in manufacturing, the deceleration in average nominal remuneration per worker in the broader economy resulted in economy-wide nominal unit labour cost increases in the formal non-agricultural sector decelerating from 11,1 per cent in the fourth quarter of 2008 to 8,7 per cent in the second quarter of 2009 on a year-on-year basis.
Prices, wages and salaries

a   First half of 2009 compared with the same period in 2008
b   Average headline CPI inflation for the first ten months of 2009 compared with the same period in 2008
c   Average wage settlement rate in the first nine months of 2009
Sources: Andrew Levy Employment Publications and Statistics South Africa

Quarterly Bulletin December 2009	17

South African Reserve Bank
Prices
In the first ten months of 2009 producer and consumer price inflation moderated considerably. Producer price inflation fell much faster than consumer price inflation, to the extent that prices decreased in each of the six months to October 2009 when measured over twelve-month periods. In the year to October 2009 producer prices decreased by 3,3 per cent. The twelve-month rate of targeted consumer price inflation, which had first breached the 6 per cent upper limit of the inflation target range in April 2007 and rose to a high point of 13,6 per cent in August 2008, slowed to 6,1 per cent in September 2009 and then re-entered the target range as it moderated to 5,9 per cent in October.
Prices

*	CPIX up to December 2008; CPI for all urban areas from January 2009
Producer price inflation for imported commodities has decelerated sharply since the collapse in global commodity prices in July 2008 and the commencement of the global economic recession. Year-on-year changes in producer prices of imported commodities have been negative since the beginning of 2009, declining at a rate of 10,2 per cent in October 2009. The decline in producer prices of imported commodities was mainly driven by the steep fall in the prices of imported mining goods, including crude oil, and more recently the decline in the prices of petroleum coal and furniture.
Producer price inflation for domestic output, that is, headline producer price inflation, broadly followed the trend of imported producer price inflation. Year-on-year headline producer price inflation amounted to a positive rate of 19,1 per cent in August 2008, but in subsequent months decelerated sharply to a rate of decrease of 3,7 per cent in September 2009 before increasing somewhat to a negative 3,3 per cent in October. Both mining and manufacturing experienced price deflation towards the end of the period under review. Within the manufacturing sector, the basic metal and steel and the petroleum and coal categories shaped the trend in manufacturing producer prices. In the year to October 2009 deflation in these two sub-categories amounted to 13,4 per cent and 26,2 per cent respectively. Electricity price changes represented a notable exception to the deflationary trend in producer prices amounting to a year-on-year rate of increase of 21,7 per cent in October 2009.

18	Quarterly Bulletin December 2009

South African Reserve Bank
Food price inflation at both producer and consumer levels moderated significantly from the peaks reached in August 2008. Producer food price changes switched from a twelve-month increase of 12,5 per cent in January 2009 to a decrease of 1,6 per cent in October 2009. Since March 2009, agricultural food prices have decreased when measured over periods of twelve months, and in the year to October 2009 recorded a rate of deflation of 2,1 per cent. This reflected lower international prices of food commodities, the appreciation of the exchange value of the rand and demand conditions that were generally subdued. In the first nine months of 2009 manufactured food price inflation decelerated consistently from 12,0 per cent in the year to January 2009 to 0,1 per cent in August. Thereafter, manufactured food prices decreased at a rate of 1,4 per cent in the year to October 2009.
Food prices
Percentage change over twelve months

		Domestic producer prices of food			Headline consumer food prices
		Agricultural	Manufactured		Processed	Unprocessed
Period		food	food	Total	food	food	Total

2009:	Jan	13,2	12,0	12,5	19,6	13,0	16,1
	Feb	4,4	10,9	8,3	18,4	13,6	15,8
	Mar	-8,1	9,4	2,2	15,7	14,0	14,9
	Apr	-2,0	8,4	4,5	13,7	13,7	13,7
	May	-1,5	6,2	3,4	10,9	13,2	12,1
	Jun	-6,5	3,7	0,0	8,7	10,9	9,9
	Jul	-6,7	0,8	-2,0	7,0	8,2	7,6
	Aug	-7,6	0,1	-2,7	5,9	6,5	6,2
	Sep	-5,8	-1,8	-3,3	4,3	5,5	4,9
	Oct	-2,1	-1,4	-1,6	3,6	5,9	4,9
Food prices

*	CPIX up to December 2008; CPI for all urban areas from January 2009

Quarterly Bulletin December 2009	19

South African Reserve Bank
The moderation in food price increases at the consumer level lagged the declining trend in producer prices of food. During the course of 2009, the twelve-month pace of overall consumer food price inflation decelerated considerably and reached a single-digit rate of increase in June and a rate of 4,9 per cent in October 2009. At the consumer level, processed food price inflation from January 2009 decelerated at a very fast pace and amounted to 3,6 per cent in the year to October, while unprocessed food price inflation amounted to 5,9 per cent over the same period. A stronger correlation can be observed between producers’ manufactured food price changes and consumers’ processed food price changes than between food prices at the agricultural producer level and consumers’ unprocessed food prices.
As already mentioned, headline consumer price inflation has remained above the 6 per cent level for 30 months. However, in October 2009 it edged into the inflation target range. At the same time, the differential between the rate of headline producer price deflation and headline consumer price inflation amounted to no less than -9,2 percentage points in October, with producer prices contributing to the containment of consumer price inflation.
Consumer goods price inflation entered single-digit territory in January 2009, amounting to a year-on-year rate of 7,9 per cent, and from July 2009 fell within the inflation target range. By October 2009 the year-on-year rates of inflation for durable, semi-durable and non-durable goods amounted to 2,0 per cent, 4,6 per cent and 5,7 per cent respectively. In the durable goods category transport prices consistently recorded decreases during the eleven months to October 2009, when measured over twelvemonth periods. Among the non-durable goods items, housing and utilities price increases remained at elevated levels during the past year, driven by twelve-month increases in electricity prices of no less than 30 per cent.
Targeted consumer services price inflation remained in excess of the inflation target range during the period from March 2008 and recorded a twelve-month rate of 7,4 per cent in October 2009. Within the housing utilities category of the services basket, water supply, assessment rates and refuse removal prices increased at fairly similar year-on-year rates, amounting to 9,8 per cent, 9,3 per cent and 8,1 per cent respectively in the year to October. Inflation in all the sub-components of health services accelerated meaningfully in recent months, resulting in health services price inflation remaining at double-digit rates during the past nine months to October 2009. Similarly, year-on-year inflation in the education services category amounted to 10,5 per cent in October 2009. Furthermore, price inflation in the recreation and culture category has remained fairly elevated since March 2009, recording a twelvemonth rate of 20,1 per cent in October. Price inflation in miscellaneous services was driven largely by increases in housing and health insurance, and funeral services costs. Communication and transport services inflation, by contrast, remained very low during the first ten months of 2009.
Administered price inflation remained subdued, amounting to a twelve-month rate of 2,9 per cent in March 2009 and straddling nil per cent in the subsequent six months. The downward pressure on administered price inflation mainly emanated from the lower prices of petrol and communication services, which was only partly countered by upward pressure originating from housing and education costs. When the effect of petrol prices (which declined strongly over the period) is excluded from the calculation of administered prices, the year-on-year rate of increase amounted to 11,0 per cent in October 2009.

20	Quarterly Bulletin December 2009

South African Reserve Bank
Administered prices
Based on the classification of individual consumption by purpose (COICOP) categories, inflation in seven of the twelve categories recorded rates above the upper limit of the inflation target range in October 2009. In fact, five categories registered inflation above 10,0 per cent, as shown in the accompanying table. At the other extreme, year-on-year changes in the prices of transport goods and services were actually negative at a rate of 1,8 per cent in October 2009, following decreases in the prices of petrol by 19,0 per cent and paraffin by 17,2 per cent. The clothing and footwear category was the only category where price increases have remained within the inflation target range since January 2009 and more recently, food and non-alcoholic beverages as well as household contents, maintenance and equipment stock into inflation target range.
Consumer price inflation in COICOP categories
Twelve-month percentage changes

	Weights	October 2009

Alcoholic beverages and tobacco	5,58	11,6
Health	1,47	11,2
Miscellaneous goods and services	13,56	11,0
Education	2,19	10,5
Recreation and culture	4,19	10,4
Restaurants and hotels	2,78	7,8
Housing and utilities	22,56	7,4
Food and non-alcoholic beverages	15,68	5,3
Clothing and footwear	4,11	5,0
Household contents, maintenance and equipment	5,86	4,8
Communication	3,22	0,5
Transport	18,80	-1,8
Total headline consumer prices	100,0	5,9
Italics denote values inside the inflation target range of between 3 and 6 per cent in October 2009
Underlying inflationary pressures remained prevalent in the economy as indicated by the disaggregated analysis of the COICOP categories within the headline price index. Furthermore, when the impact of the more volatile food, non-alcoholic beverages and

Quarterly Bulletin December 2009	21

South African Reserve Bank
petrol categories is omitted from the calculation of headline consumer price inflation, underlying inflation — while moderating to 7,2 per cent in October — still exceeded the upper limit of the inflation target range for twenty-two consecutive months and by as much as 1,2 percentage points in October.
Measures of underlying inflation

*	CPIX up to December 2008; CPI for all urban areas from January 2009
The BER’s Inflation Expectations Survey, conducted in the third quarter of 2009, showed a moderation in inflation expectations in the three years to 2011. Inflation is expected to decelerate from 8,2 per cent in 2009 to 7,5 per cent in 2010 and 2011. Among the three groups surveyed, financial analysts expect headline CPI to move into the inflation target range in 2010 and to remain within the band in 2011, while business people and trade unions expect inflation to remain above the upper limit of the inflation target in 2009, 2010 and 2011.
Headline consumer price inflation expectations
Per cent, as surveyed in the third quarter of 2009

	Financial	Business	Trade union	All surveyed
Average inflation expected for:	analysts	representatives	representatives	participants

2009	9,1	9,1	8,3	8,2
2010	5,6	8,7	8,2	7,5
2011	5,5	8,5	8,3	7,5
Source: Bureau for Economic Research, Stellenbosch University

22	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign trade and payments
International economic developments
Global economic activity gained further momentum in the third quarter of 2009 despite prevailing fragile consumer confidence in many parts of the world. The momentum was underpinned by higher levels of manufacturing production following faster growth experienced by emerging-market economies, especially in Asia. At the same time, global current-account imbalances narrowed considerably during the course of 2009. Current-account deficits shrank in the case of advanced economies such as the United States, Greece, Ireland, Portugal, Spain, the United Kingdom and several emerging European economies, whereas current-account surpluses receded in Japan, Germany and most oil-exporting countries.
Following the Pittsburgh Summit in September 2009, the Group of Twenty (G-20) countries agreed to maintain a stimulatory policy stance until the recovery is secure and to start constructing a credible process for the gradual withdrawal of the extraordinary fiscal, monetary and financial policy support measures, once economic activity had gained sufficient momentum. The G-20 countries also undertook to implement policy measures to support sustained and balanced economic growth that bolsters employment.
Real output growth in most advanced economies rebounded somewhat in the third quarter of 2009. Economic activity has started to recover in the United States with growth turning positive in the third quarter of 2009. This improvement was underpinned by positive contributions from personal consumption expenditure, exports, private inventory investment and residential fixed investment, but was partly offset by an increase in imports. Real output growth in Japan accelerated further during the same period, driven by external demand together with stronger private consumption and investment, while government consumption and investment remained weak. The euro area emerged from the recession in the third quarter of 2009, led by strong export growth in Germany and France mainly due to the significant macroeconomic stimulus measures.
The improvement in the global economy was, however, mainly driven by the strong rebound in emerging Asia, especially China, during the second and third quarters of 2009. Economic growth in emerging Europe and Latin America also accelerated in the third quarter of 2009. The composite leading indicator of the Organisation for Economic Co-operation and Development (OECD) increased for the first time in almost two years in August and September 2009, suggesting an expansion in economic activity in the OECD area.
The International Monetary Fund upgraded its outlook for global growth in October 2009 and now expects economic activity to contract at a rate of 1,1 per cent in 2009, before returning to positive growth at a pace of 3,1 per cent in 2010. Real output in the advanced economies as a group is projected to contract by 3,4 per cent in 2009, while economic growth in emerging-market and developing economies is expected to decelerate to a sluggish but positive rate of 1,7 per cent. Economic growth in Africa is expected to moderate sharply to 1,7 per cent in 2009 owing mainly to weak external demand and lower commodity prices.

Quarterly Bulletin December 2009	23

South African Reserve Bank
Brent crude oil prices advanced further during the third quarter of 2009 from earlier lows reached in the first quarter and fluctuated between US$65 and US$73 per barrel, mainly due to a weaker US dollar and expectations of a global economic recovery. In response, Organization of the Petroleum Exporting Countries (OPEC) left its production quotas unchanged at 24,8 million barrels at its September 2009 meeting, with OPEC officials recently indicating that production increases would be reconsidered once inventory levels have declined to more normal levels.
Brent crude oil prices
Source: Bloomberg
Headline inflationary pressures moderated significantly in most advanced and emerging-market economies since mid-2008 following lower commodity prices and subdued global economic conditions. The downward pressure on prices due to widening output gaps resulted in deflation in a number of advanced economies such as the United States, Japan, Canada and the euro area. This deflationary trend in most advanced countries has, however, started to dissipate in recent months, while consumer price inflation in most emerging-market economies continued to moderate. Subdued energy and food prices continue to put downward pressures on overall consumer price inflation, especially in Latin America and emerging Europe. There was, however, a moderate increase in consumer price inflation in emerging Asia, mainly due to dissipating deflationary pressures in China.
Monetary and fiscal policy measures played an important part in many countries to address the adverse impact of the global financial crisis. In general, central banks responded by significantly reducing official interest rates and by adopting unconventional monetary policy measures. Since July 2009 policy rates were reduced further by central banks in Brazil, Chile, the Czech Republic, Denmark, Hungary, Indonesia, Mexico, Russia, Sweden and Turkey. The major challenge confronting central banks in the near future relates to the eventual unwinding of monetary policy accommodation as soon as the recovery becomes more sustainable. The Bank of Israel has increased its policy rate in August 2009, followed by the Reserve Bank of Australia and the Norges Bank in October. The stronger-than-expected economic conditions in Australia and Israel prompted the central banks in both countries to increase policy rates further in November 2009.

24	Quarterly Bulletin December 2009

South African Reserve Bank
Current account4
The positive impact of the largely synchronised economic stimulus packages introduced during the past eighteen months became noticeable in the second and especially third quarter of 2009, with many economies showing tentative signs of recovery. Many of these support packages combined a strong infrastructure investment dimension with measures to stimulate consumption, and were reflected in a moderate pick-up in international trade activity following strong contractions since the final quarter of 2008. This reversal led to a moderate increase in the volume of merchandise exports and had a positive impact on South Africa’s trade account, resulting in the country recording its second consecutive trade surplus of R21,1 billion in the third quarter of 2009.
Balance of payments on current account
Seasonally adjusted and annualised
R billions

	2008			2009
	3rd qr	4th qr	Year	1st qr	2nd qr	3rd qr

Merchandise exports	706,3	668,2	655,8	535,1	475,1	478,3
Net gold exports	49,4	51,2	48,5	51,0	47,5	53,4
Merchandise imports	-792,4	-739,0	-739,9	-639,4	-510,1	-510,6
Trade balance	-36,7	-19,6	-35,6	-53,3	12,5	21,1
Net service, income and current
transfer payments	-137,3	-107,2	-126,1	-104,0	-93,5	-98,5
Balance on current account	-174,0	-126,8	-161,7	-157,3	-81,0	-77,4
As a percentage of gross domestic product	-7,5	-5,4	-7,1	-6,7	-3,4	-3,2
The larger trade surplus was partly neutralised by an increase in net service, income and current transfer payments to the rest of the world, causing the deficit on the current account of the balance of payments to narrow slightly further to R77,4 billion in the third quarter of 2009. As a percentage of the country’s gross domestic product the deficit remained broadly unchanged.
Ratio of current-account balance to gross domestic product

4	Unless stated to the contrary, the current-account flows referred to in this section are all seasonally adjusted and annualised.

Quarterly Bulletin December 2009	25

South African Reserve Bank
The declining trend in the value of merchandise exports was reversed in the third quarter of 2009 when an increase in the volume of goods more than countered a decrease in the rand price of such goods. The volume of merchandise exports, which had been contracting since the fourth quarter of 2008, advanced by approximately 3 per cent in the third quarter. Consistent with an increase in steel production in China, the volume of iron ore exports for example advanced visibly in the first three quarters of 2009. Over the period, the volume of coal exports rose substantially ahead of the winter season in the northern hemisphere.
Volume of South Africa’s merchandise exports by destination
Although international commodity prices advanced by a further 7,4 per cent in US dollar terms in the third quarter of 2009, the strengthening in the exchange value of the rand countered this trend and contributed to a reduction of 2,6 per cent in the rand price of merchandise exports over the period. International commodity prices in US dollar rose by 20 per cent in the first nine months of 2009 partially due to the depreciation of the American currency. Pronounced increases were noted in the prices of a number of minerals and industrial commodities; the price of platinum, in particular, rose by 35,6 per cent over the nine-month period.
South African export commodity prices

26	Quarterly Bulletin December 2009

South African Reserve Bank
Largely on account of the weaker US dollar, the fixing price of gold on the London market advanced by almost 5 per cent from US$915 per fine ounce in the second quarter of 2009 to US$960 per fine ounce in the third quarter. However, due to the strengthening of the exchange value of the rand from the second to the third quarter of 2009 the average realised rand price of gold declined by 4 per cent over the period. The increased demand for gold bullion by international investors seeking safe custody for their wealth further bolstered the physical volume of net gold exports by 17,1 per cent in the third quarter. The value of net gold exports accordingly increased from R47,5 billion in the second quarter of 2009 to R53,4 billion in the third quarter, or by 12,5 per cent.
The value of merchandise imports inched slightly higher in the third quarter of 2009, rising by less than 0,5 per cent during the period. While a substantially lower volume of crude oil imports was recorded in the third quarter, this was partially offset by increases in the volume of other imports which included the acquisition of military aircraft by government. On balance, the volume of merchandise imports declined marginally from the second to the third quarter of 2009. The import penetration ratio edged down from 20,0 per cent in the second quarter of 2009 to 19,9 per cent in the third quarter.
There was a slight increase of 1 per cent in the rand price of imports in the third quarter of 2009, despite the strengthening of the exchange value of the rand over the period. Sizeable increases in the international price of crude oil underpinned the increase in the rand price of merchandise imports.
Having narrowed for three consecutive quarters, the negative imbalance on the service, income and current transfer account widened moderately from the second to the third quarter of 2009. Despite this widening, the shortfall on this account in the third quarter of 2009 was still about 28 per cent less than in the corresponding period of 2008.
The higher shortfall during the third quarter of 2009 can mainly be attributed to an increase in net dividend payments to non-resident investors, marginally higher payments for freight-related activities and a further contraction in net travel receipts. Cumulatively, gross dividend payments declined by about 30 per cent in the first three quarters of 2009 compared with the corresponding period of 2008, reflecting the subdued economic environment and lower profit levels of the recent past. As conditions started
Services, income and current transfer account
Seasonally adjusted and annualised

Quarterly Bulletin December 2009	27

South African Reserve Bank
to stabilise, a slight recovery in dividend payments to non-residents was nevertheless recorded in the third quarter.
An increase in gross payments for freight-related activities was recorded in the third quarter of 2009. By contrast, there was a further reduction in interest payments on outstanding foreign debt as well as a decline in travel-related receipts, reflecting the lacklustre international economic conditions. As a ratio of gross domestic product, the deficit on the services, income and current transfer account deteriorated marginally from 3,9 per cent in the second quarter of 2009 to 4,1 per cent in the third quarter.
South Africa’s terms of trade deteriorated marginally in the third quarter of 2009 as the prices of exported goods and services did not keep up with those of imported goods and services, the latter having been bolstered by significantly higher crude oil prices.
Financial account
The rising trend in prices of securities and international commodities underpinned international investors’ appetite towards investment in emerging-market economies during the third quarter of 2009. In South Africa, the financial account of the balance of payments registered a net inflow of capital of R30,4 billion during the third quarter of 2009 compared with an inflow of R27,8 billion in the second quarter. The capital inflows on the financial account during the third quarter of 2009 mainly emanated from the net purchases of South African equity and debt securities by non-resident investors. Cumulatively the net inflow of capital during the first three quarters of 2009 came to R93,0 billion compared with an inflow of R150,9 billion during the corresponding period of 2008.
Net financial transactions not related to reserves
R billions

	2008			2009
	3rd qr	4th qr	Year	1st qr	2nd qr	3rd qr

Change in liabilities
Direct investment	16,0	3,7	74,4	11,1	24,9	8,3
Portfolio investment	-7,6	-60,6	-71,5	10,0	29,7	26,3
Other investment	13,9	-3,4	47,7	-6,8	-27,0	-6,8
Change in assets
Direct investment	-4,8	42,3	26,0	2,5	-3,7	-3,5
Portfolio investment	-4,3	-51,1	-63,4	-0,9	-0,4	-3,6
Other investment	-0,9	64,3	83,0	-2,2	4,1	20,1
Total financial transactions*	59,0	36,6	187,5	34,8	27,8	30,4

*	Including unrecorded transactions
Foreign-owned assets in South Africa
Foreign direct investment into South Africa amounted to an inflow of R8,3 billion in the third quarter of 2009. This inflow of capital was, however, substantially lower than the inflow of R24,9 billion recorded in the second quarter when a large investment in the domestic telecommunication sector was registered. The inflow of capital in the third quarter mainly took the form of an increase in loan finance extended to domestic subsidiaries by non-resident holding companies.

28	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign portfolio investors continued to increase their holdings of South African equity securities in the third quarter of 2009 as risk aversion towards emerging-market assets subsided further on account of an improvement in liquidity in global credit markets. Inward portfolio investment remained brisk for the third consecutive quarter and amounted to R26,3 billion in the third quarter of 2009 following an inflow of R29,7 billion in the second quarter. Over the same period, the decline in domestic bond yields encouraged non-resident investors to dispose of part of their rand-denominated debt securities; these outflows were, however, fully countered by inflows emanating from the issuance of a US$500 million international bond by the South African government. The cumulative inflow of portfolio investment during the first three quarters of 2009 amounted to R66,0 billion, compared with an outflow of R71,5 billion recorded in 2008 as a whole.
Other investment flows into South Africa registered an outflow of R6,8 billion in the third quarter of 2009 partly due to the redemption of foreign short-term credit facilities extended by non-resident creditors. At the same time, non-resident investors reduced their foreign-currency deposits with the South African banking sector by R5,0 billion, that is, at a slower pace than the outflow of R6,3 billion recorded in the second quarter of 2009.
Balance on financial account
Including unrecorded transactions
South African-owned assets abroad
Outward direct investment showed an outflow of R3,5 billion in the third quarter of 2009 compared with an outflow of R3,7 billion recorded in the second quarter. South African companies continued to diversify their businesses abroad through the acquisition of companies, albeit at a slower pace than recorded before.
Outward portfolio investment by South African entities registered an outflow of R3,6 billion in the third quarter of 2009 compared with an outflow of R0,4 billion recorded in the second quarter as South African institutional and individual investors probably made use of the relative strength of the rand to further diversify their portfolio assets abroad.
Other outward investment from South Africa recorded a further inflow of R20,1 billion in the third quarter of 2009 following an inflow of R4,1 billion in the second quarter.

Quarterly Bulletin December 2009	29

South African Reserve Bank
Although South African banks continued to increase their deposits abroad, these outflows were more than offset by a decline in the foreign assets of the non-bank private sector which was mainly used to finance the settlement of debt security purchases from non-resident investors.
Foreign debt
An increase of US$6 billion in the rand-denominated debt raised South Africa’s total outstanding foreign debt from US$67,4 billion at the end of the first quarter of 2009 to US$74,0 billion at the end of the second quarter. The increase in the dollar value of rand-denominated debt could mainly be attributed to the appreciation of the rand against the US dollar during the second quarter of 2009. Although non-resident investors increased their holdings of rand-denominated domestic bonds over the period, these inflows were partly neutralised by a decline in the loan and deposit liabilities of the South African banking sector.
Foreign debt of South Africa
US$ billions at end of period

	2008			2009
	2nd qr	3rd qr	4th qr	1st qr	2nd qr

Foreign currency-denominated debt	43,0	42,1	42,0	39,4	39,8
Bearer bonds	15,0	14,1	14,0	13,3	14,8
Public sector	5,6	5,4	5,3	5,3	5,3
Monetary sector	12,0	11,5	12,1	10,5	9,5
Non-monetary private sector	10,4	11,1	10,6	10,3	10,2
Rand-denominated debt	33,1	35,0	29,8	28,0	34,2
Bonds	7,9	9,4	8,0	6,6	9,2
Other	25,2	25,6	21,8	21,4	25,0
Total foreign debt	76,1	77,1	71,8	67,4	74,0
As a percentage of gross domestic product	25,8	25,8	25,9	25,7	28,5
The country’s foreign-currency denominated debt rose marginally in the second quarter of 2009 when the proceeds from an international US dollar-denominated bond issue by the national government were partly neutralised by the redemption of maturing international bonds of the national government. Simultaneously, the loan and deposit liabilities of the South African banking sector declined. As the result of the strengthening of the exchange rate of the rand, the country’s foreign-currency denominated debt as a ratio of total foreign debt, measured in US dollars, declined from 56,5 per cent at the end of June 2008 to 53,8 per cent at the end of June 2009. Outstanding foreign-currency denominated debt as a ratio of gross gold and other foreign reserves declined from 123,5 per cent to 111,3 per cent over the same period.
As a result of the continued appreciation of the exchange rate of the rand against the US dollar in the second quarter of 2009, South Africa’s foreign debt shrank in rand terms from R649 billion at the end of March 2009 to R574 billion at the end of June. Relative to the country’s gross domestic product, the country’s external debt deteriorated from 25,7 per cent at the end of March 2009 to 28,5 per cent at the end of June.

30	Quarterly Bulletin December 2009

South African Reserve Bank
International reserves and liquidity
The narrowing of the current-account deficit alongside increasing capital inflows on the financial account of the balance of payments resulted in a further surplus on South Africa’s overall balance-of-payments position. The country’s net international reserves consequently increased by R6,3 billion in the third quarter of 2009 compared with a surplus of R7,1 billion recorded in the second quarter.
Gross international reserves of the South African Reserve Bank
Measured in US dollar, the value of the gross gold and other foreign reserves of the South African Reserve Bank (i.e. the international reserves before accounting for reserve-related loans) increased from US$35,8 billion at the end of June 2009 to US$39,1 billion at the end of September and further to US$40,5 billion at the end of November. The increase in the gross gold and other foreign reserves of the South African Reserve Bank during the third quarter of 2009 was mainly due to the general allocation of Special Drawing Rights (SDRs) by the International Monetary Fund to member countries. The one-off SDR allocations made at the end of August and in early September 2009 in total amounted to US$2,4 billion. The Bank’s short-term credit facilities utilised declined from approximately US$650 million at the end of June 2009 to US$350 million at the end of September and remained roughly unchanged at this level up to the end of November.
The international liquidity position increased from US$34,6 billion at the end of June 2009 to US$37,9 billion at the end of September and further to US$39,6 billion at the end of November.
Special Drawing Rights
The Special Drawing Right (SDR) is an international reserve asset first created by the International Monetary Fund (IMF) in 1969 to supplement existing reserve assets of IMF member countries. SDRs are mainly held by the monetary authorities of IMF member countries, and represent an unconditional right of a member country to obtain foreign exchange or other reserve assets from other IMF members in order to deal with situations involving inadequate international liquidity.

Quarterly Bulletin December 2009	31

South African Reserve Bank
Exchange rates
The nominal effective exchange rate of the rand increased, on balance, by 21,4 per cent during the first nine months of 2009. The weighted average exchange rate of the rand, on balance, declined by 0,6 per cent and 0,3 per cent in July and August 2009 respectively, but increased by 3,4 per cent in September. The appreciation of the exchange rate of the rand during the third quarter of 2009 can largely be attributed to the improvement in South Africa’s current-account deficit, an increase in the risk appetite of international investors and the subsequent acquisition of domestic securities, a further surge in commodity prices, the weakness of the US dollar as well as positive sentiment concerning a sizeable foreign direct investment transaction into the domestic telecommunications sector.
Exchange rates of the rand
Percentage change

	31 Dec 2008	31 Mar 2009	30 Jun 2009	30 Sep 2009
	to	to	to	to
	31 Mar 2009	30 Jun 2009	30 Sep 2009	30 Nov 2009

Weighted average*	0,8	17,5	2,5	-1,8
Euro	2,5	16,7	1,2	-2,7
US dollar	-3,4	23,8	5,0	0,1
Chinese yuan	-3,2	23,7	4,9	0,1
British pound	-2,1	6,2	8,6	-2,3
Japanese yen	5,2	20,3	-1,5	-4,0

*	Against a basket of 15 currencies
The strengthening in the average weighted exchange rate of the rand was interrupted from the end of September 2009 to the first week of October by the announcement of the abandonment of the potential foreign direct investment transaction into the telecommunications sector. The exchange rate of the rand consequently depreciated by 4,2 per cent over the period. However, the nominal effective exchange rate of the rand
Exchange rates and US dollar commodity prices

32	Quarterly Bulletin December 2009

South African Reserve Bank
recovered thereafter on account of, among other things, the higher international price of gold. This reflected the continuation of the close relationship between international commodity prices and the exchange rates of commodity currencies such as the rand and the Australian dollar.
The real effective exchange rate of the rand increased by 23,5 per cent from December 2008 to September 2009 and by 9,1 per cent over the twelve months to September 2009, weakening South African exporters’ price competitiveness in international markets.
The average net daily turnover in the domestic market for foreign exchange which increased to US$14,6 billion in the second quarter of 2009, decreased marginally to US$14,5 billion in the third quarter. The elevated activity on the domestic market for foreign exchange during the second and third quarters of 2009 coincided with higher levels of portfolio investment inflows and further improvement in the exchange rate of the rand. The value of transactions in which non-residents participated also decreased marginally from US$11,0 billion per day to US$10,9 billion over the same period.

Quarterly Bulletin December 2009	33

South African Reserve Bank
Monetary developments, interest rates and financial markets
Money supply
Money supply growth continued to reflect the recessionary conditions in the economy. Calculated over twelve-month periods, the broadly defined money supply (M3) recorded seven consecutive single-digit growth rates to October 2009, having started to slow shortly after the onset of a downturn in the country’s business cycle in December 2007. The accompanying graph illustrates the history of M3 growth in a business cycle context, and shows that during the downward phase of the business cycle in the early 1990s, M3 growth remained below 10 per cent for about two years. The longest record of persistent single-digit growth rates in M3 was from 1970 to 1972 — a period during which credit ceilings were in force which partly preceded the January 1971 start of a downturn in the business cycle. Developments in M3 during 2000 could partly be associated with the unwinding of increased cash holdings around the millennium date change.
M3 and business cycle
Low single-digit quarterly M3 growth rates were registered in the first three quarters of 2009, including a negative growth rate in the second quarter. On a quarter-to-quarter5 basis, growth in M3 declined sharply to 4,1 per cent in the first quarter of 2009 and changed to a negative 1,4 per cent in the second quarter, before switching to a positive 4,1 per cent in the third quarter. Twelve-month growth decelerated to single digits in April 2009, declining further to a recent low of 2,7 per cent in October. The slowdown in M3 growth reflected the subdued level of aggregate income, the relative low return on M3 deposits, lower inflation, and the deterioration in corporate and household balance sheets.
Growth in the narrower monetary aggregates was subdued in the first three quarters of 2009, while growth in term deposits was volatile. Long-term deposits dominated growth in M3 deposits during the third quarter of 2009, rebounding from two consecutive negative growth rates in the first half of the year. Other short- and medium-term deposits balances were reduced markedly in the third quarter, while growth in notes and coin stagnated after a contraction in the second quarter.

5	The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted and annualised data.

34	Quarterly Bulletin December 2009

South African Reserve Bank
Maturity analysis of growth in M3
Per cent at seasonally adjusted annualised rates

	2008	2009
	4th qr	1st qr	2nd qr	3rd qr

Notes and coin	16,3	13,7	-1,0	0,5
Cheque and transmission deposits	12,8	-4,2	1,4	10,5
Call and overnight deposits	-3,7	-23,3	25,9	12,6
Other short- and medium-term deposits*	16,3	42,1	-11,7	-20,7
Long-term deposits**	43,5	-25,0	-12,9	71,6
M3	15,1	4,1	-1,5	4,1

*	Unexpired maturities of more than one day and up to six months, and savings deposits

**	Unexpired maturities of more than six months
At the sectoral level, the overall increase of R5,1 billion in M3 deposits during the third quarter of 2009 was solely accounted for by the corporate sector, while household-sector deposits decreased marginally by R0,3 billion. Year-on-year growth in M3 deposit holdings of the corporate sector decelerated from 4,9 per cent in June 2009 to 2,2 per cent in September. The deceleration was more pronounced in the deposit holdings of non-financial companies which recorded negative growth rates from July 2009, whereas those of financial companies accelerated. However, a severe contraction in the deposit holdings of non-financial companies persisted, as real-sector economic conditions continued to favour disintermediation. Measured over twelve months, M3 deposit holdings of the household sector grew by 6,0 per cent in October 2009, compared with 9,2 per cent recorded in June.
M3 holdings of households and companies

Quarterly Bulletin December 2009	35

South African Reserve Bank
The statistical counterparts of the increase in M3 during the third quarter of 2009 were, firstly, an increase in net claims on the government sector, largely due to a decline in government deposits arising from the redemption and coupon interest payments on various bonds during the period under review and, secondly, an increase in net foreign assets. Thirdly, banks’ claims on the private sector declined for the second consecutive quarter.
Statistical counterparts of change in M3
R billions

	2008	2009
	4th qr	1st qr	2nd qr	3rd qr

Net foreign assets	-14,5	7,6	20,6	7,8
Net claims on the government sector	17,3	5,6	-5,0	21,0
Claims on the private sector	38,3	27,1	-21,4	-15,0
Net other assets and liabilities	6,6	-27,1	14,6	-8,8
Total change in M3	47,6	13,1	8,8	5,1
The income velocity of circulation of M3 increased slightly to 1,25 in the third quarter of 2009, as M3 growth was outpaced by that of nominal gross domestic product.
Credit extension
Growth over twelve months in banks’ total loans and advances extended to the private sector decelerated markedly from mid-2007, receding to single-digit levels from February 2009 and turning negative in September — an occurrence only observed once before in the 1960s. It is evident that the conventional response of credit extension to the marked reduction in the repurchase rate in the first half of 2009 was still in the pipeline, outweighed by the stricter lending standards of private-sector banks, and deleveraging of balance sheets by households and companies, as the twelve-month rate of growth in total loans and advances recorded an all-time-low negative 1,2 per cent
Total loans and advances to the private sector

36	Quarterly Bulletin December 2009

South African Reserve Bank
in October 2009. The quarterly average levels of loans and advances moved broadly sideways in 2009, its seasonally adjusted annualised growth reversing from a negative rate of 1,9 per cent in the second quarter of 2009 to a positive rate of 0,2 per cent in the third quarter.
Most categories of loans and advances continued to contract in the third quarter of 2009, although at a more moderate pace than in the previous quarter. Mortgage advances was an exception: growth over twelve months in mortgage advances, which accounts for about 52 per cent of total loans and advances, remained positive and amounted to 3,6 per cent in October 2009. The growth in mortgage advances was supported, in part, by a slight improvement in housing affordability stemming from lower interest rates, and by the easing of lending criteria by banks through lower deposit requirements. Early indications that house prices were edging higher after a period of deflation also improved sentiment in this market.
Quarterly changes in banks’ total loans and advances by type
R billions

	2009
	2nd qr	3rd qr

Mortgage advances	2,2	3,4
Instalment sale credit and leasing finance	-5,2	-4,3
Other loans and advances	-19,0	-4,7
Overdrafts	-1,6	-3,4
Credit card advances	-0,7	0,5
General advances	-16,7	-1,7
Total loans and advances	-22,0	-5,6
Of which: To household sector	-1,6	5,7
To corporate sector	-20,5	-11,3
Twelve-month growth in instalment sale and leasing finance, accounting for about 13 per cent of total loans and advances, turned negative in April 2009 and recorded rates of contraction of 2,2 per cent in June and 5,8 per cent in October, consistent with the subdued demand for motor vehicles and other durable goods.
Loans and advances to the private sector by type of credit

Quarterly Bulletin December 2009	37

South African Reserve Bank
Other loans and advances continued to contract, and registered a negative twelve-month growth rate of 6,3 per cent in October. The contraction in other loans and advances continued to reflect the diminishing demand for general loans by the corporate sector.
The weak economic conditions dampened the use of loans and advances by the household, and especially the corporate sector in the second quarter of 2009. For the household sector, conditions improved somewhat in the third quarter, resulting in a slight increase in loans and advances, while loans to the corporate sector declined. The decline in credit extended to the corporate sector can mainly be attributable to the recessionary conditions and accompanying cautious outlook for business investment, lower working capital requirements and relatively tight credit conditions.
Interest rates and yields
Against the backdrop of receding inflationary pressures and subdued economic activity, the Monetary Policy Committee (MPC) extended its accommodative monetary policy stance into the third quarter of 2009. After reducing the repurchase (repo) rate by 100 basis points in May, the MPC left this rate unchanged at its July meeting. The repurchase rate was subsequently lowered by 50 basis points to 7,0 per cent in August 2009, but was then kept at that level in the ensuing three MPC meetings to November 2009. Although cost-push pressures in the economy continued to cloud the inflation outlook, the MPC decided to keep the monetary policy stance unchanged as the risks to the inflation outlook appeared to be fairly evenly balanced. The MPC statements discussing developments underlying recent monetary policy decisions are reproduced in full elsewhere in this Bulletin.
Other money-market interest rates drifted further downwards in the third quarter of 2009 and returned to near-record lows that prevailed before the onset of the tightening phase of the monetary policy in June 2006. The three-month Johannesburg Interbank Agreed Rate (Jibar), for example, decreased from 7,68 per cent on 12 August 2009 to 6,98 per cent on 22 September — a level last observed in October 2005. With the repurchase rate kept unchanged at the post-August meetings of the MPC, the Jibar then adjusted higher and reached 7,22 per cent on 27 November. Similarly, the 91-day Treasury bill rate remained in line with other money-market interest rates, and reflected demand and supply for short-term government instruments.
Money-market rates

38	Quarterly Bulletin December 2009

South African Reserve Bank
After the 50 basis points reduction in the repurchase rate in August, rates on forward rate agreements (FRAs) remained relatively stable from mid-August to early September, before trending upwards following the unchanged monetary policy stance. The increase was fairly generalised across the maturity spectrum of the FRA yield curve. In particular, the 9x12-month FRA rate recorded the largest increase of 57 basis points to 7,54 per cent on 26 October 2009. The FRA rate declined to 7,28 per cent on 27 November 2009. More recently, the slope of the FRA curve indicated that market participants expected the unchanged monetary policy stance to continue at the forthcoming MPC meetings.
The South African Benchmark Overnight Rate on Deposits (Sabor) remained fairly stable and well within the standing facility limits. The rate declined from 7,26 per cent on 12 August 2009 to 6,79 per cent on 27 November. The implied rate on one-day rand funding in the foreign-exchange swap market (overnight FX rate) exhibited some stability, in relation to the extreme volatility that characterised this market at the height of the global financial crisis in the third quarter of 2008.
Benchmark overnight rates
Developments in both the prime overdraft rate and the predominant rate on mortgage loans of the private-sector banks were consistent with the movements in the repurchase rate and remained unchanged at 10,50 per cent since August 2009.
The official rate of interest applicable to fringe benefit taxation, as defined in the Income Tax Act, declined from 8,5 per cent to 8,0 per cent on 1 September 2009.
Interest rates on the RSA government fixed-rate retail bonds are priced off the government bond yield curve on a monthly basis. The following table depicts how rates on fixed-rate bonds have changed since March 2009:
Interest rates on RSA fixed-rate retail bonds in 2009
Per cent

	2-year bond	3-year bond	5-year bond

Effective from:
1 Mar	9,50	9,75	10,25
1 Jun	9,00	9,25	9,75
1 Jul	9,25	9,50	9,75
1 Oct	8,75	9,00	9,25

Quarterly Bulletin December 2009	39

South African Reserve Bank
The daily average yield on the R157 government bond (maturing in 2014/15/16) fluctuated lower from a recent high of 8,78 per cent on 3 July 2009 to 8,02 per cent on 9 September in response to the appreciation in the exchange value of the rand and the decline in measured inflation. Subsequently, the yield rose to 8,42 per cent on 26 November in the wake of increased issuance and an expected further increase in the supply of government bonds, and inflation concerns related to Eskom’s tariff application. The daily closing yield on the US 5-year bond declined from a recent high of 2,92 per cent on 10 June 2009 to 2,11 per cent on 26 November. The spread between the South African R157 bond yield and the US 5-year bond yield narrowed from 636 basis points on 3 July 2009 to 565 basis points on 9 September, before widening again to 631 basis points on 26 November.
From July 2009 to September the yield curve moved downwards across all maturities. Thereafter, the yield curve shifted upwards with the exception of the short end, which remained anchored to the unchanged repurchase rate after the August MPC meeting. As a result, the yield gap (differential between yields at the extreme long and short ends of the curve) widened from 129 basis points on 8 September 2009 to 218 basis points on 26 November.
The gap between the nominal yield on conventional bonds and the real yield on inflation-linked government bonds increased in recent months, regardless of the appreciation in the exchange value of the rand and lower-than-expected measured inflation. The break-even inflation rate in the four-year maturity range progressively moved higher from a recent low of 3,88 per cent on 10 February 2009 to above the 6 per cent level in early June 2009, and came to 6,12 per cent on 26 November as the conventional government bond yield increased while the real yield on inflation-linked government bonds declined.
The currency risk premium on South African government bonds (the differential between South African government bond yields on rand-denominated debt in the five-to-six-year maturity range issued in the domestic market and on dollar-denominated debt issued in the United States) widened from 34 basis points in January 2009 to 424 basis points in October, as a general increase in the yield on domestic rand-denominated bonds and a decline in the corresponding yield on dollar-denominated bonds were observed.
Yields on government bonds

40	Quarterly Bulletin December 2009

South African Reserve Bank
The yield differential, as measured by the JP Morgan Emerging Markets Bond Index Plus (EMBI+), narrowed from 718 basis points in November 2008 to 323 basis points in October 2009 as investors reassessed exposure to emerging-market sovereign debt in line with improved global conditions. Tracking the narrowing emerging-market bond spreads, the sovereign risk premium on South African government US dollar-denominated bonds in the five-year maturity range trading in international markets narrowed from 720 basis points in November 2008 to 202 basis points in October 2009.
Money market
Money-market conditions remained normal in the third quarter of 2009. The average daily liquidity requirement of the private-sector banks varied within a narrower range of between R8,1 billion and R13,3 billion in the third quarter, compared with a range of between R7,4 billion and R14,8 billion during the second quarter of 2009, as fluctuations in liquidity moderated further. The weekly main refinancing auctions oscillated between R9,0 billion and R12,8 billion over the same period. In October 2009 the average daily liquidity requirement of the private-sector banks fluctuated downwards to R8,1 billion.
Liquidity requirement, range and amount allotted
Daily liquidity disparities were intermittently accommodated through banks’ utilisation of their cash reserve accounts, over and above the use of standing facilities and supplementary repurchase transactions. The statistical counterparts of recent money-market liquidity flows are depicted in the table on page 42.
During the third quarter of 2009, notes and coin in circulation, and banks’ cash reserve deposits with the South African Reserve Bank (SARB) cumulatively drained liquidity to the net value of R0,8 billion. Further tightening in liquidity conditions emanated from an increase in government deposits of R3,1 billion and the use of liquidity management instruments (reverse repurchase transactions and SARB debentures) to the net value of R1,2 billion. These transactions together largely offset the purchases of foreign exchange by the Bank, which injected R3,2 billion worth of liquidity into the money market.

Quarterly Bulletin December 2009	41

South African Reserve Bank
Money-market liquidity flows
R billions (easing + tightening –)

	2009
	2nd qr	3rd qr	Oct

Notes and coin in circulation	0,4	-0,7	-2,1
Required cash reserve deposits	-2,1	-0,1	0,0
Money-market effect of SARB* foreign-exchange transactions	3,0	3,2	3,2
Government deposits with the SARB	0,0	-3,1	1,4
Use of liquidity management instruments	0,9	-1,2	-2,3
Reverse repurchase transactions	-0,7	1,2	0,0
SARB debentures	1,6	-2,4	-2,3
Other items net	-2,2	1,4	-0,2
Banks’ liquidity requirement (decrease + increase –)	0,0	-0,5	0,0

*	SARB: South African Reserve Bank
Redemption and coupon interest payments on various government bonds amounting to R24,7 billion were effected from the tax and loan account during the third quarter of 2009. Of this amount R11,1 billion was for the redemption of a portion of the R153 government bond, which matured on 31 August 2009.
Liquidity-draining operations: Outstanding balances
Bond market
Activity in the primary bond market accelerated from the second quarter of 2009, reflecting increased demand for funding by especially the public sector. Net issues of bonds by the national government amounted to a record high of R12,3 billion in September 2009, contributing towards net issues of R47,9 billion in the ten months to October 2009, compared with net issues of only R2,7 billion in the corresponding period of 2008. Net redemptions of R4,0 billion were recorded in August 2009, as the first tranche of the R153 bond, namely the R008 bond, was redeemed, with the balance being split between the remaining two tranches, namely, the R154 (2010) and R155 (2011) government bonds. In the wake of an expected shortfall in revenue

42	Quarterly Bulletin December 2009

South African Reserve Bank
collection, following the deterioration in domestic economic activity, the weekly government bond auction increased from an average R1,1 billion per week in April 2009 to R2,0 billion per week in October. According to the Medium Term Budget Policy Statement 2009, the domestic issuance of bonds is projected to increase further in fiscal 2009/10. The increase in net issues of bonds by state-owned enterprises contributed R38,0 billion thus far in 2009, while local governments raised R3,3 billion.
Domestic government bonds outstanding on 31 October 2009 by expiry date
Net issuance by the private sector amounted to R13,5 billion in the third quarter of 2009 - the highest quarterly net issuance since the first quarter of 2007 — with activity largely driven by banks. Net issues of fixed-interest securities by banks increased from R6,5 billion in the second quarter of 2009 to R17,3 billion in the third quarter. In August 2009, the first credit card securitisation since March 2007 was concluded, amounting to R1,2 billion. The outstanding nominal value of private-sector loan stock listed on the JSE Limited (JSE) increased by R16,6 billion to R231,6 billion in the ten months to October 2009. Short-term funding in the form of commercial paper remained subdued, with net redemptions amounting to R18,5 billion thus far in 2009, compared with net issues of R13,1 billion in the same period of 2008.
Despite generally higher yields offered by South African bonds, issuer interest in rand-denominated bonds in the European bond markets waned, registering net redemptions of R12,3 billion in the ten months to October 2009, compared with net issues of R8,8 billion in the corresponding period of 2008. However, non-resident issuers in the Japanese Uridashi market took advantage of the high-yield environment and net issues of rand-denominated bonds amounted to R4,4 billion in the first ten months of 2009. This was, however, 79 per cent less than in the same period of 2008, as redemptions became noticeable in 2009.
Turnover in the secondary bond market remained subdued thus far in 2009, against the backdrop of generally rising bond yields and lower trading volumes — partly on account of increased issues in the primary market. Despite the increase from R3,4 trillion in the second quarter of 2009 to R3,7 trillion in the third quarter due to higher volumes and

Quarterly Bulletin December 2009	43

South African Reserve Bank
some increase in non-resident participation, turnover on the JSE of R12,7 trillion recorded in the first ten months of 2009 was 31 per cent lower than the value traded in the corresponding period of 2008. Meanwhile, the daily average value of turnover declined by 25 per cent from R86,6 billion to R65,4 billion over the same period.
Rand-denominated bond issues in the European and Japanese Uridashi bond markets
Non-residents switched from net purchases of domestic bonds of R5,0 billion in the second quarter of 2009 to net sales of R3,4 billion in the third quarter. As domestic bond yields increased, non-residents returned in October 2009 as reflected by net purchases of R12,9 billion. Non-residents’ cumulative net purchases of domestic debt securities amounted to R4,1 billion in the first ten months of 2009, compared with net sales of R19,2 billion in the corresponding period of 2008. On average, non-resident participation in the JSE has accounted for 12 per cent of the value of all bonds traded thus far in 2009, compared with an average participation rate of 14 per cent in the corresponding period of 2008.

44	Quarterly Bulletin December 2009

South African Reserve Bank
Share market
In conjunction with the more positive sentiment in the share market, the total value of equity capital raised in the domestic and international primary share markets by companies listed on the JSE amounted to R97,0 billion in the first ten months of 2009, about 54 per cent more than the R63,2 billion raised in the corresponding period of 2008. The quarterly value of capital raised, however, declined from R46,5 billion in the second quarter of 2009 to R16,2 billion in the third quarter. Of the total amount raised in the first ten months of 2009, companies constituting the industrial sector were predominant contributors at 53 per cent, followed by the financial and resources sectors with 27 per cent and 17 per cent respectively. Capital was mainly raised through the acquisition of assets and the waiver of pre-emptive rights to the amounts of R51,1 billion and R26,7 billion over the same period. Companies with primary listings on the JSE and those with secondary listings on the JSE contributed nearly equally to the total capital raised thus far in 2009.
The total number of listings came to 412 at the end of October 2009, with 9 new listings and 22 delistings recorded in the first ten months of 2009, compared with 23 new listings and 17 delistings recorded in the same period of 2008. Four new listings — one company transferred from the venture capital board — and four delistings — two companies transferred to the main board — on AltX thus far in 2009 brought the total listings on this exchange to 77 at the end of October. The AltX listings, together with the 323 companies listed on the main board and 12 companies listed on the venture and development capital boards, represent all listings on the JSE.
The volatility in global equity markets and the cautiousness of market participants were reflected in the total value of shares traded on the JSE of R2,3 trillion during the ten months to October 2009. Turnover was 18 per cent less than the R2,9 trillion recorded in the corresponding period in 2008. The recovery in share prices from March 2009, however, buoyed trading activity and turnover increased from R664,5 billion in the second quarter of 2009 to R740,4 billion in the third quarter. AltX recorded only a fraction of total turnover to the amount of R2,1 billion in the first ten months of 2009 — a decrease of 56 per cent compared with the corresponding period of 2008. Although the daily average total turnover increased in the three months to October 2009, the daily average turnover of R10,7 billion in the first ten months of 2009 was lower than the R13,0 billion recorded in the corresponding period of 2008.
As share prices recovered, the total market capitalisation of the JSE increased by 44 per cent from R4,0 trillion in February 2009 to R5,8 trillion in October. The JSE’s market capitalisation, expressed in US dollar terms, placed it at number 18 in the world ranking of the World Federation of Exchanges, an international association comprising more than 50 of the world’s leading bourses. At the end of October 2009, the ten largest companies by market capitalisation represented approximately 47 per cent of total market capitalisation of the JSE. The combined market capitalisation of all companies listed on AltX declined from R20,0 billion in November 2008 to R13,1 billion in July 2009, before increasing to R14,1 billion in October — accounting for only 0,2 per cent of total market capitalisation. Total market liquidity, measured by annualised turnover as a percentage of market capitalisation, declined from 75 per cent in March 2009 to 59 per cent in October.
Non-residents’ interest in South African shares confirmed an improvement and recovery in the domestic and global equity markets. Net purchases of domestic shares amounting to R24,8 billion in the third quarter of 2009 followed net purchases of R19,4 billion

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South African Reserve Bank
recorded in the second quarter of 2009. Non-residents’ cumulative net purchases of shares amounted to R70,6 billion in the first ten months of 2009, compared with net sales of R49,2 billion in the corresponding period of 2008. Non-residents’ participation in the secondary share market, measured as their purchases and sales as a percentage of the value of total purchases and sales, averaged 18 per cent in the first ten months of 2009.
Net purchases of shares and bonds by non-residents
Transactions on the JSE Limited
Global share prices rose sturdily in recent months as risk aversion subsided. The All-Share Price Index (Alsi) increased by 49 per cent from a recent low on 3 March 2009 to reach an index value of 27 026 on 26 November, supported by stronger international equity markets, higher commodity prices, lower interest rates, and ample international liquidity. Adjusted for the exchange value of the rand, the South African Alsi, in US dollar terms, increased by 111 per cent from a recent low on 9 March 2009 to 26 November, outperforming the Standard & Poor’s (S&P) 500 Composite Index, which increased by 64 per cent over the same period.
In a world ranking by the World Federation of Exchanges the performance of the JSE’s Alsi, in local currency terms, was placed at number five at the end of 2008. As shown in the table on page 47, the best performance in 2008 was recorded by the Tehran Stock Exchange of Iran and exchanges of developed countries started featuring from position eight on the ranking. However, movements in these indices from the end of December 2008 to the end of October 2009 resulted in a significant change in these ten positions although the Tehran Stock Exchange was still at number one and the JSE at number five.
The historical dividend yield on all classes of shares decreased from 4,5 per cent in February 2009 to a low of 2,3 per cent in October — a level similar to those previously recorded in 2007 and the first half of 2008. The earnings yield also decreased from 11,8 per cent to 6,3 per cent in the period under review, and these decreases can mainly be ascribed to lower earnings and dividends declared in the past twelve months and higher share prices. Conversely, the price-earnings ratio for all classes of shares increased from 8,4 in February 2009 to 15,9 in October. The recent levels of the price-earnings ratio were higher than the average of 13,1 in 2008 and its long-term average of 13,7, measured from 1990 to date, and partly reflected investors’ positive expectations regarding the growth in future earnings of companies.

46	Quarterly Bulletin December 2009

South African Reserve Bank
Price performance of top ten share markets, in local currency

		Percentage change
		End Dec 2007	End Dec 2008
Ranking	Exchange	to end Dec 2008	to end Oct 2009

1.	Tehran Stock Exchange	-11,1	44,2
2.	Santiago Stock Exchange	-22,1	39,5
3.	Mexican Exchange	-24,2	28,0
4.	Amman Stock Exchange	-24,9	-5,2
5.	JSE Limited	-25,7	22,6
6.	Colombia Stock Exchange	-29,3	42,1
7.	Bermuda Stock Exchange	-30,4	-38,1
8.	London Stock Exchange	-31,3	15,2
9.	Jasdaq	-33,2	0,8
10.	New Zealand Exchange	-37,4	13,3

Source:	I-Net Bridge and Bloomberg, using broad share price indices
Market for exchange-traded derivatives
In July 2009 the JSE’s Equity Derivatives Division introduced futures and options on the FTSE/JSE African Banks Index. Such futures started trading in September, providing investors an opportunity to trade and gain exposure to shares constituting the African Banks’ Index.
Although activity in equity derivatives on the JSE increased somewhat in the third quarter of 2009, turnover has remained much lower thus far in 2009 when compared with the corresponding period of 2008. In replacing the old dividend futures contracts, the JSE listed new dividend futures contracts from 24 August 2009, partly in an effort to allow clients more possibilities and efficiency in their trades. Single-stock futures continued to dominate trading activity, accounting for 62 per cent; equity index contracts accounted for 26 per cent and dividend futures products for 10 per cent of the total number of contracts traded in the first ten months of 2009.
In August 2009 the Commodity Derivatives Division of the JSE extended its current agreement with the CME Group to diversify its product range by including foreign-referenced energy and precious metal commodities, namely crude oil, gold and platinum products in addition to the cash-settled maize futures and options contracts. Trading in these products started in October 2009.
Trading activity in commodity futures and options contracts has generally displayed a slowdown thus far in 2009, prompted by lower domestic and international agricultural commodity prices and the appreciation in the exchange value of the rand. In the first ten months of 2009 the total number of contracts traded amounted to 1,6 million, some 32 per cent lower than the number of contracts traded in the corresponding period of 2008.
Trading activity on the Yield-X derivatives market soared as volumes traded reached an all-time high of 1,7 million in September 2009, contributing to an increase of 40 per cent in the first ten months of 2009 compared with the same period of 2008. Alongside the movements and developments in the exchange value of the rand, currency futures and options contracts continued to dominate trade, accounting for 94 per cent of the total number of contracts traded in the ten months to October 2009 – with US dollar/rand

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South African Reserve Bank
contracts being the most favoured. Notwithstanding the introduction of futures contracts on the R155 instrument in September 2009, trade in interest rate futures and options contracts remained subdued in the first ten months of 2009 compared with the same period in 2008, reflecting an increase of only 6 per cent in the number of contracts traded.
Agricultural commodity prices
Along with a decline in the number of warrants traded in the ten months to October 2009 when compared with the corresponding period in 2008, turnover was lower. Turnover in all derivatives traded on the JSE for the first ten months of 2009 is indicated in the table below.
Derivatives turnover on the JSE, January to October 2009

	Value	Change over one year
	R billions	Per cent

Equity futures and options on futures	2 541	-42
Warrants	2	-11
Commodity futures and options	191	-39
Interest rate derivatives	121	24
Real-estate market
The improvement in property demand, although sluggish, provided an indication of the effect of the cumulative 500 basis points reduction in interest rates since December 2008, combined with recent relaxation in the tight credit conditions in the mortgage bond market. The year-on-year rate of change in the average price of residential property in the middle segment of the market, as measured by Absa, improved from a negative 3,5 per cent in April 2009 to a positive 2,6 per cent in October. Similarly, the year-on-year rate of change in the average house price, as measured by First National Bank, slowed from a negative 8,7 per cent in June 2009 to a negative 1,0 per cent in October. The Standard Bank median house price improved from a negative 5,2 per cent year-on-year rate of change in August and September 2009, to a negative 4,6 per cent in October.

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South African Reserve Bank
An analysis by price category indicates that the year-on-year rate of change of residential property prices in the luxury market segment, as measured by Absa, switched from an increase of 1,9 per cent in the second quarter of 2009 to a decline of 4,0 per cent in the third quarter. By contrast, the corresponding rate of change of house prices in the affordable houses category increased from 1,9 per cent to 2,1 per cent over the same period.
House price changes in different price classes

	Percentage change over four quarters
	2nd qr	3rd qr
	2009	2009

Affordable (40 m2 to 79 m2, up to R430 000)	1,9	2,1
Middle segment (80 m2 to 400 m2, up to R3,1 million)	-3,2	-1,1
Small (80 m2 to 140 m2, up to R3,1 million)	-4,2	-4,4
Medium (141 m2 to 220 m2, up to R3,1 million)	-3,1	-4,7
Large (221 m2 to 400 m2, up to R3,1 million)	-1,0	1,9
Luxury segment (between R3,1 million and R11,5 million)	1,9	-4,0

Source:	Absa
Non-bank financial intermediaries
A more optimistic outlook for activity in the financial sector during the third quarter of 2009 was evidenced by improvements in the balance sheets of non-bank financial intermediaries.6 After contracting by 3 per cent to R3,2 trillion in the first quarter of 2009, the total assets of non-bank financial intermediaries increased to R3,5 trillion in the third quarter. The intermediaries benefited, in part, from the recovery in the equity prices during the quarter ending September. Relatively lower bond prices, however, weighed on the institutions’ holdings of fixed-interest securities amid concerns of increased
Total assets of selected non-bank financial institutions

6	Defined as unit trusts, pension and provident funds and insurers.

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South African Reserve Bank
supply of government paper. The combined equity holdings of these intermediaries as a percentage of total assets increased from 43 per cent in the second quarter of 2009 to 46 per cent in the third quarter. Holdings of fixed-interest securities increased from 21 per cent to 22 per cent, while cash and deposits declined to 18 per cent over the same period.
However, net inflows to non-bank financial intermediaries declined by 37 per cent from R99,6 billion in the second quarter of 2009 to R63,0 billion in the third quarter against the backdrop of low investor confidence levels. Cumulatively, the net inflow of funds amounted to R244,8 billion in the first three quarters of 2009, compared with R278,1 billion in the corresponding period of 2008.

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South African Reserve Bank
Public finance
Non-financial public-sector borrowing requirement7
The consolidated general government continued with robust spending on infrastructure in the July–September quarter of fiscal 2009/10. As a result of the economic slowdown, tax revenue collections at the same time underperformed, while higher capital spending by non-financial public enterprises and corporations further widened the non-financial public-sector borrowing requirement. The non-financial public-sector cash deficit reached R54,3 billion in the July–September quarter and R107,1 billion in the period April–September 2009. The latter number may be compared with a cash deficit of R35,1 billion recorded in the same six-month period a year earlier.
Non-financial public-sector borrowing requirement

*	April–September 2009
In the first half of fiscal 2009/10 the non-financial public-sector borrowing requirement relative to gross domestic product amounted to 8,8 per cent, compared with a deficit of 3,0 per cent recorded in the same period a year earlier.
Financial activities of the non-financial public sector at various levels of government are summarised in the table on page 52.
Non-financial public enterprises and corporations recorded a cash deficit of R6,0 billion in April–September 2009, compared with a cash deficit of R17,0 billion recorded in the corresponding period a year earlier. The much smaller cash deficit resulted from significant revenue received by major non-financial public enterprises and corporations. This included the sale of Telkom’s 15 per cent stake in Vodacom for R22,5 billion. Net investment in non-financial assets by non-financial public enterprises and corporations totalled R44,8 billion during the period under review, representing a year-on-year rate of increase of 17,0 per cent. Eskom received a further amount of R7,5 billion as part of the second tranche of a subordinated loan from National Treasury in September 2009.

7	Calculated as the cash deficit/surplus of the consolidated central government, provincial and local governments, and the non-financial public enterprises and corporations.

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South African Reserve Bank
Non-financial public-sector borrowing requirement
R billions

Level of government	Apr–Sep 2008*		Apr–Sep 2009*

Consolidated general government	18,1		101,1
National government	15,7		102,6
Extra-budgetary institutions	-6,1		-4,2
Social security funds	-6,3		-3,7
Provincial governments	3,8		-3,1
Local governments	11,1		9,6
Non-financial public enterprises and corporations	17,0		6,0
Total	35,1	**	107,1	**
As a percentage of gross domestic product	3,0		8,8

*	Deficit + surplus –

**	Components may not add up to totals due to rounding off of figures
The fiscal performance of national government was characterised by negative growth in tax revenue, resulting in cash receipts from operating activities decreasing by 7,1 per cent in April–September 2009, compared with the same period of the previous fiscal year. Cash payments for operating activities simultaneously rose 21,0 per cent year on year to total R378,5 billion in the first two quarters of fiscal 2009/10. During April–September 2009, net cash flow from operating activities, together with firm net investment in non-financial assets resulted in a cash deficit of R102,6 billion. This was substantially higher than the cash deficit recorded in the corresponding period a year earlier.
Finances of non-financial public enterprises and corporations

*	April–September 2009
An analysis of Provincial Revenue Fund Statements indicates that provincial governments recorded a cash surplus of R1,0 billion in July–September 2009. This brought the cash surplus for the first half of fiscal 2009/10 to R3,1 billion. This is a turnaround from the R3,8 billion cash deficit recorded in the same period a year earlier. The Provincial Budgets and Expenditure Review 2005/06–2011/12, published by National Treasury in September 2009, projected a cash deficit of R0,7 billion for fiscal 2009/10 as a whole.

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South African Reserve Bank
Grants from national government comprised the equitable share transfers and conditional grants earmarked for specific purposes. These grants remained the principal source of provincial governments’ cash receipts and equalled R144,1 billion in the first six months of fiscal 2009/10. Equitable share transfers are used to provide basic services such as school education, health and social welfare, alongside other functions in terms of government’s strategic objectives.
Cash payments for operating activities by provincial governments amounted to R131,9 billion in April–September 2009, representing a year-on-year rate of increase of 12,0 per cent. Net investment in non-financial assets reached R13,3 billion in the first six months of fiscal 2009/10, which was 22,9 per cent more than in the same period a year earlier. Capital expenditure continues to be one of the fastest-growing items in provincial expenditure. With this, there has been a distinct increase in capital expenditure by provinces, which is largely attributable to the Infrastructure Development Improvement Programme (IDIP).
Provincial governments increased their deposits with private-sector banks from R6,5 billion at the end of March 2009 to R7,6 billion at the end of September. Their overall indebtedness to banks decreased from R1,7 billion to R0,8 billion between these respective dates.
For the first six months of fiscal 2009/10, local governments recorded an estimated cash deficit of R9,6 billion, compared with a deficit of R11,1 billion recorded in the corresponding period a year earlier. This could be ascribed to an improvement in the net operating activities of local governments during the period under review. However, given the still unfavourable domestic economic conditions, municipal own revenue remained under pressure as consumer debt soared. In supporting municipal revenue, national government transferred the first tranche of R0,2 billion to Category A (metropolitan) municipalities as a portion of revenue generated from the general fuel levy. In fiscal 2009/10 the tax-sharing agreement was implemented, which replaced the Regional Services Council and Joint Services Board levies. To this end, national government budgeted for an amount of R6,8 billion to be transferred to local governments for fiscal 2009/10 as a whole.
During the period under review, net investment in non-financial assets by municipalities trended higher and reached R21,7 billion – or 4,1 per cent higher compared with the same period a year earlier. Government continued its commitment to infrastructure-related spending, and in so doing, partly cushioned the domestic economy from the financial crisis, thereby promoting sustainable long-term economic growth and development.
In the July–September quarter of 2009, extra-budgetary institutions recorded an estimated cash surplus of R2,2 billion, bringing the cash surplus to R4,2 billion in the first half of fiscal 2009/10. Preliminary estimates indicated that social security funds recorded a cash surplus of R3,7 billion in the first six months of fiscal 2009/10 – significantly lower than the cash surplus of R6,3 billion recorded in the corresponding period of fiscal 2008/09.
Budget comparable analysis of national government finance
Despite the current economic slowdown, national government spending continued to grow according to budgeted projections. Spending by national government in the first half of fiscal 2009/10 was almost half the budgetary projections and amounted to R368,0 billion, representing a year-on-year rate of increase of 22,1 per cent. Although this growth rate was noticeably higher compared with the 14,9 per cent recorded in April–September 2008 and exceeded the average growth rate recorded in the first six

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South African Reserve Bank
months of the preceding five fiscal years, it was budgeted as such. The Budget Review 2009 projected main budget expenditure to increase by 16,2 per cent to equal R739 billion for the fiscal year 2009/10 as a whole.
National government expenditure relative to gross domestic product amounted to 30,3 per cent in April–September 2009, markedly higher than the ratio of 26,0 per cent recorded in April–September 2008.
National government expenditure
Increased spending by national government was primarily driven by transfers and subsidies paid by the Financial and Administrative cluster – mainly National Treasury –together with the Social Services cluster. In the six-month period under review, transfers and subsidies increased by 39,8 per cent year on year and included extraordinary transfer payments by National Treasury and the departments of Health and Social Development. This increase included a one-off loan of R4,2 billion paid to the Gauteng Province for the Gautrain project, and a grant of R1,7 billion to provinces and municipalities for integrated housing and human settlement development. The Budget Review 2008 made provision for financial support for Eskom’s capital investment programme. To date, Eskom received R25,0 billion in the form of a subordinated loan from National Treasury. The first tranche of R10 billion was paid in fiscal 2008/09. Furthermore, a portion of the second tranche was paid in equal amounts in June and September 2009, amounting to R15,0 billion.
During April–September 2009, interest paid on national government debt totalled R28,2 billion, representing an increase of 2,0 per cent compared with the corresponding period in the previous fiscal year. The modest increase in interest payments was to some

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South African Reserve Bank
extent influenced by the switch programme of domestic government bonds in fiscal 2008/09, combined with higher issuance of domestic and foreign bonds in the current fiscal year. To date, interest payments exceeded the half-yearly projections by a paltry R0,6 billion. Relative to gross domestic product, interest paid on national government debt equalled 2,3 per cent in April–September 2009, broadly the same as the ratio recorded in the same period a year earlier. Payments for capital assets amounted to R3,4 billion during April–September 2009; 2,2 per cent less than in the same period in the previous fiscal year. The original budget projected that payments for capital assets would amount to R8,5 billion in fiscal 2009/10 as a whole.
After taking into account cash-flow adjustments,8 national government’s cash-flow expenditure in the first half of fiscal 2009/10 equalled R359,3 billion – or 19,8 per cent more than in the corresponding period a year earlier.
National government revenue collections continued to weaken in the first six months of fiscal 2009/10 and amounted to R261,4 billion. Revenue collections were well below originally budgeted projections and decreased year on year by 8,4 per cent compared with the same period a year earlier. The Budget Review 2009 estimated that national government revenue would grow by 5,6 per cent to total R643 billion for the fiscal year as a whole.
As a ratio of gross domestic product, national government revenue amounted to 21,6 per cent in the period under review, lower than the ratio of 24,7 per cent recorded in the corresponding period in the previous fiscal year.
National government revenue

8	Transactions arising from timing differences between the recording of transactions and bank clearances, and late departmental requests for funds.

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South African Reserve Bank
Revenue underperformance in April–September 2009 was broad-based as it resulted from declines in almost all the major tax categories, which mirrored the weak domestic economic conditions. Taxes on income, profits and capital gains decreased moderately, influenced by a steep decline in corporate income tax collections, which signalled the decreased profitability of companies following the ongoing sluggish economic activity. The decrease outweighed modest but positive growth in collections from personal income taxes.
Taxes on property continued to reflect the contraction in activity in the real-estate market by registering a negative growth rate as receipts from transfer duties declined further. However, signs of growth in collections from securities transfer taxes negated this slightly. Major components of taxes on goods and services recorded negative growth rates. The decline in value-added tax collections was consistent with the contraction in final consumption expenditure by households. Taxes on international trade and transactions declined strongly in the first six months of fiscal 2009/10 as lower customs duties were collected, reflecting both declining import volumes and a stronger exchange value of the rand, which suppressed the rand value of imports.
National government revenue in fiscal 2009/10

	Originally budgeted		Actual Apr-Sep 2009
		Percentage		Percentage
Revenue source	R billions	change*	R billions	change*

Taxes on income, profits and capital gains	389,0	1,4	170,7	-4,4
Payroll taxes	7,8	5,8	3,8	7,7
Taxes on property	10,4	9,9	4,2	-16,8
Taxes on goods and services	226,5	12,6	84,9	-9,3
Taxes on international trade and transactions	25,3	10,9	8,3	-30,8
Other revenue	11,9	-11,3	3,6	-49,7
Less: SACU** payments	27,9	-3,5	14,0	-3,5
Total revenue	643,0	5,6	261,4	-8,4

*	April–September 2008 to April–September 2009

**	Southern African Customs Union
After taking into account cash-flow adjustments, national government cash-flow revenue in the first six months of fiscal 2009/10 equalled R261,2 billion, representing a year-on-year rate of decrease of 8,8 per cent.
Netting national government revenue and expenditure in the first two quarters of fiscal 2009/10 resulted in a cash-book deficit of R106,5 billion – almost seven times the cash-book deficit recorded in the corresponding period a year earlier. The cash-book deficit in April–September 2009 already exceeded the originally budgeted deficit of R95,6 billion for the current fiscal year as a whole by about R11 billion. As a ratio of gross domestic product, the deficit amounted to 8,8 per cent in the first six months of the current fiscal year, compared with 1,4 per cent recorded in the same six-month period a year earlier.
The net result of national government cash-flow revenue and cash-flow expenditure for April–September 2009 was a cash-flow deficit of R98,0 billion. This was considerably higher than the cash-flow deficit recorded in April–September 2008. Extraordinary receipts included R3,9 billion as proceeds from the sale of Telkom shares in Vodacom and special dividends from Telkom of R0,5 billion. After taking into account extraordinary

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South African Reserve Bank
Cumulative deficit of national government
transactions and the cost on revaluation of foreign debt at redemption, the net borrowing requirement amounted to R93,9 billion in the first six months of fiscal 2009/10, markedly higher than the R14,9 billion recorded in April–September 2008.
National government financing in fiscal 2009/10
R billions

	Originally	Actual	Actual
	budgeted	Apr–Sep	Apr–Sep
Item or instrument	2009/10	2009	2008

Deficit	95,6	98,0 *	13,7 *
Plus: Extraordinary payments	0,9	0,1	1,0
Cost on revaluation of foreign debt at redemption*	2,3	0,5	2,1
Less: Extraordinary receipts	4,0	4,7	1,8
Net borrowing requirement	94,8	93,9	14,9
Treasury bills	15,4	43,3	8,5
Domestic government bonds	63,7	35,4	13,6
Foreign bonds and loans	6,1	10,1	-1,8
Change in available cash balances**	9,6	5,1	-5,3
Total net financing	94,8	93,9	14,9

*	Cash-flow deficit

**	Increase – decrease +
As indicated in the table above, the net borrowing requirement was financed through the issuance of debt instruments in the domestic and foreign capital markets. The 2009 Budget Review projected that net issues of domestic Treasury bills would amount to R15,4 billion in fiscal 2009/10. However, actual issues to date have been almost three times the budgeted amount. In February 2009, the maturities of the current Treasury bills were expanded with the introduction of 364-day bills. Thus far, a total amount of R5,6 billion was sourced from the issuance of this instrument in the first half of fiscal 2009/10. During April–September 2009, net issues of RSA Retail Savings Bonds amounted to R1,8 billion, bringing the total balance outstanding to R3,3 billion at the end

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South African Reserve Bank
of September 2009. Net redemptions of R0,1 billion were recorded in the same period a year earlier. National government redeemed the first tranche of the R153 bond to the amount of R12,6 billion in August 2009.
National government financing
Domestic long-term funding was obtained at an average rate of 8,7 per cent per annum, while domestic short-term instruments were sold at an average of 7,4 per cent. The average maturity of domestic marketable bonds of national government remained unchanged at 123 months between March and September 2009.
In addition to the R12,3 billion raised in May 2009, national government raised a further R4,1 billion during September 2009 through the issuance of a US$500 million ten-year bond. The average maturity of foreign marketable bonds of national government accordingly increased from 77 months at the end of March 2009 to 96 months at the end of September.
Financial activities of national government resulted in a decrease in government’s cash balances during the first half of fiscal 2009/10, bringing these balances to R96,2 billion at the end of September 2009. Deposits with the Bank increased by R2,9 billion and totalled R73,0 billion at the end of September 2009. At the same time, government deposits with commercial banks decreased by R8,0 billion between March and September 2009.
Domestic debt as a proportion of total loan debt increased from 84,2 per cent at the end of March 2009 to 87,2 per cent at the end of September. During this period national government did not conduct any switch transactions.

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South African Reserve Bank
Foreign debt as a portion of total loan debt decreased from 15,8 per cent to 12,8 per cent between the above-mentioned dates. The revaluation effects arising from the strengthening exchange value of the rand contributed to this decrease.
Total loan debt of national government increased from R616 billion at the end of March 2009 to R702 billion at the end of September. As a ratio of gross domestic product, total national government loan debt amounted to 29,6 per cent at the end of September 2009, compared with 26,6 per cent at the end of March.
The Medium Term Budget Policy Statement 2009
The Minister of Finance tabled the 2009 Medium Term Budget Policy Statement (MTBPS) before Parliament on 27 October against the backdrop of a global financial crisis and the first South African economic recession since 1994. South Africa, along with other G-20 economies, responded collectively to support and reform the global financial system. To this end, governments and central banks injected funds into the financial system, thus assisting in restoring credit flows and rebuilding investor confidence. Despite these measures, the Minister noted that considerable uncertainty still existed regarding the pace and sustainability of the global economic recovery. The recession prompted the South African government to alter fiscal projections and plans, with investment in job creation to be expanded and embedded fully in government’s rural development strategy, social services and local infrastructure programmes. Government recognised the restoration of growth and improving financial regulation as its immediate challenges.
Despite some tentative signs that South Africa could be emerging from the recession, government recognised that the eventual recovery could be slow and uneven, with job creation lagging the return to growth and many households continuing to face hardship. Healthy public finances and strong partnerships with business and labour enabled government to reduce the impact of the crisis. The framework of government’s response to the economic crisis included, inter alia, a countercyclical fiscal and monetary policy stance; continued public infrastructure investment and support for investment in industrial capacity and competitiveness; re-skilling of workers; and support for industries in distress or undergoing restructuring.
Over the past seven years, strong economic growth, improvements in tax administration and compliance, and the broadening of the tax base resulted in strong growth in tax revenue. However, as the economy contracted, tax revenue declined and it was expected that gross tax revenue in fiscal 2009/10 would be R70,3 billion, or 10,7 per cent below the forecast presented in the February 2009 Budget.
As economic growth picks up, tax revenue is expected to recover gradually. Tax revenue was projected to reach 26,2 per cent of estimated gross domestic product by 2012/13, driven by a recovery in household consumption and corporate profits, and supported by measures to broaden the tax base.
The 2009 MTBPS reflected a moderation in spending growth, accompanied by significant reprioritisation of public spending phased in over the next three years. The first and second phases include reducing unnecessary and wasteful expenditure; rationalising public entities and agencies; shifting resources from back-office operations to frontline services; and reforming the procurement process to reduce unit costs and corruption. The last phase would include a comprehensive expenditure review, where government would look at reshaping the way public services are delivered and resources allocated.

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South African Reserve Bank
Fiscal projections
Percentage of gross domestic product

	2009/10		2010/11		2011/12		2012/13
Components	Feb*	Oct**	Feb*	Oct**	Feb*	Oct**	Oct**

Consolidated government
Revenue	29,9	27,3	30,3	28,4	30,3	29,1	29,6
Expenditure	33,7	35,0	33,5	34,6	32,3	34,0	33,8
Balance***	-3,8	-7,6	-3,2	-6,2	-1,9	-5,0	-4,2
General government borrowing requirement	3,8	7,8	3,1	6,6	2,3	5,4	4,7
Public-sector borrowing requirement	7,5	11,8	6,5	11,2	5,3	9,4	8,4
Gross loan debt	29,8	33,7	31,0	38,2	31,1	41,5	44,6

*	Budget Review 2009

**	Medium Term Budget Policy Statement, October 2009

***	Deficit – surplus +
Taking into account projected underspending, savings declared by departments and the adjusted state debt cost estimate, the 2009/10 MTBPS provided for total expenditure in 2009/10 to amount to R752,5 billion or 1,9 per cent more compared with the February estimates. Consolidated government capital expenditure had been growing at an average real growth rate of 15,6 per cent annually since 2004/05. With existing capital budgets substantially higher, capital spending was expected to reach 7,8 per cent of non-interest consolidated government spending in 2009/10.
National government finances
Rising expenditure, combined with a largely cyclical downturn in tax revenue, resulted in the consolidated government budget deficit increasing substantially to 7,6 per cent as a ratio of gross domestic product in fiscal 2009/10. Over the medium term expectations were that the stabilisation in expenditure growth and the recovery in budget revenue would result in the deficit declining to 4,2 per cent as a ratio of gross domestic product by 2012/13.

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South African Reserve Bank
Major funding needs of government were related to further investment in school buildings, public transport, housing, water and sanitation. The non-financial public enterprises – principally Transnet and Eskom – were expected to continue the strong expansion of their capital infrastructure programmes. Hence, capital expenditure by the public sector was expected to reach 9,8 per cent of estimated gross domestic product by 2012/13. Infrastructure projects of government departments and their agencies were budgeted for, while projects of the non-financial public enterprises would be financed through their own revenue, borrowing and other capital-raising activities.
Non-financial public-sector borrowing requirement

*	Medium Term Budget Policy Statement, October 2009
Owing to the higher financing requirement of general government and the non-financial public enterprises, the public-sector borrowing requirement was expected to widen to 11,8 per cent of gross domestic product in 2009/10 – well above the originally budgeted ratio of 8,0 per cent. While general government borrowing would moderate somewhat over the medium term, the infrastructure programme of the non-financial public enterprises would take the public-sector borrowing requirement to an average of 9,7 per cent of gross domestic product over the three years to 2012/13.

Quarterly Bulletin December 2009	61

South African Reserve Bank
Statement of the Monetary Policy Committee
22 September 2009
Issued by Mr T T Mboweni, Governor of the South African Reserve Bank, at a meeting of the Monetary Policy Committee (MPC) in Pretoria
Introduction
There are signs that the global economic recovery is under way, but the indications are that the pace of recovery is likely to be slow and uneven, particularly in the industrialised economies where banking sector concerns still persist. Domestic economic growth, which has been negative in each of the past three quarters, is expected to improve in the coming quarters. However, the domestic recovery is likely to be influenced by global growth developments and is subject to a relatively high degree of uncertainty. Domestic inflation has continued its downward trend, but some risks to the outlook remain.
Recent developments in inflation
The year-on-year inflation rate as measured by the consumer price index (CPI) for all urban areas declined to 6,4 per cent in August, compared with 6,7 per cent in July. The main contributors to the inflation outcome were the categories of housing and utilities, and miscellaneous goods and services. Food price inflation moderated further, with food and alcoholic beverages increasing at a year-on-year rate of 6,8 per cent; down from 8,3 per cent in July.
Producer prices have continued their negative trend and declined at a year-on-year rate of 3,8 per cent in July, compared with a decline of 4,1 per cent in June. Food price inflation at the consumer level can be expected to abate as agricultural product prices declined at a year-on-year rate of 1,7 per cent, while manufactured food product prices increased at a rate of 0,8 per cent. Upside pressure on producer prices came from electricity prices which increased by 27,4 per cent.
The outlook for inflation
The CPI inflation forecast by the South African Reserve Bank staff continues to indicate that inflation is likely to return on a sustained basis to within the inflation target range by the second quarter of 2010. CPI inflation is then expected to remain within the inflation target range for the remainder of the forecast period until the end of 2011. Compared with the previous forecast, the outlook is unchanged for 2009 and 2010, although there is a slight improvement for 2011. The exchange rate of the rand has provided downside pressure, which has more or less offset higher oil price assumptions and higher unit labour costs over the period.
The most recent study of inflation expectations undertaken on behalf of the Bank by the Bureau for Economic Research (BER) at Stellenbosch University indicates that inflation expectations have improved somewhat, but remain, on average, above the upper end of the inflation target range. Inflation is expected to average 7,5 per cent in both 2010 and 2011. This represents declines of 0,6 per cent and 0,4 per cent in these years respectively, compared with the previous survey. Only the financial analysts expect inflation to be within the target range in the coming two years. Since the previous meeting of the MPC, the break-even inflation rates, as measured by the yield differential between conventional government bonds and inflation-linked bonds, declined across all maturities to within the inflation target range.

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South African Reserve Bank
Overall, the risks to the inflation outlook appear to be fairly evenly balanced. The main upside risks continue to emanate from high increases in some administered prices, particularly electricity prices, and increases in nominal unit labour costs well in excess of the current inflation rate. Nominal unit labour cost increased over four quarters by 9,3 per cent in the second quarter of 2009, compared with 11,3 per cent in the previous quarter.
International oil prices, which remain an upside inflation risk factor, have moderated slightly since the previous meeting of the MPC and appear to have stabilised around current levels of about US$70 per barrel. Domestic petrol prices increased by 36 cents per litre in September, but the current over-recovery indicates that this increase may be offset, to a large extent, in October, as a result of lower product prices and the recent appreciation of the rand.
Growth in domestic final demand declined at an annualised rate of 3,5 per cent in the second quarter of 2009. Household consumption expenditure contracted by 5,8 per cent, compared with a decline of 4,8 per cent in the previous quarter. Durable goods consumption was the most affected sub-category, declining by 18,8 per cent. New vehicle sales declined at a year-on-year rate of 23 per cent in August, but there are signs that the decline is levelling out. In July real retail and wholesale trade sales contracted at year-on-year rates of 3,8 per cent and 13,8 per cent respectively, although retail sales increased on a month-on-month basis.
Consumption expenditure is expected to remain constrained by negative wealth effects, although there has been a marked recovery in the equity markets, which may relieve these effects somewhat. Since the beginning of the year, the all-share index on the JSE Limited has increased by about 20 per cent. House prices, however, have continued their downward trend. The various house price indices, while still indicating negative price trends, show that prices are declining at a slower rate.
Credit extension to the private sector continued to reflect both the weak household consumption expenditure and the prevailing tighter credit criteria. Twelve-month growth in banks’ total loans and advances declined to 2,1 per cent in July. Mortgage advances declined to a year-on-year rate of growth of 6,4 per cent in July, while instalment sale credit and leasing finance contracted by 3,2 per cent over the same period, as a result of subdued demand for motor vehicles and other durable goods. Other loans and advances, comprising credit card advances, bank overdrafts and general loans, declined by 2,0 per cent. Lower levels of credit extension have resulted in a slight decline in household debt as a percentage of household disposable income to 76,3 per cent in the second quarter of 2009. The ratio of debt-service cost to household disposable income declined from 10,9 per cent in the first quarter to 9,5 per cent in the second quarter.
Domestic output contracted by 3,0 per cent in the second quarter of 2009, but there are early indications that the lower turning point may have been reached. However the recovery is expected to be slow. The South African Reserve Bank composite leading indicator increased for the third consecutive month in June and continues to predict a recovery by the end of the year.
The rate of contraction in the manufacturing sector also shows signs of slowing down. On a year-on-year basis, manufacturing output declined by 13,7 per cent in July, but it increased at an annualised month-on-month rate of 3,0 per cent. The Kagiso/BER Purchasing Managers Index (PMI) increased in July, although still at levels that indicate negative growth. Mining production increased at a year-on-year rate of 4,8 per cent in July. However, the real value of all building plans passed declined by 43,2 per cent in July, with the slowdown in residential building plans being the main contributor.

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South African Reserve Bank
The exchange rate of the rand continues to provide downside pressure on inflation and has appreciated further since the previous meeting of the MPC when it was at a level of around R8,10 to the US dollar. Since the beginning of the year, the rand has appreciated by 26 per cent against the US dollar, and by 20 per cent on a trade-weighted basis.
The global economy appears to be recovering in response to concerted fiscal and monetary packages that have been put in place. A number of industrialised economies have experienced positive growth rates in the second quarter, while others have shown a moderation in the rate of contraction. Many forecasts for the second half of the year and for 2010 have been revised upward, but remain well below pre-crisis levels. However, there are risks that the recovery may be short-lived should consumer demand not improve further in the industrialised economies. While there have been some improvements in financial market conditions, more still remains to be done. Global inflation remains relatively subdued and poses no immediate risk to the domestic inflation outlook.
Monetary policy stance
The MPC is of the view that the risks to the inflation outlook appear to be fairly evenly balanced. Given the current policy stance, inflation is expected to continue moderating and return to within the inflation target range during the forecast period. Accordingly, the MPC has decided to leave the repurchase rate unchanged at 7 per cent per annum.

64	Quarterly Bulletin December 2009

South African Reserve Bank
Statement of the Monetary Policy Committee
22 October 2009
Issued by Mr T T Mboweni, Governor of the South African Reserve Bank, at a meeting of the Monetary Policy Committee (MPC) in Pretoria
Introduction
The prospects for inflation returning to within the inflation target range by the second quarter of 2010 remain promising. Domestic demand conditions continue to be subdued and currently do not pose a significant threat to the inflation outlook. Economic growth is expected to improve in the coming months, but is likely to remain below potential for some time. Domestic growth prospects are dependent to an extent on the global recovery, which appears to be uneven across countries and regions. However, the medium-term inflation outlook has been affected adversely by possible further significant adjustments to electricity tariffs.
Recent developments in inflation
There has been no publication of consumer price index (CPI) data since the previous meeting of the MPC. The most recent data showed that the year-on-year inflation rate as measured by the CPI for all urban areas declined to 6,4 per cent in August, compared with 6,7 per cent in July. The main contributors to the inflation outcome were the categories of housing and utilities, and miscellaneous goods and services.
Producer prices declined at a year-on-year rate of 4,0 per cent in August, compared with a decline of 3,8 per cent in July. Food price inflation at the producer price level continues to signal dissipating pressures on food prices at the consumer price level. Agricultural product prices declined at a year-on-year rate of 2,0 per cent, while manufactured food product prices increased at a rate of 0,1 per cent. Upside pressure on producer prices came from electricity prices, which increased by 28,6 per cent.
The outlook for inflation
The CPI inflation forecast by the South African Reserve Bank staff continues to indicate that inflation is likely to return to within the inflation target range, on a sustained basis, by the second quarter of 2010. CPI inflation is then expected to stay within the inflation target range for the rest of the forecast period until the end of 2011. Compared with the previous forecast, the outlook showed a slight improvement for 2010 and 2011, mainly as a result of the changed assumption regarding the rand exchange rate. No adjustment has been made at this stage to the central forecast for possible further increases in electricity tariffs over and above those that are already assumed in the baseline forecast.
A number of domestic and global factors have contributed to the persistent downward pressure on inflation. The global economy shows continued signs of improvement, but the recovery is not uniform across regions. The pace of recovery of most of the Asian economies has been higher than that achieved in the main industrialised economies. The timing and speed of the withdrawal of the fiscal and monetary policy stimuli may have a bearing on the nature of the recovery in these economies. Global inflation is expected to be constrained by the relatively weak demand from the industrialised countries, although the US dollar movements may provide some upward pressure to commodity prices.

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South African Reserve Bank
There are some positive indications that the rate of contraction of the domestic economy has declined and that the economy may emerge from the recession by the end of 2009. However, the mixed picture from the published data shows that the recovery is likely to be tentative, and the output gap is likely to remain positive for some time. The physical volume of manufacturing output declined at a year-on-year rate of 15,0 per cent in August and by 2,8 per cent on a month-on-month basis. However, in the three months to August, compared with the previous three months, an increase of 0,8 per cent was recorded. The Kagiso/Bureau for Economic Research (BER) Purchasing Managers Index (PMI) increased markedly from 39,3 index points in August to 48,0 index points in September. The index shows that new sales orders have increased significantly, while manufacturers’ expectations of business conditions six months ahead improved to the highest level since early 2007.
Other sectoral developments indicate that the physical volume of total mining production increased in the three months to August, but contracted on a month-on-month basis, while the real value of building plans passed continued to decline. The Rand Merchant Bank (RMB)/BER Business Confidence Indicator (BCI) declined to a ten-year low in the third quarter of 2009. The tentative nature of the domestic recovery is also reflected in the composite leading business cycle indicator compiled by the South African Reserve Bank, which declined marginally in July, following three consecutive monthly increases.
Consumption expenditure by households also remains subdued, with real retail trade sales declining at a year-on-year rate of 7,0 per cent in August. In the three months to August, there was a 1,0 per cent decline, compared with the previous three months. Wholesale trade sales also declined further in August. Total new vehicle sales are also well below their levels of a year ago. However, there are indications that the negative trend may have reached its lower turning point with zero or slightly positive rates of change being recorded on a month-on-month and quarter-on-quarter basis. The First National Bank (FNB)/BER consumer confidence index declined in the third quarter of 2009 to a relatively neutral confidence level.
Credit extension to the private sector continued to reflect both the weak household consumption expenditure and the prevailing tighter credit criteria. The Ernst & Young Financial Services Index indicates that credit standards applied by retail banks to loan applications continued to tighten in the third quarter of 2009, but at significantly lower levels. Twelve-month growth in banks’ total loans and advances declined to 0,8 per cent in August 2009. Mortgage advances increased by 5,6 per cent in August, while instalment sale credit and leasing finance contracted by 4,2 per cent. Negative year-on-year growth rates were also recorded in credit card advances, bank overdrafts and general loans.
There has been some recovery in asset prices in recent months, but wealth effects do not appear to be posing an immediate threat to the inflation outlook. Domestic equity prices have increased markedly since March, but are still significantly below the levels reached in May 2008. The various house price indices indicate a moderation in the rate of decline in house prices.
The exchange rate of the rand continues to provide downside pressure on inflation and is currently trading at levels against the US dollar, similar to those prevailing at the time of the previous MPC meeting. During the past month the rand traded in a range of around R7,20 and R7,79 against the US dollar. The exchange rate of the rand has appreciated by 28 per cent against the US dollar since the beginning of 2009 and by 20 per cent on a trade-weighted basis.

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South African Reserve Bank
The international oil price has increased in the past week, but does not pose an immediate threat to the inflation outlook. Having averaged around US$70 per barrel for a number of weeks, the price of North Sea Brent crude oil increased to current levels of around US$76 per barrel, mainly as a result of the weaker US dollar and improved global growth prospects. In October the domestic price of 95 octane petrol was reduced by 40 cents per litre as a result of both lower product prices and an appreciated rand exchange rate.
The main risks to the inflation outlook emanate from cost pressures in the economy. The trend of wage settlements still poses an upside risk to the inflation outlook. However, there appears to be some evidence that nominal wage increases are moderating, although increases have generally been above the inflation rate. According to Andrew Levy Employment Publications, the average level of wage settlements amounted to 9,4 per cent in the first nine months of 2009 compared with 9,6 per cent in the corresponding period of 2008. These increases are consistent with the Quarterly Employment Survey (QES) of Statistics South Africa, which reported that growth in average nominal remuneration per worker in the formal non-agricultural sector of the economy moderated from 11,5 per cent in the first quarter of 2009 to 8,7 per cent in the second quarter. Unit labour cost increases declined from 11,3 per cent in the first quarter to 9,3 per cent in the second quarter.
The substantial electricity tariff increases requested by Eskom are seen to be the main longer-term threat to the inflation outlook. Eskom has requested a trebling of the current electricity tariffs over the next three years, and the National Energy Regulator of South Africa (NERSA) is expected to make a decision in February 2010.
Monetary policy stance
The MPC is of the view that overall the risks to the inflation outlook have not changed markedly since the previous meeting. Accordingly, the MPC has decided to leave the repurchase rate unchanged at 7,0 per cent per annum. The MPC will continue to monitor economic and financial developments, and will not hesitate to adjust the monetary policy stance should the risks to the inflation outlook change materially.

Quarterly Bulletin December 2009	67

South African Reserve Bank
Statement of the Monetary Policy Committee
17 November 2009
Issued by Ms G Marcus, Governor of the South African Reserve Bank, at a meeting of the Monetary Policy Committee (MPC) in Pretoria
Introduction
There are signs that the domestic economy will continue on its recovery path, but economic growth is expected to remain below potential for some time and dependent to some extent on the pace of the global recovery, which still appears to be fragile and uneven across regions. Economic growth is also expected to be constrained by subdued domestic consumption expenditure. The domestic outlook for inflation remains favourable as a result of weak demand pressures and the main threat to the inflation outlook emanates from possible electricity price increases.
Recent developments in inflation
The year-on-year inflation rate as measured by the consumer price index (CPI) for all urban areas declined from 6,4 per cent in August 2009 to 6,1 per cent in September. The single biggest contributor to the inflation outcome was the category of housing and utilities which accounted for 1,7 percentage points. This was mainly due to the electricity component which increased at a year-on-year rate of 29,1 per cent. Food price inflation continued to moderate and at 4,9 per cent is now exerting downward pressure on overall inflation. Goods price inflation measured 4,9 per cent, compared with services price inflation of 7,8 per cent.
Producer prices declined for the fifth successive month in September, with the headline producer price inflation measuring -3,7 per cent. Most categories in the index exhibited low or negative year-on-year rates of inflation, apart from electricity, gas and water, and tobacco products.
The outlook for inflation
The CPI inflation forecast by the South African Reserve Bank (the Bank) continues to indicate that inflation is likely to return to within the inflation target range, on a sustained basis, by the second quarter of 2010. There may, however, be temporary declines to within the target range before then. CPI inflation is expected to remain within the inflation target range until the end of the forecast period in the final quarter of 2011, when it is forecast to average 5,5 per cent. Given the current uncertainty related to Eskom’s tariff application to the National Energy Regulator of South Africa (NERSA), the forecast does not make provision for the higher increases requested by Eskom, and electricity price increases of 25 per cent in 2010 and 2011 are assumed. The Bank’s forecast is in line with those of private-sector analysts. According to the latest Reuters consensus forecast, inflation is expected to average 5,7 per cent in 2010 and 5,85 per cent in 2011.
There are no major demand-side pressures on inflation, and the assessment of the Monetary Policy Committee (MPC) is that there are no significant upside risks to the inflation outlook emanating from this source.
Household consumption expenditure remains subdued. Real retail sales growth has been negative, but there is further evidence that motor vehicle sales may have reached

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South African Reserve Bank
their lower turning point. Although total vehicle sales in October were 12,5 per cent lower than a year ago, when the three months to October 2009 are compared with the preceding three months, an increase of 1,4 per cent was recorded. The recovery has been in passenger vehicle sales and exports. Commercial vehicle sales are still declining. Consumption expenditure is expected to remain subdued, despite the lower interest rate environment, as a result of tighter lending conditions by banks, high levels of consumer indebtedness, negative wealth effects or impaired household balance sheets, and higher levels of unemployment.
Credit extension to the private sector reflects weak demand by households and the corporate sector, and tight lending conditions by banks in response to higher perceived risk and rising impaired advances. Twelve-month growth in banks’ total loans and advances declined to -0,2 per cent in September 2009. Growth in mortgage advances to the private sector declined further in September, measuring 4,8 per cent. The other main categories of loans and advances, namely instalment sale and leasing finance, credit card advances, bank overdrafts and general loans, all contracted.
Consumption expenditure is also constrained by high debt levels and negative wealth effects, although asset values have recovered somewhat from their lows earlier in the year. The all-share index on the JSE Limited is currently about 50 per cent higher than the most recent lowest point in March of 2009. House prices also appear to be recovering, with the various house price indices reflecting either small positive growth or moderate declines in October.
Labour market developments are also likely to constrain household consumption expenditure. According to the Quarterly Labour Force Survey, approximately 800 000 jobs have been lost since the beginning of the fourth quarter of 2008. The Quarterly Employment Statistics show a decline of over 200 000 formal-sector jobs between the beginning of the fourth quarter of 2008 and the end of the second quarter of 2009.
Domestic output appears to be recovering and the leading business cycle indicator of the Bank has continued its positive trend. There are still some doubts about the speed of recovery, and the output gap remains relatively wide. Most forecasts suggest that positive growth will have resumed by the fourth quarter of 2009, but there is less unanimity about the third quarter outcome.
The outlook is also not even across sectors. The monthly data suggests that the mining sector contracted further in the third quarter, but the manufacturing sector performance on a quarter-on-quarter basis was relatively robust. According to Statistics South Africa, the physical volume of mining production declined by 7,5 per cent in the three months to September compared with the previous three months. However, a more positive trend may be expected in the fourth quarter.
The physical volume of manufacturing production increased by 2,6 per cent over the same period. This outcome is consistent with the Kagiso/Bureau for Economic Research Purchasing Managers Index which, although still reflecting a contraction in manufacturing, has rebounded significantly and the forward-looking indicators in the index are generally positive. There is a risk, however, that this recovery could be affected by low consumption expenditure growth. The outlook for the construction sector appears to be less favourable. The real value of building plans passed declined by 18,5 per cent on a year-on-year basis in August, while in the three months to August, compared with the previous three months, a decrease of 27,7 per cent was recorded. The First National Bank Civil Construction Index also declined significantly in the third quarter of 2009.

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South African Reserve Bank
Fiscal policy developments are not seen to be a threat to the inflation outlook. The revised budgeted deficit of 7,6 per cent of gross domestic product announced in the Medium Term Budget Policy Statement is to a significant extent due to lower tax revenues – a result of low economic growth – and is therefore part of the workings of the automatic stabilisers. The previous fiscal prudence has provided sufficient space for increased borrowing to fund the shortfall. The deficit is expected to narrow as growth gains momentum.
No significant upside risks to the inflation outlook are expected from food prices. Food price inflation has declined to below 5 per cent, and this favourable trend is expected to continue. Consumer food prices tend to lag food price developments at the producer price level, and the latter have been either declining or rising marginally over the past months. In October, manufactured food prices declined at a year-on-year rate of 1,8 per cent, while agricultural product prices declined by 2,4 per cent. The current spot and future prices of agricultural commodities indicate that no significant upward pressures are expected in the near future.
For the past year petrol prices have exerted downward pressure on inflation as a result of the appreciation of the rand and relatively low international product prices compared to the previous year. However, these favourable base effects are not expected to continue. Over the past few months the international oil prices have remained relatively stable, but some account is taken in the forecast of possible increases in the international oil price should the global recovery accelerate. In November the domestic petrol price remained unchanged and, should current trends continue, a modest increase in the petrol price is possible in December.
The rand has remained a positive factor in the inflation outlook, notwithstanding some volatility during the month. Since the previous MPC meeting, the rand has traded in a range of between R7,30 and R7,90 against the US dollar. The rand’s movements have been influenced, to a large extent, by exogenous factors, in particular movements in the dollar, a resumption in global capital flows to emerging markets and a recovery in commodity prices. Since the beginning of the year the rand has appreciated by 20 per cent on a trade-weighted basis.
The global economic recovery has been led by the emerging Asian economies. However, the turnaround in the advanced economies is less certain. While there are positive signs, the recent higher growth rates have been driven by a turn in the inventory cycle, and the continued weakness in consumption expenditure in the United States in particular, and rising levels of unemployment pose risks to the recovery. The nature and speed of exit strategies from the previous stimulus packages also remain a risk to the outlook.
The global environment remains benign from an inflation perspective. Despite moderately higher commodity prices, there are no significant risks to the global inflation outlook.
As in the past few meetings, the main risks to the inflation outlook are seen to emanate from electricity price increases and the possible second-round effects thereof. In addition, the trend of wage settlements continues to pose an upside risk to the inflation outlook.
Monetary policy stance
The MPC, having reviewed the global and domestic economic and financial developments, has decided to maintain the current stance of monetary policy and to leave the repurchase rate unchanged at 7 per cent per annum.

70	Quarterly Bulletin December 2009

South African Reserve Bank
Note on the benchmark revisions and rebasing of South Africa’s national accounts by H Wagner1
Introduction
In this issue of the Quarterly Bulletin, the South African Reserve Bank, in co-operation with Statistics South Africa, presents the results of the eighth comprehensive, or benchmark, revision of the national accounts for South Africa. The previous comprehensive revision was released in December 2004.
Traditionally, benchmark revisions of the national accounts differ from the annual national accounts revisions because of the scope of the changes and the number of years subject to revision. Comprehensive revisions to the national accounts were required in order to incorporate four major types of improvements: (1) changes in definitions and classifications to portray the evolving South African economy more accurately, (2) statistical changes to reflect the introduction of new and improved methodologies, and the incorporation of newly available and revised source data, (3) changes in presentation to reflect the changes in definitions and the statistical changes, and (4) to rebase the estimates at constant prices, moving the base period to a more recent year so that volume indicators are more reflective of the current structure of the economy.
Currently, the South African Reserve Bank (the Bank) and Statistics South Africa compile and disseminate the national accounts broadly according to the recommendations of the 1993 System of National Accounts (SNA), published by the United Nations in co-operation with other international organisations comprising the Organisation for Economic Co-operation and Development, the Statistical Office of the European Communities, the International Monetary Fund and the World Bank.
As economies and societies change over time, past conventions become inappropriate, methodological and theoretical developments take place, and users’ needs change. The national accounts standards therefore require regular updating to ensure that the system does not become obsolete. A comprehensive update of the 1993 SNA was recently completed and volumes 1 and 2 of the 2008 SNA were released in August 2008 and February 2009 respectively. Reasons for changes to the 1993 SNA included the need to deal with economic issues that arose or became more prominent since the completion of the 1993 SNA more than 15 years ago, to remove inconsistencies in the 1993 SNA and to harmonise the 1993 SNA with other manuals in the field of macroeconomic statistics. The majority of new recommendations in the 2008 SNA relates to units and transactions that represent characteristics of an increasingly globalised economy, innovation in financial instruments, and greater interest in the wealth and debt of the private and public sectors. The new features and recommendations fall into four main groups, dealing with assets; the financial sector; globalisation and related issues; and the general government and public sector.
The extent to which countries will be able to introduce the recommendations of the 2008 SNA will mainly depend on the level of implementation of the 1993 SNA and country-specific research capacity. For South Africa, preliminary indications are that a strategy and action plan for the implementation of the 2008 SNA would be in place in the foreseeable future.

1	The author wishes to express his sincere appreciation to J P van den Heever, M M Smal, J W Prinsloo and E Botes for their valuable contributions in preparing this note, and to N N Molemoeng, K Kuhn, R Willemse, S Motaung, S Knox, K P Muneri, T Morakile, J Ramatete and B Sampson for their sterling effort with statistical research and compilation.

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South African Reserve Bank
The current revisions draw on information from all relevant source data released between 2004 and 2008. The Research Department of the Bank co-operated closely with Stats SA and the National Department of Agriculture during the completion of the revision process. The annual supply and use tables for 2002 to 2008, as compiled by Stats SA, were used extensively to reconcile the data and ensure consistency between the various aggregates as estimated through the independent calculations of the gross domestic product of South Africa according to the production, expenditure and income approaches.
Whereas the National Department of Agriculture was mainly responsible for estimating output and intermediate expenditure in the agricultural sector, Stats SA and the Bank jointly concentrated on estimating the overall gross domestic product at current and constant prices. Stats SA was responsible for the revisions related to the production and income approaches, while the Bank was responsible for the revision of the components of gross domestic expenditure as well as imports and exports of goods and services at current and constant prices, and for the compilation of a set of integrated production, distribution and accumulation accounts for the main institutional sectors in South Africa.
Volume measures and rebasing
The changes in the values of flows of goods and services stemmed from two components, one reflecting changes in the prices of the goods and services concerned and the other changes in their volumes. Consequently, national accounts data at constant prices are compiled to measure changes in the volume or quantity of goods and services produced or utilised. The statistical procedure for measuring volume changes in a macroeconomic aggregate between a chosen base period and the current period, consists of revaluing the aggregate in question in the current period at the prices of the base period and then calculating the change between these two periods. This procedure eliminates the effect of price changes from the base period to the current period, by recalculating the value of aggregate output and expenditure in terms of the prices of goods and services in the base period. The prices in the selected base period are therefore a factor in determining the real values of the different goods and services that are included in total output and expenditure in the other periods.
Relative values change over time because prices generally do not rise or decline at the same rate from one period to another. Reasons for shifts in relative prices include changes in supply and demand, different rates of change in productivity in different industries, changes in the quality of products, technological advances, tax changes, international price movements and exchange rate adjustments. To ensure that relative values, and therefore weighted average volume changes, approximate the current structure of the economy as closely as possible, base periods and weights have to be changed from time to time.
The 1993 SNA suggests that constant price series should not be allowed to run for longer than five or, at most, ten years without changing the base year. It recommends, however, that the base year should be changed every five years. For this reason, South Africa’s national accounts data at constant prices have been rebased, using 2005 instead of 2000 as the new base year.
The new constant price series, with 2005 as the base year, have been calculated for the period from 2003 onwards. This allows for changes in the growth rates on account of changes in the weighting structure, while ensuring that the weights used in the measurement of changes in real national accounts aggregates between 2000 and 2005 reflect reasonably closely the relevant price and quantity structure for this period.

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South African Reserve Bank
The previously estimated series expressed in terms of constant 2000 prices have been retained for the period up to 2002 and have been linked to the new series without being reweighted. However, owing to the magnitude of some revisions, it was necessary to allow for a gradual phasing-in period prior to 2003 to accommodate the underlying revision for certain aggregates. This implies that in those cases, the growth rates at constant prices before 2003 could also change.
So as not to disturb the previously existing rates of change in volume series, up to 2002 subtotals and totals have been converted to 2005 prices independently of their components. As a result, these converted subtotals and totals for periods before 2003 are not equal to the sums of their components. This means that constant price figures do not “add up” in an accounting sense.
Relevant data sources, and changes to data and tables published in the Quarterly Bulletin
The new benchmark and related revisions of the gross domestic product and the components of gross expenditure at current prices used the statistical input that became available from various large sample surveys and other surveys, specific sectoral surveys and technical reports. Particularly important sources included the 2007 census of agriculture and the 2006 large-scale agricultural survey; the 2005/06 income and expenditure survey of households; the 2005 general household survey; the 2004/05 economic activity survey; the 2006, 2007 and 2008 annual financial surveys; and the 2006 electricity, gas and water supply report. In addition, large sample surveys of the following industries were also used: the 2004 survey of the mining industry; 2005 survey of the manufacturing industry; 2007 survey of the construction industry; 2005 survey of the wholesale and retail trade; 2004 and 2007 surveys of the accommodation industry; 2006 survey of transport, post and telecommunication; 2006 survey of real estate and business services; and 2004 survey of personal services.
In addition to revisions that stemmed from the more up-to-date source data mentioned above, the following methodology and technical changes related to the data and tables published in the Quarterly Bulletin were also implemented:
–	Final expenditure per product by households on durable goods was expanded to show expenditure on privately owned computers and related equipment separately. In addition, households’ expenditure on security services was separately identified and explicitly estimated, and is now shown separately in expenditure on services, that is, an identified part of miscellaneous services.

–	Gross fixed capital formation on machinery and equipment was disaggregated to show capital expenditure on computers and related equipment separately. Consequently, the classification of gross fixed capital formation by type of asset was brought in line with the recommendations of the 1993 SNA.

–	The value added by the finance subsector was adjusted to include estimates of output by services auxiliary to financial intermediation, primarily brokers active in the bond and derivatives markets. This service was not explicitly included in previous estimates.

–	Value added by the banking sector, particularly the component “other” income, was revised as more detail on income items became available following more comprehensive reporting by banks after the adoption of the Basel II guidelines.

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–	New price indices reflecting the results of the revision of the consumer and production price indices were used from 2002 for the deflation of nominal values. Furthermore, where appropriate, deflating of components of household consumption expenditure was introduced at a more disaggregated level, which enhanced the reliability of the series on real final consumption expenditure by households.

–	The scope to estimate financial intermediation services indirectly measured (FISIM) was broadened with the incorporation of data on interest paid and received from the Land and Agricultural Bank of South Africa. In addition, the classification of FISIM paid and received by the institutional sectors and the distribution of FISIM to industries were refined, in keeping with revised data obtained from banks since the banking sectors’ adoption of the Basel II guidelines.
Revision of gross domestic product
The nominal value of gross domestic product at market prices in the benchmark year 2005 was revised upwards by an amount of R32,1 billion or by 2,1 per cent and the contributions of the various economic subsectors to total gross value added at basic prices changed notably from 2000 to 2005 (see Table 1).

Table 1	Contribution of gross value added by kind of economic activity to total value added at basic prices
Per cent

Sectors	2000	2005

Primary sector	10,9	10,3
Agriculture, forestry and fishing	3,3	2,7
Mining and quarrying	7,6	7,6
Secondary sector	24,2	23,0
Manufacturing	19,0	18,2
Electricity, gas and water	2,7	2,4
Construction	2,5	2,4
Tertiary sector	64,9	66,7
Wholesale, retail and motor trade, catering and accommodation	14,6	13,9
Transport, storage and communication	9,6	9,7
Finance, insurance, real-estate and business services	18,6	21,9
General government	15,9	14,9
Other	6,1	6,3
Gross value added at basic prices	100,0	100,0
As shown in the table, the primary sector’s contribution to nominal gross value added at basic prices declined from 10,8 per cent in 2000 to 10,3 per cent in 2005. This was due to a decline in the contribution of the agricultural sector, while the relative size of the mining sector remained unchanged at 7,6 per cent. The decline in value added by the agricultural sector in 2005 could partly be attributed to the fact that the net income came under pressure as the term of trade index for agriculture declined significantly in 2005. This was due to a reduction in producer prices, while input costs kept rising. In the case of the mining sector the relatively stable contribution to total value added at basic prices was mainly caused by the increase in value added by the platinum group metals industry, which almost offset the decline in value added by the gold-mining industry.

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The secondary sector’s share of total value added shrank from 24,2 per cent in 2000 to 23,0 per cent in 2005, reflecting relative declines in the contribution of value added by all three subsectors (i.e., manufacturing; the sector supplying electricity, gas and water; and the construction sector). The manufacturing sector’s relative importance declined from 19,0 per cent in 2000 to 18,2 per cent in 2005. This decline implies that in 2005 manufacturing forfeited its status as the most important contributor to gross value added in the economy, to the finance, insurance, real-estate and business services sector. The weaker output of the manufacturing sector in 2005 can partly be ascribed to moderate growth in output prices, coupled with a strengthening in the exchange value of the rand which put manufacturers’ export proceeds under pressure.
By contrast, the contribution of the tertiary sector to total value added at basic prices increased from 64,9 per cent in 2000 to 66,7 per cent in 2005. The main contributor to this change was the finance, insurance, real-estate and business services sector, as its share in gross value added rose from 16,6 per cent in 2002 to 21,9 per cent in 2005. This increase stemmed mainly from higher levels of output recorded by the finance, insurance, real-estate and business services sector. These developments reflected the positive impact of an increase in real personal disposable income and a rising number of wealthy middle-class citizens with an increasing demand on business services, the drive to reduce the unbanked portion of the South African population as well as the property boom that boosted the value added by the real-estate subsector.
Growth in the revised estimates of real gross domestic product for 2002 and subsequent years deviates somewhat from the previously published growth rates.
Growth in real gross domestic product at market prices
Growth in real gross domestic product was revised downwards in 2003 and 2004, but from 2005 the annual growth was revised upwards by an average of half-a-percentage point per year. This increased the average real annual growth rate for the period 2002 to 2008 to 4,6 per cent at 2005 prices, from 4,4 per cent at 2000 prices.
Compound annual rates of growth in the primary sectors was revised downwards from 1,0 per cent to 0,5 per cent for the period 2002 to 2008. The compound growth for both the agricultural and mining sectors was revised downwards.

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The average annual growth rate in the secondary sector was revised upwards to 4,7 per cent, compared with the growth rate of 4,2 per cent registered in the corresponding period prior to the revisions. Stronger average growth in the manufacturing sector and the sector supplying electricity, gas and water more than neutralised lower growth recorded in the construction sector. The last-mentioned moderation stemmed from a revised methodology and new weights used in the calculation of real value added by the construction sector.

Table 2	Percentage change in gross value added by kind of economic activity, 2002 to 2008
Per cent

	Compound annual	Compound annual
Sectors	rates at 2000 prices	rates at 2005 prices

Primary sector	1,0	0,5
Agriculture, forestry and fishing	2,9	2,1
Mining and quarrying	0,1	-0,1
Secondary sector	4,2	4,7
Manufacturing	3,1	3,9
Electricity, gas and water	1,9	3,8
Construction	12,4	10,4
Tertiary sector	5,0	6,0
Wholesale, retail and motor trade, catering and accommodation	5,4	4,6
Transport, storage and communication	5,3	5,3
Finance, insurance, real-estate and business services	6,0	7,1
General government	3,2	3,4
Personal services	3,6	4,2
Gross value added at market prices	4,4	4,6
The average growth for the tertiary sector was revised upwards from 5,0 per in 2002 to 2008 to 6,0 per cent. This was due to a strong increase in the growth rate of real value added by the finance and business services sector, supported by increases in the growth rates of the sectors providing personal services and general government services. By contrast, the compound annual growth rate in the trade sector decreased, while the growth in the transport and communication sector remained unchanged between 2002 and 2008.
Revisions of the components of gross domestic expenditure
Aggregate final consumption expenditure contributed 82,4 per cent to gross domestic product in the 2005 base year, compared to 81,1 per cent in 2000. This increase was due to higher contributions by final consumption expenditure by households and by general government (see Table 3).
Likewise the contribution of gross capital formation rose from 15,9 per cent in 2000 to 18,1 per cent in 2005, reflecting increases in both fixed capital formation and the change in inventories relative to total gross domestic product.
By contrast, the contribution of exports of goods and services to gross domestic product declined slightly from 27,9 per cent in 2000 to 27,4 per cent in 2005. However,

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imports of goods and services rose from 24,9 per cent to 27,9 per cent in the corresponding period. This increase in imports in the base year mainly resulted from the strengthening of the exchange value of the rand and the increase in the consumption and investment demand of the South African economy in the advanced stages of the 1999 to 2007 upward phase of the business cycle.

Table 3	The contributions of the components of gross domestic expenditure to gross domestic product at market prices
Per cent

Components	2000	2005

Final consumption expenditure	81,1	82,4
Households	63,0	63,3
General government	18,1	19,1
Gross capital formation	15,9	18,1
Fixed capital formation	15,1	16,8
Change in inventories	0,8	1,3
Gross domestic expenditure	97,0	100,5
Exports of goods and services	27,9	27,4
Imports of goods and services	-24,9	-27,9
Gross domestic product at market prices	100,0	100,0
Revisions of the components of gross domestic expenditure were benchmarked individually in accordance with the relevant sources mentioned. The revised estimates of consumption expenditure by households were based on data obtained from
–	the 2005/06 Income and Expenditure Survey of Households and the 2005 General Household Survey, both conducted by Stats SA;

–	a study by the Bureau for Market Research at the University of South Africa, namely Total Household Expenditure in South Africa by Province, Population Group and Product, 2005; and

–	the findings of special research projects such as those for the security industry, the imputed rent for owner-occupied dwellings and expenditure on narcotics and personal care services, including service provided by sex workers.
Although final consumption expenditure by households as a percentage of gross domestic product increased only slightly from 63,0 per cent in 2000 to 63,1 per cent in 2005, within aggregate consumption expenditure there were significant shifts between components. Final expenditure on durable goods relative to total final expenditure increased from 8,6 per cent in 2000 to 10,4 per cent in 2005. This increase was primarily driven by the surge in outlays on new motor vehicles. Final expenditure on semi-durable goods relative to total expenditure by households declined from 9,8 per cent in 2000 to 9,4 per cent in 2005 due to lower outlays on clothing and footwear. The share of non-durable goods declined from 39,2 per cent to 38,1 per cent, brought about by relatively lower outlays mainly on food, beverages and tobacco. Expenditure on services relative to total expenditure declined from 42,4 per cent to 42,0 per cent. Relatively stronger increases in expenditure on rent and communication services were more than neutralised by declines in expenditure on domestic services, medical services and miscellaneous services.
Final consumption expenditure by general government was revised in accordance with changes made by the Public Finance Division of the Research Department as obtained

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from financial reports released by the Auditor-General from 2002/03 onwards. In addition, up-to-date information on national, provincial and local government as published by Stats SA was also incorporated.
Estimates of final consumption expenditure by general government as a ratio of gross domestic product rose from 18,1 per cent in 2000 to 19,5 per cent in 2005 as government expenditure on goods and services, and on salaries and wages rose relative to total gross domestic product. These increases were mainly the result of substantial outlays related to the defence procurement programme on destructive military equipment and the gradual increase in the employment levels of general government between 2000 and 2005.
Revisions to gross fixed capital formation and the book value of inventories were based on the data obtained from the large sample surveys for the different industries in the base year, while the Stats SA Annual Financial Surveys for the appropriate industries were used for the other years.
Gross fixed capital formation as a percentage of gross domestic product increased from 15,1 per cent in 2000 to 16,8 per cent in 2005. Rising capital formation by the private sector and public corporations more than offset the subdued performance of investment expenditure by general government on new infrastructure developments between the two base year periods. The last-mentioned type of capital expenditure was especially held back at the local authority level. In the private sector the contribution to fixed capital formation was boosted by capital outlays made by the sector commerce, transport and communication and the financial services sector. In the case of public corporations, increases in gross fixed capital formation stemmed mainly from the sector supplying electricity, gas and water, transport and the subsector communication.
Although compound annual growth in aggregate real gross domestic expenditure remained unchanged at 6,2 per cent for the period 2002 to 2008, the growth rates registered by the components of gross domestic expenditure changed markedly.
Estimates of real final consumption expenditure by households and general government were revised slightly downwards and in the period 2002 to 2008 the average annual growth in real outlays on final consumption expenditure by households declined from 5,7 per cent to 5,2 per cent. Likewise, in the case of general government the average annual growth in real final consumption expenditure declined from 5,4 per cent to 5,2 per cent.
Real outlays on gross fixed capital formation were revised substantially upwards and in the period 2002 to 2008 the average annual rate of increase rose from 11,3 per cent to 12,1 per cent. The annual growth in real capital expenditure was revised higher in all the years from 2002 to 2008 except in 2006. The average annual growth for real exports and imports of goods and services remained virtually unchanged.

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Table 4	Average real growth: Components of gross domestic expenditure and gross domestic product aggregates, 2002 to 2008
Per cent

	Compound annual	Compound annual
Components	rates at 2000 prices	rates at 2005 prices

Final consumption expenditure by households	5,7	5,2
Final consumption expenditure by general government	5,4	5,2
Gross fixed capital formation	11,3	12,1
Gross domestic expenditure	6,2	6,2
Exports of goods and services	4,3	4,3
Imports of goods and services	10,6	10,5
Expenditure on gross domestic product
GDP(E) at market prices	4,7	4,5
GDP(P) at market prices	4,4	4,6
GDP(I) at market prices	4,6	4,6
GDP(A) at market prices	4,6	4,6

GDP(E) is gross domestic product estimated from the expenditure components

GDP(P) is gross domestic product estimated from the production base

GDP(I) is gross domestic product estimated from the income components

GDP(A) is the average measure of GDP(E), GDP(P) and GDP(I)
Revision of gross saving
Changes to the level of gross saving was made in response to new benchmarked data on output, intermediate consumption and compensation of employees. The primary and secondary income levels (i.e., property income, social contributions and benefits, current taxes on income and wealth and current transfers for all institutional sectors) were also revised according to more complete data sources. The main sources to benchmark non-financial corporation were the Annual Financial Surveys of various industries published by Stats SA, while the financial sector’s revisions were based on data obtained from the consolidated income statements of the banking sector and up-to-date information from the surveys conducted by the Capital Market and Flow of Funds Division of the Research Department. The McGregor BFA database, the various exchanges and the general government financial statistics provided additional inputs.
Gross saving as a percentage of gross domestic product declined from 15,8 per cent in 2000 to a new benchmarked ratio of 14,5 per cent in 2005. However, this is slightly higher than the original estimate for 2005, namely 14,3 per cent. This improvement was due to the general government’s gross saving ratio that increased from 1,1 per cent in 2005 to 1,5 per cent after benchmarking. Households’ gross saving ratio deteriorated from 1,8 per cent to 1,7 per cent, while the saving ratio of the corporate sector remained at 11,3 per cent.

Table 5	Gross saving as a percentage of gross domestic product

		2005
Sector	2000	Before revision	After revision

Household saving	2,5	1,8	1,7
Corporate saving	13,4	11,3	11,3
Non-financial corporate sector	10,7	9,5	9,3
Financial corporate sector	2,7	1,8	2,0
General government	-0,2	1,1	1,5
Total saving	15,8	14,3	14,5

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Conclusion
The compilation of a country’s national accounts involves a continuous examination of existing data sources and the development of new information sources. The recognition and capturing of new developments in technology and products, and the changed behaviour of consumers and businesses, together with improved and new methodologies of compiling a set of national accounts as proposed by international guidelines, formed the basis of this set of national accounts portraying a slightly evolved structure of the South African economy. This should lead to improved and more relevant macroeconomic analyses.
The data contained in the statistical tables of the Quarterly Bulletin include the official estimates of South Africa’s national accounts benchmarked according to the latest and most comprehensive data sources available and rebased to 2005 prices. Along with the supply and use tables, and the flow of funds accounts, they present a reliable and comprehensive statistical overview of the South African economy.

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South African Reserve Bank
Note on the separate identification of computer equipment in the analysis of gross fixed capital formation by N N Molemoeng1
Introduction
This issue of the Quarterly Bulletin introduces estimates of expenditure on computer equipment as a separate category in the national accounts. Computer equipment is separately identified in the household final consumption expenditure tables and in the tables dealing with gross fixed capital formation by type of asset. In this note the focus is on the latter.
Computers2 were invented as early as the 1930s, and South Africa has imported computers and related equipment from, inter alia, Europe, the United States (US) and Japan for more than half a century. With the industrialisation and advancement of economies, investment in computers as a factor of production became progressively more important. It has been noted3 that a substantial part of the very strong economic growth in the US in the 1990s could be attributed to the spectacular expansion of information technology.
The System of National Accounts 1993 (1993 SNA) includes under machinery and equipment, fixed assets4 such as transport equipment, furniture, computers, office equipment, and other machinery and equipment. In South Africa, computers and related equipment have always implicitly been included in gross fixed capital formation as part of machinery and other equipment. However, capital spending on computers has grown in importance over the years. Furthermore, the difference in the service life of computers relative to other machinery and equipment implies that separate identification of computers will have a significant effect on the capital stock and productivity analysis. It consequently became imperative to estimate this type of assets individually.
This note firstly outlines how nominal capital expenditure on computer equipment was estimated from 1960. Secondly, the methodology used to estimate an appropriate deflator for computer equipment is discussed. Thirdly, the real capital formation data in respect of computer equipment are presented, followed by the capital stock of computer equipment. The note ends with some concluding observations.
Estimating capital expenditure on computer equipment
Since 2000 the Economic Activity Survey (EAS) of Statistics South Africa (Stats SA), which, among other things, surveys capital formation and provides for computer equipment as a separate asset type, was used to get a breakdown between computer equipment and machinery and other equipment. Prior to 2000, enterprise-surveyed data on capital formation obtained from official sources did not identify computers and related equipment as a separate type of asset. Accordingly, from 1960 to 1999 the imports of computers and related equipment, such as typing machines, calculating machines, statistical machines and parts, obtained from the foreign trade statistics published by government, were used in order to estimate the historical investment in computers. Prior to 1960 it was assumed that capital expenditure on computer equipment was negligible.

1	The author wishes to thank J P van den Heever, J W Prinsloo and H Wagner for their valuable assistance and inputs.

2	By definition, a computer is a device that accepts data and converts it based on a program or sequence of instructions on how the data are to be processed.

3	See Magnien (2001).

4	According to the 1993 SNA, fixed assets are tangible or intangible assets produced as outputs from processes of production that are themselves used continuously in other processes of production for more than one year.

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Figure 1 shows the estimated series for nominal capital expenditure on computer equipment. It should be noted that a semi-log scale is used and that inflation, relative price changes and structural developments all had a bearing on this nominal expenditure series.

Figure 1	Nominal capital expenditure on computer equipment
Table 1 illustrates the growing importance of expenditure on computer equipment in the economy. In the 1960s computers were relatively expensive, had limited capacity and were used by a very limited group of institutions. During the ensuing decades their usefulness and popularity rose at a stellar pace as their prices declined, and their capacity and range of applications expanded.

Table 1	Share of computer equipment in nominal gross fixed capital formation
Per cent

	Share of computer equipment in:
	Total machinery	Overall fixed
	and equipment*	capital formation

1960s	3,2	1,0
1970s	4,0	1,3
1980s	8,6	3,2
1990s	11,8	4,7
2000–2008	16,0	6,6

*	Total of computer equipment and machinery and other equipment

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Methodology used to derive a price index for computers
In the absence of an official price index for computer equipment in South Africa that could be used historically, relevant price indices from selected countries were used to compile a price index to deflate computer equipment for the years prior to 2000.

Figure 2	Price indices for computers in selected countries

Sources:	Office for National Statistics (UK), Bureau of Labor Statistics (US), Bank of Japan and Statistics South Africa
As illustrated in Figure 2, the United Kingdom’s (UK) price index for computer equipment shows a relatively fast decline, with less rapid declines in the price indices compiled by the US and Japan. Both the US and Japan use hedonic methods5 to derive a price index. The UK’s statistical office uses other methods to calculate quality change in computer models, such as option pricing or expert opinions where a manufacturer gives an assessment of the cost of adding the improvement that reflects the additional cost of the change in specification.6 As noted by Schreyer (2002), methodologies to derive price indices for information technology products vary between national statistics offices. The methodology used in South Africa’s national accounts to compile a price index from 1960 was to combine different price indices from different sources.
For the period 2000 to date the price index for computer equipment as published by Stats SA was used. Between 1991 and 1999, an unweighted average of the price indices for computer equipment in the UK, US and Japan were used, while the price index of the US Bureau of Economic Analysis (BEA) was used for the period 1960 to 1990. In order to have comparable indices, all the foreign price indices were converted to rand using the rand exchange rate against each currency. The international price indices (in rand) were linked to Stats SA’s price index, to obtain a comparable time series for the deflation of gross fixed capital formation on computer equipment from 1960.
It may be noted that the rand price index of computer equipment rose by less than 2 per cent per annum from 1960 to 2008 whereas consumer prices, for instance, rose by almost 9 per cent per annum, illustrating the magnitude of the relative price decline recorded by computer equipment.
Using the deflator as constructed for South Africa, the series for nominal gross fixed capital expenditure on computers was adjusted to obtain a real fixed capital formation series. The results are shown in Figure 3.

5	Hedonic methods are regression-based methods that may be applied to goods, such as computers, for which quality and characteristics are changing rapidly, in order to develop unit prices. In this way technological changes such as improvements on memory and speed are excluded from the index so as to include underlying price changes. See Triplett (2004).

6	See Schreyer (2002).

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Figure 3	Real capital expenditure on computer equipment
Figure 4 indicates the real investment in computer equipment together with that in machinery and other equipment. While both components started picking up in the 1990s, there has been a noticeable increase in the contribution of investment in computer equipment since the turn of the century. Along with trade liberalisation and increasing globalisation, South Africa had to forcefully expand its use of computer-related technologies and internationally competitive computer software packages.

Figure 4	Real fixed capital expenditure on computer equipment and on machinery and other equipment
Consumption of fixed capital and the capital stock of computer equipment
The consumption of fixed capital, often referred to as ‘depreciation’, relates to the decline in the current value of the stock of fixed assets owned by a producer as a result of physical deterioration, technological obsolescence or normal accidental damage in the course of time. Different asset types have a different service life and in South Africa’s

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national accounts the assumed service life ranges from 80 years for construction works in the agricultural sector to 8 years for transport equipment. In the case of computer equipment, the service life was estimated to be 5 years. The time span was chosen mainly based on expert opinions, but also mindful that the average service life as measured by some other countries7 such as the US and Japan is somewhat longer, while in the UK it is shorter (Nomura, University and Momose, 2008).
The standard or traditional procedure to calculate capital stock values is the Perpetual Inventory Method (PIM). Estimates of the net capital stock (as published in the Quarterly Bulletin of the South African Reserve Bank) are obtained by applying a capital consumption function based on the expected economic life of the various asset types. In South Africa, estimates of net capital stock are based on a straight-line retirement function.
Figure 5 shows the real fixed capital stock of computer equipment. As may be expected, it increased rapidly over time as the use of computer equipment became widespread. The fixed capital stock of machinery and equipment, including computer equipment, according to the old methodology and the capital stock obtained if computer equipment is treated separately differ in terms of level.

Figure 5	Fixed capital stock: Computer equipment
The difference can be ascribed to the fact that the service life that was used for depreciation of computer equipment when it was included in the machinery and equipment was 10 years instead of 5 years. The capital stock of machinery and other equipment that includes the computer equipment separately calculated shows stock levels that are lower. This can be attributed to the computer investment portion of capital formation that depreciates at a rate of 20 per cent per year instead of the 10 per cent previously used.
Conclusion
Since the 1990s there has been a noticeable increase in nominal investment in computer equipment in South Africa, as elsewhere in the world. At the same time, the prices of computer equipment have declined significantly. International price indices for computers, adjusted for exchange rate changes, were combined and linked to the computer equipment price index for South Africa to obtain a deflator series going back to 1960.

7	The service life of computers in the US (BLS) is 6 years, for Japan it is 7,8 years and for the UK it is 3,2 years.

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Applying the deflator series to nominal capital formation, a rapidly increasing series for real capital expenditure on computer equipment is obtained. These estimates are also used to refine the South African Reserve Bank’s capital stock series. Since computer equipment has an assumed life-span of only 5 years – significantly shorter than that of other capital goods – the separation of computer equipment from machinery and other equipment has improved the estimates of the capital stock by type of asset.
References
Kanamori, T and Motohashi, K. 2007. “Information technology and economic growth: comparison between Japan and Korea”. RIETI Discussion Paper Series 07-E-009. Tokyo: Research Institute of Economy, Trade and Industry.
Magnien, F. 2001. “Methods of estimating ICT in the French national accounts”. OECD Meeting of National Accounts Experts. Paris.
Nomura, K, University, K and Momose, F. 2008. “Measurement of depreciation rates based on disposal asset data in Japan”. OECD Meeting of National Accounts Experts. Paris.
Oulton, N. 2001. ICT and productivity growth in the United Kingdom. Bank of England Working Paper No.140. London: Bank of England.
Schreyer, P. 2002. Computer price indices and international growth and productivity comparisons. Review of Income and Wealth Series 48 (1). Paris: Organisation for Economic Co-operation and Development Statistics Directorate.
Strydom, P D F. 2003. “International trade and economic growth in South Africa”. Paper delivered at the 2003 Conference of the Economic Society of South Africa, Somerset West.
Triplett, J. 2004. Handbook on hedonic indexes and quality adjustments in price indexes: Special application to information technology products. OECD Science, Technology and Industry Working Papers 2004/9. Paris: Organisation for Economic Cooperation and Development Statistics Directorate.

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South African Reserve Bank
Note on the profile of repurchase transactions on the JSE Limited by H Coetzer and M Tlali1
Introduction
Repurchase transactions, loosely referred to as ‘repos’, are widely used in the financial markets. They constitute one of several types of transactions catered for in the secondary bond market on the JSE Limited (JSE). While it is well known that large amounts of funds flow through the repurchase market on a daily basis, the detailed information on the bond market obtained by the South African Reserve Bank (the Bank) makes it possible to measure and analyse numerous dimensions of the formal market in repurchase agreements. The purpose of this note is to explain the profile of repurchase transactions, including the definition and working of repurchase agreements; the underlying instruments used; the active sectors and countries in this trade type; and the maturity spectrum of, and the average interest rates on repurchase transactions.
Definition and working of repurchase transactions
A repurchase agreement is an agreement between two parties whereby one party sells a security to the other at a specified price with a commitment to buy the security back at a later date. The second price (determined at the time of the first leg) is the price of the first leg plus the repurchase interest, often called the ‘carry rate’. The difference between the first and second price is the cost of carry. Any repurchase transaction therefore has two trade legs; (1) the near leg and (2) the far leg. For the party buying the security and agreeing to sell it later (buyer), the agreement is referred to as a ‘reverse repurchase agreement’.
In a repurchase transaction the original owner retains or is entitled to any proceeds that accrue to that security while it is temporarily sold, as the risk and return on the collateral are retained by the temporary seller. The legal transfer of ownership and use of funds are temporary, since a repurchase agreement is economically similar to a secured, collateralised loan, with the difference being that in the case of a loan the collateral is only pledged to the party providing finance, with no legal change in ownership. Repurchase agreements are also not the same as securities (scrip) lending as in scrip lending the party obtaining the assets is the borrower and not the buyer, while the party providing the assets is the lender not the seller, with a fee paid to the lender and not interest as in a repurchase transaction. A distinction can also be drawn between classical repurchase transactions and buy/sell-backs; the main difference being the treatment of the coupon payment. In a classic repurchase transaction the coupon is paid by the buyer to the original owner on the coupon payment date, whereas in the case of buy/sell-backs the coupon payment is included as part of the price of the second leg of the trade.
By contrast, ‘outright transactions’ (all trades excluding repurchase transactions) refer to the purchasing or selling of securities and, unlike repurchase transactions, do not involve the obligation or agreement to re-sell or repurchase those securities. With outright transactions, the ownership of securities is transferred to the buyer and remains with the buyer until maturity of the security or until the choice to trade the security is exercised.
The significance of repurchase trades in the secondary bond market on the JSE is reflected in the considerable contribution they made towards total turnover as indicated in Figure 1. On a monthly basis, repurchase agreements constituted between 50 and 72 per cent of total turnover.

1  The views expressed are those of the authors and do not necessarily reflect the views of the South African Reserve Bank. The authors wish to thank J P van den Heever, M Kock and Z Nhleko for their comments and inputs.

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Figure 1	Repurchase turnover as a percentage of total turnover
Underlying instruments in repurchase trades
Although repurchase trades are conducted across a wide spectrum of securities, government bonds dominate. For instance, in October 2009, 96 per cent of repurchase turnover in the secondary bond market involved government bonds – mainly conventional, but also inflation-linked bonds (Table 1). Of the total repurchase turnover in inflation-linked bonds the R189 (maturing in 2013) accounted for 70 per cent and within conventional government bonds the R157 (maturing in 2014/2015/2016) and the R186 (maturing in 2025/2026/2027) accounted for 57 per cent.

Table 1	Repurchase turnover by type of instrument, October 2009

Percentage contribution to
Issuer and type	total repurchase turnover
National government	96
Conventional bonds	92
Inflation-linked bonds	4
State-owned enterprises	3
Private sector	1
Total	100
Main sectors and countries participating in repurchase agreements
The domestic banking sector accounted for half of the trading activity in October 2009, with the other participants mainly being non-residents and the rest of the domestic financial sector, which includes finance companies, financial controlling companies and private-sector financial auxiliaries. The non-resident and other domestic financial sectors jointly accounted for around 38 per cent of trading activity. The monetary authority and public non-financial corporate sectors contributed to a lesser extent to total turnover as specified in Table 2. Repurchase transactions are used by the Bank to manage and control liquidity in the money market.

88	Quarterly Bulletin December 2009

South African Reserve Bank

Table 2	Repurchase turnover by type of participant, October 2009

Percentage contribution to
Institutional sectors	total repurchase turnover
Banks	52
Other financial institutions	26
Public non-financial corporate sector	5
Monetary authority	2
Public-sector pension and provident funds	1
Unit trusts	1
Public-sector financial intermediaries	1
Non-residents	12
Total	100
About 99,6 per cent of the repurchase transactions conducted by non-residents are by parties domiciled in the United Kingdom, with Namibia and the United States the only other countries involved in repurchase trades in South Africa in the first ten months of 2009.
Maturity spectrum of, and interest rates on repurchase transactions
The flexible maturity structure of repurchase trades is entirely independent of the maturity of the underlying security. Considering all repurchase trades on a normal2 day, the repurchase turnover for every settlement is depicted in Figure 2. Settlement on a T+3 basis dominated trade as it accounted for nearly half of the number of repurchase trades and turnover on this day.

Figure 2	Turnover of repurchase transactions across settlement dates
Table 3 shows that the near leg settlement date of 22 October 2009 and the far leg settlement date of 17 December 2009 – with a difference of 56 days – generated the highest average value per transaction.

2	A normal trading day has an average number of repo trades, and is not an auction day or the day before a major announcement, for example, the Monetary Policy Committee’s announcement of the repurchase rate.

Quarterly Bulletin December 2009	89

South African Reserve Bank

Table 3	Repurchase trades entered into on 19 October 2009

Near leg	Far leg	Difference in	Number	Value of	Average value
settlement	settlement	settlement	of	transactions	per transaction
date	date	(Days)	transactions	(R millions)	(R millions)

19 October 2009	20 October 2009	1	4	574	144
19 October 2009	22 October 2009	3	4	5	1
20 October 2009	21 October 2009	1	8	251	31
20 October 2009	22 October 2009	2	16	489	31
20 October 2009	27 October 2009	7	10	110	11
21 October 2009	22 October 2009	1	200	8 226	41
21 October 2009	26 October 2009	5	2	3	1
22 October 2009	29 October 2009	7	26	6 198	238
22 October 2009	19 November 2009	28	26	6 981	269
22 October 2009	17 December 2009	56	2	804	402
In 71 per cent of the trades the difference in settlement between the near leg and the far leg was one single day and accounted for 38 per cent of total repurchase turnover (Figure 3 and Table 4).

Figure 3	Turnover per difference (in days) in settlement between the near leg and far leg of repurchase trades
Annualised interest rates were calculated for each repurchase trade on 19 October 2009. Table 4 shows the average annualised interest rates calculated from each difference in settlement. These rates are similar to the Johannesburg Interbank Agreed Rates (Jibar) for October 2009, namely 6,95 per cent (1 month), 7,16 per cent (3 months) and 7,63 per cent (6 months). This confirms the point that repurchase agreements are essentially collateralised lending over money-market time horizons and at money-market interest rates.

90	Quarterly Bulletin December 2009

South African Reserve Bank

Table 4	Interest rates per difference in settlement, 19 October 2009

Average interest rates	Difference in settlement	Percentage of the number
per difference	between near leg	of trades in each difference
per annum	and far leg	category to total trades
(Per cent)	(Days)	(Per cent)

7,05	1	71
7,02	2	5
6,72	3	1
6,87	5	1
7,12	7	12
7,76	28	9
6,95	56	1
Conclusion
Repurchase transactions are well developed and this trade type forms an integral part of the secondary bond market on the JSE with regard to turnover and market liquidity –especially in respect of liquidity in the government bond sector – and therefore help to attract investors. Repurchase trades are settled mostly over a very short period, and the difference between selling and repurchase prices translates to annualised interest rates similar to those in the money market, such as the Jibar rates.

Quarterly Bulletin December 2009	91

South African Reserve Bank
Notes to tables
Yields and stock exchange activity – Table S–33
The column containing the unit selling prices of unit trusts has been discontinued since this indicator has lost its relevance. This is as a result of the flexibility of investing by unit trusts, resulting in the indicator reflecting returns on continuously changing combinations of asset classes. This column was replaced with the price-earnings ratio for all classes of shares previously published in Table S–143.
Final consumption expenditure by households – Tables S–110 and S–111
Following the outcome of the benchmarking and rebasing project by the National Accounts Division, the durable goods expenditure categories have been expanded to separately show expenditure on computers and related equipment. Expenditure on miscellaneous services has also been expanded to separately provide for spending on security services.
Gross fixed capital formation by type of asset – Tables S–118 and S–119
Previously included under machinery and equipment, computers and related equipment have been added as a separately identified asset category in the analysis of gross fixed capital formation.
Capital market (Selected data) – Table S–143
The column containing the price-earnings ratio for all classes of shares was replaced with the 12-month percentage change in the total value of share capital raised. The column for the underlying value of futures contracts was replaced with the total value of derivatives contracts traded.

92	Quarterly Bulletin December 2009

Statistical tables

South African Reserve Bank
Statistical tables

Page “S”
Money and banking

South African Reserve Bank: Liabilities and assets	2-3
Corporation for Public Deposits: Liabilities and assets	4-5
Banks: Liabilities and assets	6-9
Banks: Analysis of deposits	10
Banks: Selected asset items	10
Banks and Mutual Banks: Instalment sale and leasing transactions	11
Term lending rates and amounts paid out by banks	11
Banks: Contingent liabilities	12
Banks: Credit cards, cheques and electronic transactions	13
Banks: Liquid assets and cash reserves	14
Mutual banks and the Postbank: Liabilities and assets	15
Land and Agricultural Bank of South Africa: Liabilities and assets	16-17
Monetary sector: Liabilities and assets	18-21
Credit extension by all monetary institutions	22
Monetary aggregates	23
Monetary analysis	24
Banks and Mutual Banks: Mortgage loans	25
Selected money-market and related indicators	26
Money-market accommodation: Selected daily indicators	27
Money-market and related interest rates	28

Capital market

Capital market interest rates and yields	29
Capital market activity: Primary and secondary markets	30
Capital market activity: Non-resident and real-estate transactions	30
Derivative market activity	31
Share prices	32
Yields and stock exchange activity	33
Unit trusts: Selected items and transactions	34
Public Investment Corporation: Liabilities and assets	35
Long-term insurers: Income statement	36
Long-term insurers: Liabilities and assets	37
Short-term insurers: Income statement	38
Short-term insurers: Liabilities and assets	39
Official pension and provident funds: Income statement	40
Official and private self-administered pension and provident funds: Assets and liabilities	41
Private self-administered pension and provident funds: Assets and income statement	42
Participation bond schemes: Funds received and invested	43
Participation bond schemes: Functional classification of mortgage bonds paid out and outstanding	43

National financial account

Flow of funds for the year 2008	44-45

Public finance

National government finance	46-47
Cash-flow statement of national government and financing according to instruments	48
National government financing according to ownership of government debt	49
National government debt	50-51
Ownership distribution of domestic marketable bonds	52-53
Redemption schedule of domestic marketable bonds of national government	54-55
Interest payment schedule of domestic marketable bonds of national government	56
Marketable bonds of national government by unexpired maturity	57
National government debt denominated in foreign currencies	58
Redemption schedule of foreign debt of national government	59
Interest payment schedule of foreign debt of national government	60-61
Ownership distribution of domestic marketable bonds of local governments	62
Ownership distribution of domestic marketable bonds of non-financial public enterprises	62
Government deposits	63
Government finance statistics of national government	64
Government finance statistics of extra-budgetary institutions	65
Government finance statistics of social security funds	66
Government finance statistics of consolidated central government	67
Government finance statistics of provincial governments	68
Government finance statistics of local governments	69
Government finance statistics of consolidated general government	70
Government finance statistics of non-financial public enterprises	71
Non-financial public-sector borrowing requirement	72

S–0	Quarterly Bulletin December 2009

South African Reserve Bank

Page “S”
Government finance statistics of financial public enterprises	73
Total expenditure — consolidated general government (Functional classification)	74
Local governments: Liabilities and assets	75
Non-financial public enterprises: Liabilities and assets	76
Financial public enterprises: Liabilities and assets	77

International economic relations

Balance of payments: Annual figures	78
Balance of payments: Quarterly figures	79
Current account of the balance of payments	80
Foreign trade: Indices of volume and prices	81
Services, income and transfers	82-83
Capital movements	84-85
Foreign liabilities and assets of South Africa	86-87
Foreign liabilities and assets of South Africa by selected countries	88-95
Foreign liabilities of South Africa by kind of economic activity	96-97
Foreign debt of South Africa	98
Maturity structure of foreign-currency denominated debt	99
Ratios of selected data	99
Gold and other foreign reserves	100
Average daily turnover on the South African foreign exchange market	101
Exchange rates	102
Exchange rates, commodity prices and trade financing rates	103

National accounts

National income and production accounts of South Africa	104
Gross value added by kind of economic activity	105-106
Expenditure on gross domestic product	107-109
Final consumption expenditure by households	110-113
Gross fixed capital formation	114-120
Fixed capital stock	121
Change in inventories	122-123
Gross and net capital formation by type of organisation	124
Financing of gross capital formation	124
Production, distribution and accumulation accounts of South Africa	125-130
Current income and saving	131

General economic indicators

Labour: Employment in the non-agricultural sectors	132
Labour: Labour costs in the non-agricultural sectors	133
Manufacturing: Orders, production, sales and utilisation of production capacity	134
Indicators of real economic activity	135
Consumer prices — all urban areas	136,138
Consumer prices — all urban areas	137,139
Producer prices	140
Composite business cycle indicators	141

Key information

Money and banking: Selected data	142
Capital market: Selected data	143
Public finance: Selected data	144-145
Balance of payments: Percentage changes in selected data	146
Balance of payments: Ratios of selected data	146
Terms of trade and exchange rates of the rand: Percentage changes	147
National accounts: Percentage changes in selected data at constant prices	148
National accounts: Selected data	149
National accounts: Ratios of selected data	150
Composite business cycle indicators: Percentage change	151
Labour in the non-agricultural sector: Percentage change	152
Prices: Percentage change	152
Inflation expectations	153
Business cycle phases of South Africa since 1945	153

General notes

Owing to the rounding off of figures, the sum of the separate items will sometimes differ from the total shown.
... denotes not available
— denotes a value equal to nil
0 denotes a value between nil and half of the measuring unit

Quarterly Bulletin December 2009	S–1

South African Reserve Bank
South African Reserve Bank
Liabilities
R millions

		Deposits
		Central government		Banks and mutual banks[4]			Other

	Notes and	Exchequer		Required	Excess							Capital
	coin in	and PMG		reserve	cash	Other			Total	SARB	Foreign	and	Other	Total
	circulation[1]	accounts[2]	Other[3]	balances[5]	reserves	balances[6]	Domestic	Foreign	deposits	securities	loans[7]	reserves	liabilities	liabilities
End of	(1000M)	(1001M)	(1002M)	(1014M)	(1013M)	(1005M)	(1006M)	(1007M)	(1008M)	(1015M)	(1009M)	(1010M)	(1011M)	(1012M)

2003	44 671	153	5 600	17 346	58	2	1	86	23 245	3 233	19 953	357	15 156	106 614
2004	48 831	45	6 391	22 035	258	79	4 063	85	32 956	11 904	19 687	364	16 472	130 213
2005	54 237	23	25 280	25 260	491	11	15 038	108	66 211	5 327	22 080	365	10 259	158 479
2006	63 575	—	42 437	31 840	628	27	9 812	73	84 817	3 011	19 190	367	32 203	203 164
2007	68 196	—	62 044	40 826	956	151	12 712	71	116 761	9 026	11 930	380	40 784	247 076
2008	72 697	—	65 861	47 605	84	128	6 316	73	120 066	24 199	6 040	393	117 696	341 090

2006: Aug	54 624	1	36 604	28 892	565	29	12 813	90	78 995	5 020	25 251	367	34 927	199 184
Sep	56 538	—	36 759	29 603	603	1 368	9 729	81	78 143	4 318	27 435	367	50 034	216 835
Oct	56 922	—	36 914	30 194	312	13	13 623	76	81 131	2 850	24 169	367	43 518	208 957
Nov	59 546	—	37 067	30 748	1 301	14	12 256	76	81 463	3 512	21 747	367	40 066	206 701
Dec	63 575	—	42 437	31 840	628	27	9 812	73	84 817	3 011	19 190	367	32 203	203 164

2007: Jan	56 986	—	43 694	32 673	1 068	21	15 220	75	92 751	4 912	19 597	367	40 779	215 393
Feb	57 130	—	45 644	33 508	1 351	81	11 215	76	91 873	4 912	19 539	367	43 555	217 376
Mar	58 469	—	45 856	33 832	1 537	1 378	10 258	77	92 938	4 914	19 584	367	43 653	219 926
Apr	59 943	1	48 845	34 457	610	137	8 237	76	92 363	6 943	17 601	367	39 777	216 994
May	58 943	—	49 310	35 915	101	—	11 219	78	96 623	8 730	17 751	367	41 798	224 211
Jun	59 424	—	49 515	36 488	1 079	145	11 675	69	98 972	8 342	17 694	367	41 130	225 929
Jul	58 875	—	54 716	37 342	95	94	11 673	72	103 992	8 460	17 746	367	43 485	232 924
Aug	59 932	1	57 775	37 409	388	143	5 822	71	101 609	9 938	17 859	367	45 252	234 956
Sep	60 948	2	59 686	37 997	10	58	7 666	80	105 500	11 399	15 476	380	41 672	235 373
Oct	60 126	—	60 908	38 732	43	86	14 478	80	114 327	10 473	13 068	380	34 534	232 906
Nov	64 660	—	61 128	39 762	162	115	10 542	82	111 791	12 059	11 763	380	42 082	242 735
Dec	68 196	—	62 044	40 826	956	151	12 712	71	116 761	9 026	11 930	380	40 784	247 076

2008: Jan	61 281	—	61 978	41 500	125	151	16 858	67	120 680	12 077	11 154	380	67 220	272 791
Feb	62 879	—	63 738	43 502	68	99	12 191	104	119 701	13 306	11 624	380	79 076	286 966
Mar	63 372	1	64 443	44 262	164	104	6 772	67	115 814	15 678	11 310	380	94 141	300 694
Apr	66 914	1	63 426	43 691	138	119	7 325	75	114 775	18 437	10 558	380	73 999	285 062
May	63 400	—	63 493	44 468	102	111	8 357	77	116 607	19 285	8 681	380	75 073	283 426
Jun	63 801	—	63 603	44 610	623	84	8 807	74	117 801	18 400	8 941	380	81 494	290 816
Jul	63 681	1	63 816	45 303	408	-12	12 276	71	121 863	19 901	6 561	380	67 672	280 058
Aug	65 023	1	64 077	46 246	534	243	9 659	77	120 837	21 597	6 903	380	73 114	287 854
Sep	65 434	1	64 459	47 269	553	46	8 194	73	120 595	23 648	6 550	393	92 566	309 186
Oct	68 079	—	64 948	47 660	16	199	5 438	73	118 334	24 384	8 011	393	138 204	357 405
Nov	70 920	1	65 449	47 644	50	123	1 516	70	114 852	25 831	6 559	393	141 927	360 483
Dec	72 697	—	65 861	47 605	84	128	6 316	73	120 066	24 199	6 040	393	117 696	341 090

2009: Jan	68 419	—	66 012	47 529	89	67	6 765	75	120 538	25 138	6 520	393	145 738	366 747
Feb	68 259	1	66 094	47 621	135	—	4 805	79	118 735	27 610	6 468	393	142 784	364 249
Mar	68 979	1	66 294	47 778	22	56	1 996	73	116 222	28 109	6 198	393	125 692	345 594
Apr	71 203	1	66 402	48 165	144	64	198	71	115 045	28 157	5 428	393	90 813	311 039
May	69 198	—	71 581	48 553	51	39	1 888	72	122 183	28 795	5 237	393	82 432	308 237
Jun	68 556	—	70 390	48 711	1 073	24	2 822	71	123 091	26 480	4 998	393	72 708	296 226
Jul	69 762	—	69 727	49 254	113	115	5 388	61	124 657	27 452	5 073	393	76 434	303 771
Aug	69 783	—	69 681	48 696	33	131	5 365	71	123 976	26 073	5 070	393	91 146	316 441
Sep	69 214	—	73 516	48 843	89	74	5 412	71	128 005	28 830	2 604	397	83 984	313 034

KB101

1.	Including coin as from March 1994 onwards.

2.	PMG means Paymaster General. Including deposits of provincial administrations with the South African Reserve Bank as from December 1992. Exchequer balance includes uninvested part of the Stabilisation Account.

3.	Mainly comprising government departments, and the Compensatory and Contingency Financing Facility of the IMF as from December 1993 onwards.

4.	Until October 1986 only banks, thereafter banks and building societies. Banks and mutual banks as from January 1994 onwards.

5.	As from April 1998 the minimum cash reserve requirement was set at 2 1/2 per cent of banks’ liabilities but banks’ vault cash holdings qualified in full as part of cash reserves, as per notice R572 in Government Gazette No. 18810 of April 1998. As from September 2001, only 75 per cent of banks’ vault cash holdings qualified as cash reserves, and subsequently the qualifying portion was reduced by 25 percentage points each year. In September 2004 the concession was fully phased out.

6.	Not including deposits denominated in foreign currencies.

7.	Including loans of the South African government for which the South African Reserve Bank has assumed liability.

S–2	Quarterly Bulletin December 2009

South African Reserve Bank
South African Reserve Bank
Assets
R millions

	Foreign assets		Liquidity provided[2]				Advances and investments
				Loans granted to
				banks under:			Advances		Investments
			Utilisation								Total
	Gold coin		of	Resale					Govern-		(excluding
	and		cash	agree-	SAMOS				ment		foreign	Other	Total
	bullion[1]	Total	reserves	ments	penalty	Total	Banks[4]	Other[3]	stock	Other	assets)	assets	assets
End of	(1020M)	(1021M)	(1033M)	(1034M)	(1035M)	(1036M)	(1025M)	(1026M)	(1027M)	(1028M)	(1029M)	(1030M)	(1031M)

2003	9 799	52 905	81	13 000	1	13 082	64	579	16 469	279	30 474	23 235	106 614
2004	8 887	82 849	23	12 958	—	12 981	67	483	15 057	279	28 867	18 498	130 213
2005	12 970	130 466	445	11 909	—	12 354	110	497	12 629	279	25 870	2 143	158 479
2006	17 634	178 318	122	12 315	—	12 438	88	457	9 289	279	22 549	2 297	203 164
2007	22 843	224 313	101	10 866	—	10 967	118	412	8 698	279	20 475	2 288	247 076
2008	32 426	316 991	953	10 753	—	11 707	153	458	9 067	279	21 664	2 436	341 090

2006: Aug	17 789	173 835	587	12 756	—	13 343	121	443	8 865	279	23 050	2 299	199 184
Sep	18 629	191 218	204	13 412	—	13 616	120	453	8 855	279	23 323	2 293	216 835
Oct	17 908	182 701	1 188	12 721	—	13 908	127	455	9 180	279	23 949	2 307	208 957
Nov	18 501	181 337	300	12 456	—	12 755	142	633	9 267	279	23 078	2 286	206 701
Dec	17 634	178 318	122	12 315	—	12 438	88	457	9 289	279	22 549	2 297	203 164

2007: Jan	18 690	187 696	732	14 704	—	15 435	126	440	9 122	279	25 403	2 294	215 393
Feb	19 531	191 171	148	13 703	—	13 851	170	474	9 108	279	23 882	2 323	217 376
Mar	19 224	192 709	1 140	13 914	—	15 053	163	514	8 918	279	24 927	2 289	219 926
Apr	19 184	190 689	751	13 420	—	14 171	147	396	9 059	279	24 052	2 252	216 994
May	18 729	198 102	965	13 056	—	14 021	152	391	8 958	279	23 801	2 308	224 211
Jun	18 333	199 561	111	14 406	—	14 517	135	471	8 641	279	24 044	2 324	225 929
Jul	18 902	207 743	112	13 285	—	13 397	151	390	8 671	279	22 888	2 294	232 924
Aug	19 186	212 637	302	10 308	—	10 610	158	409	8 578	279	20 033	2 286	234 956
Sep	20 311	209 439	452	13 719	—	14 171	149	406	8 635	279	23 641	2 294	235 373
Oct	20 527	207 455	244	13 304	—	13 548	139	411	8 780	279	23 156	2 295	232 906
Nov	21 425	217 934	450	12 611	—	13 061	132	394	8 648	279	22 513	2 288	242 735
Dec	22 843	224 313	101	10 866	—	10 967	118	412	8 698	279	20 475	2 288	247 076

2008: Jan	27 419	249 429	178	11 407	—	11 585	150	401	8 666	279	21 080	2 282	272 791
Feb	29 865	263 925	501	10 860	—	11 361	213	427	8 461	279	20 740	2 300	286 966
Mar	30 334	278 294	22	10 920	—	10 942	181	416	8 280	279	20 097	2 303	300 694
Apr	26 460	260 085	1 113	12 500	119	13 732	146	277	8 237	279	22 671	2 307	285 062
May	26 940	261 545	833	9 812	—	10 645	177	373	8 038	279	19 512	2 369	283 426
Jun	29 046	272 080	146	7 615	—	7 761	187	343	7 787	279	16 357	2 378	290 816
Jul	26 870	256 269	685	11 507	12	12 204	167	386	8 394	279	21 430	2 360	280 058
Aug	25 659	264 230	224	11 693	—	11 917	162	373	8 493	279	21 225	2 399	287 854
Sep	29 435	284 388	—	13 173	—	13 173	181	379	8 374	279	22 386	2 413	309 186
Oct	29 758	332 403	829	12 272	—	13 101	137	720	8 353	279	22 590	2 412	357 405
Nov	32 934	336 342	473	11 619	—	12 092	175	460	8 716	279	21 722	2 419	360 483
Dec	32 426	316 991	953	10 753	—	11 707	153	458	9 067	279	21 664	2 436	341 090

2009: Jan	37 702	343 794	854	9 812	—	10 666	157	441	8 943	279	20 486	2 467	366 747
Feb	38 387	339 183	152	10 412	2 556	13 120	142	372	8 706	279	22 620	2 447	364 249
Mar	35 175	323 554	293	10 018	—	10 311	121	428	8 437	279	19 576	2 463	345 594
Apr	29 953	287 904	228	10 906	—	11 134	97	357	8 506	279	20 373	2 762	311 039
May	31 044	284 633	1 181	10 428	—	11 609	108	325	8 498	279	20 819	2 785	308 237
Jun	29 004	274 502	193	9 989	—	10 183	106	324	8 345	279	19 236	2 488	296 226
Jul	29 269	278 695	2 126	11 307	—	13 433	118	155	8 451	279	22 435	2 641	303 771
Aug	29 565	295 154	547	8 960	—	9 508	128	306	8 573	279	18 794	2 493	316 441
Sep	29 973	290 899	109	10 502	—	10 611	130	300	8 312	279	19 631	2 504	313 034

KB102

1.	Valued at a market-related price.

2.	In terms of the new procedures to regulate money-market liquidity introduced on 9 March 1998.

3.	Including the central government, provincial governments, the National Supplies Procurement Fund, agricultural control boards and other semi-government bodies.

4.	Including overnight loans, which came into effect on 1 May 1993 and ended on 8 March 1998.

Quarterly Bulletin December 2009	S–3

South African Reserve Bank
Corporation for Public Deposits
Liabilities
R millions

	Deposits
	Domestic
	Central		Insurance
	and	Public	companies
	provincial	enter-	and					Capital
	govern-	prises/	pension				Total	and	Other	Total
	ments	corporations[1]	funds	Other	Total	Foreign	deposits	reserves	liabilities	liabilities
End of	(1053M)	(1042M)	(1043M)	(1045M)	(1046M)	(1047M)	(1048M)	(1049M)	(1050M)	(1051M)

2003	3 452	118	32	185	3 787	844	4 631	81	380	5 092
2004	4 981	220	21	1 059	6 281	1 784	8 065	81	588	8 734
2005	14 773	283	31	2 203	17 290	2 473	19 763	81	141	19 985
2006	12 368	891	23	908	14 190	2 512	16 702	81	162	16 945
2007	13 808	733	31	1 205	15 776	5 735	21 511	81	169	21 761
2008	6 782	461	76	935	8 255	3 517	11 772	81	207	12 060

2006: Aug	15 097	801	21	1 195	17 114	2 407	19 521	81	165	19 768
Sep	12 663	833	161	1 207	14 863	2 645	17 509	81	174	17 764
Oct	14 720	856	26	869	16 471	3 493	19 964	81	174	20 220
Nov	12 561	867	99	889	14 417	2 409	16 827	81	351	17 259
Dec	12 368	891	23	908	14 190	2 512	16 702	81	162	16 945

2007: Jan	15 526	891	192	927	17 536	3 518	21 054	81	146	21 281
Feb	12 156	865	163	883	14 067	2 507	16 574	81	181	16 836
Mar	7 126	739	95	866	8 826	3 921	12 747	81	218	13 045
Apr	11 740	674	108	888	13 410	3 280	16 690	81	179	16 950
May	13 127	642	35	914	14 718	1 841	16 559	81	171	16 811
Jun	16 178	634	31	944	17 786	3 581	21 367	81	254	21 702
Jul	13 876	645	35	979	15 535	4 044	19 579	81	174	19 834
Aug	8 430	671	69	994	10 164	3 838	14 002	81	174	14 257
Sep	12 894	658	73	1 076	14 701	4 899	19 599	81	169	19 850
Oct	13 951	679	24	1 128	15 781	6 894	22 675	81	171	22 927
Nov	10 884	650	305	1 171	13 010	6 398	19 407	81	152	19 640
Dec	13 808	733	31	1 205	15 776	5 735	21 511	81	169	21 761

2008: Jan	13 616	784	68	1 265	15 733	7 093	22 826	81	159	23 067
Feb	13 723	776	144	1 291	15 935	5 126	21 060	81	188	21 329
Mar	7 799	788	157	470	9 214	4 154	13 368	81	174	13 623
Apr	9 144	765	89	504	10 502	6 107	16 609	81	109	16 799
May	7 926	775	107	530	9 338	7 583	16 921	81	212	17 215
Jun	10 302	781	32	573	11 688	4 633	16 321	81	182	16 584
Jul	11 490	692	34	638	12 854	7 742	20 596	81	227	20 905
Aug	7 850	627	31	722	9 230	5 088	14 318	81	216	14 615
Sep	7 349	575	94	759	8 777	2 829	11 605	81	216	11 902
Oct	6 156	576	142	841	7 715	4 021	11 735	81	454	12 270
Nov	5 492	526	165	889	7 072	2 920	9 993	81	190	10 264
Dec	6 782	461	76	935	8 255	3 517	11 772	81	207	12 060

2009: Jan	7 198	422	64	998	8 682	3 148	11 830	81	233	12 145
Feb	7 373	444	38	1 089	8 944	3 210	12 154	81	175	12 410
Mar	5 582	403	28	1 114	7 127	2 658	9 785	81	242	10 108
Apr	4 919	391	33	1 157	6 499	3 873	10 372	81	281	10 734
May	5 893	337	525	1 177	7 932	3 010	10 942	81	270	11 292
Jun	6 737	288	67	1 161	8 253	3 979	12 232	81	430	12 743
Jul	5 918	262	311	1 289	7 781	4 182	11 962	81	263	12 306
Aug	3 852	288	275	1 570	5 985	4 470	10 455	81	264	10 800
Sep	4 742	332	271	1 668	7 013	3 674	10 686	81	176	10 943
KB104

1.	Including the Public Investment Corporation.

S–4	Quarterly Bulletin December 2009

South African Reserve Bank
Corporation for Public Deposits
Assets
R millions

	Call deposits
							Other
							public
			Promissory		Treasury	Government	sector	Other
	SARB	Banks	notes[1]	NCD’s	bills	stock	securities	assets	Total assets
End of	(1067M)	(1091M)	(1063M)	(1092M)	(1061M)	(1062M)	(1069M)	(1065M)	(1066M)

2003	638	—	495	—	1 688	42	200	2 030	5 092
2004	4 190	—	717	—	1 473	42	200	2 112	8 734
2005	14 961	1 167	397	237	1 371	28	200	1 624	19 985
2006	9 722	1 447	99	707	3 893	—	200	877	16 945
2007	12 602	2 264	198	2 953	1 062	—	1 365	1 316	21 761
2008	6 300	2 092	198	1 416	750	—	800	505	12 060

2006: Aug	12 730	504	397	1 170	3 930	—	400	636	19 768
Sep	9 642	1 317	197	1 157	4 109	—	400	941	17 764
Oct	13 512	571	199	1 265	4 041	—	300	332	20 220
Nov	12 160	8	198	810	3 055	—	300	728	17 259
Dec	9 722	1 447	99	707	3 893	—	200	877	16 945

2007: Jan	15 107	210	149	660	4 493	—	150	513	21 281
Feb	11 120	4	196	508	4 217	—	255	536	16 836
Mar	10 167	4	198	870	1 286	—	379	142	13 045
Apr	8 162	5 017	249	924	1 422	—	379	797	16 950
May	11 136	2 167	196	1 018	1 373	—	424	497	16 811
Jun	11 587	5 500	197	1 115	1 114	—	1 010	1 179	21 702
Jul	11 558	1 774	398	2 171	1 161	—	1 711	1 061	19 834
Aug	5 720	3 362	835	943	1 137	—	2 061	199	14 257
Sep	7 594	4 110	1 139	2 015	1 114	—	2 177	1 701	19 850
Oct	14 367	4	995	3 060	1 180	—	1 946	1 375	22 927
Nov	10 421	3 871	449	1 983	1 161	—	1 547	208	19 640
Dec	12 602	2 264	198	2 953	1 062	—	1 365	1 316	21 761

2008: Jan	16 702	2 714	199	918	1 219	—	815	500	23 067
Feb	12 057	3 941	590	2 062	1 032	—	950	698	21 329
Mar	6 680	4	894	3 580	952	—	1 350	162	13 623
Apr	7 325	1 342	641	3 396	982	—	1 850	1 263	16 799
May	8 271	1 006	545	2 943	939	—	2 350	1 161	17 215
Jun	8 720	1 508	197	1 897	1 963	—	1 050	1 249	16 584
Jul	12 166	1 232	398	2 910	1 016	—	1 850	1 332	20 905
Aug	9 557	4	196	1 608	947	—	700	1 603	14 615
Sep	8 113	183	197	1 775	687	—	700	246	11 902
Oct	5 370	601	298	2 325	733	—	600	2 343	12 270
Nov	1 465	3 498	296	3 182	749	—	800	275	10 264
Dec	6 300	2 092	198	1 416	750	—	800	505	12 060

2009: Jan	6 664	491	199	1 377	710	—	1 257	1 446	12 145
Feb	4 764	2 190	296	1 701	790	—	1 409	1 261	12 410
Mar	1 964	1 599	198	2 485	27	—	852	2 983	10 108
Apr	179	4 612	347	2 460	27	—	862	2 247	10 734
May	1 879	922	346	2 321	3 522	—	894	1 409	11 292
Jun	2 801	2 697	348	1 918	153	—	844	3 982	12 743
Jul	5 355	1 709	200	2 045	105	—	837	2 056	12 306
Aug	5 325	1 741	197	1 542	100	—	861	1 034	10 800
Sep	5 383	14	198	1 999	95	—	1 210	2 043	10 943

KB103

1.	Including Land Bank securities.

Quarterly Bulletin December 2009	S–5

South African Reserve Bank
Banks1
Liabilities
R millions

	Deposits[2]								Other
Loans received under repurchase
								Foreign-	agreements
	Cash							currency
	managed							deposits
	cheque and	Other		Short	Medium	Long		included		Other
	transmission	demand	Savings	term	term	term	Total	in total	SARB	domestic	Foreign
End of	(1070M)	(1071M)	(1072M)	(1073M)	(1075M)	(1076M)	(1077M)	(1078M)	(1500M)	(1501M)	(1514M)

2003	225 876	196 151	45 110	146 518	190 881	106 749	911 284	24 837	13 006	37 161	6 680
2004	251 241	214 561	51 158	151 078	232 161	132 935	1 033 134	27 702	13 444	32 496	5 866
2005	301 469	249 847	57 657	183 328	269 513	175 811	1 237 624	33 030	11 909	29 160	13 239
2006	353 802	319 774	72 427	261 454	281 171	250 774	1 539 402	50 284	12 484	39 269	9 790
2007	401 169	412 910	90 079	305 630	324 378	327 509	1 861 675	54 936	11 964	53 938	23 285
2008	410 793	408 702	112 484	377 807	423 975	438 182	2 171 942	78 269	10 753	77 183	29 667

2006: Aug	313 213	302 453	69 782	223 082	271 871	244 870	1 425 270	44 926	12 755	33 258	13 781
Sep	329 160	315 185	70 317	253 601	261 103	238 440	1 467 806	47 290	13 411	30 199	16 877
Oct	329 818	318 589	70 686	244 084	282 295	247 704	1 493 176	48 597	12 810	37 705	17 076
Nov	338 079	310 108	73 390	223 925	306 607	260 352	1 512 461	45 786	13 010	35 298	10 194
Dec	353 802	319 774	72 427	261 454	281 171	250 774	1 539 402	50 284	12 484	39 269	9 790

2007: Jan	350 046	317 229	71 992	270 848	270 515	276 426	1 557 057	52 528	14 859	41 671	12 260
Feb	349 464	331 725	72 977	250 735	287 022	301 273	1 593 196	52 612	13 452	38 976	19 807
Mar	357 190	334 343	75 082	232 391	306 009	309 676	1 614 689	44 685	14 073	35 091	18 823
Apr	351 453	337 239	76 238	224 911	333 436	319 177	1 642 454	46 283	14 085	37 852	9 780
May	344 190	347 427	78 281	242 890	328 726	316 841	1 658 356	44 953	13 414	29 622	16 757
Jun	364 968	352 884	81 755	238 737	333 822	329 359	1 701 526	42 435	12 348	30 070	11 685
Jul	351 467	360 714	82 700	255 995	349 354	317 032	1 717 261	38 090	13 131	46 097	19 797
Aug	359 667	380 245	84 972	252 023	370 854	303 878	1 751 640	45 274	10 412	39 468	21 269
Sep	376 127	379 139	84 742	288 886	354 816	310 195	1 793 905	55 900	14 389	40 532	22 064
Oct	363 844	383 438	86 115	243 394	384 890	329 792	1 791 473	51 363	15 652	51 390	17 932
Nov	375 907	408 672	89 547	240 986	392 213	332 343	1 839 667	57 181	12 711	49 264	16 942
Dec	401 169	412 910	90 079	305 630	324 378	327 509	1 861 675	54 936	11 964	53 938	23 285

2008: Jan	392 436	480 954	87 185	273 920	315 787	369 652	1 919 934	68 918	11 885	70 589	34 248
Feb	383 326	485 674	90 579	276 017	353 303	391 987	1 980 885	72 741	11 274	68 327	32 527
Mar	400 119	437 435	90 017	335 868	338 862	396 614	1 998 916	71 058	9 714	72 780	35 698
Apr	380 369	381 667	93 218	392 510	366 456	400 590	2 014 811	68 851	12 546	69 856	28 285
May	371 117	398 784	95 588	432 657	332 226	404 606	2 034 978	73 481	9 898	81 592	37 688
Jun	410 167	430 924	98 343	352 536	348 046	434 589	2 074 604	69 079	7 857	91 456	41 322
Jul	374 832	412 716	101 538	386 794	361 109	448 780	2 085 769	78 570	11 535	89 087	36 851
Aug	382 365	411 326	102 303	354 072	376 247	460 598	2 086 912	78 134	11 692	86 857	36 393
Sep	396 877	433 276	104 180	349 482	392 467	449 555	2 125 837	79 741	13 132	91 504	52 413
Oct	394 377	439 157	108 716	370 348	395 815	474 188	2 182 600	102 281	12 357	82 933	41 626
Nov	391 046	430 446	111 731	321 583	458 964	471 719	2 185 488	90 649	11 697	78 127	32 402
Dec	410 793	408 702	112 484	377 807	423 975	438 182	2 171 942	78 269	10 753	77 183	29 667

2009: Jan	385 673	403 897	111 399	370 878	477 946	432 173	2 181 967	77 490	9 812	70 206	28 369
Feb	377 345	387 076	113 082	367 701	497 433	430 214	2 172 850	74 598	11 110	65 551	26 859
Mar	399 074	418 956	114 278	387 250	453 340	435 839	2 208 736	79 561	11 652	72 917	28 552
Apr	383 134	407 885	115 869	388 844	446 223	444 695	2 186 650	71 318	11 995	61 489	20 203
May	377 352	424 593	116 411	399 882	413 412	451 079	2 182 730	63 550	10 412	62 095	22 948
Jun	402 427	417 456	116 903	353 696	391 052	489 120	2 170 654	56 399	12 489	67 031	23 305
Jul	397 985	401 582	118 291	345 804	395 780	514 313	2 173 755	56 157	11 306	74 319	30 564
Aug	396 937	416 867	117 749	341 255	397 807	503 065	2 173 680	55 315	8 960	84 349	23 142
Sep	394 507	407 143	117 621	328 647	413 611	504 367	2 165 896	51 805	11 502	82 299	25 898

KB105

1.	Banks registered under the Banks Act, Act No. 94 of 1990; it includes the former banks, discount houses and equity building societies. All series may not be strictly comparable due to changes in regulations and returns; distortions were concentrated in February and July 1991, as well as in January 2008.

2.	Includes certain items previously classified as loans, as from January 2008.

3.	Debentures and loans that formed part of secondary and tertiary capital prior to January 2008 are now included in subordinated debt securities.

4.	Includes collaterised borrowing since January 2008. Prior to January 2008 it included items previously classified as loans and advances, and other funding-related liabilities.

5.	Only outstanding acceptances up to December 1991.

S–6	Quarterly Bulletin December 2009

South African Reserve Bank
Banks1
Liabilities
R millions

liabilities to the public						Capital and other liabilities
Foreign currency funding						Outstanding
					Total	liabilities		Share		Total
		Subordinated			liabilities	on behalf		capital		equity
Domestic	Foreign	debt			to the	of clients	Other	and		and
sector	sector	securities[3]	Other[4]	Total	public	per contra[5]	liabilities	reserves[3]	Total	liabilities
(1080M)	(1081M)	(1082M)	(1083M)	(1084M)	(1085M)	(1086M)	(1087M)	(1088M)	(1089M)	(1090M)	End of

7 940	6 117	...	51 941	122 845	1 034 129	1 415	237 937	108 362	347 714	1 381 843	2003
12 396	5 673	...	36 101	105 976	1 139 111	481	236 021	123 007	359 509	1 498 619	2004
13 145	10 625	...	44 483	122 560	1 360 185	1 004	184 664	131 799	317 467	1 677 652	2005
16 853	22 229	...	54 866	155 491	1 694 894	294	216 212	163 757	380 264	2 075 157	2006
15 678	53 866	...	68 133	226 864	2 088 539	364	255 743	202 142	458 249	2 546 788	2007
9 357	64 699	67 179	12 300	271 136	2 443 079	132	547 415	175 878	723 425	3 166 504	2008

19 265	21 761	...	53 892	154 711	1 579 981	273	232 572	154 987	387 832	1 967 813	2006: Aug
20 590	26 903	...	56 107	164 087	1 631 894	122	277 442	154 647	432 212	2 064 106	Sep
17 405	23 282	...	55 933	164 209	1 657 385	600	234 894	156 811	392 305	2 049 691	Oct
17 930	26 297	...	55 914	158 642	1 671 104	825	232 009	158 090	390 925	2 062 028	Nov
16 853	22 229	...	54 866	155 491	1 694 894	294	216 212	163 757	380 264	2 075 157	Dec

13 093	22 551	...	52 431	156 865	1 713 922	339	216 510	166 113	382 963	2 096 884	2007: Jan
16 690	25 668	...	57 750	172 342	1 765 538	580	223 650	170 512	394 742	2 160 280	Feb
19 311	34 516	...	55 596	177 410	1 792 099	529	208 969	174 932	384 430	2 176 530	Mar
21 715	28 607	...	57 624	169 664	1 812 118	392	215 313	177 585	393 290	2 205 408	Apr
20 886	28 795	...	58 818	168 292	1 826 648	306	214 464	179 888	394 658	2 221 307	May
22 551	45 547	...	61 252	183 453	1 884 979	368	242 283	180 470	423 121	2 308 100	Jun
28 090	50 311	...	65 167	222 593	1 939 854	348	238 425	182 485	421 258	2 361 112	Jul
26 643	53 805	...	70 448	222 045	1 973 685	321	243 564	186 323	430 208	2 403 893	Aug
18 096	50 773	...	71 158	217 013	2 010 918	210	257 485	187 403	445 098	2 456 016	Sep
20 073	47 561	...	76 977	229 586	2 021 059	227	281 814	188 491	470 532	2 491 591	Oct
22 000	48 599	...	68 572	218 087	2 057 754	328	284 740	192 443	477 510	2 535 264	Nov
15 678	53 866	...	68 133	226 864	2 088 539	364	255 743	202 142	458 249	2 546 788	Dec

10 912	46 143	61 404	7 715	242 897	2 162 831	9	339 122	155 073	494 204	2 657 035	2008: Jan
12 910	42 782	63 517	10 403	241 739	2 222 624	8	375 258	156 119	531 385	2 754 009	Feb
14 529	48 367	65 339	5 873	252 299	2 251 215	32	411 212	157 601	568 845	2 820 060	Mar
10 047	49 413	65 271	12 195	247 613	2 262 424	17	366 014	157 575	523 606	2 786 030	Apr
8 391	46 255	66 325	11 616	261 766	2 296 745	9	397 152	158 694	555 855	2 852 600	May
11 970	48 298	66 822	11 679	279 404	2 354 008	169	430 590	160 591	591 350	2 945 358	Jun
12 671	38 484	68 155	11 242	268 024	2 353 793	4	371 567	163 518	535 088	2 888 882	Jul
12 452	40 041	68 641	11 066	267 143	2 354 055	167	338 517	163 853	502 537	2 856 591	Aug
13 378	42 494	69 126	12 416	294 462	2 420 300	168	347 416	165 246	512 829	2 933 129	Sep
11 726	53 480	68 054	12 204	282 381	2 464 981	5	604 895	167 420	772 320	3 237 301	Oct
11 825	46 193	66 536	12 756	259 536	2 445 024	31	603 958	173 260	777 249	3 222 273	Nov
9 357	64 699	67 179	12 300	271 136	2 443 079	132	547 415	175 878	723 425	3 166 504	Dec

10 488	76 140	67 709	14 757	277 480	2 459 447	131	559 974	184 003	744 108	3 203 555	2009: Jan
13 916	72 764	67 280	17 041	274 520	2 447 370	20	509 590	182 314	691 925	3 139 295	Feb
12 063	65 203	67 416	16 608	274 410	2 483 146	20	476 693	182 446	659 159	3 142 305	Mar
14 008	48 614	68 010	14 243	238 562	2 425 212	2	461 455	184 104	645 561	3 070 773	Apr
10 863	43 700	67 551	17 050	234 619	2 417 348	...	461 193	184 041	645 234	3 062 582	May
12 456	52 021	66 931	15 593	249 826	2 420 480	160	412 198	186 761	599 119	3 019 599	Jun
14 249	50 566	71 374	16 578	268 956	2 442 711	1	390 404	188 497	578 902	3 021 613	Jul
13 349	47 738	73 450	18 461	269 449	2 443 129	4	383 396	187 951	571 350	3 014 480	Aug
9 341	51 168	72 551	17 617	270 375	2 436 271	123	368 066	191 034	559 222	2 995 494	Sep

KB106

1.	Banks registered under the Banks Act, Act No. 94 of 1990; it includes the former banks, discount houses and equity building societies. All series may not be strictly comparable due to changes in regulations and returns; distortions were concentrated in February and July 1991, as well as in January 2008.

2.	Includes certain items previously classified as loans, as from January 2008.

3.	Debentures and loans that formed part of secondary and tertiary capital prior to January 2008 are now included in subordinated debt securities.

4.	Includes collaterised borrowing since January 2008. Prior to January 2008 it included items previously classified as loans and advances, and other funding-related liabilities.

5.	Only outstanding acceptances up to December 1991.

Quarterly Bulletin December 2009	S–7

South African Reserve Bank
Banks
Assets
R millions

	Central bank money and gold				Deposits, loans
					Interbank and
					intragroup	Loans	Instalment
	Banknotes				funding,	granted	debtors,			Foreign-	Redeem-
	and	Gold coin	Deposits		including	under	suspensive		Credit	currency	able
	subsidiary	and	with the		NCDs/	resale	sales and	Mortgage	card	loans and	preference
	coin	bullion	SARB	Total	PNs	agreements	leases	advances	debtors	advances	shares
End of	(1100M)	(1101M)	(1102M)	(1104M)	(1113M)	(1107M)	(1108M)	(1109M)	(1110M)	(1120M)	(1121M)

2003	10 953	6	17 543	28 501	77 843	46 417	126 373	325 752	16 950	115 091	15 904
2004	9 747	24	22 258	32 028	72 658	29 173	152 417	405 620	21 169	116 959	16 185
2005	10 814	55	27 082	37 951	94 649	34 648	179 160	521 698	31 207	145 848	18 737
2006	13 620	593	32 458	46 670	116 052	55 581	207 411	680 064	43 940	192 131	23 790
2007	14 586	49	43 377	58 011	149 584	91 917	234 203	852 271	55 135	190 938	28 968
2008	15 330	7	50 520	65 857	181 613	92 732	251 866	969 374	57 345	177 488	55 337

2006: Aug	9 771	317	29 992	40 080	113 733	58 294	198 549	623 387	38 267	194 953	24 365
Sep	8 602	280	33 795	42 676	118 626	58 884	197 311	636 469	39 570	218 770	25 034
Oct	9 795	363	31 964	42 123	124 901	67 870	199 133	652 789	40 595	194 704	24 250
Nov	10 816	427	33 532	44 776	128 125	57 120	203 534	667 154	42 169	187 723	24 395
Dec	13 620	593	32 458	46 670	116 052	55 581	207 411	680 064	43 940	192 131	23 790

2007: Jan	10 163	631	34 274	45 068	120 453	65 581	210 166	691 241	45 795	181 377	24 242
Feb	9 658	648	36 531	46 837	132 108	65 738	214 328	704 765	47 201	184 304	25 686
Mar	8 497	1 915	36 700	47 112	127 439	66 242	218 787	712 498	48 116	199 514	25 813
Apr	10 015	205	35 474	45 694	130 993	57 018	220 897	725 166	49 776	188 950	26 468
May	10 708	1 457	35 803	47 969	126 405	52 350	217 556	742 113	51 017	198 598	26 447
Jun	8 688	930	39 258	48 876	129 484	56 667	217 871	755 510	52 238	216 253	28 024
Jul	10 084	1 686	38 692	50 462	150 284	75 018	220 674	772 943	53 066	212 205	27 933
Aug	9 528	1 743	41 818	53 088	133 041	72 144	224 511	790 774	53 276	235 112	28 379
Sep	9 103	2 353	40 244	51 700	143 757	80 028	227 393	805 335	54 410	220 855	28 273
Oct	10 774	313	40 494	51 581	156 259	80 430	228 493	820 354	54 632	185 142	29 099
Nov	11 040	57	42 626	53 723	152 811	76 899	231 301	836 650	54 991	201 521	27 523
Dec	14 586	49	43 377	58 011	149 584	91 917	234 203	852 271	55 135	190 938	28 968

2008: Jan	10 947	1 053	43 756	55 756	137 050	97 025	238 871	860 844	55 950	186 457	47 441
Feb	10 245	40	46 284	56 569	145 143	100 887	241 902	868 159	56 689	227 816	49 639
Mar	10 656	41	48 758	59 455	141 734	102 593	244 251	878 894	56 452	217 022	49 077
Apr	13 586	1	44 976	58 563	152 421	95 794	246 719	884 757	57 381	182 065	47 739
May	9 271	0	46 835	56 107	147 608	118 257	247 196	895 191	57 584	189 519	47 329
Jun	10 204	1	47 846	58 052	147 084	112 739	248 299	905 860	57 504	193 643	47 536
Jul	11 546	1	47 986	59 534	159 545	117 856	249 255	920 622	57 613	166 611	50 512
Aug	9 555	65	49 869	59 489	161 870	102 266	249 956	930 665	58 060	163 169	51 586
Sep	11 612	1	51 732	63 346	166 195	116 260	251 635	940 776	58 041	183 105	56 020
Oct	11 767	1	49 899	61 667	164 833	99 921	252 566	954 707	58 085	207 745	55 198
Nov	10 382	1	50 777	61 160	159 953	96 287	252 544	965 381	57 967	197 924	55 580
Dec	15 330	7	50 520	65 857	181 613	92 732	251 866	969 374	57 345	177 488	55 337

2009: Jan	10 449	13	49 850	60 312	188 018	99 296	250 813	970 599	57 719	186 006	55 953
Feb	9 303	22	48 308	57 632	172 188	85 813	249 303	978 494	57 925	190 879	55 176
Mar	11 948	100	50 496	62 543	189 824	85 229	248 147	985 343	57 170	187 275	53 835
Apr	13 813	30	50 987	64 829	172 009	76 082	246 261	986 531	57 493	155 767	54 341
May	9 992	113	49 601	59 706	175 388	81 081	244 750	987 972	57 713	155 405	53 987
Jun	11 438	115	52 656	64 209	154 091	86 129	242 925	989 678	56 428	162 084	54 544
Jul	12 066	938	49 607	62 610	161 224	90 624	241 329	989 498	56 253	166 213	55 636
Aug	11 414	804	51 807	64 024	160 142	93 775	239 544	992 152	56 701	171 010	57 014
Sep	12 058	836	52 265	65 159	170 771	88 852	238 583	993 854	56 881	153 743	56 841

KB107

1.	Specific provisions up to December 2007. Includes specific and general provisions as from January 2008.

S–8	Quarterly Bulletin December 2009

South African Reserve Bank
Banks
Assets
R millions

and advances			Investments and bills discounted
			Investments other
			than shares
						Bills
Overdrafts	Less:					and	Less:		Non-
and	Credit		Government			acceptances	Credit		financial	Other	Total
loans	impairments[1]	Total	stock	Other	Shares	discounted	impairments[1]	Total	assets	assets	assets
(1122M)	(1123M)	(1124M)	(1125M)	(1126M)	(1127M)	(1111M)	(1128M)	(1129M)	(1130M)	(1131M)	(1132M)	End of

262 294	18 517	968 107	71 564	236 584	14 619	20 830	534	343 063	12 279	29 893	1 381 843	2003
278 937	16 047	1 077 071	72 510	235 123	12 736	28 322	578	348 114	11 642	29 765	1 498 619	2004
301 668	15 255	1 312 361	68 446	170 797	11 153	26 888	348	276 935	13 838	36 568	1 677 652	2005
383 571	13 724	1 688 816	67 124	176 599	11 920	35 673	120	291 195	14 706	33 770	2 075 157	2006
474 408	17 854	2 059 570	68 624	232 639	13 786	42 071	87	357 033	18 769	53 404	2 546 788	2007
566 812	39 647	2 312 921	99 963	524 068	41 561	72 704	52	738 243	25 332	24 150	3 166 504	2008

346 072	15 231	1 582 388	58 967	186 306	11 162	34 194	119	290 510	13 782	41 054	1 967 813	2006: Aug
359 648	15 298	1 639 015	61 921	225 822	11 729	33 734	119	333 086	13 889	35 439	2 064 106	Sep
368 610	15 465	1 657 386	62 454	191 420	12 144	32 994	124	298 888	13 896	37 398	2 049 691	Oct
373 341	14 267	1 669 295	59 580	186 270	12 290	34 621	124	292 638	14 136	41 184	2 062 028	Nov
383 571	13 724	1 688 816	67 124	176 599	11 920	35 673	120	291 195	14 706	33 770	2 075 157	Dec

390 534	13 952	1 715 438	64 739	166 690	12 059	40 244	120	283 612	14 654	38 112	2 096 884	2007: Jan
412 230	13 847	1 772 513	62 507	163 844	12 554	42 806	120	281 591	14 551	44 788	2 160 280	Feb
415 264	13 846	1 799 825	62 819	161 217	12 608	40 548	116	277 076	14 682	37 834	2 176 530	Mar
427 972	14 145	1 813 094	63 780	169 317	12 973	41 955	116	287 909	14 692	44 020	2 205 408	Apr
424 547	14 361	1 824 671	65 080	165 450	12 905	42 536	116	285 854	14 861	47 951	2 221 307	May
436 675	14 555	1 878 168	62 570	187 481	13 701	42 629	98	306 283	15 249	59 524	2 308 100	Jun
440 579	14 945	1 937 756	60 359	188 613	13 095	41 518	98	303 486	15 599	53 809	2 361 112	Jul
442 687	15 433	1 964 491	65 784	190 451	12 748	45 493	98	314 378	15 702	56 233	2 403 893	Aug
460 255	16 020	2 004 288	67 976	199 682	13 301	45 771	98	326 631	15 916	57 481	2 456 016	Sep
469 270	16 681	2 006 998	66 910	228 994	13 464	46 063	98	355 333	16 018	61 662	2 491 591	Oct
472 755	17 141	2 037 311	66 099	240 169	13 066	44 792	86	364 041	16 585	63 605	2 535 264	Nov
474 408	17 854	2 059 570	68 624	232 639	13 786	42 071	87	357 033	18 769	53 404	2 546 788	Dec

501 976	26 073	2 099 539	71 792	271 119	38 071	52 521	0	433 503	19 248	48 989	2 657 035	2008: Jan
511 138	27 489	2 173 884	62 695	305 715	39 094	61 338	0	468 843	19 303	35 411	2 754 009	Feb
540 131	27 808	2 202 344	64 512	345 314	38 842	54 150	0	502 818	19 336	36 108	2 820 060	Mar
547 549	28 739	2 185 686	67 918	317 762	38 738	57 850	0	482 268	20 698	38 815	2 786 030	Apr
552 682	29 666	2 225 700	67 832	343 703	39 725	61 210	32	512 437	21 007	37 349	2 852 600	May
579 548	31 359	2 260 854	78 276	374 528	37 963	64 864	36	555 596	21 931	48 925	2 945 358	Jun
570 413	32 576	2 259 850	83 491	328 741	35 960	63 003	39	511 156	22 161	36 181	2 888 882	Jul
578 752	34 138	2 262 184	86 411	301 200	35 398	63 156	42	486 124	22 760	26 034	2 856 591	Aug
574 937	35 525	2 311 442	82 190	308 763	34 763	67 830	45	493 501	22 944	41 896	2 933 129	Sep
580 534	37 244	2 336 344	79 814	589 331	37 111	72 925	47	779 134	23 221	36 936	3 237 301	Oct
583 662	37 415	2 331 885	96 666	567 246	36 142	72 852	50	772 856	23 628	32 745	3 222 273	Nov
566 812	39 647	2 312 921	99 963	524 068	41 561	72 704	52	738 243	25 332	24 150	3 166 504	Dec

577 053	41 216	2 344 243	101 665	526 406	38 388	72 836	30	739 266	24 506	35 228	3 203 555	2009: Jan
578 204	43 195	2 324 786	96 546	490 499	38 147	75 148	31	700 309	24 769	31 799	3 139 295	Feb
574 067	44 665	2 336 225	97 722	468 042	38 227	77 585	31	681 545	25 366	36 625	3 142 305	Mar
573 448	46 111	2 275 820	99 943	456 459	37 571	80 803	30	674 747	25 480	29 896	3 070 773	Apr
549 625	47 367	2 258 553	94 452	464 774	41 548	85 079	30	685 823	25 669	32 832	3 062 582	May
560 489	47 945	2 258 422	92 346	418 164	40 254	89 906	29	640 640	26 771	29 556	3 019 599	Jun
568 242	49 092	2 279 928	101 399	395 959	40 365	88 280	28	625 975	27 531	25 569	3 021 613	Jul
560 133	50 118	2 280 352	95 831	386 072	37 837	92 340	30	612 050	27 631	30 423	3 014 480	Aug
552 861	51 128	2 261 259	106 065	375 344	37 048	92 389	31	610 815	28 571	29 690	2 995 494	Sep

KB108

1.	Specific provisions up to December 2007. Includes specific and general provisions as from January 2008.

Quarterly Bulletin December 2009	S–9

South African Reserve Bank
Banks
Analysis of deposits by type of depositor
R millions

Residents
Local
			govern-			Other						of which:
	Interbank		ments and	Public	Insurers	companies						Denomina-
	and	Govern-	regional	enterprises/	and	and close		Other			Total	ted in
	intragroup	ment	services	corpora-	pension	corpora-		monetary		Non-	all	foreign
	deposits	deposits[1]	councils	tions[2]	funds	tions	Households[3]	institutions	Total	residents	deposits	currency
End of	(1153M)	(1143M)	(1144M)	(1145M)	(1146M)	(1147M)	(1154M)	(1155M)	(1150M)	(1152M)	(1077M)	(1078M)

2006	101 739	86 964	26 285	93 898	86 698	720 868	363 113	...	1 479 566	59 836	1 539 402	50 284
2007	120 654	73 106	27 258	113 440	111 296	925 374	423 700	...	1 794 829	66 846	1 861 675	54 936
2008	140 094	62 108	32 469	132 480	105 139	1 086 949	501 878	7 870	2 068 986	102 956	2 171 942	78 269

2008: Aug	128 029	54 117	36 539	118 565	104 579	1 064 282	476 473	7 211	1 989 795	97 117	2 086 912	78 134
Sep	138 929	59 516	33 892	127 343	109 645	1 062 183	482 385	11 403	2 025 296	100 541	2 125 837	79 741
Oct	153 657	51 257	32 386	135 140	105 905	1 066 964	493 553	10 373	2 049 236	133 364	2 182 600	102 281
Nov	142 895	41 396	34 675	136 611	107 137	1 108 495	498 935	9 151	2 079 294	106 194	2 185 488	90 649
Dec	140 094	62 108	32 469	132 480	105 139	1 086 949	501 878	7 870	2 068 986	102 956	2 171 942	78 269

2009: Jan	151 246	58 628	30 740	137 934	108 867	1 082 789	500 616	5 834	2 076 655	105 312	2 181 967	77 490
Feb	148 794	35 405	42 776	138 376	107 640	1 086 466	502 595	9 169	2 071 221	101 629	2 172 850	74 598
Mar	179 912	57 509	36 797	137 242	103 534	1 085 017	508 165	6 900	2 115 076	93 660	2 208 736	79 561
Apr	163 414	45 433	32 338	133 246	103 979	1 099 360	510 710	7 780	2 096 261	90 389	2 186 650	71 318
May	151 308	46 299	31 240	133 009	111 112	1 114 045	510 076	4 354	2 101 443	81 287	2 182 730	63 550
Jun	143 527	62 527	28 837	124 390	112 928	1 107 871	511 718	7 216	2 099 015	71 639	2 170 654	56 399
Jul	150 762	49 172	32 274	119 185	111 452	1 120 744	513 602	5 821	2 103 011	70 744	2 173 755	56 157
Aug	150 611	44 008	29 136	120 518	113 628	1 122 158	512 550	6 354	2 098 962	74 719	2 173 680	55 315
Sep	150 065	56 797	29 406	120 491	121 720	1 106 009	511 282	4 560	2 100 329	65 567	2 165 896	51 805
KB109
Banks
Selected asset items
R millions

		Advances				Investments						Bills discounted
						Government sector			Private sector
									Stock of					Other
						Short-term	Long-term		public				Land Bank	including
			Provincial	Total loans		govern-	govern-		enterprises/				bills and	bankers’
	NCDs/	Central	govern-	and	Foreign	ment	ment		corpora-		Foreign	Treasury	promissory	acceptan-
	PNs	government	ments	advances[4]	sector	stock	stock	Other	tions	Other	sector	bills	notes	ces
End of	(1160M)	(1510M)	(1174M)	(1166M)	(1167M)	(1168M)	(1169M)	(1170M)	(1171M)	(1172M)	(1173M)	(1161M)	(1162M)	(1163M)

2006	25 197	756	277	1 324 910	204 611	38 044	29 080	–	2 080	47 247	23 159	30 976	27	8 093
2007	27 518	607	241	1 622 198	224 520	41 156	27 467	58	3 379	71 845	106 551	37 175	16	12 794
2008	44 543	2 116	1 889	1 853 693	377 822	51 772	48 190	2 839	6 250	95 901	300 794	62 821	–	9 883

2008: Aug	43 230	4 933	569	1 828 664	241 556	45 947	40 465	3 057	7 579	78 599	167 874	55 120	–	8 036
Sep	39 780	5 148	349	1 839 165	252 017	45 195	36 995	2 940	5 543	72 645	171 892	59 077	–	8 753
Oct	40 441	5 372	795	1 857 476	385 089	46 617	33 197	1 956	9 605	82 404	314 823	61 109	–	11 816
Nov	48 101	1 939	661	1 874 177	386 124	55 350	41 317	1 978	5 962	93 634	307 995	61 572	–	11 280
Dec	44 543	2 116	1 889	1 853 693	377 822	51 772	48 190	2 839	6 250	95 901	300 794	62 821	–	9 883

2009: Jan	54 776	2 240	1 700	1 863 488	381 800	49 071	52 594	813	9 537	95 211	304 652	62 840	–	9 996
Feb	59 144	1 893	1 477	1 867 428	357 180	37 065	59 481	1 885	9 722	98 767	286 612	64 136	–	11 012
Mar	58 659	1 610	1 741	1 863 820	329 568	39 350	58 372	2 461	9 653	109 417	261 446	67 638	–	9 947
Apr	59 634	1 246	965	1 860 392	309 813	40 763	59 181	1 966	8 993	114 575	243 807	72 110	–	8 693
May	56 566	1 492	910	1 832 083	311 300	36 705	57 747	2 508	8 123	117 285	245 066	77 504	–	7 575
Jun	56 229	1 594	1 072	1 841 314	277 960	38 735	53 611	634	7 782	113 202	214 603	80 758	–	9 147
Jul	50 798	1 541	964	1 847 172	280 068	40 953	60 446	685	8 628	107 120	205 442	79 400	–	8 879
Aug	53 554	1 508	709	1 844 008	274 258	31 548	64 283	325	8 901	107 665	202 288	84 223	–	8 117
Sep	54 154	1 028	772	1 836 250	268 159	34 080	71 985	1 029	7 687	103 656	197 320	84 031	–	8 358

KB110

1.	The Public Investment Commissioners was corporatised in April 2005 and the name changed to Public Investment Corporation, resulting in the exclusion of the Corporation from the government sector. The figures were revised back to January 1996.

2.	Including the Public Investment Corporation as from January 1996.

3.	Includes individuals, unincorporated business enterprises of households and non-profit organisations serving households.

4.	To the domestic private sector.

S–10	Quarterly Bulletin December 2009

South African Reserve Bank
Banks and mutual banks
Instalment sale and leasing transactions1
R millions

	Instalment
	sale credit			Leasing finance						Total assets
Quarter-end balances according to	(Hire-purchase credit)			Financial leases			Operating leases			financed
type of asset and agreement	2009/01	2009/02	2009/03	2009/01	2009/02	2009/03	2009/01	2009/02	2009/03	2009/01	2009/02	2009/03

Passenger cars:
New	51 915	51 496	50 756	15 874	14 331	13 681	1 152	1 038	881	68 941	66 865	65 318

Used	53 889	55 091	56 897	7 433	6 979	6 473	777	704	611	62 100	62 774	63 982

Minibuses	3 370	3 379	3 406	155	159	156	14	14	4	3 538	3 552	3 567

Trucks and other land transport equipment	47 256	46 014	44 928	9 836	8 865	8 031	647	599	544	57 738	55 478	53 503

Aircraft, ships and boats	4 288	3 926	3 775	268	256	260	–	–	–	4 555	4 181	4 035

Agricultural machinery and equipment	4 800	4 922	4 831	211	206	183	2	1	1	5 013	5 129	5 016

All household appliances, such as furniture, televisions, radio sets and other electrical equipment	69	64	58	2	2	2	–	–	–	71	66	59

Industrial, commercial and office equipment	28 642	27 855	26 958	4 561	4 559	4 254	766	910	963	33 970	33 324	32 175

Other goods	9 712	9 263	8 823	2 716	2 513	2 264	65	60	62	12 493	11 837	11 149

All goods	203 941	202 009	200 431	41 055	37 871	35 304	3 423	3 328	3 067	248 419	243 207	238 803

According to type of purchaser/lessee	Households[2]			Other[3]			Total
	2009/01	2009/02	2009/03	2009/01	2009/02	2009/03	2009/01	2009/02	2009/03

Instalment sale balances	121 490	121 823	123 041	82 451	80 185	77 390	203 941	202 009	200 431
Leasing balances	27 825	25 436	23 564	16 653	15 763	14 808	44 478	41 199	38 372

KB111

1.	Unearned finance charges excluded.

2.	Includes individuals, unincorporated business enterprises of households, non-profit organisations serving households and non-incorporated farming.

3.	Includes general government, financial corporate sector, non-financial corporate sector and foreign sector.
Term lending rates and amounts paid out by banks

	Average rates on instalment
	sale agreements		Paid out in respect of new business
	New fixed rate	Adjustable rate	Instalment sale	Leasing
	agreements	agreements	transactions	transactions	Total
	%	%	Rm	Rm	Rm
Period	(1181M)	(1182M)	(1183M)	(1184M)	(1185M)

2008: May	15.53	14.27	9 538	1 060	10 597
Jun	15.74	14.91	9 514	1 177	10 691
Jul	16.20	15.21	9 224	1 590	10 815
Aug	16.65	15.14	8 265	1 423	9 687
Sep	15.68	14.85	8 902	2 006	10 908
Oct	16.21	14.88	8 981	1 618	10 598
Nov	15.97	14.98	7 689	1 162	8 850
Dec	16.07	14.44	7 284	1 218	8 503

2009: Jan	15.86	14.41	6 411	1 177	7 588
Feb	15.85	13.73	5 981	874	6 855
Mar	15.42	13.12	6 738	1 176	7 913
Apr	15.44	13.09	6 165	984	7 149
May	15.25	11.35	6 182	881	7 064
Jun	14.74	11.34	6 311	884	7 194
Jul	14.32	11.37	7 098	862	7 960
Aug	13.62	11.15	6 346	818	7 164
Sep	14.68	11.29	6 997	770	7 767
KB112

Quarterly Bulletin December 2009	S–11

South African Reserve Bank
Banks
Contingent liabilities
R millions

		Letters of							Portfolios managed:
		credit
		and committed			Credit	Committed	Operating	Other	By others on	By banks on
	Guarantees on	undrawn	Bankers’	Underwriting	derivative	capital	lease	contingent	behalf of	behalf of
	behalf of clients	facilities	acceptances	exposures	instruments	expenditure	commitments	liabilities	banks	clients
End of	(1191M)	(1192M)	(1198M)	(1193M)	(1199M)	(1211M)	(1212M)	(1194M)	(1213M)	(1214M)

2003	62 700	45 375	...	0	...	272	...	5 227	...	...
2004	62 432	58 989	...	12	...	354	...	8 190	...	...
2005	76 404	97 012	...	46	...	931	...	8 708	...	...
2006	105 838	151 937	...	0	...	1 318	...	8 624	...	...
2007	115 837	178 949	...	467	...	1 529	...	7 836	...	...
2008	108 250	221 967	572	1 889	18 281	2 189	7 429	8 216	...	4 326

2006: Aug	104 829	140 875	...	4	...	1 324	...	8 655	...	...
Sep	104 497	141 818	...	4	...	1 239	...	8 706	...	...
Oct	130 311	144 945	...	3	...	1 265	...	8 668	...	...
Nov	129 429	151 165	...	1	...	1 310	...	8 726	...	...
Dec	105 838	151 937	...	0	...	1 318	...	8 624	...	...

2007: Jan	106 048	150 831	...	0	...	1 224	...	8 729	...	...
Feb	104 046	151 514	...	0	...	1 275	...	8 479	...	...
Mar	105 686	152 598	...	737	...	1 377	...	8 570	...	...
Apr	103 226	153 502	...	737	...	1 405	...	8 476	...	...
May	103 555	162 889	...	700	...	1 372	...	8 446	...	...
Jun	101 224	176 560	...	678	...	1 536	...	8 253	...	...
Jul	109 012	177 367	...	700	...	1 487	...	7 810	...	...
Aug	114 916	176 448	...	467	...	1 448	...	7 840	...	...
Sep	114 886	181 686	...	467	...	1 480	...	7 688	...	...
Oct	117 453	187 155	...	467	...	1 584	...	8 387	...	...
Nov	118 104	184 680	...	467	...	1 633	...	8 008	...	...
Dec	115 837	178 949	...	467	...	1 529	...	7 836	...	...

2008: Jan	104 509	204 640	499	903	11 764	1 172	5 487	13 029	—	3 642
Feb	104 879	209 695	224	3 084	12 025	1 295	5 483	12 979	—	3 618
Mar	104 898	219 517	306	3 388	12 096	2 153	5 647	12 338	—	3 686
Apr	106 592	220 779	210	2 786	12 578	2 070	5 090	12 567	—	3 857
May	101 327	223 152	161	3 161	12 537	2 202	5 946	15 760	—	3 700
Jun	110 260	210 831	2 155	1 498	10 532	2 247	6 912	14 295	—	3 701
Jul	105 178	211 841	1 845	2 764	12 542	1 998	6 026	14 901	—	3 666
Aug	111 474	210 818	368	2 704	14 206	1 864	6 526	14 207	—	3 875
Sep	115 970	221 743	439	2 630	14 623	1 788	6 185	10 210	—	3 894
Oct	116 044	225 046	267	2 465	15 510	1 583	6 008	8 125	—	3 894
Nov	112 377	219 159	246	2 459	15 507	1 571	6 283	7 876	—	4 327
Dec	108 250	221 967	572	1 889	18 281	2 189	7 429	8 216	—	4 326

2009: Jan	109 096	218 599	1 255	1 171	19 509	3 268	8 863	8 638	—	4 197
Feb	110 422	219 208	1 115	952	16 709	3 146	8 761	8 384	—	4 152
Mar	112 475	212 764	976	1 181	14 933	3 141	8 187	12 197	—	4 235
Apr	106 336	208 159	843	759	15 783	3 222	8 273	11 830	—	4 350
May	105 839	215 183	1 003	1 294	16 127	3 016	8 371	11 562	—	4 398
Jun	104 391	224 315	1 001	1 655	13 480	4 072	8 875	12 294	—	4 662
Jul	101 500	227 125	862	1 672	16 283	3 820	8 244	11 619	—	4 814
Aug	103 046	233 092	696	994	17 321	3 888	7 841	12 888	4 856	5 084
Sep	103 121	235 584	810	1 249	12 915	3 721	8 365	14 411	4 929	5 284
KB113

S–12	Quarterly Bulletin December 2009

South African Reserve Bank
Banks
Credit cards, cheques and electronic transactions

	Credit cards			Cheques			Electronic transactions
	Credit card purchases processed			Cheques processed by the			Electronic fund transfers
	during the period			automated clearing bureau[1,2]			processed[2,3]
			Value			Value			Value
			seasonally			seasonally			seasonally
	Number	Value	adjusted	Number	Value	adjusted	Number	Value	adjusted
	Millions	R millions	R millions	Millions	R millions	R millions	Millions	R millions	R millions
Period	(1260M)	(1261M)	(1261N)	(1262M)	(1263M)	(1263N)	(1264M)	(1265M)	(1265N)

2003	210.328	74 392	74 392	143.848	1 472 067	1 472 067	428.230	2 144 739	2 144 739
2004	240.965	89 396	89 396	127.496	1 474 893	1 474 893	481.384	2 561 657	2 561 657
2005	280.097	111 094	111 094	112.826	1 496 533	1 496 533	532.225	2 986 988	2 986 988
2006	317.039	132 111	132 111	97.929	1 534 999	1 534 999	581.504	3 556 485	3 556 485
2007	344.857	150 230	150 230	83.652	1 549 030	1 549 030	635.419	4 262 494	4 262 494
2008	337.170	160 719	160 719	69.390	1 399 938	1 399 938	670.399	4 915 220	4 915 220

2006: Aug	27.483	11 365	11 659	8.349	137 365	134 658	49.805	313 842	309 562
Sep	25.294	10 776	11 002	7.862	130 174	125 427	48.559	303 663	296 354
Oct	27.758	11 605	11 717	8.315	136 872	129 885	49.990	324 768	312 435
Nov	28.525	12 098	11 734	8.268	136 229	130 479	50.337	335 131	320 638
Dec	32.322	13 975	11 716	7.381	131 176	123 204	49.788	329 073	302 899

2007: Jan	28.849	11 789	12 207	7.018	116 713	130 043	48.147	297 202	331 523
Feb	26.169	10 925	12 122	7.177	123 333	131 507	49.262	311 448	335 030
Mar	29.017	12 515	12 315	7.732	137 327	133 470	52.910	353 700	350 657
Apr	27.374	11 560	12 016	6.417	115 229	123 598	50.168	314 909	329 849
May	30.792	13 148	13 267	7.652	138 270	138 059	53.816	359 377	359 608
Jun	28.122	12 458	12 928	6.846	128 688	129 156	52.832	347 937	347 490
Jul	28.576	12 420	12 384	6.970	135 583	134 219	54.394	369 629	366 665
Aug	28.782	12 452	12 507	7.037	133 909	129 706	55.231	379 386	371 675
Sep	27.480	12 084	12 346	6.452	126 429	123 236	51.115	342 572	338 039
Oct	29.406	13 359	13 433	7.286	139 058	134 082	56.904	398 633	388 151
Nov	29.118	13 227	12 725	7.015	133 100	126 244	56.098	405 109	384 792
Dec	31.172	14 292	11 980	6.050	121 391	115 711	54.541	382 592	359 016

2008: Jan	28.785	12 800	13 236	5.920	112 071	124 912	51.970	347 769	387 398
Feb	26.322	12 131	13 482	6.399	120 590	127 640	54.448	378 808	405 263
Mar	27.916	13 034	12 787	6.021	120 675	115 280	53.632	384 336	372 469
Apr	28.454	13 583	14 268	6.009	117 993	129 280	56.858	405 474	431 529
May	28.317	13 348	13 338	6.045	116 923	113 881	54.371	400 195	393 946
Jun	26.126	12 729	13 047	5.700	116 623	116 394	54.218	405 643	405 223
Jul	28.450	13 761	13 864	5.926	125 904	124 640	57.179	446 390	444 082
Aug	26.962	13 024	12 985	5.552	112 159	107 306	54.792	410 259	396 820
Sep	28.226	13 672	14 061	5.627	118 268	116 507	58.128	429 109	425 264
Oct	28.410	13 920	13 880	5.817	122 421	116 107	59.543	450 471	435 933
Nov	26.825	13 024	12 430	5.183	102 447	96 419	54.951	409 494	385 442
Dec	32.379	15 693	13 339	5.192	113 864	111 570	60.308	447 272	431 849

2009: Jan	24.296	11 498	11 854	4.563	91 658	102 002	54.314	363 926	404 328
Feb	22.048	10 507	11 569	4.793	99 681	104 407	55.418	380 325	401 636
Mar	24.044	11 802	11 758	5.114	106 011	102 641	59.228	419 805	409 637
Apr	23.737	11 356	11 525	4.270	88 135	96 963	57.971	386 771	413 949
May	23.189	11 457	11 334	4.595	90 340	88 110	55.351	390 100	385 040
Jun	23.395	11 604	12 009	4.483	93 895	94 109	59.377	407 481	408 806
Jul	23.580	11 863	12 000	4.521	97 873	96 711	60.454	430 147	421 685
Aug	22.745	11 449	11 615	4.172	85 317	82 387	57.139	400 882	390 571
Sep	23.272	11 950	12 315	4.285	90 039	88 738	59.088	415 605	412 358
KB117

1.	Including magnetic ink character recognition (MICR), as well as code line clearing transactions as from July 1997.

2.	Risk reduction measures and changes in the processing of cheques and electronic transactions have affected the figures in these columns as from January 2002.

3.	Including all electronic transfers, such as electronic salary payments, and all debit and credit transactions settled among banks, excluding intrabank transactions.

Quarterly Bulletin December 2009	S–13

South African Reserve Bank
Banks
Liquid assets and cash reserves1
R millions

	Liquid assets									Cash reserves[6]
			Reserve								Minimum
			and clearing								reserve
			account							Banks’	balance
	Banknotes	Gold coin	balances		Govern-					liabilities	to be
	and subsi-	and	held with	Treasury	ment	SARB	Land Bank	Total	Required	as	held with
	diary coin	bullion	SARB[2]	bills	stock[3]	securities	bills	holdings[4]	holdings[5]	adjusted	SARB[7]
Period	(1240M)	(1241M)	(1242M)	(1244M)	(1245M)	(1246M)	(1247M)	(1250M)	(1251M)	(1252M)	(1255M)

2003	4 682	6	2	16 796	31 633	5 349	722	59 191	52 782	765 444	16 047
2004	6 976	3	4	18 963	36 243	3 812	698	66 699	56 791	820 939	19 314
2005	8 570	0	6	24 445	35 445	6 515	750	75 731	65 469	972 286	24 307
2006	9 229	0	65	34 789	37 634	5 051	572	87 340	79 731	1 192 359	29 809
2007	9 524	0	39	45 142	42 210	8 185	531	105 631	96 950	1 499 115	37 478
2008	11 042	1	14	52 646	53 880	19 800	509	137 890	124 375	1 831 617	45 790

2006: Aug	8 457	0	175	38 294	36 731	4 783	567	89 006	80 831	1 208 770	30 219
Sep	8 822	0	104	37 600	38 883	3 614	600	89 624	84 167	1 230 938	30 773
Oct	8 803	0	81	37 039	41 619	3 467	583	91 592	86 185	1 274 614	31 865
Nov	8 756	0	125	38 044	40 335	4 489	562	92 311	86 678	1 307 980	32 699
Dec	9 130	0	275	38 304	43 893	4 260	521	96 383	87 706	1 341 385	33 534

2007: Jan	11 490	0	85	39 263	43 350	4 483	520	99 191	87 631	1 354 365	33 859
Feb	9 691	0	19	41 177	38 806	4 669	536	94 899	89 728	1 379 357	34 484
Mar	8 976	0	55	42 480	39 349	6 250	553	97 664	91 181	1 403 726	35 093
Apr	9 278	0	7	43 342	40 108	7 591	543	100 867	92 139	1 437 616	35 940
May	9 816	0	1	44 430	38 103	8 218	513	101 080	93 355	1 460 597	36 515
Jun	9 326	0	3	45 829	36 968	8 263	527	100 916	95 972	1 497 419	37 435
Jul	8 924	0	26	47 020	40 328	7 607	524	104 430	98 141	1 500 310	37 508
Aug	8 949	0	10	48 901	43 938	8 211	526	110 535	100 033	1 520 950	38 024
Sep	9 303	0	105	48 900	43 880	9 162	533	111 884	101 457	1 550 279	38 757
Oct	9 320	0	133	48 605	43 806	11 180	527	113 570	102 693	1 591 546	39 788
Nov	9 430	0	16	45 850	46 974	11 733	528	114 531	104 901	1 634 113	40 853
Dec	9 787	0	6	45 911	50 911	10 851	540	118 005	106 167	1 659 103	41 477

2008: Jan	12 707	0	6	46 207	52 949	11 900	532	124 301	111 855	1 741 335	43 533
Feb	10 627	1	8	48 999	48 499	15 355	535	124 023	114 812	1 747 011	43 675
Mar	10 955	1	8	48 763	48 900	17 580	539	126 744	118 425	1 748 150	43 704
Apr	11 416	1	11	51 058	50 262	19 440	509	132 696	120 558	1 779 246	44 481
May	11 295	0	9	54 286	51 130	17 074	504	134 299	121 772	1 784 841	44 621
Jun	10 157	1	10	54 499	50 517	17 305	492	132 980	123 633	1 821 690	45 542
Jul	10 256	1	25	53 564	52 986	18 365	548	135 746	125 093	1 849 966	46 249
Aug	10 372	1	10	54 092	52 558	21 715	488	139 234	125 462	1 887 377	47 184
Sep	10 712	1	12	55 045	50 438	23 689	492	140 388	125 331	1 906 909	47 673
Oct	11 050	1	11	54 387	55 400	25 147	485	146 480	130 422	1 906 273	47 657
Nov	11 519	1	28	55 214	67 626	25 915	488	160 790	135 882	1 904 912	47 623
Dec	11 434	1	27	55 638	65 297	24 112	492	157 001	139 254	1 901 692	47 542

2009: Jan	13 358	1	12	55 772	64 499	24 336	485	158 463	138 787	1 905 365	47 634
Feb	11 414	1	23	58 744	60 544	23 746	489	154 961	137 532	1 911 634	47 791
Mar	11 179	1	31	62 759	60 346	23 809	492	158 617	136 838	1 927 065	48 177
Apr	11 173	1	26	63 968	64 138	22 063	487	161 857	134 712	1 942 579	48 564
May	12 211	163	273	65 469	64 633	18 437	490	161 677	133 278	1 948 650	48 716
Jun	10 796	1	164	66 351	63 437	17 704	493	158 946	131 616	1 948 288	48 707
Jul	11 502	1	123	66 430	64 975	24 332	488	167 850	130 966	1 943 255	48 581
Aug	12 370	1	23	69 118	62 541	25 053	491	169 597	130 369	1 949 554	48 739
Sep	12 352	1	115	71 245	61 152	28 572	491	173 929	129 910	1 948 468	48 712
KB116

1.	Average amounts as from January 2008.

2.	As from April 1993 only that part of the reserve balance in excess of the minimum cash reserve requirement can be utilised as liquid assets.

3.	As from 18 October 2000 all government stock qualifies as liquid assets, irrespective of maturity.

4.	Total holdings include very small amounts of other liquid assets.

5.	As from April 1993 the liquid asset requirement has been set at 5 per cent of banks’ liabilities, as per notice R696 in Government Gazette No. 14763 of 28 April 1993.

6.	As from April 1998 the minimum cash reserve requirement was set at 2 1/2 per cent of banks’ liabilities but banks’ vault cash holdings qualified in full as part of cash reserves, as per notice R572 in Government Gazette No. 18810 of April 1998. As from September 2001, only 75 per cent of the banks’ vault cash holdings qualified as cash reserves, and subsequently the qualifying portion was reduced by 25 percentage points each year. In September 2004 the concession was fully phased out.

7.	The average daily minimum reserve balance calculated in respect of a specific month and shown opposite that month has to be held on deposit with the South African Reserve Bank as from the 15th working day of the following month. For example, the banks’ liabilities and cash holdings during August give rise to a minimum reserve balance reported opposite August in the table but only held with the South African Reserve Bank as from the 15th working day of September.

S–14	Quarterly Bulletin December 2009

South African Reserve Bank
Mutual Banks1 and the Postbank
Liabilities
R millions

	Mutual banks										Postbank
	Deposits
						Other	Total	Gross
			Other			liabilities	liabilities	capital
			short and	Long		to the	to the	and	Other	Total
	Transmission	Savings	medium term	term	Total	public	public	reserves	liabilities	liabilities	Deposits[2]
End of	(1200M)	(1201M)	(1202M)	(1203M)	(1204M)	(1205M)	(1206M)	(1207M)	(1208M)	(1210M)	(1209M)

2006	1	167	229	291	688	2	690	94	15	799	1 943
2007	1	168	271	312	752	3	755	116	15	886	2 124
2008	1	157	273	380	810	3	813	124	16	952	2 333

2008: Sep	1	172	250	367	790	3	793	123	15	931	2 394
Oct	1	173	265	376	816	4	819	123	14	956	2 489
Nov	1	162	272	385	821	4	824	123	15	962	2 465
Dec	1	157	273	380	810	3	813	124	16	952	2 333

2009: Jan	1	158	262	388	809	3	812	124	16	952	2 269
Feb	1	159	279	384	823	3	825	125	16	966	2 307
Mar	1	163	279	384	827	2	829	125	14	968	2 357
Apr	1	164	282	380	828	2	830	127	14	971	2 395
May	1	168	277	387	833	3	836	126	14	976	2 424
Jun	1	173	285	383	842	2	844	126	14	983	2 456
Jul	1	178	288	388	856	2	858	126	13	997	2 479
Aug	1	179	283	400	863	2	865	126	13	1 004	2 502
Sep	1	183	284	395	864	2	866	135	14	1 015	2 523
KB114

1.	Mutual building societies until December 1993.

2.	Deposits include the Savings Bank, Telebank, Savings Bank Certificate Accounts, National Savings Certificates and Senior Citizen deposits.
Mutual Banks1 and the Postbank
Assets
R millions

	Mutual banks											Postbank
					Claims on the government
	Claims on the private sector				sector		Claims on the monetary sector
									Land Bank
						Government	Central bank		bills and			Claims on
	Mortgage	Other	Bankers’	Stocks	Treasury	stock	money	Deposits	promissory	Other	Total	the private
	advances	advances	acceptances	and shares	bills	and other	and gold	with banks	notes	assets	assets	sector
End of	(1220M)	(1221M)	(1222M)	(1223M)	(1224M)	(1225M)	(1232M)	(1227M)	(1228M)	(1229M)	(1231M)	(1230M)

2006	320	224	—	19	40	—	18	170	—	8	799	1 943
2007	367	222	—	20	48	—	19	201	—	8	886	2 124
2008	400	228	—	23	51	—	20	220	—	10	952	2 333

2008: Sep	391	223	—	23	49	—	19	217	—	10	931	2 394
Oct	389	224	—	23	49	—	19	243	—	10	956	2 489
Nov	387	226	—	23	51	—	20	243	—	10	962	2 465
Dec	400	228	—	23	51	—	20	220	—	10	952	2 333

2009: Jan	399	223	—	24	56	—	20	221	—	10	952	2 269
Feb	402	223	—	24	48	—	19	240	—	10	966	2 307
Mar	406	238	—	24	50	—	19	220	—	11	968	2 357
Apr	411	244	—	24	50	—	20	212	—	11	971	2 395
May	429	247	—	14	49	—	20	207	—	11	976	2 424
Jun	439	246	—	14	48	—	20	205	—	11	983	2 456
Jul	454	246	—	14	48	—	20	204	—	11	997	2 479
Aug	468	250	—	14	48	—	21	194	—	10	1 004	2 502
Sep	479	247	—	14	50	—	21	194	—	10	1 015	2 523
KB115

1.	Mutual building societies until December 1993.

Quarterly Bulletin December 2009	S–15

South African Reserve Bank
Land and Agricultural Bank of South Africa
Liabilities
R millions

		Bank
		overdrafts
		and		Land Bank		Capital
		overnight	Land Bank	promissory	Land Bank	and	Other	Total
	Deposits	loans	bills	notes	debentures	reserves	liabilities	liabilities
End of	(1273M)	(1274M)	(1275M)	(1276M)	(1277M)	(1278K)	(1279K)	(1280K)

2003	763	299	604	11 158	2 631	2 934	144	18 532
2004	841	412	812	13 151	3 270	1 943	—	20 429
2005	716	497	673	12 143	3 270	1 834	—	19 134
2006	910	500	518	9 833	3 408	1 323	440	16 932
2007	700	551	511	9 461	1 840	1 991	1 960	17 014
2008	642	400	495	10 211	1 840	1 749	—	15 337

2006: Aug	702	473	554	8 907	3 408	...	...	...
Sep	702	480	607	10 853	3 408	1 309	—	17 358
Oct	751	477	588	9 628	3 408	...	...	...
Nov	710	494	571	10 015	3 408	...	...	...
Dec	910	500	518	9 833	3 408	1 323	440	16 932

2007: Jan	748	494	516	10 468	3 408	...	...	...
Feb	813	600	572	11 265	3 408	...	...	...
Mar	822	583	562	11 619	2 839	1 008	267	17 701
Apr	821	563	551	11 909	2 839	...	...	...
May	766	550	511	12 193	2 613	...	...	...
Jun	746	550	531	11 516	2 613	1 269	278	17 503
Jul	748	603	533	11 839	2 474	...	...	...
Aug	770	551	533	12 519	1 840	...	...	...
Sep	717	651	538	11 709	1 840	1 217	1 011	17 681
Oct	735	651	536	9 484	1 840	...	...	...
Nov	768	651	520	9 534	1 840	...	...	...
Dec	700	551	511	9 461	1 840	1 991	1 960	17 014

2008: Jan	741	651	542	10 100	1 840	...	...	...
Feb	799	550	511	10 979	1 880	...	...	...
Mar	748	550	495	10 555	1 840	1 710	695	16 594
Apr	748	550	495	10 136	1 840	...	...	...
May	691	550	541	10 031	1 840	...	...	...
Jun	726	550	495	9 019	1 840	1 916	1 205	15 752
Jul	639	550	495	8 886	1 840	...	...	...
Aug	633	550	495	8 476	1 840	...	...	...
Sep	623	550	495	8 359	1 840	1 944	1 062	14 872
Oct	636	550	495	10 001	1 840	...	...	...
Nov	624	550	495	10 114	1 840	...	...	...
Dec	642	400	495	10 211	1 840	1 749	—	15 337

2009: Jan	660	400	495	9 836	1 840	...	...	...
Feb	713	400	495	9 508	1 840	...	...	...
Mar	743	400	495	10 777	1 840	1 780		16 036
Apr	679	250	495	10 649	1 840	...	...	...
May	673	250	495	9 996	1 840	...	...	...
Jun	676	250	495	9 337	1 840	2 032	389	15 020
Jul	673	250	495	8 704	1 840	...	...	...
Aug	650	250	495	8 599	1 840	...	...	...
Sep	596	350	495	8 024	1 840	2 096	925	14 327

KB118

S–16	Quarterly Bulletin December 2009

South African Reserve Bank
Land and Agricultural Bank of South Africa
Assets
R millions

	Loans and advances
	Short term			Long term
	Cash credit advances			Mortgage loans
											Cash credit
						Other		Total			advances,
		Co-			Co-	loans to		loans and	Other	Total	seasonally
	Individuals	operatives[1]	Total	Individuals	operatives	individuals	Total	advances	assets	assets	adjusted
End of	(1290M)	(1291M)	(1293M)	(1294M)	(1295M)	(1296M)	(1297M)	(1298M)	(1299K)	(1300K)	(1301M)

2003	1 186	8 934	10 121	5 251	860	1 390	7 502	17 623	909	18 532	9 797
2004	981	9 495	10 476	5 038	2 078	1 002	8 118	18 594	1 835	20 429	10 041
2005	842	9 270	10 112	4 638	1 382	922	6 943	17 055	2 079	19 134	9 687
2006	509	9 904	10 413	3 930	1 792	796	6 519	16 931	1	16 932	10 194
2007	481	10 333	10 814	3 397	2 090	714	6 201	17 014	—	17 014	10 615
2008	388	8 874	9 262	2 736	2 355	583	5 675	14 937	400	15 337	9 307

2006: Aug	561	9 352	9 913	4 198	1 704	826	6 728	16 641	...	...	9 817
Sep	545	9 423	9 967	4 162	1 754	821	6 736	16 704	654	17 358	10 231
Oct	531	8 980	9 511	4 096	1 766	817	6 678	16 190	...	...	9 948
Nov	514	10 118	10 632	4 028	1 820	804	6 652	17 283	...	...	11 048
Dec	509	9 904	10 413	3 930	1 792	796	6 519	16 931	1	16 932	10 194

2007: Jan	503	9 208	9 711	3 894	1 805	792	6 490	16 201	...	...	9 687
Feb	569	10 541	11 111	3 856	1 907	787	6 551	17 662	...	...	11 275
Mar	527	10 698	11 225	3 777	1 917	782	6 476	17 701	—	17 701	11 313
Apr	502	10 380	10 882	3 756	1 963	769	6 488	17 370	...	...	10 605
May	490	10 557	11 046	3 708	1 977	761	6 445	17 492	...	...	10 929
Jun	453	10 652	11 104	3 675	1 966	757	6 398	17 503	—	17 503	10 830
Jul	439	10 866	11 306	3 586	2 033	744	6 363	17 668	...	...	11 189
Aug	462	10 736	11 198	3 543	2 094	742	6 378	17 576	...	...	11 066
Sep	458	10 838	11 296	3 525	2 117	743	6 385	17 681	—	17 681	11 386
Oct	470	9 944	10 414	3 471	2 141	727	6 340	16 754	...	...	10 880
Nov	471	10 588	11 059	3 436	2 148	720	6 304	17 362	...	...	11 454
Dec	481	10 333	10 814	3 397	2 090	714	6 201	17 014	—	17 014	10 615

2008: Jan	461	9 719	10 180	3 338	2 197	706	6 240	16 420	...	...	10 226
Feb	450	9 817	10 267	3 261	2 208	697	6 166	16 433	...	...	10 110
Mar	445	10 026	10 470	3 227	2 220	676	6 123	16 594	—	16 594	10 172
Apr	434	9 095	9 529	3 172	2 348	667	6 187	15 716	...	...	9 345
May	422	9 102	9 524	3 125	2 342	659	6 127	15 650	...	...	9 412
Jun	414	9 256	9 670	3 077	2 357	648	6 082	15 752	—	15 752	9 540
Jul	401	8 952	9 353	3 006	2 377	629	6 013	15 366	...	...	9 276
Aug	318	8 966	9 284	2 947	2 382	616	5 945	15 229	...	...	9 273
Sep	312	8 670	8 982	2 897	2 390	603	5 890	14 872	—	14 872	9 026
Oct	309	8 799	9 108	2 844	2 398	592	5 834	14 942	...	...	9 690
Nov	385	8 688	9 073	2 781	2 349	587	5 717	14 789	...	...	9 315
Dec	388	8 874	9 262	2 736	2 355	583	5 675	14 937	400	15 337	9 307

2009: Jan	393	8 667	9 060	2 702	2 406	581	5 690	14 750	...	...	9 240
Feb	395	8 675	9 071	2 669	2 375	571	5 615	14 686	...	...	8 882
Mar	388	8 682	9 070	2 632	2 399	570	5 601	14 671	1 365	16 036	8 764
Apr	531	9 160	9 691	2 603	2 461	566	5 630	15 321	...	...	9 710
May	530	9 070	9 601	2 578	2 134	564	5 275	14 876	...	...	9 616
Jun	527	9 228	9 755	2 548	2 158	560	5 265	15 020	—	15 020	9 630
Jul	530	8 994	9 524	2 528	2 074	558	5 160	14 684	...	...	9 454
Aug	675	8 680	9 355	2 543	1 996	550	5 089	14 443	...	...	9 361
Sep	530	8 560	9 090	2 542	2 150	545	5 237	14 327	—	14 327	9 163
KB119

1.	Including control boards.

Quarterly Bulletin December 2009	S–17

South African Reserve Bank
Monetary sector1
Liabilities
R millions

Deposits of domestic private sector, local authorities and public enterprises/corporations[3]
	Banknotes	Cheque and	Other
	and coin[2]	transmission	demand	Savings	Short term	Medium term	Long term	Total
End of	(1312M)	(1313M)	(1314M)	(1321M)	(1316M)	(1322M)	(1319M)	(1320M)

2003	33 715	185 240	168 833	45 422	130 529	169 714	74 594	774 332
2004	39 080	205 378	177 036	51 234	135 789	210 222	95 410	875 069
2005	43 419	248 533	211 101	57 861	163 728	238 874	137 615	1 057 711
2006	49 951	288 041	267 687	72 692	222 713	255 758	192 450	1 299 342
2007	53 606	347 040	337 672	90 026	266 267	301 715	271 255	1 613 974
2008	57 362	362 492	333 774	112 778	332 540	362 665	352 589	1 856 838

2006: Aug	44 850	266 016	261 396	69 907	190 752	245 868	187 023	1 220 962
Sep	47 933	270 780	259 978	70 481	224 361	232 777	177 668	1 236 046
Oct	47 123	271 640	270 298	70 971	213 827	251 848	185 029	1 263 613
Nov	48 726	285 627	265 634	73 512	194 916	277 682	195 751	1 293 122
Dec	49 951	288 041	267 687	72 692	222 713	255 758	192 450	1 299 342

2007: Jan	46 820	274 174	265 496	71 877	233 559	241 700	215 131	1 301 938
Feb	47 469	306 394	279 433	72 924	217 846	256 221	237 799	1 370 617
Mar	49 968	310 553	286 612	75 214	199 705	273 081	252 222	1 397 386
Apr	49 925	310 172	285 837	76 551	198 069	294 627	261 098	1 426 353
May	48 231	311 299	301 293	78 993	212 360	289 170	260 283	1 453 398
Jun	50 733	317 579	297 561	81 505	205 107	296 906	273 974	1 472 631
Jul	48 787	312 332	308 241	82 946	225 230	312 692	261 263	1 502 705
Aug	50 400	329 927	332 907	85 141	211 771	331 766	250 479	1 541 991
Sep	51 841	333 571	317 253	84 995	239 667	323 009	253 877	1 552 372
Oct	49 348	324 454	325 037	86 487	208 890	352 142	270 257	1 567 268
Nov	53 616	331 687	346 326	89 868	200 904	359 238	270 523	1 598 547
Dec	53 606	347 040	337 672	90 026	266 267	301 715	271 255	1 613 974

2008: Jan	50 330	330 755	387 945	87 754	243 023	277 555	301 260	1 628 292
Feb	52 630	341 367	375 156	91 035	223 448	309 594	316 392	1 656 991
Mar	52 712	344 876	349 463	90 475	293 038	299 698	312 747	1 690 298
Apr	53 323	343 532	313 885	93 695	329 293	323 688	325 185	1 729 278
May	54 124	340 903	347 044	96 060	356 306	287 246	329 352	1 756 910
Jun	53 593	355 625	351 952	98 898	314 399	299 644	351 247	1 771 766
Jul	52 132	340 332	342 664	101 993	326 865	319 929	363 196	1 794 979
Aug	55 464	339 912	348 066	102 931	305 901	329 688	369 213	1 795 711
Sep	53 818	344 317	354 814	104 471	305 888	342 379	360 877	1 812 746
Oct	56 309	350 353	347 403	109 069	316 632	343 028	366 064	1 832 548
Nov	60 533	357 909	353 005	112 078	280 500	400 886	376 780	1 881 160
Dec	57 362	362 492	333 774	112 778	332 540	362 665	352 589	1 856 838

2009: Jan	57 966	340 718	324 145	111 701	324 144	407 193	346 720	1 854 621
Feb	58 953	350 778	320 033	113 363	316 218	425 614	349 844	1 875 850
Mar	57 028	355 023	319 787	114 639	342 544	384 428	353 893	1 870 314
Apr	57 387	351 215	336 050	115 889	325 081	387 971	360 268	1 876 474
May	59 202	347 077	361 559	116 513	349 081	362 217	356 622	1 893 070
Jun	57 114	356 379	358 643	117 449	313 533	342 590	390 410	1 879 004
Jul	57 693	361 623	343 883	118 864	307 139	350 314	412 803	1 894 625
Aug	58 366	363 220	358 011	118 176	301 706	353 949	399 371	1 894 433
Sep	57 152	355 210	349 261	118 160	296 628	366 638	398 120	1 884 017
KB120

1.	A consolidation of the balance sheets of institutions within the monetary sector, that is the South African Reserve Bank, the former National Finance Corporation, Corporation for Public Deposits (CPD) and the so-called “pooled” funds of the former Public Debt Commissioners, the Land Bank, Postbank, private banking institutions (including the former banks, discount houses and equity building societies) and mutual building societies. Coin in circulation is included in this consolidation.

2.	In circulation outside the monetary sector.

3.	Deposits of the private non-monetary sector (including the Public Investment Corporation as from January 1996). Foreign deposits and government deposits are excluded.

4.	“Government” consists of the South African Central Government (including the former Public Debt Commissioners up to December 1995, but excluding the Public Investment Corporation, Transnet, Sapos and Telkom) and provincial governments. All transfers to the Stabilisation Account are also included, as are deposits of the International Monetary Fund with the South African Reserve Bank arising from drawings on the super reserve tranche or reserve tranche.

S–18	Quarterly Bulletin December 2009

South African Reserve Bank
Monetary sector1
Liabilities
R millions

	Foreign liabilities			Capital and reserves
Government	SARB						Other	Total
deposits[4]	and CPD	Other	Total	Domestic	Foreign	Total	liabilities	liabilities
(1506M)	(1339M)	(1507M)	(1508M)	(1334K)	(1335K)	(1336K)	(1509K)	(1338K)	End of

58 396	20 883	66 947	87 830	92 640	2 734	95 374	307 698	1 357 344	2003
73 438	21 557	66 620	88 177	107 914	2 368	110 282	314 890	1 500 937	2004
106 572	24 661	77 961	102 622	118 987	2 330	121 316	273 877	1 705 517	2005
141 803	21 775	113 737	135 512	145 258	3 527	148 786	330 059	2 105 453	2006
148 983	17 736	239 445	257 180	178 090	9 308	187 398	265 659	2 526 800	2007
134 756	9 630	447 251	456 882	141 138	7 496	148 634	405 817	3 060 289	2008

111 642	27 749	119 874	147 623	...	...	...	...	...	2006: Aug
124 656	30 161	137 168	167 329	136 148	3 901	140 049	377 807	2 093 821	Sep
129 610	27 737	121 840	149 577	...	...	...	...	...	Oct
121 646	24 232	110 267	134 500	...	...	...	...	...	Nov
141 803	21 775	113 737	135 512	145 258	3 527	148 786	330 059	2 105 453	Dec

157 231	23 190	115 044	138 234	...	...	...	...	...	2007: Jan
114 597	22 122	125 840	147 962	...	...	...	...	...	Feb
113 365	23 583	129 689	153 271	155 097	4 095	159 192	333 296	2 206 478	Mar
108 366	20 957	122 831	143 789	...	...	...	...	...	Apr
102 643	19 669	124 223	143 893	...	...	...	...	...	May
127 816	21 345	145 865	167 210	160 877	2 877	163 754	344 293	2 326 437	Jun
117 417	21 862	158 716	180 578	...	...	...	...	...	Jul
110 474	21 768	166 822	188 590	...	...	...	...	...	Aug
134 056	20 455	180 436	200 890	165 936	9 880	175 815	371 370	2 486 345	Sep
126 272	20 041	176 251	196 293	...	...	...	...	...	Oct
121 598	18 242	185 236	203 478	...	...	...	...	...	Nov
148 983	17 736	239 445	257 180	178 090	9 308	187 398	265 659	2 526 800	Dec

139 005	18 314	280 478	298 792	...	...	...	...	...	2008: Jan
121 207	16 854	354 928	371 782	...	...	...	...	...	Feb
127 044	15 531	344 657	360 188	129 300	7 000	136 300	376 392	2 742 935	Mar
113 841	16 740	329 102	345 842	...	...	...	...	...	Apr
111 906	16 341	354 117	370 458	...	...	...	...	...	May
136 866	13 648	370 169	383 817	133 246	5 607	138 853	373 221	2 858 115	Jun
120 392	14 374	327 950	342 324	...	...	...	...	...	Jul
126 051	12 068	316 741	328 808	...	...	...	...	...	Aug
131 330	9 452	335 828	345 280	134 904	6 711	141 615	368 248	2 853 038	Sep
122 366	12 104	488 701	500 805	...	...	...	...	...	Oct
112 343	9 550	445 065	454 615	...	...	...	...	...	Nov
134 756	9 630	447 251	456 882	141 138	7 496	148 634	405 817	3 060 289	Dec

131 843	9 744	469 678	479 423	...	...	...	...	...	2009: Jan
108 878	9 757	447 583	457 340	...	...	...	...	...	Feb
129 392	8 930	423 787	432 717	147 078	7 596	154 674	393 232	3 037 357	Mar
116 761	9 371	392 536	401 907	...	...	...	...	...	Apr
123 778	8 318	378 384	386 702	...	...	...	...	...	May
139 665	9 047	346 066	355 113	150 564	7 864	158 428	331 422	2 920 746	Jun
124 827	9 316	346 185	355 501	...	...	...	...	...	Jul
117 550	9 611	338 615	348 225	...	...	...	...	...	Aug
135 066	6 349	331 496	337 845	154 541	8 593	163 134	348 074	2 925 288	Sep
KB121

1.	A consolidation of the balance sheets of institutions within the monetary sector, that is the South African Reserve Bank, the former National Finance Corporation, Corporation for Public Deposits (CPD) and the so-called “pooled” funds of the former Public Debt Commissioners, the Land Bank, Postbank, private banking institutions (including the former banks, discount houses and equity building societies) and mutual building societies. Coin in circulation is included in this consolidation.

2.	In circulation outside the monetary sector.

3.	Deposits of the private non-monetary sector (including the Public Investment Corporation as from January 1996). Foreign deposits and government deposits are excluded.

4.	“Government” consists of the South African Central Government (including the former Public Debt Commissioners up to December 1995, but excluding the Public Investment Corporation, Transnet, Sapos and Telkom) and provincial governments. All transfers to the Stabilisation Account are also included, as are deposits of the International Monetary Fund with the South African Reserve Bank arising from drawings on the super reserve tranche or reserve tranche.

Quarterly Bulletin December 2009	S–19

South African Reserve Bank
Monetary sector1
Assets
R millions

	Foreign assets					Claims on the private sector
	Gold and foreign exchange
					Total				Other		of which:
				Long	foreign			Land	monetary		Local
	SARB[2]	Other	Total	term[3]	assets	SARB	CPD[4]	Bank	institutions	Total	authorities
End of	(1021M)	(1349M)	(1511M)	(1342M)	(1512M)	(1344M)	(1345M)	(1298M)	(1346M)	(1347M)	(1348M)

2003	52 905	127 477	180 382	34 107	214 489	341	200	17 623	820 336	838 500	4 442
2004	82 849	117 200	200 049	29 514	229 564	344	200	18 594	935 087	954 224	1 568
2005	130 466	150 108	280 574	17 195	297 769	387	200	17 055	1 122 553	1 140 195	4 223
2006	178 318	206 570	384 888	24 881	409 769	365	200	16 931	1 417 377	1 434 873	3 263
2007	224 313	225 784	450 097	111 599	561 696	395	1 365	17 014	1 725 084	1 743 858	4 495
2008	316 991	246 173	563 164	284 189	847 353	430	800	14 937	1 964 883	1 981 050	8 080

2006: Aug	173 835	201 852	375 687	21 773	397 460	398	400	16 641	1 306 884	1 324 323	3 186
Sep	191 218	228 008	419 227	25 319	444 546	398	400	16 704	1 344 513	1 362 014	3 169
Oct	182 701	209 195	391 896	29 252	421 147	404	300	16 190	1 370 182	1 387 076	3 151
Nov	181 337	205 817	387 154	25 846	413 000	420	300	17 283	1 395 714	1 413 717	3 238
Dec	178 318	206 570	384 888	24 881	409 769	365	200	16 931	1 417 377	1 434 873	3 263

2007: Jan	187 696	199 158	386 854	24 727	411 581	403	150	16 201	1 428 932	1 445 686	3 235
Feb	191 171	203 877	395 048	25 365	420 413	447	255	17 662	1 473 316	1 491 680	3 226
Mar	192 709	207 754	400 463	25 107	425 570	440	379	17 701	1 491 407	1 509 927	3 136
Apr	190 689	197 113	387 803	29 161	416 964	424	379	17 370	1 524 973	1 543 146	3 185
May	198 102	206 198	404 301	27 743	432 043	429	424	17 492	1 536 771	1 555 116	3 197
Jun	199 561	219 898	419 459	36 317	455 776	412	1 010	17 503	1 561 568	1 580 492	4 036
Jul	207 743	221 920	429 663	36 925	466 588	428	1 711	17 668	1 587 674	1 607 481	4 116
Aug	212 637	234 182	446 819	36 524	483 343	435	2 061	17 576	1 612 546	1 632 618	2 958
Sep	209 439	238 187	447 626	41 182	488 808	426	2 177	17 681	1 649 401	1 669 685	3 944
Oct	207 455	210 616	418 071	51 577	469 649	416	1 946	16 754	1 678 377	1 697 493	3 991
Nov	217 934	223 788	441 722	57 058	498 780	409	1 547	17 362	1 715 290	1 734 608	4 248
Dec	224 313	225 784	450 097	111 599	561 696	395	1 365	17 014	1 725 084	1 743 858	4 495

2008: Jan	249 429	244 288	493 717	139 807	633 524	427	815	16 420	1 764 325	1 781 987	7 921
Feb	263 925	292 233	556 158	169 257	725 414	490	950	16 433	1 784 460	1 802 333	8 509
Mar	278 294	270 971	549 265	186 212	735 477	458	1 350	16 594	1 832 317	1 850 718	4 809
Apr	260 085	247 066	507 150	174 664	681 815	423	1 850	15 716	1 834 196	1 852 184	6 353
May	261 545	253 824	515 369	185 195	700 564	454	2 350	15 650	1 856 597	1 875 051	6 959
Jun	272 080	257 756	529 836	204 008	733 844	464	1 050	15 752	1 893 390	1 910 655	6 790
Jul	256 269	234 452	490 721	163 314	654 035	444	1 850	15 366	1 905 662	1 923 322	7 776
Aug	264 230	230 249	494 479	152 505	646 984	439	700	15 229	1 922 384	1 938 752	7 097
Sep	284 388	260 670	545 058	155 445	700 503	458	700	14 872	1 926 717	1 942 746	7 638
Oct	332 403	270 948	603 351	294 600	897 952	414	600	14 942	1 960 289	1 976 245	7 372
Nov	336 342	259 217	595 559	295 229	890 788	452	800	14 789	1 985 118	2 001 159	7 627
Dec	316 991	246 173	563 164	284 189	847 353	430	800	14 937	1 964 883	1 981 050	8 080

2009: Jan	343 794	258 171	601 964	287 110	889 075	434	1 257	14 750	1 976 736	1 993 176	7 188
Feb	339 183	251 973	591 155	269 481	860 636	419	1 409	14 686	1 985 062	2 001 576	8 953
Mar	323 554	244 105	567 659	244 728	812 387	398	852	14 671	1 992 234	2 008 154	7 072
Apr	287 904	212 907	500 811	228 156	728 968	374	862	15 321	1 992 481	2 009 038	7 316
May	284 633	217 990	502 623	230 060	732 683	385	894	14 876	1 964 886	1 981 042	8 251
Jun	274 502	216 364	490 865	200 200	691 066	383	844	15 020	1 970 475	1 986 722	8 175
Jul	278 695	231 100	509 795	190 471	700 266	395	837	14 684	1 971 063	1 986 979	8 475
Aug	295 154	232 740	527 894	187 534	715 428	405	861	14 443	1 968 446	1 984 156	8 383
Sep	290 899	219 797	510 696	182 319	693 015	407	1 210	14 327	1 955 801	1 971 745	6 950
KB122

1.	See footnote 1 on pages S–18 and S–19.

2.	The gold component of the South African Reserve Bank’s foreign assets is valued at a market—related price.

3.	Including investments and bills.

4.	Including investments in private-sector securities of the so-called “pooled funds” administered up to March 1984 by the former Public Debt Commissioners.

5.	Consisting of the South African Reserve Bank’s holdings of SA Treasury bills, SA government securities, loans to the government sector and investments of the Stabilisation Account.

6.	Including investments in government securities of the so-called “pooled funds” administered up to March 1984 by the former Public Debt Commissioners.

7.	Including coin responsibility of the Treasury up to February 1994.

S–20	Quarterly Bulletin December 2009

South African Reserve Bank
Monetary sector1
Assets
R millions

Claims on the government sector
Credit
				Total claims
		Other		on the
		monetary		government	Other	Total
SARB[5]	CPD[6]	institutions	Total	sector[7]	assets	assets
(1350M)	(1351M)	(1352M)	(1353M)	(1359M)	(1513K)	(1358K)	End of

16 469	1 729	85 979	104 177	104 177	200 179	1 357 344	2003
15 057	1 515	99 519	116 092	116 092	201 057	1 500 937	2004
12 629	1 398	93 324	107 351	107 351	160 201	1 705 517	2005
9 289	3 893	99 172	112 354	112 354	148 457	2 105 453	2006
8 698	1 062	106 753	116 513	116 513	104 733	2 526 800	2007
9 067	750	169 678	179 495	179 495	52 390	3 060 289	2008

8 865	3 930	89 426	102 221	102 221	...	...	2006: Aug
8 855	4 109	91 831	104 795	104 795	182 466	2 093 821	Sep
9 180	4 041	91 555	104 776	104 776	...	...	Oct
9 267	3 055	90 082	102 405	102 405	...	...	Nov
9 289	3 893	99 172	112 354	112 354	148 457	2 105 453	Dec

9 122	4 493	101 041	114 656	114 656	...	...	2007: Jan
9 108	4 217	101 483	114 808	114 808	...	...	Feb
8 918	1 286	100 044	110 248	110 248	160 733	2 206 478	Mar
9 059	1 422	101 827	112 309	112 309	...	...	Apr
8 958	1 373	103 295	113 627	113 627	...	...	May
8 641	1 114	100 846	110 602	110 602	179 567	2 326 437	Jun
8 671	1 161	97 652	107 484	107 484	...	...	Jul
8 578	1 137	106 792	116 507	116 507	...	...	Aug
8 635	1 114	109 690	119 438	119 438	208 413	2 486 345	Sep
8 780	1 180	108 845	118 805	118 805	...	...	Oct
8 648	1 161	106 900	116 709	116 709	...	...	Nov
8 698	1 062	106 753	116 513	116 513	104 733	2 526 800	Dec

8 666	1 219	126 942	136 826	136 826	...	...	2008: Jan
8 461	1 032	124 684	134 176	134 176	...	...	Feb
8 280	952	117 088	126 320	126 320	30 420	2 742 935	Mar
8 237	982	123 196	132 415	132 415	...	...	Apr
8 038	939	126 692	135 669	135 669	...	...	May
7 787	1 963	141 169	150 919	150 919	62 697	2 858 115	Jun
8 394	1 016	147 279	156 688	156 688	...	...	Jul
8 493	947	150 137	159 577	159 577	...	...	Aug
8 374	687	149 752	158 814	158 814	50 975	2 853 038	Sep
8 353	733	149 094	158 180	158 180	...	...	Oct
8 716	749	162 867	172 332	172 332	...	...	Nov
9 067	750	169 678	179 495	179 495	52 390	3 060 289	Dec

8 943	710	169 315	178 968	178 968	...	...	2009: Jan
8 706	790	165 985	175 481	175 481	...	...	Feb
8 437	27	171 222	179 686	179 686	37 130	3 037 357	Mar
8 506	27	176 280	184 814	184 814	...	...	Apr
8 498	3 522	176 915	188 935	188 935	...	...	May
8 345	153	176 452	184 950	184 950	58 008	2 920 746	Jun
8 451	105	184 037	192 592	192 592	...	...	Jul
8 573	100	182 645	191 318	191 318	...	...	Aug
8 312	95	192 975	201 382	201 382	59 146	2 925 288	Sep
KB123

1.	See footnote 1 on pages S–18 and S–19.

2.	The gold component of the South African Reserve Bank’s foreign assets is valued at a market-related price.

3.	Including investments and bills.

4.	Including investments in private-sector securities of the so-called “pooled funds” administered up to March 1984 by the former Public Debt Commissioners.

5.	Consisting of the South African Reserve Bank’s holdings of SA Treasury bills, SA government securities, loans to the government sector and investments of the Stabilisation Account.

6.	Including investments in government securities of the so-called “pooled funds” administered up to March 1984 by the former Public Debt Commissioners.

7.	Including coin responsibility of the Treasury up to February 1994.

Quarterly Bulletin December 2009	S–21

South African Reserve Bank
Credit extension by all monetary institutions1
R millions

	Credit extended to the domestic private sector											Memorandum items
Loans and advances
									Total credit	Net credit
									extended	extended	Total		Loans
			Instalment			Other	Total	of which:	to the	to the	domestic	Claims on	granted
		Bills	sale	Leasing	Mortgage	loans and	loans and	To	private	government	credit	local	under resale	Assets
	Investments	discounted	credit	finance[2]	advances	advances	advances[3]	households	sector[4]	sector	extension[5]	authorities	agreements	securitised[6]
End of	(1360M)	(1361M)	(1362M)	(1363M)	(1364M)	(1365M)	(1369M)	(1505M)	(1347M)	(1367M)	(1368M)	(1348M)	(1502M)	(1375M)

2003	84 510	7 785	89 208	37 166	331 842	287 988	746 204	378 530	838 500	45 770	884 270	4 442	18 840	5 070
2004	79 289	5 461	109 469	43 048	412 769	304 188	869 474	478 741	954 224	42 643	996 867	1 568	8 257	—
2005	81 493	5 323	129 701	49 603	526 647	347 428	1 053 380	585 541	1 140 195	768	1 140 963	4 223	15 781	9 800
2006	85 789	4 669	147 399	60 157	684 593	452 267	1 344 416	726 270	1 434 873	-29 460	1 405 413	3 263	21 872	20 100
2007	96 949	4 867	176 725	57 613	853 819	553 886	1 642 043	867 635	1 743 858	-32 482	1 711 376	4 495	21 123	33 760
2008	103 252	6 055	204 520	47 486	966 921	652 817	1 871 744	1 002 020	1 981 050	44 728	2 025 779	8 080	32 560	2 027

2006: Aug	87 450	4 483	143 075	55 614	627 412	406 291	1 232 391	682 826	1 324 323	-9 433	1 314 890	3 186	25 334	3 000
Sep	96 152	4 483	140 700	56 750	640 449	423 479	1 261 379	697 521	1 362 014	-19 874	1 342 140	3 169	25 354	4 900
Oct	95 326	4 620	141 672	57 599	656 379	431 479	1 287 130	707 128	1 387 076	-24 846	1 362 231	3 151	29 688	2 100
Nov	91 474	4 596	144 841	58 834	671 869	442 102	1 317 647	713 319	1 413 717	-19 253	1 394 463	3 238	24 734	3 100
Dec	85 789	4 669	147 399	60 157	684 593	452 267	1 344 416	726 270	1 434 873	-29 460	1 405 413	3 263	21 872	2 000

2007: Jan	77 098	4 662	149 498	60 809	694 120	459 499	1 363 926	746 770	1 445 686	-42 586	1 403 101	3 235	24 628	—
Feb	81 214	4 747	152 829	61 642	708 211	483 036	1 405 718	757 968	1 491 680	200	1 491 880	3 226	28 890	—
Mar	80 572	5 179	156 170	62 754	715 768	489 483	1 424 175	765 449	1 509 927	-3 128	1 506 799	3 136	22 530	8 700
Apr	83 878	5 384	157 881	63 151	728 367	504 485	1 453 884	780 511	1 543 146	3 932	1 547 078	3 185	21 905	—
May	83 601	5 044	153 554	64 138	744 803	503 976	1 466 471	789 087	1 555 116	10 972	1 566 088	3 197	20 406	8 000
Jun	79 783	5 104	154 188	63 822	758 080	519 515	1 495 605	798 043	1 580 492	-17 227	1 563 266	4 036	22 106	2 728
Jul	83 206	4 801	157 629	63 185	775 369	523 291	1 519 473	812 240	1 607 481	-9 945	1 597 536	4 116	22 026	—
Aug	83 999	4 725	162 090	62 558	793 085	526 161	1 543 894	825 455	1 632 618	6 021	1 638 639	2 958	21 109	2 100
Sep	86 256	4 643	165 679	61 849	807 536	543 721	1 578 786	838 472	1 669 685	-14 630	1 655 055	3 944	20 710	728
Oct	90 795	4 657	167 786	60 840	822 356	551 060	1 602 041	849 570	1 697 493	-7 478	1 690 015	3 991	19 452	2 621
Nov	106 527	4 805	173 145	58 290	838 436	553 405	1 623 276	856 613	1 734 608	-4 901	1 729 707	4 248	19 236	4 700
Dec	96 949	4 867	176 725	57 613	853 819	553 886	1 642 043	867 635	1 743 858	-32 482	1 711 376	4 495	21 123	4 183

2008: Jan	90 698	3 074	181 959	57 033	864 526	584 697	1 688 215	928 912	1 781 987	-2 190	1 779 796	7 921	20 781	354
Feb	88 011	4 294	184 961	57 067	871 532	596 468	1 710 028	944 832	1 802 333	12 957	1 815 290	8 509	26 269	340
Mar	92 321	4 713	188 559	55 830	882 039	627 255	1 753 684	954 611	1 850 718	-736	1 849 982	4 809	27 066	386
Apr	79 330	5 631	192 052	54 800	887 939	632 433	1 767 224	957 979	1 852 184	18 563	1 870 747	6 353	27 061	—
May	87 782	5 851	193 535	53 802	898 274	635 808	1 781 419	962 819	1 875 051	23 752	1 898 803	6 959	31 604	202
Jun	86 961	4 561	196 147	52 291	908 848	661 846	1 819 134	967 645	1 910 655	14 042	1 924 697	6 790	29 794	163
Jul	91 726	4 683	198 005	51 382	923 534	653 991	1 826 913	975 599	1 923 322	36 284	1 959 606	7 776	34 157	140
Aug	87 178	4 581	199 758	50 334	932 668	664 234	1 846 994	981 510	1 938 752	33 514	1 972 267	7 097	29 151	—
Sep	79 187	6 334	201 741	50 029	941 733	663 721	1 857 224	986 973	1 942 746	27 473	1 970 219	7 638	30 418	—
Oct	92 910	7 679	203 441	49 260	954 794	668 160	1 875 656	995 964	1 976 245	35 802	2 012 047	7 372	27 961	—
Nov	100 697	8 243	204 215	48 466	963 240	676 299	1 892 220	1 000 555	2 001 159	59 978	2 061 137	7 627	27 820	—
Dec	103 252	6 055	204 520	47 486	966 921	652 817	1 871 744	1 002 020	1 981 050	44 728	2 025 779	8 080	32 560	442

2009: Jan	106 306	5 585	204 605	46 340	967 627	662 713	1 881 286	1 007 190	1 993 176	47 114	2 040 291	7 188	34 684	—
Feb	110 198	6 190	204 173	45 265	974 904	660 845	1 885 187	1 011 937	2 001 576	66 593	2 068 168	8 953	29 483	—
Mar	120 222	6 320	203 817	44 474	981 192	652 129	1 881 612	1 013 684	2 008 154	50 283	2 058 437	7 072	24 730	—
Apr	124 730	5 447	203 074	43 337	982 059	650 391	1 878 861	1 014 519	2 009 038	68 042	2 077 080	7 316	21 844	—
May	126 593	4 282	202 485	42 418	982 229	623 035	1 850 166	1 013 605	1 981 042	65 146	2 046 188	8 251	23 452	—
Jun	122 118	5 023	201 887	41 195	983 387	633 112	1 859 581	1 012 116	1 986 722	45 275	2 031 997	8 175	28 749	—
Jul	116 876	4 951	201 233	40 264	982 819	640 835	1 865 152	1 014 223	1 986 979	67 754	2 054 733	8 475	27 353	—
Aug	117 719	4 637	200 360	39 352	985 225	636 862	1 861 800	1 017 133	1 984 156	73 757	2 057 913	8 383	29 454	—
Sep	112 844	4 944	200 375	38 368	986 765	628 448	1 853 957	1 017 827	1 971 745	66 305	2 038 051	6 950	28 801	—
KB124

1.	Monetary sector as defined on pages S–18 and S–19.

2.	Unearned finance charges excluded.

3.	Total of instalment sale credit, leasing finance, mortgage advances and other loans and advances.

4.	Total of investments, bills discounted, instalment sale credit, leasing finance, mortgage advances and other loans and advances.

5.	Total of credit extended to the private sector and net credit extended to the government sector.

6.	During the period.

S–22	Quarterly Bulletin December 2009

South African Reserve Bank
Monetary aggregates1
R millions

	Banknotes	Cheque				Other
	and coin	and		Other		short- and
	in	transmission		demand		medium-term		Long-term
	circulation	deposits	M1A2	deposits[3]	M1[4]	deposits[5]	M2[6]	deposits[7]	M3[8]
End of	(1312M)	(1313M)	(1370M)	(1314M)	(1371M)	(1372M)	(1373M)	(1319M)	(1374M)

2003	33 715	185 240	218 955	168 833	387 788	345 665	733 453	74 594	808 047
2004	39 080	205 378	244 458	177 036	421 494	397 246	818 740	95 410	914 150
2005	43 419	248 533	291 952	211 101	503 053	460 462	963 515	137 615	1 101 130
2006	49 951	288 041	337 992	267 687	605 679	551 163	1 156 842	192 450	1 349 293
2007	53 606	347 040	400 645	337 672	738 317	658 008	1 396 325	271 255	1 667 580
2008	57 362	362 492	419 854	333 774	753 628	807 983	1 561 612	352 589	1 914 200

2006: Aug	44 850	266 016	310 866	261 396	572 261	506 527	1 078 788	187 023	1 265 811
Sep	47 933	270 780	318 713	259 978	578 691	527 620	1 106 311	177 668	1 283 979
Oct	47 123	271 640	318 763	270 298	589 061	536 646	1 125 707	185 029	1 310 736
Nov	48 726	285 627	334 353	265 634	599 987	546 110	1 146 097	195 751	1 341 848
Dec	49 951	288 041	337 992	267 687	605 679	551 163	1 156 842	192 450	1 349 293

2007: Jan	46 820	274 174	320 994	265 496	586 490	547 137	1 133 627	215 131	1 348 758
Feb	47 469	306 394	353 863	279 433	633 296	546 990	1 180 287	237 799	1 418 086
Mar	49 968	310 553	360 521	286 612	647 133	548 000	1 195 132	252 222	1 447 355
Apr	49 925	310 172	360 096	285 837	645 933	569 247	1 215 180	261 098	1 476 278
May	48 231	311 299	359 530	301 293	660 823	580 523	1 241 347	260 283	1 501 629
Jun	50 733	317 579	368 312	297 561	665 872	583 517	1 249 390	273 974	1 523 363
Jul	48 787	312 332	361 120	308 241	669 361	620 869	1 290 230	261 263	1 551 493
Aug	50 400	329 927	380 327	332 907	713 234	628 678	1 341 912	250 479	1 592 391
Sep	51 841	333 571	385 412	317 253	702 665	647 671	1 350 336	253 877	1 604 213
Oct	49 348	324 454	373 803	325 037	698 840	647 519	1 346 359	270 257	1 616 616
Nov	53 616	331 687	385 303	346 326	731 629	650 010	1 381 640	270 523	1 652 163
Dec	53 606	347 040	400 645	337 672	738 317	658 008	1 396 325	271 255	1 667 580

2008: Jan	50 330	330 755	381 085	387 945	769 030	608 332	1 377 362	301 260	1 678 622
Feb	52 630	341 367	393 997	375 156	769 153	624 077	1 393 230	316 392	1 709 622
Mar	52 712	344 876	397 588	349 463	747 052	683 211	1 430 263	312 747	1 743 010
Apr	53 323	343 532	396 856	313 885	710 741	746 676	1 457 417	325 185	1 782 601
May	54 124	340 903	395 028	347 044	742 071	739 612	1 481 683	329 352	1 811 035
Jun	53 593	355 625	409 218	351 952	761 170	712 941	1 474 111	351 247	1 825 358
Jul	52 132	340 332	392 463	342 664	735 127	748 787	1 483 915	363 196	1 847 111
Aug	55 464	339 912	395 375	348 066	743 441	738 521	1 481 962	369 213	1 851 175
Sep	53 818	344 317	398 135	354 814	752 949	752 738	1 505 687	360 877	1 866 564
Oct	56 309	350 353	406 661	347 403	754 064	768 728	1 522 792	366 064	1 888 856
Nov	60 533	357 909	418 442	353 005	771 448	793 465	1 564 913	376 780	1 941 693
Dec	57 362	362 492	419 854	333 774	753 628	807 983	1 561 612	352 589	1 914 200

2009: Jan	57 966	340 718	398 684	324 145	722 829	843 038	1 565 867	346 720	1 912 587
Feb	58 953	350 778	409 731	320 033	729 764	855 195	1 584 958	349 844	1 934 803
Mar	57 028	355 023	412 051	319 787	731 838	841 611	1 573 449	353 893	1 927 342
Apr	57 387	351 215	408 602	336 050	744 651	828 941	1 573 593	360 268	1 933 861
May	59 202	347 077	406 279	361 559	767 839	827 811	1 595 650	356 622	1 952 272
Jun	57 114	356 379	413 494	358 643	772 136	773 571	1 545 708	390 410	1 936 118
Jul	57 693	361 623	419 316	343 883	763 199	776 317	1 539 516	412 803	1 952 319
Aug	58 366	363 220	421 586	358 011	779 597	773 831	1 553 428	399 371	1 952 799
Sep	57 152	355 210	412 362	349 261	761 623	781 426	1 543 049	398 120	1 941 169
KB125

1.	Based on the consolidated liabilities of the monetary sector.

2.	Notes and coin in circulation plus cheque and transmission deposits of the domestic private sector with monetary institutions.

3.	Demand deposits (other than cheque and transmission deposits) of the domestic private sector with the monetary sector.

4.	M1A plus other demand deposits held by the domestic private sector.

5.	Short-term deposits (other than demand deposits) and medium-term deposits (including all savings deposits) of the domestic private sector with monetary institutions, including savings deposits with and savings bank certificates issued by the Postbank.

6.	M1 plus other short-term and medium-term deposits held by the domestic private sector.

7.	Long-term deposits of the domestic private sector with monetary institutions, including national savings certificates issued by the Postbank.

8.	M2 plus long-term deposits held by the domestic private sector.

Quarterly Bulletin December 2009	S–23

South African Reserve Bank
Monetary analysis1
R millions

	Not seasonally adjusted							Seasonally adjusted
		Counterparts							Counterparts
		Net	Claims on the government sector						Net
		foreign							foreign	Net claims
		assets:				Claims on	Net other		assets:	on the	Claims on
		Cumulative		Government		the private	assets and		Cumulative	government	the private
	M3	flow[2]	Gross claims	deposits	Net claims	sector	liabilities	M3	flow	sector	sector
End of	(1374M)	(1380M)	(1356M)	(1330M)	(1367M)	(1347M)	(1381M)	(1374N)	(1380N)	(1367N)	(1347N)

2008: May	1 811 035	241 664	135 658	111 906	23 752	1 875 051	-329 432	1 804 427	237 204	14 639	1 884 757
Jun	1 825 358	248 180	150 908	136 866	14 042	1 910 655	-347 519	1 824 858	237 079	15 658	1 927 796
Jul	1 847 111	239 016	156 676	120 392	36 284	1 923 322	-351 512	1 847 784	233 691	39 258	1 933 130
Aug	1 851 175	235 288	159 565	126 051	33 514	1 938 752	-356 380	1 847 945	229 934	26 845	1 952 367
Sep	1 866 564	253 699	158 803	131 330	27 473	1 942 746	-357 354	1 867 971	248 452	31 953	1 940 418
Oct	1 888 856	230 480	158 168	122 366	35 802	1 976 245	-353 670	1 897 900	233 358	40 979	1 976 212
Nov	1 941 693	263 357	172 321	112 343	59 978	2 001 159	-382 801	1 944 378	263 648	60 901	1 987 848
Dec	1 914 200	239 198	179 484	134 756	44 728	1 981 050	-350 776	1 927 620	239 198	54 371	1 971 346

2009: Jan	1 912 587	236 554	178 957	131 843	47 114	1 993 176	-364 258	1 941 900	236 621	55 706	1 987 083
Feb	1 934 803	238 472	175 470	108 878	66 593	2 001 576	-371 837	1 932 002	238 490	57 007	1 996 510
Mar	1 927 342	246 821	179 675	129 392	50 283	2 008 154	-377 916	1 920 228	246 787	51 442	2 001 624
Apr	1 933 861	244 981	184 803	116 761	68 042	2 009 038	-388 201	1 915 271	245 005	57 683	2 003 457
May	1 952 272	268 347	188 924	123 778	65 146	1 981 042	-362 263	1 936 600	268 296	53 109	1 988 556
Jun	1 936 118	267 391	184 939	139 665	45 275	1 986 722	-363 270	1 928 962	267 278	47 453	2 002 106
Jul	1 952 319	270 700	192 581	124 827	67 754	1 986 979	-373 115	1 948 221	270 707	69 691	1 990 595
Aug	1 952 799	277 981	191 307	117 550	73 757	1 984 156	-383 095	1 948 023	278 011	67 517	1 994 042
Sep	1 941 169	275 211	201 371	135 066	66 305	1 971 745	-372 092	1 946 727	275 136	72 915	1 970 840
KB126
Changes
R millions

	Not seasonally adjusted							Seasonally adjusted
		Counterparts							Counterparts
			Claims on the government sector							Net claims
		Net				Claims on	Net other		Net	on the	Claims on
		foreign		Government		the private	assets and		foreign	government	the private
	M3	assets[3]	Gross claims	deposits[4]	Net claims	sector	liabilities	M3	assets	sector	sector
Period	(1374H)	(1380H)	(1356H)	(1330H)	(1367H)	(1347H)	(1381H)	(1374I)	(1380I)	(1367I)	(1347I)

2008: May	28 433	-5 864	3 253	1 936	5 189	22 867	6 242	39 534	-14 450	5 027	38 794
Jun	14 323	6 516	15 250	-24 960	-9 710	35 604	-18 087	20 431	-125	1 019	43 039
Jul	21 753	-9 164	5 768	16 474	22 242	12 667	-3 992	22 926	-3 388	23 601	5 334
Aug	4 064	-3 728	2 889	-5 659	-2 770	15 431	-4 869	161	-3 757	-12 413	19 238
Sep	15 390	18 411	-762	-5 279	-6 041	3 994	-974	20 026	18 518	5 107	-11 949
Oct	22 292	-23 220	-635	8 964	8 329	33 499	3 684	29 930	-15 094	9 026	35 793
Nov	52 837	32 877	14 153	10 023	24 176	24 914	-29 131	46 477	30 290	19 922	11 636
Dec	-27 493	-24 159	7 164	-22 413	-15 250	-20 109	32 025	-16 757	-24 450	-6 529	-16 502

2009: Jan	-1 614	-2 644	-527	2 913	2 386	12 126	-13 482	14 279	-2 578	1 334	15 737
Feb	22 216	1 918	-3 487	22 965	19 478	8 399	-7 579	-9 897	1 870	1 301	9 426
Mar	-7 461	8 349	4 205	-20 514	-16 309	6 578	-6 078	-11 774	8 297	-5 565	5 114
Apr	6 518	-1 840	5 128	12 631	17 759	884	-10 285	-4 958	-1 782	6 241	1 833
May	18 411	23 365	4 121	-7 017	-2 896	-27 996	25 938	21 329	23 292	-4 574	-14 901
Jun	-16 154	-956	-3 985	-15 887	-19 871	5 680	-1 007	-7 638	-1 018	-5 657	13 551
Jul	16 201	3 309	7 642	14 838	22 480	257	-9 845	19 259	3 428	22 238	-11 511
Aug	480	7 281	-1 274	7 277	6 003	-2 823	-9 980	-198	7 305	-2 174	3 447
Sep	-11 630	-2 770	10 064	-17 515	-7 452	-12 410	11 002	-1 296	-2 876	5 398	-23 202
KB127

1.	Calculated from the consolidated liabilities and assets of the monetary sector.

2.	Cumulative change owing to balance of payments transactions as from 1 March 1965.

3.	The data in this column do not agree with changes calculable from the relevant columns in tables S–18 to S–21 because of valuation adjustments which are taken into account with the calculation of changes.

4.	Increase -; decrease +.

S–24	Quarterly Bulletin December 2009

South African Reserve Bank
Banks and mutual banks
Mortgage loans
R millions

	New mortgage loans and re-advances granted during period
	Gross amount[1]
	Assets mortgaged					Application			Mortgage	Capital
	Residential								loans	repay-	Total
						For con-			paid out	ments on	mortgage
						struction	On	On	during	advances	loans
		of which:		Commercial		of	existing	vacant	the	during	out-
	Total	Re-advances	Farms	and other	Total	buildings[2]	buildings	land	period	period	standing[3]
Period	(2120M)	(2133M)	(2134M)	(2135M)	(2127M)	(2128M)	(2125M)	(2126M)	(2129M)	(2131M)	(2132M)

2003	111 472	...	1 505	39 635	152 613	15 897	127 638	9 078	166 518	113 948	325 976
2004	179 317	...	3 250	49 668	232 236	27 565	189 410	15 260	220 207	146 614	405 847
2005	248 801	...	4 374	82 173	335 348	32 446	277 697	25 205	313 887	183 526	521 974
2006	338 328	...	5 124	79 490	422 942	30 941	357 850	34 150	399 295	250 357	680 384
2007	364 575	...	3 628	73 207	441 409	28 574	384 051	28 784	461 727	297 876	852 639
2008	271 275	81 585	3 793	23 576	298 644	29 928	256 669	12 048	276 269	156 193	969 775

2006: Aug	32 540	...	235	7 140	39 915	2 931	33 185	3 799	38 784	23 501	623 698
Sep	27 773	...	331	6 795	34 899	2 491	29 380	3 028	33 967	20 612	636 782
Oct	32 760	...	320	7 773	40 854	2 947	34 837	3 070	37 736	23 140	653 101
Nov	33 672	...	189	6 901	40 761	2 711	34 902	3 148	40 858	26 005	667 472
Dec	25 222	...	167	6 490	31 878	2 009	27 425	2 444	35 683	23 132	680 384

2007: Jan	25 937	...	108	4 066	30 111	1 884	25 978	2 250	28 549	18 390	691 573
Feb	35 740	...	152	5 921	41 814	2 733	36 129	2 952	35 320	21 202	705 106
Mar	37 678	...	855	6 458	44 992	2 972	38 841	3 178	38 514	29 037	712 856
Apr	32 163	...	102	4 186	36 451	2 354	31 685	2 413	34 462	21 660	725 525
May	39 511	...	138	6 865	46 514	3 087	40 532	2 896	42 857	26 769	742 477
Jun	27 249	...	332	6 364	33 945	2 297	29 629	2 018	37 951	22 039	755 882
Jul	28 963	...	349	7 482	36 793	2 628	31 936	2 230	43 517	24 850	773 307
Aug	30 233	...	363	6 171	36 767	2 469	31 772	2 526	43 676	26 556	791 142
Sep	26 364	...	241	5 298	31 903	2 158	27 729	2 016	36 987	23 468	805 701
Oct	31 237	...	351	6 012	37 600	2 494	32 691	2 414	40 334	26 863	820 725
Nov	29 628	...	351	6 298	36 277	2 137	31 889	2 251	43 426	27 843	837 021
Dec	19 872	...	284	8 086	28 243	1 361	25 241	1 640	36 134	29 200	852 639

2008: Jan	23 702	6 460	261	2 435	26 398	2 667	22 513	1 217	28 187	22 226	861 215
Feb	30 681	8 745	323	2 845	33 848	3 710	28 491	1 648	31 032	23 328	868 537
Mar	28 719	8 212	259	2 416	31 394	3 143	26 880	1 371	29 531	18 722	879 277
Apr	27 358	8 524	326	2 527	30 210	3 164	25 588	1 459	29 041	16 094	885 145
May	24 627	7 845	364	1 708	26 699	3 024	22 558	1 118	23 101	12 346	895 576
Jun	18 923	6 524	361	2 533	21 817	2 330	18 499	987	22 019	10 376	906 248
Jul	18 874	6 536	464	2 115	21 452	2 423	18 128	902	26 520	12 871	921 017
Aug	19 211	5 859	322	1 765	21 299	2 351	18 276	671	18 733	8 779	931 058
Sep	21 782	6 208	248	1 447	23 476	2 457	20 058	961	16 874	7 009	941 168
Oct	27 293	6 887	414	1 278	28 984	2 434	25 832	718	21 939	8 172	955 097
Nov	18 860	5 449	263	1 451	20 573	1 322	18 702	549	15 445	5 382	965 770
Dec	11 246	4 336	189	1 058	12 493	902	11 143	448	13 849	10 887	969 775

2009: Jan	8 945	3 390	132	1 244	10 322	971	9 011	339	8 705	8 292	970 999
Feb	12 543	4 345	200	1 171	13 914	911	12 695	308	10 191	2 964	978 897
Mar	13 859	5 509	226	2 352	16 438	1 875	14 210	353	10 949	5 038	985 750
Apr	10 346	3 299	160	1 089	11 594	1 166	10 151	277	9 195	8 781	986 943
May	11 611	3 487	164	1 516	13 290	1 618	11 294	378	9 010	8 092	988 402
Jun	13 761	4 614	173	1 587	15 522	1 401	13 823	298	10 191	9 101	990 119
Jul	13 867	5 054	192	1 701	15 760	1 685	13 826	248	9 636	10 747	989 953
Aug	13 932	4 056	173	1 442	15 547	1 135	14 182	231	9 123	7 013	992 621
Sep	18 777	5 996	204	1 279	20 260	1 276	18 735	249	9 416	8 262	994 334
KB208

1.	As from October 1988 only gross amounts are available due to a change in the banking regulations. “Gross amount” refers to mortgage loans granted before deducting the mortgage balances outstanding on the property purchased.

2.	Building loans for the construction of buildings.

3.	As at the end of the period.

Quarterly Bulletin December 2009	S–25

South African Reserve Bank
Selected money market and related indicators
R millions

	Average of daily values			SARB operations
				Money-market	Total
				swaps with counter	reverse	Total
	Liquidity	Government	Notes and coin	foreign-exchange	repurchase	SARB
	provided[1]	deposits[2]	in circulation[3]	deposits[4]	transactions[5]	debentures[6]	Total
Period	(1390M)	(1391M)	(1392M)	(1441M)	(1442M)	(1455M)	(1449M)

2003	12 941	238	37 268	—	7 384	3 233	10 617
2004	14 143	89	43 187	—	7 600	11 904	19 504
2005	13 789	50	48 003	—	—	5 306	5 306
2006	13 981	17	52 971	—	600	3 000	3 600
2007	10 107	0	57 900	—	3 000	8 987	11 987
2008	8 672	1	62 570	—	2 700	24 028	26 728

2006: Aug	15 055	0	52 753	—	2 000	5 000	7 000
Sep	15 080	1	53 745	—	3 000	4 300	7 300
Oct	13 407	0	54 237	—	2 750	2 841	5 591
Nov	9 184	0	55 512	—	2 250	3 500	5 750
Dec	9 654	0	62 196	—	600	3 000	3 600

2007: Jan	9 491	1	56 273	—	2 000	4 900	6 900
Feb	10 314	0	55 328	—	2 800	4 900	7 700
Mar	10 711	0	56 431	—	3 100	4 900	8 000
Apr	10 153	1	57 513	—	3 100	6 920	10 020
May	9 603	0	56 612	—	4 800	8 700	13 500
Jun	9 378	0	56 693	—	5 300	8 300	13 600
Jul	10 136	0	56 749	—	5 900	8 420	14 320
Aug	10 313	0	57 053	—	6 100	9 900	16 000
Sep	10 240	1	57 796	—	6 600	11 350	17 950
Oct	10 845	0	57 805	—	6 600	10 425	17 025
Nov	10 585	0	59 230	—	6 800	12 004	18 804
Dec	9 519	1	67 320	—	3 000	8 987	11 987

2008: Jan	9 394	0	59 999	—	6 300	12 010	18 310
Feb	9 142	0	59 211	—	6 500	13 212	19 712
Mar	8 671	0	61 701	—	7 500	15 557	23 057
Apr	8 428	0	60 520	—	7 500	18 317	25 817
May	8 190	0	60 807	—	7 500	19 173	26 673
Jun	6 661	0	61 103	—	5 000	18 255	23 255
Jul	6 985	1	61 104	—	7 500	19 785	27 285
Aug	8 187	1	61 452	—	7 500	21 421	28 921
Sep	9 291	1	62 350	—	7 500	23 466	30 966
Oct	10 216	1	63 328	—	7 050	24 190	31 240
Nov	9 211	1	65 267	—	6 790	25 645	32 435
Dec	9 690	1	74 003	—	2 700	24 028	26 728

2009: Jan	8 050	1	65 928	—	5 000	24 984	29 984
Feb	7 853	1	64 798	—	7 300	27 441	34 741
Mar	8 578	1	66 198	—	7 500	27 944	35 444
Apr	8 419	1	68 060	—	7 600	28 014	35 614
May	8 146	1	66 351	—	8 150	28 646	36 796
Jun	7 455	0	65 876	—	8 150	26 361	34 511
Jul	8 811	0	65 867	—	8 125	27 352	35 477
Aug	7 671	0	66 183	—	7 025	25 940	32 965
Sep	7 562	0	66 409	—	6 925	28 742	35 667
KB128

1.	Accommodation at the discount window, up to 8 March 1998. As from 9 March 1998 total liquidity provided by the South African Reserve Bank.

2.	Government deposits in the Exchequer, Paymaster-General and Stabilisation Accounts.

3.	Notes in circulation outside the South African Reserve Bank.

4.	Outstanding amounts as at month-end.

5.	Total outstanding amounts on 28-day reverse repurchase transactions (first issued on 26 April 1999), 91-day reverse repurchase transactions (first issued on 17 June 2002) and 56-day reverse repurchase transactions (first issued
24 March 2005), at month-ends.

6.	Total outstanding amounts on 28-day SARB debentures (first issued on 16 September 1998), 91-day SARB debentures (first issued on 14 August 2002) and 56-day SARB debentures (first issued 1 December 2004), at month-ends.

S–26	Quarterly Bulletin December 2009

South African Reserve Bank
Money-market accommodation
Selected daily indicators
R millions

	Total liquidity provided and outstanding repurchase agreements
	Main repurchase	Standing	Cash reserve accounts		SAMOS
	auction[1]	facilities[2]	Withdrawals	Deposits	penalty	Total
Date	(1437D)	(1438D)	(1456D)	(1457D)	(1434D)	(1440D)

2009/07/06	9 850	—	17	589	—	9 279
2009/07/07	9 850	—	949	160	—	10 639
2009/07/08	10 800	—	90	1 671	2	9 221
2009/07/09	10 800	—	98	892	—	10 006
2009/07/10	10 800	—	98	1 228	—	9 670
2009/07/11	10 800	—	98	1 228	—	9 670
2009/07/13	10 800	—	105	521	—	10 384
2009/07/14	10 800	—	105	1 484	—	9 422
2009/07/15	10 800	—	1 134	551	—	11 382
2009/07/16	10 800	—	1 126	409	—	11 517
2009/07/17	10 800	—	1 336	332	—	11 804
2009/07/18	10 800	—	1 336	332	—	11 804
2009/07/20	10 800	275	1 029	872	—	11 231
2009/07/21	10 800	—	19	323	—	10 496
2009/07/22	12 800	-1 936	19	509	—	10 373
2009/07/23	12 800	—	19	822	—	11 997
2009/07/24	12 800	—	108	578	—	12 330
2009/07/25	12 800	—	108	578	—	12 330
2009/07/27	12 800	-1 138	137	1 359	—	10 440
2009/07/28	12 800	-1 017	28	1 577	—	10 234
2009/07/29	11 300	—	548	513	—	11 335
2009/07/30	11 300	—	861	510	—	11 651
2009/07/31	11 300	—	2 126	113	—	13 313
2009/08/01	11 300	—	214	316	1 631	12 829
2009/08/03	11 300	—	82	478	—	10 904
2009/08/04	11 300	—	82	1 028	—	10 354
2009/08/05	10 800	—	471	785	—	10 485
2009/08/06	10 800	—	64	1 110	—	9 755
2009/08/07	10 800	—	270	842	—	10 228
2009/08/08	10 800	—	270	842	448	10 676
2009/08/11	10 800	—	64	786	—	10 079
2009/08/12	10 500	-908	223	638	—	9 177
2009/08/13	10 500	—	218	660	—	10 058
2009/08/14	10 500	—	154	1 299	—	9 355
2009/08/15	10 500	—	154	1 299	—	9 355
2009/08/17	10 500	—	300	1 489	—	9 311
2009/08/18	10 500	-730	177	1 425	—	8 521
2009/08/19	10 000	—	177	1 425	—	8 751
2009/08/20	10 000	—	397	738	—	9 659
2009/08/21	10 000	-1 196	750	742	—	8 812
2009/08/22	10 000	—	750	742	—	10 008
2009/08/24	10 000	-270	0	580	—	9 150
2009/08/25	10 000	-310	20	587	—	9 123
2009/08/26	8 950	—	377	296	—	9 032
2009/08/27	8 950	—	282	33	—	9 199
2009/08/28	8 950	—	15	34	—	8 931
2009/08/29	8 950	—	15	34	—	8 931
2009/08/31	8 950	—	547	33	—	9 464
2009/09/01	8 950	—	309	33	—	9 226
2009/09/02	9 300	—	939	60	—	10 179
2009/09/03	9 300	—	847	29	—	10 118
2009/09/04	9 300	—	753	100	—	9 953
2009/09/05	9 300	—	753	100	—	9 953
2009/09/07	9 300	—	934	30	—	10 204
2009/09/08	9 300	—	24	1 437	—	7 888
2009/09/09	9 450	—	96	432	—	9 114
2009/09/10	9 450	—	114	1 227	—	8 337
2009/09/11	9 450	-430	0	1 260	—	7 761
2009/09/12	9 450	—	0	1 260	—	8 191
2009/09/14	9 450	—	571	48	—	9 973
2009/09/15	9 450	—	455	990	—	8 915
2009/09/16	10 000	—	608	507	—	10 101
2009/09/17	10 000	-1 035	676	502	—	9 139
2009/09/18	10 000	-882	876	512	—	9 481
2009/09/19	10 000	—	876	512	—	10 363
2009/09/21	10 000	—	26	128	—	9 898
2009/09/22	10 000	-310	10	701	—	8 999
2009/09/23	10 000	-1 259	27	31	—	8 737
2009/09/25	10 000	—	287	30	—	10 257
2009/09/26	10 000	—	287	30	—	10 257
2009/09/28	10 000	1 280	724	49	—	11 955
2009/09/29	10 000	—	390	59	—	10 331
2009/09/30	10 500	-855	109	89	—	9 665
KB131

1.	Liquidity provided by the South African Reserve Bank on a weekly basis every Wednesday as from 5 September 2001.

2.	Standing facilities allotted at a spread of 50 basis points above or below the prevailing repurchase rate. Data include supplementary repurchase auctions whenever conducted.

Quarterly Bulletin December 2009	S–27

South African Reserve Bank
Money market and related interest rates

			Predominant prime over-						Negotiable certificates of deposit/
Accommodation rates			draft rate of clearing banks			Interbank rates			promissory notes[4]
						South African
						Benchmark	Overnight	Rand
						Overnight Rate	foreign	overnight
						(Sabor)	exchange	deposit
	Repurchase	SAMOS				on deposits[1]	rate[2]	rate[3]
	rate	penalty				%	%	%	2 months	3 months	6 months	12 months
Date	%	rate	Date	%	Date	(1444W)	(1446W)	(1447W)	(1409W)	(1411W)	(1412W)	(1413W)

2005/04/14	7.00	12.00	2005/04/15	10.50	2009/06/19	7.26	7.60	7.16	7.38	7.41	7.28	7.95
2006/06/08	7.50	12.50	2006/06/08	11.00	2009/06/26	7.26	7.75	7.17	7.48	7.59	7.58	8.40
2006/08/03	8.00	13.00	2006/08/03	11.50	2009/07/03	7.23	7.50	7.17	7.53	7.62	7.93	8.53
2006/10/13	8.50	13.50	2006/10/13	12.00	2009/07/10	7.25	7.69	7.17	7.53	7.62	7.91	8.44
2006/12/08	9.00	14.00	2006/12/08	12.50	2009/07/17	7.26	7.90	7.17	7.53	7.64	7.99	8.48
2007/06/08	9.50	14.50	2007/06/08	13.00	2009/07/24	7.24	7.52	7.17	7.55	7.68	8.04	8.49
2007/08/17	10.00	15.00	2007/08/17	13.50	2009/07/31	7.21	7.79	7.17	7.55	7.68	8.08	8.42
2007/10/12	10.50	15.50	2007/10/12	14.00	2009/08/07	7.26	7.58	7.18	7.55	7.68	8.13	8.54
2007/12/07	11.00	16.00	2007/12/07	14.50	2009/08/14	6.90	7.53	6.68	6.98	7.11	7.46	7.96
2008/04/11	11.50	16.50	2008/04/11	15.00	2009/08/21	6.78	7.54	6.68	6.98	7.12	7.44	7.88
2008/06/13	12.00	17.00	2008/06/13	15.50	2009/08/28	6.75	7.14	6.68	6.98	7.12	7.48	7.95
2008/12/12	11.50	16.50	2008/12/12	15.00	2009/09/04	6.75	7.00	6.68	6.98	7.09	7.53	7.98
2009/02/06	10.50	15.50	2009/02/06	14.00	2009/09/11	6.77	7.13	6.68	6.98	7.06	7.52	7.94
2009/03/25	9.50	14.50	2009/03/25	13.00	2009/09/18	6.75	6.94	6.68	6.97	6.99	7.51	7.93
2009/05/04	8.50	13.50	2009/05/04	12.00	2009/09/25	6.76	7.00	6.67	6.97	6.98	7.53	8.05
2009/05/29	7.50	12.50	2009/05/29	11.00	2009/10/02	6.73	6.87	6.68	6.90	7.03	7.56	8.19
2009/08/14	7.00	12.00	2009/08/14	10.50	2009/10/09	6.76	6.90	6.68	7.02	7.14	7.63	8.24
KB129

	Other money-market interest rates								Notice deposits with clearing banks[8]
	SARB											Weighted
	debentures[5]											average
									More than	More than		overdraft
			91-day	3-month					32 days	91 days	12-month	rate on
			Treasury	bankers’	3-month	9x12			up to	up to	fixed	current	Interbank
	28 days	58 days	bills	acceptances	JIBAR[6]	FRA[7]		1 to 32 days[9]	91 days[10]	185 days[11]	deposits[8]	accounts	call money[12]
	%	%	%	%	%	%		%	%	%	%	%	%
Date	(1448W)	(1458W)	(1405W)	(1406W)	(1450W)	(1451W)	Date	(1414M)	(1415M)	(1416M)	(1417M)	(1404M)	(1402M)

2009/06/19	7.47	7.38	7.24	7.25	7.38	7.05	2008: Jun	10.82	11.74	10.99	11.83	15.04	11.69
2009/06/26	7.36	7.21	7.38	7.44	7.58	7.56	Jul	11.11	12.01	11.14	12.02	15.21	11.73
2009/07/03	7.41	7.28	7.37	7.48	7.63	7.62	Aug	10.67	11.93	10.93	11.91	15.45	11.69
2009/07/10	7.42	7.31	7.36	7.48	7.63	7.51	Sep	10.65	12.08	10.99	11.99	15.93	11.80
2009/07/17	7.44	7.38	7.38	7.50	7.64	7.49	Oct	10.73	12.25	11.06	12.00	15.78	11.75
2009/07/24	7.46	7.43	7.43	7.54	7.68	7.42	Nov	10.61	12.08	10.90	11.95	15.48	11.87
2009/07/31	7.48	7.48	7.44	7.53	7.68	7.32	Dec	10.49	11.72	10.12	11.61	15.98	11.36
2009/08/07	7.48	7.47	7.44	7.53	7.68	7.49
2009/08/14	7.46	7.37	6.98	6.99	7.11	6.96	2009: Jan	10.19	11.34	10.01	11.32	16.70	11.23
2009/08/21	6.99	6.87	6.97	7.00	7.12	6.93	Feb	9.76	10.59	8.94	10.49	15.16	10.25
2009/08/28	6.99	6.91	6.98	7.01	7.13	7.08	Mar	9.10	10.70	8.71	10.11	15.23	9.32
2009/09/04	6.95	6.92	6.98	7.00	7.12	7.02	Apr	8.61	9.21	7.86	9.43	14.86	9.26
2009/09/11	6.97	6.92	6.96	6.97	7.09	6.99	May	7.48	8.32	6.93	8.85	14.10	7.35
2009/09/18	6.97	6.95	6.88	6.88	7.00	6.99	Jun	6.87	7.91	6.45	8.29	12.99	7.25
2009/09/25	6.98	6.98	6.90	6.89	7.01	7.32	Jul	6.84	7.88	6.42	8.22	13.24	7.21
2009/10/02	6.96	6.89	6.87	6.90	7.03	7.38	Aug	6.41	7.56	6.53	8.00	12.84	6.76
2009/10/09	6.92	6.80	6.89	7.02	7.14	7.39	Sep	6.46	7.18	6.47	7.75	12.92	6.73
KB130

1.	The SAONIA rate (weighted average rate of unsecured interbank overnight transactions at market rates consistently worked back to September 2001) was discontinued and replaced with the South African Benchmark Overnight Rate (Sabor) on deposits as from 27 March 2007.

2.	As from 27 March 2007, the rate indicated the weighted average implied rate of both overnight call deposit rates and tomorrow next transactions raised in the forward foreign-exchange market.

3.	Weighted average of the overnight call deposit rates paid by A1-rated local and F1-rated foreign financial institutions where Safex places its daily margin deposits received by members.

4.	As from 1 April 2004, the rate reflected related to negotiable certificates of deposits (instead of promissory notes).

5.	Average tender rate on South African Reserve Bank debentures established at Wednesday auctions (see footnotes 5 and 6 on page S-26 for dates of inception).

6.	Three-month interbank rate agreed upon in Johannesburg.

7.	Rate on 9x12-month forward rate agreements indicating market expectations of rate on three-month instruments in 9 months’ time.

8.	Weighted average on new deposits.

9.	Prior to January 2008 this category related to 32-day deposits.

10.	Prior to January 2008 this caterory related to 88 to 91-day deposits.

11.	Prior to January 2008 this category related to 6-month deposits.

12.	South African Benchmark Overnight Rate on deposits as at month-end.

S–28	Quarterly Bulletin December 2009

South African Reserve Bank
Capital market interest rates and yields
Percentage

	Yields[1] and price indices on bonds traded on the securities exchange[2]							Deposit and investment rates				Borrowing rates
	Government bonds							Average rates			Predominant rates
								Banks				Mortgage loans
								Fixed deposits
					Govern-					Postbank
				10 years	ment			More than 1	3 years and	savings	Participa-	Banks:	Partici-
	0 to	3 to	5 to	and	bond	Eskom	All bond	year but less	more but less	certi-	tion bond	Dwelling	pation bond
	3 years	5 years	10 years	over	index[3]	bonds	index[3]	than 3 years[11]	than 5 years[12]	ficates	schemes[4]	units	schemes
Period	(2000M)	(2001M)	(2002M)	(2003M)	(2013M)	(2004M)	(2014M)	(2007M)	(2008M)	(2009M)	(2010M)	(2011M)	(2012M)

2006	8.87	8.28	7.97	7.81	248.47	8.91	247.64	8.04	7.96	7.00	8.50	12.50	11.50
2007	10.56	9.41	8.46	8.29	259.44	11.48	258.18	9.29	8.95	9.75	10.75	14.50	14.00
2008	9.87	7.82	7.81	7.82	303.08	11.45	302.00	10.36	9.94	10.75	11.50	15.00	15.00

2008: Dec	9.87	7.82	7.81	7.82	303.08	11.45	302.00	10.36	9.94	10.75	11.50	15.00	15.00

2009: Jan	7.26	7.63	7.56	7.85	296.59	8.38	294.76	10.75	8.97	10.75	11.50	15.00	14.50
Feb	6.77	7.77	7.81	8.26	288.32	8.82	286.32	10.53	9.28	9.25	11.50	14.00	14.00
Mar	6.72	7.94	7.94	8.43	288.41	8.88	286.48	10.18	9.55	9.25	11.50	13.00	13.50
Apr	6.61	8.09	8.03	8.57	291.06	8.89	289.22	10.01	9.32	7.55	10.50	13.00	12.50
May	6.28	8.29	8.19	8.70	289.69	8.95	287.86	9.82	9.02	6.75	9.50	12.00	11.50
Jun	6.92	8.46	8.36	8.88	289.15	9.19	287.32	9.64	9.22	5.95	7.75	11.00	11.00
Jul	7.38	8.70	8.61	9.11	292.80	9.43	291.03	9.85	9.27	5.95	7.75	11.00	10.50
Aug	7.72	8.35	8.29	8.80	297.35	9.10	295.59	9.29	9.15	5.45	7.50	10.50	10.50
Sep	7.42	8.19	8.13	8.70	297.45	8.96	295.83	9.20	9.02	5.45	7.50	10.50	10.00
Oct	7.59	8.57	8.50	9.11	296.79	9.43	295.11	...	...	5.45	7.50	10.50	10.00
KB201

Usury Act: Maximum finance charge rates			Prescribed rate		Rate of interest on
Money loans, and credit and leasing			of interest[6]		loans from the		Official rate of interest[8]		Rate of interest on
transactions[5]			(Judgement debt)		State Revenue Fund[7]		(Fringe benefit taxation)		outstanding VAT amounts
		R10 001 –								Art. 39[9]	Art. 45[10]
Date	R1 – R10 000	R500 000	Date		Date		Date		Date	Tax	Refunds

2003/07/07	27.00	24.00	1976/07/16	11.00	2002/07/01	15.50	2003/03/01	14.50	2002/10/01	15.60	15.50
2003/10/01	24.00	21.00	1985/02/08	20.00	2002/10/01	16.50	2003/07/01	13.00	2003/04/01	16.50	16.50
2003/11/21	22.00	19.00	1986/08/01	15.00	2003/07/01	15.00	2003/09/01	12.00	2003/07/01	15.00	15.00
2004/02/06	21.00	18.00	1987/09/01	12.00	2003/09/01	14.00	2003/12/01	9.50	2003/09/01	14.00	14.00
2004/09/17	20.00	17.00	1989/07/01	18.50	2003/10/01	13.00	2004/03/01	9.00	2003/10/01	13.00	13.00
2007/03/05	23.00	20.00	1993/10/01	15.50	2003/12/01	11.50	2004/09/01	8.50	2003/12/01	11.50	11.50
2007/08/24	24.00	21.00			2004/09/01	10.50	2005/09/01	8.00	2004/11/01	10.50	10.50
2007/10/19	25.00	22.00			2006/09/01	11.00	2006/09/01	9.00	2006/11/01	11.00	11.00
2008/04/18	26.00	23.00			2007/01/01	12.00	2007/03/01	10.00	2007/03/01	12.00	12.00
2008/06/20	27.00	24.00			2007/09/01	13.00	2007/09/01	11.00	2007/11/01	13.00	13.00
2008/12/19	26.00	23.00			2008/01/01	14.00	2008/03/01	12.00	2008/03/01	14.00	14.00
2009/02/13	25.00	22.00			2008/07/01	15.00	2008/09/01	13.00	2008/09/01	15.00	15.00
2009/04/01	23.00	20.00			2009/03/01	13.50	2009/03/01	11.50	2009/05/01	13.50	13.50
2009/05/11	22.00	19.00			2009/05/01	12.50	2009/06/01	9.50	2009/07/01	12.50	12.50
2009/06/05	21.00	18.00			2009/06/01	11.50	2009/07/01	8.50	2009/08/01	11.50	11.50
2009/08/21	20.00	17.00			2009/07/01	10.50	2009/09/01	8.00	2009/09/01	10.50	10.50
KB202

1.	Monthly average bond yield.

2.	Source: The JSE Limited and the Actuarial Society of South Africa.

3.	Indices: 30 June 2000=100. Month-end values.

4.	Rate on investment after deduction of management fee.

5.	Amount categories from 5/5/1988 as indicated; 5/12/1986 to 4/5/1988: R1 – R4 000 and R4 001 – R70 000; 11/2/1986 to 4/12/1986: R1 – R2 500 and R2 501 – R50 000. From 11/9/1981 to 10/2/1986 money loans were R1 – R2 000, R2 001 – R5 000 and R5 001 – R100 000 and credit and leasing transactions R1 – R10 000 and R10 001 – R100 000. From 31/12/92 certain exemptions with regard to amounts of less than R6 000. From 01/07/1999 certain categories of money lending transactions of less than R10 000 were exempted. From 16/02/2001 the ceiling amount of R6 000 was increased to R10 000 and the amount categories changed from R1 – 6 000 and R6 001 – R500 000 to R1 – R10 000 and R10 001 to R500 000.

6.	Prescribed rate of interest (Section 1 of Act No. 55 of 1975), Department of Justice. This Act provides for the calculation and payment of interest on certain judgement debts.

7.	The standard interest rate applicable to loans granted by the State out of the State Revenue Fund, Exchequer Act (Act No. 66 of 1975). As from 01/04/2000 the Public Finance Management Act, Act No. 1 of 1999 (as amended by Act No. 29 of 1999).

8.	Official rate of interest as defined by the Income Tax Act (Act No. 58 of 1962).

9.	Interest for failure to pay tax when due. Value-Added Tax Act (Act No. 89 of 1991). As from 01/04/2003 determined in terms of the Public Finance Management Act, Act No. 1 of 1999.

10.	Interest on delayed refunds. Value-Added Tax Act (Act No. 89 of 1991). As from 01/04/2003 determined in terms of the Public Finance Management Act, Act No. 1 of 1999.

11.	Prior to 2008/01 this category related to 2 year deposits.

12.	Prior to 2008/01 this category related to 3 year deposits.

Quarterly Bulletin December 2009	S–29

South African Reserve Bank
Capital market activity
Primary and secondary markets
R millions

	Primary market								Secondary market
						Share capital raised by companies
	Net issues of marketable bonds					listed on the JSE [2]			Securities exchange transactions[2]
	Public sector[1]					Private sector			Shares		Bonds[9]
								Total				Bonds purchased
						Other	Rights	value	Total	Total	Total
		Local				share	issues of	of share	volume	value	number	Total	Total
	Govern-	govern-	Public	Other		capital	ordinary	capital	of shares	of shares	of trans-	considera-	nominal
	ment	ments[3]	enterprises[4]	borrowers	Total	raised	shares	raised	traded[5]	traded	actions[6]	tion	value
Period	(2030M)	(2031M)	(2032M)	(2033M)	(2034M)	(2046M)	(2044M)	(2043M)	(2038M)	(2039M)	(2040M)	(2041M)	(2042M)

2006	11 628	6	5 413	-32	17 015	86 824	955	87 780	74 487	2 121 500	312 511	13 619 762	11 449 293
2007	-9 372	-75	6 672	1	-2 774	117 468	7 382	124 851	70 870	2 980 129	327 504	16 214 737	13 861 140
2008	3 786	3 995	7 409	1 860	17 050	55 524	21 166	76 690	83 778	3 263 065	377 413	21 270 019	19 264 427

2009: Jan	5 904	-5	338	—	6 237	6 328	2 033	8 361	6 500	183 641	24 734	1 426 424	1 242 041
Feb	-13 812	—	4 952	—	-8 860	15 216	—	15 216	6 500	193 578	31 645	1 490 802	1 323 837
Mar	6 953	-95	9 272	-68	16 062	3 760	—	3 760	8 721	267 876	31 541	1 428 346	1 294 190
Apr	6 481	-11	2 341	2 386	11 197	2 396	657	3 052	6 278	198 196	20 492	996 842	888 110
May	6 697	533	1 153	—	8 383	33 644	4 005	37 649	6 613	231 064	31 232	1 219 828	1 084 590
Jun	5 611	176	4 415	—	10 202	5 352	495	5 847	7 344	235 236	28 894	1 152 581	1 051 918
Jul	8 693	—	912	—	9 605	3 065	20	3 085	7 052	236 703	29 591	1 191 951	1 098 182
Aug	-3 921	—	2 386	2 000	465	3 756	—	3 756	6 792	250 017	27 396	1 175 451	1 055 113
Sep	10 086	—	7 833	—	17 919	5 538	3 800	9 338	6 842	253 689	29 560	1 370 738	1 237 827
Oct	...	...	...	...	...	6 810	157	6 967	7 443	285 222	27 794	1 257 735	1 145 794

KB203
Non-resident and real-estate transactions
R millions

	Transactions by non-residents[2]
	Shares			Bonds[9]						Real estate[7]
						Net purchases			Total	Transfer
	Purchases	Sales	Net purchases	Purchases	Sales	Total	Repurchases	Outright	Net purchases	duty[8]
Period	(2550M)	(2551M)	(2050M)	(2553M)	(2554M)	(2051M)	(2562M)	(2563M)	(2565M)	(2564M)

2006	480 818	407 119	73 698	2 642 552	2 608 228	34 324	-7 667	41 991	108 023	7 130
2007	649 041	585 769	63 272	2 878 585	2 867 976	10 609	742	9 867	73 881	7 577
2008	586 986	641 425	-54 439	2 860 909	2 884 745	-23 836	-3 299	-20 537	-78 275	5 546

2009: Jan	33 089	34 296	-1 207	153 864	159 243	-5 379	-204	-5 175	-6 586	332
Feb	36 193	31 671	4 522	172 151	176 255	-4 104	-646	-3 458	417	330
Mar	59 394	44 245	15 150	162 112	163 063	-951	-150	-801	14 199	348
Apr	38 880	38 432	448	112 843	111 335	1 507	-657	2 165	1 955	304
May	53 493	45 755	7 739	141 122	139 878	1 245	-55	1 300	8 983	315
Jun	48 308	37 062	11 246	145 015	142 758	2 257	216	2 041	13 502	314
Jul	44 144	35 232	8 912	152 845	153 715	-870	-192	-678	8 042	356
Aug	46 706	33 720	12 985	123 610	114 808	8 802	-135	8 936	21 787	317
Sep	43 325	40 397	2 928	160 453	171 759	-11 306	-461	-10 845	-8 378	383
Oct	50 715	42 852	7 863	159 604	146 692	12 911	-435	13 346	20 774	426

KB204

1.	Net cash receipts after repayment of redemptions. Note: Net increase in own securities excluded.

2.	Source: The JSE Limited.

3.	Excluding water boards as from 1990.

4.	Including water boards as from 1990.

5.	Volume in millions.

6.	Actual number.

7.	Seasonally adjusted.

8.	As from 1 March 2006 the thresholds for transfer duty exemption were changed.

9.	Including free-of-value trades.

S–30	Quarterly Bulletin December 2009

South African Reserve Bank
Capital market interest rates (continued)
Percentage

	National Credit Act: Maximum prescribed interest rates
				Developmental credit agreements
	Mortgage	Credit	Unsecured credit	Development of	Low income	Other credit
Date	agreements	facilities	transactions	a small business	housing (unsecured)	agreements

2007/06/08	25.90	30.90	40.90	40.90	40.90	30.90
2007/08/17	27.00	32.00	42.00	42.00	42.00	32.00
2007/10/12	28.10	33.10	43.10	43.10	43.10	33.10
2007/12/07	29.20	34.20	44.20	44.20	44.20	34.20
2008/04/11	30.30	35.30	45.30	45.30	45.30	35.30
2008/06/13	31.40	36.40	46.40	46.40	46.40	36.40
2008/12/12	30.30	35.30	45.30	45.30	45.30	35.30
2009/02/06	28.10	33.10	43.10	43.10	43.10	33.10
2009/03/25	25.90	30.90	40.90	40.90	40.90	30.90
2009/05/04	23.70	28.70	38.70	38.70	38.70	28.70
2009/05/29	21.50	26.50	36.50	36.50	36.50	26.50
2009/08/14	20.40	25.40	35.40	35.40	35.40	25.40

KB233
Derivative market activity
R millions

Derivative market[1]
Individual
									equity	Commodity
	Futures contracts				Options on futures contracts				contracts	contracts
	Number of	Number of	Underlying	Open	Number of	Number of	Underlying	Open	Number of	Number of
	deals[2]	contracts[2]	value	interest[3]	deals[2]	contracts[2]	value	interest[3]	contracts[2]	contracts[2]
Period	(2052M)	(2053M)	(2054M)	(2055M)	(2552M)	(2555M)	(2556M)	(2557M)	(2560M)	(2561M)

2003	166 508	13 292 576	743 550	491 062	11 335	17 404 419	50 127	2 414 355	11 463 103	2 305 673
2004	606 912	18 427 582	997 701	908 218	11 299	18 136 543	49 808	2 145 487	15 738 624	1 894 059
2005	624 262	35 176 298	1 501 428	1 831 406	12 473	14 410 203	49 854	2 076 788	27 288 035	1 771 470
2006	694 118	85 625 757	2 899 227	12 346 070	16 534	17 552 862	96 656	2 260 074	75 423 583	1 940 132
2007	1 038 911	296 885 064	4 723 222	32 432 319	21 137	30 455 493	102 867	5 909 619	279 760 204	2 402 053
2008	1 233 253	413 672 641	4 676 293	14 881 733	23 723	37 804 393	179 273	5 387 259	391 329 595	2 646 108

2008: Mar	113 172	64 535 155	751 394	35 669 530	1 987	3 673 538	18 171	7 823 260	59 991 947	184 293
Apr	86 857	15 062 715	249 716	38 935 239	1 517	2 610 513	10 784	8 137 682	14 879 529	222 611
May	86 388	21 354 847	284 577	41 068 874	1 912	2 060 033	9 692	8 539 445	20 053 542	208 558
Jun	119 266	61 314 486	770 662	42 654 689	2 271	4 480 721	15 456	7 335 095	58 253 312	380 305
Jul	109 904	17 047 218	353 568	43 393 344	2 311	3 739 563	19 283	8 353 843	16 389 573	249 933
Aug	87 461	14 110 151	237 289	45 219 125	1 490	3 129 420	8 751	9 125 009	11 870 531	241 826
Sep	123 417	128 084 603	546 912	42 329 868	1 981	3 672 186	16 675	7 692 718	123 038 510	183 395
Oct	118 942	19 546 127	275 676	41 084 498	1 985	3 166 130	13 291	8 634 162	18 266 599	173 811
Nov	99 903	12 681 931	180 227	38 315 185	1 165	1 871 216	12 701	9 066 848	10 991 547	205 554
Dec	87 984	28 875 005	299 898	14 881 733	1 154	795 675	3 539	5 387 259	26 192 161	148 850

2009: Jan	103 380	4 319 860	160 563	13 793 104	735	2 174 574	7 167	6 141 476	4 529 392	129 895
Feb	97 074	7 775 617	173 224	12 113 369	1 874	2 238 593	8 352	6 649 920	6 259 190	161 413
Mar	127 092	21 473 168	358 564	6 726 765	1 804	3 553 952	12 014	5 212 636	18 039 355	125 953
Apr	87 847	4 781 762	147 418	6 763 476	1 029	1 905 679	5 345	6 128 406	4 706 743	125 714
May	106 768	7 055 410	206 947	6 964 807	2 071	3 282 443	10 270	7 304 452	6 052 733	163 582
Jun	119 576	18 044 498	360 902	7 701 272	1 843	2 790 116	9 630	6 433 738	14 739 392	195 813
Jul	110 461	4 908 598	177 660	7 832 737	1 348	1 944 565	6 494	7 175 518	4 193 564	198 495
Aug	102 122	9 237 374	189 716	8 896 762	1 444	1 489 605	4 997	7 689 314	4 246 954	181 096
Sep	130 212	17 867 511	460 055	7 897 024	1 623	2 617 319	4 961	6 970 953	12 981 824	131 121
Oct	132 413	11 120 945	231 873	12 882 113	1 728	2 239 333	5 296	8 116 092	5 852 724	146 718

KB205

1.	Source: The JSE Limited.

2.	Actual number.

3.	Actual number as at the last business day of the particular month and year.

Quarterly Bulletin December 2009	S–31

South African Reserve Bank
Share prices

Share price indices and yields as calculated by the South African Reserve Bank are only published in hard copy. Due to an agreement with the JSE Limited (JSE)
this information may not be published or disseminated electronically under the home-page of the SA Reserve Bank.
Proprietary JSE information is available at http//www.jse.co.za
“The Information is the proprietary Information of the JSE. All copyright subsisting in the
Information vests in the JSE. All rights are reserved.”

S–32	Quarterly Bulletin December 2009

South African Reserve Bank
Yields and stock exchange activity

Share price indices and yields as calculated by the South African Reserve Bank are only published in hard copy. Due to an agreement with the JSE Limited (JSE)
this information may not be published or disseminated electronically under the home-page of the SA Reserve Bank.
Proprietary JSE information is available at http//www.jse.co.za
“The Information is the proprietary Information of the JSE. All copyright subsisting in the
Information vests in the JSE. All rights are reserved.”

Quarterly Bulletin December 2009	S–33

South African Reserve Bank
Unit trusts1
Selected items and transactions
R millions

	Market value of security holdings[2]					Money-		Transactions in units[6]			Transactions in securities[9]
market
		Stocks,			All funds:	funds:	Total
	Public-	debentures		Cash	Market	Market	assets at
	sector	and prefer-	Ordinary	and	value of	value of	book	Gross	Re-	Net			Net
	securities[3]	ence shares	shares	deposits[4]	net assets[5]	net assets[5]	value	sales[7]	purchases[8]	sales	Purchases	Sales	investment
Period	(2410K)	(2411K)	(2412K)	(2414K)	(2415K)	(2423K)	(2422K)	(2416K)	(2417K)	(2418K)	(2419K)	(2420K)	(2421K)

2002	20 894	2 279	86 237	69 718	181 129	56 519	151 655	127 979	111 449	16 530	203 145	184 887	18 259
2003	24 201	4 024	101 782	95 739	227 413	78 718	173 381	179 805	139 975	39 830	248 699	213 106	35 592
2004	22 023	8 125	142 575	126 791	301 122	102 696	202 797	267 505	224 141	43 364	342 182	294 860	47 322
2005	28 905	15 183	214 951	150 041	409 654	115 280	292 620	353 677	294 127	59 550	395 799	325 148	70 651
2006	30 086	13 898	294 557	177 513	529 701	140 083	395 128	425 986	370 050	55 936	487 695	418 068	69 627
2007	30 721	14 357	336 684	243 110	628 358	161 882	587 818	538 111	477 924	60 188	542 952	481 557	61 395
2008	31 889	19 302	269 295	316 285	642 966	212 939	661 768	538 759	492 775	45 984	839 666	732 055	107 611

2001: 04	25 268	2 845	88 446	50 193	168 137	38 987	128 929	34 330	25 859	8 471	58 671	49 519	9 152

2002: 01	20 828	3 887	83 274	61 972	171 034	44 598	140 604	26 737	24 576	2 161	54 430	49 123	5 307
02	19 517	2 930	86 492	67 215	178 177	49 769	144 299	34 748	29 346	5 402	47 535	39 021	8 514
03	24 291	2 937	81 296	70 405	180 700	54 606	143 680	30 528	26 252	4 276	55 079	55 889	-810
04	20 894	2 279	86 237	69 718	181 129	56 519	151 655	35 966	31 276	4 691	46 101	40 854	5 247

2003: 01	20 250	3 146	77 503	76 419	179 316	68 052	157 910	34 232	29 797	4 435	51 821	49 209	2 611
02	15 914	3 340	81 564	89 085	192 217	69 000	158 540	43 499	32 703	10 796	53 021	43 423	9 598
03	20 404	3 913	87 862	89 297	203 521	73 904	162 578	44 086	33 589	10 497	66 481	55 329	11 152
04	24 201	4 024	101 782	95 739	227 413	78 718	173 381	57 987	43 886	14 102	77 377	65 144	12 232

2004: 01	23 461	3 350	105 310	107 242	240 787	84 388	182 439	56 032	44 646	11 386	78 054	67 651	10 403
02	23 768	4 468	108 569	108 901	246 935	87 439	186 666	56 723	47 427	9 297	78 224	72 053	6 171
03	21 917	7 708	129 492	115 930	276 208	93 880	194 644	71 758	55 973	15 785	90 195	71 822	18 373
04	22 023	8 125	142 575	126 791	301 122	102 696	202 797	82 992	76 096	6 896	95 710	83 334	12 375

2005: 01	26 457	7 988	153 412	130 985	318 958	104 336	218 339	75 767	64 284	11 483	92 157	77 318	14 839
02	22 529	11 394	166 942	134 872	346 297	115 134	241 801	88 887	69 242	19 645	94 478	75 248	19 230
03	24 137	12 402	198 274	141 393	386 336	116 512	275 604	93 973	77 229	16 744	107 141	86 895	20 246
04	28 905	15 183	214 951	150 041	409 654	115 280	292 620	95 050	83 373	11 677	102 023	85 687	16 337

2006: 01	34 307	13 978	243 463	157 942	449 458	120 944	325 205	106 875	87 214	19 660	121 981	97 357	24 623
02	32 917	13 019	247 368	157 000	451 904	124 224	327 568	117 245	113 120	4 125	115 797	106 515	9 282
03	34 036	14 563	262 502	164 675	484 248	133 197	355 977	88 623	70 556	18 067	123 102	104 395	18 707
04	30 086	13 898	294 557	177 513	529 701	140 083	395 128	113 244	99 159	14 085	126 815	109 801	17 014

2007: 01	25 318	12 888	326 014	192 424	575 918	150 082	435 121	136 210	111 880	24 329	139 267	114 098	25 168
02	27 197	11 770	323 348	229 387	594 036	157 235	557 966	133 552	120 611	12 941	132 336	117 305	15 030
03	31 629	11 010	337 621	240 977	623 946	162 988	584 853	134 288	118 576	15 712	138 681	122 410	16 272
04	30 721	14 357	336 684	243 110	628 358	161 882	587 818	134 062	126 857	7 205	132 669	127 744	4 925

2008: 01	30 460	13 504	336 415	251 091	634 454	171 849	590 359	133 862	130 787	3 075	135 805	131 482	4 323
02	26 918	13 185	319 819	269 542	633 748	181 247	587 702	137 982	128 543	9 439	192 062	178 628	13 434
03	28 752	12 387	285 891	311 033	636 765	203 380	619 808	133 254	118 647	14 607	221 581	200 603	20 977
04	31 889	19 302	269 295	316 285	642 966	212 939	661 768	133 661	114 798	18 864	290 218	221 342	68 876

2009: 01	27 172	21 433	245 508	331 965	627 920	226 847	680 204	118 180	102 021	16 159	293 608	195 478	98 130
02	28 843	26 001	267 635	347 189	670 722	242 337	698 809	121 336	95 774	25 561	343 453	189 060	154 393
03	35 577	26 284	299 578	343 845	709 004	235 135	717 944	128 372	120 300	8 072	408 896	229 208	179 689

KB225

1.	Including unit trusts classified as “fund of funds” as from July 1998. Including institutional funds from October 2000. Domestic intra-industry holdings of assets are excluded.

2.	At end of period.

3.	Securities issued by the Government, local governments, the Land Bank, Eskom, Rand Water and other securities approved by the Registrar of Collective Investment Schemes.

4.	Including money-market unit trusts’ portfolios as from May 1997.

5.	Market value of security holdings, plus cash, deposits and accrued income, less current liabilities and domestic intra-industry assets, as at end of period.

6.	By the management companies. Excluding domestic intra-industry transactions.

7.	At selling prices, Including switching at market values for an equivalent amount of units at selling prices.

8.	At repurchase prices.

9.	At actual transaction values. Excluding domestic intra-industry transactions.

S–34	Quarterly Bulletin December 2009

South African Reserve Bank
Public Investment Corporation1
Liabilities
R millions

	Funds received from
		Reconstruction					Non-residents[4]
		and
		Development	Other		Pension
	Social	Programme	government	Public	and provident		Short-term	Long-term
	security funds[2]	fund	funds	enterprises	funds	Households[3]	funds	funds	Other	Total[5]
End of	(2520K)	(2543K)	(2521K)	(2522K)	(2523K)	(2544K)	(2526K)	(2527K)	(2528K)	(2529K)

2003	15 298	867	2 088	—	338 148	2 309	—	—	—	358 711
2004	20 809	820	1 922	—	412 165	2 809	—	—	—	438 525
2005	26 217	945	2 140	—	513 161	3 238	—	—	—	545 701
2006	32 875	1 053	2 582	—	637 291	3 774	—	—	64	677 638
2007	41 276	1 043	3 319	—	723 259	4 516	—	—	127	773 540
2008	55 216	2 247	4 105	—	687 912	5 094	—	—	203	754 776

2007: 04	41 276	1 043	3 319	—	723 259	4 516	—	—	127	773 540

2008: 01	43 850	891	3 543	—	735 197	4 669	—	—	186	788 335
02	45 857	820	3 748	—	737 493	4 781	—	—	191	792 890
03	50 577	1 297	3 906	—	700 538	4 937	—	—	196	761 452
04	55 216	2 247	4 105	—	687 912	5 094	—	—	203	754 776

2009: 01	56 498	1 176	4 430	—	673 068	5 200	—	—	1 101	741 473
02	58 689	1 129	4 682	—	729 218	5 366	—	—	1 133	800 216
03	61 173	1 134	4 998	—	761 917	5 581	—	—	1 295	836 097

KB212
Assets
R millions

		Fixed-interest securities				Bills issued by				Ordinary shares
			Local
	Cash and		govern-	Public		Central	Public			Direct	Indirect
	deposits	Government	ments[6]	enterprises[7]	Other[8]	government	corporations[9]	Banks	Other	investment	investment[10]	Other[11]	Total[5]
End of	(2530K)	(2531K)	(2532K)	(2533K)	(2534K)	(2535K)	(2545K)	(2542K)	(2538K)	(2546K)	(2547K)	(2541K)	(2539K)

2003	17 305	169 538	555	12 313	7 714	—	2 871	9 349	1 363	23 715	98 607	15 380	358 711
2004	27 457	187 953	40	21 684	9 460	1 081	2 215	5 576	1 076	37 827	139 181	4 976	438 525
2005	39 821	214 064	99	23 442	11 698	2 939	1 100	2 424	1 620	77 744	156 303	14 447	545 701
2006	50 758	214 057	311	36 715	16 924	571	578	676	1 816	259 403	77 793	18 037	677 638
2007	69 446	203 189	3	44 499	25 200	—	211	6 261	6 684	312 711	91 918	13 419	773 540
2008	88 753	207 762	855	62 185	45 846	—	7 420	1 876	10 776	258 265	61 502	9 538	754 776

2007: 04	69 446	203 189	3	44 499	25 200	—	211	6 261	6 684	312 711	91 918	13 419	773 540

2008: 01	72 709	197 510	410	41 963	37 673	—	5 014	299	7 397	316 293	92 168	16 899	788 335
02	69 391	198 248	510	42 354	37 641	—	6 640	290	7 228	321 738	92 272	16 578	792 890
03	86 328	197 405	565	49 417	43 852	—	7 170	928	7 559	275 950	78 896	13 383	761 452
04	88 753	207 762	855	62 185	45 846	—	7 420	1 876	10 776	258 265	61 502	9 538	754 776

2009: 01	87 873	199 993	681	65 792	42 244	—	9 182	1 927	12 486	240 627	63 482	17 187	741 473
02	98 334	206 578	747	73 083	41 307	—	7 840	1 952	2 975	277 146	73 136	17 118	800 216
03	74 801	208 169	772	80 622	41 467	—	6 919	1 976	3 820	311 864	83 149	22 538	836 097

KB213

1.	Before April 2005 the Public Investment Commissioners.

2.	Workmen’s Compensation Fund, Mines and Works Compensation Fund and Unemployment Insurance Fund.

3.	Mainly trust accounts.

4.	The administration of these funds is located with the South African Reserve Bank.

5.	As from March 2002 data reported at market value.

6.	Before January 1992 including water boards.

7.	Including water boards as from January 1992.

8.	Mainly foreign stock (approved stock of BLNS countries) and debentures. Stock debt of former independent and self-governing national states has been reclassified to government stock as from 27 April 1994.

9.	Including public financial institutions and the state housing funds.

10.	Funds invested in shares by external portfolio managers.

11.	Including guaranteed investment contracts, unit trusts and investment policies.

Quarterly Bulletin December 2009	S–35

South African Reserve Bank
Long-term insurers
Income statement1
R millions

	Current receipts				Current expenditure
		Premiums received			Claims paid			Surrenders
		Pension				Lump sum		Pension				Domestic	Net capital
	Invest-	and group		Other	Lump	on death		fund and	Admini-			current	profits
	ment	life	Retirement	insurance	sum at	and other		other life	strative		Dividend	income	and other
	income	business	annuities	business	retirement	payments	Annuities	business	expenses	Taxation	payments[2]	surplus	income[3]
Period	(2190K)	(2191K)	(2192K)	(2193K)	(2194K)	(2195K)	(2196K)	(2197K)	(2198K)	(2199K)	(2200K)	(2201K)	(2202K)

1987	4 717	3 796	3 729	4 038	744	1 177	804	2 140	1 762	248	126	9 279	7 338
1988	6 033	5 200	5 263	4 734	894	1 499	1 638	2 726	2 436	502	151	11 384	-1 170
1989	8 311	6 070	5 282	5 906	1 206	1 847	2 262	2 737	2 953	561	245	13 758	13 507
1990	10 579	7 769	6 502	7 779	2 133	2 353	3 033	4 469	3 165	618	287	16 571	8 340
1991	12 237	9 232	7 936	9 838	2 874	3 514	3 982	5 452	3 818	654	870	18 079	8 742
1992	13 842	11 274	8 771	12 463	3 619	5 026	5 220	7 213	4 438	792	154	19 888	9 908
1993	16 072	11 992	9 908	18 639	4 220	7 683	6 685	9 975	5 244	934	367	21 503	12 272
1994	17 179	16 485	10 142	23 597	6 122	9 170	8 135	14 083	5 990	1 224	241	22 438	16 323
1995	23 060	18 187	13 854	30 642	8 102	9 768	9 822	17 193	7 231	1 437	978	31 212	21 752
1996	25 164	24 165	13 791	36 323	9 357	9 457	11 436	21 935	7 909	1 929	738	36 683	3 821
1997	27 256	33 141	16 454	41 479	12 845	13 987	13 077	36 516	8 684	2 032	1 859	29 331	7 811
1998	30 382	33 717	16 060	44 306	14 237	14 375	14 292	41 027	9 069	2 035	1 834	27 597	-29 885
1999	34 894	34 660	19 903	55 225	23 885	16 885	15 690	54 910	10 756	3 650	3 633	15 273	111 091
2000	36 295	52 768	23 162	63 805	29 666	22 146	16 887	58 760	11 302	3 672	5 208	28 389	20 653
2001	38 342	68 884	22 388	71 409	32 548	26 761	17 485	72 095	11 003	4 914	7 077	29 141	88 951
2002	42 248	75 175	21 063	74 802	33 967	28 187	21 394	83 420	12 930	5 270	7 660	20 460	-50 610
2003	46 812	78 112	19 122	81 642	31 015	32 032	22 470	83 323	16 021	4 950	4 318	31 561	45 444
2004	43 186	67 841	21 423	72 963	27 522	31 183	20 664	82 648	17 080	7 929	6 142	12 245	99 712
2005	49 017	85 928	23 506	79 305	31 182	44 601	20 770	90 243	19 935	7 562	11 910	11 555	158 080
2006	58 442	115 463	29 063	93 085	35 082	56 546	23 708	116 072	20 940	10 131	9 550	24 025	172 963
2007	69 176	129 081	32 299	114 101	39 055	65 305	24 277	123 365	22 989	9 884	15 723	44 059	94 218
2008	79 371	144 705	46 040	101 563	39 490	69 165	26 218	133 406	21 902	5 420	9 987	66 093	-99 339

2004: 04	10 808	19 514	6 248	18 606	6 907	7 748	5 123	23 654	4 479	2 620	253	4 392	...

2005: 01	11 124	16 494	5 579	18 950	5 831	9 165	4 437	19 821	4 261	1 461	627	6 544	...
02	12 941	21 332	5 901	18 982	8 280	10 251	5 141	22 689	4 755	1 852	3 317	2 872	...
03	12 514	23 398	6 188	20 535	9 493	11 844	5 848	21 123	4 859	1 869	6 501	1 098	...
04	12 438	24 704	5 838	20 839	7 578	13 340	5 345	26 611	6 059	2 380	1 465	1 041	...

2006: 01	14 086	37 962	6 108	22 054	11 573	12 844	5 005	35 800	4 582	2 522	900	6 983	...
02	13 263	28 877	7 596	20 333	7 669	14 300	5 681	26 710	4 864	2 345	4 683	3 818	...
03	15 233	22 510	6 747	24 583	8 277	12 518	6 226	25 946	5 576	2 316	1 688	6 525	...
04	15 860	26 114	8 612	26 115	7 564	16 884	6 796	27 616	5 918	2 948	2 279	6 699	...

2007: 01	16 775	28 253	7 503	22 314	8 419	13 684	5 438	29 162	5 185	3 247	2 196	7 514	...
02	15 038	35 941	7 928	21 840	9 144	16 401	6 190	30 512	5 705	2 852	4 765	5 176	...
03	18 419	30 341	8 607	29 327	10 846	15 185	6 872	32 486	5 970	1 596	1 094	12 645	...
04	18 943	34 546	8 261	40 620	10 646	20 035	5 777	31 205	6 129	2 189	7 667	18 723	...

2008: 01	17 826	35 518	11 347	31 270	11 119	19 131	7 221	29 428	5 015	1 558	3 618	18 872	...
02	16 794	37 253	14 473	25 600	12 254	16 793	5 846	33 009	5 148	2 036	1 652	17 380	...
03	20 522	37 304	11 401	23 930	9 524	16 582	7 313	39 082	5 947	761	3 928	10 019	...
04	24 229	34 630	8 819	20 764	6 592	16 658	5 839	31 887	5 791	1 066	789	19 820	...

2009: 01	24 075	27 055	8 759	18 545	6 935	14 124	6 167	32 145	5 660	1 369	837	11 197	...
02	19 250	32 395	8 178	20 327	8 891	15 008	5 862	22 556	4 150	1 953	7 559	14 171	...

KB214

1.	Source: Registrar of Insurance, annual reports up to 1990 and thereafter South African Reserve Bank survey data.

2.	Data from South African Reserve Bank survey.

3.	Including all foreign items.

S–36	Quarterly Bulletin December 2009

South African Reserve Bank
Long-term insurers1
Liabilities
R millions

						Liability under
						unmatured policies					Claims in
	Banks			Claims not	Unappro-			Insurance			respect of
	and other	Insurer	Other	yet paid	priated	Pension	Other	fund	Other	Share	derivative	Other	Total
	loans[2]	creditors[3]	creditors	out	profits	business[4]	business	surplus[5]	reserves	capital[6]	instruments	liabilities	liabilities
End of	(2210J)	(2211J)	(2212J)	(2213J)	(2214J)	(2215J)	(2216J)	(2217J)	(2218J)	(2219J)	(2222J)	(2220J)	(2221J)

2000[11]	1 915	388	7 904	6 195	5 005	293 121	261 851	50 475	58 119	10 079	1 339	10 641	707 033
2001	2 270	601	3 497	7 903	5 719	346 393	334 609	21 721	79 360	10 069	5 180	7 044	824 367
2002	328	628	2 495	7 245	5 978	325 688	327 667	22 129	64 761	10 319	4 316	13 954	785 508
2003	324	912	2 594	7 666	7 540	348 152	347 518	27 946	65 665	10 526	5 653	11 396	835 892
2004	307	358	5 246	8 266	11 305	400 774	372 212	29 054	79 728	10 276	8 975	17 582	944 081
2005	2 814	196	7 849	9 660	12 073	430 666	502 028	32 697	88 059	8 443	4 797	23 888	1 123 171
2006	5 853	360	10 246	11 054	14 849	629 578	476 936	33 727	119 127	9 140	12 442	37 696	1 361 008
2007	10 215	981	11 894	14 354	16 860	629 291	566 676	37 497	113 080	9 457	8 664	28 021	1 446 990
2008	12 016	2 296	8 960	15 042	20 817	595 392	526 688	36 650	102 893	8 840	10 824	22 769	1 363 190

KB215
Assets
R millions

		Fixed-interest securities					Loans
	Coin,
	banknotes								To
	and	Govern-	Local	Public		Ordinary		Against	public		Fixed	Other	Total
	deposits	ment	governments	enterprises	Other[7]	shares[8]	Mortgage	policies	sector[9]	Other	property	assets[10]	assets
End of	(2230K)	(2231K)	(2232K)	(2233K)	(2234K)	(2235K)	(2236K)	(2237K)	(2238K)	(2239K)	(2240K)	(2241K)	(2242K)

2000[11]	57 186	84 568	1 698	12 920	15 070	339 621	1 594	9 132	579	37 196	42 967	104 501	707 033
2001	66 398	91 757	1 102	16 051	20 588	381 032	2 021	10 490	1 260	50 428	41 970	141 271	824 367
2002	74 369	100 672	2 042	15 706	33 448	342 239	2 472	10 546	462	40 175	37 641	125 735	785 508
2003	85 994	100 069	2 457	21 693	35 140	389 914	1 326	10 160	399	36 738	38 729	113 274	835 892
2004	95 086	111 288	1 727	12 605	39 657	455 347	1 559	5 904	383	56 662	38 238	125 626	944 081
2005	106 690	114 026	1 804	13 216	44 995	568 516	2 096	5 499	279	57 435	43 228	165 387	1 123 171
2006	144 193	131 472	4 188	13 543	58 205	684 841	2 551	3 781	243	88 356	49 601	180 034	1 361 008
2007	176 935	121 695	4 359	13 378	71 563	731 964	1 136	4 437	145	91 773	55 847	173 759	1 446 990
2008	201 574	118 150	6 269	16 828	83 533	570 381	2 875	4 250	233	102 041	59 294	197 761	1 363 190

2006: 02	116 032	114 215	3 029	14 025	47 010	604 460	2 199	5 502	257	74 684	46 280	185 791	1 213 482
03	128 983	119 807	3 056	15 122	53 270	614 787	2 198	6 057	265	81 405	47 311	187 260	1 259 522
04	144 193	131 472	4 188	13 543	58 205	684 841	2 551	3 781	243	88 356	49 601	180 034	1 361 008

2007: 01	156 983	117 835	4 388	15 352	62 561	709 243	2 552	4 686	168	97 673	51 658	183 389	1 406 487
02	165 340	115 844	4 151	14 322	65 665	711 441	2 592	5 418	177	94 816	54 412	176 942	1 411 121
03	174 429	128 439	4 222	12 760	68 325	721 347	1 222	5 497	157	91 303	53 598	185 837	1 447 136
04	176 935	121 695	4 359	13 378	71 563	731 964	1 136	4 437	145	91 773	55 847	173 759	1 446 990

2008: 01	171 491	115 476	3 827	13 505	75 104	693 890	1 874	4 369	139	101 115	56 845	211 271	1 448 906
02	188 599	100 072	3 609	14 752	70 490	648 359	2 155	2 652	79	105 554	54 189	214 775	1 405 286
03	180 055	116 812	5 196	16 181	79 061	595 244	2 298	4 349	78	107 919	56 355	200 837	1 364 385
04	201 574	118 150	6 269	16 828	83 533	570 381	2 875	4 250	233	102 041	59 294	197 761	1 363 190

2009: 01	203 545	107 823	5 653	16 948	81 223	546 321	3 364	3 163	395	96 784	59 021	196 538	1 320 777
02	194 299	106 250	5 446	16 951	80 749	571 396	3 254	2 881	380	105 591	59 292	194 728	1 341 219

KB216

1.	Domestic insurers and South African branches of foreign insurers. Only net claims on foreign branches and foreign head offices are included in the data. Data of investment subsidiaries, as well as data of property companies which are directly or indirectly controlled by insurers, are consolidated with those of parent organisations.

2.	Including mutual banks.

3.	Balances due to insurers and re-insurers.

4.	Pension and retirement annuity fund business.

5.	Difference between insurance fund and liability under unmatured policies.

6.	Including outside shareholders in subsidiaries.

7.	Including company stock, debentures and preference shares, and government guaranteed stock.

8.	Including units of unit and property trusts.

9.	Including loan levy, loans to local governments, public corporations and, as from September 1979, also universities.

10.	Including net foreign claims.

11.	All annual data as from 1990 and all quarterly data as from December 1991 are recorded at market value.

Quarterly Bulletin December 2009	S–37

South African Reserve Bank
Short-term insurers
Income statement1
R millions

	Current receipts			Current expenditure
		Premiums received		Claims paid
										Domestic	Net capital
	Investment		Other			Premiums on	Administrative		Dividend	current income	profits and
	income	Reinsurance	insurance	Reinsurance	Other	reinsurance	expenses	Taxation	payments	surplus	other income[2]
End of	(2600K)	(2601K)	(2602K)	(2603K)	(2604K)	(2605K)	(2606K)	(2607K)	(2608K)	(2609K)	(2610K)

2001	3 431	11 976	23 749	3 658	17 284	7 776	6 517	697	1 600	1 624	1 186
2002	2 885	10 899	32 719	2 850	20 041	11 813	9 244	311	849	1 396	1 728
2003	3 722	15 239	32 487	2 755	20 437	11 946	9 297	1 148	1 224	4 640	1 248
2004	3 868	12 848	37 580	3 127	20 317	12 510	10 613	1 903	2 053	3 772	2 945
2005	4 281	13 851	40 151	3 184	24 177	12 592	12 187	1 833	1 459	2 852	3 667
2006	3 995	10 809	45 773	2 598	26 466	11 986	11 959	3 408	5 239	-1 082	3 924
2007	5 412	14 738	58 095	5 010	32 137	16 295	12 706	4 253	3 390	4 454	1 370
2008	5 667	17 617	62 884	6 675	39 125	14 574	14 365	1 446	2 679	7 304	-2 618

2001: 03	704	2 365	6 018	713	4 207	1 858	1 571	230	194	313	...
04	1 275	3 277	6 095	1 077	4 888	2 170	1 758	224	1 058	-529	...

2002: 01	1 167	2 460	7 862	731	5 093	2 867	2 346	36	202	215	...
02	585	2 451	8 170	642	4 905	2 615	2 274	104	301	365	...
03	705	2 810	8 702	726	4 973	3 157	2 371	85	130	774	...
04	428	3 178	7 985	751	5 070	3 174	2 252	86	215	42	...

2003: 01	540	2 983	8 878	608	5 396	3 069	2 334	118	197	679	...
02	821	2 956	7 331	347	4 950	2 352	1 985	261	617	597	...
03	924	4 141	7 929	788	5 207	2 991	2 294	308	342	1 065	...
04	1 436	5 159	8 348	1 012	4 884	3 535	2 684	460	68	2 299	...

2004: 01	996	3 149	9 222	925	5 033	2 923	2 448	327	429	1 284	...
02	434	3 104	8 777	827	4 849	2 847	2 486	266	335	706	...
03	1 265	3 332	9 932	852	4 960	3 357	2 767	663	1 149	781	...
04	1 173	3 263	9 649	523	5 476	3 383	2 912	648	141	1 001	...

2005: 01	1 163	3 316	10 103	891	5 702	3 103	2 907	295	343	1 342	...
02	942	3 412	9 560	611	6 046	3 064	2 828	507	523	336	...
03	1 272	3 177	10 181	831	5 700	3 082	3 247	657	248	863	...
04	904	3 947	10 307	851	6 729	3 342	3 204	375	345	311	...

2006: 01	806	2 760	10 890	631	6 227	3 301	3 084	574	505	132	...
02	830	2 891	11 084	705	6 463	2 812	3 108	523	708	485	...
03	1 377	2 319	11 878	695	6 462	3 076	3 202	717	3 655	-2 233	...
04	982	2 839	11 921	567	7 314	2 797	2 565	1 594	371	534	...

2007: 01	1 009	2 672	12 497	774	7 503	3 302	3 232	411	711	244	...
02	1 031	2 684	13 730	1 070	7 300	3 420	2 635	1 235	419	1 367	...
03	1 557	3 805	15 329	1 606	7 692	3 462	3 426	822	1 176	2 508	...
04	1 815	5 577	16 539	1 560	9 642	6 111	3 413	1 785	1 085	335	...

2008: 01	1 331	4 109	13 212	1 298	8 219	3 153	2 478	465	357	2 682	...
02	1 282	4 883	15 084	2 235	9 621	3 730	3 088	439	1 057	1 079	...
03	1 458	4 715	18 296	1 680	11 405	3 470	5 006	80	381	2 448	...
04	1 595	3 911	16 292	1 462	9 880	4 221	3 793	462	885	1 096

2009: 01	1 307	4 269	15 575	1 689	11 208	3 001	3 235	127	918	972	...
02	1 292	4 066	15 130	1 318	10 906	2 802	3 368	371	603	1 122	...

KB232

1.	Source: South African Reserve Bank survey data. Excluding the Road Accident Fund as from June 1996.

2.	Including all foreign items.

S–38	Quarterly Bulletin December 2009

South African Reserve Bank
Short-term insurers1
Liabilities
R millions

						Liability				Claims in
			Claims not	Foreign	Unappro-	under	Insurance			respect of
	Insurer	Other	yet paid	head office	priated	unmatured	fund	Other	Share	derivative	Other	Total
	creditors[2]	creditors	out	balances	profits	policies	surplus[3]	reserves	capital	instruments	liabilities	liabilities
End of	(2250J)	(2251J)	(2252J)	(2253J)	(2254J)	(2255J)	(2256J)	(2257J)	(2258J)	(2261J)	(2259J)	(2260J)

1998[8]	643	134	5 888	—	3 928	5 273	5 658	15 686	542	328	3 474	41 554
1999	1 133	232	6 348	—	3 813	6 269	9 968	13 015	697	227	5 507	47 209
2000	1 282	129	6 027	—	4 399	6 154	9 378	12 345	1 646	283	6 032	47 676
2001	1 360	441	5 531	—	4 552	4 239	8 336	13 586	1 638	279	5 233	45 193
2002	1 898	160	6 205	—	4 692	5 130	7 385	10 657	1 694	413	4 398	42 632
2003	2 036	313	6 650	—	5 439	5 990	8 609	12 048	1 758	499	6 508	49 850
2004	2 050	290	7 619	—	8 116	6 292	7 724	11 970	2 288	955	8 173	55 479
2005	2 068	240	10 132	—	14 583	8 058	4 816	13 646	1 934	1 567	7 995	65 039
2006	2 235	269	12 261	—	12 932	8 861	5 156	12 919	2 230	1 864	8 681	67 408
2007	3 603	1 037	14 037	—	14 764	8 788	5 084	12 716	1 843	653	10 837	73 361
2008	6 150	972	16 194	—	17 316	9 736	4 310	11 803	2 108	308	11 373	80 270

KB217
Assets
R millions

		Fixed-interest securities					Loans
	Coin,										Provision for
	banknotes							To			unexpired
	and	Govern-	Local	Public		Ordinary		public		Fixed	risks	Other	Total
	deposits	ment	governments	enterprises	Other[4]	shares[5]	Mortgage	sector[6]	Other	property	ceded	assets[7]	assets
End of	(2270K)	(2271K)	(2272K)	(2273K)	(2274K)	(2275K)	(2276K)	(2277K)	(2278K)	(2279K)	(2280K)	(2281K)	(2282K)

1999[8]	13 282	4 149	80	505	1 547	19 587	450	0	428	907	98	6 176	47 209
2000	13 108	5 313	24	485	1 365	18 173	372	0	538	776	114	7 408	47 676
2001	13 124	4 958	77	590	1 142	17 072	361	—	326	570	442	6 530	45 193
2002	14 262	4 386	37	503	1 352	14 458	359	—	774	564	1 096	4 841	42 632
2003	17 900	4 099	12	648	1 360	16 192	359	—	956	636	709	6 978	49 850
2004	20 293	4 463	235	807	2 232	18 508	349	—	626	704	1 162	6 099	55 479
2005	22 559	4 489	36	395	3 014	21 150	346	—	921	763	582	10 784	65 039
2006	23 820	4 732	4	990	3 558	20 554	323	—	922	782	688	11 035	67 408
2007	24 612	4 278	4	1 399	3 780	22 983	58	—	984	870	1 114	13 279	73 361
2008	29 580	5 575	5	1 022	3 956	18 530	40	—	1 074	1 126	1 157	18 205	80 270

2006: 03	24 247	5 160	4	754	3 022	18 350	311	—	1 024	753	...	12 923	66 548
04	23 820	4 732	4	990	3 558	20 554	323	—	922	782	688	11 035	67 408

2007: 01	23 261	4 374	0	1 191	3 658	22 242	323	—	945	822	...	12 991	69 806
02	24 453	4 444	4	1 235	3 766	23 515	325	—	1 037	850	...	13 425	73 053
03	26 018	4 351	4	1 268	3 550	23 214	53	—	899	852	...	15 396	75 607
04	24 612	4 278	4	1 399	3 780	22 983	58	—	984	870	1 114	13 279	73 361

2008: 01	26 384	4 031	5	1 484	3 615	22 305	63	—	926	928	...	13 156	72 897
02	27 912	3 929	5	1 457	3 537	22 339	40	—	975	1 015	...	15 980	77 188
03	28 007	4 500	5	957	3 953	19 144	40	—	1 263	1 049	...	16 297	75 214
04	29 580	5 575	5	1 022	3 956	18 530	40	—	1 074	1 126	1 157	18 205	80 270

2009: 01	32 617	5 036	18	1 076	3 786	18 194	40	—	950	1 163	...	21 739	84 619
02	33 859	5 614	130	1 018	3 912	18 405	41	—	1 023	1 177	...	20 820	85 997

KB218

1.	Domestic insurers (excluding their foreign branches) and South African branches of foreign insurers. Only net claims on foreign branches and head offices are included in the data. Excluding the Road Accident Fund as from June 1996.

2.	Balances due to insurers and re-insurers.

3.	Difference between insurance funds and liability under unmatured policies.

4.	Including preference shares and government guaranteed stock.

5.	Including a very small amount of units in unit trusts.

6.	Including loan levy, loans to local governments, public corporations and, as from September 1979, also universities.

7.	Including net foreign claims.

8.	All annual data as from 1990 and all quarterly data as from December 1991 are reported at market value.

Quarterly Bulletin December 2009	S–39

South African Reserve Bank
Official pension and provident funds1
Income statement2
R millions

	Current receipts				Current expenditure
	Investment income[3]		Contributions by		Benefits					Net
						Lump sum			Domestic	capital	Investment
						at retire-	Other	Adminis-	current	profits	income	Total
				Employ-		ment or	lump sum	trative	income	and other	from	net cash	Net asset
	Interest[4]	Dividends	Members	ers[5]	Annuities	death	payments	expenses	surplus	income	insurers	inflow	revaluation[6]
End of	(2290K)	(2291K)	(2292K)	(2293K)	(2294K)	(2295K)	(2296K)	(2297K)	(2298K)	(2299K)	(2300K)	(2301K)	(2302K)

31 March

2002	16 391	3 550	5 321	10 406	9 053	3 270	2 584	1 146	19 617	10 212	7 191	37 019	-41
2003	17 246	4 612	6 432	12 684	11 786	4 082	3 683	942	20 481	4 039	4 767	29 287	-88
2004	16 808	3 498	6 503	11 988	11 104	3 356	3 474	763	20 100	3 969	2 583	26 655	-107
2005	16 058	1 789	7 527	15 290	13 835	4 341	4 987	918	16 585	19 256	15 584	51 424	133
2006	16 640	2 585	8 210	14 788	14 129	3 935	4 079	1 129	18 952	23 893	14 716	57 559	134
2007	15 994	5 429	9 070	16 299	15 194	6 001	5 118	1 185	19 293	31 693	20 226	71 211	-193
2008	26 591	11 408	10 229	18 669	16 696	6 421	6 542	1 100	36 138	37 913	10 745	84 794	-260
2009	35 661	21 376	11 770	21 391	18 692	4 478	10 288	1 203	55 537	5 617	240	61 394	-1 253

31 December

2000	17 349	2 135	4 978	10 922	8 558	3 704	2 826	1 026	19 268	2 932	4 264	26 463	-74
2001	13 299	3 287	5 175	9 918	8 289	2 739	2 301	968	17 383	10 624	7 818	35 823	-32
2002	18 862	4 288	6 365	12 564	11 591	3 993	3 500	1 191	21 805	4 511	4 454	30 770	-33
2003	17 799	3 493	6 168	11 440	10 999	3 763	3 832	768	19 538	3 635	2 453	25 629	-167
2004	16 693	2 569	7 500	15 089	13 211	3 641	4 375	866	19 761	11 552	11 106	42 419	45
2005	16 947	2 191	8 111	14 959	14 162	4 561	5 123	1 117	17 245	26 695	15 283	59 221	72
2006	16 428	3 827	8 802	15 737	15 050	5 256	4 184	1 058	19 246	27 918	18 809	65 971	93
2007	22 989	10 135	10 002	18 046	16 325	6 271	6 014	1 111	31 449	25 228	14 636	71 311	-440
2008	40 879	23 405	11 265	20 644	18 158	5 021	9 734	1 275	62 005	26 796	2 627	91 428	-290

2004: 03	3 271	248	1 762	3 567	3 385	1 183	1 229	233	2 818	3 144	2 650	8 613	13
04	4 453	641	2 035	4 168	3 386	957	1 298	229	5 428	6 500	4 828	16 756	14

2005: 01	4 189	209	1 951	3 929	3 702	1 394	1 302	270	3 609	8 773	5 493	17 874	94
02	4 203	706	2 006	3 601	3 471	850	1 327	295	4 574	4 272	3 478	12 323	8
03	4 916	293	2 050	3 676	3 494	921	1 270	251	4 999	7 536	4 270	16 805	-27
04	3 639	983	2 104	3 753	3 495	1 396	1 224	301	4 063	6 114	2 042	12 219	-3

2006: 01	3 882	603	2 050	3 758	3 669	768	258	282	5 316	5 971	4 926	16 212	156
02	4 556	931	2 092	3 750	3 749	915	714	229	5 722	8 115	5 724	19 561	13
03	4 766	1 058	2 291	4 022	3 813	1 830	1 877	263	4 353	4 640	4 126	13 119	33
04	3 224	1 235	2 369	4 207	3 819	1 743	1 335	284	3 855	9 192	4 033	17 079	-109

2007: 01	3 448	2 205	2 318	4 320	3 813	1 513	1 192	409	5 363	9 746	6 343	21 452	-130
02	5 980	1 654	2 313	4 146	4 199	1 634	1 414	289	6 557	8 693	2 813	18 062	-74
03	6 707	2 891	2 566	4 598	4 131	1 438	1 527	162	9 504	2 321	2 156	13 980	-7
04	6 854	3 385	2 805	4 982	4 182	1 686	1 881	251	10 025	4 468	3 324	17 817	-229

2008: 01	7 050	3 478	2 545	4 943	4 184	1 663	1 720	398	10 052	22 431	2 452	34 935	50
02	11 386	3 408	2 702	4 889	4 465	1 219	2 899	327	13 476	1 171	39	14 686	-473
03	9 053	5 308	2 979	5 374	4 807	1 160	2 570	234	13 942	448	65	14 454	14
04	13 390	11 211	3 039	5 438	4 702	979	2 546	316	24 536	2 747	71	27 353	119

2009: 01	1 832	1 449	3 051	5 691	4 718	1 120	2 275	325	3 584	1 251	65	4 900	-913
02	9 053	3 478	3 024	5 433	4 485	1 255	2 434	319	12 495	1 455	58	14 009	35

KB219

1.	Funds administered by the Department of Finance, Transnet, Telkom and the Post Office.

2.	Source: Auditor-General Annual Reports up to 1992, thereafter South African Reserve Bank survey.

3.	Excluding income from policies and funds invested with insurers.

4.	Including dividends prior to 1992.

5.	Including special actuarial deficit reduction contributions.

6.	Including amounts transferred to and from other accounts and, as from March 1995, privatisation to other funds.

S–40	Quarterly Bulletin December 2009

South African Reserve Bank
Official and private self-administered pension and provident funds
Assets and liabilities
R millions

	Official funds[1]										Private self-administered funds[3]
	Assets[2]										Liabilities[6]
		Fixed-interest securities
										Total
										assets		Reserves,
								Accumu-		equal		provisions
	Cash and	Govern-	Local	Public		Ordinary	Fixed	lated	Other	accumula-	Accumula-	and other	Total
	deposits	ment	governments	enterprises	Other	shares	property	interest	Assets[4]	ted funds[4]	ted funds	liabilities	liabilities[5]
End of	(2330K)	(2331K)	(2332K)	(2333K)	(2334K)	(2335K)	(2337K)	(2343K)	(2338K)	(2339K)	(2340K)	(2341K)	(2342K)

31 March

2002	13 920	125 314	1 387	14 015	33 315	130 439	1 465	2 942	5 633	328 430	...	...	...
2003	18 761	147 413	880	18 514	34 406	132 649	1 214	2 920	2 117	358 874	...	...	...
2004	14 911	171 500	51	17 392	32 681	147 170	1 252	2 416	1 877	389 251	...	...	...
2005	28 735	186 037	82	25 676	19 602	229 461	1 358	2 644	2 450	496 045	...	...	...
2006	38 347	201 704	105	30 461	46 564	316 261	1 076	2 894	2 792	640 202	...	...	...
2007	66 541	191 177	12	45 824	48 748	400 232	533	6 093	4 091	763 253	...	...	...
2008	67 071	185 665	410	51 039	57 753	463 431	852	6 439	2 896	835 556	...	...	...
2009	80 510	177 013	681	81 855	71 691	314 724	699	9 339	9 078	745 590	...	...	...

31 December

2000	19 098	88 797	1 429	20 404	17 783	95 999	2 561	4 011	1 919	252 001	224 918	33 967	258 885
2001	13 512	120 912	1 366	16 038	25 069	104 538	1 391	2 795	2 406	288 028	236 015	43 283	279 298
2002	16 092	145 756	875	17 213	35 010	128 244	1 369	3 027	2 637	350 224	241 130	38 543	279 673
2003	15 156	171 134	551	18 148	30 914	138 400	1 174	2 855	2 127	380 460	243 173	41 802	284 975
2004	22 949	185 034	40	26 882	21 133	217 212	1 263	2 520	1 015	478 049	285 794	49 606	335 400
2005	33 375	208 560	99	28 778	37 790	283 467	1 489	5 779	2 293	601 629	319 660	59 428	379 088
2006	47 700	207 830	310	45 021	43 125	339 743	533	3 061	3 625	690 948	364 469	76 740	441 210
2007	68 053	193 014	2	49 187	57 445	444 741	825	2 349	2 374	817 990	421 241	100 543	521 784
2008	85 108	185 295	855	77 608	67 152	366 498	742	8 214	9 604	801 076	397 995	132 051	530 045

2004: 03	26 241	176 426	46	22 984	28 400	176 352	1 263	2 406	1 058	435 175	269 080	47 069	316 149
04	22 949	185 034	40	26 882	21 133	217 212	1 263	2 520	1 015	478 049	285 794	49 606	335 400

2005: 01	28 735	186 037	82	25 676	19 602	229 461	1 358	2 644	2 450	496 045	290 717	54 957	345 674
02	29 148	197 907	86	27 562	24 556	238 007	1 504	5 906	2 652	527 328	299 471	56 154	355 625
03	32 217	200 322	67	27 730	34 459	273 196	1 504	5 150	2 197	576 840	314 330	58 607	372 937
04	33 375	208 560	99	28 778	37 790	283 467	1 489	5 779	2 293	601 629	319 660	59 428	379 088

2006: 01	38 347	201 704	105	30 461	46 564	316 261	1 076	2 894	2 792	640 202	336 254	66 953	403 207
02	36 747	201 873	291	34 612	47 798	317 537	1 172	5 267	2 840	648 138	341 925	66 778	408 703
03	38 685	202 675	300	35 904	51 073	319 851	530	4 909	3 702	657 630	346 007	76 636	422 643
04	47 700	207 830	310	45 021	43 125	339 743	533	3 061	3 625	690 948	364 469	76 740	441 210

2007: 01	66 541	191 177	12	45 824	48 748	400 232	533	6 093	4 091	763 253	367 336	91 501	458 838
02	57 465	196 673	2	51 342	53 197	419 820	621	4 213	2 395	785 728	389 199	87 681	476 880
03	66 606	196 252	13	56 996	55 044	430 211	824	2 095	3 569	811 611	399 036	87 862	486 898
04	68 053	193 014	2	49 187	57 445	444 741	825	2 349	2 374	817 990	421 241	100 543	521 784

2008: 01	67 071	185 665	410	51 039	57 753	463 431	852	6 439	2 896	835 556	419 832	99 774	519 605
02	64 761	180 249	510	59 147	49 774	478 566	960	13 484	8 803	856 253	406 039	107 343	513 382
03	66 907	179 031	565	64 981	58 214	424 263	853	10 518	11 031	816 362	398 019	126 833	524 853
04	85 108	185 295	855	77 608	67 152	366 498	742	8 214	9 604	801 076	397 995	132 051	530 045

2009: 01	80 510	177 013	681	81 855	71 691	314 724	699	9 339	9 078	745 590	373 888	139 718	513 606
02	90 094	182 841	740	90 926	70 101	362 509	852	9 664	8 084	815 811	379 217	140 915	520 133

KB221

1.	Funds administered by the Department of Finance, Transnet, Telkom and the Post Office. Deposit administration investments excluded.

2.	Deposits with the Public Investment Corporation are allocated to the relevant investment items, mainly securities. As from March 2002, data reported at market value.

3.	Privately-administered funds registered in terms of the Pension Funds Act, foreign funds registered in South Africa, funds established in terms of industrial agreements, and state-controlled funds exempted from the requirements of the Act. Underwritten funds covered by insurance policies or group insurance schemes and included with long-term insurers, are excluded.

4.	Including unamortised discount as from March 1995.

5.	Funds invested with long-term insurers in terms of deposit administration contracts and insurance policies are not included in totals of assets and liabilities.

6.	As from March 1999, data for private self-administered pension and provident funds are reported at market value.

Quarterly Bulletin December 2009	S–41

South African Reserve Bank
Private self-administered pension and provident funds1
Assets
R millions

	Coin,	Fixed-interest securities					Loans						Funds
	banknotes							To					invested
	and	Govern-	Local	Public		Ordinary		public		Fixed	Other	Total	with
	deposits	ment	governments	enterprises	Other[2]	shares[3]	Mortgage	sector[4]	Other	property	assets[5]	assets[6,7]	insurers[6]
End of	(2350K)	(2351K)	(2352K)	(2353K)	(2354K)	(2355K)	(2356K)	(2357K)	(2358K)	(2359)	(2360K)	(2361K)	(2362K)

2003	22 701	36 583	1 491	4 773	17 773	170 812	1 460	221	686	12 571	15 904	284 975	127 055
2004	42 317	42 586	1 750	5 262	20 176	192 261	1 622	211	1 103	10 323	17 790	335 400	140 109
2005	30 633	49 219	1 980	6 254	23 589	230 323	1 234	281	1 305	14 363	19 907	379 088	157 023
2006	42 348	48 498	1 697	9 082	31 403	267 679	1 166	347	2 090	15 023	21 876	441 210	171 942
2007	54 293	76 640	1 842	10 217	37 036	292 147	1 171	406	2 245	17 160	28 627	521 784	231 645
2008	56 057	87 059	1 352	9 296	48 825	270 907	1 222	231	1 924	18 513	34 657	530 045	243 381

2007: 03	55 291	42 109	2 005	9 497	36 041	294 201	1 173	410	2 245	16 634	27 291	486 898	228 969
04	54 293	76 640	1 842	10 217	37 036	292 147	1 171	406	2 245	17 160	28 627	521 784	231 645

2008: 01	54 782	78 643	1 851	9 663	39 561	286 401	1 166	405	2 259	17 418	27 456	519 605	238 267
02	54 619	75 764	1 761	8 500	40 462	286 323	1 166	364	1 924	18 105	24 393	513 382	238 283
03	51 935	84 320	1 452	9 055	37 940	278 056	1 063	261	1 930	22 204	36 638	524 853	244 212
04	56 057	87 059	1 352	9 296	48 825	270 907	1 222	231	1 924	18 513	34 657	530 045	243 381

2009: 01	58 185	95 741	1 410	11 946	48 521	242 039	1 290	245	1 932	19 417	32 879	513 606	266 732
02	58 223	107 934	642	10 761	30 477	257 134	1 022	216	1 816	19 271	32 636	520 133	284 126

KB222
Income statement8
R millions

	Current receipts					Current expenditure
	Investment income[9]			Contributions by		Benefits					Net
							Lump sum			Domestic	capital	Investment
							at retire-	Other	Adminis-	current	profits	income	Total
					Employ-		ment or	lump sum	trative	income	and other	from	net cash	Net asset
	Interest	Dividends	Rent	Members	ers	Annuities	death	payments	expenses	surplus	income	insurers	inflow	revaluation[10]
Period	(2310K)	(2323K)	(2311K)	(2312K)	(2313K)	(2314K)	(2315K)	(2316K)	(2317K)	(2318K)	(2319K)	(2320K)	(2321K)	(2322K)

2003	11 583	6 587	1 785	9 981	13 073	11 459	9 410	11 224	3 375	7 541	11 041	9 668	28 250	-1 929
2004	12 424	6 573	3 042	11 414	14 857	14 505	8 429	11 616	3 065	10 695	14 573	9 651	34 919	5 017
2005	12 159	8 598	4 164	11 836	15 487	12 445	5 643	9 450	2 588	22 118	18 438	13 267	53 823	15 611
2006	12 348	13 272	4 383	12 164	16 559	14 637	4 402	9 607	2 401	27 679	48 366	15 627	91 672	24 667
2007	12 614	15 270	4 387	13 313	18 217	14 151	4 906	11 562	2 703	30 479	22 255	11 562	64 297	5 571
2008	13 940	18 849	3 961	14 215	18 397	12 438	6 063	15 569	2 428	32 865	20 556	13 014	66 435	-25 351

2007: 03	3 036	4 365	932	3 427	4 835	3 266	1 223	3 131	785	8 190	2 126	3 514	13 830	1 151
04	3 136	3 275	1 311	3 512	4 492	3 941	1 398	3 111	636	6 639	3 872	2 934	13 445	-4 714

2008: 01	3 432	3 364	911	3 710	4 407	3 084	1 551	3 128	365	7 696	8 234	3 197	19 127	-3 871
02	2 885	3 752	1 215	3 126	4 089	3 097	1 333	3 435	781	6 422	5 909	2 963	15 293	-8 327
03	2 896	5 117	921	3 437	3 993	2 378	1 253	3 558	774	8 402	2 524	2 984	13 910	-7 849
04	4 727	6 615	915	3 943	5 908	3 880	1 926	5 448	508	10 345	3 890	3 871	18 105	-5 304

2009: 01	3 981	5 117	1 026	4 881	5 951	3 378	2 099	5 668	588	9 223	2 326	5 380	16 930	-7 235
02	3 642	4 789	1 052	5 368	6 224	4 376	2 355	5 986	490	7 869	630	4 551	13 050	-5 412

KB220

1.	Privately-administered funds registered in terms of the Pension Funds Act, foreign funds registered in South Africa, funds established in terms of industrial agreements, and state-controlled funds exempted from requirements of the Act. Underwritten funds covered by insurance policies or group insurance schemes and included with long-term insurers, are excluded.

2.	Company stock, loan securities, preference shares and foreign securities.

3.	Including a small amount of units in unit trusts.

4.	Local governments, public enterprises and, as from September 1979, also universities.

5.	Including unallocated foreign assets.

6.	Funds invested with long-term insurers in terms of deposit administration contracts and insurance policies are not included in totals of assets and liabilities.

7.	As from March 1999, data are reported at market value.

8.	Source: Registrar of Pension Funds, annual reports up to 1990, thereafter South African Reserve Bank survey.

9.	Excluding income from policies and funds invested with insurers.

10.	Including amounts transferred to and from other funds.

S–42	Quarterly Bulletin December 2009

South African Reserve Bank
Participation bond schemes
Funds received and invested
R millions

	Balances as at end of period
	Funds received from participants							Funds loaned to
	Pension						Total						Net funds
	and				Manager’s		funds re-					Funds	received
	provident			Non-	own		ceived and	Com-	Indivi-			held by	during the
	funds	Companies[1]	Individuals	residents	funds	Other[2]	invested	panies[1]	duals	Other[3]	Total	manager	period
Period	(2370K)	(2371K)	(2372K)	(2373K)	(2374K)	(2375K)	(2376K)	(2377K)	(2378K)	(2379K)	(2380K)	(2381K)	(2382K)

2003	8	12	2 879	3	891	27	3 820	3 600	157	62	3 820	0	32
2004	8	12	2 970	3	714	24	3 733	3 583	98	51	3 733	0	-88
2005	8	2	2 584	3	850	13	3 460	3 324	105	32	3 460	0	-280
2006	8	2	2 300	3	1 020	12	3 346	3 238	87	21	3 346	0	-70
2007	7	53	2 176	3	811	—	3 051	2 876	112	11	2 999	51	-411
2008	7	2	2 512	3	592	302	3 419	3 240	106	11	3 357	62	368

2007: 04	7	53	2 176	3	811	—	3 051	2 876	112	11	2 999	51	-166

2008: 01	7	11	2 505	3	547	—	3 074	2 940	110	15	3 065	9	23
02	7	2	2 431	3	441	264	3 149	3 001	108	14	3 123	26	75
03	7	2	2 524	3	447	280	3 264	3 103	108	12	3 223	41	115
04	7	2	2 512	3	592	302	3 419	3 240	106	11	3 357	62	155

2009: 01	7	2	2 560	3	610	247	3 429	3 306	106	12	3 423	6	10
02	7	2	2 602	3	646	246	3 506	3 384	106	11	3 501	5	18
03	7	2	2 618	3	731	248	3 609	3 488	105	10	3 603	7	97

KB223
Functional classification of mortgage bonds paid out and outstanding4
R millions

	New bonds paid out during the period					Advances	Bond	Outstanding balance as at end of period
						granted	repayments
	Industrial	Commercial	Residential	Other fixed		but not yet	during	Industrial	Commercial	Residential	Farm	Other fixed
	properties	properties	buildings	property[5]	Total	paid out[6]	the period	properties	properties	buildings	properties	property[7]	Total
Period	(2390K)	(2391K)	(2392K)	(2393K)	(2394K)	(2395K)	(2396K)	(2397K)	(2398K)	(2399K)	(2400K)	(2401K)	(2402K)

2003	79	977	2	1	1 060	10	1 028	814	2 892	74	10	29	3 820
2004	133	384	13	111	642	13	729	758	2 767	74	5	129	3 733
2005	217	553	1	27	798	—	1 078	717	2 672	44	2	27	3 460
2006	319	558	20	10	907	3	977	806	2 450	60	1	29	3 346
2007	434	675	3	10	1 122	—	1 544	881	2 029	57	1	30	2 999
2008	543	842	5	15	1 405	1	1 047	1 081	2 181	57	1	36	3 357

2007: 04	96	134	0	1	230	—	351	881	2 029	57	1	30	2 999

2008: 01	121	247	2	6	376	—	311	925	2 049	58	1	32	3 065
02	193	219	0	3	415	—	357	1 015	2 016	57	1	33	3 123
03	110	167	0	2	279	—	179	1 062	2 071	56	1	32	3 223
04	119	208	2	5	334	1	200	1 081	2 181	57	1	36	3 357

2009: 01	85	140	0	1	226	—	160	1 080	2 250	55	1	37	3 423
02	72	117	0	1	190	—	116	1 105	2 303	54	1	37	3 501
03	92	310	2	4	408	—	311	1 117	2 413	35	2	37	3 603

KB224

1.	Excluding finance companies such as hire-purchase finance companies, factoring and other similar finance companies not registered in terms of existing acts on financial institutions.

2.	Including banks, insurers, public enterprises and finance companies.

3.	Including banks, insurers, pension and provident funds, public enterprises, finance companies and non-residents.

4.	Classified according to the main purpose of the mortgaged property.

5.	Including residential sites, business sites and farm properties.

6.	As at end of period.

7.	Including residential and business sites.

Quarterly Bulletin December 2009	S–43

South African Reserve Bank
National financial account
Flow of funds for the year 20081
R millions

			Financial intermediaries
							Public		Insurers and		Other
	Foreign		Monetary		Other monetary		Investment		retirement		financial
Sectors	sector		authority		institutions[2]		Corporation[3]		funds		institutions
Transaction items	S	U	S	U	S	U	S	U	S	U	S	U

1. Net saving[4]	169 150		2 392		45 037				7 906		11 252
2. Consumption of fixed capital[4]			24		3 958				193		1 422
3. Capital transfers	114	322
4. Gross capital formation[4]				108		9 300				1 222		2 375

5. Net lending (+)/net borrowing (-) (S)	168 942		2 308		39 695				6 877		10 299
6. Net financial investment (+) or (-) (U)		168 942		2 308		39 695				6 877		10 299

7. Net incurrence of financial liabilities
(Total S 9 – 32)	- 25 353		60 201		387 507		62 053		81 010		70 513

8. Net acquisition of financial assets
(Total U 9 – 32)		143 589		62 509		427 202		62 053		87 887		80 812

9. Gold and other foreign reserves	18 305			18 305
10. Cash and demand monetary[5] deposits		10 402	3 604	-13 362	30 199	7 712		-1 571		1 707		5 860
11. Short/medium-term monetary[5] deposits		28 240	- 119	1 213	180 517			2 411		3 636		63 428
12. Long-term monetary[5] deposits		11 500	110	102	93 605			17 016		3 488		64 241
13. Deposits with other financial institutions		-28				6 095		2 851		10 425	46 576
14. Deposits with other institutions	- 42 271					-26 640	62 053	- 164	- 164	47 590		1 454
15. Treasury bills						25 650				200		-64
16. Other bills	9 914		1 765	6 581	733	5 510		16 072	76	2 240	- 560	861
17. Bank loans and advances	955		- 1 694	-2 445	-2 352	201 929			-4		4 381
18. Trade credit and short-term loans	11 892	30 733	-5075	- 689	24 024	13 409			1 300	5 061	2 164	3 261
19. Short-term government bonds		4		369		12 421		-42 632		- 13 969		-3 701
20. Long-term government bonds		- 1 839		- 766		20 799		30 587		- 6 394		7 212
21. Non-marketable government bonds[6]		1 110		- 312				-36
22. Securities of local governments	-7					701		402		2 052		748
23. Securities of public enterprises	-14	1 900	6 031			- 731		13 339		-1 862	-2 863	1 839
24. Other loan stock and preference shares	7 049	-2 238	62		7 252	18 537		7 964	1 037	1 736	10 728	10 241
25. Ordinary shares	18 521	- 17 119			18 694	21 334		14 493	281	11 326		-45047
26. Foreign branch/head office balances
27. Long-term loans	2 597	21 717	71 791	43		4 463		- 122	4	12 910	17 910	9 846
28. Mortgage loans	3 639					116 743				1 071		761
29. Interest in retirement and life funds[7]		589				4 570			109 944
30. Amounts receivable/payable	- 14 303	27 081	- 13 369	17 136	54 169	5 104		505	-6 288	5 214	- 5 459	-11 378
31. Other assets/liabilities	- 41 630	31 537	- 2 905	36 334	- 19 499	-10 553		938	-25 743	1 464	-2 522	-28 563
32. Balancing item					165	149			567	-8	158	- 187

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.
KB230

1.	A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

2.	Including mutual banks and the Postbank.

3.	Before April 2005 the Public Investment Commissioners.

4.	As taken from the national income (and production) accounts.

5.	Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

6.	Non-marketable bonds and other Treasury bills.

7.	Members’ interest in the reserves of retirement and all insurance funds.

S–44	Quarterly Bulletin December 2009

South African Reserve Bank
National financial account (continued)
Flow of funds for the year 20081
R millions

General government				Corporate business enterprises
Central
and
provincial		Local		Public		Private		Households,
governments		governments		sector		sector		etc.		Total		Sectors
S	U	S	U	S	U	S	U	S	U	S	U	Transaction items

59 434		-60 163		- 1 497		- 14 487		-5 665		213 359		1. Net saving[4]
27 036		18 647		31 014		184 093		40 559		306 946		2. Consumption of fixed capital[4]
	33 757	12 834		10 392		636	40	10 217	74	34 193	34 193	3. Capital transfers
	40 896		43 123		86 425		275 356		61 500		520 305	4. Gross capital formation[4]

11 817		-71 805		-46 516		- 105 154		-16 463		—		5. Net lending (+)/net borrowing (-) (S)
	11 817		-71 805		-46 516		- 105 154		-16463		—	6. Net financial investment (+) or (-) (U)

												7. Net incurrence of financial liabilities
22 391		61 502		26 793		210 150		202 788		1 159 555		(Total S 9 - 32)

												8. Net acquisition of financial assets
	34 208		-10 303		- 19 723		104 996		186 325		1 159 555	(Total U 9 - 32)

										18 305	18 305	9. Gold and other foreign reserves
	13 740		2 611		1 638		- 12 043		17 109	33 803	33 803	10. Cash and demand monetary[5] deposits
	970		2 710		4 175		22 489		51 126	180 398	180 398	11. Short/medium-term monetary[5] deposits
	779		- 110		-6 604		- 6 845		10 148	93 715	93 715	12. Long-term monetary[5] deposits
			- 419		-2 247		9 736		20 163	46 576	46 576	13. Deposits with other financial institutions
	14 767				-5	-3	- 17 862		475	19 615	19 615	14. Deposits with other institutions
12 658							- 13 128			12 658	12 658	15. Treasury bills
	-3 243			6 618	-3 825	12 118	6 468			30 664	30 664	16. Other bills
3 066		2 883		13 404		159 665		19 180		199 484	199 484	17. Bank loans and advances
6 162	- 5 988	2 417	2 875	8 526	-4 475	- 3 533	- 1 519	-3 074	2 135	44 803	44 803	18. Trade credit and short-term loans
- 47 886			-23		- 367				12	-47 886	-47 886	19. Short-term government bonds
48 393			-7		-1 183		-1		-15	48 393	48 393	20. Long-term government bonds
673			3						- 92	673	673	21. Non-marketable government bonds[6]
		3 995			24		61			3 988	3 988	22. Securities of local governments
	1 889		19	13 416			125		52	16 570	16 570	23. Securities of public enterprises
- 59	- 223	443	70	10 081	1 053	13 953	13 412		-6	50 546	50 546	24. Other loan stock and preference shares
	948			-8 505	2 813	12 277	52 408		112	41 268	41 268	25. Ordinary shares
												26. Foreign branch/head office balances
37	71 898	213	-7	7 194	347	29 554	7 782	- 93	330	129 207	129 207	27. Long-term loans
			-37	453		21 996		92 450		118 538	118 538	28. Mortgage loans
	-1 562				289		21 448		84 610	109 944	109 944	29. Interest in retirement and life funds[7]
1 402	-20801	26 829	50	7 470	-2 400	- 43 892	22 780	36 898	166	43 457	43 457	30. Amounts receivable/payable
- 3 976	- 38 915	24 291	-17 280	-31148	- 8 968	8 858	- 2 841	57 427		-36 847	-36847	31. Other assets/liabilities
1 921	-51	431	- 758	- 716	12	- 843	2 526			1 683	1 683	32. Balancing item

S = Sources, i.e. net increase in liabilities at transaction value.
U = Uses, i.e. net increase in assets at transaction value.
KB231

1.	A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

2.	Including mutual banks and the Postbank.

3.	Before April 2005 the Public Investment Commissioners.

4.	As taken from the national income (and production) accounts.

5.	Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

6.	Non-marketable bonds and other Treasury bills.

7.	Members’ interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin December 2009	S-45

South African Reserve Bank
National government finance1
R millions

	Revenue
	Tax revenue
	Taxes on income, profits and capital gains				Payroll taxes	Taxes on property			Taxes on goods and services
										Excise duties
		Secondary			Skills				Value-		Other
	Income	tax on			development	Transfer			added	Fuel	excise
	tax	companies	Other[2]	Total	levy	duties	Other[3]	Total	tax[4]	levy	duties	Other[5]	Total
End of	(4570M)	(4571M)	(4572M)	(4573M)	(4574M)	(4575M)	(4576M)	(4577M)	(4578M)	(4579M)	(4580M)	(4581M)	(4582M)

Budget
2008/2009	347 517	20 000	2 237	369 754	7 530	8 620	5 592	14 212	167 028	26 434	22 083	2 815	218 360
2009/2010	367 450	19 000	2 590	389 040	7 750	5 340	5 080	10 420	168 807	30 090	23 950	3 660	226 507

31 March

2004	159 376	6 133	6 454	171 963	3 896	5 172	1 535	6 707	80 682	16 652	12 049	764	110 147
2005	181 764	7 487	5 968	195 219	4 443	7 115	1 898	9 013	98 158	18 688	13 809	725	131 379
2006	211 806	12 278	6 720	230 804	4 872	8 510	2 627	11 138	114 352	19 923	15 367	994	150 636
2007	259 578	15 291	5 122	279 991	5 597	6 774	3 558	10 332	134 463	21 845	17 210	968	174 486
2008	308 907	20 585	2 566	332 058	6 331	7 408	4 476	11 884	150 443	23 741	19 221	1 161	194 565
2009	360 545	20 018	2 920	383 483	7 327	4 931	4 546	9 477	154 343	24 884	20 728	1 254	201 209

31 December

2003	156 184	6 046	6 808	169 038	3 828	4 650	1 402	6 052	76 624	15 918	12 010	1 069	105 622
2004	171 749	7 477	6 148	185 375	4 226	6 618	1 852	8 471	93 118	18 384	13 316	831	125 649
2005	204 120	10 803	6 125	221 048	4 839	8 280	2 344	10 624	109 274	19 716	14 928	877	144 796
2006	243 344	15 435	5 512	264 291	5 313	7 130	3 446	10 576	129 452	20 830	16 429	1 033	167 744
2007	298 707	17 866	3 146	319 719	6 177	7 577	4 326	11 903	146 009	23 752	18 695	886	189 343
2008	349 942	20 562	2 927	373 431	7 023	5 546	4 646	10 191	151 904	24 314	20 383	1 238	197 840

2008: Jan	17 913	2 643	288	20 844	595	492	271	763	13 272	2 138	2 140	356	17 905
Feb	25 812	1 673	157	27 642	529	575	383	958	11 533	2 011	1 749	45	15 338
Mar	41 236	1 505	630	43 371	547	588	401	989	18 252	1 923	1 868	190	22 233
Apr	15 530	1 378	163	17 071	583	506	324	831	8 816	2 099	2 021	47	12 983
May	15 043	2 006	171	17 220	579	550	359	909	12 709	1 913	1 375	48	16 044
Jun	50 461	637	171	51 269	560	515	331	846	12 645	2 060	1 527	158	16 390
Jul	20 670	1 246	340	22 256	594	468	323	791	13 503	2 051	1 554	54	17 161
Aug	27 240	1 815	171	29 226	582	367	301	668	10 929	1 955	1 549	47	14 480
Sep	40 105	1 237	221	41 563	590	344	630	974	13 091	1 990	1 415	66	16 562
Oct	22 273	2 442	196	24 912	609	406	408	813	10 795	1 991	1 799	113	14 698
Nov	16 006	2 283	157	18 446	593	424	433	858	14 569	2 079	1 725	36	18 410
Dec	57 653	1 697	262	59 611	661	309	481	790	11 790	2 105	1 662	77	15 634

2009: Jan	20 236	1 663	147	22 047	706	284	309	593	14 565	2 103	1 992	130	18 789
Feb	32 697	951	225	33 872	622	346	276	622	9 577	2 282	2 073	42	13 974
Mar	42 630	2 663	696	45 989	647	411	371	782	21 353	2 256	2 037	435	26 082
Apr	16 900	1 244	186	18 329	628	264	395	659	6 408	1 870	1 895	50	10 223
May	16 082	1 522	208	17 812	611	349	305	654	8 088	2 144	1 545	56	11 833
Jun	46 199	1 462	356	48 016	621	331	411	742	9 083	2 455	1 394	64	12 996
Jul	19 168	1 654	239	21 061	615	366	445	810	13 904	2 508	1 765	150	18 327
Aug	24 305	1 562	217	26 085	631	313	324	637	11 331	2 553	1 506	480	15 870
Sep	38 376	778	243	39 397	650	342	333	675	11 184	2 503	1 425	516	15 633
KB401

1.	The information on this page is an analysis of the National Revenue Fund. Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions as reported in the Statement of the National Revenue, Expenditure and Borrowing and is therefore not strictly comparable with data prior to April 2000. Total revenue includes amounts in transit before April 2000.

2.	Including tax on retirement funds until March 2007, interest on overdue income tax and other taxes on income and profits.

3.	Including donations tax, estate duty, securities transfer tax from 1 July 2008 and demutualisation levy.

4.	Sales duty is included before 1983 and general sales tax before October 1991.

5.	Including levy on financial services and taxes on the use of goods and permission to use goods or to perform activities.

6.	Including ordinary levy and other taxes on international trade and transactions.

7.	Including stamp duties and fees, and unallocated amounts.

8.	Southern African Customs Union.

9.	Including departmental revenue and other miscellaneous revenue.

10.	Including statutory payments to provinces and other expenditure.

S–46	Quarterly Bulletin December 2009

South African Reserve Bank
National government finance1
R millions

Revenue								Expenditure
Tax revenue
Taxes on international trade and transactions
												Cash book
				Less:	Total							balance
Customs			Other	SACU	tax	Non-tax	Total	Voted			Total	before
duties	Other[6]	Total	taxes[7]	payments[8]	revenue	revenue[9]	revenue[1]	amounts	Interest	Other[10]	expenditure	borrowing
(4590M)	(4591M)	(4592M)	(4593M)	(4594M)	(4595M)	(4596M)	(4597M)	(4598M)	(4599M)	(4600M)	(4601M)	(4602M)	End of

													Budget
31 073	400	31 473	700	28 921	613 108	12 245	625 353	345 308	51 159	214 629	611 096	14 257	2008/2009
24 635	702	25 337	—	27 915	631 139	11 852	642 990	429 643	55 212	253 708	738 563	-95 573	2009/2010

													31 March

8 479	-65	8 414	1 353	9 723	292 758	6 112	298 870	133 503	46 086	149 155	328 744	-29 874	2004
12 888	398	13 287	1 037	13 328	341 050	6 302	347 352	150 465	48 659	169 479	368 603	-21 252	2005
18 303	-102	18 202	957	14 145	402 463	8 701	411 164	225 007	50 866	140 911	416 784	-5 620	2006
23 697	305	24 002	955	25 195	470 168	12 529	482 697	260 509	52 164	157 490	470 163	12 534	2007
26 470	612	27 082	769	24 713	547 977	11 797	559 774	307 992	52 835	180 617	541 444	18 330	2008
22 751	101	22 852	544	28 921	595 972	12 810	608 783	368 253	54 326	213 228	635 807	-27 025	2009

													31 December

8 269	-97	8 172	-804	9 357	282 551	6 573	289 123	127 819	45 981	146 669	320 469	-31 346	2003
11 244	333	11 577	-309	12 427	322 561	6 114	328 676	143 205	47 821	166 020	357 047	-28 371	2004
17 136	211	17 347	1 637	13 776	386 516	8 377	394 892	202 115	51 752	148 712	402 579	-7 686	2005
22 514	-63	22 450	827	18 533	452 668	11 600	464 268	253 563	52 456	153 431	459 449	4 819	2006
25 423	720	26 143	959	29 312	524 932	12 037	536 969	294 891	53 099	174 143	522 133	14 836	2007
24 216	427	24 643	1 671	27 454	587 347	12 693	600 039	351 982	56 499	205 688	614 169	-14 130	2008

2 063	-422	1 641	592	5 763	36 577	607	37 184	24 292	1 869	14 963	41 123	-3 939	2008: Jan
2 257	60	2 317	-333	—	46 452	1 351	47 802	35 163	9 350	14 801	59 314	-11 512	Feb
2 920	166	3 085	-145	—	70 081	1 082	71 163	26 558	6 992	14 700	48 251	22 912	Mar
1 370	167	1 537	804	7 230	26 579	616	27 196	21 725	2 035	17 300	41 061	-13 865	Apr
2 004	129	2 133	-653	—	36 233	500	36 733	29 192	1 880	17 142	48 213	-11 480	May
1 970	-21	1 950	95	—	71 110	836	71 946	22 643	6 548	17 460	46 651	25 295	Jun
2 072	476	2 548	56	7 230	36 177	2 059	38 236	37 150	2 201	17 808	57 159	-18 924	Jul
1 883	-160	1 723	76	—	46 755	703	47 458	28 469	7 473	17 339	53 281	-5 823	Aug
1 918	116	2 034	548	—	62 270	1 599	63 870	30 147	7 492	17 353	54 992	8 877	Sep
1 935	-166	1 770	-433	7 230	35 140	1 216	36 356	31 296	1 448	17 338	50 082	-13 727	Oct
1 944	-10	1 934	41	—	40 281	983	41 264	33 782	695	17 345	51 823	-10 559	Nov
1 879	92	1 972	1 024	—	79 692	1 140	80 832	31 566	8 515	22 137	62 219	18 614	Dec

1 584	-229	1 356	-983	7 230	35 278	644	35 922	27 633	2 745	18 122	48 500	-12 578	2009: Jan
1 681	30	1 711	78	—	50 879	1 058	51 937	38 416	4 210	17 683	60 309	-8 372	Feb
2 510	-323	2 187	-108	—	75 579	1 456	77 035	36 234	9 084	16 199	61 517	15 517	Mar
920	219	1 139	106	6 978	24 105	196	24 301	38 846	1 893	20 928	61 667	-37 366	Apr
1 210	-11	1 199	27	—	32 136	299	32 435	30 231	1 652	20 467	52 349	-19 914	May
1 468	-56	1 412	1 005	—	64 793	782	65 575	37 792	8 741	19 519	66 052	-477	Jun
1 398	100	1 498	-1 012	6 979	34 319	659	34 978	42 630	3 075	20 909	66 614	-31 636	Jul
1 354	25	1 379	-53	—	44 548	786	45 333	31 199	3 189	19 502	53 889	-8 556	Aug
1 613	13	1 626	43	—	58 024	801	58 825	37 396	9 623	20 210	67 382	-8 557	Sep
KB402

1.	The information on this page is an analysis of the National Revenue Fund. Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions as reported in the Statement of the National Revenue, Expenditure and Borrowing and is therefore not strictly comparable with data prior to April 2000. Total revenue includes amounts in transit before April 2000.

2.	Including tax on retirement funds until March 2007, interest on overdue income tax and other taxes on income and profits.

3.	Including donations tax, estate duty, securities transfer tax from 1 July 2008 and demutualisation levy.

4.	Sales duty is included before 1983 and general sales tax before October 1991.

5.	Including levy on financial services and taxes on the use of goods and permission to use goods or to perform activities.

6.	Including ordinary levy and other taxes on international trade and transactions.

7.	Including stamp duties and fees, and unallocated amounts.

8.	Southern African Customs Union.

9.	Including departmental revenue and other miscellaneous revenue.

10.	Including statutory payments to provinces and other expenditure.

Quarterly Bulletin December 2009	S–47

South African Reserve Bank
Cash-flow statement of national government and financing according to instruments
R millions

			Deficit/			Cost/profit on
	Revenue	Expenditure	surplus			revaluation		Financing
	adjusted	adjusted	adjusted	Extra-	Extra-	of foreign	Net		Domestic	Foreign		Change in
	for	for	for	ordinary	ordinary	debt at	borrowing	Treasury	government	bonds	Other	cash
	cash flows	cash flows	cash flows[1]	receipts[2]	transfers	redemption[3]	requirement[1]	bills	bonds[4]	and loans[4]	financing[5]	balances[6]	Total
End of	(4045M)	(4610M)	(4050M)	(4028M)	(4029M)	(4611M)	(4612M)	(4023M)	(4022M)	(4026M)	(4031M)	(4003M)	(4030M)

31 March

2004	299 239	327 685	-28 445	9	-7 443	3 500	-32 380	6 695	31 197	-2 455	-118	-2 939	32 380
2005	347 746	363 652	-15 906	28	-9 787	-1 296	-26 961	6 157	31 945	5 834	1 226	-18 201	26 961
2006	412 248	413 274	-1 026	4 498	-4 554	-452	-1 534	5 716	21 770	970	394	-27 317	1 534
2007	481 324	467 339	13 985	2 529	-4 214	-1 761	10 539	5 334	-237	1 943	-450	-17 128	-10 539
2008	557 874	539 885	17 988	2 627	-776	-1 242	18 598	5 673	-1 923	-3 504	-350	-18 494	-18 598
2009	610 238	633 258	-23 021	3 284	-4 284	-2 693	-26 714	12 225	23 005	-1 262	285	-7 540	26 714

31 December

2003	289 173	317 025	-27 852	6 486	-7 764	3 058	-26 072	6 050	36 936	2 930	-0	-19 844	26 072
2004	328 232	355 603	-27 371	16	-7 531	-135	-35 022	9 059	34 009	-389	1 026	-8 683	35 022
2005	395 853	400 557	-4 704	2 861	-7 131	-20	-8 994	4 576	24 914	2 079	464	-23 039	8 994
2006	464 095	453 249	10 846	4 165	-3 796	-1 451	9 765	6 907	11 628	1 917	-316	-29 902	-9 765
2007	535 415	520 922	14 492	1 590	-1 125	-1 884	13 073	4 182	-9 372	-3 995	-326	-3 561	-13 073
2008	600 526	614 723	-14 197	3 409	-2 695	-2 567	-16 050	12 345	3 786	-1 265	-173	1 357	16 050

2007: Apr	25 749	39 710	-13 961	0	-1	-59	-14 021	1 043	1 829	-164	-93	11 406	14 021
May	34 632	43 590	-8 958	0	-679	-1 386	-11 023	1 653	3 142	-132	-13	6 372	11 023
Jun	60 522	42 996	17 526	541	-10	-25	18 031	-161	2 254	922	-31	-21 016	-18 031
Jul	32 230	45 117	-12 887	1 034	-0	466	-11 386	2 051	1 378	-4 044	-34	12 036	11 386
Aug	41 595	46 495	-4 900	0	-0	-8	-4 908	4 954	2 266	-23	-62	-2 227	4 908
Sep	59 383	41 431	17 952	0	-300	-4	17 648	-3 610	2 436	200	-17	-16 657	-17 648
Oct	38 762	44 040	-5 278	1	-3	-59	-5 338	-1 830	2 540	128	-24	4 524	5 338
Nov	39 531	47 139	-7 608	-1	300	-39	-7 348	3 024	2 567	-150	-9	1 915	7 348
Dec	69 432	41 770	27 662	0	-2	-28	27 632	-3 143	-162	125	-18	-24 435	-27 632

2008: Jan	38 449	38 846	-397	0	-80	-77	-554	757	3 542	-333	-19	-3 393	554
Feb	46 374	60 014	-13 640	0	—	-14	-13 653	7 418	-22 181	-28	-16	28 460	13 653
Mar	71 215	48 738	22 477	1 050	-0	-9	23 517	-6 484	-1 535	-6	-13	-15 480	-23 517
Apr	27 077	45 753	-18 675	1	—	-1 828	-20 503	5 050	1 969	-2 739	-103	16 325	20 503
May	38 016	47 597	-9 580	-0	—	-74	-9 655	2 585	2 240	-157	-16	5 004	9 655
Jun	71 185	45 251	25 933	1	-0	-45	25 890	2 281	1 513	65	-36	-29 712	-25 890
Jul	39 004	57 732	-18 727	1 682	-153	-139	-17 337	-2 658	2 092	453	-27	17 476	17 337
Aug	47 798	47 104	694	130	-442	-14	367	451	3 867	-28	-20	-4 637	-367
Sep	63 255	56 557	6 698	0	-382	-8	6 307	745	2 099	609	-4	-9 755	-6 307
Oct	38 269	51 582	-13 314	413	-350	-214	-13 466	907	3 456	-367	9	9 462	13 466
Nov	39 690	50 217	-10 527	0	-734	-91	-11 352	216	4 350	-157	19	6 925	11 352
Dec	80 194	65 332	14 862	133	-553	-54	14 388	1 078	2 374	1 425	53	-19 319	-14 388

2009: Jan	38 952	45 949	-6 998	0	-736	-197	-7 930	-1 190	5 904	-355	82	3 490	7 930
Feb	51 656	60 997	-9 340	0	-676	—	-10 016	1 120	-13 812	—	143	22 565	10 016
Mar	75 142	59 188	15 954	924	-257	-29	16 593	1 641	6 953	-8	185	-25 364	-16 593
Apr	24 186	59 891	-35 705	0	—	-213	-35 918	7 336	6 481	-583	17	22 666	35 918
May	33 335	53 304	-19 969	208	—	-87	-19 847	10 012	6 697	6 937	169	-3 968	19 847
Jun	62 904	64 242	-1 337	3 934	-20	-37	2 539	8 812	5 611	-43	312	-17 230	-2 539
Jul	37 144	62 236	-25 093	562	-49	-104	-24 684	1 229	8 693	-303	257	14 807	24 684
Aug	45 492	52 764	-7 272	30	-15	-16	-7 272	4 533	-3 921	-31	528	6 164	7 272
Sep	58 165	66 829	-8 663	0	-29	-6	-8 698	11 395	10 086	4 096	458	-17 337	8 698
KB403

1.	Deficit (-)/surplus (+).

2.	Including foreign exchange amnesty proceeds.

3.	Before April 1998 the cost of revaluation of foreign debt at redemption was included in expenditure. As from April 1998 cost (-)/profit (+).

4.	Excluding discount.

5.	Including RSA government retail bonds from May 2004 and the following debt and liabilities assumed by national government:

- former TBVC countries, self-governing territories and former Regional Authorities in terms of section 239 of the Interim Constitution of the Republic of South Africa Act, No. 200 of 1993;

- the Republic of Namibia as contemplated in section 52C(1) of the Exchequer Act, No. 66 of 1975, as amended;

- the South African Housing Trust in terms of the Disestablishment of the South African Housing Trust Limited Act, No. 26 of 2002.

6.	Including Exchequer and Paymaster-General Account balances with the South African Reserve Bank and other banks. Increase (-)/decrease (+).

S–48	Quarterly Bulletin December 2009

South African Reserve Bank
National government financing according to ownership of government debt
R millions

		Financing of deficit/Use of surplus
		Change in net indebtedness to1					Less:
			Monetary sector				Discount/
	Net	Public	Change in	Change in		Non-monetary	premium on
	borrowing	Investment	debt	cash		private	government	Total
	requirement	Corporation[2]	instruments	balances[3]	Total	sector[4]	bonds	financing
End of	(4612M)	(4061M)	(4066M)	(4003M)	(4069M)	(4565M)	(4070M)	(4071M)

31 March

2004	-32 380	19 252	10 653	-2 939	7 714	6 328	914	32 380
2005	-26 961	4 650	-3 366	-18 201	-21 567	46 517	2 639	26 961
2006	-1 534	10 739	5 215	-27 317	-22 102	14 365	1 468	1 534
2007	10 539	-4 723	11 870	-17 128	-5 258	2 593	3 108	-10 495
2008	18 598	5 372	25 283	-18 494	6 789	-28 058	2 744	-18 641
2009	-26 714	-3 829	48 760	-7 540	41 221	-2 529	8 148	26 714

31 December

2003	-26 072	12 757	16 372	-19 844	-3 472	18 121	1 335	26 072
2004	-35 022	10 382	7 539	-8 683	-1 144	28 257	2 474	35 022
2005	-8 994	13 418	-10 942	-23 039	-33 981	31 090	1 533	8 994
2006	9 765	10 718	5 040	-29 902	-24 861	8 409	2 534	-8 269
2007	13 073	-8 772	7 117	-3 561	3 556	-7 051	2 302	-14 569
2008	-16 050	-5 674	56 047	1 357	57 404	-27 983	7 697	16 050

2007: Apr	-14 021	468	1 583	11 406	12 989	510	-10	13 977
May	-11 023	3 876	3 697	6 372	10 069	-2 132	88	11 725
Jun	18 031	4 784	-4 704	-21 016	-25 720	2 320	117	-18 733
Jul	-11 386	1 118	-2 380	12 036	9 656	2 314	198	12 891
Aug	-4 908	-959	15 621	-2 227	13 394	-2 614	434	9 386
Sep	17 648	234	-2 574	-16 657	-19 231	-2 423	215	-21 635
Oct	-5 338	-4 149	-3 439	4 524	1 085	6 563	157	3 342
Nov	-7 348	-285	3 818	1 915	5 733	5 298	353	10 392
Dec	27 632	728	-7 078	-24 435	-31 513	377	267	-30 675

2008: Jan	-554	-1 284	25 393	-3 393	22 001	-19 844	318	554
Feb	-13 653	1 404	-3 394	28 460	25 067	-12 477	335	13 658
Mar	23 517	-562	-1 259	-15 480	-16 739	-5 951	270	-23 522
Apr	-20 503	608	5 546	16 325	21 871	565	570	22 473
May	-9 655	2 282	1 605	5 004	6 608	2 443	1 369	9 964
Jun	25 890	2 347	7 725	-29 712	-21 987	-8 087	443	-28 169
Jul	-17 337	-1 659	-152	17 476	17 324	3 051	1 379	17 337
Aug	367	-2 562	-2 730	-4 637	-7 367	10 006	445	-367
Sep	6 307	-2 281	12 272	-9 755	2 517	-4 440	2 104	-6 307
Oct	-13 466	-671	-1 954	9 462	7 508	6 521	-108	13 466
Nov	-11 352	-2 908	12 343	6 925	19 268	-5 252	-244	11 352
Dec	14 388	-387	651	-19 319	-18 667	5 482	816	-14 388

2009: Jan	-7 930	678	6 902	3 490	10 392	-2 794	345	7 930
Feb	-10 016	966	276	22 565	22 841	-14 521	-730	10 016
Mar	16 593	-242	6 276	-25 364	-19 087	4 497	1 760	-16 593
Apr	-35 918	2 180	3 028	22 666	25 695	10 951	2 907	35 918
May	-19 847	2 796	-2 333	-3 968	-6 301	25 043	1 691	19 847
Jun	2 539	1 806	-1 528	-17 230	-18 758	16 505	2 093	-2 539
Jul	-24 684	1 053	23 552	14 807	38 359	-12 010	2 718	24 684
Aug	-7 272	2 429	-8 246	6 164	-2 083	8 958	2 031	7 272
Sep	-8 698	-1 174	12 135	-17 337	-5 201	18 150	3 077	8 698
KB433

1.	Information based on outright ownership of government debt instruments as reflected in the balance sheets of the respective institutions.

2.	Before 31 March 1984 the Public Debt Commissioners. Before 1 April 2005 the Public Investment Commissioners.

3.	Including Exchequer and Paymaster-General Account balances with the South African Reserve Bank and other banks.

4.	Including domestic bonds held by non-residents and foreign loans entered into.

Quarterly Bulletin December 2009	S–49

South African Reserve Bank
National government debt
R millions

	Loan debt
	Domestic debt
	Marketable							Non-marketable
	Bills
		Corporation									Total	Total
	Reserve	for Public		Other			Total			Loan	non-	domestic
	Bank	Deposits[2]	Banks	holders[3]	Total	Bonds	marketable	Bills[4]	Bonds[5]	levies[6]	marketable	debt
End of	(4080M)	(4081M)	(4082M)	(4092M)	(4085M)	(4086M)	(4088M)	(4100M)	(4093M)	(4103M)	(4104M)	(4105M)

31 March

2004	—	—	19 130	9 469	28 599	359 937	388 536	1 322	—	3	1 324	389 861
2005	—	—	19 486	14 963	34 449	394 436	428 885	1 629	1 297	3	2 929	431 814
2006	—	—	22 705	17 694	40 399	417 674	458 073	1 395	1 753	3	3 150	461 223
2007	—	—	35 291	10 552	45 799	420 499	466 298	1 329	1 381	3	2 713	469 010
2008	—	—	48 213	3 636	51 849	421 294	473 143	952	1 112	—	2 064	475 207
2009	—	—	67 638	-2 639	64 999	452 447	517 446	27	1 476	—	1 503	518 949

31 December

2003	—	—	12 810	11 889	24 699	370 679	395 378	1 688	—	3	1 690	397 069
2004	—	—	22 845	11 127	33 972	407 076	441 049	1 473	1 118	3	2 594	443 643
2005	—	—	21 552	17 099	38 651	433 524	472 174	1 371	1 643	3	3 016	475 191
2006	—	—	30 976	12 060	41 539	447 640	489 179	5 390	1 406	3	6 798	495 977
2007	—	—	37 175	12 874	50 049	440 544	490 593	1 062	1 158	3	2 222	492 815
2008	—	—	62 821	-115	62 706	452 027	514 733	750	1 066	—	1 816	516 549

2007: Oct	—	—	41 219	8 830	50 049	437 518	487 567	1 180	1 184	3	2 367	489 934
Nov	—	—	39 952	13 140	50 049	440 438	490 487	4 205	1 176	3	5 383	495 870
Dec	—	—	37 175	12 874	50 049	440 544	490 593	1 062	1 158	3	2 222	492 815

2008: Jan	—	—	47 501	3 148	50 649	444 404	495 053	1 219	1 138	3	2 360	497 413
Feb	—	—	55 389	2 865	58 249	422 558	480 807	1 036	1 123	3	2 162	482 969
Mar	—	—	48 213	3 636	51 849	421 294	473 143	952	1 112	—	2 064	475 207
Apr	—	—	50 680	6 190	54 899	423 833	478 732	2 953	1 088	—	4 041	482 773
May	—	—	52 459	7 039	57 219	427 442	484 661	3 218	1 072	—	4 289	488 951
Jun	—	—	56 437	4 317	60 755	429 398	490 152	1 963	1 035	—	2 998	493 150
Jul	—	—	55 204	3 840	59 044	432 869	491 912	1 016	1 009	—	2 025	493 937
Aug	—	—	55 120	4 444	59 564	437 180	496 744	947	989	—	1 936	498 680
Sep	—	—	59 077	1 491	60 568	441 383	501 951	687	985	—	1 672	503 623
Oct	—	—	61 109	320	61 429	444 731	506 160	733	994	—	1 727	507 886
Nov	—	—	61 572	57	61 629	448 837	510 466	749	1 012	—	1 761	512 227
Dec	—	—	62 821	-115	62 706	452 027	514 733	750	1 066	—	1 816	516 549

2009: Jan	—	—	62 840	-1 284	61 556	458 277	519 833	710	1 147	—	1 857	521 690
Feb	—	—	64 136	-1 540	62 596	443 734	506 330	790	1 291	—	2 080	508 411
Mar	—	—	67 638	-2 639	64 999	452 447	517 446	27	1 476	—	1 503	518 949
Apr	—	—	72 110	-761	71 349	461 836	533 185	1 014	1 571	—	2 585	535 770
May	—	—	77 504	1 225	78 729	470 124	548 853	3 645	1 741	—	5 386	554 239
Jun	—	—	80 758	10 151	90 909	477 827	568 736	277	2 052	—	2 330	571 066
Jul	—	—	79 400	7 909	87 309	489 238	576 547	5 107	2 310	—	7 417	583 964
Aug	—	—	84 223	7 126	91 349	487 349	578 698	5 600	2 838	—	8 438	587 135
Sep	—	—	84 031	11 818	95 849	500 799	596 648	12 495	3 296	—	15 791	612 439
KB405

1.	Valued at appropriate foreign exchange rates as at the end of each period.

2.	Before 31 March 1984 the National Finance Corporation.

3.	Including the Public Investment Corporation (before 1 April 2005 the Public Investment Commissioners). By mutual agreement these bills may only be sold to National Treasury.

4.	Including the Public Investment Corporation (before 1 April 2005 the Public Investment Commissioners) and Corporation for Public Deposits. Before 31 March 1984 the investments of the “earmarked funds” of the Public Debt Commissioners. Before 31 March 1984 the investments of the “pooled funds” of the Public Debt Commissioners. Before 31 July 1986 including bills held by the South African Reserve Bank and Paymaster-General.

5.	Including floating rate bonds and from May 2004 RSA government retail bonds.

6.	Including tax redemption certificates.

7.	Including the following debt and liabilities assumed by national government: Former TBVC countries, self-governing territories and former Regional Authorities in terms of section 239 of the Interim Constitution of the Republic of South Africa Act, No. 200 of 1993; the Republic of Namibia as contemplated in section 52C(1) of the Exchequer Act, No. 66 of 1975, as amended; and the South African Housing Trust in terms of the Disestablishment of the South African Housing Trust Limited Act, No. 26 of 2002.

8.	Amounts recorded in the accounts of the South African Reserve Bank as at the end of the financial year are kept constant. However, part payments from National Treasury are deducted from the outstanding balance.

9.	Amounts recorded in the accounts of National Treasury are kept constant for the following three months.

S–50	Quarterly Bulletin December 2009

South African Reserve Bank
National government debt
R millions

Loan debt
Foreign debt[1]
					Gold and
					Foreign
					Exchange		Financial
		Total			Contingency		guarantees
	Non-	foreign	Other	Total	Reserve	Total	by the
Marketable	marketable	debt	debt[7]	loan debt	Account[8]	debt	Government[9]
(4106M)	(4107M)	(4108M)	(4112M)	(4113M)	(4109M)	(4110M)	(4111M)	End of

								31 March

51 862	12 808	64 670	529	455 060	18 036	473 086	79 639	2004
53 170	16 236	69 405	458	501 678	5 292	506 970	74 072	2005
49 918	16 928	66 846	397	528 466	-1 751	526 715	67 880	2006
58 741	23 840	82 581	319	551 910	-28 514	523 396	67 783	2007
65 086	31 132	96 218	240	571 666	-72 186	499 480	64 485	2008
66 691	30 592	97 283	162	616 394	-96 835	519 559	63 079	2009

								31 December

54 374	18 243	72 617	550	470 235	29 577	499 812	77 982	2003
49 165	15 042	64 207	458	508 308	11 036	519 344	75 871	2004
51 625	17 162	68 787	397	544 375	753	545 128	70 451	2005
57 859	22 467	80 326	319	576 622	-1 751	574 871	66 941	2006
52 525	25 083	77 608	240	570 664	-28 514	542 150	69 780	2007
67 320	31 851	99 171	162	615 882	-72 186	543 696	63 351	2008

49 939	23 921	73 860	240	564 034	-28 514	535 520	68 786	2007: Oct
52 038	24 840	76 878	240	572 989	-28 514	544 474	68 786	Nov
52 525	25 083	77 608	240	570 664	-28 514	542 150	69 780	Dec

57 808	27 218	85 027	240	582 680	-28 514	554 165	69 780	2008: Jan
60 742	28 790	89 532	240	572 741	-28 514	544 227	69 780	Feb
65 086	31 132	96 218	240	571 666	-72 186	499 480	64 485	Mar
56 474	28 257	84 731	162	567 666	-72 186	495 480	64 485	Apr
56 463	28 044	84 507	162	573 620	-72 186	501 434	64 485	May
58 391	29 229	87 620	162	580 933	-72 186	508 747	63 947	Jun
54 578	27 563	82 141	162	576 240	-72 186	504 054	63 947	Jul
55 871	27 399	83 270	162	582 112	-72 186	509 926	63 947	Aug
59 386	29 136	88 521	162	592 306	-72 186	520 120	65 587	Sep
69 918	31 664	101 582	162	609 630	-72 186	537 444	65 587	Oct
70 254	31 235	101 489	162	613 878	-72 186	541 692	65 587	Nov
67 320	31 851	99 171	162	615 882	-72 186	543 696	63 351	Dec

71 251	32 181	103 431	162	625 283	-72 186	553 097	63 351	2009: Jan
69 362	30 908	100 270	162	608 843	-72 186	536 657	63 351	Feb
66 691	30 592	97 283	162	616 394	-96 835	519 559	63 079	Mar
59 398	26 597	85 995	83	621 847	-96 835	525 012	63 079	Apr
64 284	26 114	90 398	83	644 720	-96 835	547 885	63 079	May
62 184	25 162	87 347	83	658 496	-96 835	561 661	60 761	Jun
63 158	25 389	88 546	83	672 593	-96 835	575 758	60 761	Jul
63 363	25 568	88 930	83	676 149	-96 835	579 314	60 761	Aug
64 980	24 863	89 843	83	702 365	-96 835	605 530	...	Sep
KB406

1.	Valued at appropriate foreign exchange rates as at the end of each period.

2.	Before 31 March 1984 the National Finance Corporation.

3.	Including the Public Investment Corporation (before 1 April 2005 the Public Investment Commissioners). By mutual agreement these bills may only be sold to National Treasury.

4.	Including the Public Investment Corporation (before 1 April 2005 the Public Investment Commissioners) and Corporation for Public Deposits. Before 31 March 1984 the investments of the “earmarked funds” of the Public Debt Commissioners. Before 31 March 1984 the investments of the “pooled funds” of the Public Debt Commissioners. Before 31 July 1986 including bills held by the South African Reserve Bank and Paymaster-General.

5.	Including floating rate bonds and from May 2004 RSA government retail bonds.

6.	Including tax redemption certificates.

7.	Including the following debt and liabilities assumed by national government: Former TBVC countries, self-governing territories and former Regional Authorities in terms of section 239 of the Interim Constitution of the Republic of South Africa Act, No. 200 of 1993; the Republic of Namibia as contemplated in section 52C(1) of the Exchequer Act, No. 66 of 1975, as amended; and the South African Housing Trust in terms of the Disestablishment of the South African Housing Trust Limited Act, No. 26 of 2002.

8.	Amounts recorded in the accounts of the South African Reserve Bank as at the end of the financial year are kept constant. However, part payments from National Treasury are deducted from the outstanding balance.

9.	Amounts recorded in the accounts of National Treasury are kept constant for the following three months.

Quarterly Bulletin December 2009	S–51

South African Reserve Bank
Ownership distribution of domestic marketable bonds1
R millions

National government
Short term[2]
Monetary sector
	Public		Corporation			Total
	Investment	Reserve	for Public		Non-monetary	short
	Corporation[4]	Bank	Deposits[5]	Banks	private sector[6]	term
End of	(4150M)	(4151M)	(4152M)	(4153M)	(4560M)	(4158M)

31 March

2004	16 058	3 967	41	38 065	25 987	84 117
2005	25 723	2 424	27	37 695	24 102	89 972
2006	26 402	218	—	38 405	25 003	90 028
2007	29 645	748	—	24 954	33 388	88 734
2008	35 215	1 530	—	43 052	12 259	92 057
2009	2 340	—	—	36 079	8 567	46 986

31 December

2003	7 796	9 698	40	41 437	22 919	81 890
2004	16 125	7 855	41	37 825	23 572	85 417
2005	23 741	2 954	27	40 542	24 131	91 395
2006	46 341	965	—	26 247	48 322	121 875
2007	44 075	1 530	—	34 575	41 451	121 630
2008	9 291	2 295	—	46 086	19 324	76 997

2007: Apr	29 380	748	—	26 240	32 366	88 734
May	29 807	748	—	29 171	28 920	88 645
Jun	30 459	748	—	25 586	31 853	88 645
Jul	30 488	748	—	25 725	31 685	88 645
Aug	49 230	1 495	—	33 205	37 963	121 893
Sep	48 684	1 495	—	36 683	35 111	121 972
Oct	45 699	1 495	—	33 810	40 882	121 886
Nov	44 208	1 495	—	35 385	40 798	121 886
Dec	44 075	1 530	—	34 575	41 451	121 630

2008: Jan	38 199	1 530	—	48 653	30 374	118 756
Feb	36 776	1 530	—	36 815	19 511	94 633
Mar	35 215	1 530	—	43 052	12 259	92 057
Apr	34 548	1 530	—	39 644	14 983	90 705
May	32 656	1 530	—	35 898	15 225	85 310
Jun	29 423	1 530	—	40 824	13 532	85 310
Jul	28 445	1 530	—	39 525	11 802	81 303
Aug	35 612	2 295	—	41 487	24 233	103 627
Sep	27 456	2 295	—	42 359	24 448	96 557
Oct	17 385	2 295	—	41 461	29 591	90 732
Nov	17 070	2 295	—	48 083	16 439	83 887
Dec	9 291	2 295	—	46 086	19 324	76 997

2009: Jan	6 195	2 295	—	46 845	13 883	69 218
Feb	2 876	—	—	34 875	6 507	44 259
Mar	2 340	—	—	36 079	8 567	46 986
Apr	2 876	—	—	36 880	7 225	46 982
May	2 870	—	—	32 212	11 545	46 628
Jun	2 870	—	—	32 532	11 226	46 628
Jul	2 870	—	—	38 135	5 622	46 628
Aug	4 204	—	—	29 465	18	33 687
Sep	4 204	—	—	29 335	148	33 687
KB431

1.	Information based on outright ownership of government bonds as reflected in the balance sheets of the respective institutions.

2.	Outstanding maturity not exceeding 3 years.

3.	Outstanding maturity exceeding 3 years.

4.	Before 31 March 1984 the Public Debt Commissioners. Before 1 April 2005 the Public Investment Commissioners.

5.	Before 31 March 1984 the National Finance Corporation.

6.	Including domestic bonds held by non-residents.

S–52	Quarterly Bulletin December 2009

South African Reserve Bank
Ownership distribution of domestic marketable bonds1
R millions

National government
Long term[3]
	Monetary sector						Total	Total non-
Public			Non-	Total	Total	Total	sundry	financial	Total
Investment	Reserve		monetary	long	national	local	public-sector	public	public
Corporation[4]	Bank	Banks	private sector[6]	term	government	government	borrowers	enterprises	sector
(4160M)	(4161M)	(4162M)	(4562M)	(4167M)	(4086M)	(2150K)	(2169K)	(2181K)	(4564K)	End of

31 March

130 235	4 302	14 108	127 175	275 820	359 937	3 165	6 519	59 197	428 818	2004
125 220	3 833	12 474	162 938	304 465	394 436	4 665	5 466	65 800	470 368	2005
135 280	7 526	12 533	172 306	327 646	417 674	4 081	5 343	64 447	491 544	2006
127 315	6 779	25 553	172 118	331 764	420 499	5 269	5 314	67 630	498 712	2007
127 117	6 103	20 086	175 932	329 237	421 294	5 182	5 292	72 097	503 864	2008
156 163	7 221	57 731	184 346	405 461	452 447	9 137	7 643	96 029	565 256	2009

31 December

129 232	5 950	18 820	134 788	288 789	370 679	3 216	6 520	60 995	441 409	2003
131 286	5 406	22 536	162 432	321 659	407 076	4 677	5 637	64 348	481 739	2004
137 087	7 599	12 993	184 449	342 128	433 524	4 091	5 346	62 189	505 149	2005
125 206	6 779	21 722	172 059	325 765	447 640	5 296	5 316	66 904	525 155	2006
118 699	6 086	18 769	175 360	318 914	440 544	5 249	5 292	73 768	524 853	2007
147 809	5 320	37 970	183 930	375 030	452 027	9 237	7 712	80 910	549 887	2008

128 047	6 779	24 546	174 211	333 583	422 317	...	...	...	...	2007: Apr
131 496	6 779	23 716	174 886	336 877	425 522	...	...	...	...	May
135 628	6 779	23 513	173 328	339 248	427 894	5 264	5 299	65 701	504 159	Jun
136 718	6 779	20 261	177 067	340 824	429 469	...	...	...	...	Jul
117 017	6 031	19 905	167 324	310 276	432 169	...	...	...	...	Aug
117 797	6 031	17 491	171 530	312 848	434 820	5 249	5 307	67 907	513 284	Sep
116 632	6 031	18 721	174 247	315 632	437 518	...	...	...	...	Oct
117 838	6 031	19 206	175 477	318 553	440 438	...	...	...	...	Nov
118 699	6 086	18 769	175 360	318 914	440 544	5 249	5 292	73 768	524 853	Dec

123 291	6 086	19 600	176 671	325 648	444 404	...	...	...	...	2008: Jan
126 118	6 086	20 339	175 383	327 925	422 558	...	...	...	...	Feb
127 117	6 103	20 086	175 932	329 237	421 294	5 182	5 292	72 097	503 864	Mar
128 391	6 086	24 190	174 462	333 128	423 833	...	...	...	...	Apr
132 565	6 086	27 895	175 587	342 133	427 442	...	...	...	...	May
138 145	6 086	27 971	171 886	344 088	429 398	7 979	6 266	69 402	513 044	Jun
137 464	6 086	31 298	176 718	351 566	432 869	...	...	...	...	Jul
127 736	5 320	26 760	173 737	333 553	437 180	...	...	...	...	Aug
133 611	5 320	34 463	171 431	344 825	441 383	7 888	7 308	76 815	533 395	Sep
143 011	5 320	31 329	174 338	353 998	444 731	...	...	...	...	Oct
140 418	5 320	36 571	182 640	364 950	448 837	...	...	...	...	Nov
147 809	5 320	37 970	183 930	375 030	452 027	9 237	7 712	80 910	549 887	Dec

151 583	5 320	44 133	188 021	389 058	458 277	...	...	...	...	2009: Jan
155 868	7 633	54 985	180 989	399 475	443 734	...	...	...	...	Feb
156 163	7 221	57 731	184 346	405 461	452 447	9 137	7 643	96 029	565 256	Mar
157 806	7 221	54 500	195 328	414 854	461 836	...	...	...	...	Apr
160 608	7 221	48 808	206 859	423 496	470 124	...	...	...	...	May
162 414	7 221	47 075	214 490	431 199	477 827	9 842	10 029	103 885	601 584	Jun
163 467	7 221	61 552	210 370	442 610	489 238	...	...	...	...	Jul
164 562	7 221	56 660	225 219	453 662	487 349	...	...	...	...	Aug
163 388	7 221	62 222	234 280	467 112	500 799	9 842	12 029	115 017	637 686	Sep
KB432

1.	Information based on outright ownership of government bonds as reflected in the balance sheets of the respective institutions.

2.	Outstanding maturity not exceeding 3 years.

3.	Outstanding maturity exceeding 3 years.

4.	Before 31 March 1984 the Public Debt Commissioners. Before 1 April 2005 the Public Investment Commissioners.

5.	Before 31 March 1984 the National Finance Corporation.

6.	Including domestic bonds held by non-residents.

Quarterly Bulletin December 2009	S–53

South African Reserve Bank
Redemption schedule of domestic marketable bonds of national government
R millions

			Amount outstanding as at 30 September 2009
			Held by
	Coupon	Redemption	Reserve	Other
Bond	rate	date	Bank[1]	parties	Total

R154	13.000	2010-08-31	—	12 607.6	12 607.6
R154P	13.000	2010-08-31	—	333.3	333.3
		2010/11	—	12 940.9	12 940.9

R155	13.000	2011-08-31	—	12 607.6	12 607.6
R155P	13.000	2011-08-31	—	333.3	333.3
R205	variable	2012-03-31	—	7 805.0	7 805.0
		2011/12	—	20 745.9	20 745.9

R189	6.250	2013-03-31	—	40 639.4	40 639.4
		2012/13	—	40 639.4	40 639.4

R179	10.000	2013-08-01	—	60.0	60.0
Z006	0.000	2013-08-31	—	30.0	30.0
Z009	0.000	2013-11-30	—	8.9	8.9
R206	7.500	2014-01-15	—	25 842.2	25 842.2
Z018	0.000	2014-03-31	—	6.8	6.8
		2013/14	—	25 947.9	25 947.9

Z019	0.000	2014-06-30	—	25.0	25.0
R157	13.500	2014-09-15	1 175.6	18 953.6	20 129.2
R009P	13.500	2014-09-15	—	760.0	760.0
Z025	0.000	2014-11-30	—	32.6	32.6
R201	8.750	2014-12-21	1 762.2	37 258.8	39 021.0
		2014/15	2 937.8	57 030.0	59 967.8
Z014	0.000	2015-06-30	—	152.3	152.3
Z071	0.000	2015-07-01	—	500.0	500.0
R157	13.500	2015-09-15	1 175.6	18 953.6	20 129.2
R158P	13.500	2015-09-15	—	760.0	760.0
Z020	0.000	2015-10-19	—	77.9	77.9
		2015/16	1 175.6	20 443.8	21 619.4

R157	13.500	2016-09-15	1 175.6	18 953.6	20 129.2
R159P	13.500	2016-09-15	—	760.0	760.0
Z109	0.000	2016-09-15	—	1 099.0	1 099.0
		2016/17	1 175.6	20 812.6	21 988.2

R203	8.250	2017-09-15	916.9	35 585.0	36 501.9
		2017/18	916.9	35 585.0	36 501.9

R204	8.000	2018-12-21	—	36 225.0	36 225.0
		2018/19	—	36 225.0	36 225.0

Z083	0.000	2019-09-30	—	150.0	150.0
R207	7.250	2020-01-15	—	43 899.6	43 899.6
		2019/20	—	44 049.6	44 049.6

R208	6.750	2021-03-31	—	30 191.2	30 191.2
		2020/21	—	30 191.2	30 191.2
KB412

1.	Including outright ownership and bonds acquired under repurchase agreements.

S–54	Quarterly Bulletin December 2009

South African Reserve Bank
Redemption schedule of domestic marketable bonds of national government (continued)
R millions

			Amount outstanding as at 30 September 2009
			Held by
	Coupon	Redemption	Reserve	Other
Bond	rate	date	Bank[1]	parties	Total

R197	5.500	2023-12-07	—	38 719.8	38 719.8
		2023/24	—	38 719.8	38 719.8

R186	10.5	2025-12-21	338.3	22 738.6	23 076.9
R010P	10.500	2025-12-21	—	100.0	100.0
		2025/26	338.3	22 838.6	23 176.9

R186	10.500	2026-12-21	338.3	22 738.6	23 076.9
R187P	10.500	2026-12-21	—	100.0	100.0
		2026/27	338.3	22 838.6	23 176.9

R186	10.500	2027-12-21	338.3	22 738.6	23 076.9
R188P	10.500	2027-12-21	—	100.0	100.0
R210	2.600	2028-03-31	—	3 927.7	3 927.7
		2027/28	338.3	26 766.3	27 104.6
R202	3.450	2033-12-07	—	13 230.3	13 230.3
		2033/34	—	13 230.3	13 230.3

R209	6.250	2036-03-31	—	24 546.6	24 546.6
		2035/36	—	24 546.6	24 546.6

sundry	variable	perpetual	—	26.2	26.2
		perpetual	—	26.2	26.2
KB430

1.	Including outright ownership and bonds acquired under repurchase agreements.

Quarterly Bulletin December 2009	S–55

South African Reserve Bank
Interest payment schedule of domestic marketable bonds of national government as at 30 September 2009 for the coming 12 months
R millions

	Coupon	Capital	Interest	Interest	Interest	Interest
Code	rate	outstanding[1]	date	amount	date	amount

R002	5.000	0.1	15 Oct	0.0	15 Apr	0.0

R197	5.500	23 692.5	07 Dec	1 071.6	07 Jun	1 071.6
R202	3.450	10 435.0	07 Dec	250.7	07 Jun	250.7

R201	8.750	39 021.0	21 Dec	1 707.2	21 Jun	1 707.2
R186	10.500	69 230.6	21 Dec	3 634.6	21 Jun	3 634.6
R204	8.000	36 255.0	21 Dec	1 449.0	21 Jun	1 449.0
R316C	various	300.0	21 Dec	15.8	—	—
R317C	various	300.0	—	—	21 Jun	15.8

R205	variable	7 805.0	31 Dec	135.3	30 Jun	135.3

R206	7.500	25 842.2	15 Jan	969.1	15 Jul	969.1
R207	7.250	43 899.6	15 Jan	1 591.4	15 Jul	1 591.4

R179	10.000	60.0	01 Feb	3.0	01 Aug	3.0

R154	13.000	12 607.6	28 Feb	819.5	31 Aug	819.5
R155	13.000	12 607.6	28 Feb	819.5	31 Aug	819.5
R117C	various	666.7	28 Feb	43.3	—	—
R118C	various	666.7	—	—	31 Aug	43.3

R157	13.500	60 387.5	15 Mar	4 076.2	15 Sep	4 076.2
R203	8.250	36 501.9	15 Mar	1 505.7	15 Sep	1 505.7
R217C	13.500	2 280.0	16 Mar	153.9	—	—
R218C	13.500	2 280.0	—	—	15 Sep	153.9

R189	6.250	27 323.4	31 Mar	1 527.6	30 Sep	1 527.6
R208	6.750	30 191.2	31 Mar	1 019.0	30 Sep	1 019.0
R210	2.600	3 740.0	31 Mar	58.3	30 Sep	58.3
R209	6.250	24 546.6	31 Mar	767.1	30 Sep	767.1

R205	variable	7 805.0	31 Mar	135.3	30 Sep	135.3

sundry	variable	26.2	monthly	0.2	monthly	0.2

Monthly interest payments
October 2009	0.2
November 2009	0.2
December 2009	8 264.4
January 2010	2 560.7
February 2010	1 685.5
March 2010	9 243.3
April 2010	0.2
May 2010	0.2
June 2010	8 264.4
July 2010	2 560.7
August 2010	1 685.2
September 2010	9 423.3
KB411

1.	Total nominal value outstanding as at 30 September 2009.

S–56	Quarterly Bulletin December 2009

South African Reserve Bank
Marketable bonds of national government by unexpired maturity
R millions

	Domestic						Foreign[1]
	Maturity intervals						Maturity intervals
	Not	Exceeding	Exceeding			Average	Not	Exceeding			Average
	exceeding	1 but not	3 but not	Exceeding		maturity	exceeding	1 but not	Exceeding		maturity
	1 year	3 years	10 years	10 years	Total	(months)	1 year[2]	3 years	3 years	Total	(months)
End of	(4140M)	(4141M)	(4142M)	(4143M)	(4086M)	(4144M)	(4145M)	(4146M)	(4147M)	(4106M)	(4148M)

31 March

2004	26 568	57 549	162 529	113 291	359 937	98	4 790	6 973	40 099	51 862	79
2005	26 272	63 700	192 001	112 464	394 436	99	1 174	9 412	42 584	53 170	78
2006	34 987	55 041	205 753	121 892	417 674	98	5 619	6 922	37 377	49 918	68
2007	31 277	57 457	202 518	129 246	420 499	102	3 688	15 748	39 305	58 741	67
2008	24 158	67 898	196 802	132 435	421 294	104	4 204	4 956	55 926	65 086	81
2009	13 094	33 892	214 607	190 854	452 447	123	5 809	—	60 882	66 691	77

31 December

2003	26 843	55 046	180 646	108 143	370 679	93	4 994	7 361	42 018	54 374	82
2004	24 126	61 291	218 402	103 257	407 076	94	—	9 911	39 254	49 165	81
2005	27 979	63 416	227 704	114 424	433 524	94	6 737	6 984	37 904	51 625	69
2006	33 347	88 528	199 979	125 787	447 640	96	3 517	15 044	39 298	57 859	72
2007	30 961	90 670	195 659	123 255	440 544	97	3 290	4 166	45 069	52 525	83
2008	38 185	38 812	204 979	170 051	452 027	115	5 693	—	61 628	67 320	80

2007: Apr	31 277	57 457	203 005	130 578	422 317	101	8 355	10 597	38 593	57 546	66
May	31 188	57 457	204 135	132 742	425 522	100	6 663	4 356	45 057	56 076	85
Jun	31 188	57 457	204 142	135 106	427 894	100	6 573	4 322	44 713	55 608	85
Jul	31 188	57 457	204 614	136 210	429 469	99	3 194	4 338	45 289	52 821	89
Aug	31 213	90 680	172 209	138 068	432 169	99	3 212	4 365	45 652	53 229	88
Sep	31 206	90 766	194 531	118 317	434 820	98	3 199	4 203	44 631	52 034	87
Oct	31 216	90 670	195 417	120 215	437 518	98	3 102	4 001	42 836	49 939	85
Nov	31 216	90 670	196 294	122 259	440 438	97	3 271	4 108	44 659	52 038	83
Dec	30 961	90 670	195 659	123 255	440 544	97	3 290	4 166	45 069	52 525	83

2008: Jan	27 015	91 741	195 853	129 795	444 404	99	3 629	4 546	49 634	57 808	83
Feb	27 015	67 618	196 320	131 605	422 558	104	3 850	4 728	52 164	60 742	82
Mar	24 158	67 898	196 802	132 435	421 294	104	4 204	4 956	55 926	65 086	81
Apr	24 209	66 495	197 729	135 400	423 833	104	—	4 647	51 827	56 474	85
May	18 814	66 495	202 351	139 781	427 442	105	—	4 656	51 807	56 463	86
Jun	18 814	66 495	204 475	139 613	429 398	104	4 781	—	53 610	58 391	85
Jul	18 814	62 489	203 046	148 520	432 869	106	4 485	—	50 092	54 578	84
Aug	47 069	56 559	173 229	160 324	437 180	109	4 713	—	51 158	55 871	83
Sep	44 712	51 845	173 482	171 344	441 383	110	5 060	—	54 326	59 386	82
Oct	42 764	47 969	174 232	179 767	444 731	112	6 185	—	63 733	69 918	83
Nov	40 482	43 405	174 532	190 418	448 837	115	6 201	—	64 053	70 254	82
Dec	38 185	38 812	204 979	170 051	452 027	115	5 693	—	61 628	67 320	80

2009: Jan	35 592	33 626	207 430	181 629	458 277	117	6 243	—	65 008	71 251	81
Feb	14 787	29 472	216 194	183 281	443 734	122	6 149	—	63 214	69 362	78
Mar	13 094	33 892	214 607	190 854	452 447	123	5 809	—	60 882	66 691	77
Apr	13 059	33 923	221 655	193 199	461 836	122	—	5 180	54 217	59 398	86
May	12 941	33 687	225 470	198 026	470 124	121	—	—	84 079	64 284	99
Jun	12 941	33 687	228 024	203 176	477 827	121	—	—	62 184	62 184	98
Jul	12 941	33 687	232 691	209 919	489 238	120	—	—	63 158	63 158	97
Aug	12 941	20 746	237 588	216 073	487 349	123	—	—	63 363	63 363	96
Sep	12 941	20 746	243 040	224 072	500 799	123	—	—	64 980	64 980	96
KB408

1.	Adjusted for appropriate foreign exchange rates as at the end of each period.

2.	Including revolving credit loans.

Quarterly Bulletin December 2009	S–57

South African Reserve Bank
National government debt denominated in foreign currencies
R millions

	Marketable foreign debt					Non-marketable foreign debt
											Total
		British		Japanese	Total		British		Japanese		non-
	US dollar	pound	Euro[1]	yen	marketable	US dollar	pound	Euro	yen	Other[2]	marketable	Total
End of	(4440M)	(4441M)	(4443M)	(4444M)	(4446M)	(4447M)	(4452M)	(4453M)	(4454)	(4449M)	(4450M)	(4451M)

31 March

2004	21 021	1 169	19 856	9 816	51 862	2 511	502	9 029	101	665	12 808	64 670
2005	26 810	1 174	18 184	7 001	53 170	3 070	717	11 450	91	908	16 236	69 405
2006	26 682	—	16 907	6 329	49 918	2 626	775	11 488	77	1 962	16 928	66 846
2007	27 186	—	24 179	7 376	58 741	3 131	1 317	14 965	84	4 344	23 840	82 581
2008	30 395	—	29 805	4 886	65 086	3 980	1 445	18 530	103	7 074	31 132	96 218
2009	35 630	—	25 277	5 785	66 691	5 432	1 392	16 217	113	7 438	30 592	97 283

31 December

2003	21 912	1 183	21 346	9 932	54 374	7 421	403	9 618	102	699	18 243	72 616
2004	24 209	1 086	17 277	6 593	49 165	2 742	664	10 808	85	743	15 042	64 207
2005	27 196	1 092	16 864	6 472	51 625	3 227	781	11 393	79	1 683	17 162	68 787
2006	27 880	—	22 945	7 034	57 859	3 013	1 189	14 306	80	3 879	22 467	80 326
2007	25 554	—	23 326	3 645	52 525	3 344	1 216	14 953	77	5 494	25 083	77 608
2008	34 917	—	26 224	6 179	67 320	5 346	1 361	17 419	121	7 604	31 851	99 171

2007: Apr	26 401	—	24 057	7 088	57 546	2 948	1 246	14 879	81	4 339	23 492	81 038
May	26 718	—	22 332	7 026	56 076	2 967	1 247	14 728	77	4 420	23 438	79 514
Jun	26 511	—	22 220	6 877	55 608	3 335	1 253	14 587	75	4 968	24 218	79 827
Jul	26 605	—	22 646	3 569	52 821	3 331	1 275	14 676	78	5 176	24 537	77 357
Aug	26 774	—	22 772	3 683	53 229	3 352	1 276	14 725	81	5 126	24 560	77 789
Sep	25 780	—	22 680	3 574	52 034	3 234	1 236	14 854	78	5 225	24 627	76 661
Oct	25 198	—	23 188	3 652	52 038	3 117	1 143	14 335	75	5 251	23 921	75 959
Nov	25 198	—	23 188	3 652	52 038	3 197	1 176	14 938	77	5 452	24 840	76 878
Dec	25 554	—	23 326	3 645	52 525	3 344	1 216	14 953	77	5 494	25 083	77 608

2008: Jan	27 881	—	25 729	4 199	57 808	3 649	1 321	16 057	89	6 102	27 218	85 027
Feb	28 988	—	27 292	4 451	60 731	3 794	1 369	16 990	94	6 541	28 788	89 519
Mar	30 395	—	29 805	4 886	65 086	3 980	1 445	18 530	103	7 074	31 132	96 218
Apr	28 500	—	23 617	4 357	56 474	3 623	1 276	16 930	92	6 336	28 257	84 731
May	28 556	—	23 587	4 320	56 463	3 626	1 282	16 693	88	6 356	28 044	84 507
Jun	29 326	—	24 628	4 438	58 391	3 782	1 382	17 338	90	6 637	29 229	87 620
Jul	27 511	—	22 982	4 084	54 578	3 837	1 292	15 727	83	6 625	27 563	82 141
Aug	28 910	—	22 701	4 260	55 871	4 031	1 251	15 493	87	6 537	27 399	83 270
Sep	31 033	—	23 636	4 717	59 386	4 558	1 327	16 167	96	6 988	29 136	88 521
Oct	37 938	—	25 769	6 211	69 918	5 422	1 378	17 447	127	7 290	31 664	101 582
Nov	38 031	—	25 846	6 376	70 254	5 430	1 304	17 263	125	7 113	31 235	101 489
Dec	34 917	—	26 224	6 179	67 320	5 346	1 361	17 419	121	7 604	31 851	99 171

2009: Jan	38 291	—	26 144	6 816	71 251	5 830	1 479	16 846	134	7 893	32 181	103 431
Feb	37 713	—	25 455	6 195	69 362	5 742	1 443	16 402	121	7 206	30 914	100 276
Mar	35 630	—	25 277	5 785	66 691	5 432	1 392	16 217	113	7 438	30 592	97 283
Apr	31 774	—	22 447	5 177	59 398	4 676	1 206	14 193	101	6 420	26 597	85 995
May	36 893	—	22 409	4 981	64 284	4 388	1 235	13 965	94	6 433	26 114	90 398
Jun	35 664	—	21 717	4 804	62 184	4 241	1 228	13 453	90	6 150	25 162	87 347
Jul	36 221	—	22 036	4 901	63 158	4 283	1 290	13 213	92	6 510	25 389	88 546
Aug	36 128	—	22 225	5 010	63 363	4 262	1 262	13 286	94	6 663	25 568	88 930
Sep	38 247	—	21 757	4 977	64 980	4 073	1 194	12 986	94	6 517	24 863	89 843
KB424

1.	Including bonds issued in other European currencies until March 1999. As from 1 January 2002 outstanding German mark bonds were converted into euro bonds. Including Swiss franc, special drawing rights and Austrian schilling.

2.	Including German mark, Swiss franc, Austrian schilling, Swedish krona and the gold currency.

S–58	Quarterly Bulletin December 2009

South African Reserve Bank
Redemption schedule of foreign debt of national government as at 30 September 2009
Millions

	Coupon	Redemption	Capital
Description	rate	date	repayment

Barclays	various	2009-10-15		$20.549
Barclays	various	2009-10-15		€13.279
Barclays	various	2009-10-15		£6.827
Barclays	various	2009-10-15	XAU	0.026
Barclays	various	2009-10-15	SEK	101.448
AKA-Commerzbank	7.320	2009-10-29		$0.252
AKA-Commerzbank	various	2009-10-29		€5.244
Kwandebele Water Project	2.500	2008-11-20		¥47.040
Société Générale	4.890	2009-11-30		€3.604
AKA-Commerzbank	7.320	2009-11-30		$0.562
AKA-Commerzbank	various	2009-11-30		€14.708
AKA-Commerzbank	7.320	2009-12-30		$0.270
AKA-Commerzbank	various	2009-12-30		€7.354
World Bank	various	2010-01-15		$1.896
AKA-Commerzbank	7.320	2010-01-25		$1.286
AKA-Commerzbank	various	2010-01-25		€39.715
Société Générale	4.890	2010-03-01		€3.689
Société Générale	4.890	2010-03-29		€1.873

Fiscal 2010/11	various	various		¥94.080
				$61.766
				€178.930
				£13.654
			XAU	0.026
			SEK	202.895

Fiscal 2011/12	various	various		¥94.080
				$67.108
				€189.929
				£13.654
			SEK	586.664

Fiscal 2012/13	various	various		¥94.080
				$1 066.235
				€189.929
				£13.654
			SEK	586.664

Fiscal 2013/14	various	various		¥94.080
				$64.909
				€1 417.867
				£13.654
			SEK	586.664

Fiscal 2014/15	various	various		¥94.080
				$1 062.763
				€136.872
				£13.654
			SEK	586.664

Fiscal 2015/16	various	various		¥94.080
				$61.841
				€105.210
				£13.654
			SEK	586.664

Fiscal 2016/17	various	various		¥94.080
				$42.122
				€810.364
				£3.976
			SEK	586.664

Fiscal 2017/18	various	various		¥94.080
				$171.722
				€32.913
				£3.660
			SEK	586.664

Fiscal 2018/19	various	various		¥94.080
				$30.610
				€20.217
				£3.660
			SEK	586.664

Fiscal 2019/20	various	various		¥94.080
				$2 018.591
				€10.999
			SEK	383.768

Fiscal 2020/21	various	various		¥30 094.080
				$15.417
				€10.999
			SEK	383.768

Fiscal 2021/22	various	various		¥30 047.040
				$1 000.000
KB429

Quarterly Bulletin December 2009	S–59

South African Reserve Bank
Interest payment schedule of foreign debt of national government as at 30 September 2009 for the coming 12 months
Millions

	Coupon	Capital		Interest	Interest
Description	rate	outstanding[1]		date	amount

Barclays	various		$499.309	15 October		$14.881
Barclays	various		€311.591	15 October		€7.594
Barclays	various		£100.050	15 October		£2.878
Barclays	various	XAU	0.051	15 October	XAU	0.000
Barclays	various	SEK	5 765.188	15 October	SEK	140.230
RSA 7.375% $1 billion Notes	7.375		$1 000.000	25 October		$36.875
AKA-Commerzbank	7.320		$2.520	29 October		$0.093
AKA-Commerzbank	various		€52.439	29 October		€1.018
Kwandebele Water Project	2.500		¥1 128.960	20 November		¥14.228
RSA 6.875% $1.5 billion Notes	6.875		$2 000.000	27 November		$68.750
AKA-Commerzbank	7.320		$4.796	30 November		$0.180
AKA-Commerzbank	various		€125.017	30 November		€1.610
Société Générale	4.890		€41.457	30 November		€1.047
Japanese Yen Notes	3.800		¥30 000.000	30 November		¥570.000
RSA 5.875% $1 billion Notes	5.875		$1 000.000	01 December		$29.375
RSA 6.5% $1 billion Notes	6.500		$1 000.000	02 December		$32.500
Yankee Bond Issue	8.500		$140.683	23 December		$5.979
AKA-Commerzbank	7.320		$1.892	30 December		$0.070
AKA-Commerzbank	various		€51.478	30 December		€1.012
World Bank	various		$11.234	15 January		$0.227
AKA-Commerzbank	7.320		$18.026	25 January		$0.674
AKA-Commerzbank	various		€554.219	25 January		€10.225
World Bank Municipal Financial Project	various		$9.439	15 February		$0.230
Société Générale	4.890		€36.893	01 March		€0.927
3.8% JPY 30 000 million Notes	3.800		¥30 000.000	06 March		¥570.000
Société Générale	4.890		€20.601	30 March		€0.509
RSA EUR 750 million Notes	4.500		€750.000	05 April		€33.750
KB428

1.	Total nominal value outstanding in foreign currency as at 30 September 2009.

S–60	Quarterly Bulletin December 2009

South African Reserve Bank
Interest payment schedule of foreign debt of national government as at 30 September 2009 for the coming 12 months (continued)
Millions

	Coupon	Capital		Interest	Interest
Description	rate	outstanding[1]		date	amount

Barclays	various		$478.761	15 April		$13.894
Barclays	various		€298.312	15 April		€6.466
Barclays	various		£93.223	15 April		£2.714
Barclays	various	XAU	0.026	15 April	XAU	0.000
Barclays	various	SEK	5 663.741	15 April	SEK	114.510
RSA 7.375% $1 billion Notes	7.375		$1000.000	25 April		$36.875
AKA-Commerzbank	7.320		$2.268	29 April		$0.084
AKA-Commerzbank	various		€47.195	29 April		€0.921
RSA 5.25% Notes Due May 16 2013	5.250		€1 250.000	16 May		€65.625
Kwandebele Water Project	2.500		¥1 081.920	20 May		¥13.413
RSA 6.875% $1.5 billion Notes	6.875		$2000.00	27 May		$68.750
Société Générale	4.890		€37.853	28 May		€0.920
RSA 5.875% $1 billion Notes	5.875		$1000.000	30 May		$29.375
AKA-Commerzbank	7.320		$4.234	31 May		$0.157
AKA-Commerzbank	various		€110.309	31 May		€2.431
Japanese Yen Notes	3.800		¥30 000.000	31 May		¥570.000
RSA 6.50% $1 billion Notes	6.500		$1000.000	02 June		$32.500
Yankee Bond Issue	8.500		$140.683	23 June		$5.979
AKA-Commerzbank	7.320		$1.621	30 June		$0.060
AKA-Commerzbank	various		€44.124	30 June		€1.079
World Bank	various		$9.337	15 July		$0.184
AKA-Commerzbank	7.320		$16.740	25 July		$0.616
AKA-Commerzbank	various		€514.504	25 July		€9.338
World Bank Municipal Financial Project	various		$9.439	15 August		$0.230
Société Générale	4.890		€33.203	28 August		€0.821
3.8% JPY 30 000 million Notes	3.800		¥30 000.000	06 September		¥570.000
Société Générale	4.890		€18.728	28 September		€0.466

Monthly interest payments
October 2009		$51.849
		€8.612
		£2.878
	XAU	0.000
	SEK	140.230

November 2009		$68.930
		€2.657
		¥584.228

December 2009		$67.924
		€1.012

January 2010		$0.901
		€10.225

February 2010		$0.230

March 2010		€1.436
		¥570.000

April 2010		$50.853
		€41.137
		£2.714
	XAU	0.000
	SEK	114.510

May 2010		$98.282
		€68.976
		¥570.000

June 2010		$38.539
		€1.079

July 2010		$0.800
		€9.338

August 2010		$0.230
		€0.821

September 2010		€0.466
		¥570.000
KB428

1.	Total nominal value outstanding in foreign currency as at 30 September 2009.

Quarterly Bulletin December 2009	S–61

South African Reserve Bank
Ownership distribution of domestic marketable bonds of local governments1
R millions

		Private non-banking sector						Public sector
			Self-						Local
			administered	Other				Public	governments
	Monetary		pension	financial	Other	Personal	Non-	Investment	and public	Internal
	sector	Insurers	funds	institutions[2]	companies[3]	sector	residents[4]	Corporation[5]	enterprises[8]	funds[6]	Total
End of	(2140K)	(2141K)	(2142K)	(2143K)	(2144K)	(2145K)	(2146K)	(2147K)	(2148K)	(2149K)	(2150K)

31 March

2007	148	295	13	4 006	260	10	0	465	71	2	5 269
2008	112	293	13	3 986	237	9	0	465	65	1	5 182
2009	1 650	286	1 425	4 453	202	1	—	804	316	1	9 137

2007: 04	140	297	13	4 005	248	9	0	465	70	2	5 249

2008: 01	112	293	13	3 986	237	9	0	465	65	1	5 182
02	1 562	331	261	4 546	235	8	0	715	319	1	7 979
03	1 557	316	261	4 506	221	2	0	705	319	1	7 888
04	1 661	316	1 425	4 509	204	1	0	804	316	1	9 237

2009: 01	1 650	286	1 425	4 453	202	1	—	804	316	1	9 137
02	1 764	772	2 035	4 427	69	1	24	459	291	—	9 842
03	1 764	786	1 999	4 432	58	1	24	487	291	—	9 842
KB209
Ownership distribution of domestic marketable bonds of non-financial public enterprises7
R millions

	Monetary sector		Private non-banking sector						Public sector
	Reserve			Self-						Local
	Bank			administered	Other				Public	authorities
	and			pension	financial	Other	Personal	Non-	Investment	and public	Internal
	CPD	Other	Insurers	funds	institutions[2]	companies[3]	sector	residents[4]	Corporation[5]	enterprises[8]	funds[6]	Total
End of	(2170K)	(2171K)	(2172K)	(2173K)	(2174K)	(2175K)	(2176K)	(2177K)	(2178K)	(2179K)	(2180K)	(2181K)

31 March

2007	...	...	...	...	...	...	...	...	...	...	1 205	67 630
2008	...	...	...	...	...	...	...	...	...	...	1 023	72 097
2009	...	...	...	...	...	...	...	...	...	...	495	96 029

2007: 04	...	...	...	...	...	...	...	...	...	...	1 084	73 768

2008: 01	...	...	...	...	...	...	...	...	...	...	1 023	72 097
02	...	...	...	...	...	...	...	...	...	...	1 090	69 402
03	...	...	...	...	...	...	...	...	...	...	1 140	76 815
04	...	...	...	...	...	...	...	...	...	...	1 140	80 910

2009: 01	...	...	...	...	...	...	...	...	...	...	495	96 029
02	...	...	...	...	...	...	...	...	...	...	353	103 885
03	...	...	...	...	...	...	...	...	...	...	77	115 017
KB211

1.	Including metropolitan, district and local municipalities. Before January 1990 including water boards.

2.	Including unit trusts and finance companies.

3.	Including nominee companies.

4.	Excluding nominee companies.

5.	Before 1 April 2005 the Public Investment Commissioners. Including small amounts in respect of social security funds and the national government.

6.	Own securities held by redemption and other internal funds.

7.	Public corporations (e.g. Eskom) and government enterprises, including water boards from January 1990. Information not available at present.

8.	Including asset acquisition against bonds issued.

S–62	Quarterly Bulletin December 2009

South African Reserve Bank
Government deposits
R millions

	National government				Provincial governments				Other government accounts
		Exchequer				Corporation				Corporation
		and PMG	Paymaster-			for				for
	Reserve	balances	General		Reserve	Public			Reserve	Public
	Bank[1]	with banks	Account[2]	Total	Bank	Deposits[3]	Banks	Total	Bank	Deposits[3]	Banks[4]	Total	Total
End of	(4120M)	(4072H)	(4121M)	(4125M)	(4126M)	(4127M)	(4128M)	(4129M)	(4122M)	(4123M)	(4124M)	(4131M)	(4130M)

31 March

2004	196	12 473	—	12 669	—	34	8 428	8 462	8	2 810	38 752	41 570	62 701
2005	908	29 963	—	30 870	—	-41	12 712	12 672	1	2 389	44 765	47 156	90 697
2006	39 780	18 408	—	58 187	—	2 242	8 369	10 610	21	2 367	52 757	55 144	123 942
2007	45 667	29 647	—	75 315	—	2 653	7 019	9 672	189	2 176	94 410	96 775	181 762
2008	63 109	30 700	—	93 809	—	2 445	8 384	10 830	1 536	2 202	84 536	88 274	192 912
2009	70 065	31 284	—	101 349	—	-3 323	6 540	3 217	203	1 574	97 531	99 308	203 874

31 December

2003	5 394	32 821	—	38 215	—	33	8 324	8 357	620	2 441	32 329	35 390	81 962
2004	7 130	39 766	—	46 895	—	-4	12 221	12 216	341	2 176	40 351	42 868	101 979
2005	26 525	43 409	—	69 934	—	8 021	9 942	17 963	478	2 324	49 996	52 798	140 695
2006	41 842	57 992	—	99 835	—	9 465	8 612	18 077	595	2 185	68 350	71 130	189 041
2007	63 747	39 650	—	103 396	—	6 120	7 738	13 858	803	2 290	89 869	92 962	210 216
2008	69 007	33 033	—	102 040	—	-2 160	6 794	4 633	417	2 022	104 609	107 047	213 721

2007: Apr	48 749	15 159	—	63 909	—	6 855	7 000	13 856	228	2 332	96 242	98 802	176 566
May	49 079	8 457	—	57 536	—	9 058	7 294	16 353	232	2 313	93 822	96 367	170 256
Jun	49 338	29 214	—	78 552	—	11 572	10 117	21 689	223	2 088	88 241	90 551	190 792
Jul	54 453	12 063	—	66 516	—	10 748	10 466	21 214	264	2 123	89 861	92 247	179 978
Aug	57 436	11 308	—	68 744	—	9 722	9 728	19 450	340	2 070	95 356	97 767	185 960
Sep	59 333	26 068	1	85 402	—	10 255	9 744	19 999	354	2 028	93 284	95 666	201 067
Oct	60 538	20 339	—	80 877	—	8 559	8 897	17 455	370	2 455	89 583	92 409	190 741
Nov	60 829	18 132	—	78 961	—	8 596	8 498	17 094	299	2 417	88 556	91 272	187 327
Dec	63 747	39 650	—	103 396	—	6 120	7 738	13 858	803	2 290	89 869	92 962	210 216

2008: Jan	62 645	44 143	—	106 789	—	7 321	10 038	17 359	211	2 500	74 539	77 250	201 398
Feb	63 166	15 163	—	78 329	—	8 475	10 423	18 898	571	2 341	79 940	82 853	180 080
Mar	63 109	30 700	—	93 809	—	2 445	8 384	10 830	1 536	2 202	84 536	88 274	192 912
Apr	63 411	14 073	—	77 484	—	5 856	7 505	13 361	16	2 300	85 406	87 722	178 567
May	63 424	9 056	—	72 480	—	4 974	7 733	12 707	68	2 197	88 217	90 483	175 670
Jun	63 524	38 667	—	102 191	—	5 000	7 160	12 160	111	2 245	86 016	88 371	202 722
Jul	66 611	18 104	—	84 716	—	3 214	6 810	10 025	214	2 210	85 076	87 500	182 241
Aug	63 824	25 529	—	89 353	—	2 589	6 965	9 554	264	2 199	88 741	91 204	190 111
Sep	65 884	33 224	—	99 108	—	501	6 851	7 352	383	1 946	96 717	99 047	205 507
Oct	66 032	23 614	—	89 646	—	-767	5 883	5 116	493	2 096	104 059	106 649	201 410
Nov	67 444	15 278	—	82 721	—	-2 393	6 229	3 836	523	2 056	105 122	107 700	194 258
Dec	69 007	33 033	—	102 040	—	-2 160	6 794	4 633	417	2 022	104 609	107 047	213 721

2009: Jan	69 395	29 155	—	98 550	—	-1 775	7 126	5 351	156	2 027	105 458	107 641	211 542
Feb	68 547	7 438	—	75 985	—	-1 016	7 541	6 526	82	2 494	104 267	106 843	189 354
Mar	70 065	31 284	—	101 349	—	-3 323	6 540	3 217	203	1 574	97 531	99 308	203 874
Apr	66 092	12 590	—	78 682	—	964	8 949	9 913	311	1 607	101 535	103 453	192 047
May	71 722	10 927	—	82 650	—	1 295	9 081	10 376	5 490	1 400	96 619	103 508	196 534
Jun	70 503	29 377	—	99 880	—	1 972	6 631	8 603	4 300	1 435	96 132	101 866	210 349
Jul	69 603	15 471	—	85 073	—	1 159	7 675	8 834	124	1 374	95 323	96 821	190 727
Aug	69 237	9 673	—	78 910	—	2 134	7 552	9 686	3 590	1 337	94 969	99 896	188 492
Sep	73 011	23 236	—	96 247	—	2 992	7 606	10 598	7 426	1 352	91 927	100 705	207 550
KB407

1.	Including net transfers to the Stabilisation Account.

2.	Including investments.

3.	Before 31 March 1984 deposits with the “pooled funds” of the Public Debt Commissioners.

4.	Before 29 April 1994 including deposits of the former TBVC countries and self-governing territories.

Quarterly Bulletin December 2009	S–63

South African Reserve Bank
Government finance statistics of national government1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4700K	)	18 910	10 403	24 311	-1 189	-11 121	-1 569	-228	-14 106	-52 702	-46 608

Cash receipts from operating activities	(4701K	)	153 562	162 808	585 227	142 602	158 040	165 725	172 686	639 054	133 001	146 210
Taxes	(4702K	)	151 177	158 676	571 644	140 906	152 186	162 097	168 719	623 909	127 774	143 632
Social contributions	(4703K	)	—	—	—	—	—	—	—	—	—	—
Grants[2]	(4175K	)	—	689	719	133	123	212	1 301	1 769	830	275
Other receipts[3]	(4704K	)	2 384	3 442	12 863	1 563	5 731	3 416	2 666	13 376	4 396	2 304

Cash payments for operating activities	(4705K	)	134 651	152 404	560 916	143 791	169 161	167 294	172 914	653 160	185 703	192 818
Compensation of employees	(4706K	)	14 692	14 589	56 268	13 933	16 140	16 197	16 819	63 088	16 430	17 547
Purchases of goods and services	(4707K	)	11 103	5 698	34 783	4 584	9 155	10 055	13 964	37 758	21 957	6 655
Interest	(4178K	)	7 951	18 211	52 835	10 463	17 166	10 658	16 039	54 326	12 285	15 887
Subsidies	(4708K	)	1 911	4 684	10 574	5 894	5 618	4 507	1 559	17 578	9 571	8 780
Grants[4]	(4709K	)	78 773	80 932	317 857	85 350	94 045	98 002	102 378	379 775	98 013	112 972
Social benefits	(4710K	)	15 913	16 188	65 766	17 761	19 223	21 787	17 917	76 687	19 602	24 023
Other expense[5]	(4711K	)	4 309	12 102	22 833	5 805	7 814	6 089	4 239	23 948	7 844	6 955

Net cash flow from investment in non-financial assets	(4712K	)	-1 834	-3 728	-7 726	-1 026	-2 402	-2 534	-2 996	-8 959	-1 287	-1 963

Purchases of non-financial assets	(4181K	)	1 884	3 876	7 956	1 027	2 405	2 536	3 001	8 969	1 288	1 965
Sales of non-financial assets	(4173K	)	49	148	230	1	2	2	5	10	1	3

Cash surplus (+)/deficit (-)	(4713K	)	17 076	6 675	16 584	-2 215	-13 523	-4 103	-3 224	-23 065	-53 989	-48 571

Net cash flow from financing activities	(4714K	)	3 062	-19 539	-1 019	12 477	7 543	13 262	528	33 810	51 586	36 905
Net acquisition of financial assets other than cash[6]	(4715K	)	11	-290	-564	-96	-36	-99	-8	-239	-92	-116
Net incurrence of liabilities[7]	(4716K	)	3 051	-19 250	-455	12 573	7 578	13 362	536	34 049	51 679	37 021
Domestic	(4717K	)	2 947	-18 883	3 048	15 405	6 545	12 462	899	35 311	45 369	33 259
Foreign	(4718K	)	104	-366	-3 504	-2 832	1 033	900	-363	-1 262	6 310	3 762

Net change in stock of cash[8]	(4719K	)	20 138	-12 864	15 565	10 262	-5 981	9 159	-2 696	10 744	-2 402	-11 666
KB413
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001[1]	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4701F	)	166 693	188 364	210 444	224 458	258 402	288 516	307 229	359 526	428 393	506 627
Cash payments for operating activities	(4705F	)	189 033	205 904	222 263	240 253	264 924	299 493	336 309	387 166	428 064	493 910
Net cash flow from operating activities	(4700F	)	-22 340	-17 540	-11 819	-15 795	-6 521	-10 977	-29 080	-27 640	329	12 717
Net cash flow from investment in non-financial assets	(4712F	)	-3 380	-4 125	-3 238	-3 418	-4 529	-5 195	-5 171	-4 931	-7 197	-6 668
Cash surplus (+)/deficit (-)	(4713F	)	-25 720	-21 665	-15 057	-19 213	-11 050	-16 172	-34 251	-32 571	-6 868	6 049
Net cash flow from financing activities	(4714F	)	26 033	22 125	16 047	14 505	12 898	17 188	34 671	44 943	28 144	5 526
Net change in stock of cash[8]	(4719F	)	313	461	989	-4 709	1 848	1 016	420	12 372	21 276	11 575
KB438

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-). Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions and is therefore not strictly comparable with data prior to April 2000.

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

S–64	Quarterly Bulletin December 2009

South African Reserve Bank
Government finance statistics of extra-budgetary institutions1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4725K	)	1 548	3 303	7 955	3 567	4 273	781	497	9 118	2 986	3 272

Cash receipts from operating activities	(4726K	)	18 834	16 915	75 693	17 892	25 044	22 004	23 411	88 351	22 106	29 038
Taxes	(4200K	)	30	30	118	32	32	32	32	129	34	34
Social contributions	(4727K	)	—	—	—	—	—	—	—	—	—	—
Grants[2]	(4205K	)	11 587	9 384	46 397	10 175	17 315	14 088	15 163	56 741	13 815	19 934
Other receipts[3]	(4201K	)	7 218	7 502	29 178	7 685	7 696	7 884	8 215	31 481	8 257	9 070

Cash payments for operating activities	(4728K	)	17 286	13 612	67 738	14 325	20 772	21 223	22 914	79 234	19 120	25 766
Compensation of employees	(4729K	)	6 712	6 566	26 265	6 410	6 502	6 858	6 908	26 678	7 412	7 839
Purchases of goods and services	(4730K	)	8 999	5 413	34 937	5 376	10 994	11 653	13 259	41 283	8 387	15 084
Interest	(4208K	)	78	67	293	59	66	89	83	297	83	102
Subsidies	(4731K	)	—	—	—	—	—	—	—	—	—	—
Grants[4]	(4732K	)	—	—	—	—	—	—	—	—	—	—
Social benefits	(4733K	)	—	—	—	—	—	—	—	—	—	—
Other expense[5]	(4734K	)	1 497	1 566	6 243	2 480	3 209	2 623	2 664	10 975	3 238	2 741

Net cash flow from investment in non-financial assets	(4735K	)	-911	-873	-3 536	-819	-874	-945	-1 174	-3 812	-952	-1 076

Purchases of non-financial assets	(4211K	)	993	1 041	3 824	1 724	931	1 747	1 633	6 035	1 056	1 102
Sales of non-financial assets	(4203K	)	82	169	287	905	57	802	459	2 223	105	26

Cash surplus (+)/deficit (-)	(4736K	)	637	2 430	4 419	2 748	3 399	-164	-677	5 306	2 034	2 196

Net cash flow from financing activities	(4737K	)	114	182	-267	-2 035	-469	330	-150	-2 325	-1 132	-225
Net acquisition of financial assets other than cash[6]	(4738K	)	295	-5	80	-1 373	-288	142	146	-1 374	-686	-46
Net incurrence of liabilities[7]	(4739K	)	-181	187	-346	-661	-181	188	-296	-951	-446	-179
Domestic	(4740K	)	-181	187	-346	-661	-181	188	-296	-951	-446	-179
Foreign	(4741K	)	—	—	—	—	—	—	—	—	—	—

Net change in stock of cash[8]	(4742K	)	751	2 613	4 153	713	2 929	165	-827	2 981	902	1 970
KB414
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4726F	)	20 418	22 631	24 494	32 548	39 814	40 454	51 639	54 680	62 902	65 213
Cash payments for operating activities	(4728F	)	20 038	22 200	23 634	28 545	34 947	37 645	46 714	49 085	55 321	58 833
Net cash flow from operating activities	(4725F	)	380	431	860	4 003	4 867	2 809	4 925	5 594	7 580	6 380
Net cash flow from investment in non-financial assets	(4735F	)	-1 993	-1 555	-1 143	-1 284	-2 018	-2 031	-2 416	-2 374	-2 675	-3 229
Cash surplus (+)/deficit (-)	(4736F	)	-1 613	-1 124	-283	2 719	2 849	778	2 509	3 220	4 905	3 151
Net cash flow from financing activities	(4737F	)	159	111	28	-246	-338	-368	-2 050	-634	-1 166	-1 096
Net change in stock of cash[8]	(4742F	)	-1 454	-1 013	-255	2 473	2 511	409	459	2 586	3 739	2 055
KB439

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-).

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

Quarterly Bulletin December 2009	S–65

South African Reserve Bank
Government finance statistics of social security funds1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4750K	)	2 240	2 075	8 502	2 448	3 918	4 473	1 634	12 473	1 688	2 136

Cash receipts from operating activities	(4751K	)	7 445	7 301	29 297	8 210	9 240	11 422	8 255	37 127	8 970	9 527
Taxes	(4752K	)	1 998	2 165	7 920	2 068	2 223	2 244	2 310	8 845	2 507	2 924
Social contributions	(4753K	)	3 320	2 540	12 974	3 971	4 723	2 955	2 726	14 375	3 746	3 806
Grants[2]	(4235K	)	1 036	1 003	4 114	1 135	1 100	3 797	1 098	7 130	1 271	1 232
Other receipts[3]	(4231K	)	1 092	1 594	4 290	1 036	1 194	2 426	2 121	6 777	1 445	1 566

Cash payments for operating activities	(4754K	)	5 204	5 226	20 795	5 762	5 322	6 948	6 621	24 654	7 282	7 391
Compensation of employees	(4755K	)	439	638	1 990	498	627	599	629	2 354	584	649
Purchases of goods and services	(4756K	)	1 140	588	3 761	1 119	350	1 329	1 556	4 354	2 308	1 569
Interest	(4247K	)	0	0	1	0	0	0	1	1	4	—
Subsidies	(4757K	)	—	—	—	—	—	—	—	—	—	—
Grants[4]	(4758K	)	—	0	0	—	—	—	—	—	—	—
Social benefits	(4759K	)	3 584	3 958	14 878	4 135	4 334	5 009	4 424	17 901	4 298	5 099
Other expense[5]	(4760K	)	41	41	165	11	11	11	11	44	87	74

Net cash flow from investment in non-financial assets	(4761K	)	-57	-94	-229	-19	-19	-30	-90	-159	-36	-69

Purchases of non-financial assets	(4240K	)	57	94	229	19	19	30	90	159	40	69
Sales of non-financial assets	(4233K	)	—	0	0	—	—	—	0	0	3	0

Cash surplus (+)/deficit (-)	(4762K	)	2183	1 981	8 274	2 429	3 898	4 443	1 544	12 314	1 651	2 067

Net cash flow from financing activities	(4763K	)	-2 445	-683	-9 216	-2 867	-1 403	-4 839	-3 354	-12 462	-2 682	-2 685
Net acquisition of financial assets other than cash[6]	(4764K	)	-2 302	-767	-8 952	-2 437	-1 836	-4 827	-3 429	-12 529	-2 999	-3 145
Net incurrence of liabilities[7]	(4765K	)	-143	84	-264	-430	434	-12	75	67	318	459
Domestic	(4766K	)	-143	84	-264	-430	434	-12	75	67	318	459
Foreign	(4767K	)	—	—	—	—	—	—	—	—	—	—

Net change in stock of cash[8]	(4768K	)	-262	1 298	-942	-438	2 496	-396	-1 810	-148	-1 030	-618
KB415
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4751F	)	6 534	6 869	7 128	8 113	8 858	11 616	12 380	14 359	19 535	23 620
Cash payments for operating activities	(4754F	)	5 377	6 427	6 478	7 161	7 505	9 065	8 818	8 983	11 950	17 732
Net cash flow from operating activities	(4750F	)	1 157	442	650	952	1 353	2 551	3 562	5 376	7 585	5 888
Net cash flow from investment in non-financial assets	(4761F	)	-1	-43	-55	-13	-28	-78	-18	-11	-39	-85
Cash surplus (+)/deficit (-)	(4762F	)	1 156	399	595	939	1 325	2 473	3 545	5 365	7 547	5 803
Net cash flow from financing activities	(4763F	)	—	—	—	-1 052	-303	-855	-2 902	-5 311	-4 839	-7 022
Net change in stock of cash[8]	(4768F	)	1 156	399	595	-113	1 022	1 618	642	53	2 707	-1 219
KB440

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-). Including the South African Social Security Agency (SASSA) as from 1 April 2006.

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

S–66	Quarterly Bulletin December 2009

South African Reserve Bank
Government finance statistics of consolidated central government1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4775K	)	22 699	15 781	40 768	4 827	-2 931	3 685	1 903	7 485	-48 029	-41 200

Cash receipts from operating activities	(4776K	)	167 373	176 862	640 432	157 649	174 107	181 522	188 391	701 668	149 263	163 991
Taxes	(4777K	)	153 204	160 870	579 682	143 007	154 442	164 373	171 061	632 883	130 315	146 589
Social contributions	(4778K	)	3 320	2 540	12 974	3 971	4 723	2 955	2 726	14 375	3 746	3 806
Grants[2]	(4255K	)	155	914	1 444	387	321	467	1 601	2 776	1 104	657
Other receipts[3]	(4779K	)	10 694	12 538	46 331	10 284	14 621	13 727	13 003	51 634	14 098	12 939

Cash payments for operating activities	(4780K	)	144 674	161 081	599 664	152 822	177 038	177 837	186 487	694 183	197 292	205 191
Compensation of employees	(4781K	)	21 842	21 794	84 523	20 841	23 269	23 654	24 356	92 120	24 427	26 036
Purchases of goods and services	(4782K	)	21 242	11 700	73 481	11 079	20 499	23 037	28 779	83 395	32 652	23 307
Interest	(4258K	)	8 030	18 278	53 129	10 522	17 233	10 747	16 122	54 624	12 372	15 988
Subsidies	(4783K	)	1 911	4 684	10 574	5 894	5 618	4 507	1 559	17 578	9 571	8 780
Grants[4]	(4784K	)	66 306	70 770	268 071	74 294	75 828	80 372	86 417	316 911	83 199	92 188
Social benefits	(4785K	)	19 497	20 145	80 644	21 895	23 556	26 796	22 340	94 588	23 901	29 121
Other expense[5]	(4786K	)	5 847	13 710	29 241	8 297	11 034	8 723	6 914	34 967	11 169	9 770

Net cash flow from investment in non-financial assets	(4787K	)	-2 803	-4 695	-11 491	-1 865	-3 296	-3 510	-4 260	-12 930	-2 275	-3 108

Purchases of non-financial assets	(4261K	)	2 934	5 012	12 009	2 770	3 355	4 314	4 725	15 163	2 383	3 137
Sales of non-financial assets	(4253K	)	131	317	518	906	59	804	464	2 233	109	29

Cash surplus (+)/deficit (-)	(4788K	)	19 896	11 086	29 277	2 962	-6 226	176	-2 357	-5 445	-50 303	-44 308

Net cash flow from financing activities	(4789K	)	731	-20 039	-10 502	7 575	5 671	8 753	-2 976	19 023	47 773	33 994
Net acquisition of financial assets other than cash[6]	(4790K	)	-1 995	-1 061	-9 436	-3 906	-2 160	-4 784	-3 291	-14 142	-3 778	-3 307
Net incurrence of liabilities[7]	(4791K	)	2 726	-18 979	-1 066	11 481	7 831	13 538	315	33 164	51 551	37 301
Domestic	(4792K	)	2 622	-18 612	2 438	14 313	6 798	12 637	678	34 426	45 241	33 539
Foreign	(4793K	)	104	-366	-3 504	-2 832	1 033	900	-363	-1 262	6 310	3 762

Net change in stock of cash[8]	(4794K	)	20 627	-8 953	18 775	10 537	-556	8 929	-5 333	13 577	-2 530	-10 314
KB416
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4776F	)	180 169	200 494	223 922	243 258	280 457	310 411	338 058	395 563	471 281	553 490
Cash payments for operating activities	(4780F	)	200 972	217 161	234 230	254 098	280 758	316 029	358 651	412 233	455 786	528 504
Net cash flow from operating activities	(4775F	)	-20 803	-16 667	-10 308	-10 840	-301	-5 617	-20 593	-16 670	15 495	24 985
Net cash flow from investment in non-financial assets	(4787F	)	-5 374	-5 723	-4 436	-4 715	-6 575	-7 304	-7 605	-7 317	-9 910	-9 982
Cash surplus (+)/deficit (-)	(4788F	)	-26 177	-22 390	-14 744	-15 555	-6 877	-12 921	-28 198	-23 986	5 584	15 004
Net cash flow from financing activities	(4789F	)	26 192	22 236	16 075	13 207	12 257	15 965	29 719	38 997	22 139	-2 593
Net change in stock of cash[8]	(4794F	)	15	-153	1 329	-2 349	5 381	3 043	1 521	15 011	27 723	12 411
KB441

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-).

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

Quarterly Bulletin December 2009	S–67

South African Reserve Bank
Government finance statistics of provincial governments1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4800K	)	1 065	1 056	21 596	7 112	-47	2 712	5 739	15 515	8 608	7 836

Cash receipts from operating activities	(4801K	)	52 570	53 130	213 624	61 924	62 843	66 085	63 306	254 158	74 453	73 860
Taxes	(4280K	)	1 241	1 594	5 335	1 150	1 154	1 573	1 769	5 645	1 315	1 490
Social contributions	(4802K	)	—	—	—	—	—	—	—	—	—	—
Grants[2]	(4283K	)	50 545	50 601	204 997	60 055	60 788	63 807	60 657	245 306	72 425	71 671
Other receipts[3]	(4281K	)	784	935	3 292	719	902	704	881	3 207	713	699

Cash payments for operating activities	(4803K	)	51 505	52 074	192 028	54 812	62 890	63 373	57 568	238 642	65 845	66 024
Compensation of employees	(4804K	)	31 826	31 373	120 106	34 003	36 615	37 649	37 190	145 458	38 226	38 560
Purchases of goods and services	(4805K	)	12 126	12 771	43 294	11 107	14 646	15 483	12 599	53 836	15 423	16 150
Interest	(4286K	)	—	—	—	—	—	—	—	—	—	—
Subsidies	(4806K	)	785	677	3 301	430	384	226	388	1 429	760	760
Grants[4]	(4807K	)	834	1 280	3 205	844	1 254	1 211	1 231	4 540	1 182	1 219
Social benefits	(4808K	)	—	—	—	—	—	—	—	—	—	—
Other expense[5]	(4809K	)	5 935	5 972	22 122	8 428	9 990	8 803	6 160	33 380	10 255	9 335

Net cash flow from investment in non-financial assets	(4810K	)	-5 404	-7 504	-21 296	-4 906	-5 949	-7 292	-6 113	-24 260	-6 481	-6 856

Purchases of non-financial assets	(4289K	)	5 468	7 527	21 414	4 935	5 964	7 308	6 134	24 340	6 491	6 917
Sales of non-financial assets	(4297K	)	64	24	118	29	15	15	22	81	10	61

Cash surplus (+)/deficit (-)	(4811K	)	-4 339	-6 448	300	2 206	-5 996	-4 580	-374	-8 744	2 127	980

Net cash flow from financing activities	(4812K	)	-36	-40	-140	-48	-40	-43	-43	-174	-37	-51
Net acquisition of financial assets other than cash[6]	(4813K	)	-36	-40	-140	-48	-40	-43	-43	-174	-37	-51
Net incurrence of liabilities[7]	(4814K	)	—	—	—	—	—	—	—	—	—	—
Domestic	(4815K	)	—	—	—	—	—	—	—	—	—	—
Foreign	(4816K	)	—	—	—	—	—	—	—	—	—	—

Net change in stock of cash[8]	(4817K	)	-4 375	-6 487	160	2 158	-6 037	-4 623	-417	-8 918	2 090	929
KB417
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4801F	)	91 424	100 745	103 551	113 699	126 272	142 851	167 924	191 310	215 542	186 243
Cash payments for operating activities	(4803F	)	89 368	93 535	96 390	105 878	115 623	136 312	158 936	178 002	201 450	165 721
Net cash flow from operating activities	(4800F	)	2 056	7 210	7 161	7 821	10 649	6 539	8 988	13 308	14 092	20 522
Net cash flow from investment in non-financial assets	(4810F	)	-7 968	-3 374	-3 357	-4 304	-6 310	-8 996	-11 197	-10 913	-13 505	-20 230
Cash surplus (+)/deficit (-)	(4811F	)	-5 912	3 836	3 804	3 517	4 339	-2 457	-2 209	2 395	586	292
Net cash flow from financing activities	(4812F	)	-174	-151	-150	-142	-244	-175	-207	-106	-114	-132
Net change in stock of cash[8]	(4817F	)	-6 086	3 685	3 654	3 375	4 095	-2 632	-2 416	2 289	472	160
KB442

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-).

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

S–68	Quarterly Bulletin December 2009

South African Reserve Bank
Government finance statistics of local governments1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4825K	)	6 917	7 344	27 725	4 070	5 776	6 804	7 323	23 973	2 067	10 093

Cash receipts from operating activities	(4826K	)	35 584	38 830	137 470	33 855	35 681	36 998	46 696	153 230	31 816	45 330
Taxes	(4827K	)	5 798	4 702	21 315	4 839	5 514	5 464	6 336	22 153	5 827	6 913
Social contributions	(4828K	)	—	—	—	—	—	—	—	—	—	—
Grants[2]	(4829K	)	10 639	15 423	40 747	7 845	9 111	10 536	19 703	47 195	4 942	14 611
Other receipts[3]	(4830K	)	19 147	18 705	75 409	21 171	21 056	20 998	20 657	83 882	21 047	23 806

Cash payments for operating activities	(4831K	)	28 667	31 486	109 746	29 785	29 905	30 194	39 373	129 257	29 749	35 237
Compensation of employees	(4832K	)	8 631	8 425	32 972	8 506	8 754	10 386	9 496	37 142	10 339	10 393
Purchases of goods and services	(4833K	)	13 597	17 286	57 542	19 755	19 825	18 211	28 431	86 222	16 780	22 799
Interest	(4834K	)	793	781	2 946	803	717	897	821	3 238	1 108	1 035
Subsidies	(4835K	)	—	—	—	—	—	—	—	—	—	—
Grants[4]	(4836K	)	—	—	—	—	—	—	—	—	—	—
Social benefits	(4837K	)	—	—	—	—	—	—	—	—	—	—
Other expense[5]	(4838K	)	5 646	4 994	16 286	721	609	700	625	2 655	1 522	1 010

Net cash flow from investment in non-financial assets	(4839K	)	-9 454	-9 454	-33 772	-9 428	-11 499	-11 499	-11 498	-43 924	-11 499	-10 291

Purchases of non-financial assets	(4840K	)	9 480	9 480	33 874	9 454	11 528	11 528	11 527	44 037	11 528	10 322
Sales of non-financial assets	(4841K	)	26	26	102	26	29	29	29	113	29	31

Cash surplus (+)/deficit (-)	(4842K	)	-2 537	-2 110	-6 047	-5 358	-5 723	-4 695	-4 175	-19 951	-9 432	-198

Net cash flow from financing activities	(4843K	)	3 634	6 238	14 786	-5 969	5 149	7 448	6 248	12 876	7 391	-1 205
Net acquisition of financial assets other than cash[6]	(4844K	)	-18	-17	-71	-18	-19	-20	-20	-77	-20	-18
Net incurrence of liabilities[7]	(4849K	)	3 652	6 255	14 857	-5 951	5 168	7 468	6 268	12 953	7 411	-1 187
Domestic	(4850K	)	3 652	6 255	14 857	-5 951	5 168	7 468	6 268	12 953	7 411	-1 187
Foreign	(4851K	)	—	—	—	—	—	—	—	—	—	—

Net change in the stock of cash[8]	(4848K	)	1 097	4 128	8 739	-11 327	-574	2 753	2 073	-7 075	-2 041	-1 403
KB418
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4826F	)	43 792	49 984	52 376	58 527	58 610	71 935	84 390	92 385	105 390	110 582
Cash payments for operating activities	(4831F	)	40 061	45 059	47 603	53 467	53 658	67 938	75 087	87 378	92 563	90 925
Net cash flow from operating activities	(4825F	)	3 731	4 926	4 773	5 059	4 952	3 997	9 303	5 008	12 827	19 657
Net cash flow from investment in non-financial assets	(4839F	)	-5 188	-7 400	-8 170	-11 084	-10 179	-10 040	-12 573	-13 720	-15 950	-20 391
Cash surplus (+)/deficit (-)	(4842F	)	-1 457	-2 474	-3 397	-6 025	-5 227	-6 043	-3 271	-8 712	-3 123	-734
Net cash flow from financing activities	(4843F	)	202	1 811	7 240	5 910	3 030	7 487	7 651	11 490	7 580	7 159
Net change in stock of cash[8]	(4848F	)	-1 255	-663	3 843	-115	-2 197	1 444	4 380	2 778	4 457	6 425
KB443

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-). Data provided by Statistics South Africa (Stats SA). From the 1996/97 fiscal year onwards data were revised based on a census conducted by Stats SA for the financial year of local government. The data are based on the GRAP/GAMAP accounting standards from the financial year ending June 2005. Stats SA survey changed to the current Quarterly Financial Statistics format from the financial year ending June 2008, and therefore data are not strictly comparable with prior years.

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

Quarterly Bulletin December 2009	S–69

South African Reserve Bank
Government finance statistics of consolidated general government1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4855K	)	30 681	24 181	90 089	16 009	2 798	13 201	14 965	46 973	-37 354	-23 271

Cash receipts from operating activities	(4856K	)	194 189	202 573	745 057	185 274	202 534	210 006	217 733	815 547	177 893	196 517
Taxes	(4857K	)	160 243	167 166	606 332	148 996	161 109	171 410	179 166	660 682	137 457	154 992
Social contributions	(4858K	)	3 320	2 540	12 974	3 971	4 723	2 955	2 726	14 375	3 746	3 806
Grants[2]	(4859K	)	—	689	719	133	123	212	1 301	1 769	830	275
Other receipts[3]	(4860K	)	30 625	32 178	125 032	32 174	36 579	35 429	34 541	138 723	35 859	37 444

Cash payments for operating activities	(4861K	)	163 507	178 392	654 968	169 265	199 736	196 805	202 768	768 574	215 246	219 788
Compensation of employees	(4862K	)	62 300	61 592	237 600	63 350	68 638	71 690	71 042	274 720	72 991	74 989
Purchases of goods and services	(4863K	)	46 965	41 757	174 317	41 942	54 971	56 732	69 809	223 453	64 854	62 255
Interest	(4864K	)	8 823	19 059	56 075	11 325	17 950	11 644	16 943	57 862	13 480	17 023
Subsidies	(4865K	)	2 696	5 361	13 875	6 324	6 003	4 733	1 947	19 006	10 331	9 540
Grants[4]	(4866K	)	5 801	5 801	24 807	6 984	6 985	6 984	6 989	27 943	6 741	6 743
Social benefits	(4867K	)	19 497	20 145	80 644	21 895	23 556	26 796	22 340	94 588	23 901	29 121
Other expense[5]	(4868K	)	17 427	24 676	67 650	17 445	21 633	18 226	13 699	71 003	22 947	20 115

Net cash flow from investment in non-financial assets	(4869K	)	-17 661	-21 653	-66 559	-16 199	-20 743	-22 300	-21 871	-81 114	-20 254	-20 256

Purchases of non-financial assets	(4870K	)	17 882	22 019	67 297	17 159	20 846	23 149	22 386	83 540	20 402	20 376
Sales of non-financial assets	(4871K	)	221	366	738	961	103	848	515	2 427	148	120

Cash surplus (+)/deficit (-)	(4872K	)	13 021	2 529	23 530	-190	-17 945	-9 099	-6 906	-34 141	-57 607	-43 526

Net cash flow from financing activities	(4873K	)	4 329	-13 841	4 145	1 558	10 779	16 158	3 229	31 725	55 127	32 738
Net acquisition of financial assets other than cash[6]	(4874K	)	-2 049	-1 117	-9 647	-3 972	-2 219	-4 847	-3 354	-14 393	-3 835	-3 375
Net incurrence of liabilities[7]	(4875K	)	6 378	-12 724	13 791	5 530	12 998	21 005	6 583	46 117	58 961	36 114
Domestic	(4876K	)	6 274	-12 357	17 295	8 362	11 965	20 105	6 946	47 379	52 652	32 352
Foreign	(4877K	)	104	-366	-3 504	-2 832	1 033	900	-363	-1 262	6 310	3 762

Net change in stock of cash[8]	(4878K	)	17 350	-11 313	27 674	1 368	-7 166	7 059	-3 677	-2 416	-2 481	-10 788
KB419
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4856F	)	221 487	248 561	274 288	298 689	334 699	376 608	413 535	478 374	564 598	643 369
Cash payments for operating activities	(4861F	)	236 502	253 092	272 662	296 649	319 399	371 689	415 837	476 727	522 185	578 205
Net cash flow from operating activities	(4855F	)	-15 016	-4 531	1 626	2 041	15 300	4 919	-2 302	1 646	42 413	65 164
Net cash flow from investment in non-financial assets	(4869F	)	-18 530	-16 497	-15 963	-20 103	-23 064	-26 340	-31 375	-31 950	-39 366	-50 603
Cash surplus (+)/deficit (-)	(4872F	)	-33 546	-21 027	-14 337	-18 062	-7 764	-21 421	-33 677	-30 303	3 047	14 562
Net cash flow from financing activities	(4873F	)	26 220	23 896	23 165	18 974	15 043	23 276	37 163	50 381	29 605	4 435
Net change in stock of cash[8]	(4878F	)	-7 326	2 869	8 826	911	7 279	1 855	3 485	20 078	32 652	18 996
KB444

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-).

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

S–70	Quarterly Bulletin December 2009

South African Reserve Bank
Government finance statistics of non-financial public enterprises1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4885K	)	7 953	16 514	35 815	9 243	12 102	9 781	11 177	42 303	28 798	10 075

Cash receipts from operating activities	(4886K	)	48 269	45 594	186 308	43 443	50 948	53 014	38 505	185 910	80 588	59 024
Taxes	(4887K	)	—	—	—	—	—	—	—	—	—	—
Social contributions	(4888K	)	—	—	—	—	—	—	—	—	—	—
Grants[2]	(4889K	)	—	—	—	—	—	—	—	—	—	—
Other receipts[3]	(4890K	)	48 269	45 594	186 308	43 443	50 948	53 014	38 505	185 910	80 588	59 024

Cash payments for operating activities	(4891K	)	40 316	29 079	150 493	34 199	38 846	43 233	27 328	143 607	51 790	48 950
Compensation of employees	(4892K	)	10 328	10 453	40 359	12 179	12 395	12 047	12 916	49 537	13 307	13 739
Purchases of goods and services	(4893K	)	23 518	14 109	87 078	18 385	21 444	26 398	10 315	76 542	11 168	25 217
Interest	(4894K	)	2 108	2 961	8 626	1 957	3 132	2 761	5 016	12 867	9 952	3 033
Subsidies	(4895K	)	—	—	—	—	—	—	—	—	—	—
Grants[4]	(4896K	)	—	—	—	—	—	—	—	—	—	—
Social benefits	(4897K	)	117	103	455	12	12	12	-9	27	15	15
Other expense[5]	(4898K	)	4 245	1 453	13 975	1 666	1 862	2 015	-910	4 634	17 347	6 946

Net cash flow from investment in non-financial assets	(4899K	)	-16 032	-18 684	-60 294	-13 406	-24 910	-19 098	-38 042	-95 456	-24 008	-20 826

Purchases of non-financial assets	(4900K	)	16 489	19 034	61 980	15 033	25 210	19 646	43 433	103 322	24 549	21 380
Sales of non-financial assets	(4901K	)	458	350	1 686	1 628	300	548	5 391	7 866	541	554

Cash surplus (+)/deficit (-)	(4902K	)	-8 079	-2 170	-24 479	-4 162	-12 808	-9 317	-26 865	-53 153	4 790	-10 751

Net cash flow from financing activities	(4903K	)	13 776	7 895	34 733	-7 216	10 615	14 422	37 759	55 581	-4 424	4 919
Net acquisition of financial assets other than cash[6]	(4904K	)	5 271	1 324	4 300	-2 789	-2 882	-8 383	9 009	-5 044	3 020	265
Net incurrence of liabilities[7]	(4905K	)	8 505	6 571	30 433	-4 427	13 497	22 805	28 750	60 625	-7 444	4 654
Domestic	(4906K	)	5 299	11 383	24 517	-8 006	9 615	21 039	26 422	49 070	-21 827	6 891
Foreign	(4907K	)	3 207	-4 812	5 916	3 579	3 882	1 766	2 327	11 555	14 383	-2 236

Net change in stock of cash[8]	(4908K	)	5 697	5 725	10 254	-11 378	-2 193	5 105	10 894	2 428	366	-5 832
KB422
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001[1]	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4886F	)	...	...	...	103 860	117 663	132 970	144 485	137 438	168 182	179 757
Cash payments for operating activities	(4891F	)	...	...	...	88 592	97 353	106 047	115 396	107 193	137 011	146 473
Net cash flow from operating activities	(4885F	)	14 223	15 814	17 648	15 268	20 310	26 923	29 090	30 245	31 171	33 284
Net cash flow from investment in non-financial assets	(4899F	)	-15 194	-23 608	-15 187	-14 449	-17 756	-22 041	-22 369	-20 661	-24 313	-45 172
Cash surplus (+)/deficit (-)	(4902F	)	-971	-7 794	2 461	819	2 554	4 882	6 721	9 585	6 859	-11 888
Net cash flow from financing activities	(4903F	)	...	...	...	-977	3 945	-6 548	-4 174	-7 168	-1 865	16 990
Net change in stock of cash[8]	(4908F	)	...	...	...	-158	6 498	-1 666	2 547	2 417	4 994	5 102
KB445

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-). Before April 2000, the information was based on a survey of key statistics only, whereas the current reporting is based on financial statements of the major corporations in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2000. Included in the statistics are the non-financial government enterprises and non-financial public corporations e.g. Eskom, Telkom, Transnet and the water boards.

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, other non-tax revenues, and subsidies to non-financial public enterprises and corporations.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

Quarterly Bulletin December 2009	S–71

South African Reserve Bank
Non-financial public-sector borrowing requirement1
R millions

		Extra-		Consolidated			Consolidated	Non-financial	Non-financial
	National	budgetary	Social security	central	Provincial	Local	general	public	public
	government	institutions	funds	government	governments	governments[2]	government	enterprises[3]	sector
End of	(4190K)	(4220K)	(4248K)	(4270K)	(4296K)	(4320K)	(4363K)	(4410K)	(4411K)

31 March

2004	34 251	-2 509	-3 545	28 198	2 209	3 271	33 677	-6 721	26 957
2005	32 571	-3 220	-5 365	23 986	-2 395	8 712	30 303	-9 585	20 719
2006	6 868	-4 905	-7 547	-5 584	-586	3 123	-3 047	-6 859	-9 906
2007	-6 049	-3 151	-5 803	-15 004	-292	734	-14 562	11 888	-2 674
2008	-16 584	-4 419	-8 274	-29 277	-300	6 047	-23 530	24 479	949
2009	23 065	-5 306	-12 314	5 445	8 744	19 951	34 141	53 153	87 293

31 December

2003	34 169	-2 115	-4 433	27 620	-2 517	1 506	26 609	-5 002	21 607
2004	36 244	-3 481	-3 647	29 115	-1 165	10 093	38 043	-7 207	30 836
2005	12 540	-4 330	-5 132	3 079	-7 084	4 611	606	-10 951	-10 345
2006	-624	-3 508	-8 462	-12 594	1 121	-131	-11 604	10 643	-962
2007	-12 493	-3 502	-7 983	-23 977	2 596	4 335	-17 046	28 165	11 119
2008	13 166	-8 413	-12 751	-7 998	14 818	17 886	24 706	28 457	53 164

2002: 02	1 634	238	-534	1 338	-6 208	-731	-5 602	-1 990	-7 592
03	13 938	-1 019	-486	12 433	5 029	3 178	20 640	-3 097	17 542
04	-11 504	1 166	-349	-10 687	2 873	2 960	-4 854	-4 410	-9 264

2003: 01	12 105	-1 162	-1 105	9 837	763	636	11 237	4 615	15 852
02	5 372	436	-1 224	4 584	-4 758	1 020	846	-1 871	-1 025
03	20 033	-1 094	-1 016	17 922	736	-733	17 925	-2 951	14 974
04	-3 341	-294	-1 088	-4 723	742	582	-3 399	-4 794	-8 193

2004: 01	12 188	-1 556	-217	10 415	5 489	2 401	18 305	2 896	21 201
02	17 900	-1 548	-1 325	15 028	-7 525	3 127	10 631	-1 875	8 755
03	13 121	-1 553	-1 372	10 197	-1 209	1 370	10 358	-3 499	6 859
04	-6 965	1 175	-735	-6 525	2 079	3 195	-1 251	-4 728	-5 980

2005: 01	8 515	-1 294	-1 934	5 286	4 259	1 020	10 566	518	11 084
02	12 086	-5 078	-716	6 292	-11 796	3 023	-2 480	-3 461	-5 942
03	3 150	1 543	-1 428	3 265	-664	776	3 377	-6 677	-3 300
04	-11 210	499	-1 054	-11 765	1 117	-209	-10 856	-1 331	-12 187

2006: 01	2 842	-1 870	-4 349	-3 376	10 757	-468	6 913	4 611	11 523
02	3 957	353	-71	4 239	-10 792	-159	-6 711	-2 784	-9 495
03	3 438	-1 597	-2 388	-546	54	498	6	4 786	4 792
04	-10 861	-395	-1 654	-12 910	1 101	-3	-11 812	4 029	-7 782

2007: 01	-2 583	-1 513	-1 690	-5 786	9 344	398	3 956	5 856	9 811
02	5 933	-1 700	-2 051	2 182	-13 001	-842	-11 660	11 657	-3
03	1 234	348	-2 059	-477	1 914	2 242	3 679	2 573	6 252
04	-17 076	-637	-2 183	-19 896	4 339	2 537	-13 021	8 079	-4 942

2008: 01	-6 675	-2 430	-1 981	-11 086	6 448	2 110	-2 529	2 170	-358
02	2 215	-2 748	-2 429	-2 962	-2 206	5 358	190	4 162	4 352
03	13 523	-3 399	-3 898	6 226	5 996	5 723	17 945	12 808	30 753
04	4 103	164	-4 443	-176	4 580	4 695	9 099	9 317	18 416

2009: 01	3 224	677	-1 544	2 357	374	4 175	6 906	26 865	33 771
02	53 989	-2 034	-1 651	50 303	-2 127	9 432	57 607	-4 790	52 817
03	48 571	-2 196	-2 067	44 308	-980	198	43 526	10 751	54 277
KB423

1.	Data for the last two years are preliminary and subject to revision. Data are calculated from the cash surplus (+)/deficit (-) of the statement of sources and uses of cash for all levels of government.

2.	Including market establishments of local governments not operating as a separate institutional unit.

3.	Before April 2000, the information was based on a survey of key statistics only, whereas the current reporting is based on more detailed financial statements of the major corporations in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2000.

S–72	Quarterly Bulletin December 2009

South African Reserve Bank
Government finance statistics of financial public enterprises1
Statement of sources and uses of cash
R millions

			2007/2008			2008/2009					2009/2010
Year ended 31 March			04	01	2008	02	03	04	01	2009	02	03

Net cash flow from operating activities	(4915K	)	1 353	149	2 427	1 208	856	1 353	-2 683	735	3 674	391

Cash receipts from operating activities	(4916K	)	2 616	2 459	9 594	2 441	2 699	2 716	5 796	13 652	7 205	4 681
Taxes	(4917K	)	—	—	—	—	—	—	—	—	—	—
Social contributions	(4918K	)	—	—	—	—	—	—	—	—	—	—
Grants[2]	(4919K	)	—	—	—	—	—	—	—	—	—	—
Other receipts[3]	(4920K	)	2 616	2 459	9 594	2 441	2 699	2 716	5 796	13 652	7 205	4 681

Cash payments for operating activities	(4921K	)	1 263	2 310	7 166	1 233	1 842	1 363	8 479	12 917	3 531	4 291
Compensation of employees	(4922K	)	143	286	685	289	327	321	433	1 370	565	558
Purchases of goods and services	(4923K	)	232	595	2 259	74	697	299	6 060	7 129	352	361
Interest	(4924K	)	388	900	2 440	567	595	557	576	2 294	959	809
Subsidies	(4925K	)	—	—	—	—	—	—	—	—	—	—
Grants[4]	(4926K	)	—	—	—	—	—	—	—	—	—	—
Social benefits	(4927K	)	—	—	—	—	—	—	—	—	—	—
Other expense[5]	(4928K	)	500	529	1 781	303	224	186	1 410	2 123	1 655	2 563

Net cash flow from investment in non-financial assets	(4929K	)	-33	-33	-133	-5	-60	-36	-82	-184	-125	-122

Purchases of non-financial assets	(4930K	)	35	40	142	16	65	39	117	237	131	128
Sales of non-financial assets	(4931K	)	1	7	9	11	5	2	35	53	6	6

Cash surplus (+)/deficit (-)	(4932K	)	1 320	116	2 294	1 203	797	1 316	-2 765	551	3 549	268

Net cash flow from financing activities	(4933K	)	-71	-245	137	-1 128	-722	-1 668	4 588	1 070	-4 766	-1 485
Net acquisition of financial assets other than cash[6]	(4934K	)	-1 059	-2 660	-4 130	-7 468	30 597	-7 430	-3 752	11 947	-2 506	-2 506
Net incurrence of liabilities[7]	(4935K	)	989	2 415	4 267	6 339	-31 318	5 762	8 340	-10 876	-2 259	1 021
Domestic	(4936K	)	1 512	1 577	4 424	7 054	-31 703	3 787	8 671	-12 191	-1 076	2 205
Foreign	(4937K	)	-523	839	-157	-715	385	1 975	-331	1 315	-1 183	-1 183

Net change in stock of cash[8]	(4938K	)	1 249	-129	2 432	75	75	-351	1 823	1 621	-1 217	-1 217
KB447
Selected items
R millions

Year ended 31 March			1998	1999	2000	2001[1]	2002	2003	2004	2005	2006	2007

Cash receipts from operating activities	(4916F	)	...	...	...	3 893	5 138	7 400	5 629	7 416	8 386	7 430
Cash payments for operating activities	(4921F	)	...	...	...	2 104	2 393	5 425	3 432	4 840	4 028	5 045
Net cash flow from operating activities	(4915F	)	2 761	3 137	2 950	1 789	2 744	1 975	2 197	2 576	4 358	2 385
Net cash flow from investment in non-financial assets	(4929F	)	67	85	106	-24	-95	-138	-58	-75	-101	-27
Cash surplus (+)/deficit (-)	(4932F	)	2 694	3 052	2 844	1 765	2 649	1 837	2 139	2 501	4 257	2 358
Net cash flow from financing activities	(4933F	)	...	...	...	1 640	1 134	-1 233	-4 657	-2 642	-4 002	-2 020
Net change in stock of cash[8]	(4938F	)	...	...	...	3 405	3 784	604	-2 518	-142	254	339
KB446

1.	Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+)/outflow of cash (-). Before April 2000, the information was based on a survey of key statistics only, whereas the current reporting is based on financial statements of the major corporations in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2000. Included in the statistics are the financial government enterprises and financial public corporations e.g. the Industrial Development Corporation of SA Ltd (IDC). However, the South African Reserve Bank, Corporation for Public Deposits, the Land Bank as well as the Postbank are not included because their statistics are covered in the monetary statistical pages.

2.	Comprising transfers received from foreign governments, international organisations and other general government units.

3.	Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, other non-tax revenues, and subsidies to financial public enterprises and corporations.

4.	Comprising current and capital transfers to foreign governments, international organisations and other general government units.

5.	Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

6.	Domestic as well as foreign financial assets.

7.	Liabilities classified according to currency of issue.

8.	Cash surplus (+)/deficit (-) plus the net cash flow from financing activities.

Quarterly Bulletin December 2009	S–73

South African Reserve Bank
Total expenditure — consolidated general government
Functional classification1
R millions

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

General public services	(4331F	)	61 574	68 124	75 752	75 355	85 334	94 864	104 924	144 669	136 073	153 570
Of which: Public debt transactions[3]	(4383F	)	38 785	42 665	44 195	46 272	47 368	46 590	46 086	51 129	50 866	52 164
Defence	(4371F	)	12 064	11 970	11 957	14 882	19 546	19 164	21 994	22 764	26 236	26 758
Public order and safety	(4372F	)	21 439	24 652	25 615	28 247	31 897	37 103	41 118	45 136	54 168	61 689
Economic affairs	(4332F	)	24 104	22 248	25 800	29 422	32 172	39 489	44 863	39 694	46 198	59 329
Of which: Agriculture, forestry, fishing, and hunting	(4379F	)	3 885	3 746	3 743	4 224	5 190	5 855	7 192	6 806	9 156	10 428
Fuel and energy	(4378F	)	828	648	574	546	1 052	1 264	1 793	2 247	2 414	3 251
Mining, manufacturing, and construction	(4380F	)	2 086	1 551	1 530	1 295	1 864	2 850	3 130	3 528	3 991	3 731
Transport	(4333F	)	9 085	10 672	13 106	15 739	15 054	18 880	20 876	16 684	19 689	27 956
Communication	(4334F	)	2 714	578	457	266	912	775	929	1 733	1 054	1 890
Other industries	(4335F	)	...	...	...	...	...	...	...	2 371	1 973	2 438
Environmental protection	(4387F	)	5 293	5 495	5 080	5 749	6 713	9 635	10 784	3 129	3 688	3 918
Housing and community amenities	(4376F	)	7 968	7 338	5 957	7 905	8 639	9 070	9 310	16 500	20 520	22 768
Health	(4374F	)	24 410	24 856	25 662	29 813	30 549	35 473	39 635	43 962	50 219	58 062
Of which: Outpatient services	(4336F	)	...	...	...	...	...	...	...	1 207	1 595	1 931
Hospital services	(4337F	)	...	...	...	...	...	...	...	18 438	21 793	24 411
Public health services	(4339F	)	...	...	...	...	...	...	...	21 020	23 824	28 211
Recreation, culture and religion	(4377F	)	2 868	3 700	4 271	4 511	4 350	6 261	6 952	8 521	14 677	13 613
Education	(4373F	)	50 417	50 819	53 451	58 891	64 585	72 879	82 566	86 460	95 517	105 889
Of which: Pre-primary and primary education	(4340F	)	21 872	21 818	21 938	24 139	26 010	29 679	33 662	31 287	34 380	36 969
Secondary education	(4341F	)	17 185	17 143	17 237	18 967	20 436	23 319	26 449	22 882	25 954	28 204
Tertiary education	(4342F	)	11 360	11 858	13 612	15 059	17 294	19 876	21 273	20 126	21 436	24 242
Social protection	(4375F	)	26 093	27 350	29 959	33 654	36 757	48 439	60 748	61 285	71 506	82 571
Total outlays	(4385F	)	236 230	246 552	263 504	288 429	320 542	372 377	422 894	472 119	518 803	588 167
Discrepancy with consolidated general government[4]	(4386F	)	19 054	23 614	25 785	28 502	22 186	25 897	24 689	36 793	43 090	40 934
Total expenditure — consolidated general government	(4357F	)	255 284	270 166	289 289	316 931	342 728	398 274	447 583	508 913	561 893	629 101
KB420
Total expenditure — consolidated general government
Functional classification1
Percentage

Year ended 31 March			1998	1999	2000	2001	2002	2003	2004	2005	2006	2007

General public services	(4331Z	)	26.1	27.6	28.7	26.1	26.6	25.5	24.8	30.6	26.2	26.1
Of which: Public debt transactions[3]	(4383Z	)	16.4	17.3	16.8	16.0	14.8	12.5	10.9	10.8	9.8	8.9
Defence	(4371Z	)	5.1	4.9	4.5	5.2	6.1	5.1	5.2	4.8	5.1	4.5
Public order and safety	(4372Z	)	9.1	10.0	9.7	9.8	10.0	10.0	9.7	9.6	10.4	10.5
Economic affairs	(4332Z	)	10.2	9.0	9.8	10.2	10.0	10.6	10.6	8.4	8.9	10.1
Of which: Agriculture, forestry, fishing, and hunting	(4379Z	)	1.6	1.5	1.4	1.5	1.6	1.6	1.7	1.4	1.8	1.8
Fuel and energy	(4378Z	)	0.4	0.3	0.2	0.2	0.3	0.3	0.4	0.5	0.5	0.6
Mining, manufacturing, and construction	(4380Z	)	0.9	0.6	0.6	0.4	0.6	0.8	0.7	0.7	0.8	0.6
Transport	(4333Z	)	3.8	4.3	5.0	5.5	4.7	5.1	4.9	3.5	3.8	4.8
Communication	(4334Z	)	1.1	0.2	0.2	0.1	0.3	0.2	0.2	0.4	0.2	0.3
Other industries	(4335Z	)	...	...	...	...	...	...	...	0.5	0.4	0.4
Environmental protection	(4387Z	)	2.2	2.2	1.9	2.0	2.1	2.6	2.6	0.7	0.7	0.7
Housing and community amenities	(4376Z	)	3.4	3.0	2.3	2.7	2.7	2.4	2.2	3.5	4.0	3.9
Health	(4374Z	)	10.3	10.1	9.7	10.3	9.5	9.5	9.4	9.3	9.7	9.9
Of which: Outpatient services	(4336Z	)	...	...	...	...	...	...	...	0.3	0.3	0.3
Hospital services	(4337Z	)	...	...	...	...	...	...	...	3.9	4.2	4.2
Public health services	(4339Z	)	...	...	...	...	...	...	...	4.5	4.6	4.8
Recreation, culture and religion	(4377Z	)	1.2	1.5	1.6	1.6	1.4	1.7	1.6	1.8	2.8	2.3
Education	(4373Z	)	21.3	20.6	20.3	20.4	20.1	19.6	19.5	18.3	18.4	18.0
Of which: Pre-primary and primary education	(4340Z	)	9.3	8.8	8.3	8.4	8.1	8.0	8.0	6.6	6.6	6.3
Secondary education	(4341Z	)	7.3	7.0	6.5	6.6	6.4	6.3	6.3	4.8	5.0	4.8
Tertiary education	(4342Z	)	4.8	4.8	5.2	5.2	5.4	5.3	5.0	4.3	4.1	4.1
Social protection	(4375Z	)	11.0	11.1	11.4	11.7	11.5	13.0	14.4	13.0	13.8	14.0
Total outlays	(4385Z	)	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
KB421

1.	Source Statistics South Africa.

2.	Before fiscal 2004/05 data was compiled based on the GFS 1986 manual. The current reporting format is in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2004.

3.	Before fiscal 2004/05 only includes interst paid by national government. This interest is unallocable and not classified between the different functions of government.

4.	Mostly local government trading accounts not included in the analysis by Statistics South Africa.

S–74	Quarterly Bulletin December 2009

South African Reserve Bank
Local governments1
Liabilities2
R millions

	Accumulated funds				Long-term loans
					General government		Other
			Accu-					Insurers		Short-term
	Urban		mulated	Market-				and		loans and
	develop-		income	able				pension		bank over-	Sundry
	ment	Other	surplus	bonds	Housing[3]	Other[4]	Banks[5]	funds	Other	drafts	creditors[6]	Other	Total
End of	(2470K)	(2471K)	(2472K)	(2473K)	(2474K)	(2475K)	(2476K)	(2477K)	(2478K)	(2479K)	(2480K)	(2481K)	(2482K)

31 March

2007	12 712	29 660	47 430	4 855	406	271	5 965	16	16 841	13 309	21 221	8 564	161 250
2008	15 533	46 600	60 739	5 182	1 758	170	6 338	29	14 275	3 536	23 162	17 315	194 637
2009	14 942	52 974	71 332	9 137	1 864	139	7 821	2	10 463	2 929	21 488	11 880	204 971

2007: 04	15 086	45 259	59 837	5 249	1 917	170	7 055	31	13 225	3 578	23 418	13 649	188 474

2008: 01	15 533	46 600	60 739	5 182	1 758	170	6 338	29	14 275	3 536	23 162	17 315	194 637
02	12 796	45 367	58 206	7 979	1 383	94	5 751	96	12 290	3 816	21 477	12 269	181 524
03	13 271	47 051	59 287	7 888	1 378	85	6 442	96	12 090	3 734	21 095	11 828	184 245
04	15 436	54 729	65 048	9 237	1 811	139	7 205	49	10 686	3 332	21 614	11 095	200 381

2009: 01	14 942	52 974	71 332	9 137	1 864	139	7 821	2	10 463	2 929	21 488	11 880	204 971
02	15 164	53 764	75 221	9 842	1 848	138	8 554	2	10 460	2 976	25 094	12 337	215 400
03	17 127	60 721	118 675	9 842	1 806	114	8 219	3	12 138	3 125	33 006	12 308	277 084
KB228
Assets2
R millions

			Long-term loans				Fixed assets
			Housing			Securities
	Cash,					and re-					Accumu-
	deposits			Instalment		demption		Other			lated
	and short-	Sundry		sale credit		fund in-		trading		Inven-	income
	term loans	debtors	Mortgage	and other	Other	vestments	Housing	services	Other[7]	tories	deficit	Other	Total
End of	(2490K)	(2491K)	(2492K)	(2493K)	(2494K)	(2495K)	(2496K)	(2497K)	(2498K)	(2499K)	(2500K)	(2501K)	(2502K)

31 March

2007	27 464	23 417	13	3 275	2 192	3 916	5 966	33 806	58 763	1 368	895	176	161 250
2008	36 203	24 967	13	3 151	4 745	464	7 368	41 752	73 681	1 734	307	252	194 637
2009	29 128	27 162	22	4 143	6 240	1 012	8 045	45 588	80 450	1 814	752	615	204 971

2007: 04	32 075	23 328	13	3 145	4 737	448	7 317	41 462	73 168	1 740	573	469	188 474

2008: 01	36 203	24 967	13	3 151	4 745	464	7 368	41 752	73 681	1 734	307	252	194 637
02	24 876	23 612	26	5 284	7 957	2 128	6 647	37 664	66 466	1 645	2 870	2 349	181 524
03	24 302	23 406	26	5 294	7 973	2 155	6 889	39 037	68 889	1 722	2 504	2 048	184 245
04	27 055	27 068	24	4 678	7 046	730	7 808	44 246	78 080	1 799	1 016	831	200 381

2009: 01	29 128	27 162	22	4 143	6 240	1 012	8 045	45 588	80 450	1 814	752	615	204 971
02	27 087	28 437	22	4 209	6 340	1 051	8 698	49 287	86 977	1 792	826	675	215 400
03	25 684	29 232	21	4 098	6 172	4 433	12 263	69 492	122 632	2 167	490	401	277 084
KB229

1.	Metropolitan, district, local municipalities and water boards. As from September 1987 the data are provided by Statistics South Africa (Stats SA). From the fiscal year 1996/97 onwards data were revised based on a census conducted by Stats SA for the financial year of local government. The data are based on the GRAP/GAMAP accounting standards from the financial year ending June 2005. Stats SA survey changed to the current Quarterly Financial Statistics format from financial year ending June 2008, and therefore data are not strictly comparable with prior years.

2.	Excluding loans and advances from own internal funds and investment in own securities.

3.	Including the various housing and development funds.

4.	Including Local Authorities Loans Fund.

5.	Including mutual banks.

6.	Including deposits on water and electricity accounts.

7.	Financed from taxes and general sources.

Quarterly Bulletin December 2009	S–75

South African Reserve Bank
Non-financial public enterprises1
Liabilities2
R millions

	Securities other than shares			Loans				Shares and other equity
	Bonds			Long term		Short term				Capital
funds,
									Other	reserves and		Other
	Domestic	Foreign						National	share-	unallocated	Financial	accounts
	issues	issues	Other[3]	Residents	Non-residents	Banks	Other[4]	government[5]	holders[6]	profits	derivatives[7]	payable[8]	Total
End of	(2435K)	(2434K)	(2443K)	(2444K)	(2437K)	(2439K)	(2440K)	(2430K)	(2431K)	(2445K)	(2446K)	(2447K)	(2442K)

31 March

2007	70 762	1 802	10 112	28 555	1 082	6 510	3 341	35 505	3 037	120 251	6 003	98 687	385 646
2008	86 347	1 887	13 787	25 355	4 739	1 349	8 066	35 853	3 129	158 610	-2 959	132 971	469 132
2009	105 262	1 318	15 393	37 081	7 848	6 515	16 611	35 172	3 084	151 654	18 321	144 211	542 472

2007: 03	78 520	1 727	7 025	20 582	4 715	4 672	6 166	35 172	3 140	128 781	4 196	99 447	394 142
04	81 569	1 834	7 492	20 966	4 675	4 022	6 094	35 172	3 143	132 954	2 151	102 894	402 968

2008: 01	86 347	1 887	13 787	25 355	4 739	1 349	8 066	35 853	3 129	158 610	-2 959	132 971	469 132
02	84 220	1 877	15 094	24 105	5 226	1 270	8 377	35 172	3 108	151 525	3 585	119 684	453 244
03	90 418	1 947	12 826	26 927	4 561	4 575	7 603	35 172	3 130	153 869	6 829	126 808	474 666
04	97 851	2 028	13 771	33 007	5 266	4 392	16 906	35 172	3 109	151 461	7 467	127 807	498 237

2009: 01	105 262	1 318	15 393	37 081	7 848	6 515	16 611	35 172	3 084	151 654	18 321	144 211	542 472
02	101 950	1 323	7 858	35 861	8 415	6 914	15 989	35 122	3 047	151 867	24 038	155 402	547 788
KB226
Assets2
R millions

	Non-financial assets[9]		Financial assets
			Currency and deposits		Securities other than shares			Loans
										Shares		Other
			Monetary	Other			Bills and	Mortgage	Other long-	and other	Financial	accounts
	Domestic	Foreign	institutions[10]	institutions[11]	NCDs	Bonds	other[3]	loans	term loans[12]	equity[6]	derivatives[7]	receivable[13]	Total
End of	(2463K)	(2464K)	(2450K)	(2465K)	(2467K)	(2466K)	(2468K)	(2455K)	(2469K)	(2454K)	(2483K)	(2484K)	(2462K)

31 March

2007	242 494	13 151	34 152	1 877	6 402	4 072	11 028	—	5 786	2 555	30 092	34 037	385 646
2008	303 738	13 073	48 724	2 040	2 602	3 096	14 045	—	7 206	6 158	30 560	37 890	469 132
2009	390 522	13 107	47 887	5 880	562	3 700	12 766	—	11 819	3 687	3 993	48 548	542 472

2007: 03	256 402	13 132	32 569	1 942	2 474	7 911	12 675	—	5 895	3 040	26 343	31 759	394 142
04	266 243	13 132	35 978	1 635	1 745	3 905	12 413	—	6 242	3 032	25 329	33 314	402 968

2008: 01	303 738	13 073	48 724	2 040	2 602	3 096	14 045	—	7 206	6 158	30 560	37 890	469 132
02	313 569	13 073	36 246	29	1 609	1 967	11 753	—	6 990	2 961	24 724	40 322	453 244
03	340 444	13 073	31 771	28	932	2 549	10 834	—	7 984	3 409	20 320	43 323	474 666
04	357 993	13 073	37 777	3 734	1 151	1 492	11 341	—	9 666	3 442	16 657	41 912	498 237

2009: 01	390 522	13 107	47 887	5 880	562	3 700	12 766	—	11 819	3 687	3 993	48 548	542 472
02	406 136	13 107	47 158	7 411	544	3 480	12 265	—	12 073	3 766	1 537	40 310	547 788
KB227

1.	Non-financial government enterprises and non-financial public corporations e.g. Eskom, Telkom, Transnet and the water boards.

2.	Consolidated data; intra-sectoral claims have been eliminated.

3.	Including RSA Government Treasury bills, stock issued abroad, debentures, domestic and foreign promissory notes. Also included are units in unit trusts and property unit trusts as well as other fixed interest securities.

4.	Including other loans received from domestic non-bank private sector and public-sector institutions as well as foreign loans.

5.	Including preference and ordinary shares.

6.	Including domestic and foreign preference, and ordinary shares.

7.	Including domestic and foreign liabilities in respect of derivative instruments.

8.	Including deposits received from domestic and foreign sectors as well as provision for actuarial deficit on pension fund.

9.	Including fixed assets, inventories, valuables and non-produced assets.

10.	South African Reserve Bank, Corporation for Public Deposits, Land Bank, banks and mutual banks.

11.	Including foreign short-term transferrable and other deposits.

12.	Including other long-term loans to residents and non-residents.

13.	Including insurance technical reserves and other domestic and foreign short-term loans.

S–76	Quarterly Bulletin December 2009

South African Reserve Bank
Financial public enterprises1
Liabilities2
R millions

	Securities other than shares			Loans				Shares and other equity
	Bonds			Long term		Short term				Capital
										funds,
									Other	reserves and		Other
	Domestic	Foreign			Non-			National	share-	unallocated	Financial	accounts
	issues	issues	Other[3]	Residents	residents	Banks	Other[4]	government[5]	holders[6]	profits	derivatives[7]	payable[8]	Total
End of	(4505K)	(4504K)	(4513K)	(4514K)	(4507K)	(4509K)	(4510K)	(4500K)	(4501K)	(4515K)	(4516K)	(4517K)	(4512K)

31 March

2007	5 728	1 242	1 064	6 416	10 198	—	407	2 397	1 393	68 693	92	9 131	106 761
2008	6 702	1 749	2 000	6 205	11 569	—	1 756	2 397	1 393	100 623	222	12 899	147 514
2009	11 343	3 541	618	1 967	11 285	—	444	2 397	1 393	89 182	331	6 756	129 258

2007: 03	6 402	1 388	1 055	1 696	9 932	—	381	2 397	1 393	79 337	101	7 942	112 023
04	7 026	1 388	1 104	1 800	9 409	—	440	2 397	1 393	85 748	96	8 122	118 923

2008: 01	6 702	1 749	2 000	6 205	11 569	0	1 756	2 397	1 393	100 623	222	12 899	147 514
02	6 068	1 635	2 153	1 840	10 820	—	472	2 397	1 393	106 750	372	12 122	146 023
03	9 275	2 402	633	1 932	10 971	—	396	2 397	1 393	73 891	181	12 194	115 664
04	11 385	2 833	636	1 969	12 371	—	404	2 397	1 393	77 221	331	12 372	123 313

2009: 01	11 343	3 541	618	1 967	11 285	—	444	2 397	1 393	89 182	331	6 756	129 258
02	12 401	3 996	511	1 958	9 882	—	417	2 397	1 393	90 606	122	7 218	130 901
KB425
Assets2
R millions

		Financial assets
		Currency and deposits		Securities other than shares			Loans[12]
							Long term
	Non-									Shares		Other
	financial	Monetary	Other			Bills and	Mortgage		Short	and other	Financial	accounts
	assets[9]	institutions[10]	institutions[11]	NCDs	Bonds	other[3]	loans	Other	term	equity[6]	derivatives[7]	receivable[13]	Total
End of	(4533K)	(4520K)	(4535K)	(4537K)	(4536K)	(4538K)	(4525K)	(4539K)	(4534K)	(4524K)	(4540K)	(4541K)	(4532K)

31 March

2007	1 522	9 386	0	102	5 152	3 029	1 208	25 180	248	59 293	983	657	106 761
2008	1 639	12 108	0	80	2 436	6 202	1 144	29 295	361	91 612	1 006	1 631	147 514
2009	1 681	13 306	0	151	1 972	5 702	1 109	33 540	201	68 629	1 316	1 652	129 258

2007: 03	1 385	10 049	0	233	2 888	3 867	1 093	24 179	133	66 650	813	734	112 023
04	1 445	11 613	0	80	2 655	3 607	1 156	25 464	237	70 977	782	906	118 923

2008: 01	1 639	12 108	0	80	2 436	6 202	1 144	29 295	361	91 612	1 006	1 631	147 514
02	1 525	11 640	0	137	2 638	4 747	1 133	27 157	312	95 213	567	953	146 023
03	1 524	11 767	0	50	3 028	5 193	1 021	28 813	161	62 049	921	1 137	115 664
04	1 627	11 409	0	100	3 486	5 670	1 104	32 170	154	64 663	1 467	1 463	123 313

2009: 01	1 681	13 306	0	151	1 972	5 702	1 109	33 540	201	68 629	1 316	1 652	129 258
02	1 788	12 116	0	802	2 042	5 378	1 104	34 672	182	70 008	1 119	1 691	130 901
KB426

1.	Financial government enterprises and financial public corporations e.g. the Industrial Development Corporation of SA Ltd (IDC). However, the South African Reserve Bank, Corporation for Public Deposits, the Land Bank as well as the Postbank are not included because their statistics are covered in the monetary statistical pages.

2.	Consolidated data; intra-sectoral claims have been eliminated.

3.	Including RSA Government Treasury bills and other deposits, debentures, domestic and foreign promissory notes. Also included are units in unit trusts and property unit trusts as well as other fixed interest securities.

4.	Including other loans received from domestic non-bank private sector and public-sector institutions as well as foreign loans.

5.	Including preference and ordinary shares.

6.	Including domestic and foreign preference, and ordinary shares.

7.	Including domestic and foreign liabilities in respect of derivative instruments.

8.	Including deposits received from domestic and foreign sectors as well as provision for actuarial deficit on pension fund.

9.	Including fixed assets, inventories, valuables and non-produced assets.

10.	South African Reserve Bank, Corporation for Public Deposits, Land Bank, banks and mutual banks.

11.	Including foreign short-term transferrable and other deposits.

12.	Including other long-term loans to residents and non-residents.

13.	Including insurance technical reserves and other domestic and foreign short-term loans.

Quarterly Bulletin December 2009	S–77

South African Reserve Bank
Balance of payments1
Annual figures
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Current account
Merchandise exports, free on board[2]	(5000J	)	236 556	289 608	259 328	281 827	331 338	412 220	493 893	655 759
Net gold exports[3]	(5001J	)	29 276	43 643	32 106	28 698	27 023	35 470	39 898	48 534
Service receipts	(5002J	)	41 471	52 309	63 351	63 425	71 808	82 643	97 111	105 352
Income receipts	(5680J	)	21 125	22 711	21 373	20 973	29 550	41 207	48 448	48 254
Less: Merchandise imports, free on board[2]	(5003J	)	221 235	283 004	264 752	311 759	360 362	476 966	574 322	739 852
Less: Payments for services	(5004J	)	44 766	57 632	60 283	66 420	77 197	96 623	115 740	138 684
Less: Income payments	(5681J	)	53 301	52 111	56 244	48 823	60 975	75 982	117 266	122 129
Current transfers (net receipts +)	(5006J	)	-6 257	-5 844	-7 478	-10 869	-15 680	-15 768	-16 575	-18 909

Balance on current account	(5007J	)	2 869	9 680	-12 599	-42 948	-54 495	-93 799	-144 553	-161 675

Capital transfer account (net receipts +)	(5682J	)	-256	-163	327	338	193	205	197	208

Financial account
Direct investment
Liabilities[4]	(5640J	)	58 404	16 540	5 550	5 155	42 270	-3 567	40 120	74 403
Assets[5]	(5656J	)	27 359	4 195	-4 275	-8 721	-5 916	-41 058	-20 896	25 888
Net direct investment	(5683J	)	85 763	20 735	1 275	-3 566	36 354	-44 625	19 224	100 291

Portfolio investment
Liabilities	(5644J	)	-24 000	5 344	7 548	46 262	36 188	144 501	97 485	-71 540
Assets	(5660J	)	-43 626	-9 619	-1 001	-5 946	-6 123	-15 044	-24 026	-63 325
Net portfolio investment	(5684J	)	-67 626	-4 275	6 547	40 316	30 065	129 457	73 459	-134 865

Other investment
Liabilities	(5650J	)	-10 226	304	14 594	10 944	32 735	60 750	58 711	47 730
Assets	(5666J	)	-31 158	-4 329	-36 919	-3 555	-22 895	-38 823	2 119	82 983
Net other investment	(5685J	)	-41 384	-4 025	-22 325	7 389	9 840	21 927	60 830	130 713

Balance on financial account	(5688J	)	-23 247	12 435	-14 503	44 139	76 259	106 759	153 513	96 139

Unrecorded transactions[6]	(5686J	)	8 397	-5 872	21 917	35 999	12 306	16 627	38 659	91 394

Change in net gold and other foreign reserves owing to balance-of-payments transactions	(5020J	)	-12 237	16 080	-4 858	37 528	34 263	29 792	47 816	26 066

Change in liabilities related to reserves[7]	(5021J	)	13 571	-20 090	1 911	2 949	2 577	-5 453	-7 631	-7 761

SDR allocations and valuation adjustments	(5022J	)	31 630	-20 041	-11 262	-10 617	11 003	23 350	5 642	74 214

Net monetisation(+)/demonetisation(-) of gold	(5283J	)	622	-563	1 137	84	-226	163	169	158

Change in gross gold and other foreign reserves	(5023J	)	33 586	-24 614	-13 072	29 944	47 617	47 852	45 996	92 677

Memo item: Change in capital transfer and financial accounts including unrecorded transactions	(5687J	)	-15 106	6 400	7 741	80 476	88 758	123 591	192 369	187 741
KB501

1.	Data for the previous four years are preliminary and subject to revision.

2.	Published customs figures adjusted for balance-of-payments purposes.

3.	Commodity gold. Prior to 1981 net gold exports comprised net foreign sales of gold plus changes in gold holdings of the South African Reserve Bank and other banking institutions.

4.	Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons, at least 10 per cent of the voting rights.

5.	Investment by South African residents in undertakings abroad in which they have at least 10 per cent of the voting rights.

6.	Transactions on the current capital transfer and financial accounts.

7.	Liabilities related to foreign reserves include all foreign liabilities of the South African Reserve Bank and short-term foreign loans to the central government by international organisations.

S–78	Quarterly Bulletin December 2009

South African Reserve Bank
Balance of payments1
Quarterly figures
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03
Current account
Merchandise exports free on board[2]	(5000K	)	133 320	493 893	138 082	172 201	178 975	166 501	655 759	130 149	120 311	122 426
Net gold exports[3]	(5001K	)	11 268	39 898	11 516	11 877	12 351	12 790	48 534	12 744	11 871	13 355
Service receipts	(5002K	)	27 990	97 111	26 509	23 690	25 015	30 138	105 352	27 151	23 234	23 852
Income receipts	(5680K	)	11 521	48 448	10 629	13 749	13 092	10 784	48 254	11 511	7 340	8 630
Less: Merchandise imports free on board[2]	(5003K	)	152 260	574 322	161 474	188 411	204 626	185 341	739 852	153 485	124 539	132 126
Less: Payments for services	(5004K	)	30 223	115 740	30 569	36 529	36 766	34 820	138 684	31 121	31 443	30 840
Less: Income payments	(5681K	)	37 016	117 266	31 578	29 506	34 270	26 775	122 129	24 425	22 209	23 571
Current transfers (net receipts +)	(5006K	)	-3 612	-16 575	-4 234	-5 531	-5 040	-4 104	-18 909	-5 592	-5 389	-5 964

Balance on current account	(5007K	)	-39 012	-144 553	-41 119	-38 460	-51 269	-30 827	-161 675	-33 068	-20 824	-24 238

Capital transfer account (net receipts +)	(5682K	)	50	197	53	48	55	52	208	56	57	52

Financial account
Direct investment
Liabilities[4]	(5640K	)	12 973	40 120	46 822	7 873	16 021	3 687	74 403	11 122	24 873	8 279
Assets[5]	(5656K	)	-5 572	-20 896	-7 078	-4 443	-4 845	42 254	25 888	2 520	-3 651	-3 494
Net direct investment	(5683K	)	7 401	19 224	39 744	3 430	11 176	45 941	100 291	13 642	21 222	4 785

Portfolio investment
Liabilities	(5644K	)	2 630	97 485	-20 655	17 358	-7 626	-60 617	-71 540	9 992	29 669	26 290
Assets	(5660K	)	-9 027	-24 026	-1 518	-6 451	-4 298	-51 058	-63 325	-938	-410	-3 646
Net portfolio investment	(5684K	)	-6 397	73 459	-22 173	10 907	-11 924	-111 675	-134 865	9 054	29 259	22 644

Other investment
Liabilities	(5650K	)	5 423	58 711	33 513	3 703	13 904	-3 390	47 730	-6 893	-27 012	-6 805
Assets	(5666K	)	30 104	2 119	12 510	7 111	-909	64 271	82 983	-2 151	4 082	20 085
Net other investment	(5685K	)	35 527	60 830	46 023	10 814	12 995	60 881	130 713	-9 044	-22 930	13 280

Balance on financial account	(5688K	)	36 531	153 513	63 594	25 151	12 247	-4 853	96 139	13 652	27 551	40 709

Unrecorded transactions[6]	(5686K	)	18 515	38 659	-15 753	18 918	46 771	41 458	91 394	21 142	285	-10 263

Change in net gold and other foreign reserves owing to balance-of-payments transactions	(5020K	)	16 084	47 816	6 775	5 657	7 804	5 830	26 066	1 782	7 069	6 260

Change in liabilities related to reserves[7]	(5021K	)	-3 669	-7 631	-2 456	-2 000	-2 665	-640	-7 761	28	-428	-2 689

SDR allocations and valuation adjustments	(5022K	)	2 447	5 642	49 620	-9 905	7 136	27 363	74 214	4 749	-55 702	12 803

Net monetisation(+)/demonetisation(-) of gold	(5283K	)	12	169	41	34	33	50	158	4	9	23

Change in gross gold and other foreign reserves	(5023K	)	14 874	45 996	53 980	-6 214	12 308	32 603	92 677	6 563	-49 052	16 397

Memo item: Change in capital transfer and financial accounts including unrecorded transactions	(5687K	)	55 096	192 369	47 894	44 117	59 073	36 657	187 741	34 850	27 893	30 498
KB502

1.	Data for the previous four years are preliminary and subject to revision.

2.	Published customs figures adjusted for balance-of-payments purposes.

3.	Commodity gold. Prior to 1981 net gold exports comprised net foreign sales of gold plus changes in gold holdings of the South African Reserve Bank and other banking institutions.

4.	Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

5.	Investment by South African residents in undertakings abroad in which they have at least 10 per cent of the voting rights.

6.	Transactions on the current capital transfer and financial accounts.

7.	Liabilities related to foreign reserves include all foreign liabilities of the South African Reserve Bank and short-term foreign loans to the central government by international organisations.

Quarterly Bulletin December 2009	S–79

South African Reserve Bank
Current account of the balance of payments
Seasonally adjusted figures at an annual rate
R millions

					Less:	Less:		Current	Balance
	Merchandise	Net			Merchandise	Payments	Less:	transfers	on
	exports	gold	Service	Income	imports	for	Income	(net	current
	free on board	exports	receipts	receipts	free on board	services	payments	receipts +)	account
Period	(5000L)	(5001L)	(5002L)	(5680L)	(5003L)	(5004L)	(5681L)	(5006L)	(5007L)

2000: 04	227 072	24 832	37 236	17 055	210 700	41 195	41 378	-6 448	6 474
2000	194 223	27 838	34 950	17 432	189 411	40 346	39 456	-6 422	-1 192

2001: 01	229 007	26 011	39 169	14 354	211 778	41 916	40 772	-6 607	7 468
02	244 808	24 088	42 340	31 224	218 623	44 786	66 747	-6 634	5 670
03	221 294	30 570	41 500	17 822	212 476	45 652	54 935	-5 861	-7 738
04	251 115	36 435	42 875	21 100	242 063	46 710	50 750	-5 926	6 076
2001	236 556	29 276	41 471	21 125	221 235	44 766	53 301	-6 257	2 869

2002: 01	283 441	43 995	50 806	15 677	277 757	55 980	41 748	-5 708	12 726
02	293 509	43 900	50 083	20 292	281 222	56 281	61 044	-5 764	3 473
03	280 873	45 475	54 463	30 153	279 208	57 789	59 231	-6 260	8 476
04	300 609	41 202	53 884	24 722	293 829	60 478	46 421	-5 644	14 045
2002	289 608	43 643	52 309	22 711	283 004	57 632	52 111	-5 844	9 680

2003: 01	266 896	36 442	64 068	15 046	263 547	57 898	53 153	-5 784	2 070
02	256 762	30 703	61 259	25 530	261 033	60 216	78 411	-8 804	-34 210
03	266 282	27 449	63 790	20 613	265 284	61 067	45 052	-8 704	-1 973
04	247 372	33 830	64 287	24 303	269 144	61 951	48 360	-6 620	-16 283
2003	259 328	32 106	63 351	21 373	264 752	60 283	56 244	-7 478	-12 599

2004: 01	264 244	29 106	59 057	13 354	275 407	61 775	41 999	-8 991	-22 411
02	280 791	29 300	62 277	24 657	317 533	66 507	47 083	-12 691	-46 789
03	289 134	25 787	62 876	23 382	317 412	66 899	50 875	-11 935	-45 942
04	293 139	30 599	69 490	22 499	336 684	70 499	55 335	-9 859	-56 650
2004	281 827	28 698	63 425	20 973	311 759	66 420	48 823	-10 869	-42 948

2005: 01	289 688	24 904	67 137	33 028	321 371	74 938	60 045	-11 080	-52 677
02	342 193	25 896	71 266	24 013	356 980	75 495	57 167	-15 929	-42 203
03	348 460	25 980	72 212	33 543	383 787	78 231	57 056	-18 820	-57 699
04	345 011	31 312	76 617	27 616	379 310	80 124	69 632	-16 891	-65 401
2005	331 338	27 023	71 808	29 550	360 362	77 197	60 975	-15 680	-54 495

2006: 01	339 329	29 331	77 089	33 965	388 110	88 294	77 043	-18 919	-92 652
02	389 350	33 707	81 801	41 756	447 187	91 207	70 271	-16 147	-78 198
03	443 358	39 352	82 436	49 734	495 937	99 029	79 361	-14 895	-74 342
04	476 843	39 490	89 246	39 373	576 630	107 962	77 253	-13 111	-130 004
2006	412 220	35 470	82 643	41 207	476 966	96 623	75 982	-15 768	-93 799

2007: 01	466 190	37 273	92 491	47 385	550 206	110 994	98 863	-15 485	-132 209
02	489 050	36 292	96 846	51 659	560 176	117 060	99 848	-18 744	-121 981
03	487 359	40 955	96 204	48 589	587 688	114 886	123 519	-17 628	-170 614
04	532 973	45 072	102 903	46 159	599 218	120 020	146 834	-14 443	-153 408
2007	493 893	39 898	97 111	48 448	574 322	115 740	117 266	-16 575	-144 553

2008: 01	568 372	46 061	100 314	48 612	668 074	129 209	136 351	-16 979	-187 254
02	680 115	47 509	105 464	48 190	759 943	142 909	115 030	-22 117	-158 721
03	706 305	49 405	104 519	46 865	792 428	144 688	123 815	-20 129	-173 966
04	668 244	51 161	111 111	49 349	738 963	137 930	113 320	-16 411	-126 759
2008	655 759	48 534	105 352	48 254	739 852	138 684	122 129	-18 909	-161 675

2009: 01	535 058	50 978	102 940	48 683	639 448	128 763	104 352	-22 422	-157 326
02	475 056	47 484	102 110	31 142	510 108	120 162	85 017	-21 544	-81 039
03	478 334	53 419	100 424	31 365	510 573	123 389	83 130	-23 809	-77 359
KB503

S–80	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign trade
Indices of volume and prices of goods and services
Seasonally adjusted, 2005 = 100

	Exports[1]				Imports[1]		Terms of trade[2]
	Excluding gold		Including gold
							Excluding	Including
	Volume	Price	Volume	Price	Volume	Price	gold	gold
Period	(5030L)	(5031L)	(5032L)	(5033L)	(5034L)	(5035L)	(5036L)	(5037L)

2000: 04	87.5	74.9	90.0	74.7	70.4	81.7	91.6	91.4
2000	81.9	69.5	86.0	69.5	69.0	76.1	91.3	91.3

2001: 01	85.6	77.7	88.0	77.7	69.5	83.4	93.2	93.2
02	88.7	80.3	92.2	78.5	70.8	85.1	94.4	92.3
03	81.2	80.3	85.2	80.0	67.6	87.3	92.0	91.7
04	83.4	87.4	87.1	88.2	69.1	95.5	91.5	92.4
2001	84.7	81.4	88.1	81.1	69.2	87.8	92.8	92.4

2002: 01	84.5	98.1	87.7	100.3	71.6	106.6	92.0	94.1
02	87.0	98.0	90.5	99.5	72.5	106.4	92.1	93.5
03	83.5	99.6	87.0	101.7	72.1	106.8	93.3	95.2
04	88.8	99.0	92.2	99.7	74.3	109.0	90.9	91.5
2002	86.0	98.7	89.4	100.3	72.6	107.2	92.1	93.6

2003: 01	85.8	95.7	88.4	96.6	73.9	99.4	96.3	97.2
02	86.5	91.2	88.4	91.7	76.4	96.0	95.0	95.5
03	90.4	90.5	91.7	90.6	79.6	93.7	96.6	96.7
04	86.8	89.0	89.8	89.5	82.3	91.9	96.9	97.4
2003	87.4	91.6	89.6	92.1	78.1	95.3	96.2	96.7

2004: 01	84.9	94.5	86.5	94.7	83.6	92.2	102.5	102.8
02	88.8	95.9	90.6	95.6	90.1	97.4	98.4	98.1
03	92.1	94.8	93.0	94.4	91.5	95.9	98.8	98.4
04	96.7	93.0	98.3	93.0	95.5	97.4	95.4	95.4
2004	90.6	94.5	92.1	94.4	90.2	95.7	98.8	98.7

2005: 01	94.4	93.8	94.9	93.6	95.2	95.3	98.5	98.3
02	101.6	101.0	101.4	100.8	99.0	99.9	101.1	100.9
03	103.5	100.9	103.1	100.9	103.0	102.5	98.4	98.4
04	100.4	104.3	100.6	104.8	102.7	102.2	102.1	102.5
2005	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

2006: 01	99.3	104.0	98.7	104.9	108.3	100.5	103.5	104.4
02	106.9	109.4	105.6	111.1	116.3	105.8	103.4	105.1
03	110.7	117.8	109.6	119.9	117.0	116.2	101.4	103.2
04	117.4	119.6	115.9	121.5	131.4	119.1	100.4	102.0
2006	108.6	112.7	107.5	114.4	118.3	110.4	102.2	103.7

2007: 01	113.7	121.9	111.8	123.9	129.1	117.0	104.1	105.9
02	114.7	126.7	112.6	128.5	129.2	119.8	105.8	107.2
03	113.1	128.0	111.5	130.2	129.0	124.5	102.8	104.5
04	121.3	130.0	119.3	132.7	128.5	127.9	101.7	103.7
2007	115.7	126.7	113.8	128.8	128.9	122.3	103.6	105.3

2008: 01	111.7	148.4	109.1	152.4	130.6	139.6	106.4	109.2
02	123.0	158.4	119.9	161.6	132.9	155.2	102.0	104.1
03	124.2	161.9	121.4	164.8	133.7	160.2	101.1	102.9
04	119.0	162.4	115.8	166.8	126.0	159.0	102.2	104.9
2008	119.5	157.8	116.5	161.4	130.8	153.5	102.9	105.3

2009: 01	96.1	164.6	93.9	170.7	117.3	149.6	110.0	114.1
02	92.6	154.6	90.8	159.9	103.5	139.1	111.1	114.9
03	94.4	152.1	93.2	157.8	103.0	140.7	108.1	112.2
KB504

1.	Derived from the national accounts item “goods and services”.

2.	Export price index divided by import price index.

Quarterly Bulletin December 2009	S–81

South African Reserve Bank
Services, income and transfers
Annual figures
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Receipts
Services receipts
Transportation	(5700Y	)	9 890	10 743	9 485	9 115	9 743	10 067	12 693	12 763
Passenger fares	(5041Y	)	5 885	8 101	7 234	6 809	7 070	7 401	10 201	10 040
Other	(5042Y	)	4 005	2 642	2 251	2 306	2 673	2 666	2 492	2 723
Travel	(5043Y	)	22 073	30 665	42 841	41 808	47 744	54 982	61 675	65 473
Business	(5701Y	)	1 718	2 303	3 347	3 566	4 314	4 848	5 661	5 885
Other	(5702Y	)	20 355	28 362	39 494	38 242	43 430	50 134	56 014	59 588
Other services	(5051Y	)	9 508	10 901	11 025	12 502	14 321	17 594	22 743	27 116
Total services	(5002Y	)	41 471	52 309	63 351	63 425	71 808	82 643	97 111	105 352
Income receipts
Compensation of employees	(5703Y	)	2 403	2 814	2 931	3 017	3 902	4 685	5 575	6 427
Investment income
Direct investment	(5704Y	)	5 733	6 663	6 560	6 531	9 267	10 325	13 023	12 004
Dividends	(5044Y	)	4 713	4 028	3 392	3 353	5 781	5 265	6 805	5 123
Interest	(5045Y	)	862	2 027	1 924	1 808	2 547	4 001	5 358	5 993
Branch	(5046Y	)	158	608	1 244	1 370	939	1 059	860	888
Non-direct investment[1]	(5705Y	)	12 989	13 234	11 882	11 425	16 381	26 197	29 850	29 823
Dividends	(5047Y	)	6 875	6 521	5 846	5 781	7 245	10 933	8 768	10 603
Interest	(5048Y	)	6 114	6 713	6 036	5 644	9 136	15 264	21 082	19 220
Total income	(5680Y	)	21 125	22 711	21 373	20 973	29 550	41 207	48 448	48 254
Current transfer receipts
Central government	(5707Y	)	812	1 085	1 371	1 032	944	1 132	1 107	2 109
Other sectors	(5708Y	)	292	376	470	1 127	3 598	4 947	6 582	9 374
Total current transfers	(5709Y	)	1 104	1 461	1 841	2 159	4 542	6 079	7 689	11 483
Capital transfer receipts
Central government	(5710Y	)	—	—	—	—	—	—	—	—
Other sectors	(5711Y	)	137	213	327	351	283	289	291	322
Total capital transfers	(5712Y	)	137	213	327	351	283	289	291	322

Payments
Services payments
Transportation	(5720Y	)	18 157	24 006	23 846	28 296	33 943	45 115	53 039	61 985
Passenger fares	(5057Y	)	4 106	4 586	5 767	6 963	9 168	12 544	15 279	20 434
Other	(5058Y	)	14 051	19 420	18 079	21 333	24 775	32 571	37 760	41 551
Travel	(5059Y	)	15 996	19 010	21 529	20 312	21 463	22 869	27 596	35 884
Business	(5721Y	)	5 669	6 863	7 692	8 043	5 708	6 343	7 727	10 227
Other	(5722Y	)	10 327	12 148	13 837	12 269	15 755	16 526	19 869	25 657
Other services	(5067Y	)	10 613	14 616	14 908	17 812	21 791	28 639	35 105	40 815
Total services	(5004Y	)	44 766	57 632	60 283	66 420	77 197	96 623	115 740	138 684
Income payments
Compensation of employees	(5723Y	)	4 438	5 308	5 283	6 030	6 618	7 153	8 238	9 200
Investment income
Direct investment	(5724Y	)	24 402	21 223	24 387	20 986	27 520	32 679	60 381	64 803
Dividends	(5060Y	)	22 278	19 616	23 356	19 521	26 455	31 316	58 637	62 532
Interest	(5061Y	)	1 007	821	667	565	666	1 100	1 457	1 962
Branch	(5062Y	)	1 117	786	364	900	399	263	287	309
Non-direct investment[1]	(5725Y	)	24 461	25 580	26 574	21 807	26 837	36 150	48 647	48 126
Dividends	(5063Y	)	8 637	7 405	10 820	8 171	11 306	13 255	20 431	11 416
Interest	(5064Y	)	15 824	18 175	15 754	13 636	15 531	22 895	28 216	36 710
Total income	(5681Y	)	53 301	52 111	56 244	48 823	60 975	75 982	117 266	122 129
Current transfer payments
Central government	(5727Y	)	7 122	7 011	8 924	12 476	18 928	20 132	22 023	26 748
Other sectors	(5728Y	)	239	294	395	552	1 294	1 715	2 241	3 644
Total current transfers	(5729Y	)	7 361	7 305	9 319	13 028	20 222	21 847	24 264	30 392
Capital transfer payments
Central government	(5730Y	)	—	—	—	—	—	—	—	—
Other sectors	(5731Y	)	393	375	—	15	90	84	94	114
Total capital transfers	(5732Y	)	393	375	—	15	90	84	94	114

KB505

1.	Including portfolio and other investment.

S–82	Quarterly Bulletin December 2009

South African Reserve Bank
Services, income and transfers
Seasonally adjusted figures at annual rates
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03

Receipts
Services receipts
Transportation	(5700L	)	11 460	12 693	11 902	13 572	13 015	12 563	12 763	12 254	12 027	11 676
Passenger fares	(5041L	)	8 768	10 201	9 133	10 739	10 303	9 985	10 040	9 299	9 201	9 054
Other	(5042L	)	2 692	2 492	2 769	2 833	2 712	2 578	2 723	2 955	2 826	2 622
Travel	(5043L	)	64 572	61 675	63 381	66 919	64 785	66 807	65 473	65 422	64 816	63 439
Business	(5701L	)	5 896	5 661	4 859	5 511	6 957	6 213	5 885	6 337	5 775	6 504
Other	(5702L	)	58 676	56 014	58 522	61 408	57 828	60 594	59 588	59 085	59 041	56 935
Other services	(5051L	)	26 871	22 743	25 031	24 973	26 719	31 741	27 116	25 264	25 267	25 309
Total services	(5002L	)	102 903	97 111	100 314	105 464	104 519	111 111	105 352	102 940	102 110	100 424
Income receipts
Compensation of employees	(5703L	)	5 768	5 575	6 020	6 220	6 516	6 952	6 427	6 980	6 960	7 220
Investment income
Direct investment	(5704L	)	13 751	13 023	11 563	13 435	11 599	11 419	12 004	10 954	10 743	6 779
Dividends	(5044L	)	6 831	6 805	6 265	6 015	4 004	4 208	5 123	7 118	6 526	2 468
Interest	(5045L	)	6 000	5 358	4 398	6 512	6 735	6 327	5 993	3 064	3 501	3 631
Branch	(5046L	)	920	860	900	908	860	884	888	772	716	680
Non-direct investment[1]	(5705L	)	26 640	29 850	31 029	28 535	28 750	30 978	29 823	30 749	13 439	17 366
Dividends	(5047L	)	5 912	8 768	9 827	9 591	10 015	12 979	10 603	17 817	4 459	7 948
Interest	(5048L	)	20 728	21 082	21 202	18 944	18 735	17 999	19 220	12 932	8 980	9 418
Total income	(5680L	)	46 159	48 448	48 612	48 190	46 865	49 349	48 254	48 683	31 142	31 365
Current transfer receipts
Central government	(5707L	)	3 011	1 107	1 199	465	2 276	4 496	2 109	728	494	1 059
Other sectors	(5708L	)	7 860	6 582	7 752	8 904	9 860	10 980	9 374	9 108	10 032	8 036
Total current transfers	(5709L	)	10 871	7 689	8 951	9 369	12 136	15 476	11 483	9 836	10 526	9 095
Capital transfer receipts
Central government	(5710L	)	—	—	—	—	—	—	—	—	—	—
Other sectors	(5711L	)	296	291	316	308	328	336	322	336	328	340
Total capital transfers	(5712L	)	296	291	316	308	328	336	322	336	328	340

Payments
Services payments
Transportation	(5720L	)	55 345	53 039	58 752	63 381	65 077	60 730	61 985	55 625	45 984	47 929
Passenger fares	(5057L	)	19 027	15 279	18 824	20 262	21 501	21 149	20 434	19 819	18 036	19 477
Other	(5058L	)	36 318	37 760	39 928	43 119	43 576	39 581	41 551	35 806	27 948	28 452
Travel	(5059L	)	28 936	27 596	32 766	39 511	38 273	32 986	35 884	32 615	33 973	35 503
Business	(5721L	)	8 656	7 727	7 908	11 294	11 187	10 519	10 227	8 365	9 418	10 649
Other	(5722L	)	20 280	19 869	24 858	28 217	27 086	22 467	25 657	24 250	24 555	24 854
Other services	(5067L	)	35 739	35 105	37 691	40 017	41 338	44 214	40 815	40 523	40 205	39 957
Total services	(5004L	)	120 020	115 740	129 209	142 909	144 688	137 930	138 684	128 763	120 162	123 389
Income payments
Compensation of employees	(5723L	)	9 292	8 238	8 492	8 720	9 252	10 336	9 200	9 044	9 140	9 360
Investment income
Direct investment	(5724L	)	100 933	60 381	80 304	54 717	64 395	59 796	64 803	52 799	41 271	46 812
Dividends	(5060L	)	99 233	58 637	77 966	52 600	61 799	57 763	62 532	50 777	39 877	45 135
Interest	(5061L	)	1 400	1 457	2 050	1 793	2 292	1 713	1 962	1 714	1 098	1 397
Branch	(5062L	)	300	287	288	324	304	320	309	308	296	280
Non-direct investment[1]	(5725L	)	36 609	48 647	47 555	51 593	50 168	43 188	48 126	42 509	34 606	26 958
Dividends	(5063L	)	9 348	20 431	13 121	9 588	14 932	8 023	11 416	13 872	8 409	6 123
Interest	(5064L	)	27 261	28 216	34 434	42 005	35 236	35 165	36 710	28 637	26 197	20 835
Total income	(5681L	)	146 834	117 266	136 351	115 030	123 815	113 320	122 129	104 352	85 017	83 130
Current transfer payments
Central government	(5727L	)	22 832	22 023	22 848	28 044	28 048	28 052	26 748	28 048	27 068	27 064
Other sectors	(5728L	)	2 482	2 241	3 082	3 442	4 217	3 835	3 644	4 210	5 002	5 840
Total current transfers	(5729L	)	25 314	24 264	25 930	31 486	32 265	31 887	30 392	32 258	32 070	32 904
Capital transfer payments
Central government	(5730L	)	—	—	—	—	—	—	—	—	—	—
Other sectors	(5731L	)	96	94	104	116	108	128	114	112	100	132
Total capital transfers	(5732L	)	96	94	104	116	108	128	114	112	100	132

KB531

1.	Including portfolio and other investment.

Quarterly Bulletin December 2009	S–83

South African Reserve Bank
Capital movements1
Annual figures
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Foreign liabilities[2]

Direct investment[3]	(5640J	)	58 404	16 540	5 550	5 155	42 270	-3 567	40 120	74 403
Public corporations	(5641J	)	—	-383	—	-12 659	-1 670	—	—	—
Banking sector	(5642J	)	—	—	165	1 640	31 134	1 040	4 898	36 141
Private non-banking sector	(5643J	)	58 404	16 923	5 385	16 174	12 806	-4 607	35 222	38 262

Portfolio investment	(5644J	)	-24 000	5 344	7 548	46 262	36 188	144 501	97 485	-71 540
Monetary authorities	(5645J	)	—	—	—	—	—	—	—	—
Public authorities	(5646J	)	-13 999	10 231	3 899	2 830	-9 829	33 212	-1 104	-23 349
Public corporations	(5647J	)	-5 099	-244	-756	194	-6 998	9 800	1 660	-2 559
Banking sector	(5648J	)	4 128	-1 745	-707	2 988	3 699	7 882	18 547	-4 771
Private non-banking sector	(5649J	)	-9 030	-2 898	5 112	40 250	49 316	93 607	78 382	-40 861

Other investment	(5650J	)	-10 226	304	14 594	10 944	32 735	60 750	58 711	47 730
Monetary authorities[4]	(5651J	)	-46	802	-564	689	688	40	3 222	-2 218
Public authorities[5]	(5652J	)	1 157	21 906	-1 975	-2 078	7 182	3 328	-5 811	199
Public corporations	(5653J	)	-3 709	-680	-646	-3 337	2 016	-913	1 443	2 147
Banking sector	(5654J	)	-6 416	-16 676	-1 273	7 527	16 009	25 035	42 259	43 572
Private non-banking sector	(5655J	)	-1 212	-5 048	19 052	8 143	6 840	33 260	17 598	4 030

Foreign assets[6]

Direct investment[7]	(5656J	)	27 359	4 195	-4 275	-8 721	-5 916	-41 058	-20 896	25 888
Public corporations	(5657J	)	—	—	—	—	—	—	—	-87
Banking sector	(5658J	)	10	—	—	—	638	134	583	-14
Private non-banking sector	(5659J	)	27 349	4 195	-4 275	-8 721	-6 554	-41 192	-21 479	25 989

Portfolio investment	(5660J	)	-43 626	-9 619	-1 001	-5 946	-6 123	-15 044	-24 026	-63 325
Monetary authorities	(5661J	)	—	—	—	—	—	—	—	—
Public authorities	(5662J	)	—	—	—	—	—	—	—	—
Public corporations	(5663J	)	—	—	—	—	—	—	—	—
Banking sector	(5664J	)	50	-344	-133	408	2 788	493	-4 554	-4 930
Private non-banking sector	(5665J	)	-43 676	-9 275	-868	-6 354	-8 911	-15 537	-19 472	-58 395

Other investment	(5666J	)	-31 158	-4 329	-36 919	-3 555	-22 895	-38 823	2 119	82 983
Monetary authorities[8]	(5667J	)	-1	3	7	31	-43	1	1	—
Public authorities	(5668J	)	-3 361	-4 395	-2 955	-669	-994	-1 574	-357	1 636
Public corporations	(5669J	)	102	-482	967	-441	189	60	-2 076	-1 271
Banking sector	(5670J	)	-21 537	-25 489	-57 401	-15 260	-21 156	-27 636	-354	80 842
Private non-banking sector	(5671J	)	-6 361	26 034	22 463	12 784	-891	-9 674	4 905	1 776

KB529

1.	Identified capital movements.

2.	An increase in liabilities (inflow of capital) is indicated by a positive sign. A decrease in liabilities (outflow of capital) is indicated by a negative sign.

3.	Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

4.	These transactions comprise only of the liabilities of the Corporation for Public Deposits.

5.	As from August 2009, SDR allocations will be shown as changes in Other investment: (Long term) Liabilities of the public authorities.

6.	An increase in assets (outflow of capital) is indicated by a negative sign. A decrease in assets (inflow of capital) is indicated by a positive sign.

7.	Investment by South African residents in undertakings abroad in which they individually or collectively in the case of affiliated organisations or persons have at least 10 per cent of the voting rights.

8.	Including the long-term assets of the South African Reserve Bank and the Corporation for Public Deposits.

S–84	Quarterly Bulletin December 2009

South African Reserve Bank
Capital movements1
Quarterly figures
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03

Foreign liabilities[2]

Direct investment[3]	(5640K	)	12 973	40 120	46 822	7 873	16 021	3 687	74 403	11 122	24 873	8 279
Public corporations	(5641K	)	—	—	—	—	—	—	—	—	—	—
Banking sector	(5642K	)	1 100	4 898	34 621	116	859	545	36 141	-20	261	611
Private non-banking sector	(5643K	)	11 873	35 222	12 201	7 757	15 162	3 142	38 262	11 142	24 612	7 668

Portfolio investment	(5644K	)	2 630	97 485	-20 655	17 358	-7 626	-60 617	-71 540	9 992	29 669	26 290
Monetary authorities	(5645K	)	—	—	—	—	—	—	—	—	—	—
Public authorities	(5646K	)	2 248	-1 104	-12 357	9 762	3 697	-24 451	-23 349	-8 113	11 896	1 598
Public corporations	(5647K	)	439	1 660	-1 667	2 324	682	-3 898	-2 559	-1 236	859	-272
Banking sector	(5648K	)	-1 162	18 547	2 669	1 916	-4 703	-4 653	-4 771	3 277	1 358	2 881
Private non-banking sector	(5649K	)	1 105	78 382	-9 300	3 356	-7 302	-27 615	-40 861	16 064	15 556	22 083

Other investment	(5650K	)	5 423	58 711	33 513	3 703	13 904	-3 390	47 730	-6 893	-27 012	-6 805
Monetary authorities[4]	(5651K	)	836	3 222	-1 581	479	-1 804	688	-2 218	-859	1 321	-305
Public authorities	(5652K	)	-23	-5 811	-466	-747	872	540	199	-589	-1 089	-475
Public corporations	(5653K	)	-167	1 443	793	601	-506	1 259	2 147	4 765	-1 515	3 268
Banking sector	(5654K	)	3 226	42 259	32 925	3 833	10 522	-3 708	43 572	-10 093	-23 650	-2 767
Private non-banking sector	(5655K	)	1 551	17 598	1 842	-463	4 820	-2 169	4 030	-117	-2 079	-6 526

Foreign assets[5]

Direct investment[6]	(5656K	)	-5 572	-20 896	-7 078	-4 443	-4 845	42 254	25 888	2 520	-3 651	-3 494
Public corporations	(5657K	)	—	—	—	-87	—	—	-87	—	—	—
Banking sector	(5658K	)	32	583	—	-4	-10	—	-14	—	—	145
Private non-banking sector	(5659K	)	-5 604	-21 479	-7 078	-4 352	-4 835	42 254	25 989	2 520	-3 651	-3 639

Portfolio investment	(5660K	)	-9 027	-24 026	-1 518	-6 451	-4 298	-51 058	-63 325	-938	-410	-3 646
Monetary authorities	(5661K	)	—	—	—	—	—	—	—	—	—	—
Public authorities	(5662K	)	—	—	—	—	—	—	—	—	—	—
Public corporations	(5663K	)	—	—	—	—	—	—	—	—	—	—
Banking sector	(5664K	)	-4 326	-4 554	-24	-3 258	-886	-762	-4 930	908	2 172	-583
Private non-banking sector	(5665K	)	-4 701	-19 472	-1 494	-3 193	-3 412	-50 296	-58 395	-1 846	-2 582	-3 063

Other investment	(5666K	)	30 104	2 119	12 510	7 111	-909	64 271	82 983	-2 151	4 082	20 085
Monetary authorities[7]	(5667K	)	—	1	3	—	-3	—	—	1	—	-1
Public authorities	(5668K	)	-662	-357	1 840	760	-235	-729	1 636	1 182	-31	852
Public corporations	(5669K	)	-1 948	-2 076	81	-98	-616	-638	-1 271	-445	682	-127
Banking sector	(5670K	)	23 477	-354	10 778	13 125	6 139	50 800	80 842	9 691	-1 502	-8 554
Private non-banking sector	(5671K	)	9 237	4 905	-192	-6 676	-6 194	14 838	1 776	-12 580	4 933	27 915

KB530

1.	Identified capital movements.

2.	An increase in liabilities (inflow of capital) is indicated by a positive sign. A decrease in liabilities (outflow of capital) is indicated by a negative sign.

3.	Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

4.	These transactions comprise only of the liabilities of the Corporation for Public Deposits.

5.	An increase in assets (outflow of capital) is indicated by a negative sign. A decrease in assets (inflow of capital) is indicated by a positive sign.

6.	Investment by South African residents in undertakings abroad in which they individually or collectively in the case of affiliated organisations or persons have at least 10 per cent of the voting rights.

7.	Including the long-term assets of the South African Reserve Bank and the Corporation for Public Deposits.

Quarterly Bulletin December 2009	S–85

South African Reserve Bank
Foreign liabilities of South Africa
R millions

			2002	2003	2004	2005	2006	2007	2008
End of			Total	Total	Total	Total	Total	Total	Total

Direct investment

Public corporations	(5540J	)	4 923	12 207	650	—	—	—	—
Equity capital	(5541J	)	2 638	7 949	150	—	—	—	—
Reinvested earnings	(5585J	)	2 285	4 258	500	—	—	—	—
Other capital	(5542J	)	—	—	—	—	—	—	—

Banking sector	(5543J	)	3 984	4 265	7 759	46 047	57 497	63 417	83 269
Equity capital	(5544J	)	3 229	3 619	5 777	43 970	55 070	57 878	78 901
Reinvested earnings	(5586J	)	755	646	1 982	2 077	2 427	5 539	4 368

Private non-banking sector	(5545J	)	255 512	294 736	354 449	453 539	554 225	688 508	549 350
Equity capital	(5546J	)	152 934	166 880	184 183	183 477	189 713	212 615	198 767
Reinvested earnings	(5587J	)	62 568	87 479	125 577	222 466	306 563	392 349	244 531
Long-term capital	(5547J	)	30 853	30 337	31 121	33 508	39 390	59 314	69 980
Short-term capital	(5548J	)	9 157	10 040	13 568	14 088	18 559	24 230	36 072

Total direct investment	(5550J	)	264 419	311 208	362 858	499 586	611 722	751 925	632 619

Portfolio investment

Monetary authority	(5551J	)	—	—	—	—	—	—	—
Debt securities	(5552J	)	—	—	—	—	—	—	—

Public authorities	(5553J	)	80 120	69 309	67 105	77 291	93 570	89 583	127 065
Debt securities	(5554J	)	80 120	69 309	67 105	77 291	93 570	89 583	127 065

Public corporations	(5555J	)	18 975	23 053	18 461	21 997	21 366	25 032	22 792
Equity securities	(5556J	)	—	4 333	1 785	10 184	4 879	8 896	7 289
Debt securities	(5557J	)	18 975	18 720	16 676	11 813	16 487	16 136	15 503

Banking sector	(5558J	)	23 275	28 463	50 870	73 915	111 551	93 591	88 986
Equity securities	(5559J	)	21 374	27 259	50 071	73 192	110 489	80 983	71 663
Debt securities	(5560J	)	1 901	1 204	799	723	1 062	12 608	17 323

Private non-banking sector	(5561J	)	185 876	186 322	217 426	350 743	489 681	698 976	558 300
Equity securities	(5562J	)	180 007	186 168	215 277	342 535	475 274	659 989	511 476
Debt securities	(5563J	)	5 869	154	2 149	8 208	14 407	38 987	46 824

Total portfolio investment	(5564J	)	308 246	307 147	353 862	523 946	716 168	907 182	797 143

Other investment

Monetary authorities	(5565J	)	44 680	41 004	37 918	41 556	41 368	37 797	36 416
International Monetary Fund	(5566J	)	21 818	20 121	16 337	16 891	19 593	20 056	26 780
Long-term loans	(5567J	)	13 192	17 105	17 232	17 706	11 717	5 141	—
Short-term loans	(5568J	)	8 262	2 848	2 480	4 402	7 481	6 800	6 050
Deposits	(5569J	)	1 408	930	1 869	2 557	2 577	5 800	3 586

Public authorities	(5570J	)	24 237	18 243	15 042	22 286	29 317	25 083	31 851
Long-term loans	(5571J	)	24 237	18 243	15 042	17 162	22 485	25 083	31 851
Short-term loans	(5572J	)	—	—	—	5 124	6 832	—	—

Public corporations	(5573J	)	21 701	16 786	14 722	14 564	16 009	16 671	22 536
Long-term loans	(5574J	)	21 548	16 786	14 722	14 564	15 671	14 329	19 503
Short-term loans	(5575J	)	153	—	—	—	338	2 342	3 033

Banking sector	(5576J	)	51 491	41 453	45 475	64 273	91 515	131 819	199 549
Long-term loans	(5577J	)	—	—	—	—	—	14 557	19 956
Short-term loans	(5578J	)	17 331	13 162	13 211	25 221	32 019	51 671	79 106
Deposits	(5579J	)	34 160	28 291	32 264	39 052	59 496	65 591	100 487

Private non-banking sector	(5580J	)	32 209	33 519	37 627	39 858	71 769	78 250	91 160
Long-term loans	(5581J	)	12 035	12 769	15 290	15 123	38 743	48 672	49 053
Short-term loans and trade finance	(5582J	)	20 174	20 750	22 337	24 735	33 026	29 578	42 107

Total other investment	(5583J	)	174 318	151 005	150 784	182 537	249 978	289 620	381 512

Total foreign liabilities	(5584J	)	746 983	769 360	867 504	1 206 069	1 577 868	1 948 727	1 811 274

KB510

S–86	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign assets of South Africa
R millions

2002	2003	2004	2005	2006	2007	2008
Total	Total	Total	Total	Total	Total	Total	End of

Direct investment

6 766	4 707	3 764	3 779	4 149	6 032	8 514	(5590J	)	Public corporations
75	81	78	108	141	187	202	(5591J	)	Equity capital
2 036	1 653	1 421	1 464	1 919	4 177	6 475	(5638J	)	Reinvested earnings
4 655	2 973	2 265	2 207	2 089	1 668	1 837	(5592J	)	Other capital

3 411	3 758	2 818	1 173	1 038	488	217	(5593J	)	Banking sector
2 364	2 605	1 972	745	651	267	127	(5594J	)	Equity capital
1 047	1 153	846	428	387	221	90	(5639J	)	Reinvested earnings

179 734	172 042	213 454	233 538	349 067	442 109	454 412	(5595J	)	Private non-banking sector
55 331	58 909	75 773	82 756	121 907	140 839	116 314	(5596J	)	Equity capital
112 239	102 727	124 306	135 749	183 632	257 980	302 121	(5588J	)	Reinvested earnings
2 483	4 231	6 871	6 881	32 249	26 813	19 209	(5597J	)	Long-term capital
9 681	6 175	6 504	8 152	11 279	16 477	16 768	(5598J	)	Short-term capital

189 911	180 507	220 036	238 490	354 254	448 629	463 143	(5600J	)	Total direct investment

Portfolio investment

—	—	—	—	—	—	—	(5601J	)	Monetary authorities
—	—	—	—	—	—	—	(5602J	)	Debt securities

—	—	—	—	—	—	—	(5603J	)	Public authorities
—	—	—	—	—	—	—	(5604J	)	Debt securities

—	—	—	—	—	—	—	(5605J	)	Public corporations
—	—	—	—	—	—	—	(5606J	)	Equity securities
—	—	—	—	—	—	—	(5607J	)	Debt securities

7 051	7 569	7 149	5 430	4 761	9 159	20 531	(5608J	)	Banking sector
2 058	2 204	2 744	3 307	3 063	2 211	3 462	(5609J	)	Equity securities
4 993	5 365	4 405	2 123	1 698	6 948	17 069	(5610J	)	Debt securities

252 736	263 025	259 174	403 707	487 580	509 676	581 296	(5611J	)	Private non-banking sector
235 282	254 237	244 886	380 974	457 527	475 507	547 351	(5612J	)	Equity securities
17 454	8 788	14 288	22 733	30 053	34 169	33 945	(5613J	)	Debt securities

259 787	270 594	266 323	409 137	492 341	518 835	601 827	(5614J	)	Total portfolio investment

Other investment

87 864	73 088	99 217	147 431	197 984	244 444	343 845	(5615J	)	Monetary authorities
21 818	20 121	16 337	16 891	19 593	20 056	26 780	(5616J	)	International Monetary Fund
70	62	31	75	74	75	74	(5617J	)	Long-term loans
—	—	—	—	—	—	—	(5618J	)	Short-term loans
50 986	43 106	73 962	117 495	160 683	201 470	284 565	(5619J	)	Foreign-exchange reserves
14 990	9 799	8 887	12 970	17 634	22 843	32 426	(5620J	)	Gold reserves

10 243	11 370	11 745	11 521	14 704	14 664	16 663	(5621J	)	Public authorities
10 232	11 359	11 733	11 509	14 693	14 652	16 652	(5622J	)	Long-term loans
11	11	12	12	11	12	11	(5623J	)	Short-term loans

3 661	3 640	3 787	4 260	5 490	8 482	9 563	(5624J	)	Public corporations
3 452	3 481	3 659	4 095	4 874	6 392	7 199	(5625J	)	Long-term loans
209	159	128	165	616	2 090	2 364	(5626J	)	Short-term loans

80 034	119 362	112 854	140 920	183 981	202 290	225 421	(5627J	)	Banking sector
—	—	—	—	—	—	—	(5628J	)	Long-term loans
10 473	8 904	9 250	7 963	9 880	24 549	36 553	(5629J	)	Short-term loans
69 556	110 458	103 580	132 902	173 508	177 692	188 861	(5630J	)	Deposits
5	—	24	55	593	49	7	(5631J	)	Gold reserves

29 990	30 480	35 532	39 539	42 851	45 704	51 603	(5632J	)	Private non-banking sector
3 483	3 475	3 742	3 611	3 561	3 608	3 610	(5633J	)	Long-term loans
26 507	27 005	31 790	35 928	39 290	42 096	47 993	(5634J	)	Short-term loans and trade finance

211 792	237 940	263 135	343 671	445 010	515 584	647 095	(5635J	)	Total other investment

661 490	689 041	749 494	991 298	1 291 605	1 483 048	1 712 065	(5636J	)	Total foreign assets

KB512

Quarterly Bulletin December 2009	S–87

South African Reserve Bank
Foreign liabilities of South Africa by selected countries, 31 December 2008
R millions

								Europe
	UK	Germany	Switzerland	Luxembourg	France	Belgium	Netherlands	Austria	Lichtenstein	Italy

Direct investment

Public corporations	—	—	—	—	—	—	—	—	—	—
Equity capital	—	—	—	—	—	—	—	—	—	—
Reinvested earnings	—	—	—	—	—	—	—	—	—	—
Other capital	—	—	—	—	—	—	—	—	—	—

Banking sector	43 773	1 509	162	51	1 526	—	747	—	—	—
Equity capital	43 565	878	50	20	879	—	305	—	—	—
Reinvested earnings	208	631	112	31	647	—	442	—	—	—

Private non-banking sector	298 699	45 451	29 073	8 368	7 702	3 337	31 477	726	613	4 607
Equity capital	151 635	14 246	4 007	226	1 313	69	7 222	31	19	510
Reinvested earnings	130 212	24 282	19 821	299	4 473	672	13 892	601	222	2 427
Long-term capital	11 590	2 930	2 652	7 292	351	2 152	8 177	29	328	556
Short-term capital	5 262	3 993	2 593	551	1 565	444	2 186	65	44	1 114

Total direct investment	342 472	46 960	29 235	8 419	9 228	3 337	32 224	726	613	4 607

Portfolio investment

Monetary authorities	—	—	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—	—	—

Public authorities	13 120	3 304	755	2 414	36	28 812	16	15	—	—
Debt securities	13 120	3 304	755	2 414	36	28 812	16	15	—	—

Public corporations	4 893	1 217	1 186	941	1 088	220	281	237	—	526
Equity securities	3 361	28	112	154	26	—	59	—	—	18
Debt securities	1 532	1 189	1 074	787	1 062	220	222	237	—	508

Banking sector	24 245	368	1 029	2 471	320	175	361	14	—	142
Equity securities	23 164	159	969	2 357	224	154	290	13	—	83
Debt securities	1 081	209	60	114	96	21	71	1	—	59

Private non-banking sector	169 522	1 595	29 295	16 585	4 513	5 720	1 576	166	20	482
Equity securities	167 650	1 415	29 163	16 585	4 373	5 720	1 576	166	20	358
Debt securities	1 872	180	132	—	140	—	—	—	—	124

Total portfolio investment	211 780	6 484	32 265	22 411	5 957	34 927	2 234	432	20	1 150

Other investment

Monetary authorities	—	404	264	—	1 861	—	590	—	—	—
International Monetary Fund	—	—	—	—	—	—	—	—	—	—
Long-term loans	—	—	—	—	—	—	—	—	—	—
Short-term loans	—	404	264	—	1 861	—	590	—	—	—
Deposits	—	—	—	—	—	—	—	—	—	—

Public authorities	18 034	11 962	—	—	1 491	—	—	—	—	—
Long-term loans	18 034	11 962	—	—	1 491	—	—	—	—	—
Short-term loans	—	—	—	—	—	—	—	—	—	—

Public corporations	4 230	6 254	136	2 545	2 047	179	184	—	—	—
Long-term loans	4 093	6 006	—	2 545	2 047	179	—	—	—	—
Short-term loans	137	248	136	—	—	—	184	—	—	—

Banking sector	112 982	13 076	600	3 756	2 434	873	2 105	34	20	200
Long-term loans	16 979	2 977	—	—	—	—	—	—	—	—
Short-term loans	53 502	4 539	55	—	196	2	10	—	—	1
Deposits	42 501	5 560	545	3 756	2 238	871	2 095	34	20	199

Private non-banking sector	21 189	6 299	6 115	1 122	2 296	4 026	3 253	329	20	712
Long-term loans	18 369	3 972	2 196	887	555	3 276	686	—	—	11
Short-term loans and trade finance	2 820	2 327	3 919	235	1 741	750	2 567	329	20	701

Total other investment	156 435	37 995	7 115	7 423	10 129	5 078	6 132	363	40	912

Total foreign liabilities	710 687	91 439	68 615	38 253	25 314	43 342	40 590	1 521	673	6 669

S–88	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign liabilities of South Africa by selected countries, 31 December 2008
R millions

					North and South America
Sweden	Ireland	Greece	Other	Total	US	Canada	Bermuda	Other	Total

										Direct investment

—	—	—	—	—	—	—	—	—	—	Public corporations
—	—	—	—	—	—	—	—	—	—	Equity capital
—	—	—	—	—	—	—	—	—	—	Reinvested earnings
—	—	—	—	—	—	—	—	—	—	Other capital

—	—	187	1 190	49 145	6 200	—	—	—	6 200	Banking sector
—	—	168	861	46 726	4 815	—	—	—	4 815	Equity capital
—	—	19	329	2 419	1 385	—	—	—	1 385	Reinvested earnings

1 831	1 218	1 251	8 803	443 156	40 965	957	3 963	13 111	58 996	Private non-banking sector
154	—	123	1 235	180 790	10 722	87	1 044	187	12 040	Equity capital
377	—	1 112	3 552	201 942	21 166	786	2 425	161	24 538	Reinvested earnings
64	1 060	10	2 675	39 866	5 588	37	491	11 357	17 473	Long-term capital
1 236	158	6	1 341	20 558	3 489	47	3	1 406	4 945	Short-term capital

1 831	1 218	1 438	9 993	492 301	47 165	957	3 963	13 111	65 196	Total direct investment

										Portfolio investment

—	—	—	—	—	—	—	—	—	—	Monetary authorities
—	—	—	—	—	—	—	—	—	—	Debt securities

1	—	—	26 456	74 929	43 972	5	—	—	43 977	Public authorities
1	—	—	26 456	74 929	43 972	5	—	—	43 977	Debt securities

55	—	1	7 116	17 761	4 505	2	—	1	4 508	Public corporations
55	—	1	35	3 849	3 322	—	—	1	3 323	Equity securities
—	—	—	7 081	13 912	1 183	2	—	—	1 185	Debt securities

139	6	1	14 831	44 102	36 401	17	293	6	36 717	Banking sector
136	2	1	423	27 975	36 174	7	293	3	36 477	Equity securities
3	4	—	14 408	16 127	227	10	—	3	240	Debt securities

892	3	7	47 710	278 086	253 597	15	1 750	27	255 389	Private non-banking sector
892	3	7	7 997	235 925	250 814	15	1 750	27	252 606	Equity securities
—	—	—	39 713	42 161	2 783	—	—	—	2 783	Debt securities

1 087	9	9	96 113	414 878	338 475	39	2 043	34	340 591	Total portfolio investment

										Other investment

—	—	—	506	3 625	140	—	—	—	140	Monetary authorities
—	—	—	—	—	—	—	—	—	—	International Monetary Fund
—	—	—	—	—	—	—	—	—	—	Long-term loans
—	—	—	465	3 584	140	—	—	—	140	Short-term loans
—	—	—	41	41	—	—	—	—	—	Deposits

—	—	—	—	31 487	—	—	—	—	—	Public authorities
—	—	—	—	31 487	—	—	—	—	—	Long-term loans
—	—	—	—	—	—	—	—	—	—	Short-term loans

—	—	—	1 039	16 614	1 541	65	—	—	1 606	Public corporations
—	—	—	260	15 130	374	65	—	—	439	Long-term loans
—	—	—	779	1 484	1 167	—	—	—	1 167	Short-term loans

103	157	10	1 151	137 501	14 384	398	1	118	14 901	Banking sector
—	—	—	—	19 956	—	—	—	—	—	Long-term loans
—	—	—	5	58 310	8 104	1	—	—	8 105	Short-term loans
103	157	10	1 146	59 235	6 280	397	1	118	6 796	Deposits

565	493	277	4 013	50 709	19 600	279	83	1 268	21 230	Private non-banking sector
39	325	224	2 596	33 136	12 975	66	71	35	13 147	Long-term loans
526	168	53	1 417	17 573	6 625	213	12	1 233	8 083	Short-term loans and trade finance

668	650	287	6 709	239 936	35 665	742	84	1 386	37 877	Total other investment

3 586	1 877	1 734	112 815	1 147 115	421 305	1 738	6 090	14 531	443 664	Total foreign liabilities

Quarterly Bulletin December 2009	S–89

South African Reserve Bank
Foreign liabilities of South Africa by selected countries, 31 December 2008
(continued)
R millions

	Africa
	Botswana	Lesotho	Swaziland	Namibia	Zimbabwe	Mauritius	Other	Total	Japan	Hong Kong	Taiwan

Direct investment

Public corporations	—	—	—	—	—	—	—	—	—	—	—
Equity capital	—	—	—	—	—	—	—	—	—	—	—
Reinvested earnings	—	—	—	—	—	—	—	—	—	—	—
Other capital	—	—	—	—	—	—	—	—	—	—	—

Banking sector	—	—	—	—	—	—	—	—	—	1 170	153
Equity capital	—	—	—	—	—	—	—	—	—	885	50
Reinvested earnings	—	—	—	—	—	—	—	—	—	285	103

Private non-banking sector	222	104	265	102	2 138	1 910	484	5 225	17 036	139	850
Equity capital	78	11	22	1	1 553	206	3	1 874	2 055	5	55
Reinvested earnings	21	6	69	—	456	1 221	9	1 782	8 086	18	111
Long-term capital	10	10	28	5	6	302	35	396	2 182	—	—
Short-term capital	113	77	146	96	123	181	437	1 173	4 713	116	684

Total direct investment	222	104	265	102	2 138	1 910	484	5 225	17 036	1 309	1 003

Portfolio investment

Monetary authorities	—	—	—	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—	—	—	—

Public authorities	—	—	106	1 864	—	2	—	1 972	6 136	45	—
Debt securities	—	—	106	1 864	—	2	—	1 972	6 136	45	—

Public corporations	—	—	11	373	1	21	2	408	73	24	—
Equity securities	—	—	9	50	—	13	2	74	6	24	—
Debt securities	—	—	2	323	1	8	—	334	67	—	—

Banking sector	25	79	86	6 405	7	97	356	7 055	538	264	2
Equity securities	1	1	38	6 282	3	92	8	6 425	474	214	—
Debt securities	24	78	48	123	4	5	348	630	64	50	2

Private non-banking sector	8	8	101	16 224	30	807	101	17 279	3 568	1 370	4
Equity securities	8	8	101	16 224	30	807	101	17 279	3 388	1 370	4
Debt securities	—	—	—	—	—	—	—	—	180	—	—

Total portfolio investment	33	87	304	24 866	38	927	459	26 714	10 315	1 703	6

Other investment

Monetary authorities	1 321	941	—	—	105	—	1 178	3 545	—	—	—
International Monetary Fund	—	—	—	—	—	—	—	—	—	—	—
Long-term loans	—	—	—	—	—	—	—	—	—	—	—
Short-term loans	—	—	—	—	—	—	—	—	—	—	—
Deposits	1 321	941	—	—	105	—	1 178	3 545	—	—	—

Public authorities	—	—	—	—	—	—	—	—	120	—	—
Long-term loans	—	—	—	—	—	—	—	—	120	—	—
Short-term loans	—	—	—	—	—	—	—	—	—	—	—

Public corporations	—	—	—	—	—	—	3 375	3 375	720	—	—
Long-term loans	—	—	—	—	—	—	3 214	3 214	499	—	—
Short-term loans	—	—	—	—	—	—	161	161	221	—	—

Banking sector	998	3 165	2 367	5 079	165	211	24 584	36 569	309	758	80
Long-term loans	—	—	—	—	—	—	—	—	—	—	—
Short-term loans	22	—	428	96	23	15	10 437	11 021	42	656	—
Deposits	976	3 165	1 939	4 983	142	196	14 147	25 548	267	102	80

Private non-banking sector	324	149	335	204	126	2 987	2 878	7 003	3 055	733	1 991
Long-term loans	—	—	7	10	1	1 197	258	1 473	—	528	30
Short-term loans and trade finance	324	149	328	194	125	1 790	2 620	5 530	3 055	205	1 961

Total other investment	2 643	4 255	2 702	5 283	396	3 198	32 015	50 492	4 204	1 491	2 071

Total foreign liabilities	2 898	4 446	3 271	30 251	2 572	6 035	32 958	82 431	31 555	4 503	3 080

S–90	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign liabilities of South Africa by selected countries, 31 December 2008
(continued)
R millions

	Asia					Oceania			International
			Saudi						organi-
Malaysia	China	Singapore	Arabia	Other	Total	Australia	Other	Total	sations[1]	Total

											Direct investment

—	—	—	—	—	—	—	—	—	—	—	Public corporations
—	—	—	—	—	—	—	—	—	—	—	Equity capital
—	—	—	—	—	—	—	—	—	—	—	Reinvested earnings
—	—	—	—	—	—	—	—	—	—	—	Other capital

—	26 095	—	—	506	27 924	—	—	—	—	83 269	Banking sector
—	26 024	—	—	401	27 360	—	—	—	—	78 901	Equity capital
—	71	—	—	105	564	—	—	—	—	4 368	Reinvested earnings

12 750	665	333	-4 236	12 694	40 231	1 570	33	1 603	139	549 350	Private non-banking sector
1 606	12	16	100	60	3 909	152	2	154	—	198 767	Equity capital
10 283	82	106	-5 861	1 989	14 814	1 370	3	1 373	82	244 531	Reinvested earnings
1	—	176	1 145	8 710	12 214	22	1	23	8	69 980	Long-term capital
860	571	35	380	1 935	9 294	26	27	53	49	36 072	Short-term capital

12 750	26 760	333	-4 236	13 200	68 155	1 570	33	1 603	139	632 619	Total direct investment

											Portfolio investment

—	—	—	—	—	—	—	—	—	—	—	Monetary authorities
—	—	—	—	—	—	—	—	—	—	—	Debt securities

—	—	—	—	—	6 181	6	—	6	—	127 065	Public authorities
—	—	—	—	—	6 181	6	—	6	—	127 065	Debt securities

—	—	1	—	15	113	2	—	2	—	22 792	Public corporations
—	—	—	—	13	43	—	—	—	—	7 289	Equity securities
—	—	1	—	2	70	2	—	2	—	15 503	Debt securities

—	150	3	1	103	1 061	24	—	24	27	88 986	Banking sector
—	84	—	—	2	774	12	—	12	—	71 663	Equity securities
—	66	3	1	101	287	12	—	12	27	17 323	Debt securities

1	—	1 702	—	187	6 832	704	10	714	—	558 300	Private non-banking sector
1	—	2	—	187	4 952	704	10	714	—	511 476	Equity securities
—	—	1 700	—	—	1 880	—	—	—	—	46 824	Debt securities

1	150	1 706	1	305	14 187	736	10	746	27	797 143	Total portfolio investment

											Other investment

—	—	—	—	—	—	—	—	—	29 106	36 416	Monetary authorities
—	—	—	—	—	—	—	—	—	26 780	26 780	International Monetary Fund
—	—	—	—	—	—	—	—	—	—	—	Long-term loans
—	—	—	—	—	—	—	—	—	2 326	6 050	Short-term loans
—	—	—	—	—	—	—	—	—	—	3 586	Deposits

—	—	—	—	—	120	—	—	—	244	31 851	Public authorities
—	—	—	—	—	120	—	—	—	244	31 851	Long-term loans
—	—	—	—	—	—	—	—	—	—	—	Short-term loans

—	—	221	—	—	941	—	—	—	—	22 536	Public corporations
—	—	221	—	—	720	—	—	—	—	19 503	Long-term loans
—	—	—	—	—	221	—	—	—	—	3 033	Short-term loans

14	2 838	121	46	4 625	8 791	496	16	512	1 275	199 549	Banking sector
—	—	—	—	—	—	—	—	—	—	19 956	Long-term loans
—	141	—	—	515	1 354	17	7	24	292	79 106	Short-term loans
14	2 697	121	46	4 110	7 437	479	9	488	983	100 487	Deposits

79	2 331	195	20	2 049	10 453	1 042	114	1 156	609	91 160	Private non-banking sector
—	300	—	—	227	1 085	89	—	89	123	49 053	Long-term loans
79	2 031	195	20	1 822	9 368	953	114	1 067	486	42 107	Short-term loans and trade finance

93	5 169	537	66	6 674	20 305	1 538	130	1 668	31 234	381 512	Total other investment

12 844	32 079	2 576	-4 169	20 179	102 647	3 844	173	4 017	31 400	1 811 274	Total foreign liabilities

1.	Includes unidentified countries.

Quarterly Bulletin December 2009	S–91

South African Reserve Bank
Foreign assets of South Africa by selected countries, 31 December 2008
R millions

				Europe
	UK	Luxembourg	Switzerland	Germany	France	Belgium	Netherlands	Austria

Direct investment

Public corporations	26	—	—	—	—	—	—	—
Equity capital	4	—	—	—	—	—	—	—
Reinvested earnings	22	—	—	—	—	—	—	—
Other capital	—	—	—	—	—	—	—	—

Banking sector	10	—	19	—	—	—	—	—
Equity capital	6	—	13	—	—	—	—	—
Reinvested earnings	4	—	6	—	—	—	—	—

Private non-banking sector	114 964	54 040	18 450	6 205	936	15 768	7 580	28 481
Equity capital	33 421	23 938	6 893	1 559	607	2 270	1 660	2 894
Reinvested earnings	74 382	30 102	10 290	3 404	128	13 482	5 756	24 422
Long-term capital	2 795	—	—	29	—	—	85	—
Short-term capital	4 366	—	1 267	1 213	201	16	79	1 165

Total direct investment	115 000	54 040	18 469	6 205	936	15 768	7 580	28 481

Portfolio investment

Monetary authorities	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—

Public authorities	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—

Public corporations	—	—	—	—	—	—	—	—
Equity securities	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—

Banking sector	12 044	—	48	48	—	—	13	—
Equity securities	1 721	—	—	48	—	—	13	—
Debt securities	10 323	—	48	—	—	—	—	—

Private non-banking sector	330 933	38 766	2 273	1 061	1 873	67	272	187
Equity securities	323 535	32 001	2 244	306	1 829	61	265	187
Debt securities	7 398	6 765	29	755	44	6	7	—

Total portfolio investment	342 977	38 766	2 321	1 109	1 873	67	285	187

Other investment

Monetary authorities	26 093	—	—	—	—	—	—	—
International Monetary Fund	—	—	—	—	—	—	—	—
Long-term loans	—	—	—	—	—	—	—	—
Short-term loans	—	—	—	—	—	—	—	—
Foreign-exchange reserves	26 093	—	—	—	—	—	—	—
Gold reserves	—	—	—	—	—	—	—	—

Public authorities	9 548	—	—	6 326	789	—	—	—
Long-term loans	9 537	—	—	6 326	789	—	—	—
Short-term loans	11	—	—	—	—	—	—	—

Public corporations	1 074	—	—	—	—	—	—	—
Long-term loans	—	—	—	—	—	—	—	—
Short-term loans	1 074	—	—	—	—	—	—	—

Banking sector	126 771	351	2 450	21 748	12 106	689	7 746	1 084
Long-term loans	—	—	—	—	—	—	—	—
Short-term loans	7 154	—	14	12 163	4 032	3	491	5
Deposits	119 617	351	2 436	9 585	8 074	686	7 255	1 079
Gold reserves	—	—	—	—	—	—	—	—

Private non-banking sector	5 173	6 450	736	805	483	127	5 099	1 188
Long-term loans	315	—	—	1	—	—	—	—
Short-term loans and trade finance	4 858	6 450	736	804	483	127	5 099	1 188

Total other investment	168 659	6 801	3 186	28 879	13 378	816	12 845	2 272

Total foreign assets	626 636	99 607	23 976	36 193	16 187	16 651	20 710	30 940

S–92	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign assets of South Africa by selected countries, 31 December 2008
R millions

			North and South America
Ireland	Other	Total	US	Canada	Bermuda	Other	Total

								Direct investment

—	—	26	—	—	—	—	—	Public corporations
—	—	4	—	—	—	—	—	Equity capital
—	—	22	—	—	—	—	—	Reinvested earnings
—	—	—	—	—	—	—	—	Other capital

—	—	29	—	—	—	—	—	Banking sector
—	—	19	—	—	—	—	—	Equity capital
—	—	10	—	—	—	—	—	Reinvested earnings

4 194	3 016	253 634	27 482	103	37	6 454	34 076	Private non-banking sector
513	1 431	75 186	4 556	66	—	363	4 985	Equity capital
3 664	1 140	166 770	13 600	29	—	5 538	19 167	Reinvested earnings
—	19	2 928	6 045	—	22	—	6 067	Long-term capital
17	426	8 750	3 281	8	15	553	3 857	Short-term capital

4 194	3 016	253 689	27 482	103	37	6 454	34 076	Total direct investment

								Portfolio investment

—	—	—	—	—	—	—	—	Monetary authorities
—	—	—	—	—	—	—	—	Debt securities

—	—	—	—	—	—	—	—	Public authorities
—	—	—	—	—	—	—	—	Debt securities

—	—	—	—	—	—	—	—	Public corporations
—	—	—	—	—	—	—	—	Equity securities
—	—	—	—	—	—	—	—	Debt securities

—	4	12 157	1 052	11	—	4 276	5 339	Banking sector
—	4	1 786	975	11	—	—	986	Equity securities
—	—	10 371	77	—	—	4 276	4 353	Debt securities

35 665	1 049	412 146	114 843	343	42 563	901	158 650	Private non-banking sector
34 838	1 032	396 298	98 773	338	42 563	894	142 568	Equity securities
827	17	15 848	16 070	5	—	7	16 082	Debt securities

35 665	1 053	424 303	115 895	354	42 563	5 177	163 989	Total portfolio investment

								Other investment

—	59 796	85 889	195 075	8	—	—	195 083	Monetary authorities
—	—	—	—	—	—	—	—	International Monetary Fund
—	—	—	—	—	—	—	—	Long-term loans
—	—	—	—	—	—	—	—	Short-term loans
—	59 796	85 889	195 075	8	—	—	195 083	Foreign-exchange reserves
—	—	—	—	—	—	—	—	Gold reserves

—	—	16 663	—	—	—	—	—	Public authorities
—	—	16 652	—	—	—	—	—	Long-term loans
—	—	11	—	—	—	—	—	Short-term loans

—	—	1 074	1 290	—	—	—	1 290	Public corporations
—	—	—	—	—	—	—	—	Long-term loans
—	—	1 074	1 290	—	—	—	1 290	Short-term loans

4 746	2 188	179 879	24 033	361	2	37	24 433	Banking sector
—	—	—	—	—	—	—	—	Long-term loans
70	80	24 012	2 426	5	—	18	2 449	Short-term loans
4 676	2 108	155 867	21 607	356	2	19	21 984	Deposits
—	—	—	—	—	—	—	—	Gold reserves

44	2 663	22 768	10 669	85	12	1 514	12 280	Private non-banking sector
—	—	316	3 052	—	—	—	3 052	Long-term loans
44	2 663	22 452	7 617	85	12	1 514	9 228	Short-term loans and trade finance

4 790	64 647	306 273	231 067	454	14	1 551	233 086	Total other investment

44 649	68 716	984 265	374 444	911	42 614	13 182	431 151	Total foreign assets

Quarterly Bulletin December 2009	S–93

South African Reserve Bank
Foreign assets of South Africa by selected countries, 31 December 2008
(continued)
R millions

	Africa
	Botswana	Lesotho	Swaziland	Namibia	Zimbabwe	Mauritius	Mozambique	Zambia	Other	Total

Direct investment

Public corporations	—	—	—	—	—	—	4 813	—	3 675	8 488
Equity capital	—	—	—	—	—	—	163	—	35	198
Reinvested earnings	—	—	—	—	—	—	2 813	—	3 640	6 453
Other capital	—	—	—	—	—	—	1 837	—	—	1 837

Banking sector	—	17	—	—	—	1	—	—	—	18
Equity capital	—	14	—	—	—	1	—	—	—	15
Reinvested earnings	—	3	—	—	—	—	—	—	—	3

Private non-banking sector	1 538	159	1 164	513	690	44 038	2 966	754	40 564	92 386
Equity capital	53	14	42	172	81	3 661	2 159	15	235	6 432
Reinvested earnings	1 340	120	1 001	74	171	30 531	671	578	39 695	74 181
Long-term capital	5	—	5	20	2	9 646	7	2	391	10 078
Short-term capital	140	25	116	247	436	200	129	159	243	1 695

Total direct investment	1 538	176	1 164	513	690	44 039	7 779	754	44 239	100 892

Portfolio investment

Monetary authorities	—	—	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—	—	—

Public authorities	—	—	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—	—	—

Public corporations	—	—	—	—	—	—	—	—	—	—
Equity securities	—	—	—	—	—	—	—	—	—	—
Debt securities	—	—	—	—	—	—	—	—	—	—

Banking sector	64	—	—	—	—	—	13	66	2 620	2 763
Equity securities	—	—	—	—	—	—	13	—	660	673
Debt securities	64	—	—	—	—	—	—	66	1 960	2 090

Private non-banking sector	1 773	60	41	3 242	101	780	—	239	1 292	7 528
Equity securities	824	60	14	2 386	79	772	—	239	1 292	5 666
Debt securities	949	—	27	856	22	8	—	—	—	1 862

Total portfolio investment	1 837	60	41	3 242	101	780	13	305	3 912	10 291

Other investment

Monetary authorities	—	—	—	—	74	—	—	—	—	74
International Monetary Fund	—	—	—	—	—	—	—	—	—	—
Long-term loans	—	—	—	—	74	—	—	—	—	74
Short-term loans	—	—	—	—	—	—	—	—	—	—
Foreign-exchange reserves	—	—	—	—	—	—	—	—	—	—
Gold reserves	—	—	—	—	—	—	—	—	—	—

Public authorities	—	—	—	—	—	—	—	—	—	—
Long-term loans	—	—	—	—	—	—	—	—	—	—
Short-term loans	—	—	—	—	—	—	—	—	—	—

Public corporations	78	301	226	496	—	305	1 269	1 886	2 638	7 199
Long-term loans	78	301	226	496	—	305	1 269	1 886	2 638	7 199
Short-term loans	—	—	—	—	—	—	—	—	—	—

Banking sector	64	98	295	656	1 121	1 229	1 965	604	6 441	12 473
Long-term loans	—	—	—	—	—	—	—	—	—	—
Short-term loans	7	43	15	383	190	567	1 680	58	575	3 518
Deposits	57	55	280	273	931	662	285	546	5 866	8 955
Gold reserves	—	—	—	—	—	—	—	—	—	—

Private non-banking sector	286	16	132	1 172	371	401	310	948	5 529	9 165
Long-term loans	—	—	—	3	19	—	56	128	25	231
Short-term loans and trade finance	286	16	132	1 169	352	401	254	820	5 504	8 934

Total other investment	428	415	653	2 324	1 566	1 935	3 544	3 438	14 608	28 911

Total foreign assets	3 803	651	1 858	6 079	2 357	46 754	11 336	4 497	62 759	140 094

S–94	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign assets of South Africa by selected countries, 31 December 2008
(continued)
R millions

								International
Asia					Oceania			organi-
Japan	Hong Kong	Singapore	Other	Total	Australia	Other	Total	sations[1]	Total

										Direct investment

—	—	—	—	—	—	—	—	—	8 514	Public corporations
—	—	—	—	—	—	—	—	—	202	Equity capital
—	—	—	—	—	—	—	—	—	6 475	Reinvested earnings
—	—	—	—	—	—	—	—	—	1 837	Other capital

—	144	—	26	170	—	—	—	—	217	Banking sector
—	78	—	15	93	—	—	—	—	127	Equity capital
—	66	—	11	77	—	—	—	—	90	Reinvested earnings

2 709	436	29	49 635	52 809	21 240	136	21 376	131	454 412	Private non-banking sector
535	369	18	27 947	28 869	839	3	842	—	116 314	Equity capital
—	24	9	21 602	21 635	20 368	—	20 368	—	302 121	Reinvested earnings
—	—	—	—	—	3	133	136	—	19 209	Long-term capital
2 174	43	2	86	2 305	30	—	30	131	16 768	Short-term capital

2 709	580	29	49 661	52 979	21 240	136	21 376	131	463 143	Total direct investment

										Portfolio investment

—	—	—	—	—	—	—	—	—	—	Monetary authorities
—	—	—	—	—	—	—	—	—	—	Debt securities

—	—	—	—	—	—	—	—	—	—	Public authorities
—	—	—	—	—	—	—	—	—	—	Debt securities

—	—	—	—	—	—	—	—	—	—	Public corporations
—	—	—	—	—	—	—	—	—	—	Equity securities
—	—	—	—	—	—	—	—	—	—	Debt securities

—	—	—	192	192	—	—	—	80	20 531	Banking sector
—	—	—	—	—	—	—	—	17	3 462	Equity securities
—	—	—	192	192	—	—	—	63	17 069	Debt securities

1 396	131	45	977	2 549	417	6	423	—	581 296	Private non-banking sector
1 279	131	45	959	2 414	403	2	405	—	547 351	Equity securities
117	—	—	18	135	14	4	18	—	33 945	Debt securities

1 396	131	45	1 169	2 741	417	6	423	80	601 827	Total portfolio investment

										Other investment

—	—	—	—	—	3	—	3	62 796	343 845	Monetary authorities
—	—	—	—	—	—	—	—	26 780	26 780	International Monetary Fund
—	—	—	—	—	—	—	—	—	74	Long-term loans
—	—	—	—	—	—	—	—	—	—	Short-term loans
—	—	—	—	—	3	—	3	3 590	284 565	Foreign-exchange reserves
—	—	—	—	—	—	—	—	32 426	32 426	Gold reserves

—	—	—	—	—	—	—	—	—	16 663	Public authorities
—	—	—	—	—	—	—	—	—	16 652	Long-term loans
—	—	—	—	—	—	—	—	—	11	Short-term loans

—	—	—	—	—	—	—	—	—	9 563	Public corporations
—	—	—	—	—	—	—	—	—	7 199	Long-term loans
—	—	—	—	—	—	—	—	—	2 364	Short-term loans

277	741	12	7 205	8 235	84	17	101	300	225 421	Banking sector
—	—	—	—	—	—	—	—	—	—	Long-term loans
1	—	—	6 275	6 276	7	—	7	291	36 553	Short-term loans
276	741	12	930	1 959	77	17	94	2	188 861	Deposits
—	—	—	—	—	—	—	—	7	7	Gold reserves

1 329	85	—	4 316	5 730	724	13	737	923	51 603	Private non-banking sector
—	—	—	—	—	—	—	—	11	3 610	Long-term loans
1 329	85	—	4 316	5 730	724	13	737	912	47 993	Short-term loans and trade finance

1 606	826	12	11 521	13 965	811	30	841	64 019	647 095	Total other investment

5 711	1 537	86	62 351	69 685	22 468	172	22 640	64 230	1 712 065	Total foreign assets

1.	Includes unidentified countries

Quarterly Bulletin December 2009	S–95

South African Reserve Bank
Foreign liabilities of South Africa by kind of economic activity, 31 December 2008
R millions

	Agriculture	Mining		Electricity
	forestry hunting	and		gas and
	and fishing	quarrying	Manufacturing	water	Construction

Direct investment

Equity capital	207	80 256	49 218	—	1 088
Reinvested earnings	436	92 745	111 896	20	639
Long-term capital	154	18 151	22 719	2	147
Short-term capital	138	4 213	20 921	7	159

Total direct investment	935	195 365	204 754	29	2 033

Portfolio investment

Equity securities	30	158 323	115 526	—	2 305
Debt securities	—	2 300	9 177	10 460	—

Total portfolio investment	30	160 623	124 703	10 460	2 305

Other investment

International Monetary Fund	—	—	—	—	—
Long-term loans	23	4 405	16 132	3 512	1 231
Short-term loans and trade finance	64	1 141	12 488	104	529
Deposits	—	—	—	—	—

Total other investment	87	5 546	28 620	3 616	1 760

Total foreign liabilities	1 052	361 534	358 077	14 105	6 098

S–96	Quarterly Bulletin December 2009

South African Reserve Bank
Foreign liabilities of South Africa by kind of economic activity, 31 December 2008
R millions

Wholesale and		Financial intermediation	Community
retail trade	Transport	insurance	social and
catering and	storage and	real-estate and	personal
accommodation	communication	business services	services	Total

Direct investment

5 008	3 942	137 572	377	277 668	Equity capital
11 079	7 783	24 208	93	248 899	Reinvested earnings
8 512	2 757	17 531	7	69 980	Long-term capital
6 391	1 043	3 109	91	36 072	Short-term capital

30 990	15 525	182 420	568	632 619	Total direct investment

Portfolio investment

41 337	70 205	201 334	1 368	590 428	Equity securities
20 426	11 316	24 269	128 767	206 715	Debt securities

61 763	81 521	225 603	130 135	797 143	Total portfolio investment

Other investment

—	—	—	26 780	26 780	International Monetary Fund
1 607	16 217	44 448	32 788	120 363	Long-term loans
12 910	3 376	96 380	3 304	130 296	Short-term loans and trade finance
—	—	104 073	—	104 073	Deposits

14 517	19 593	244 901	62 872	381 512	Total other investment

107 270	116 639	652 924	193 575	1 811 274	Total foreign liabilities

Quarterly Bulletin December 2009	S–97

South African Reserve Bank
Foreign debt of South Africa1
US$ millions

	Foreign-currency denominated								Rand-denominated
Other
Other non-
	Renego-				Other	monetary						Total
	tiated	Bearer bonds	Long-term	Other	monetary	private						foreign
	debt[2]	and notes	loans[3]	public sector	sector[4]	sector	Sub-total	Total	Bonds	Other[5]	Total	debt
End of	(5500K)	(5505K)	(5506K)	(5507K)	(5508K)	(5509K)	(5504K)	(5510K)	(5512K)	(5513K)	(5511K)	(5514K)

2004	—	9 686	—	4 882	6 974	6 345	27 887	27 887	5 815	11 312	17 127	45 014
2005	—	9 114	—	4 639	7 849	6 484	28 086	28 086	6 324	14 183	20 507	48 593
2006	—	10 445	—	5 179	10 339	9 804	35 767	35 767	7 509	16 120	23 629	59 396
2007	—	15 165	—	5 650	12 706	10 088	43 609	43 609	7 868	23 798	31 666	75 275
2008	—	13 955	—	5 269	12 131	10 622	41 977	41 977	8 030	21 804	29 834	71 811

2007: 03	—	14 758	—	5 650	13 216	9 197	42 821	42 821	6 833	22 392	29 225	72 046
04	—	15 165	—	5 650	12 706	10 088	43 609	43 609	7 868	23 798	31 666	75 275

2008: 01	—	16 017	—	5 885	12 499	10 366	44 767	44 767	5 939	23 337	29 276	74 043
02	—	15 027	—	5 594	11 982	10 435	43 038	43 038	7 904	25 189	33 093	76 131
03	—	14 071	—	5 372	11 466	11 133	42 042	42 042	9 398	25 632	35 030	77 072
04	—	13 955	—	5 269	12 131	10 622	41 977	41 977	8 030	21 804	29 834	71 811

2009: 01	—	13 324	—	5 303	10 522	10 285	39 434	39 434	6 635	21 347	27 982	67 416
02	—	14 759	—	5 342	9 501	10 205	39 807	39 807	9 193	24 963	34 156	73 963
KB516 Foreign debt of South Africa[1] R millions

	Foreign-currency denominated								Rand-denominated
Other
Other non-
	Renego-				Other	monetary						Total
	tiated	Bearer bonds	Long-term	Other	monetary	private						foreign
	debt[2]	and notes	loans[3]	public sector	sector[4]	sector	Sub-total	Total	Bonds	Other[5]	Total	debt
End of	(5520K)	(5525K)	(5526K)	(5527K)	(5528K)	(5529K)	(5524K)	(5530K)	(5532K)	(5533K)	(5531K)	(5534K)

2004	—	54 586	—	27 513	39 302	35 758	157 159	157 159	32 772	63 750	96 522	253 681
2005	—	57 605	—	29 321	49 610	40 982	177 518	177 518	39 970	89 645	129 615	307 133
2006	—	72 841	—	36 117	72 101	68 370	249 429	249 429	52 362	112 415	164 777	414 206
2007	—	102 912	—	38 342	86 225	68 459	295 938	295 938	53 396	161 496	214 892	510 830
2008	—	129 831	—	49 020	112 861	98 822	390 534	390 534	74 693	202 857	277 550	668 084

2007: 03	—	101 593	—	38 723	90 978	63 312	294 606	294 606	47 039	154 140	201 179	495 785
04	—	102 912	—	38 342	86 225	68 459	295 938	295 938	53 396	161 496	214 892	510 830

2008: 01	—	130 084	—	47 796	101 512	84 189	363 581	363 581	48 226	189 524	237 750	601 331
02	—	118 400	—	44 076	94 408	82 219	339 103	339 103	62 273	198 453	260 726	599 829
03	—	116 993	—	44 666	95 334	92 565	349 558	349 558	78 149	213 121	291 270	640 828
04	—	129 831	—	49 020	112 861	98 822	390 534	390 534	74 693	202 857	277 550	668 084

2009: 01	—	128 265	—	51 050	101 291	99 010	379 616	379 616	63 876	205 506	269 382	648 998
02	—	114 759	—	41 537	73 876	79 350	309 522	309 522	71 477	194 102	265 579	575 101
KB528

1.	Valued at middle-market exchange rates as at the end of period.

2.	Debt renegotiated in terms of 1994 Debt Arrangements with foreign creditors.

3.	Debt converted to long-term loans outside the standstill net.

4.	Including on-lending to other sectors.

5.	Including blocked and freely transferable funds, but excluding equity.

S–98	Quarterly Bulletin December 2009

South African Reserve Bank
Maturity structure of foreign-currency denominated debt
US$ millions as at end of June 2009

		Short
	Total	term[1]	2009[2]	2010	2011	2012	2013	2014	2015[3]

Bearer bonds	14 759	—	—	—	—	3 525	2 835	3 255	5 144
Public authorities	8 088	—	—		—	1 000	1 762	1 000	4 326
Public corporations[4]	705	—	—	—	—	—	705	—	—
Monetary authorities[5]	—	—	—	—	—	—	—	—	—
Banking sector	1 542	—	—	—	—	1 542	—	—	—
Non-monetary private sector	4 424	—	—	—	—	983	368	2 255	818

Debt excluding bearer bonds	25 048	14 994	545	1 694	1 371	2 560	803	521	2 560
Public authorities	3 290	—	199	391	442	434	401	362	1 061
Public corporations[4]	2 052	320	112	228	234	174	136	145	703
Monetary sector	9 501	7 774	—	—	352	1 375	—	—	—
Monetary authorities[5]	652	652	—	—	—	—	—	—	—
Banking sector	8 849	7 122	—	—	352	1 375	—	—	—
Non-monetary private sector	10 205	6 900	234	1 075	343	577	266	14	796

Total foreign-currency denominated debt	39 807	14 994	545	1 694	1 371	6 085	3 638	3 776	7 704
KB525

1.	Liabilities with an original maturity of less than one year, e.g. trade finance. These liabilities are mostly rolled over, renegotiated or replaced with new facilities.

2.	1 July 2009 to 31 December 2009: Amounts falling due on long-term loans. These loans may, also be partly rolled over and/or replaced by new foreign loans.

3.	Maturities of the year 2015 and afterwards.

4.	Excluding all deposit-taking institutions.

5.	Includes the liabilities of the South African Reserve Bank and the Corporation for Public Deposits.
Ratios of selected data
Percentage

End of			2001	2002	2003	2004	2005	2006	2007	2008

Total foreign debt to1:
Gross domestic product	(5260J	)	26.2	30.5	23.4	20.5	19.7	22.7	26.3	25.9
Total export earnings	(5261J	)	81.4	87.6	79.1	77.4	67.3	70.3	78.2	69.1
Interest payments to total export earnings	(5262J	)	5.1	4.7	4.4	3.6	3.5	4.2	4.4	4.5
Interest and dividend payments to total export earnings	(5263J	)	14.5	11.3	13.5	10.6	11.7	12.0	16.0	13.1
KB517

1.	Ratios calculated in US dollar terms for international comparison purposes.

Quarterly Bulletin December 2009	S–99

South African Reserve Bank
Gold and other foreign reserves1

	Amount as at end of period					Changes during period					Memorandum item
	R millions					R millions					US$ millions
							Net mo-	SDR			International
	Reserve Bank				Gross gold	Gross gold	netisation(+)/	allocations		Net gold	liquidity	Gross gold
		Foreign		Central	and other	and other	demo-	and	Liabilities	and other	position of	and other
	Gold	exchange		govern-	foreign	foreign	netisation(-)	valuation	related	foreign	the Reserve	foreign
	reserves	reserves	Total	ment[2]	reserves	reserves	of gold	adjustments	to reserves	reserves	Bank[3]	reserves
Period	(5270M)	(5284M)	(5273M)	(5275M)	(5276M)	(5023M)	(5283M)	(5022M)	(5021M)	(5020M)	(5277M)	(5806M)

2003	9 799	43 106	52 905	11	52 916	-13 072	1 137	-11 262	1 911	-4 858	4 774	7 968
2004	8 887	73 961	82 848	12	82 860	29 944	84	-10 617	2 949	37 528	11 426	14 733
2005	12 970	117 495	130 465	12	130 477	47 617	-226	11 003	2 577	34 263	17 186	20 650
2006	17 634	160 684	178 318	11	178 329	47 852	163	23 350	-5 453	29 792	22 988	25 613
2007	22 843	201 470	224 313	12	224 325	45 996	169	5 642	-7 631	47 816	31 300	32 979
2008	32 426	284 565	316 991	11	317 002	92 677	158	74 214	-7 761	26 066	33 455	34 099

2006: Oct	17 908	164 793	182 701	12	182 713	-8 517	33	-7 287	-203	-1 060	21 408	24 550
Nov	18 501	162 836	181 337	12	181 349	-1 364	23	-2 178	-1 951	2 742	22 171	25 039
Dec	17 634	160 684	178 318	11	178 329	-3 020	1	-7 248	-1 811	6 038	22 988	25 613

2007: Jan	18 690	169 006	187 696	11	187 707	9 378	39	6 926	-125	2 538	23 280	25 882
Feb	19 531	171 640	191 171	11	191 182	3 475	31	1 788	-115	1 771	23 736	26 343
Mar	19 224	173 485	192 709	11	192 720	1 538	36	244	-101	1 359	23 970	26 518
Apr	19 184	171 506	190 690	11	190 701	-2 019	1	-3 884	-1 663	3 527	24 593	27 022
May	18 729	179 373	198 102	12	198 114	7 413	16	399	208	6 790	25 483	27 855
Jun	18 333	181 228	199 561	12	199 573	1 459	1	-1 541	-3	3 002	25 941	28 279
Jul	18 902	188 841	207 743	12	207 755	8 182	15	2 091	-94	6 170	26 965	29 334
Aug	19 186	193 451	212 637	12	212 649	4 894	17	1 396	110	3 371	27 449	29 836
Sep	20 311	189 128	209 439	12	209 451	-3 198	1	-4 224	-2 179	3 204	28 422	30 523
Oct	20 527	186 928	207 455	12	207 467	-1 984	9	-7 965	-1 927	7 899	29 929	31 761
Nov	21 425	196 509	217 934	12	217 946	10 479	2	7 705	-1 802	4 574	30 669	32 350
Dec	22 843	201 470	224 313	12	224 325	6 379	1	2 707	60	3 611	31 300	32 979

2008: Jan	27 419	222 010	249 429	12	249 441	25 116	18	23 250	-1 622	3 470	32 119	33 609
Feb	29 865	234 060	263 925	12	263 937	14 496	20	12 215	132	2 129	32 723	34 203
Mar	30 334	247 959	278 293	12	278 305	14 368	3	14 155	-966	1 176	33 125	34 394
Apr	26 460	233 625	260 085	11	260 096	-18 209	12	-20 283	-220	2 282	32 973	34 283
May	26 940	234 605	261 545	11	261 556	1 460	11	801	-1 866	2 514	33 229	34 408
Jun	29 046	243 034	272 080	11	272 091	10 535	11	9 577	86	861	33 761	34 854
Jul	26 869	229 400	256 269	12	256 281	-15 810	1	-17 309	-2 203	3 701	34 171	35 004
Aug	25 659	238 571	264 230	12	264 242	7 961	10	5 371	173	2 407	33 502	34 332
Sep	29 435	254 953	284 388	11	284 399	20 157	22	19 074	-635	1 696	33 638	34 424
Oct	29 758	302 645	332 403	12	332 415	48 016	27	45 877	836	1 276	32 111	32 908
Nov	32 934	303 408	336 342	11	336 353	3 938	22	2 582	-1 336	2 670	32 576	33 216
Dec	32 426	284 565	316 991	11	317 002	-19 351	1	-21 096	-140	1 884	33 455	34 099

2009: Jan	37 702	306 091	343 793	11	343 804	26 802	1	26 356	78	367	33 097	33 735
Feb	38 387	300 795	339 182	11	339 193	-4 611	2	-5 014	28	373	33 151	33 779
Mar	35 175	288 379	323 554	11	323 565	-15 628	1	-16 593	-78	1 042	33 458	34 108
Apr	29 953	257 951	287 904	11	287 915	-35 650	1	-35 540	-325	214	33 418	34 047
May	31 043	253 590	284 633	11	284 644	-3 271	3	-10 843	58	7 511	34 502	35 842
Jun	29 004	245 498	274 502	11	274 513	-10 131	5	-9 319	-161	-656	34 574	35 760
Jul	29 269	249 425	278 694	11	278 705	4 192	12	4 023	11	146	34 673	35 747
Aug	29 565	265 589	295 154	11	295 165	16 460	10	16 807	—	-357	36 922	37 953
Sep	29 973	260 926	290 899	11	290 910	-4 255	1	-8 027	-2 700	6 471	37 914	39 141
Oct	32 281	274 156	306 437	11	306 448	15 538	3	13 386	261	1 888	38 784	39 788
KB518

1.	From 6 March 2005 the gold reserves are valued at market price taken at 14:30 on each valuation date. Other foreign reserves are valued at the middle market exchange rate applicable on a specific date.

2.	Including both the reserve and super reserve tranche position in the International Monetary Fund.

3.	Up to the end of February 2004 referred to as the “net open position in foreign currency of the South African Reserve Bank.”

S–100	Quarterly Bulletin December 2009

South African Reserve Bank
Average daily turnover on the South African foreign exchange market
US$ millions

	Net turnover[1]
	Transactions against the rand
	Spot transactions				Forward transactions				Swap transactions
	Monetary	Other	Non-	Total	Monetary	Other	Non-	Total	Monetary	Other	Non-	Total
	sector	residents	residents	spot	sector	residents	residents	forward	sector	residents	residents	swap
Period	(5450M)	(5451M)	(5452M)	(5453M)	(5454M)	(5455M)	(5456M)	(5457M)	(5458M)	(5459M)	(5460M)	(5461M)

2003	89	287	393	769	111	187	67	366	2 487	116	3 994	6 597
2004	179	347	489	1 015	94	236	85	414	2 000	107	4 631	6 738
2005	411	386	716	1 513	142	288	150	580	1 773	114	5 816	7 703
2006	517	418	1 086	2 021	203	379	300	882	1 929	133	5 906	7 968
2007	426	521	1 861	2 808	161	443	301	904	1 918	165	6 760	8 843
2008	302	696	2 220	3 218	99	449	318	865	1 925	391	6 379	8 695

2008: Oct	253	1 395	3 293	4 941	53	490	482	1 024	1 502	670	5 143	7 316
Nov	148	538	1 373	2 059	32	459	201	691	1 333	691	3 473	5 497
Dec	250	736	1 140	2 126	15	500	119	634	1 639	1 488	3 722	6 849

2009: Jan	238	533	1 347	2 118	28	276	196	499	1 608	478	3 920	6 007
Feb	290	784	2 091	3 164	25	307	317	649	1 245	659	4 864	6 768
Mar	268	523	1 632	2 423	181	417	234	832	1 539	506	4 526	6 571
Apr	299	562	1 696	2 557	63	416	236	715	1 378	518	5 078	6 974
May	389	535	1 889	2 813	85	396	282	762	1 435	457	5 939	7 831
Jun	287	611	2 264	3 162	119	441	240	800	1 657	466	5 925	8 048
Jul	305	466	1 689	2 460	110	362	119	591	1 348	560	5 151	7 059
Aug	358	525	1 783	2 666	52	340	141	533	1 782	334	6 092	8 208
Sep	411	570	1 807	2 788	103	366	216	685	1 448	360	5 817	7 625
Oct	568	532	1 992	3 092	94	417	171	681	1 409	306	6 763	8 479
KB526

	Net turnover[1]
	Transactions against the rand				Transactions in third currencies[2]
	Total transactions				Total transactions
	Monetary	Other	Non-		Monetary	Other	Non-		Total net
	sector	residents	residents	Total	sector	residents	residents	Total	turnover
	(5470M)	(5471M)	(5472M)	(5473M)	(5474M)	(5475M)	(5476M)	(5477M)	(5478M)

2003	2 687	590	4 455	7 733	133	39	2 135	2 308	10 040
2004	2 273	690	5 204	8 167	344	35	2 752	3 131	11 298
2005	2 325	788	6 682	9 795	273	46	3 187	3 506	13 301
2006	2 649	931	7 291	10 871	179	60	3 104	3 344	14 214
2007	2 504	1 129	8 922	12 555	57	94	3 779	3 931	16 485
2008	2 326	1 536	8 917	12 778	36	112	3 522	3 670	16 448

2008: Oct	1 808	2 555	8 918	13 282	28	157	3 042	3 226	16 508
Nov	1 513	1 687	5 047	8 247	60	120	2 661	2 841	11 088
Dec	1 905	2 723	4 982	9 609	24	391	2 159	2 574	12 183

2009: Jan	1 872	1 287	5 463	8 624	46	422	2 538	3 007	11 631
Feb	1 560	1 750	7 271	10 581	31	72	2 643	2 745	13 326
Mar	1 988	1 446	6 393	9 827	24	39	2 828	2 892	12 719
Apr	1 740	1 496	7 010	10 246	38	145	2 874	3 058	13 304
May	1 909	1 387	8 110	11 406	43	145	3 202	3 390	14 796
Jun	2 063	1 517	8 429	12 009	88	199	3 486	3 773	15 782
Jul	1 763	1 388	6 959	10 110	85	275	3 315	3 675	13 785
Aug	2 192	1 199	8 016	11 407	78	150	2 862	3 090	14 497
Sep	1 961	1 296	7 840	11 097	72	181	3 721	3 974	15 072
Oct	2 071	1 255	8 926	12 252	44	166	3 633	3 842	16 094
KB527

1.	Net turnover figures are gross figures adjusted for double-counting arising from local interbank business.

2.	Transactions in third currencies refer to transactions between any two currencies other than the South African rand.

Quarterly Bulletin December 2009	S–101

South African Reserve Bank
Exchange rates1
Middle rates in cents (R1=100 cents) per foreign currency unit

SA cent per		Australia	Botswana	Canada	China	Denmark	EU	Hong Kong	IMF	India	Israel	Japan
Foreign currency unit		Dollar	Pula	Dollar	Yuan	Krone	Euro[2]	Dollar	SDR	Rupee	Shekel	Yen
Average for		(5310M)	(5312M)	(5320M)	(5323M)	(5313M)	(5315M)	(5324M)	(5317M)	(5325M)	(5326M)	(5319M)

2003		490.55	152.58	539.17	91.39	114.80	853.06	97.12	1 079.51	16.22	166.14	6.517
2004		475.01	137.45	495.66	77.93	107.70	801.35	82.81	1 086.19	14.24	143.90	5.964
2005		484.91	125.34	525.57	77.63	106.19	791.29	81.81	937.97	14.43	141.77	5.783
2006		510.28	115.90	597.05	84.88	114.17	851.57	87.10	996.23	14.93	152.36	5.818
2007		590.83	114.63	658.45	92.73	129.63	965.83	90.42	1 078.53	17.08	171.74	5.994
2008		693.49	120.35	772.59	118.93	161.64	1 205.17	106.00	1 301.21	18.93	229.81	8.046

2008:	Oct	668.10	125.64	826.65	141.48	173.11	1 290.51	124.63	1 477.01	19.95	264.15	9.636
	Nov	663.35	126.43	830.94	148.16	172.94	1 288.10	130.53	1 497.07	20.66	260.47	10.436
	Dec	665.25	126.60	805.58	145.06	179.48	1 337.23	128.32	1 514.49	20.41	256.67	10.913

2009:	Jan	668.87	125.92	807.55	144.72	176.20	1 313.00	127.59	1 498.94	20.27	253.20	10.947
	Feb	649.63	125.38	804.02	146.36	171.85	1 280.58	129.05	1 486.59	20.31	244.12	10.829
	Mar	664.81	125.48	791.88	146.18	175.16	1 305.11	128.89	1 476.91	19.52	240.10	10.231
	Apr	643.59	120.53	734.99	132.00	159.93	1 191.35	116.36	1 340.59	18.02	215.27	9.125
	May	640.47	117.60	726.99	122.68	153.42	1 142.53	108.01	1 274.32	17.26	205.79	8.663
	Jun	646.66	116.06	716.85	117.82	151.71	1 129.57	103.88	1 243.00	16.85	204.26	8.342
	Jul	639.41	115.53	706.62	116.38	150.38	1 119.74	102.59	1 231.34	16.41	204.33	8.414
	Aug	662.73	115.38	729.50	116.23	152.14	1 132.56	102.46	1 238.81	16.41	207.31	8.381
	Sep	647.62	113.04	695.20	110.18	147.08	1 094.65	97.07	1 186.16	15.55	199.69	8.231
	Oct	678.96	112.87	710.38	109.61	149.00	1 109.21	96.56	1 774.67	16.02	200.90	8.293

KB520

			South
SA cent per		Norway	Korea	Sweden	Switzerland	Taiwan	Thailand	UK	US	US dollar forward cover rates[3]
Foreign currency unit		Krone	Won	Krona	Franc	NT dollar	Baht	Pound	Dollar	3 months	6 months	12 months
Average for		(5331M)	(5341M)	(5335M)	(5336M)	(5337M)	(5342M)	(5338M)	(5339M)	(5353M)	(5362M)	(5363M)

2003		106.91	0.635	93.47	561.79	21.97	18.19	1 234.04	756.47	776.16	794.28	826.82
2004		95.68	0.563	87.80	518.87	19.30	16.03	1 180.78	644.99	653.37	665.95	686.65
2005		98.78	0.621	85.29	511.09	19.78	15.80	1 156.85	636.23	638.26	644.71	657.33
2006		105.74	0.710	92.11	540.99	20.97	17.89	1 249.64	676.72	678.41	683.64	697.51
2007		120.55	0.759	104.39	587.97	21.57	20.63	1 411.46	705.44	708.47	722.96	737.95
2008		146.62	0.753	125.35	760.83	26.24	24.73	1 512.54	825.17	841.72	858.74	881.48

2008:	Oct	150.33	0.735	131.23	847.64	29.63	28.09	1 638.43	967.15	984.13	1 001.45	1 016.67
	Nov	146.15	0.723	127.28	850.36	30.56	28.84	1 551.29	1 011.77	1 024.36	1 035.49	1 047.14
	Dec	142.02	0.729	124.51	869.42	30.00	28.35	1 481.07	994.56	1 010.52	1 023.38	1 037.74

2009:	Jan	142.01	0.729	122.31	879.17	29.66	28.35	1 428.61	989.70	1 009.76	1 026.36	1 041.36
	Feb	145.58	0.695	117.51	858.88	29.22	28.34	1 440.64	1 000.62	1 017.96	1 031.00	1 043.81
	Mar	147.69	0.689	116.87	865.72	29.13	27.94	1 420.15	999.32	1 016.16	1 027.91	1 040.36
	Apr	135.38	0.676	109.50	786.00	26.81	25.46	1 326.68	901.80	915.57	926.28	938.85
	May	129.77	0.666	107.97	755.57	25.48	24.19	1 291.00	837.23	849.58	860.49	874.24
	Jun	126.26	0.637	103.81	745.66	24.57	23.59	1 318.17	805.18	815.36	825.37	835.99
	Jul	124.94	0.630	103.32	736.46	24.17	23.35	1 300.24	795.13	805.58	814.60	824.14
	Aug	130.78	0.640	110.87	743.39	24.16	23.34	1 312.49	794.15	804.58	813.63	822.45
	Sep	127.06	0.619	107.26	722.56	23.10	22.24	1 228.54	752.35	761.56	770.09	779.61
	Oct	132.71	0.637	107.66	732.53	23.16	22.40	1 210.35	748.33	757.59	766.30	775.45
KB521

1.	Weighted average of the banks’ daily rates at approximately 10:30. Weights are based on the banks’ foreign exchange transactions.

2.	On 1 January 1999 the official European Currency Unit (ECU) was replaced by the euro at a conversion rate of 1 to 1.

3.	Weighted average of the banks’ daily rates at approximately 10:30 (US dollar). Weights are based on the banks’ foreign exchange transactions.

S–102	Quarterly Bulletin December 2009

South African Reserve Bank
Exchange rates, commodity prices and trade financing rates

		Effective exchange rate of the rand[1]			Commodity prices					Rate on three-month trade financing[2]
									Brent crude
		Nominal		Real	Gold (London)[3]		Platinum		oil
		Average	End of	Average									Eurodollar
		for period	period	for period	Rand	US dollar	Rand	US dollar	US dollar	UK4	US4	Euro	loans	South Africa[4]
Period		(5376M)	(5377M)	(5378M)	(5356M)	(5357M)	( 5346M)	(5343M)	(5344M)	(5358M)	(5359M)	(5345M)	(5360M)	(5361M)

2003		83.23	87.53	103.23	2 739.97	363.65	5 206.47	691.06	28.89	4.03	1.08	2.09	1.14	7.58
2004		90.84	97.74	110.13	2 637.10	409.33	5 448.62	844.26	38.16	4.85	2.50	2.14	2.55	7.33
2005		91.03	94.22	112.50	2 824.97	444.84	5 705.91	895.75	54.28	4.57	4.46	2.47	4.54	6.93
2006		85.68	80.31	108.87	4 084.59	604.46	7 733.27	1 139.82	64.99	5.27	5.32	3.70	5.34	8.97
2007		77.44	77.18	105.05	4 890.75	696.76	9 184.08	1 304.21	72.95	5.89	4.58	4.63	4.85	10.94
2008		64.17	59.04	94.09	7 135.66	872.31	12 582.07	1 571.13	97.77	3.10	1.30	2.91	1.95	11.11

2006:	Oct	75.06	75.26	98.72	4 467.59	586.21	8 272.67	1 081.20	57.44	5.15	5.31	3.51	5.38	8.54
	Nov	78.06	78.35	103.99	4 543.41	627.33	8 584.46	1 182.41	58.31	5.22	5.32	3.62	5.37	8.72
	Dec	79.28	80.31	105.55	4 419.08	629.56	7 873.82	1 118.21	62.89	5.27	5.32	3.70	5.34	8.97

2007:	Jan	78.47	77.52	104.41	4 526.29	630.76	8 232.46	1 145.59	53.72	5.52	5.32	3.76	5.35	9.09
	Feb	78.44	77.16	104.43	4 757.17	664.92	8 633.06	1 204.10	57.68	5.47	5.30	3.83	5.34	8.87
	Mar	75.95	76.61	101.23	4 804.47	655.53	8 924.83	1 214.59	62.19	5.56	5.29	3.91	5.35	8.97
	Apr	77.46	77.21	104.33	4 815.15	679.36	9 102.05	1 278.74	67.83	5.65	5.30	4.01	5.36	9.00
	May	78.59	77.18	106.92	4 672.12	667.44	9 132.49	1 301.20	67.69	5.77	5.31	4.11	5.37	9.14
	Jun	77.19	77.84	105.53	4 680.92	655.60	9 206.05	1 283.57	71.57	5.91	5.33	4.16	5.37	9.54
	Jul	78.21	76.60	106.94	4 624.46	665.28	9 089.78	1 303.55	77.85	5.99	5.31	4.25	5.35	9.67
	Aug	75.61	76.78	103.47	4 791.73	664.50	9 108.20	1 259.30	71.71	6.59	5.59	4.70	5.73	9.91
	Sep	75.82	77.63	103.33	5 039.53	711.42	9 341.54	1 311.70	77.97	6.34	5.03	4.77	5.35	9.96
	Oct	78.65	80.65	107.61	5 088.38	754.54	9 551.08	1 410.15	82.83	6.19	4.75	4.58	4.95	10.43
	Nov	77.92	76.48	106.65	5 404.87	807.51	9 704.83	1 447.50	93.19	6.54	5.15	4.81	5.21	10.78
	Dec	77.03	77.18	105.70	5 483.85	804.26	10 182.64	1 490.58	91.19	5.89	4.58	4.63	4.85	10.94

2008:	Jan	74.68	70.36	102.29	6 210.21	888.69	11 096.13	1 586.07	92.78	5.57	3.01	4.25	3.22	10.98
	Feb	67.98	66.73	93.55	7 044.25	923.27	15 358.51	2 009.00	95.66	5.76	2.99	4.33	3.15	11.01
	Mar	63.13	61.51	86.57	7 702.20	969.26	16 274.28	2 040.26	104.70	6.00	2.77	4.68	2.68	11.06
	Apr	64.31	66.52	89.05	7 079.40	909.36	15 468.09	1 983.23	108.73	5.76	2.90	4.84	3.20	11.53
	May	66.29	66.75	97.84	6 771.98	890.40	15 767.53	2 059.60	123.04	5.86	2.65	4.86	3.07	12.19
	Jun	63.85	63.50	94.63	7 044.82	890.49	16 134.39	2 037.50	132.14	5.88	2.80	4.90	3.15	12.01
	Jul	65.69	68.36	97.85	7 147.26	940.47	14 473.20	1 892.11	133.86	5.80	2.80	4.90	3.05	11.86
	Aug	67.66	68.31	102.37	6 401.91	839.10	11 248.50	1 469.45	114.61	5.58	2.90	4.93	3.07	11.72
	Sep	66.11	64.05	100.10	6 617.04	827.27	9 673.59	1 203.25	99.12	6.11	4.00	5.27	5.31	11.70
	Oct	57.32	55.72	88.28	7 801.98	809.72	8 703.72	898.74	73.26	5.79	3.10	4.95	2.85	11.98
	Nov	56.61	57.50	88.15	7 670.43	759.36	8 417.87	831.70	53.57	4.13	2.15	3.67	3.91	11.71
	Dec	56.38	59.04	88.44	8 136.39	820.34	8 369.10	842.64	41.80	3.10	1.30	2.91	1.95	11.11

2009:	Jan	57.07	56.55	89.22	8 469.55	858.21	9 431.91	952.43	43.71	1.92	1.20	2.06	1.65	10.64
	Feb	57.66	58.91	89.83	9 380.23	941.46	10 395.35	1 038.60	43.14	1.79	1.35	1.49	1.85	9.52
	Mar	57.81	59.54	90.63	9 150.94	925.13	10 806.71	1 081.07	46.61	1.49	1.40	1.57	1.59	8.62
	Apr	63.36	67.15	99.44	7 953.07	891.27	10 498.54	1 161.05	50.25	1.34	1.30	1.40	1.50	8.07
	May	66.49	68.64	102.59	7 758.46	907.01	9 528.86	1 138.02	57.42	1.14	0.60	1.25	1.10	7.06
	Jun	67.84	69.93	104.15	7 574.89	946.74	9 785.63	1 215.39	68.56	1.05	0.55	1.05	1.05	7.44
	Jul	68.48	69.54	105.29	7 406.21	934.25	9 236.90	1 161.65	64.77	0.80	0.40	0.92	1.00	7.53
	Aug	67.93	69.31	104.53	7 517.59	949.61	9 880.29	1 243.95	72.72	0.73	0.40	0.85	0.85	7.01
	Sep	70.83	71.66	109.24	7 449.17	996.06	9 717.41	1 291.52	67.75	0.65	0.35	0.51	0.75	6.90
	Oct	70.45	67.78	–	7 772.73	1 043.34	9 984.83	1 334.02	72.84	0.70	0.25	0.52	0.37	7.11
KB522

1.	The weighted average exchange rate of the rand is based on trade in and consumption of manufactured goods between South Africa and its most important trading partners. The weighting structure is described in an article in the December 2008 Quarterly Bulletin. As from 1 January 2005, the weighted average exchange rate of the rand is calculated against fifteen currencies.

The weights of the five major currencies are in brackets: Euro (34 82), US dollar (14 88), Chinese yuan (12 49), British pound (10 71), Japanese yen (10 12). Index: 2000 = 100.

2.	Figures as at end of period.

3.	Average daily fixing prices. Prices per fine ounce.

4.	Rates on bankers’ acceptances.

Quarterly Bulletin December 2009	S–103

South African Reserve Bank
National income and production accounts of South Africa*
Summary of gross domestic product, expenditure and national disposable income
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Compensation of employees	(6000J	)	474 996	528 862	578 988	636 954	699 018	777 553	882 808	1 003 305

Net operating surplus[1]	(6001J	)	302 970	363 154	390 017	434 978	485 761	553 928	633 690	727 898

Consumption of fixed capital[2]	(6002J	)	132 400	151 267	162 099	171 594	187 790	216 251	252 229	301 552

Gross value added at factor cost	(6003J	)	910 366	1 043 283	1 131 104	1 243 526	1 372 569	1 547 732	1 768 727	2 032 755

Other taxes on production	(6600J	)	20 268	25 029	28 150	29 966	32 927	32 498	31 870	36 395

Less: Other subsidies on production	(6601J	)	2 419	2 615	4 104	2 892	4 429	7 911	7 450	11 121

Gross value added at basic prices	(6645J	)	928 215	1 065 697	1 155 150	1 270 600	1 401 067	1 572 319	1 793 147	2 058 029

Taxes on products	(6603J	)	96 363	109 660	121 070	147 449	175 667	203 514	230 133	237 093

Less: Subsidies on products	(6604J	)	4 571	4 271	3 683	2 776	5 652	8 411	6 178	11 299

Gross domestic product at market prices	(6006J	)	1 020 007	1 171 086	1 272 537	1 415 273	1 571 082	1 767 422	2 017 102	2 283 823

Final consumption expenditure by households[3]	(6007J	)	639 800	724 228	790 389	890 952	990 773	1 116 315	1 264 643	1 417 589

Final consumption expenditure by general government[4]	(6008J	)	186 280	219 705	244 485	274 034	305 733	347 928	383 413	437 313

Individual consumption expenditure	(6605J	)	81 657	97 060	104 095	116 389	123 682	139 702	141 122	163 398
Collective consumption expenditure	(6606J	)	104 623	122 645	140 390	157 645	182 051	208 226	242 291	273 915

Gross capital formation	(6180J	)	153 463	185 876	211 906	255 808	282 130	347 995	428 892	501 514

Gross fixed capital formation	(6009J	)	151 008	172 151	196 999	226 180	263 754	324 083	406 918	513 749
Change in inventories[5]	(6010J	)	2 455	13 725	14 907	29 628	18 376	23 912	21 974	-12 235

Residual item	(6011J	)	-838	-3 647	-3 993	-1 292	-164	-1 560	-686	-3 702

Gross domestic expenditure	(6012J	)	978 705	1 126 162	1 242 787	1 419 502	1 578 472	1 810 678	2 076 262	2 352 714

Exports of goods and services	(6013J	)	307 303	385 560	354 785	373 950	430 169	530 333	630 902	809 645

Exports of goods, free on board	(6608J	)	265 832	333 251	291 434	310 525	358 361	447 690	533 791	704 293
Exports of services	(6609J	)	41 471	52 309	63 351	63 425	71 808	82 643	97 111	105 352

Less: Imports of goods and services	(6014J	)	266 001	340 636	325 035	378 179	437 559	573 589	690 062	878 536

Imports of goods, free on board	(6610J	)	221 235	283 004	264 752	311 759	360 362	476 966	574 322	739 852
Imports of services	(6611J	)	44 766	57 632	60 283	66 420	77 197	96 623	115 740	138 684

Expenditure on gross domestic product (GDP at market prices)	(6006J	)	1 020 007	1 171 086	1 272 537	1 415 273	1 571 082	1 767 422	2 017 102	2 283 823

Primary income from the rest of the world	(6612J	)	21 125	22 711	21 373	20 973	29 550	41 207	48 448	48 254

Less: Primary income to the rest of the world	(6613J	)	53 301	52 111	56 244	48 823	60 975	75 982	117 266	122 129

Gross national income at market prices	(6016J	)	987 831	1 141 686	1 237 666	1 387 423	1 539 657	1 732 647	1 948 284	2 209 948

Current transfers from the rest of the world	(6614J	)	1 104	1 461	1 841	2 164	4 543	6 079	7 689	11 483

Less: Current transfers to the rest of the world	(6615J	)	7 361	7 305	9 319	13 033	20 222	21 847	24 264	30 392

Gross national disposable income at market prices	(6018J	)	981 574	1 135 842	1 230 188	1 376 554	1 523 978	1 716 879	1 931 709	2 191 039

Real gross national income (at 2005 prices)	(6016Y	)	1 312 456	1 335 291	1 378 151	1 457 664	1 539 657	1 644 350	1 720 554	1 792 262

KB601

*	Data for the past four years are preliminary and subject to revision.

1.	After consumption of fixed capital and after inventory valuation adjustment.

2.	At replacement value.

3.	Including non-profit institutions serving households.

4.	Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the services departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

5.	After inventory valuation adjustment.

S–104	Quarterly Bulletin December 2009

South African Reserve Bank
Gross value added by kind of economic activity1
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

At current prices

Primary sector	(6630J	)	109 802	136 962	125 414	130 688	143 394	177 652	217 339	275 691

Agriculture, forestry and fishing	(6631J	)	32 588	44 232	39 644	39 490	37 402	45 351	60 370	65 612

Mining and quarrying	(6632J	)	77 214	92 730	85 770	91 198	105 992	132 301	156 969	210 079

Secondary sector	(6633J	)	222 346	254 828	280 217	306 182	330 669	357 606	402 139	458 085

Manufacturing	(6634J	)	176 907	204 219	223 917	243 967	259 101	274 502	303 788	338 802

Electricity, gas and water	(6635J	)	23 023	26 489	29 553	30 176	33 010	36 946	41 729	47 140

Construction (contractors)	(6636J	)	22 416	24 120	26 747	32 039	38 558	46 158	56 622	72 143

Tertiary sector	(6637J	)	596 067	673 907	749 519	833 730	927 004	1 037 061	1 173 669	1 324 253

Wholesale and retail trade, catering and accommodation	(6638J	)	130 387	143 192	158 786	176 445	195 012	215 831	238 910	271 774

Transport, storage and communication	(6639J	)	89 511	100 983	112 637	124 786	139 472	153 775	163 833	188 382

Finance, insurance, real-estate and business services	(6640J	)	177 531	207 711	231 176	261 285	295 504	339 311	405 527	449 545

Community, social and personal services	(6642J	)	198 638	222 021	246 920	271 214	297 016	328 144	365 399	414 552

General government services	(6643J	)	142 325	157 547	174 106	190 563	208 561	230 116	256 054	295 708
Other	(6647J	)	56 313	64 474	72 814	80 651	88 455	98 028	109 345	118 844

Gross value added at basic prices	(6645J	)	928 215	1 065 697	1 155 150	1 270 600	1 401 067	1 572 319	1 793 147	2 058 029

At constant 2005 prices

Primary sector	(6630Y	)	132 346	135 786	139 425	141 295	143 394	140 723	141 945	140 238

Agriculture, forestry and fishing	(6631Y	)	33 630	35 826	36 070	36 380	37 402	35 359	36 610	40 590

Mining and quarrying	(6632Y	)	99 019	99 960	103 355	104 915	105 992	105 364	105 335	99 648

Secondary sector	(6633Y	)	284 859	293 957	293 500	309 751	330 669	352 503	373 544	386 339

Manufacturing	(6634Y	)	229 698	236 133	232 581	243 965	259 101	275 782	289 593	297 491

Electricity, gas and water	(6635Y	)	27 542	28 503	29 344	31 335	33 010	34 139	35 286	35 646

Construction (contractors)	(6636Y	)	27 711	29 321	31 575	34 451	38 558	42 582	48 665	53 202

Tertiary sector	(6637Y	)	774 319	806 527	840 204	879 344	927 004	985 265	1 044 666	1 093 562

Wholesale and retail trade, catering and accommodation	(6638Y	)	164 601	168 357	172 845	182 175	195 012	206 636	217 607	219 897

Transport, storage and communication	(6639Y	)	108 902	118 749	126 287	132 459	139 472	146 607	155 772	161 904

Finance, insurance, real-estate and business services	(6640Y	)	234 450	249 165	261 123	279 544	295 504	324 002	349 488	376 959

Community, social and personal services	(6642Y	)	266 985	270 256	279 949	285 166	297 016	308 020	321 799	334 802

General government services	(6643Y	)	189 552	190 910	196 193	199 947	208 561	214 947	223 552	233 001
Other	(6647Y	)	77 408	79 346	83 756	85 219	88 455	93 073	98 247	101 801

Gross value added at basic prices	(6645Y	)	1 191 429	1 236 270	1 273 129	1 330 390	1 401 067	1 478 491	1 560 155	1 620 139

KB602

1.	Source of data: Statistics South Africa.

Quarterly Bulletin December 2009	S–105

South African Reserve Bank
Gross value added by kind of economic activity1
Seasonally adjusted annualised rates
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03

At current prices

Primary sector	(6630L	)	226 271	217 339	254 367	271 758	290 680	285 959	275 691	270 591	269 450	270 409

Agriculture, forestry and fishing	(6631L	)	46 728	60 370	68 246	67 825	76 285	50 092	65 612	72 159	67 894	59 633

Mining and quarrying	(6632L	)	179 543	156 969	186 121	203 933	214 395	235 867	210 079	198 432	201 556	210 776

Secondary sector	(6633L	)	423 267	402 139	432 534	456 884	472 752	470 170	458 085	453 083	452 580	475 823

Manufacturing	(6634L	)	320 994	303 788	326 050	337 099	344 985	347 074	338 802	326 949	315 458	329 180

Electricity, gas and water	(6635L	)	41 950	41 729	43 590	48 041	49 969	46 960	47 140	48 335	53 354	59 167

Construction (contractors)	(6636L	)	60 323	56 622	62 894	71 744	77 798	76 136	72 143	77 799	83 768	87 476

Tertiary sector	(6637L	)	1 238 344	1 173 669	1 266 883	1 316 851	1 341 002	1 372 276	1 324 253	1 394 353	1 436 816	1 431 092

Wholesale and retail trade, catering and accommodation	(6638L	)	247 620	238 910	262 305	273 262	274 092	277 437	271 774	285 677	291 840	292 037

Transport, storage and communication	(6639L	)	172 005	163 833	176 623	188 562	187 889	200 454	188 382	197 614	208 155	205 896

Finance, insurance, real-estate and business services	(6640L	)	435 354	405 527	444 685	446 335	448 046	459 114	449 545	476 753	477 153	467 694

Community, social and personal services	(6642L	)	383 365	365 399	383 270	408 692	430 975	435 271	414 552	434 309	459 668	465 465

General government services	(6643L	)	272 454	256 054	270 414	287 173	310 359	314 886	295 708	313 170	327 583	334 372
Other	(6647L	)	110 911	109 345	112 856	121 519	120 616	120 385	118 844	121 139	132 085	131 093

Gross value added at basic prices	(6645L	)	1 887 882	1 793 147	1 953 784	2 045 493	2 104 434	2 128 405	2 058 029	2 118 027	2 158 846	2 177 324

At constant 2005 prices

Primary sector	(6630D	)	141 379	141 945	138 183	141 279	140 449	141 041	140 238	131 966	133 911	131 500

Agriculture, forestry and fishing	(6631D	)	38 014	36 610	39 175	39 767	41 426	41 992	40 590	41 595	40 155	39 132

Mining and quarrying	(6632D	)	103 365	105 335	99 008	101 512	99 023	99 049	99 648	90 371	93 756	92 368

Secondary sector	(6633D	)	381 130	373 544	381 328	394 060	391 623	378 345	386 339	358 528	352 133	358 127

Manufacturing	(6634D	)	294 102	289 593	294 001	306 052	301 999	287 912	297 491	267 446	259 710	264 492

Electricity, gas and water	(6635D	)	35 558	35 286	35 391	35 385	35 910	35 898	35 646	35 146	35 311	35 675

Construction (contractors)	(6636D	)	51 470	48 665	51 936	52 623	53 714	54 535	53 202	55 936	57 112	57 960

Tertiary sector	(6637D	)	1 067 907	1 044 666	1 080 457	1 087 367	1 097 544	1 108 880	1 093 562	1 106 326	1 101 569	1 103 755

Wholesale and retail trade, catering and accommodation	(6638D	)	221 077	217 607	222 964	220 938	217 918	217 768	219 897	216 424	213 150	212 539

Transport, storage and communication	(6639D	)	158 833	155 772	159 951	161 327	162 842	163 496	161 904	162 644	162 245	162 710

Finance, insurance, real-estate and business services	(6640D	)	360 388	349 488	367 121	373 020	380 385	387 310	376 959	385 018	381 267	379 816

Community, social and personal services	(6642D	)	327 609	321 799	330 421	332 082	336 399	340 306	334 802	342 240	344 907	348 690

General government services	(6643D	)	226 823	223 552	229 293	230 712	234 233	237 766	233 001	239 012	240 829	243 702
Other	(6647D	)	100 786	98 247	101 128	101 370	102 166	102 540	101 801	103 228	104 078	104 988

Gross value added at basic prices	(6645D	)	1 590 416	1 560 155	1 599 968	1 622 706	1 629 616	1 628 266	1 620 139	1 596 820	1 587 613	1 593 382

KB603

1.	Source of data: Statistics South Africa.

S–106	Quarterly Bulletin December 2009

South African Reserve Bank
Expenditure on gross domestic product
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

At current prices

Final consumption expenditure	(6620J	)	826 080	943 933	1 034 874	1 164 986	1 296 506	1 464 243	1 648 056	1 854 902

Final consumption expenditure by households[1]	(6007J	)	639 800	724 228	790 389	890 952	990 773	1 116 315	1 264 643	1 417 589

Final consumption expenditure by general government[2]	(6008J	)	186 280	219 705	244 485	274 034	305 733	347 928	383 413	437 313

Individual consumption expenditure	(6605J	)	81 657	97 060	104 095	116 389	123 682	139 702	141 122	163 398
Collective consumption expenditure	(6606J	)	104 623	122 645	140 390	157 645	182 051	208 226	242 291	273 915

Gross capital formation	(6180J	)	153 463	185 876	211 906	255 808	282 130	347 995	428 892	501 514

Gross fixed capital formation	(6009J	)	151 008	172 151	196 999	226 180	263 754	324 083	406 918	513 749
Change in inventories[3]	(6010J	)	2 455	13 725	14 907	29 628	18 376	23 912	21 974	-12 235

Residual item	(6011J	)	-838	-3 647	-3 993	-1 292	-164	-1 560	-686	-3 702

Gross domestic expenditure	(6012J	)	978 705	1 126 162	1 242 787	1 419 502	1 578 472	1 810 678	2 076 262	2 352 714

Exports of goods and services	(6013J	)	307 303	385 560	354 785	373 950	430 169	530 333	630 902	809 645

Exports of goods, free on board	(6608J	)	265 832	333 251	291 434	310 525	358 361	447 690	533 791	704 293
Exports of services	(6609J	)	41 471	52 309	63 351	63 425	71 808	82 643	97 111	105 352

Less: Imports of goods and services	(6014J	)	266 001	340 636	325 035	378 179	437 559	573 589	690 062	878 536

Imports of goods, free on board	(6610J	)	221 235	283 004	264 752	311 759	360 362	476 966	574 322	739 852
Imports of services	(6611J	)	44 766	57 632	60 283	66 420	77 197	96 623	115 740	138 684

Expenditure on gross domestic product	(6006J	)	1 020 007	1 171 086	1 272 537	1 415 273	1 571 082	1 767 422	2 017 102	2 283 823

At constant 2005 prices

Final consumption expenditure	(6620Y	)	1 076 944	1 114 590	1 154 512	1 225 766	1 296 506	1 394 072	1 468 493	1 511 871

Final consumption expenditure by households[1]	(6007Y	)	828 211	854 487	878 682	933 516	990 773	1 073 270	1 132 520	1 159 598

Final consumption expenditure by general government[2]	(6008Y	)	248 732	260 103	275 830	292 250	305 733	320 802	335 973	352 273

Individual consumption expenditure	(6605Y	)	105 558	113 503	117 792	123 374	123 682	125 499	125 465	134 654
Collective consumption expenditure	(6606Y	)	143 398	146 600	158 038	168 876	182 051	195 303	210 508	217 619

Gross capital formation	(6180Y	)	186 664	205 312	227 910	266 899	282 130	318 645	357 505	369 638

Gross fixed capital formation	(6009Y	)	184 543	190 988	210 540	237 651	263 754	295 786	337 681	377 290
Change in inventories[3]	(6010Y	)	2 121	14 324	17 370	29 248	18 376	22 859	19 824	-7 652

Residual item	(6011Y	)	-3 668	-147	1 239	-1 930	-164	1 595	-1 245	4 177

Gross domestic expenditure	(6012Y	)	1 259 940	1 319 755	1 383 661	1 490 735	1 578 472	1 714 312	1 824 753	1 885 686

Exports of goods and services	(6013Y	)	379 059	384 408	385 305	396 222	430 169	462 271	489 611	501 189

Exports of goods, free on board	(6608Y	)	324 515	321 890	316 220	329 369	358 361	383 398	403 315	416 790
Exports of services	(6609Y	)	54 544	62 518	69 085	66 853	71 808	78 873	86 296	84 399

Less: Imports of goods and services	(6014Y	)	301 617	317 728	341 644	394 627	437 559	517 462	564 225	572 354

Imports of goods, free on board	(6610Y	)	247 422	261 311	273 460	322 396	360 362	432 031	473 171	486 644
Imports of services	(6611Y	)	54 195	56 417	68 184	72 231	77 197	85 431	91 054	85 710

Expenditure on gross domestic product	(6006Y	)	1 337 382	1 386 435	1 427 322	1 492 330	1 571 082	1 659 121	1 750 139	1 814 521

KB604

1.	Including non-profit institutions serving households.

2.	Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the services departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

3.	After inventory valuation adjustment.

Quarterly Bulletin December 2009	S–107

South African Reserve Bank
Expenditure on gross domestic product
At current prices
R millions

	Final consumption expenditure		Gross capital formation
Less:
			Gross				Exports of	Imports of	Expenditure
			fixed			Gross	goods	goods	on gross
	House-	General	capital	Change in	Residual	domestic	and	and	domestic
	holds[1]	government[2]	formation	inventories[3]	item	expenditure	services	services	product
Period	(6007K)	(6008K)	(6009K)	(6010K)	(6011K)	(6012K)	(6013K)	(6014K)	(6006K)

2005: 04	268 663	81 224	72 059	723	-8 427	414 242	114 458	115 845	412 855
2005	990 773	305 733	263 754	18 376	-164	1 578 472	430 169	437 559	1 571 082

2006: 01	256 859	85 012	74 095	1 513	-174	417 305	110 440	115 332	412 413
02	271 595	88 608	76 584	9 870	-14 414	432 243	125 081	133 736	423 588
03	282 113	86 152	83 189	5 187	16 989	473 630	141 298	151 163	463 765
04	305 748	88 156	90 215	7 342	-3 961	487 500	153 514	173 358	467 656
2006	1 116 315	347 928	324 083	23 912	-1 560	1 810 678	530 333	573 589	1 767 422

2007: 01	290 968	94 197	95 891	5 297	2 365	488 718	147 549	158 085	478 182
02	308 576	96 148	98 609	18 020	-15 222	506 131	154 432	169 519	491 044
03	319 103	95 415	102 670	8 411	13 204	538 803	156 343	179 975	515 171
04	345 996	97 653	109 748	-9 754	-1 033	542 610	172 578	182 483	532 705
2007	1 264 643	383 413	406 918	21 974	-686	2 076 262	630 902	690 062	2 017 102

2008: 01	329 328	106 574	116 972	8 128	-2 360	558 642	176 107	192 043	542 706
02	350 568	108 770	124 235	7 446	-7 089	583 930	207 768	224 940	566 758
03	362 051	108 840	133 330	-9 259	20 681	615 643	216 341	241 392	590 592
04	375 642	113 129	139 212	-18 550	-14 934	594 499	209 429	220 161	583 767
2008	1 417 589	437 313	513 749	-12 235	-3 702	2 352 714	809 645	878 536	2 283 823

2009: 01	353 296	121 329	139 712	-10 790	-9 985	593 562	170 044	184 606	579 000
02	365 237	122 899	137 261	-6 441	-23 140	595 816	155 416	155 982	595 250
03	367 832	125 127	136 050	-13 763	5 455	620 701	159 633	162 966	617 368
KB605 Seasonally adjusted annualised rates

	(6007L)	(6008L)	(6009L)	(6010L)	(6011L)	(6012L)	(6013L)	(6014L)	(6006L)

2005: 04	1 033 272	329 929	284 391	5 363	-39	1 652 916	452 940	459 434	1 646 422
2005	990 773	305 733	263 754	18 376	-164	1 578 472	430 169	437 559	1 571 082

2006: 01	1 061 623	336 101	295 669	16 685	-4 023	1 706 055	445 749	476 404	1 675 400
02	1 092 128	348 647	310 243	1 269	-14 874	1 737 413	504 858	538 394	1 703 877
03	1 137 870	349 022	334 200	29 077	1 425	1 851 594	565 146	594 966	1 821 774
04	1 173 639	357 942	356 220	48 617	11 232	1 947 650	605 579	684 592	1 868 637
2006	1 116 315	347 928	324 083	23 912	-1 560	1 810 678	530 333	573 589	1 767 422

2007: 01	1 202 024	372 271	381 633	44 381	6 581	2 006 890	595 954	661 200	1 941 644
02	1 241 361	377 308	400 074	17 905	-12 158	2 024 490	622 188	677 236	1 969 442
03	1 286 773	386 515	412 688	20 085	943	2 107 004	624 518	702 574	2 028 948
04	1 328 414	397 558	433 277	5 525	1 890	2 166 664	680 948	719 238	2 128 374
2007	1 264 643	383 413	406 918	21 974	-686	2 076 262	630 902	690 062	2 017 102

2008: 01	1 358 291	421 532	464 050	27 740	10 915	2 282 528	714 747	797 283	2 199 992
02	1 411 667	427 007	499 288	-8 268	8 008	2 337 702	833 088	902 852	2 267 938
03	1 459 626	440 343	539 438	-24 360	-16 712	2 398 335	860 229	937 116	2 321 448
04	1 440 772	460 370	552 220	-44 052	-17 019	2 392 291	830 516	876 893	2 345 914
2008	1 417 589	437 313	513 749	-12 235	-3 702	2 352 714	809 645	878 536	2 283 823

2009: 01	1 452 703	479 440	555 869	-43 080	-15 457	2 429 475	688 976	768 211	2 350 240
02	1 472 387	482 037	551 245	-104 090	-16 285	2 385 294	624 650	630 270	2 379 674
03	1 482 700	506 340	546 163	-87 344	-15 017	2 432 842	632 177	633 962	2 431 057
KB606

1.	Including non-profit institutions serving households.

2.	Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the services departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

3.	After inventory valuation adjustment.

S–108	Quarterly Bulletin December 2009

South African Reserve Bank
Expenditure on gross domestic product
At constant 2005 prices
R millions

	Final consumption expenditure		Gross capital formation
Less:
			Gross				Exports of	Imports of	Expenditure
			fixed			Gross	goods	goods	on gross
	House-	General	capital	Change in	Residual	domestic	and	and	domestic
	holds[1]	government[2]	formation	inventories	item	expenditure	services	services	product
Period	(6007C)	(6008C)	(6009C)	(6010C)	(6011C)	(6012C)	(6013C)	(6014C)	(6006C)

2005: 04	264 539	78 975	69 921	556	-5 785	408 206	109 278	113 453	404 031
2005	990 773	305 733	263 754	18 376	-164	1 578 472	430 169	437 559	1 571 082

2006: 01	255 204	78 056	70 820	2 392	-2 562	403 910	105 416	113 877	395 449
02	262 671	82 153	71 765	9 292	-1 900	423 981	112 671	126 354	410 298
03	267 415	79 425	74 692	4 226	7 738	433 496	117 639	130 440	420 695
04	287 980	81 168	78 509	6 949	-1 681	452 925	126 545	146 791	432 679
2006	1 073 270	320 802	295 786	22 859	1 595	1 714 312	462 271	517 462	1 659 121

2007: 01	271 866	83 265	81 896	6 569	-6 591	437 005	119 559	135 315	421 249
02	277 702	84 051	82 516	13 724	-4 219	453 774	120 134	141 184	432 724
03	281 434	83 637	84 219	8 268	9 323	466 881	119 940	144 717	442 104
04	301 518	85 020	89 050	-8 737	242	467 093	129 978	143 009	454 062
2007	1 132 520	335 973	337 681	19 824	-1 245	1 824 753	489 611	564 225	1 750 139

2008: 01	283 446	86 835	92 289	-606	-1 484	460 480	115 934	137 861	438 553
02	287 512	87 825	92 705	4 205	-918	471 329	128 193	144 881	454 641
03	286 496	87 801	94 837	-1 827	11 286	478 593	131 083	150 919	458 757
04	302 144	89 812	97 459	-9 424	-4 707	475 284	125 979	138 693	462 570
2008	1 159 598	352 273	377 290	-7 652	4 177	1 885 686	501 189	572 354	1 814 521

2009: 01	276 690	90 673	98 921	-4 391	-3 333	458 560	99 948	123 349	435 159
02	275 877	92 397	97 709	-3 350	-4 824	457 809	96 889	111 924	442 774
03	275 373	91 840	96 771	-12 455	12 601	464 130	101 057	115 881	449 306
KB607 Seasonally adjusted annualised rates

	(6007D)	(6008D)	(6009D)	(6010D)	(6011D)	(6012D)	(6013D)	(6014D)	(6006D)

2005: 04	1 017 192	315 808	275 934	9 720	-5 461	1 613 193	432 723	449 305	1 596 611
2005	990 773	305 733	263 754	18 376	-164	1 578 472	430 169	437 559	1 571 082

2006: 01	1 046 806	313 556	282 527	27 433	-360	1 669 962	424 757	473 838	1 620 881
02	1 061 650	323 970	290 682	12 605	13 351	1 702 258	454 334	509 044	1 647 548
03	1 080 069	321 198	300 090	11 657	-1 369	1 711 645	471 462	512 079	1 671 028
04	1 104 559	324 484	309 845	39 741	-5 246	1 773 383	498 531	574 887	1 697 027
2006	1 073 270	320 802	295 786	22 859	1 595	1 714 312	462 271	517 462	1 659 121

2007: 01	1 115 865	334 547	325 870	40 602	-10 657	1 806 227	481 054	564 958	1 722 323
02	1 122 926	331 572	334 794	32 966	-4 766	1 817 492	484 367	565 282	1 736 577
03	1 137 577	338 433	338 636	27 178	1 152	1 842 976	479 830	564 297	1 758 509
04	1 153 713	339 340	351 424	-21 450	9 290	1 832 317	513 193	562 363	1 783 147
2007	1 132 520	335 973	337 681	19 824	-1 245	1 824 753	489 611	564 225	1 750 139

2008: 01	1 162 037	348 807	365 866	9 883	9 787	1 896 380	469 109	571 259	1 794 230
02	1 163 801	346 780	372 868	-6 481	7 461	1 884 429	515 591	581 593	1 818 427
03	1 159 495	355 238	383 897	-7 633	-3 508	1 887 489	522 025	585 139	1 824 375
04	1 153 060	358 267	386 529	-26 377	2 967	1 874 446	498 031	551 425	1 821 052
2008	1 159 598	352 273	377 290	-7 652	4 177	1 885 686	501 189	572 354	1 814 521

2009: 01	1 135 858	363 852	393 524	-3 952	6 900	1 896 182	403 720	513 482	1 786 420
02	1 118 085	364 554	392 632	-38 672	-676	1 835 923	390 706	452 765	1 773 864
03	1 112 429	371 247	388 505	-49 920	5 597	1 827 858	400 744	450 577	1 778 025
KB608

1.	Including non-profit institutions serving households.

2.	Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the services departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

Quarterly Bulletin December 2009	S–109

South African Reserve Bank
Final consumption expenditure by households
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Durable goods	(6050J	)	55 799	64 251	71 656	85 446	102 792	118 445	122 363	117 782

Furniture, household appliances, etc.	(6051J	)	12 242	13 593	14 700	16 183	18 132	21 316	23 126	23 465

Personal transport equipment	(6052J	)	30 202	35 839	40 612	51 279	64 935	73 846	71 673	64 245

Computers and related equipment	(6075J	)	1 943	2 194	2 541	2 642	2 690	3 173	3 794	4 618

Recreational and entertainment goods[1]	(6053J	)	6 343	7 140	7 941	9 063	10 145	12 163	14 755	15 497

Other durable goods[2]	(6054J	)	5 069	5 485	5 862	6 279	6 890	7 947	9 015	9 957

Semi-durable goods	(6055J	)	61 521	67 576	73 007	83 202	93 595	107 259	119 002	128 313

Clothing and footwear	(6056J	)	34 925	38 021	40 955	46 953	52 694	58 917	65 666	70 923

Household textiles, furnishings, glassware, etc.	(6057J	)	9 445	10 497	11 498	13 099	14 679	17 254	18 736	19 819

Motorcar tyres, parts and accessories	(6058J	)	8 164	9 131	10 059	11 442	13 212	16 099	17 893	19 432

Recreational and entertainment goods[3]	(6059J	)	6 429	7 031	7 248	7 937	8 665	9 997	10 973	11 741

Miscellaneous goods[4]	(6060J	)	2 558	2 896	3 247	3 771	4 345	4 992	5 734	6 398

Non-durable goods	(6061J	)	247 385	285 003	311 164	344 310	377 851	426 021	484 685	564 599

Food, beverages and tobacco	(6062J	)	165 059	192 363	210 750	232 868	253 515	285 706	323 840	373 393

Household fuel, power and water	(6063J	)	21 114	23 575	25 907	28 954	31 324	33 568	37 761	43 409

Household consumer goods	(6064J	)	22 983	25 987	28 425	30 897	34 903	40 686	49 173	57 639

Medical and pharmaceutical products	(6065J	)	9 646	12 110	14 160	15 371	16 611	18 124	19 961	22 242

Petroleum products	(6066J	)	22 621	24 397	24 909	28 696	33 175	38 387	43 316	56 080

Recreational and entertainment goods[5]	(6067J	)	5 962	6 571	7 013	7 524	8 323	9 550	10 634	11 836

Services	(6068J	)	275 095	307 398	334 562	377 994	416 535	464 590	538 593	606 895

Rent[6]	(6069J	)	59 073	68 801	79 564	91 927	108 187	126 381	150 063	175 771

Household services, including domestic servants	(6070J	)	20 140	21 804	23 561	25 186	26 454	28 339	32 085	37 299

Medical services	(6071J	)	40 751	43 814	49 926	56 886	59 624	65 066	73 932	83 799

Transport and communication services	(6072J	)	61 071	70 025	78 007	88 323	96 170	106 421	118 345	128 380

Recreational, entertainment and educational services[7]	(6073J	)	29 338	33 522	36 347	40 219	43 526	47 443	52 087	57 240

Miscellaneous services[8]	(6074J	)	64 722	69 432	67 157	75 453	82 574	90 940	112 081	124 406

Security services	(6076J	)	3 980	4 165	4 408	4 469	4 622	4 835	5 180	5 777

Total	(6007J	)	639 800	724 228	790 389	890 952	990 773	1 116 315	1 264 643	1 417 589

KB609

1.	Comprising audio-visual, photographic and information-processing equipment.

2.	Jewellery, watches, therapeutic appliances, etc.

3.	Comprising sport and camping equipment, hobbies, books and toys.

4.	Personal goods, and writing and drawing equipment and supplies.

5.	Comprising newspapers, magazines, stationery and recording media.

6.	Including imputed rent for owner-occupied dwellings.

7.	Comprising cinemas, park, museum and theatre entrance fees, subscriptions to DSTV, licences and hiring of equipment.

8.	After adjustment for net expenditure of non-residents in the domestic sector.

S–110	Quarterly Bulletin December 2009

South African Reserve Bank
Final consumption expenditure by households
At constant 2005 prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Durable goods	(6050J	)	71 119	71 615	76 470	86 160	102 792	119 157	121 401	112 800

Furniture, household appliances, etc.	(6051J	)	14 076	14 373	14 871	16 186	18 132	21 748	23 772	24 371

Personal transport equipment	(6052J	)	44 681	43 633	46 321	52 415	64 935	73 795	69 357	57 199

Computers and related equipment	(6075J	)	1 943	1 534	2 196	2 588	2 690	3 058	3 612	4 296

Recreational and entertainment goods[1]	(6053J	)	6 934	5 748	6 750	8 546	10 145	12 940	16 465	18 192

Other durable goods[2]	(6054J	)	6 317	6 327	6 332	6 425	6 890	7 616	8 195	8 742

Semi-durable goods	(6055J	)	61 078	66 533	69 763	81 298	93 595	109 758	122 156	127 321

Clothing and footwear	(6056J	)	32 204	36 182	38 185	45 402	52 694	61 849	71 196	75 712

Household textiles, furnishings, glassware, etc.	(6057J	)	9 699	10 247	11 041	12 884	14 679	17 324	18 520	18 955

Motorcar tyres, parts and accessories	(6058J	)	9 815	9 947	10 105	11 398	13 212	15 506	15 769	14 971

Recreational and entertainment goods[3]	(6059J	)	6 631	7 020	7 098	7 803	8 665	10 172	11 249	12 021

Miscellaneous goods[4]	(6060J	)	3 058	3 137	3 334	3 811	4 345	4 907	5 422	5 662

Non-durable goods	(6061J	)	330 950	337 918	343 044	359 208	377 851	399 375	419 355	425 687

Food, beverages and tobacco	(6062J	)	221 686	226 167	227 485	240 491	253 515	267 978	277 691	281 140

Household fuel, power and water	(6063J	)	27 428	28 634	29 486	30 701	31 324	31 796	33 140	33 145

Household consumer goods	(6064J	)	27 976	28 709	29 591	31 484	34 903	39 553	45 850	48 935

Medical and pharmaceutical products	(6065J	)	15 180	15 449	16 597	16 403	16 611	17 315	18 155	18 731

Petroleum products	(6066J	)	31 527	31 553	32 395	32 373	33 175	33 514	34 686	33 559

Recreational and entertainment goods[5]	(6067J	)	7 235	7 406	7 490	7 756	8 323	9 219	9 833	10 177

Services	(6068J	)	366 383	378 421	389 405	406 850	416 535	444 980	469 608	493 790

Rent[6]	(6069J	)	99 567	100 552	101 520	103 834	108 187	113 914	119 280	123 548

Household services, including domestic servants	(6070J	)	24 209	24 925	25 345	25 323	26 454	28 130	29 255	30 683

Medical services	(6071J	)	57 084	60 614	63 817	63 923	59 624	66 150	72 221	78 595

Transport and communication services	(6072J	)	73 700	80 463	84 988	90 830	96 170	101 764	105 311	107 979

Recreational, entertainment and educational services[7]	(6073J	)	37 908	39 062	40 534	42 433	43 526	44 904	46 509	48 169

Miscellaneous services[8]	(6074J	)	74 015	72 805	73 201	80 507	82 574	90 118	97 032	104 816

Security services	(6076J	)	4 624	4 623	4 622	4 622	4 622	4 763	4 979	5 336

Total	(6007J	)	828 211	854 487	878 682	933 516	990 773	1 073 270	1 132 520	1 159 598

KB610

1.	Comprising audio-visual, photographic and information-processing equipment.

2.	Jewellery, watches, therapeutic appliances, etc.

3.	Comprising sport and camping equipment, hobbies, books and toys.

4.	Personal goods, and writing and drawing equipment and supplies.

5.	Comprising newspapers, magazines, stationery and recording media.

6.	Including imputed rent for owner-occupied dwellings.

7.	Comprising cinemas, park, museum and theatre entrance fees, subscriptions to DSTV, licences and hiring of equipment.

8.	After adjustment for net expenditure of non-residents in the domestic sector.

Quarterly Bulletin December 2009	S–111

South African Reserve Bank
Final consumption expenditure by households
R millions

	At current prices					At constant 2005 prices
		Semi-	Non-				Semi-	Non-
	Durable	durable	durable			Durable	durable	durable
	goods	goods	goods	Services[1]	Total	goods	goods	goods	Services[1]	Total
Period	(6050K)	(6055K)	(6061K)	(6068K)	(6007K)	(6050C)	(6055C)	(6061C)	(6068C)	(6007C)

2005: 04	30 444	29 326	101 721	107 172	268 663	29 495	29 451	100 352	105 241	264 539
2005	102 792	93 595	377 851	416 535	990 773	102 792	93 595	377 851	416 535	990 773

2006: 01	24 962	22 405	99 883	109 609	256 859	27 453	22 682	96 572	108 497	255 204
02	28 001	26 011	103 376	114 207	271 595	27 600	26 562	97 637	110 872	262 671
03	31 000	24 949	106 733	119 431	282 113	30 343	25 587	98 726	112 759	267 415
04	34 482	33 894	116 029	121 343	305 748	33 761	34 927	106 440	112 852	287 980
2006	118 445	107 259	426 021	464 590	1 116 315	119 157	109 758	399 375	444 980	1 073 270

2007: 01	27 525	25 749	112 531	125 163	290 968	29 911	26 421	101 866	113 668	271 866
02	28 152	29 756	117 190	133 478	308 576	27 486	30 405	102 491	117 320	277 702
03	31 760	27 234	121 822	138 287	319 103	30 368	27 904	104 196	118 966	281 434
04	34 926	36 263	133 142	141 665	345 996	33 636	37 426	110 802	119 654	301 518
2007	122 363	119 002	484 685	538 593	1 264 643	121 401	122 156	419 355	469 608	1 132 520

2008: 01	27 802	27 941	130 970	142 615	329 328	28 788	28 242	105 832	120 584	283 446
02	29 282	31 592	137 287	152 407	350 568	26 367	31 677	104 984	124 484	287 512
03	30 930	29 483	143 327	158 311	362 051	27 688	28 833	104 542	125 433	286 496
04	29 768	39 297	153 015	153 562	375 642	29 957	38 569	110 329	123 289	302 144
2008	117 782	128 313	564 599	606 895	1 417 589	112 800	127 321	425 687	493 790	1 159 598

2009: 01	23 819	30 343	142 882	156 252	353 296	24 091	28 545	101 887	122 167	276 690
02	25 344	33 043	146 055	160 795	365 237	22 408	31 160	99 834	122 475	275 877
03	27 505	30 464	148 222	161 641	367 832	24 447	28 140	99 406	123 380	275 373
KB611
Seasonally adjusted annualised rates

	(6050L)	(6055L)	(6061L)	(6068L)	(6007L)	(6050D)	(6055D)	(6061D)	(6068D)	(6007D)

2005: 04	110 245	97 642	391 173	434 212	1 033 272	108 117	98 297	385 326	425 452	1 017 192
2005	102 792	93 595	377 851	416 535	990 773	102 792	93 595	377 851	416 535	990 773

2006: 01	112 814	100 824	405 311	442 674	1 061 623	115 061	102 202	390 475	439 068	1 046 806
02	117 089	105 226	419 090	450 723	1 092 128	118 562	107 460	397 112	438 516	1 061 650
03	120 045	109 646	434 267	473 912	1 137 870	120 198	112 638	401 603	445 630	1 080 069
04	123 832	113 340	445 416	491 051	1 173 639	122 811	116 732	408 310	456 706	1 104 559
2006	118 445	107 259	426 021	464 590	1 116 315	119 157	109 758	399 375	444 980	1 073 270

2007: 01	123 636	115 110	457 382	505 896	1 202 024	125 529	118 587	411 771	459 978	1 115 865
02	118 064	120 068	476 294	526 935	1 241 361	118 982	122 498	417 348	464 098	1 122 926
03	123 515	119 737	494 589	548 932	1 286 773	120 554	123 257	423 873	469 893	1 137 577
04	124 237	121 093	510 475	572 609	1 328 414	120 540	124 282	424 428	484 463	1 153 713
2007	122 363	119 002	484 685	538 593	1 264 643	121 401	122 156	419 355	469 608	1 132 520

2008: 01	124 083	124 720	532 767	576 721	1 358 291	121 138	126 491	427 137	487 271	1 162 037
02	122 747	127 797	558 712	602 411	1 411 667	114 550	127 694	427 893	493 664	1 163 801
03	120 635	129 680	580 572	628 739	1 459 626	110 573	127 688	425 558	495 676	1 159 495
04	103 663	131 055	586 345	619 709	1 440 772	104 940	127 411	422 160	498 549	1 153 060
2008	117 782	128 313	564 599	606 895	1 417 589	112 800	127 321	425 687	493 790	1 159 598

2009: 01	106 534	134 681	579 974	631 514	1 452 703	102 705	127 901	411 862	493 390	1 135 858
02	107 089	133 612	595 377	636 309	1 472 387	97 803	126 327	407 945	486 010	1 118 085
03	108 216	133 819	599 129	641 536	1 482 700	97 918	123 987	402 869	487 655	1 112 429
KB612

1.	After adjustment for net expenditure by non-residents in the domestic market.

S–112	Quarterly Bulletin December 2009

South African Reserve Bank
Final consumption expenditure by households according to purpose
At current prices
R millions

			Housing,	Furnishings,						Miscel-
	Food,		water,	household			Recreation,		Hotels,	laneous
	beverages	Clothing	electricity,	equipment			entertainment		cafés	goods
	and	and	gas and	and routine			and		and	and
	tobacco	footwear	other fuels	maintenance	Health	Transport	culture	Education	restaurants	services	Total
Period	(6062J)	(6359J)	(6351J)	(6352J)	(6353J)	(6354J)	(6355J)	(6357J)	(6358J)	(6356J)	(6007J)

1989	46 460	9 798	18 817	15 381	6 562	22 257	7 606	1 927	4 672	11 802	145 282
1990	54 874	11 270	22 676	18 310	8 092	26 782	9 508	2 199	5 786	17 257	176 754
1991	64 924	13 038	24 880	20 194	9 977	31 051	10 919	2 390	6 279	20 982	204 634
1992	75 570	14 431	28 745	23 388	12 186	34 180	13 303	2 873	7 072	23 592	234 167
1993	82 030	16 803	32 043	26 052	14 678	41 085	14 718	4 186	7 552	25 526	263 428
1994	94 429	18 745	35 189	29 059	18 844	45 843	15 574	5 083	7 783	28 865	298 174
1995	105 704	21 232	40 490	32 827	23 304	53 562	16 864	6 181	9 214	34 660	343 038
1996	116 940	23 534	45 577	36 392	26 513	60 961	18 546	7 078	10 331	39 825	385 921
1997	134 156	25 265	50 912	39 976	30 533	64 502	20 131	7 857	11 427	47 809	434 307
1998	138 713	28 871	58 080	42 258	33 292	70 952	22 126	11 152	14 007	52 130	470 165
1999	143 124	29 592	65 374	45 267	38 330	77 153	24 081	13 782	16 046	63 124	514 271
2000	152 519	32 864	73 367	49 262	44 767	94 794	26 358	17 618	17 901	73 240	580 802
2001	165 059	35 248	80 186	53 429	53 328	106 018	28 595	19 942	19 140	80 798	639 800
2002	192 363	38 373	92 375	58 982	59 096	120 736	31 573	21 940	21 669	82 945	724 228
2003	210 750	41 347	105 471	64 316	67 390	132 415	33 683	24 064	24 139	82 537	790 389
2004	232 868	47 409	120 882	70 321	75 654	154 958	36 424	27 277	27 397	93 560	890 952
2005	253 515	53 213	139 510	76 925	79 945	179 793	39 319	29 651	25 491	108 973	990 773
2006	285 706	59 496	159 950	87 690	87 472	202 944	44 500	32 468	29 564	122 212	1 116 315
2007	323 840	66 313	187 823	99 459	98 794	214 463	50 026	35 528	34 426	149 574	1 264 643
2008	373 393	71 628	219 179	111 120	111 487	226 205	54 952	38 851	40 281	165 795	1 417 589
KB635
At constant 2005 prices

	(6062Y)	(6359Y)	(6351Y)	(6352Y)	(6353Y)	(6354Y)	(6355Y)	(6357Y)	(6358Y)	(6356Y)	(6007Y)

1989	214 481	16 180	98 307	49 213	35 530	91 887	16 453	17 416	21 849	39 476	607 694
1990	216 984	16 173	100 988	50 288	36 507	96 288	17 788	16 722	23 288	48 107	625 156
1991	214 172	16 673	102 881	48 609	37 671	96 549	17 935	15 384	20 792	52 564	621 923
1992	202 756	16 987	105 597	48 636	39 086	94 957	19 473	15 003	19 438	53 224	613 072
1993	202 604	18 518	106 945	49 463	41 046	101 200	19 457	13 925	18 904	53 798	624 663
1994	207 941	19 893	109 816	51 088	48 020	105 496	19 370	14 865	17 254	57 530	649 695
1995	213 541	21 518	114 410	54 194	54 588	115 398	19 695	16 703	18 445	61 839	688 200
1996	220 723	22 898	116 990	55 735	57 607	122 750	19 864	17 527	19 168	67 369	718 975
1997	228 246	23 850	119 287	56 338	59 420	124 426	20 540	17 651	19 196	73 871	742 395
1998	226 923	27 082	122 349	57 077	58 969	117 495	24 105	22 462	19 897	77 269	755 331
1999	220 182	27 305	124 377	57 075	62 739	117 991	25 731	24 337	20 471	85 791	768 457
2000	217 604	30 128	125 546	58 557	68 942	127 351	27 435	27 044	20 416	92 863	800 257
2001	221 686	32 500	126 798	59 857	75 792	134 429	28 580	27 605	20 651	94 978	828 211
2002	226 167	36 506	129 187	61 725	79 707	140 022	30 029	28 125	20 919	94 954	854 487
2003	227 485	38 547	131 006	64 012	83 936	147 121	32 048	28 668	21 912	96 684	878 682
2004	240 491	45 838	134 535	67 969	83 783	159 936	35 721	29 618	23 925	104 585	933 516
2005	253 515	53 213	139 510	76 925	79 945	179 793	39 319	29 651	25 491	108 973	990 773
2006	267 978	62 455	145 708	84 025	87 605	196 043	44 798	30 157	27 015	120 111	1 073 270
2007	277 691	71 898	152 419	91 334	94 924	195 887	50 469	30 524	28 620	130 900	1 132 520
2008	281 140	76 471	156 693	94 731	102 055	182 597	54 046	30 824	30 142	142 482	1 159 598
KB636

Quarterly Bulletin December 2009	S–113

South African Reserve Bank
Gross fixed capital formation
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

By kind of economic activity

Agriculture, forestry and fishing	(6080J	)	4 613	6 637	6 660	7 191	6 853	7 760	8 571	11 801

Mining and quarrying	(6081J	)	15 871	19 802	21 706	17 917	16 743	27 715	39 742	51 266

Manufacturing	(6082J	)	34 025	36 562	39 679	47 794	54 838	68 636	82 630	99 816

Private business enterprises	(6083J	)	33 803	36 328	39 259	47 420	54 294	68 139	82 194	98 776
Other	(6084J	)	222	234	420	374	544	497	436	1 040

Electricity, gas and water	(6085J	)	5 647	7 114	9 795	11 751	14 004	17 805	26 506	44 331

Construction (contractors)	(6086J	)	2 360	2 745	3 158	4 270	4 498	5 116	6 499	9 499

Wholesale and retail trade, catering and accommodation	(6087J	)	11 128	11 550	12 594	16 304	19 264	23 791	29 031	35 541

Transport, storage and communication	(6088J	)	20 716	23 725	29 399	33 314	43 391	45 504	56 670	83 043

Transnet	(6089J	)	2 911	5 304	9 191	7 226	8 452	10 830	14 805	22 099
Other	(6090J	)	17 805	18 421	20 208	26 088	34 939	34 674	41 865	60 944

Financial intermediation, insurance, real-estate and business services[1]	(6091J	)	33 806	36 208	41 122	50 388	63 683	75 263	87 816	90 793

Private residential buildings	(6092J	)	11 667	12 656	13 723	20 044	30 096	35 890	39 127	39 261
Other[1]	(6093J	)	22 139	23 552	27 399	30 344	33 587	39 373	48 689	51 532

Community, social and personal services	(6094J	)	22 842	27 808	32 886	37 251	40 480	52 493	69 453	87 659

Central government	(6095J	)	5 887	7 613	7 027	8 326	7 659	10 311	10 541	14 283
Provincial governments	(6096J	)	5 457	7 466	10 383	11 039	12 394	17 296	22 336	25 589
Local authorities	(6097J	)	9 013	9 597	11 935	13 619	15 136	18 747	28 792	41 124
Other	(6098J	)	2 485	3 132	3 541	4 267	5 291	6 139	7 784	6 663

Total fixed capital formation	(6009J	)	151 008	172 151	196 999	226 180	263 754	324 083	406 918	513 749

By type of organisation

General government	(6100J	)	23 144	27 578	32 002	35 605	38 009	49 054	65 050	85 528

Functional classification: Economic infrastructure[2]	(6101J	)	10 071	11 317	14 658	16 026	17 583	23 559	36 478	47 979
Social infrastructure[3]	(6102J	)	6 494	8 586	9 862	11 119	12 500	15 987	18 345	23 607
Economic services[4]	(6103J	)	6 579	7 675	7 482	8 460	7 926	9 508	10 227	13 942

General government services	(6104J	)	18 950	23 105	27 515	30 767	34 069	44 612	59 585	78 217
Business enterprises	(6105J	)	4 194	4 473	4 487	4 838	3 940	4 442	5 465	7 311

Public corporations	(6106J	)	14 825	18 451	22 611	24 709	29 478	38 911	57 504	94 322

Functional classification: Economic infrastructure[2]	(6107J	)	14 009	16 436	20 422	23 003	28 037	36 257	52 824	90 092
Economic services[4]	(6108J	)	816	2 015	2 189	1 706	1 441	2 654	4 680	4 230

Private business enterprises[1]	(6109J	)	113 039	126 122	142 386	165 866	196 267	236 118	284 364	333 899
KB613

1.	Including transfer costs.

2.	Roads, bridges, dams, electricity and water supply, etc.

3.	Schools, hospitals, etc. and administrative services.

4.	Business enterprises not included in economic infrastructure.

S–114	Quarterly Bulletin December 2009

South African Reserve Bank
Gross fixed capital formation
At constant 2005 prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

By kind of economic activity

Agriculture, forestry and fishing	(6080Y	)	6 341	7 619	7 048	7 343	6 852	7 774	8 148	10 198

Mining and quarrying	(6081Y	)	19 684	22 354	23 461	18 950	16 743	24 904	32 318	36 593

Manufacturing	(6082Y	)	42 359	41 094	42 565	49 987	54 838	61 845	66 625	72 081

Electricity, gas and water	(6085Y	)	7 135	8 163	10 873	12 635	14 004	16 013	21 489	30 486

Construction (contractors)	(6086Y	)	2 897	3 060	3 377	4 456	4 500	4 728	5 460	7 297

Wholesale and retail trade, catering and accommodation	(6087Y	)	13 159	12 417	13 158	16 917	19 263	22 083	24 864	27 468

Transport, storage and communication	(6088Y	)	24 944	25 684	30 669	34 473	43 391	42 552	49 014	64 343

Financial intermediation, insurance, real-estate and business services[1]	(6091Y	)	37 748	39 365	43 325	53 079	63 683	68 589	73 213	67 175

Community, social and personal services	(6094Y	)	28 099	31 232	36 064	39 811	40 480	47 298	56 550	61 649

Total fixed capital formation	(6009Y	)	184 543	190 988	210 540	237 651	263 754	295 786	337 681	377 290

By type of organisation

General government	(6100Y	)	28 502	31 000	35 099	38 076	38 009	44 227	52 907	59 984

Functional classification: Economic infrastructure[2]	(6101Y	)	12 852	13 139	16 366	17 345	17 583	21 148	29 509	32 959
Social infrastructure[3]	(6102Y	)	8 239	9 913	10 966	11 955	12 500	14 303	14 747	16 410
Economic services[4]	(6103Y	)	7 411	7 948	7 767	8 776	7 926	8 776	8 651	10 615

General government services	(6104Y	)	23 161	25 833	30 139	32 912	34 069	40 248	48 504	54 875
Business enterprises	(6105Y	)	5 341	5 167	4 960	5 164	3 940	3 979	4 403	5 109

Public corporations	(6106Y	)	18 326	20 392	24 248	26 103	29 478	35 229	47 160	66 479

Functional classification: Economic infrastructure[2]	(6107Y	)	17 398	18 110	21 867	24 292	28 037	32 821	43 305	63 521
Economic services[4]	(6108Y	)	974	2 285	2 380	1 811	1 441	2 408	3 856	2 960

Private business enterprises[1]	(6109Y	)	136 222	139 596	151 193	173 472	196 267	216 330	237 614	250 827
KB614

1.	Including transfer costs.

2.	Roads, bridges, dams, electricity and water supply, etc.

3.	Schools, hospitals, etc. and administrative services.

4.	Business enterprises not included in economic infrastructure.

Quarterly Bulletin December 2009	S–115

South African Reserve Bank
Gross fixed capital formation
At current prices
R millions

	By kind of economic activity						By type of organisation
Financial,
				Transport,	intermediation,	Community,
				storage	insurance	social
	Mining		Electricity,	and	real-estate	and				Private
	and		gas and	communi-	and business	personal		General	Public	business
	quarrying	Manufacturing	water	cation	services[1]	services	Total	government	corporations	enterprises[1]
Period	(6081K)	(6082K)	(6085K)	(6088K)	(6091K)	(6094K)	(6009K)	(6100K)	(6106K)	(6109K)

2005: 04	4 408	14 522	3 907	12 225	17 734	11 044	72 059	10 291	8 176	53 592
2005	16 743	54 838	14 004	43 391	63 683	40 480	263 754	38 009	29 478	196 267

2006: 01	5 564	15 168	4 061	11 101	17 750	11 624	74 095	10 989	8 569	54 537
02	6 454	16 225	4 330	11 333	18 060	11 936	76 584	11 278	9 389	55 917
03	7 608	17 718	4 550	11 173	19 180	13 650	83 189	12 559	10 156	60 474
04	8 089	19 525	4 864	11 897	20 273	15 283	90 215	14 228	10 797	65 190
2006	27 715	68 636	17 805	45 504	75 263	52 493	324 083	49 054	38 911	236 118

2007: 01	9 433	19 758	6 101	12 365	20 992	16 492	95 891	14 934	13 038	67 919
02	9 530	20 686	6 376	13 629	21 545	16 622	98 609	15 228	13 287	70 094
03	9 517	21 096	6 088	15 070	22 565	17 343	102 670	16 514	13 940	72 216
04	11 262	21 090	7 941	15 606	22 714	18 996	109 748	18 374	17 239	74 135
2007	39 742	82 630	26 506	56 670	87 816	69 453	406 918	65 050	57 504	284 364

2008: 01	10 551	22 896	9 114	18 804	21 723	20 470	116 972	19 689	20 527	76 756
02	12 297	24 340	10 009	20 046	23 289	20 902	124 235	20 646	22 181	81 408
03	13 644	26 350	11 921	21 386	22 872	22 656	133 330	22 030	24 643	86 657
04	14 774	26 230	13 287	22 807	22 909	23 631	139 212	23 163	26 971	89 078
2008	51 266	99 816	44 331	83 043	90 793	87 659	513 749	85 528	94 322	333 899

2009: 01	14 326	22 795	16 775	24 370	21 816	23 623	139 712	23 437	31 943	84 332
02	14 237	21 708	19 692	22 804	21 752	22 575	137 261	22 204	33 141	81 916
03	13 070	19 591	20 038	24 156	22 131	22 739	136 050	22 329	34 744	78 977
KB615 Seasonally adjusted annualised rates

	(6081L)	(6082L)	(6085L)	(6088L)	(6091L)	(6094L)	(6009L)	(6100L)	(6106L)	(6109L)

2005: 04	17 250	58 050	15 361	48 313	70 189	42 980	284 391	40 118	31 895	212 378
2005	16 743	54 838	14 004	43 391	63 683	40 480	263 754	38 009	29 478	196 267

2006: 01	22 105	61 000	16 685	44 321	72 193	45 715	295 669	43 144	34 643	217 882
02	25 974	64 927	17 412	45 390	72 635	49 360	310 243	46 766	37 725	225 752
03	30 964	70 587	17 987	44 731	75 982	55 593	334 200	50 984	40 369	242 847
04	31 817	78 030	19 136	47 574	80 242	59 304	356 220	55 322	42 907	257 991
2006	27 715	68 636	17 805	45 504	75 263	52 493	324 083	49 054	38 911	236 118

2007: 01	37 271	79 501	24 568	49 333	85 451	64 649	381 633	58 488	52 319	270 826
02	38 378	82 656	25 690	55 016	86 489	68 943	400 074	63 351	53 757	282 966
03	38 788	84 053	24 267	60 369	89 285	70 603	412 688	67 084	55 527	290 077
04	44 531	84 310	31 499	61 962	90 039	73 617	433 277	71 277	68 413	293 587
2007	39 742	82 630	26 506	56 670	87 816	69 453	406 918	65 050	57 504	284 364

2008: 01	43 447	91 583	37 001	74 825	86 150	79 608	464 050	76 470	80 249	307 331
02	48 757	97 280	39 992	80 789	92 854	84 327	499 288	83 573	89 225	326 490
03	54 032	105 568	47 505	87 370	92 642	92 936	539 438	90 083	102 990	346 365
04	58 828	104 833	52 826	89 188	91 526	93 765	552 220	91 986	104 824	355 410
2008	51 266	99 816	44 331	83 043	90 793	87 659	513 749	85 528	94 322	333 899

2009: 01	58 828	91 119	67 203	97 256	88 253	91 720	555 869	90 927	127 228	337 714
02	56 201	86 743	78 728	91 900	86 393	91 400	551 245	90 244	132 861	328 140
03	51 647	78 638	80 128	98 679	84 912	93 554	546 163	91 526	138 967	315 670
KB616

1.	Including transfer costs.

S–116	Quarterly Bulletin December 2009

South African Reserve Bank
Gross fixed capital formation
At constant 2005 prices
R millions

	By kind of economic activity						By type of organisation
Financial
					intermediation,	Community,
				Transport,	insurance,	social
	Mining		Electricity,	storage	real-estate	and				Private
	and		gas and	and	and business	personal		General	Public	business
	quarrying	Manufacturing	water	communication	services[1]	services	Total	government	corporations	enterprises[1]
Period	(6081C)	(6082C)	(6085C)	(6088C)	(6091C)	(6094C)	(6009C)	(6100C)	(6106C)	(6109C)

2005: 04	4 261	14 162	3 746	11 979	17 104	10 621	69 921	9 887	7 899	52 135
2005	16 743	54 838	14 004	43 391	63 683	40 480	263 754	38 009	29 478	196 267

2006: 01	5 282	14 489	3 820	10 775	16 859	10 995	70 820	10 387	8 155	52 278
02	5 988	15 117	3 989	10 843	16 846	11 061	71 765	10 446	8 759	52 560
03	6 741	15 686	4 013	10 291	17 162	12 067	74 692	11 115	9 024	54 553
04	6 893	16 553	4 191	10 643	17 722	13 175	78 509	12 279	9 291	56 939
2006	24 904	61 845	16 013	42 552	68 589	47 298	295 786	44 227	35 229	216 330

2007: 01	7 884	16 348	5 161	10 958	18 066	13 932	81 896	12 624	11 056	58 216
02	7 809	16 761	5 232	11 912	18 148	13 705	82 516	12 556	10 994	58 966
03	7 636	16 808	4 872	12 894	18 579	13 932	84 219	13 258	11 287	59 674
04	8 989	16 708	6 224	13 250	18 420	14 981	89 050	14 469	13 823	60 758
2007	32 318	66 625	21 489	49 014	73 213	56 550	337 681	52 907	47 160	237 614

2008: 01	8 113	17 563	6 885	15 528	17 347	15 656	92 289	14 996	15 791	61 502
02	8 937	17 893	7 023	15 825	17 429	14 872	92 705	14 671	15 915	62 119
03	9 468	18 491	7 907	16 143	16 284	15 329	94 837	14 878	16 756	63 203
04	10 075	18 134	8 671	16 847	16 115	15 792	97 459	15 439	18 017	64 003
2008	36 593	72 081	30 486	64 343	67 175	61 649	377 290	59 984	66 479	250 827

2009: 01	9 819	15 723	11 195	18 519	15 560	16 002	98 921	15 873	22 149	60 899
02	9 854	15 006	13 341	17 570	15 539	15 489	97 709	15 240	23 200	59 269
03	9 050	13 525	13 565	18 459	15 788	15 547	96 771	15 278	24 266	57 227
KB617 Seasonally adjusted annualised rates

	(6081D)	(6082D)	(6085D)	(6088D)	(6091D)	(6094D)	(6009D)	(6100D)	(6106D)	(6109D)

2005: 04	16 677	56 609	14 720	47 357	67 671	41 330	275 934	38 539	30 817	206 578
2005	16 743	54 838	14 004	43 391	63 683	40 480	263 754	38 009	29 478	196 267

2006: 01	20 994	58 259	15 680	43 021	68 537	43 237	282 527	40 775	32 946	208 806
02	24 072	60 491	16 029	43 427	67 740	45 717	290 682	43 293	35 182	212 207
03	27 457	62 485	15 861	41 197	67 965	49 130	300 090	45 113	35 866	219 111
04	27 093	66 145	16 482	42 563	70 114	51 108	309 845	47 727	36 922	225 196
2006	24 904	61 845	16 013	42 552	68 589	47 298	295 786	44 227	35 229	216 330

2007: 01	31 190	65 783	20 774	43 723	73 487	54 610	325 870	49 430	44 357	232 083
02	31 365	66 964	21 066	48 052	72 878	56 828	334 794	52 215	44 458	238 121
03	31 177	66 963	19 423	51 645	73 498	56 702	338 636	53 845	44 963	239 828
04	35 540	66 790	24 693	52 636	72 989	58 060	351 424	56 138	54 862	240 424
2007	32 318	66 625	21 489	49 014	73 213	56 550	337 681	52 907	47 160	237 614

2008: 01	33 364	70 254	27 921	61 816	68 571	60 957	365 866	58 304	61 518	246 044
02	35 420	71 519	28 059	63 719	69 573	60 034	372 868	59 418	64 015	249 435
03	37 460	74 076	31 501	65 773	66 285	62 892	383 897	60 848	70 374	252 675
04	40 128	72 475	34 463	66 064	64 271	62 713	386 529	61 366	70 009	255 154
2008	36 593	72 081	30 486	64 343	67 175	61 649	377 290	59 984	66 479	250 827

2009: 01	40 300	62 850	44 848	73 928	62 892	62 167	393 524	61 615	88 233	243 676
02	38 907	59 964	53 339	70 739	61 816	62 701	392 632	61 923	92 998	237 711
03	35 753	54 280	54 245	75 218	60 742	63 928	388 505	62 595	97 069	228 841
KB618

1.	Including transfer costs.

Quarterly Bulletin December 2009	S–117

South African Reserve Bank
Gross fixed capital formation by type of asset
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Residential buildings	(6110J	)	14 635	15 772	17 541	23 983	33 455	40 148	44 226	47 986

General government	(6111J	)	2 186	2 314	2 923	3 090	2 194	2 757	3 184	6 345

Public corporations	(6112J	)	14	30	6	12	7	3	16	73

Private business enterprises	(6113J	)	12 435	13 428	14 612	20 881	31 254	37 388	41 026	41 568

Non-residential buildings	(6114J	)	17 897	18 145	20 232	23 059	26 565	32 821	41 660	52 722

General government	(6115J	)	4 423	6 019	7 797	8 424	9 371	11 443	13 415	17 697

Public corporations	(6116J	)	803	1 536	1 280	1 102	1 439	718	2 551	4 545

Private business enterprises	(6117J	)	12 671	10 590	11 155	13 533	15 755	20 660	25 694	30 480

Construction works	(6118J	)	19 029	23 022	30 663	35 115	40 739	53 124	80 950	125 291

General government	(6119J	)	10 165	11 417	14 619	15 991	17 595	23 352	36 207	47 661

Public corporations	(6120J	)	4 031	6 610	9 493	12 333	14 917	20 242	32 260	62 009

Private business enterprises	(6121J	)	4 833	4 995	6 551	6 791	8 227	9 530	12 483	15 621

Transport equipment	(6122J	)	19 585	18 850	25 694	29 219	34 789	40 865	46 628	53 690

General government	(6123J	)	88	91	77	76	70	83	88	78

Public corporations	(6124J	)	1 046	1 438	3 277	3 589	3 688	3 111	3 568	2 915

Private business enterprises	(6125J	)	18 451	17 321	22 340	25 554	31 031	37 671	42 972	50 697

Computers and related equipment	(6099J	)	11 280	13 016	15 258	14 957	16 766	19 328	22 688	25 462

General government	(6137J	)	1 704	1 763	1 432	1 578	2 369	2 508	2 594	3 075

Public corporations	(6138J	)	1 483	1 568	1 658	1 467	1 528	2 266	2 758	2 587

Private business enterprises	(6139J	)	8 093	9 684	12 168	11 912	12 870	14 553	17 336	19 800

Machinery and other equipment	(6126J	)	64 318	78 317	81 072	90 721	100 020	127 176	159 420	198 720

General government	(6127J	)	4 578	5 974	5 154	6 446	6 410	8 911	9 562	10 672

Public corporations	(6128J	)	7 448	7 269	6 897	6 206	7 899	12 571	16 351	22 193

Private business enterprises	(6129J	)	52 292	65 074	69 021	78 069	85 711	105 694	133 507	165 855

Transfer costs[1]	(6130J	)	4 264	5 029	6 539	9 126	11 420	10 621	11 346	9 878

Total fixed capital formation	(6009J	)	151 008	172 151	196 999	226 180	263 754	324 083	406 918	513 749

KB619

1.	Private business enterprises.

S–118	Quarterly Bulletin December 2009

South African Reserve Bank
Gross fixed capital formation by type of asset
At constant 2005 prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Residential buildings	(6110Y	)	18 684	18 340	19 586	25 877	33 455	36 198	35 874	33 156

General government	(6111Y	)	2 793	2 680	3 263	3 336	2 194	2 493	2 577	4 377

Public corporations	(6112Y	)	19	35	6	12	7	3	10	52

Private business enterprises	(6113Y	)	14 799	15 625	16 317	22 529	31 254	33 702	33 287	28 727

Non-residential buildings	(6114Y	)	22 887	21 131	22 614	24 925	26 565	29 567	33 721	36 365

General government	(6115Y	)	5 629	6 983	8 703	9 112	9 371	10 287	10 850	12 254

Public corporations	(6116Y	)	1 233	1 776	1 431	1 194	1 439	648	2 038	3 132

Private business enterprises	(6117Y	)	14 604	12 372	12 480	14 619	15 755	18 632	20 833	20 979

Construction works	(6118Y	)	24 679	27 100	34 371	38 116	40 739	47 879	65 769	86 149

General government	(6119Y	)	12 988	13 271	16 331	17 313	17 595	20 955	29 280	32 712

Public corporations	(6120Y	)	5 201	7 675	10 603	13 334	14 917	18 198	26 097	42 406

Private business enterprises	(6121Y	)	6 597	6 154	7 437	7 469	8 227	8 726	10 392	11 031

Transport equipment	(6122Y	)	20 632	21 030	26 661	29 731	34 789	39 859	44 146	48 524

General government	(6123Y	)	105	101	80	78	70	81	84	70

Public corporations	(6124Y	)	1 278	1 592	3 394	3 656	3 688	3 045	3 371	2 646

Private business enterprises	(6125Y	)	19 521	19 337	23 187	25 997	31 031	36 733	40 691	45 808

Computers and related equipment	(6099Y	)	7 890	8 501	11 638	13 595	16 766	19 529	22 383	25 470

General government	(6137Y	)	1 193	1 151	1 082	1 442	2 369	2 534	2 557	3 072

Public corporations	(6138Y	)	1 037	1 024	1 265	1 330	1 528	2 289	2 721	2 590

Private business enterprises	(6139Y	)	5 661	6 325	9 293	10 824	12 870	14 708	17 107	19 808

Machinery and other equipment	(6126Y	)	81 491	89 045	88 366	95 531	100 020	113 166	126 579	140 773

General government	(6127Y	)	5 794	6 814	5 640	6 795	6 410	7 877	7 559	7 499

Public corporations	(6128Y	)	9 158	8 290	7 549	6 577	7 899	11 046	12 923	15 653

Private business enterprises	(6129Y	)	69 152	73 941	75 177	82 159	85 711	94 243	106 097	117 621

Transfer costs[1]	(6130Y	)	5 434	5 841	7 304	9 876	11 420	9 588	9 209	6 853

Total fixed capital formation	(6009Y	)	184 543	190 988	210 540	237 651	263 754	295 786	337 681	377 290

KB620

1.	Private business enterprises.

Quarterly Bulletin December 2009	S–119

South African Reserve Bank
Gross fixed capital formation by type of asset
R millions

		At current prices						At constant 2005 prices
			Non-			Machinery			Non-			Machinery
		Residential	residential	Construction	Transport	and other	Transfer	Residential	residential	Construction	Transport	and other	Transfer
		buildings	buildings	works	equipment	equipment	costs	buildings	buildings	works	equipment	equipment	costs
Period		(6110K)	(6114K)	(6118K)	(6122K)	(6126K)	(6130K)	(6110C)	(6114C)	(6118C)	(6122C)	(6126C)	(6130C)

2005:	04	9 591	7 253	11 321	9 777	26 590	3 005	9 206	6 952	10 803	9 716	25 867	2 861
2005		33 455	26 565	40 739	34 789	100 020	11 420	33 455	26 565	40 739	34 789	100 020	11 420

2006:	01	9 042	7 260	12 106	10 519	27 529	3 063	8 522	6 849	11 389	10 367	26 194	2 874
	02	9 738	7 662	12 231	10 344	29 447	2 571	8 983	7 069	11 277	10 128	27 195	2 363
	03	10 528	8 547	13 620	9 703	33 525	2 446	9 304	7 548	12 063	9 419	29 284	2 156
	04	10 840	9 352	15 167	10 299	36 675	2 541	9 389	8 101	13 150	9 945	30 493	2 195
2006		40 148	32 821	53 124	40 865	127 176	10 621	36 198	29 567	47 879	39 859	113 166	9 588

2007:	01	10 537	9 761	17 575	10 954	38 670	2 808	8 908	8 248	14 909	10 495	31 516	2 373
	02	11 164	9 967	18 597	11 508	38 977	2 781	9 165	8 168	15 358	10 940	31 050	2 287
	03	11 289	10 657	20 389	11 490	40 287	2 883	9 012	8 495	16 358	10 859	31 548	2 302
	04	11 236	11 275	24 389	12 676	41 486	2 874	8 789	8 810	19 144	11 852	32 465	2 247
2007		44 226	41 660	80 950	46 628	159 420	11 346	35 874	33 721	65 769	44 146	126 579	9 209

2008:	01	10 946	12 365	26 088	13 321	45 685	2 750	8 257	9 311	19 718	12 416	34 533	2 070
	02	12 205	12 905	29 258	12 658	48 417	2 635	8 526	8 979	20 501	11 783	34 852	1 840
	03	12 774	13 114	33 366	13 625	51 738	2 212	8 469	8 669	22 085	12 096	35 558	1 459
	04	12 061	14 338	36 579	14 086	52 880	2 281	7 904	9 406	23 845	12 229	35 830	1 484
2008		47 986	52 722	125 291	53 690	198 720	9 878	33 156	36 365	86 149	48 524	140 773	6 853

2009:	01	11 144	14 156	40 699	17 109	47 937	2 228	7 445	9 504	27 054	14 803	32 493	1 476
	02	11 526	13 967	43 522	16 608	42 824	2 249	7 669	9 453	29 429	14 275	29 019	1 517
	03	11 628	14 741	45 373	16 981	38 409	2 187	7 652	9 830	30 568	14 604	26 016	1 470
KB621
Seasonally adjusted annualised rates

		(6110L)	(6114L)	(6118L)	(6122L)	(6126L)	(6130L)	(6110D)	(6114D)	(6118D)	(6122D)	(6126D)	(6130D)

2005:	04	37 619	28 497	43 702	38 426	105 978	12 081	36 075	27 310	41 690	38 184	103 091	11 520
2005		33 455	26 565	40 739	34 789	100 020	11 420	33 455	26 565	40 739	34 789	100 020	11 420

2006:	01	37 487	29 148	47 485	41 522	109 573	12 151	35 306	27 486	44 666	40 920	104 249	11 399
	02	38 970	31 184	50 721	41 910	118 795	10 299	35 926	28 764	46 747	41 035	109 743	9 469
	03	41 532	34 192	55 221	40 037	134 121	9 818	36 681	30 190	48 895	38 865	117 135	8 651
	04	42 603	36 760	59 069	39 991	146 215	10 218	36 879	31 828	51 208	38 616	121 537	8 833
2006		40 148	32 821	53 124	40 865	127 176	10 621	36 198	29 567	47 879	39 859	113 166	9 588

2007:	01	43 548	39 198	68 758	43 186	153 472	11 129	36 794	33 109	58 324	41 373	125 075	9 406
	02	44 584	40 709	77 203	46 659	157 320	11 139	36 581	33 346	63 737	44 351	125 423	9 163
	03	44 564	42 433	82 704	47 498	161 226	11 562	35 558	33 815	66 341	44 885	126 218	9 239
	04	44 208	44 300	95 135	49 169	165 662	11 554	34 563	34 614	74 674	45 975	129 600	9 025
2007		44 226	41 660	80 950	46 628	159 420	11 346	35 874	33 721	65 769	44 146	126 579	9 209

2008:	01	45 318	47 117	103 429	52 629	181 676	10 615	34 157	35 267	78 176	49 039	137 290	8 000
	02	47 972	51 692	117 915	51 962	194 379	10 739	33 486	35 982	82 636	48 357	140 006	7 506
	03	49 767	55 365	136 657	54 740	207 863	9 042	32 969	37 047	90 454	48 587	142 867	5 969
	04	48 887	56 714	143 163	55 429	210 962	9 119	32 012	37 164	93 330	48 113	142 929	5 937
2008		47 986	52 722	125 291	53 690	198 720	9 878	33 156	36 365	86 149	48 524	140 773	6 853

2009:	01	46 198	55 822	161 741	67 749	190 017	8 586	30 861	37 477	107 517	58 620	128 772	5 693
	02	45 263	55 657	175 138	67 835	171 920	9 172	30 117	37 669	118 424	58 307	116 539	6 187
	03	45 085	57 147	185 255	68 171	154 648	8 933	29 695	38 106	124 803	58 628	104 742	6 008
KB622

S–120	Quarterly Bulletin December 2009

South African Reserve Bank
Fixed capital stock
At constant 2005 prices
R millions

As at 31 December			2001	2002	2003	2004	2005	2006	2007	2008

By kind of economic activity
Agriculture, forestry and fishing	(6140Y	)	108 357	108 363	107 669	107 276	106 414	106 560	107 105	109 467
Mining and quarrying	(6141Y	)	215 235	220 352	225 260	225 015	222 322	227 355	238 927	253 527
Manufacturing	(6142Y	)	378 319	377 934	377 046	381 602	388 486	399 450	411 555	425 025
Electricity, gas and water	(6143Y	)	171 823	168 819	169 116	171 461	175 355	181 366	192 771	212 884
Construction (contractors)	(6144Y	)	14 039	15 157	16 374	18 394	20 114	21 724	23 693	26 994
Wholesale and retail trade, catering and accommodation	(6145Y	)	135 718	138 195	140 223	145 224	151 347	158 789	167 272	176 431
Transport, storage and communication	(6146Y	)	453 161	459 474	469 404	482 013	502 255	518 788	539 369	572 571
Financial intermediation, insurance, real-estate and business services[1]	(6147Y	)	610 645	618 102	625 537	641 649	667 483	697 278	730 101	755 150
Community, social and personal services	(6148Y	)	624 966	633 313	645 649	660 897	675 755	696 401	724 911	757 258

Total fixed capital stock	(6149Y	)	2 712 263	2 739 709	2 776 278	2 833 531	2 909 531	3 007 711	3 135 704	3 289 307

By type of organisation

General government	(6150Y	)	718 963	723 314	731 033	741 060	750 206	764 840	787 179	815 657

Functional classification: Economic infrastructure[2]	(6132Y	)	450 392	452 069	456 802	462 324	467 903	476 842	493 819	513 847
Social infrastructure[3]	(6133Y	)	197 368	197 565	198 731	200 770	203 201	207 320	211 663	217 436
Economic services[4]	(6134Y	)	71 203	73 680	75 500	77 966	79 102	80 678	81 697	84 374

General government services	(6151Y	)	583 481	589 122	598 497	610 099	622 159	639 707	664 589	694 889
Business enterprises	(6152Y	)	135 482	134 192	132 536	130 961	128 047	125 133	122 590	120 768

Public corporations	(6153Y	)	566 367	562 270	562 436	564 814	571 302	582 893	605 859	647 300

Functional classification: Economic infrastructure[2]	(6135Y	)	511 463	510 959	514 631	521 032	531 782	546 605	571 417	615 715
Economic services[4]	(6136Y	)	54 904	51 311	47 805	43 782	39 520	36 288	34 442	31 585

Private business enterprises[1]	(6154Y	)	1 427 849	1 454 125	1 482 809	1 527 657	1 588 023	1 659 978	1 742 666	1 826 350
KB623

1.	Including transfer costs.

2.	Roads, bridges, dams, electricity and water supply, etc.

3.	Schools, hospitals, etc. and administrative services.

4.	Business enterprises not included in economic infrastructure.

Quarterly Bulletin December 2009	S–121

South African Reserve Bank
Change in inventories
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

By kind of economic activity

Agriculture, forestry and fishing[1]	(6160J	)	1 753	1 282	250	31	48	-445	125	114

Mining and quarrying	(6161J	)	1 316	2 607	1 951	1 350	976	6 928	1 441	19 223

Manufacturing	(6162J	)	6 577	22 445	9 724	24 155	9 987	24 603	23 820	18 885

Private business enterprises	(6163J	)	6 468	23 788	9 654	24 103	8 198	24 585	23 998	18 750

Other	(6164J	)	109	-1 343	70	52	1 789	18	-178	135

Electricity, gas and water	(6165J	)	7	-248	241	603	440	409	-103	-2 657

Construction (contractors)	(6166J	)	307	868	460	1 362	2 611	1 110	3 049	4 528

Wholesale and retail trade, catering and accommodation	(6167J	)	9 001	10 948	-252	9 058	11 633	24 736	29 159	21 519

Wholesale, retail and motor trade	(6168J	)	7 037	6 864	3 128	8 982	11 112	23 262	27 341	10 747
Other	(6169J	)	1 964	4 084	-3 380	76	521	1 474	1 818	10 772

Transport, storage and communication	(6170J	)	322	1 108	800	-141	3 538	-831	-490	1 097
Financial intermediation, insurance, real-estate and business services	(6171J	)	-5	25	4	83	77	208	-122	655

Community, social and personal services	(6172J	)	80	208	22	54	696	562	-16	-75

Change in inventories at book value	(6173J	)	19 358	39 243	13 200	36 555	30 006	57 280	56 863	63 289

Inventory valuation adjustment	(6174J	)	-16 903	-25 518	1 707	-6 927	-11 630	-33 368	-34 889	-75 524

Total change in inventories	(6010J	)	2 455	13 725	14 907	29 628	18 376	23 912	21 974	-12 235

By type of organisation
General government	(6175J	)	51	-203	-51	-19	619	365	-231	-368

Public corporations	(6176J	)	-218	-1 358	958	629	5 290	-1 694	-2 462	-3 917
Private business enterprises	(6177J	)	2 622	15 286	14 000	29 018	12 467	25 241	24 667	-7 950

Industrial and commercial inventories[2]	(6178J	)	13 614	29 309	12 852	33 137	21 099	47 865	51 161	29 632

KB624

1.	Including livestock.

2.	Change in book value of inventories of total manufacturing and of wholesale, retail and motor trade.

S–122	Quarterly Bulletin December 2009

South African Reserve Bank
Change in inventories
At constant 2005 prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

By kind of economic activity

Agriculture, forestry and fishing[1]	(6160Y	)	-543	-1 935	-3 051	213	25	-491	-42	-577

Mining and quarrying	(6161Y	)	526	2 139	2 140	1 023	273	4 676	-511	9 759

Manufacturing	(6162Y	)	763	12 665	13 612	19 583	4 274	8 773	7 873	-11 062

Private business enterprises	(6163Y	)	807	14 429	13 540	19 567	2 538	8 990	8 204	-10 852

Other	(6164Y	)	-44	-1 764	72	16	1 736	-217	-331	-210

Electricity, gas and water	(6165Y	)	-265	-603	242	519	291	25	-428	-2 329

Construction (contractors)	(6166Y	)	65	258	304	918	2 142	157	1 720	1 386

Wholesale and retail trade, catering and accommodation	(6167Y	)	1 572	1 048	3 282	7 251	7 469	10 822	12 679	-4 729

Wholesale, retail and motor trade	(6168Y	)	2 842	-425	3 869	6 255	7 497	11 906	13 510	-6 151
Other	(6169Y	)	-1 270	1 473	-587	996	-28	-1 084	-831	1 422

Transport, storage and communication	(6170Y	)	56	617	816	-360	3 201	-1 606	-1 125	-199
Financial intermediation, insurance, real-estate and business services	(6171Y	)	-9	24	5	83	69	167	-132	425

Community, social and personal services	(6172Y	)	-44	111	20	18	632	336	-210	-326

Total change in inventories	(6010Y	)	2 121	14 324	17 370	29 248	18 376	22 859	19 824	-7 652

By type of organisation

General government	(6175Y	)	63	-222	-52	-18	619	323	-241	-344

Public corporations	(6176Y	)	-346	-1 475	1 007	694	5 290	-1 652	-2 015	-2 220

Private business enterprises	(6177Y	)	2 404	16 021	16 415	28 572	12 467	24 188	22 080	-5 088

Industrial and commercial inventories[2]	(6178Y	)	3 605	12 240	17 481	25 838	11 771	20 679	21 383	-17 213

KB625

1.	Including livestock.

2.	Change in book value of inventories of total manufacturing and of wholesale, retail and motor trade.

Quarterly Bulletin December 2009	S–123

South African Reserve Bank
Gross and net capital formation by type of organisation
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Gross capital formation[1]	(6180J	)	153 463	185 876	211 906	255 808	282 130	347 995	428 892	501 514

General government	(6181J	)	23 195	27 375	31 951	35 586	38 628	49 419	64 819	85 160

Public corporations	(6182J	)	14 607	17 093	23 569	25 338	34 768	37 217	55 042	90 405

Private business enterprises	(6183J	)	115 661	141 408	156 386	194 884	208 734	261 359	309 031	325 949

Consumption of fixed capital[2]	(6002J	)	132 400	151 267	162 099	171 594	187 790	216 251	252 229	301 552

General government	(6184J	)	20 962	23 651	25 078	26 260	28 868	32 760	37 479	44 537

Public corporations	(6185J	)	20 492	22 166	22 325	22 435	22 990	26 139	29 588	34 667

Private business enterprises	(6186J	)	90 946	105 450	114 696	122 899	135 932	157 352	185 162	222 348

Net capital formation	(6187J	)	21 063	34 609	49 807	84 214	94 340	131 744	176 663	199 962

General government	(6188J	)	2 233	3 724	6 873	9 326	9 760	16 659	27 340	40 623

Public corporations	(6189J	)	-5 885	-5 073	1 244	2 903	11 778	11 078	25 454	55 738

Private business enterprises	(6190J	)	24 715	35 958	41 690	71 985	72 802	104 007	123 869	103 601
KB626

1.	After inventory valuation adjustment.

2.	At replacement value.
Financing of gross capital formation
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Saving by households[1]	(6200J	)	5 508	5 380	4 960	3 351	1 142	-9 229	-10 315	-11 371

Corporate saving[1]	(6201J	)	26 810	51 958	55 155	63 685	44 519	33 019	9 731	34 393

Saving of general government[1]	(6202J	)	-8 386	-13 049	-22 907	-25 770	-5 816	14 155	32 694	15 265

Consumption of fixed capital[2]	(6002J	)	132 400	151 267	162 099	171 594	187 790	216 251	252 229	301 552

Gross saving[3]	(6203J	)	156 332	195 556	199 307	212 860	227 635	254 196	284 339	339 839

Foreign investment	(6206J	)	-2 869	-9 680	12 599	42 948	54 495	93 799	144 553	161 675

Net capital inflow from rest of the world	(6204J	)	-1 535	-13 690	9 652	83 425	91 336	118 138	184 738	179 980

Change in gold and other foreign reserves[4]	(6205J	)	-1 334	4 010	2 947	-40 477	-36 841	-24 339	-40 185	-18 305

Gross capital formation	(6180J	)	153 463	185 876	211 906	255 808	282 130	347 995	428 892	501 514

KB627

1.	After consumption of fixed capital and inventory valuation adjustment.

2.	At replacement value.

3.	After inventory valuation adjustment.

4.	Increase —; decrease +.

S–124	Quarterly Bulletin December 2009

South African Reserve Bank
Production, distribution and accumulation accounts of South Africa
Financial corporations
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Output at basic prices	(6700J	)	118 955	140 972	158 188	183 616	211 313	250 034	313 833	339 738
Less: Intermediate consumption	(6701J	)	45 800	54 632	63 581	73 833	88 143	104 015	129 191	140 914

Gross value added at basic prices	(6702J	)	73 155	86 340	94 607	109 783	123 170	146 019	184 642	198 824
Less: Compensation of employees	(6703J	)	33 289	39 348	44 742	52 506	61 343	70 206	82 853	89 194
Less: Other taxes on production	(6704J	)	2 380	2 864	2 850	3 324	3 612	3 247	2 744	2 969
Other subsidies on production	(6705J	)	85	47	68	40	100	77	81	127

Gross operating surplus	(6706J	)	37 571	44 175	47 083	53 993	58 315	72 643	99 126	106 788

Property income received	(6707J	)	170 974	202 821	221 523	201 193	220 858	270 683	364 767	488 494
Interest	(6708J	)	142 656	174 368	190 611	170 052	186 116	221 250	302 950	408 315
Dividends	(6709J	)	28 318	28 453	30 912	31 141	34 742	49 433	61 817	80 179

Less: Property income paid	(6710J	)	163 275	198 107	207 602	190 635	220 689	262 892	360 866	475 048
Interest	(6711J	)	82 472	107 577	115 550	94 334	104 721	131 416	191 743	268 823
Dividends	(6712J	)	16 266	15 846	11 822	18 314	28 992	29 928	37 391	31 728
Property income attributed to insurance
policy holders	(6713J	)	64 537	74 684	80 230	77 987	86 976	101 548	131 732	174 497

Gross balance of primary income	(6714J	)	45 270	48 889	61 004	64 551	58 484	80 434	103 027	120 234

Social contributions received	(6715J	)	81 723	93 783	87 876	99 895	108 415	120 386	134 328	169 850
Other current transfers received	(6716J	)	48 808	54 939	57 705	58 701	67 619	74 281	88 229	104 035

Less: Current taxes on income and wealth	(6717J	)	18 087	21 712	22 584	24 591	26 724	33 915	41 859	32 630
Less: Social benefits paid	(6718J	)	44 602	51 141	50 687	55 777	51 384	53 136	59 230	66 983
Less: Other current transfers paid	(6719J	)	49 225	55 238	58 092	59 244	68 228	75 044	89 073	104 931
Non-life insurance claims	(6720J	)	48 808	54 939	57 705	58 701	67 619	74 281	88 229	104 035
Miscellaneous current transfers	(6721J	)	417	299	387	543	609	763	844	896

Gross disposable income	(6722J	)	63 887	69 520	75 222	83 535	88 182	113 006	135 422	189 575

Less: Adjustment for the change in net equity of households in pension funds reserves	(6723J	)	37 121	42 642	37 189	44 118	57 031	67 250	75 098	102 867
Less: Residual[1]	(6724J	)	-79	-349	-388	-131	-18	-173	-83	-422

Gross saving	(6725J	)	26 845	27 227	38 421	39 548	31 169	45 929	60 407	87 130

Less: Consumption of fixed capital[2]	(6726J	)	3 586	3 971	4 261	4 437	4 210	5 088	6 142	7 409

Net saving	(6727J	)	23 259	23 256	34 160	35 111	26 959	40 841	54 265	79 721

Gross saving	(6725J	)	26 845	27 227	38 421	39 548	31 169	45 929	60 407	87 130
Capital transfers, receivable	(6728J	)	—	—	—	—	—	—	—	—
Less: Change in assets	(6729J	)	3 551	8 069	9 047	7 391	4 754	5 519	7 503	12 264
Gross fixed capital formation	(6730J	)	3 551	8 069	9 047	7 391	4 754	5 519	7 503	12 264

Net lending (+)/net borrowing (-)	(6731J	)	23 294	19 158	29 374	32 157	26 415	40 410	52 904	74 866
KB638

1.	Statistical discrepancy between the expenditure components and gross domestic product.

2.	At replacement value.

Quarterly Bulletin December 2009	S–125

South African Reserve Bank
Production, distribution and accumulation accounts of South Africa
Non-financial corporations
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Output at basic prices	(6740J	)	1 468 313	1 751 510	1 868 452	1 999 436	2 187 087	2 437 211	2 756 652	3 181 817
Less: Intermediate consumption	(6741J	)	958 914	1 158 233	1 228 787	1 298 601	1 415 201	1 579 251	1 782 963	2 049 530

Gross value added at basic prices	(6742J	)	509 399	593 277	639 665	700 835	771 886	857 960	973 689	1 132 287
Less: Compensation of employees	(6743J	)	256 405	285 690	311 225	339 942	370 797	412 965	470 187	534 658
Less: Other taxes on production	(6744J	)	10 548	12 881	14 062	15 410	16 987	15 777	14 922	17 029
Other subsidies on production	(6745J	)	1 582	1 973	3 337	2 238	3 203	5 580	5 452	8 321

Gross operating surplus	(6746J	)	244 028	296 679	317 715	347 721	387 305	434 798	494 032	588 921

Property income received	(6747J	)	29 496	37 216	29 087	38 454	37 246	59 825	64 676	67 938
Interest	(6748J	)	22 152	18 974	19 543	30 737	28 627	47 119	56 452	59 103
Dividends	(6749J	)	5 108	16 361	7 332	5 222	6 149	10 357	5 218	5 737
Property income attributed to insurance
policy holders	(6750J	)	1 716	1 443	1 861	1 934	2 140	1 998	2 706	2 833
Rent[1]	(6751J	)	520	438	351	561	330	351	300	265

Less: Property income paid	(6752J	)	135 206	152 333	162 369	182 362	196 723	246 111	301 882	333 338
Interest	(6753J	)	37 933	47 748	57 382	62 671	54 210	74 461	90 540	112 413
Dividends	(6754J	)	96 673	104 087	104 457	119 250	142 032	171 269	210 983	220 660
Rent[1]	(6755J	)	600	498	530	441	481	381	359	265

Gross balance of primary income	(6756J	)	138 318	181 562	184 433	203 813	227 828	248 512	256 826	323 521

Other current transfers received Non-life insurance claims	(6757J	)	10 471	11 445	11 596	11 722	13 680	14 532	18 573	22 900

Less: Current taxes on income and wealth	(6758J	)	40 614	46 994	47 350	51 201	72 055	97 080	112 522	146 755
Less: Social contributions paid	(6759J	)	3 535	3 953	6 698	5 570	7 080	7 670	10 174	10 641
Less: Other current transfers paid	(6760J	)	11 529	12 644	13 134	13 796	16 033	17 409	21 767	26 179
Net non-life insurance premiums	(6761J	)	10 471	11 445	11 596	11 722	13 680	14 532	18 573	22 900
Miscellaneous current transfers	(6762J	)	1 058	1 199	1 538	2 074	2 353	2 877	3 194	3 279

Gross disposable income	(6763J	)	93 111	129 416	128 847	144 968	146 340	140 885	130 936	162 846

Less: Residual[2]	(6764J	)	-548	-2 400	-2 623	-845	-107	-1 008	-439	-2 406

Gross saving	(6765J	)	93 659	131 816	131 470	145 813	146 447	141 893	131 375	165 252

Less: Consumption of fixed capital[3]	(6766J	)	90 108	103 114	110 475	117 239	128 887	149 715	175 909	210 580

Net saving	(6767J	)	3 551	28 702	20 995	28 574	17 560	-7 822	-44 534	-45 328

Gross saving	(6765J	)	93 659	131 816	131 470	145 813	146 447	141 893	131 375	165 252
Capital transfers, receivable	(6768J	)	2 485	10 698	12 551	13 945	12 717	17 508	11 237	25 338
Capital transfers, payable	(6769J	)	-139	-133	—	-6	-32	-30	-33	-40
Less: Change in assets	(6770J	)	105 380	126 919	144 489	177 789	192 579	238 017	295 719	341 791
Gross fixed capital formation	(6771J	)	104 328	113 322	130 469	149 483	175 603	215 975	275 074	351 395
Change in inventories[4]	(6772J	)	1 052	13 597	14 020	28 306	16 976	22 042	20 645	-9 604

Net lending (+)/net borrowing (-)	(6773J	)	-9 375	15 462	-468	-18 037	-33 447	-78 646	-153 140	-151 241
KB639

1.	Rent on land and subsoil assets.

2.	Statistical discrepancy between the expenditure components and gross domestic product.

3.	At replacement value.

4.	After inventory valuation adjustment.

S–126	Quarterly Bulletin December 2009

South African Reserve Bank
Production, distribution and accumulation accounts of South Africa
General government
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Output at basic prices	(6780J	)	224 135	264 170	296 905	326 237	367 751	412 352	471 586	540 898
Less: Intermediate consumption	(6781J	)	75 301	99 731	115 438	128 291	145 341	165 949	199 146	225 452

Gross value added at basic prices	(6782J	)	148 834	164 439	181 467	197 946	222 410	246 403	272 440	315 446
Less: Compensation of employees	(6783J	)	126 407	139 600	154 998	170 785	188 971	209 150	233 220	267 613
Less: Other taxes on production	(6784J	)	1 877	2 421	2 696	2 866	3 167	3 099	3 035	3 483
Other subsidies on production	(6785J	)	138	149	60	131	350	765	1 000	812

Gross operating surplus	(6786J	)	20 688	22 567	23 833	24 426	30 622	34 919	37 185	45 162

Taxes on products	(6603J	)	96 363	109 660	121 070	147 449	175 667	203 514	230 133	237 093
Other taxes on production	(6600J	)	20 268	25 029	28 150	29 966	32 927	32 498	31 870	36 395
Less: Subsidies on products	(6604J	)	4 571	4 271	3 683	2 776	5 652	8 411	6 178	11 299
Less: Other subsidies on production	(6601J	)	2 419	2 615	4 104	2 892	4 429	7 911	7 450	11 121

Property income received	(6787J	)	7 030	6 464	9 915	8 476	11 944	16 346	19 137	20 397
Interest	(6788J	)	6 300	5 955	7 624	7 440	9 400	13 038	16 254	18 372
Dividends	(6789J	)	254	287	2 062	960	2 446	3 138	2 688	1 802
Rent[1]	(6790J	)	476	222	229	76	98	170	195	223

Less: Property income paid	(6791J	)	53 280	53 456	51 831	53 941	58 442	58 118	57 387	62 801
Interest[2]	(6792J	)	53 280	53 456	51 831	53 941	58 442	58 118	57 387	62 801

Gross balance of primary income	(6793J	)	84 079	103 378	123 350	150 708	182 637	212 837	247 310	253 826

Current taxes on income and wealth	(6251J	)	148 401	164 780	169 109	185 158	223 292	272 123	313 236	367 668
Social contributions received	(6794J	)	4 713	5 270	8 931	7 427	9 440	10 226	13 565	14 189
Other current transfers received	(6795J	)	1 965	1 702	2 205	2 376	2 252	2 939	3 017	4 748
Current international co-operation	(6796J	)	812	1 085	1 371	1 032	944	1 132	1 107	2 109
Miscellaneous current transfers	(6797J	)	1 153	617	834	1 344	1 308	1 807	1 910	2 639

Less: Social benefits paid	(6798J	)	28 697	34 491	44 685	52 398	60 566	72 720	74 991	90 113
Less: Other current transfers paid	(6799J	)	11 605	10 332	12 254	18 747	28 270	30 562	48 551	53 203
Current international co-operation	(6800J	)	6 712	6 587	8 468	11 992	18 416	19 592	21 450	26 489
Miscellaneous current transfers[3]	(6801J	)	4 893	3 745	3 786	6 755	9 854	10 970	27 101	26 714

Gross disposable income	(6802J	)	198 856	230 307	246 656	274 524	328 785	394 843	453 586	497 115

Less: Final consumption expenditure[4]	(6008J	)	186 280	219 705	244 485	274 034	305 733	347 928	383 413	437 313
Individual consumption expenditure	(6605J	)	81 657	97 060	104 095	116 389	123 682	139 702	141 122	163 398
Collective consumption expenditure	(6606J	)	104 623	122 645	140 390	157 645	182 051	208 226	242 291	273 915

Gross saving	(6803J	)	12 576	10 602	2 171	490	23 052	46 915	70 173	59 802

Less: Consumption of fixed capital[5]	(6184J	)	20 962	23 651	25 078	26 260	28 868	32 760	37 479	44 537

Net saving	(6202J	)	-8 386	-13 049	-22 907	-25 770	-5 816	14 155	32 694	15 265

Gross saving	(6803J	)	12 576	10 602	2 171	490	23 052	46 915	70 173	59 802
Capital transfers, receivable	(6804J	)	2 654	2 226	5 136	5 041	5 970	7 730	12 268	12 834
Capital transfers, payable	(6805J	)	-12 372	-17 298	-22 443	-23 214	-21 912	-29 689	-30 213	-48 067
Less: Change in assets	(6806J	)	23 195	27 375	31 951	35 586	38 628	49 419	64 819	85 160
Gross fixed capital formation	(6100J	)	23 144	27 578	32 002	35 605	38 009	49 054	65 050	85 528
Change in inventories[6]	(6175J	)	51	-203	-51	-19	619	365	-231	-368

Net lending (+)/net borrowing (-)	(6807J	)	-20 337	-31 845	-47 087	-53 269	-31 518	-24 463	-12 591	-60 591
KB640

1.	Rent on land and subsoil assets.

2.	Amortised discount included.

3.	Including current transfers in the form of membership dues, subscriptions, voluntary donations, transfers in kind, etc to households and NPISHs, payments of compensation for injury or damage to property (excluding non-life insurance claims) and current transfers in cash or kind to the rest of the world but excluding transfers to provincial extra budgetary institutions.

4.	Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the services departments (not business enterprises) of general government. General government includes central goverment, provincial governments and local governments.

5.	At replacement value.

6.	After inventory valuation adjustment.

Quarterly Bulletin December 2009	S–127

South African Reserve Bank
Production, distribution and accumulation accounts of South Africa
Households and non-profit institutions serving households
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Output at basic prices	(6820J	)	329 281	380 990	413 569	450 977	482 000	549 403	608 230	705 949
Less: Intermediate consumption	(6821J	)	132 454	159 349	174 158	188 941	198 399	227 466	245 854	294 477

Gross value added at basic prices	(6822J	)	196 827	221 641	239 411	262 036	283 601	321 937	362 376	411 472
Less: Compensation of employees	(6823J	)	58 895	64 224	68 023	73 721	77 907	85 232	96 548	111 840
Less: Other taxes on production	(6824J	)	5 463	6 863	8 542	8 366	9 161	10 375	11 169	12 914
Other subsidies on production	(6825J	)	614	446	639	483	776	1 489	917	1 861

Gross operating surplus/mixed income	(6826J	)	133 083	151 000	163 485	180 432	197 309	227 819	255 576	288 579

Compensation of employees	(6240J	)	472 961	526 368	576 636	633 941	696 302	775 085	880 145	1 000 532

Property income received	(6827J	)	158 372	183 723	187 449	205 294	235 826	265 236	320 132	377 425
Interest	(6828J	)	36 425	52 135	56 913	46 920	47 393	54 823	75 207	98 561
Dividends	(6829J	)	58 973	58 182	51 915	82 153	103 492	110 692	115 729	107 027
Property income attributed to insurance
policy holders	(6830J	)	62 821	73 241	78 369	76 053	84 836	99 550	129 026	171 664
Rent[1]	(6831J	)	153	165	252	168	105	171	170	173

Less: Property income paid	(6832J	)	44 252	53 234	58 691	51 316	58 729	77 276	114 732	154 169
Interest	(6833J	)	43 703	52 907	58 389	50 952	58 677	76 965	114 426	153 773
Rent[1]	(6834J	)	549	327	302	364	52	311	306	396

Gross balance of primary income	(6835J	)	720 164	807 857	868 879	968 351	1 070 708	1 190 864	1 341 121	1 512 367

Social benefts received	(6836J	)	73 299	85 632	95 372	108 175	111 950	125 856	134 221	157 096
Other current transfers received	(6837J	)	44 020	48 300	51 326	56 250	69 110	77 813	105 790	119 796
Non-life insurance claims	(6838J	)	38 337	43 494	46 109	46 979	53 939	59 749	69 656	81 135
Miscellaneous current transfers[2]	(6839J	)	5 683	4 806	5 217	9 271	15 171	18 064	36 134	38 661

Less: Current taxes on income and wealth	(6245J	)	89 700	96 074	99 175	109 366	124 513	141 128	158 855	188 283
Less: Social contributions paid	(6840J	)	82 901	95 100	90 109	101 752	110 775	122 942	137 719	173 398
Less: Other current transfers paid	(6841J	)	39 162	44 016	46 830	48 131	55 810	62 318	72 793	86 075
Net non-life insurance premiums	(6842J	)	38 337	43 494	46 109	46 979	53 939	59 749	69 656	81 135
Miscellaneous current transfers	(6843J	)	825	522	721	1 152	1 871	2 569	3 137	4 940

Gross disposable income	(6844J	)	625 720	706 599	779 463	873 527	960 670	1 068 145	1 211 765	1 341 503

Adjustment for the change in net equity of households in pension funds reserves	(6845J	)	37 121	42 642	37 189	44 118	57 031	67 250	75 098	102 867
Less: Residual[3]	(6846J	)	-211	-898	-982	-316	-39	-379	-164	-874
Total available households’ resources	(6847J	)	663 052	750 139	817 634	917 961	1 017 740	1 135 774	1 287 027	1 445 244

Less: Final consumption expenditure	(6007J	)	639 800	724 228	790 389	890 952	990 773	1 116 315	1 264 643	1 417 589

Gross saving	(6848J	)	23 252	25 911	27 245	27 009	26 967	19 459	22 384	27 655

Less: Consumption of fixed capital[4]	(6849J	)	17 744	20 531	22 285	23 658	25 825	28 688	32 699	39 026

Net saving	(6200J	)	5 508	5 380	4 960	3 351	1 142	-9 229	-10 315	-11 371

Gross saving	(6848J	)	23 252	25 911	27 245	27 009	26 967	19 459	22 384	27 655
Capital transfers, receivable	(6850J	)	7 370	4 587	5 083	4 579	3 508	4 740	6 999	10 217
Capital transfers, payable	(6851J	)	-254	-242	—	-9	-58	-54	-61	-74
Less: Change in assets	(6852J	)	21 337	23 513	26 419	35 042	46 169	55 040	60 851	62 299
Gross fixed capital formation	(6853J	)	19 985	23 182	25 481	33 701	45 388	53 535	59 291	64 562
Change in inventories[5]	(6854J	)	1 352	331	938	1 341	781	1 505	1 560	-2 263

Net lending (+)/net borrowing (-)	(6855J	)	9 031	6 743	5 909	-3 463	-15 752	-30 895	-31 529	-24 501

KB641

1.	Rent on land and subsoil assets.

2.	Including current transfers in the form of membership dues, subscriptions, voluntary donations, transfers in kind in the form of gifts, food, blankets, medicines, etc, current transfers between households and payments of compensation for injury or damage to property (excluding non-life insurance claims) and current transfers in cash.

3.	Statistical discrepancy between the expenditure components and gross domestic product.

4.	At replacement value.

5.	After inventory valuation adjustment.

S–128	Quarterly Bulletin December 2009

South African Reserve Bank
Production, distribution and accumulation accounts of South Africa
Total domestic economy
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Output at basic prices[1]	(6870J	)	2 140 684	2 537 642	2 737 114	2 960 266	3 248 151	3 649 000	4 150 301	4 768 402
Less: Intermediate consumption	(6871J	)	1 212 469	1 471 945	1 581 964	1 689 666	1 847 084	2 076 681	2 357 154	2 710 373

Gross value added at basic prices	(6645J	)	928 215	1 065 697	1 155 150	1 270 600	1 401 067	1 572 319	1 793 147	2 058 029
Taxes on products	(6603J	)	96 363	109 660	121 070	147 449	175 667	203 514	230 133	237 093
Less: Subsidies on products	(6604J	)	4 571	4 271	3 683	2 776	5 652	8 411	6 178	11 299

Gross domestic product at market prices	(6006J	)	1 020 007	1 171 086	1 272 537	1 415 273	1 571 082	1 767 422	2 017 102	2 283 823
Less: Compensation of employees	(6000J	)	474 996	528 862	578 988	636 954	699 018	777 553	882 808	1 003 305
Less: Taxes on production and imports	(6004J	)	116 631	134 689	149 220	177 415	208 594	236 012	262 003	273 488
Subsidies	(6005J	)	6 990	6 886	7 787	5 668	10 081	16 322	13 628	22 420

Gross operating surplus/mixed income	(6212J	)	435 370	514 421	552 116	606 572	673 551	770 179	885 919	1 029 450

Compensation of employees[2]	(6240J	)	472 961	526 368	576 636	633 941	696 302	775 085	880 145	1 000 532
Taxes on production and imports	(6004J	)	116 631	134 689	149 220	177 415	208 594	236 012	262 003	273 488
Less: Subsidies	(6005J	)	6 990	6 886	7 787	5 668	10 081	16 322	13 628	22 420

Property income received	(6872J	)	301 335	355 540	367 744	375 430	418 898	510 542	636 980	779 757
Interest	(6873J	)	207 533	251 432	274 691	255 149	271 536	336 230	450 863	584 351
Dividends	(6874J	)	92 653	103 283	92 221	119 476	146 829	173 620	185 452	194 745
Rent[3]	(6875J	)	1 149	825	832	805	533	692	665	661

Less: Property income paid	(6876J	)	331 476	382 446	400 263	400 267	447 607	542 849	703 135	850 859
Interest	(6877J	)	217 388	261 688	283 152	261 898	276 050	340 960	454 096	597 810
Dividends	(6878J	)	112 939	119 933	116 279	137 564	171 024	201 197	248 374	252 388
Rent[3]	(6879J	)	1 149	825	832	805	533	692	665	661

Gross national income	(6016J	)	987 831	1 141 686	1 237 666	1 387 423	1 539 657	1 732 647	1 948 284	2 209 948

Other current transfers received	(6880J	)	7 648	6 508	7 422	11 647	17 423	21 003	39 151	43 409
Current international co-operation	(6881J	)	812	1 085	1 371	1 032	944	1 132	1 107	2 109
Miscellaneous current transfers	(6882J	)	6 836	5 423	6 051	10 615	16 479	19 871	38 044	41 300

Less: Other current transfers paid	(6883J	)	13 905	12 352	14 900	22 516	33 103	36 771	55 726	62 318
Current international co-operation	(6884J	)	6 712	6 587	8 468	11 992	18 416	19 592	21 450	26 489
Miscellaneous current transfers	(6885J	)	7 193	5 765	6 432	10 524	14 687	17 179	34 276	35 829

Gross disposable income	(6018J	)	981 574	1 135 842	1 230 188	1 376 554	1 523 978	1 716 879	1 931 709	2 191 039

Less: Final consumption expenditure	(6620J	)	826 080	943 933	1 034 874	1 164 986	1 296 506	1 464 243	1 648 056	1 854 902
Individual consumption expenditure	(6886J	)	721 457	821 288	894 484	1 007 341	1 114 455	1 256 017	1 405 765	1 580 987
Collective consumption expenditure	(6606J	)	104 623	122 645	140 390	157 645	182 051	208 226	242 291	273 915

Less: Residual[4]	(6011J	)	-838	-3 647	-3 993	-1 292	-164	-1 560	-686	-3 702

Gross saving	(6203J	)	156 332	195 556	199 307	212 860	227 635	254 196	284 339	339 839

Less: Consumption of fixed capital[5]	(6002J	)	132 400	151 267	162 099	171 594	187 790	216 251	252 229	301 552

Net saving	(6887J	)	23 932	44 289	37 208	41 266	39 845	37 945	32 110	38 287

Gross saving	(6203J	)	156 332	195 556	199 307	212 860	227 635	254 196	284 339	339 839
Capital transfers, receivable	(6888J	)	12 509	17 511	22 770	23 565	22 195	29 978	30 504	48 389
Capital transfers, payable	(6889J	)	-12 765	-17 673	-22 443	-23 229	-22 002	-29 773	-30 307	-48 181
Less: Change in assets	(6180J	)	153 463	185 876	211 906	255 808	282 130	347 995	428 892	501 514
Gross fixed capital formation	(6009J	)	151 008	172 151	196 999	226 180	263 754	324 083	406 918	513 749
Change in inventories[6]	(6010J	)	2 455	13 725	14 907	29 628	18 376	23 912	21 974	-12 235

Net lending (+)/net borrowing (-)	(6672J	)	2 613	9 517	-12 272	-42 610	-54 302	-93 594	-144 356	-161 467
KB642

1.	The institutional division of the production and generation of income account was harmonised by the South African Reserve Bank and Statistics South Africa.

2.	Adjusted for net compensation to non-residents.

3.	Rent on land and subsoil assets.

4.	Statistical discrepancy between the expenditure components and gross domestic product.

5.	At replacement value.

6.	After inventory valuation adjustment.

Quarterly Bulletin December 2009	S–129

South African Reserve Bank
Production, distribution and accumulation accounts of South Africa
Rest of the world
At current prices
R millions

			2001	2002	2003	2004	2005	2006	2007	2008

Imports of goods and services	(6014J	)	266 001	340 636	325 035	378 179	437 559	573 589	690 062	878 536
Imports of goods	(6610J	)	221 235	283 004	264 752	311 759	360 362	476 966	574 322	739 852
Imports of services	(6611J	)	44 766	57 632	60 283	66 420	77 197	96 623	115 740	138 684

Less: Exports of goods and services	(6013J	)	307 303	385 560	354 785	373 950	430 169	530 333	630 902	809 645
Exports of goods	(6608J	)	265 832	333 251	291 434	310 525	358 361	447 690	533 791	704 293
Exports of services	(6609J	)	41 471	52 309	63 351	63 425	71 808	82 643	97 111	105 352

External balance of goods and services	(6900J	)	-41 302	-44 924	-29 750	4 229	7 390	43 256	59 160	68 891

Less: Compensation of South African residents working abroad	(6208J	)	2 403	2 814	2 931	3 017	3 902	4 685	5 575	6 427
Compensation of non-residents working in South Africa	(6207J	)	4 438	5 308	5 283	6 030	6 618	7 153	8 238	9 200

Property income received	(6901J	)	48 863	46 803	50 961	42 793	54 357	68 829	109 028	112 929
Interest	(6902J	)	16 831	18 996	16 421	14 201	16 197	23 995	29 673	38 672
Dividends	(6903J	)	32 032	27 807	34 540	28 592	38 160	44 834	79 355	74 257

Less: Property income paid	(6904J	)	18 722	19 897	18 442	17 956	25 648	36 522	42 873	41 827
Interest	(6905J	)	6 976	8 740	7 960	7 452	11 683	19 265	26 440	25 213
Dividends	(6906J	)	11 746	11 157	10 482	10 504	13 965	17 257	16 433	16 614

Other current transfers received	(6907J	)	7 361	7 305	9 319	13 028	20 222	21 847	24 264	30 392
Current international co-operation	(6908J	)	6 712	6 587	8 468	11 992	18 416	19 592	21 450	26 489
Miscellaneous current transfers	(6909J	)	649	718	851	1 036	1 806	2 255	2 814	3 903

Less: Other current transfers paid	(6910J	)	1 104	1 461	1 841	2 159	4 542	6 079	7 689	11 483
Current international co-operation	(6911J	)	812	1 085	1 371	1 032	944	1 132	1 107	2 109
Miscellaneous current transfers	(6912J	)	292	376	470	1 127	3 598	4 947	6 582	9 374

Current external balance (balance on current account)	(6913J	)	-2 869	-9 680	12 599	42 948	54 495	93 799	144 553	161 675
Capital transfers, payable	(6914J	)	-137	-213	-327	-351	-283	-289	-291	-322
Capital transfers, receivable	(6915J	)	393	375	—	15	90	84	94	114

Net lending (+)/net borrowing (-)	(6916J	)	-2 613	-9 518	12 272	42 612	54 302	93 594	144 356	161 467
KB643

S–130	Quarterly Bulletin December 2009

South African Reserve Bank
Current income and saving
Selected items
National income and saving
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03

Gross national income at market prices	(6016K	)	507 210	1 948 284	521 757	551 001	569 414	567 776	2 209 948	566 086	580 381	602 427

Real gross national income (at 2005 prices)	(6016C	)	439 351	1 720 554	434 001	450 120	449 691	458 450	1 792 262	440 201	446 734	451 136

Gross saving	(6203K	)	60 982	284 339	83 981	93 221	72 802	89 835	339 839	95 854	109 996	98 049

Seasonally adjusted annualised rates

Gross national income at market prices	(6016L	)	2 027 699	1 948 284	2 112 253	2 201 098	2 244 498	2 281 943	2 209 948	2 294 571	2 325 799	2 379 292

Real gross national income (at 2005 prices)	(6016D	)	1 723 822	1 720 554	1 774 813	1 796 870	1 791 872	1 805 493	1 792 262	1 806 010	1 793 184	1 789 798

Gross saving	(6203L	)	285 394	284 339	304 536	332 299	341 112	381 409	339 839	355 463	366 116	381 460
KB634
General government
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03

Taxes on production and imports	(6690K	)	71 503	262 003	75 466	63 455	67 054	67 513	273 488	70 906	61 408	73 868

Current taxes on income and wealth	(6251K	)	87 361	313 236	94 835	80 021	89 461	103 351	367 668	112 315	84 666	90 810

Net saving[3]	(6202K	)	23 425	32 694	15 272	-8 595	-2 852	11 440	15 265	16 564	-29 940	-19 978

Seasonally adjusted annualised rates

Taxes on production and imports	(6690L	)	281 334	262 003	294 203	272 354	262 012	265 383	273 488	277 137	263 637	289 116

Current taxes on income and wealth	(6251L	)	327 671	313 236	348 841	357 232	366 540	398 059	367 668	411 071	377 384	371 525

Net saving[3]	(6202L	)	28 344	32 694	42 235	1 918	19 427	-2 520	15 265	7 096	-23 587	-35 126
KB633
Households and non-profit institutions serving households1
R millions

			2007		2008					2009
			04	2007	01	02	03	04	2008	01	02	03

Compensation of employees[2]	(6240K	)	241 158	880 145	231 218	242 784	256 192	270 338	1 000 532	253 514	261 918	274 276

Disposable income[3]	(6246K	)	318 268	1 254 328	328 011	362 388	348 858	366 961	1 406 218	344 038	402 796	384 950

Net saving[3]	(6200K	)	-27 728	-10 315	-1 317	11 820	-13 193	-8 681	-11 371	-9 258	37 559	17 118

Seasonally adjusted annualised rates

Compensation of employees[2]	(6240L	)	929 919	880 145	945 763	983 535	1 028 813	1 044 017	1 000 532	1 034 910	1 062 042	1 101 176

Disposable income[3]	(6246L	)	1 312 708	1 254 328	1 340 180	1 399 149	1 450 785	1 434 758	1 406 218	1 445 438	1 463 029	1 476 758

Net saving[3]	(6200L	)	-15 706	-10 315	-18 111	-12 518	-8 841	-6 014	-11 371	-7 265	-9 358	-5 942
KB631

1.	The data in this table refer to private households (including pension and provident funds and long-term insurance funds), non-incorporated business enterprises and private non-profit institutions (e.g. churches, welfare organisations and sport clubs) that render social and community services to households.

2.	After adjustment for net compensation paid to non-residents.

3.	Gross saving after consumption of fixed capital and inventory valuation adjustment.

Quarterly Bulletin December 2009	S–131

South African Reserve Bank
Labour: Employment in the non-agricultural sectors1,6,7
Seasonally adjusted
Indices: 2000=100

		Public sector			Private sector
		General	Business			Manu-	Construc-		Financial		Grand
		government[2]	enterprises[3]	Total	Mining	facturing	tion	Trade[4]	institutions[5]	Total	total
Period		(7000L)	(7001L)	(7002L)	(7003L)	(7004L)	(7005L)	(7006L)	(7007L)	(7008L)	(7009L)

Number in 2000		1 455 550	162 258	1 617 807	416 270	1 296 166	222 420	873 118	196 555	3 116 351	4 734 158

2001		98.6	90.8	97.8	97.7	97.4	98.3	101.2	98.4	98.7	98.4

2002		97.7	78.2	95.7	99.0	96.8	126.6	125.4	337.8	129.2	117.8
2003		98.5	68.4	95.5	102.2	96.5	135.5	145.5	545.2	155.7	135.1

2004		100.3	64.6	96.7	109.6	96.3	134.2	151.1	618.5	163.5	140.7
2005		103.4	61.1	99.1	106.7	91.5	190.5	158.4	764.4	176.7	150.2

2006		107.9	64.5	103.5	110.7	100.1	205.7	185.2	874.2	200.1	167.1
2007		112.6	66.6	108.0	119.6	101.8	211.7	199.0	936.9	211.0	175.8
2008		118.1	66.3	112.9	124.8	100.2	211.7	198.1	970.3	213.2	178.9

2001:	02	98.6	90.6	97.8	97.4	97.4	101.6	101.8	98.3	99.0	98.6
	03	98.4	90.8	97.6	96.3	97.4	97.9	101.3	97.4	98.4	98.2
	04	98.4	90.0	97.5	97.7	97.1	96.0	100.6	97.5	98.2	98.0

2002:	01	98.8	85.2	97.4	97.0	96.7	96.5	102.0	96.7	98.3	98.0
	02	99.0	83.1	97.4	98.6	97.5	95.4	102.0	95.1	98.8	98.3

	03	96.2	73.1	93.9	100.3	96.3	157.5	149.5	587.0	160.2	137.6
	04	96.7	71.6	94.2	100.1	96.5	157.0	147.9	572.2	159.5	137.2

2003:	01	97.9	70.9	95.1	100.8	97.4	150.0	145.5	564.2	158.2	136.6
	02	98.1	68.4	95.1	101.0	95.6	133.9	145.5	538.3	154.4	134.2
	03	98.8	67.7	95.7	102.0	96.0	130.1	146.6	532.6	154.7	134.5
	04	99.2	66.5	96.0	104.9	96.7	128.1	144.3	545.6	155.5	135.1

2004:	01	98.4	65.8	95.2	108.7	97.7	121.0	148.9	554.8	157.9	136.5
	02	99.9	65.1	96.4	109.7	97.8	123.5	147.0	560.4	158.7	137.4
	03	100.7	64.3	97.0	110.1	98.7	126.2	152.5	564.3	161.5	139.5

	04	102.0	63.2	98.1	109.9	90.8	166.1	155.9	794.3	175.9	149.3

2005:	01	102.0	62.6	98.0	107.7	90.8	172.8	156.0	738.4	172.6	147.1
	02	103.2	60.7	98.9	106.5	91.4	192.1	158.1	754.4	176.1	149.7
	03	104.1	60.6	99.7	106.6	91.6	194.4	158.9	774.3	178.0	151.3
	04	104.2	60.5	99.8	106.0	92.2	202.8	160.5	790.6	179.9	152.5

2006:	01	105.2	60.5	100.7	107.1	92.1	205.0	161.3	793.2	180.3	153.1

	02	108.2	65.7	103.9	110.1	102.9	205.0	191.6	890.3	205.2	170.6
	03	108.5	65.8	104.2	111.4	102.8	207.4	192.6	900.6	206.8	171.7
	04	109.7	66.0	105.3	114.3	102.8	205.5	195.4	912.7	208.1	172.9

2007:	01	111.5	66.8	107.0	117.0	102.0	212.0	197.2	926.5	209.6	174.5
	02	111.5	66.8	107.0	119.2	102.3	211.8	199.1	931.1	210.9	175.4
	03	112.9	66.6	108.3	120.7	101.5	211.7	200.4	940.6	211.4	176.2
	04	114.5	66.0	109.6	121.7	101.4	211.1	199.4	949.4	212.0	177.0

2008:	01	115.4	65.9	110.5	122.5	101.3	213.5	200.7	959.1	213.4	178.2
	02	116.8	65.8	111.7	124.8	100.9	210.6	198.7	973.4	213.7	178.8
	03	118.9	66.8	113.7	126.8	100.2	210.3	196.7	977.5	213.4	179.3
	04	121.0	66.7	115.6	125.0	98.4	212.2	196.5	971.1	212.1	179.2

2009:	01	120.6	65.8	115.1	120.0	95.7	205.9	193.9	949.2	207.8	176.1
	02	122.3	64.2	116.4	118.7	94.6	202.6	191.7	932.3	205.1	174.8
KB701

1.	Source of basic data: Statistics South Africa.

2.	National departments, local authorities, provinces and statutory bodies.

3.	Transnet, Sapos, Telkom and SABC.

4.	Including catering and accommodation services.

5.	Banking institutions, building societies and insurance companies. From the third quarter of 2002, also inclusive of real-estate and business services.

6.	From the first quarter of 1998 basic data originate from the Survey of Employment and Earnings in selected industries by Statistics South Africa, and are not strictly comparable with earlier data.

7.	From the third quarter of 2002, basic data originate from a new expanded Survey of Employment and Earnings and from the fourth quarter of 2004 from the Quarterly Employment Statistics survey by Statistics South Africa.

S–132	Quarterly Bulletin December 2009

South African Reserve Bank
Labour: Labour costs in the non-agricultural sectors1,3,4
Seasonally adjusted
Indices: 2000=100

	Remuneration per worker (Indices: 2000 = 100)							Nominal
								unit
	At current prices			At constant prices[2]			Labour	labour
							productivity	costs
	Public	Private		Public	Private		(Index:	(Index:
	sector	sector	Total	sector	sector	Total	2000 = 100)	2000 = 100)
Period	(7011L)	(7012L)	(7013L)	(7011D)	(7012D)	(7013D)	(7014L)	(7015L)

2001	109.6	108.9	109.1	102.3	101.5	101.8	104.8	104.2
2002	121.2	119.9	117.8	102.8	101.7	99.9	93.2	129.9
2003	132.5	129.1	125.7	106.0	103.3	100.6	81.5	154.2
2004	144.6	139.4	135.8	109.7	105.7	103.0	81.9	165.8
2005	154.6	143.5	140.8	111.6	103.5	101.6	80.8	174.2
2006	164.2	163.8	156.6	112.1	111.6	106.8	77.0	203.9
2007	175.5	177.4	168.9	111.4	112.6	107.2	77.1	218.9
2008	198.3	199.5	190.5	113.4	114.1	109.0	78.6	242.4

2001: 02	105.6	108.4	107.1	99.4	102.0	100.8	104.3	102.7
03	107.5	110.1	108.9	100.7	103.0	102.0	105.1	103.7
04	117.2	112.7	114.5	105.7	101.5	103.2	106.1	108.0

2002: 01	114.7	116.1	115.4	101.3	102.4	101.9	107.4	107.4
02	115.2	119.0	117.3	99.1	102.4	101.0	108.4	108.2

03	130.6	121.3	119.4	110.0	102.1	100.6	78.0	153.1
04	124.2	123.1	118.9	100.7	99.8	96.4	78.8	150.8

2003: 01	129.0	126.1	122.5	104.8	102.4	99.5	79.9	153.4
02	131.0	127.9	124.5	105.6	103.1	100.4	81.8	152.2
03	133.8	130.7	127.2	107.5	104.9	102.2	82.1	154.9
04	136.1	131.7	128.5	106.2	102.7	100.2	82.2	156.4

2004: 01	141.4	136.7	133.2	108.8	105.1	102.4	82.7	161.2
02	141.4	139.4	135.1	108.8	107.3	104.0	83.2	162.4
03	142.3	141.1	136.4	108.4	107.4	103.9	83.3	163.8

04	153.5	140.3	138.3	112.9	103.1	101.7	78.6	176.0

2005: 01	151.5	140.1	137.8	112.5	103.9	102.3	80.7	170.8
02	154.6	141.9	139.8	112.4	103.0	101.5	80.7	173.1
03	154.1	144.5	141.4	111.1	104.1	101.9	81.0	174.6
04	158.0	147.3	144.3	110.5	102.9	100.8	80.9	178.4

2006: 01	161.1	151.5	148.1	113.9	107.1	104.7	81.9	180.8

02	160.1	163.2	154.9	111.9	113.9	108.2	74.7	207.3
03	167.0	166.9	159.2	112.1	111.9	106.8	75.4	211.1
04	168.6	173.5	164.3	110.5	113.6	107.6	75.9	216.3

2007: 01	167.1	171.5	162.5	109.1	111.8	106.1	76.4	212.7
02	171.6	175.6	166.5	110.9	113.3	107.5	76.7	217.1
03	178.2	178.6	170.4	113.0	113.1	108.0	77.4	220.3
04	185.1	184.0	176.1	112.6	111.9	107.1	78.1	225.6

2008: 01	186.8	192.7	182.6	111.6	115.1	109.0	77.9	234.3
02	198.8	197.0	188.8	114.9	113.8	109.0	78.8	239.7
03	200.3	202.5	193.2	113.2	114.4	109.1	78.8	245.1
04	207.2	205.6	197.5	114.1	113.2	108.7	78.8	250.6

2009: 01	208.6	213.5	203.5	114.5	117.1	111.6	78.6	258.9
02	212.5	214.2	205.3	112.9	113.8	109.1	78.8	260.6
KB702

1.	Source of basic data: Statistics South Africa.

2.	Deflated by the non-agricultural gross domestic product deflator.

3.	From the first quarter of 1998 basic data originate from the Survey of Employment and Earnings in selected industries by Statistics South Africa, and are not strictly comparable with earlier data.

4.	From the third quarter of 2002, basic data originate from a new expanded Survey of Employment and Earnings by Statistics South Africa and from the fourth quarter of 2004 from the Quarterly Employment Statistics survey by Statistics South Africa.

Quarterly Bulletin December 2009	S–133

South African Reserve Bank
Manufacturing: Orders, production, sales and utilisation of production capacity1
Seasonally adjusted

	Orders and sales [3,4]			Volume of production[3]			Percentage utilisation of			Labour[5]	Nominal[5]
	Indices: 2000 = 100			Indices: 2005 = 100			production capacity[6]			produc-	unit labour
										tivity	costs
	New	Unfilled		Durable	Non-durable		Durable	Non-durable		(Index:	(Index:
	orders[2]	orders[2]	Sales	goods	goods	Total	goods	goods	Total	2000 = 100)	2000 = 100)
Period	(7070T)	(7071T)	(7082T)	(7083N)	(7084N)	(7085N)	(7076L)	(7077L)	(7078L)	(7079L)	(7080L)

2001	—	109.4	104.5	91.6	91.5	91.5	79.8	79.7	79.7	104.7	104.7
2002	—	115.8	113.2	96.8	94.3	95.3	81.9	80.2	80.9	108.7	107.9
2003	—	111.7	107.2	94.7	92.5	93.4	81.9	80.2	80.9	108.0	117.4

2004	—	—	113.8	97.7	96.8	97.1	85.9	83.2	84.4	114.0	123.0
2005	—	—	115.9	100.0	100.0	100.0	87.0	83.8	85.4	119.1	124.9
2006	—	—	122.8	107.3	102.6	104.8	87.6	83.7	85.6	123.7	127.2
2007	—	—	129.6	111.8	107.7	109.6	87.4	84.4	85.8	130.5	128.6
2008	—	—	134.6	108.5	112.4	110.6	83.8	83.9	83.8	133.8	140.0

2006: Oct	—	—	127.8	109.6	103.0	106.1	...	...	...	...	...
Nov	—	—	127.6	110.7	104.6	107.4	...	...	...	...	...
Dec	—	—	126.7	114.3	107.9	110.9	88.3	83.6	85.8	127.6	127.9

2007: Jan	—	—	130.1	111.5	106.9	109.1	...	...	...	...	...
Feb	—	—	131.6	113.4	106.5	109.8	...	...	...	...	...
Mar	—	—	128.3	113.3	105.8	109.4	88.1	84.1	86.0	130.0	124.6
Apr	—	—	129.7	111.6	104.9	108.1	...	...	...	...	...
May	—	—	130.4	114.3	109.6	111.8	...	...	...	...	...
Jun	—	—	125.3	109.5	105.7	107.5	87.8	84.6	86.2	129.4	127.7
Jul	—	—	126.9	110.1	108.0	109.0	...	...	...	...	...
Aug	—	—	129.4	111.8	108.5	110.0	...	...	...	...	...
Sep	—	—	126.1	104.3	107.7	106.1	86.6	84.4	85.5	129.4	131.1
Oct	—	—	133.5	113.8	109.6	111.6	...	...	...	...	...
Nov	—	—	132.7	113.7	110.8	112.2	...	...	...	...	...
Dec	—	—	131.1	113.8	108.2	110.8	86.9	84.5	85.6	133.3	130.8

2008: Jan	—	—	133.5	114.3	107.9	110.9	...	...	...	...	...
Feb	—	—	136.4	113.4	113.2	113.3	...	...	...	...	...
Mar	—	—	145.1	113.9	110.7	112.2	86.1	84.4	85.2	134.2	134.6
Apr	—	—	144.7	116.3	115.6	115.9	...	...	...	...	...
May	—	—	136.0	111.6	114.6	113.2	...	...	...	...	...
Jun	—	—	139.0	112.2	116.2	114.3	85.5	84.0	84.7	137.5	134.6
Jul	—	—	137.7	111.0	112.9	112.0	...	...	...	...	...
Aug	—	—	133.3	109.6	114.6	112.3	...	...	...	...	...
Sep	—	—	132.0	106.8	112.7	109.9	85.5	84.1	84.8	134.8	140.6
Oct	—	—	130.3	104.7	112.7	108.9	...	...	...	...	...
Nov	—	—	126.0	99.6	110.6	105.4	...	...	...	...	...
Dec	—	—	120.7	89.0	107.1	98.5	78.1	82.9	80.6	128.5	150.2

2009: Jan	—	—	113.3	85.5	107.4	97.0	...	...	...	...	...
Feb	—	—	114.7	88.6	104.5	97.0	...	...	...	...	...
Mar	—	—	114.6	88.0	103.6	96.2	74.1	81.8	78.2	122.6	162.0
Apr	—	—	109.1	84.4	100.0	92.6	...	...	...	...	...
May	—	—	111.0	86.4	101.9	94.6	...	...	...	...	...
Jun	—	—	111.9	84.3	102.4	93.8	74.7	81.0	78.0	120.0	168.6
Jul	—	—	110.7	86.8	105.2	96.5	...	...	...	...	...
Aug	—	—	113.4	88.3	101.2	95.1	...	...	...	...	...
Sep	—	—	114.2	89.9	104.6	97.6	74.6	79.6	77.2	—	—
KB706

1.	Source of basic data: Statistics South Africa.

2.	Data refer to selected industry groups.

3.	Since January 1995 information of the former TBVC states has been included.

4.	At constant 2000 prices.

5.	From the third quarter of 2002, basic data originate from a new expanded Survey of Employment and Earnings and from the fourth quarter of 2004 from the Quarterly Employment Statistics survey by Statistics South Africa.

6.	Comparability break from December 2003 due to a new survey based on Statistics South Africa’s new business register.

S–134	Quarterly Bulletin December 2009

South African Reserve Bank
Indicators of real economic activity1
Seasonally adjusted
Indices: 2000=100

	Mining production[2,9]					Trade
								Number of		Transnet:
				Building				new	Electric	Revenue-
				plans	Buildings	Retail	Wholesale	vehicles	current	earning
	Gold	Non gold	Total	passed[5,7]	completed[5,7]	sales[5,8]	sales[5,7]	sold[3]	generated[6]	traffic[4]
Period	(7060N)	(7061N)	(7062N)	(7063T)	(7064T)	(7086T)	(7087T)	(7067N)	(7068N)	(7069N)

2001	134.0	82.8	90.8	90.6	108.0	65.8	102.9	107.6	85.8	103.2
2002	135.3	83.4	91.6	104.4	105.9	66.3	106.0	102.6	90.1	101.3
2003	126.8	89.4	95.2	116.5	116.7	69.6	114.2	108.0	95.6	103.1
2004	114.8	95.8	98.8	156.8	148.9	77.3	130.0	131.8	99.9	104.1
2005	100.0	100.0	100.0	211.2	184.1	83.7	133.9	181.0	100.0	105.9
2006	91.9	100.1	98.7	232.0	222.3	93.7	142.8	209.4	103.6	—
2007	86.1	100.2	97.8	234.1	250.9	99.7	151.7	198.2	107.6	—
2008	72.2	96.5	92.3	192.4	244.1	100.0	160.7	156.4	105.5	—

2006: Oct	89.6	102.2	100.0	239.4	239.2	96.1	145.5	212.0	104.4	—
Nov	90.2	105.7	103.0	239.6	241.5	98.9	145.9	216.0	105.2	—
Dec	85.5	100.7	98.1	240.7	243.5	96.8	147.5	223.8	106.2	—

2007: Jan	88.7	103.1	100.6	245.1	239.7	97.7	149.6	208.5	106.4	—
Feb	94.6	99.5	98.7	249.7	256.9	97.6	148.9	210.3	106.5	—
Mar	83.6	105.8	102.0	228.6	229.6	100.7	148.7	206.8	107.8	—
Apr	86.5	100.5	98.1	248.3	264.9	99.7	148.9	208.2	106.2	—
May	85.5	98.6	96.4	246.1	268.9	101.2	150.9	205.9	107.7	—
Jun	86.7	100.7	98.3	238.8	248.5	100.4	151.6	188.8	108.6	—
Jul	86.7	96.1	94.5	228.9	290.5	99.4	152.4	196.8	107.6	—
Aug	89.6	99.1	97.5	242.3	250.0	100.7	154.9	205.4	108.1	—
Sep	85.1	102.7	99.6	227.6	236.8	100.8	153.8	182.1	107.3	—
Oct	84.9	98.1	95.8	237.2	274.8	99.1	155.2	195.0	105.8	—
Nov	79.9	99.0	95.7	206.0	235.2	100.2	155.4	186.5	108.6	—
Dec	81.5	99.7	96.6	210.4	214.9	98.9	150.2	184.1	110.6	—

2008: Jan	71.7	91.1	87.8	289.9	221.6	99.6	159.1	189.2	107.8	—
Feb	68.8	95.1	90.6	215.4	232.4	102.5	161.6	181.1	108.8	—
Mar	74.9	91.5	88.7	212.2	272.9	101.0	164.0	185.2	107.4	—
Apr	75.6	97.0	93.3	241.6	251.8	101.9	167.9	176.2	105.5	—
May	75.2	99.3	95.1	166.1	192.8	98.9	161.5	160.3	105.9	—
Jun	76.3	99.6	95.6	183.0	236.1	101.4	161.4	151.4	105.5	—
Jul	71.8	89.7	86.6	197.0	270.2	99.8	160.4	151.1	105.9	—
Aug	68.6	101.0	95.4	152.8	251.8	99.5	157.9	144.8	105.4	—
Sep	72.4	100.8	95.9	176.8	262.2	98.6	158.2	141.7	105.6	—
Oct	71.9	102.4	97.2	174.5	247.7	99.7	157.6	134.6	106.0	—
Nov	70.2	96.4	91.9	160.2	251.8	98.1	161.6	132.0	104.2	—
Dec	69.2	93.7	89.5	139.8	237.4	99.1	157.3	128.8	97.8	—

2009: Jan	66.5	80.3	77.9	129.1	241.0	100.4	154.9	122.6	97.7	—
Feb	69.3	83.9	81.4	145.2	250.1	97.6	147.2	118.8	97.0	—
Mar	69.3	87.4	84.3	137.4	249.1	95.9	147.2	115.2	99.1	—
Apr	65.0	86.9	83.1	188.9	200.0	94.8	145.7	111.1	100.7	—
May	69.0	89.8	86.2	179.2	211.7	94.7	142.3	110.1	101.1	—
Jun	66.3	91.8	87.4	125.6	221.7	94.5	141.4	114.6	101.1	—
Jul	67.3	92.3	88.0	117.8	212.1	95.6	139.2	113.2	103.6	—
Aug	66.4	90.6	86.4	127.9	227.6	93.1	137.4	111.7	104.4	—
Sep	65.9	83.0	80.0	132.6	192.8	93.7	138.6	111.7	105.0	—
KB705

1.	Source of basic data: Statistics South Africa, unless otherwise indicated.

2.	Since January 1990 information of the former TBVC states has been included.

3.	Source of basic data: National Association of Automobile Manufacturers of South Africa.

4.	Source of basic data: Transnet.

5.	Since January 1995 information of the former TBVC states has been included.

6.	Since January 1989 information of the former TBVC states has been included. Index: 2005 = 100.

7.	At constant 2000 prices.

8.	At constant 2008 prices. Index: 2008=100.

9.	Index: 2005=100.

Quarterly Bulletin December 2009	S–135

South African Reserve Bank
Consumer prices — all urban areas1
Goods5
Seasonally adjusted4
Indices: 2008=100

					Household
					contents,
	Food and	Alcoholic			equipment
	non-alcoholic	beverages	Clothing and	Housing and	and				Recreation	Miscellaneous
	beverages	and tobacco	footwear[6]	utilities	maintenance	Health	Transport	Communication	and culture[3]	goods	Total goods
Period	(7145N)	(7146N)	(7147N)	(7148N)	(7149N)	(7150N)	(7151N)	(7152N)	(7153N)	(7154N)	(7155N)

Weights[2]	15.68	5.58	4.11	3.55	3.87	0.57	15.60	0.31	2.94	1.99	54.20

2002	66.4	60.4	113.5	62.5	94.0	75.6	91.1	87.6	111.7	81.6	76.0
2003	71.8	67.1	113.7	67.3	97.9	81.5	93.0	95.4	109.1	86.2	79.7
2004	73.2	73.9	108.4	70.9	98.9	85.4	92.9	97.9	101.6	87.7	81.1
2005	74.6	79.7	107.3	75.0	99.1	86.9	93.5	99.5	97.5	88.6	82.8
2006	79.2	85.9	97.7	79.4	98.0	89.8	94.6	97.5	97.1	90.0	85.4
2007	86.7	92.9	88.9	86.6	98.3	93.6	95.2	98.0	97.7	93.6	89.7

2008	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

2006: Nov	81.1	88.4	94.1	82.2	98.3	91.4	93.9	98.1	96.9	91.5	86.5
Dec	81.6	88.9	93.7	82.9	98.2	91.7	94.0	97.8	97.0	91.8	86.7

2007: Jan	82.3	89.8	92.0	83.4	98.4	92.0	94.6	96.8	97.2	92.3	87.1
Feb	82.6	90.2	91.1	83.9	98.6	92.4	94.3	96.9	97.5	92.4	87.2
Mar	83.2	90.4	90.4	84.4	98.7	92.6	94.4	97.2	97.5	92.2	87.5
Apr	84.2	91.1	90.0	85.1	98.7	93.2	95.2	97.3	97.8	92.8	88.4
May	84.9	91.4	89.7	85.8	98.5	93.4	95.2	97.2	97.9	93.0	88.8
Jun	85.7	93.0	89.4	86.5	98.4	93.5	95.2	97.4	98.0	93.5	89.3
Jul	86.7	93.8	89.1	87.4	98.2	93.6	95.1	97.4	97.7	94.0	89.8
Aug	87.9	93.9	88.0	87.8	98.2	93.5	94.7	98.7	98.0	94.0	90.2
Sep	89.1	94.4	87.5	87.8	98.1	94.2	94.7	99.0	97.5	94.4	90.8
Oct	90.6	94.9	87.2	88.2	97.9	94.4	95.5	99.3	97.7	94.7	91.6
Nov	91.2	95.4	86.7	89.0	97.7	94.9	96.1	99.6	97.3	94.9	92.3
Dec	91.9	96.0	86.1	89.5	97.8	95.7	97.6	99.2	97.7	95.3	93.1

2008: Jan	92.9	95.6	98.3	90.5	98.5	96.7	96.7	103.1	95.7	95.3	95.0
Feb	93.5	96.7	98.1	91.0	98.1	96.6	97.2	102.2	96.2	96.1	95.6
Mar	95.1	97.5	98.2	91.6	98.3	97.2	98.4	101.4	96.1	97.0	96.8
Apr	96.4	98.0	98.3	92.8	99.1	97.5	99.0	101.2	97.3	97.7	97.7
May	98.1	98.6	98.5	93.4	99.4	98.9	99.8	101.7	99.6	98.6	98.7
Jun	99.9	99.1	99.0	94.4	99.6	99.5	101.4	102.2	99.1	98.9	100.0
Jul	101.3	99.3	99.9	101.7	99.6	101.0	103.6	100.9	99.5	99.1	101.3
Aug	102.8	100.8	101.6	106.0	100.8	101.7	102.6	99.2	101.9	101.1	102.3
Sep	103.8	102.5	102.0	108.0	101.5	101.7	101.7	96.8	101.8	102.6	102.8
Oct	104.7	103.2	102.2	109.3	101.4	101.9	101.6	97.3	102.5	103.0	103.2
Nov	105.2	103.9	101.9	110.1	101.8	103.8	100.9	96.5	105.7	104.9	103.6
Dec	106.3	104.7	101.9	111.2	101.9	103.5	97.1	97.5	104.6	105.7	103.1

2009: Jan	107.5	105.5	102.1	111.7	103.7	104.0	93.6	97.9	105.3	108.1	102.5
Feb	108.3	106.5	102.6	112.4	105.2	104.1	96.0	96.4	106.8	110.0	104.0
Mar	109.1	107.9	103.0	113.4	106.1	110.7	97.0	96.2	108.4	112.3	105.2
Apr	109.6	108.8	103.3	114.3	106.2	112.7	97.3	94.7	109.2	113.3	105.8
May	110.2	109.2	103.4	114.2	106.8	112.7	97.6	93.9	110.1	114.4	106.2
Jun	110.1	109.5	103.9	114.2	106.9	112.5	97.6	91.6	109.3	114.6	106.2
Jul	109.8	110.8	105.1	122.8	106.4	113.0	98.3	90.3	110.2	114.9	106.8
Aug	109.9	113.6	106.7	124.8	106.7	114.2	98.0	87.7	109.5	115.8	107.4
Sep	109.5	114.6	107.1	126.0	106.1	115.0	99.4	85.5	109.4	115.8	107.9
Oct	110.3	115.1	107.5	126.6	105.5	114.8	98.9	82.2	108.9	115.1	107.9
KB703

1.	Source: Statistics South Africa (Stats SA). Published according to the COICOP Classification

2.	Weights based on expenditure patterns in 2000 were applied to data as from January 2002 up to December 2008. New weights base on the expenditure patterns in 2005 were applied to data as from 2009. These new weights are shown.

3.	According to the new methodology applied by Stats SA. Some historical data are not available.

4.	Seasonally adjusted by the South African Reserve Bank.

5.	Component series have been linked backwards with related components of the new consumer price index for all urban areas, before January 2008, where data allowed. Fixed factors were used based on January 2008.

6.	As from January 2008 the clothing and footwear index no longer reflects the impact of promotional sales prices on the price level due to a change in methodology by Stats SA.

S–136	Quarterly Bulletin December 2009

South African Reserve Bank
Consumer prices — all urban areas1
Services and total5
Seasonally adjusted4
Indices: 2008=100

		Household
		contents,
	Housing and	equipment and				Recreation		Restaurants	Miscellaneous	Total
	utilities	maintenance	Health	Transport	Communication	and culture	Education	and hotels[3]	services	services	Total CPI
Period	(7160N)	(7161N)	(7162N)	(7163N)	(7164N)	(7165N)	(7166N)	(7167N)	(7168N)	(7169N)	(7170N)

Weights[2]	19.01	1.99	0.90	3.2	2.91	1.25	2.19	2.78	11.57	45.80	100.00

2002	89.5	63.7	67.0	93.8	87.6	92.9	67.9	—	84.8	80.2	77.7
2003	92.3	67.3	72.6	94.9	95.3	93.8	72.0	—	87.9	85.5	82.1
2004	77.4	76.1	80.6	95.9	97.8	95.3	77.6	—	88.7	81.8	81.4
2005	76.1	81.9	88.3	96.4	99.4	96.2	82.9	—	89.8	83.5	83.1
2006	79.4	84.0	91.8	97.2	97.4	97.4	88.1	—	92.0	86.2	85.7
2007	89.6	90.8	95.7	98.2	98.0	98.6	93.8	—	96.0	92.8	91.0
2008	100.0	100.0	100.0	100.0	100.0	100.0	100.0	—	100.0	100.0	100.0

2006: Nov	83.4	86.4	93.7	97.3	97.7	98.0	90.1	—	93.2	88.8	87.4
Dec	85.0	86.7	94.5	97.4	97.6	98.0	90.6	—	93.7	89.7	87.9

2007: Jan	85.7	86.6	93.7	98.0	96.6	98.1	91.2	—	94.4	90.0	88.3
Feb	86.1	87.4	93.9	98.2	96.9	98.2	91.6	—	94.4	90.3	88.4
Mar	86.0	89.1	93.8	98.5	97.2	98.3	92.0	—	94.5	90.6	88.7
Apr	86.6	89.5	94.5	98.5	97.5	98.5	92.5	—	95.2	91.1	89.5
May	87.5	89.7	95.0	98.4	97.6	98.6	93.0	—	95.5	91.7	90.0
Jun	88.7	89.8	95.4	98.2	97.7	98.6	93.5	—	95.9	92.3	90.5
Jul	89.7	90.2	95.8	98.0	97.8	98.8	94.0	—	96.2	92.8	91.1
Aug	91.0	90.0	96.2	98.0	98.5	98.7	94.5	—	96.4	93.6	91.7
Sep	91.9	94.5	96.6	97.6	98.9	98.7	95.0	—	96.6	94.3	92.2
Oct	93.3	93.9	97.0	97.7	99.0	98.8	95.5	—	96.9	95.2	93.1
Nov	93.9	94.3	97.7	98.3	99.1	99.0	96.0	—	97.4	95.6	93.6
Dec	95.2	94.7	98.5	98.6	99.1	99.0	96.5	—	98.0	96.5	94.5

2008: Jan	96.4	96.6	91.9	92.8	99.0	98.2	96.8	—	95.1	95.8	95.4
Feb	96.9	97.5	99.1	93.5	99.2	98.5	97.3	—	98.0	97.2	96.3
Mar	98.8	98.0	98.9	94.8	99.4	98.7	98.2	—	98.6	98.1	97.3
Apr	99.2	98.4	99.3	94.0	99.2	98.9	98.7	—	98.8	98.5	98.0
May	100.3	98.5	99.7	94.4	99.3	99.2	99.3	—	99.1	99.2	98.9
Jun	100.9	101.4	100.2	102.3	99.4	99.6	99.8	—	99.2	100.2	100.0
Jul	101.1	101.8	100.6	103.4	99.5	99.8	100.3	—	100.1	100.9	101.1
Aug	100.2	101.6	101.0	102.5	100.6	99.9	100.8	—	100.5	100.8	101.7
Sep	101.9	101.4	101.4	104.6	101.0	101.7	101.4	—	101.7	101.8	102.4
Oct	101.0	100.7	101.9	105.0	101.1	101.7	101.9	—	102.5	102.0	102.6
Nov	101.6	101.1	102.6	105.6	101.1	101.7	102.4	—	103.0	102.5	103.1
Dec	101.8	103.0	103.5	107.1	101.1	102.2	103.0	—	103.4	103.1	103.1

2009: Jan	102.7	102.8	99.1	107.3	100.5	103.5	103.6	—	104.8	103.7	103.1
Feb	103.3	103.9	109.1	107.4	100.7	104.9	104.2	—	109.0	105.4	104.7
Mar	104.2	104.1	108.9	107.5	100.9	118.3	108.5	—	109.7	106.4	105.6
Apr	104.7	104.5	109.2	107.5	101.1	119.8	109.1	—	109.5	106.8	106.2
May	105.9	104.7	110.1	107.7	101.2	119.9	109.7	—	109.9	107.5	106.8
Jun	105.8	107.8	110.6	108.0	101.2	119.9	110.2	—	110.2	107.8	106.9
Jul	106.9	108.4	111.0	107.9	101.3	120.1	110.8	—	112.4	109.1	107.8
Aug	105.9	108.1	111.4	107.7	103.3	121.3	111.4	—	112.7	109.0	108.2
Sep	107.7	107.8	111.9	107.4	103.3	121.9	112.0	—	113.3	109.7	108.7
Oct	106.6	107.0	112.4	107.8	103.5	122.2	112.6	—	113.7	109.6	108.7
KB709

1.	Source: Statistics South Africa (Stats SA). Published according to the COICOP Classification

2.	Weights based on expenditure patterns in 2000 were applied to data as from January 2002 up to December 2008. New weights base on the expenditure patterns in 2005 were applied to data as from 2009. These new weights are shown.

3.	According to the new methodology applied by Stats SA. Some historical data are not available.

4.	Seasonally adjusted by the South African Reserve Bank.

5.	Component series have been linked backwards with related components of the new consumer price index for all urban areas, before January 2008, where data allowed. Fixed factors were used based on January 2008.

Quarterly Bulletin December 2009	S–137

South African Reserve Bank
Consumer prices — all urban areas1
Goods5
Percentage change4

					Household
					contents,
	Food and	Alcoholic			equipment
	non-alcoholic	beverages	Clothing and	Housing and	and				Recreation	Miscellaneous
	beverages	and tobacco	footwear[6]	utilities	maintenance	Health	Transport	Communication	and culture[3]	goods	Total goods
Period	(7145A)	(7146A)	(7147A)	(7148A)	(7149A)	(7150A)	(7151A)	(7152A)	(7153A)	(7154A)	(7155A)

Weights[2]	15.68	5.58	4.11	3.55	3.87	0.57	15.60	0.31	2.94	1.99	54.20

2003	8.1	11.1	0.2	7.8	4.1	7.8	2.1	8.8	-2.4	5.6	4.9
2004	1.9	10.0	-4.7	5.2	1.1	4.9	-0.0	2.6	-6.9	1.7	1.7
2005	2.0	7.8	-1.0	5.8	0.1	1.7	0.6	1.6	-4.0	1.1	2.1
2006	6.1	7.9	-8.9	5.9	-1.0	3.4	1.1	-2.0	-0.4	1.6	3.1
2007	9.5	8.1	-9.0	9.0	0.2	4.2	0.7	0.6	0.5	4.0	5.0

2008	15.3	7.7	12.5	15.5	1.8	6.8	5.0	2.0	2.4	6.8	11.5

2006: Nov	7.8	8.1	-10.7	8.7	-0.6	3.9	-0.9	-0.2	-0.1	3.0	3.4
Dec	6.8	8.1	-10.9	9.3	-0.7	4.1	-0.5	-0.2	-0.2	3.1	3.2

2007: Jan	7.5	8.3	-10.1	9.5	-0.3	4.4	-0.1	-0.2	-0.6	3.4	3.7
Feb	7.1	7.5	-9.8	9.5	-0.1	4.6	-1.1	-0.2	-0.3	3.7	3.3
Mar	7.1	7.1	-9.5	9.1	0.7	4.5	-0.1	-0.1	0.1	3.5	3.7
Apr	7.8	7.5	-9.3	9.2	1.1	4.7	1.4	0.0	0.4	3.7	4.6
May	8.3	7.6	-9.3	9.3	1.1	4.8	0.8	0.0	0.9	4.0	4.7
Jun	8.6	8.8	-9.0	9.4	0.8	4.2	0.8	0.0	1.2	4.1	4.8
Jul	9.2	9.6	-8.3	9.8	0.4	4.3	0.3	0.0	0.5	4.7	5.0
Aug	10.3	8.2	-8.8	9.6	0.4	3.7	-0.8	1.3	1.3	4.3	4.9
Sep	11.1	8.0	-8.8	8.4	0.0	3.7	-0.1	1.3	0.6	4.5	5.4
Oct	11.6	8.2	-8.6	8.1	-0.5	3.5	1.5	1.3	0.8	4.0	6.1
Nov	12.3	7.9	-8.1	8.4	-0.5	3.8	2.2	1.5	0.4	3.9	6.6
Dec	12.7	8.0	-8.2	8.0	-0.5	4.4	3.7	1.5	0.7	3.8	7.3

2008: Jan	12.9	6.5	6.9	8.5	0.1	5.1	2.1	6.5	-1.6	3.3	9.1
Feb	13.2	7.2	7.8	8.2	-0.5	4.6	3.0	5.5	-1.4	4.0	9.7
Mar	14.2	7.9	8.8	8.3	-0.4	5.0	4.2	4.2	-1.6	5.1	10.6
Apr	14.5	7.6	9.4	8.8	0.5	4.6	4.0	4.0	-0.4	5.3	10.5
May	15.5	7.8	10.0	8.7	0.8	6.0	4.8	4.6	1.7	6.0	11.2
Jun	16.6	6.5	10.9	9.0	1.2	6.3	6.6	5.0	1.2	5.8	12.0
Jul	16.9	5.9	12.1	16.4	1.4	7.9	9.0	3.6	1.9	5.5	12.8
Aug	17.0	7.4	15.4	20.8	2.6	8.7	8.5	0.5	4.1	7.5	13.5
Sep	16.5	8.6	16.3	23.0	3.5	8.0	7.4	-2.2	4.5	8.7	13.3
Oct	15.5	8.7	17.1	23.9	3.7	7.9	6.3	-2.1	4.9	8.8	12.6
Nov	15.3	8.9	17.5	23.7	4.2	9.4	4.8	-3.1	8.6	10.5	12.2
Dec	15.7	9.0	18.4	24.2	4.2	8.3	-0.6	-1.7	7.0	11.0	10.6

2009: Jan	15.7	10.3	3.8	23.5	5.3	7.6	-3.1	-5.1	10.0	13.4	7.9
Feb	15.8	10.1	4.6	23.7	7.2	7.8	-1.2	-5.7	11.0	14.5	8.7
Mar	14.7	10.7	4.9	23.8	7.9	13.9	-1.5	-5.1	12.8	15.7	8.7
Apr	13.7	10.9	5.1	23.2	7.1	15.7	-1.7	-6.4	12.2	16.0	8.3
May	12.3	10.8	5.0	22.3	7.5	13.9	-2.1	-7.7	10.6	16.0	7.6
Jun	10.2	10.5	4.9	21.0	7.3	13.1	-3.7	-10.4	10.3	15.8	6.2
Jul	8.3	11.5	5.3	20.9	6.8	11.9	-5.0	-10.5	10.8	15.9	5.5
Aug	6.9	12.6	5.0	17.9	5.9	12.3	-4.4	-11.6	7.5	14.5	5.0
Sep	5.5	11.8	5.0	16.9	4.5	13.0	-2.2	-11.7	7.4	12.9	4.9
Oct	5.4	11.6	5.0	16.0	4.0	12.7	-2.7	-15.4	6.3	11.8	4.5
KB708

1.	Source: Statistics South Africa (Stats SA). Published according to the COICOP Classification

2.	Weights based on expenditure patterns in 2000 were applied to data as from January 2002 up to December 2008. New weights base on the expenditure patterns in 2005 were applied to data as from 2009. These new weights are shown.

3.	According to the new methodology applied by Stats SA. Some historical data are not available.

4.	Compared with the same month of the previous year.

5.	Component series have been linked backwards with related components of the new consumer price index for all urban areas, before January 2008, where data allowed. Fixed factors were used based on January 2008.

6.	As from January 2008 the clothing and footwear index no longer reflects the impact of promotional sales prices on the price level due to a change in methodology by Stats SA.

S–138	Quarterly Bulletin December 2009

South African Reserve Bank
Consumer prices — all urban areas1
Services and total5
Percentage change4

		Household
		contents,
		equipment
	Housing and	and				Recreation		Restaurants	Miscellaneous	Total
	utilities	maintenance	Health	Transport	Communication	and culture	Education	and hotels[3]	services	services	Total CPI
Period	(7160A)	(7161A)	(7162A)	(7163A)	(7164A)	(7165A)	(7166A)	(7167A)	(7168A)	(7169A)	(7170A)

Weights[2]	19.01	1.99	0.90	3.20	2.91	1.25	2.19	2.78	11.57	45.80	100.00

2003	3.1	5.6	5.6	1.1	8.8	1.0	6.1	—	3.7	6.6	5.6
2004	-16.1	13.1	13.1	1.0	2.6	1.6	7.7	—	0.9	-4.4	-0.9
2005	-1.8	7.7	7.7	0.5	1.6	0.9	6.8	—	1.2	2.1	2.1
2006	4.4	2.5	2.5	0.9	-2.0	1.3	6.2	—	2.4	3.3	3.2
2007	12.9	8.1	8.1	1.0	0.6	1.2	6.5	—	4.3	7.6	6.1
2008	11.6	10.1	10.1	1.9	2.1	1.4	6.7	—	4.2	7.7	9.9

2006: Nov	10.1	3.8	3.7	0.7	-0.1	1.3	6.2	—	3.0	5.8	4.4
Dec	12.9	3.9	5.1	0.8	-0.1	1.3	6.2	—	3.3	7.1	4.8

2007: Jan	13.0	4.1	3.7	0.9	-0.1	1.3	6.2	—	3.7	7.1	5.1
Feb	13.0	5.8	4.0	0.9	-0.1	1.3	6.2	—	3.8	7.2	4.9
Mar	13.0	8.4	4.0	1.0	-0.1	1.3	6.5	—	3.8	7.5	5.3
Apr	13.2	8.5	4.4	1.1	0.0	1.4	6.5	—	4.5	7.7	5.9
May	13.2	8.5	4.4	1.1	0.0	1.4	6.5	—	4.6	7.8	5.9
Jun	12.9	8.5	4.4	0.9	0.0	1.4	6.5	—	4.6	7.7	6.0
Jul	13.2	8.4	4.4	0.9	0.0	1.4	6.5	—	4.7	7.8	6.1
Aug	12.9	8.4	4.4	1.0	1.3	1.1	6.5	—	4.4	7.8	6.0
Sep	12.9	9.2	4.4	0.9	1.3	1.1	6.5	—	4.4	7.8	6.4
Oct	12.7	9.2	4.4	0.9	1.3	1.1	6.5	—	4.4	7.8	6.8
Nov	12.7	9.2	4.3	1.0	1.5	1.1	6.5	—	4.5	7.8	7.1
Dec	12.4	9.2	4.3	1.2	1.5	1.1	6.5	—	4.5	7.7	7.5

2008: Jan	12.7	11.5	-2.0	-5.3	2.3	0.2	6.2	—	0.7	6.5	8.1
Feb	12.7	11.5	5.4	-4.9	2.3	0.2	6.2	—	3.7	7.6	8.9
Mar	14.8	10.0	5.4	-3.8	2.2	0.4	6.7	—	4.3	8.3	9.7
Apr	14.4	9.9	5.0	-4.7	1.8	0.4	6.7	—	3.8	8.0	9.5
May	14.4	9.9	5.0	-4.2	1.8	0.6	6.7	—	3.7	8.0	9.8
Jun	13.7	12.9	5.0	4.2	1.8	1.0	6.7	—	3.4	8.5	10.6
Jul	12.6	12.9	5.0	5.5	1.8	1.0	6.7	—	4.1	8.7	11.0
Aug	10.0	12.9	5.0	4.6	2.2	1.2	6.7	—	4.2	7.7	11.0
Sep	11.0	7.4	5.1	7.2	2.2	3.0	6.7	—	5.3	8.0	11.1
Oct	8.3	7.4	5.1	7.5	2.2	3.0	6.7	—	5.9	7.3	10.3
Nov	8.3	7.3	5.1	7.4	2.1	2.8	6.7	—	5.8	7.2	10.1
Dec	7.0	8.8	5.1	8.6	2.1	3.3	6.7	—	5.5	6.9	9.0

2009: Jan	6.6	6.5	7.7	15.7	1.5	5.3	7.0	13.2	10.2	8.2	8.1
Feb	6.6	6.5	10.0	14.8	1.5	6.5	7.0	13.4	11.3	8.5	8.6
Mar	5.5	6.2	10.0	13.3	1.5	19.9	10.5	13.5	11.2	8.4	8.5
Apr	5.5	6.2	10.0	14.4	1.9	21.1	10.5	13.5	10.8	8.4	8.4
May	5.5	6.2	10.3	14.1	1.9	20.9	10.5	13.0	10.8	8.4	8.0
Jun	4.9	6.4	10.3	5.7	1.9	20.4	10.5	12.0	11.0	7.6	6.9
Jul	5.7	6.4	10.3	4.4	1.9	20.3	10.5	10.4	12.3	8.0	6.7
Aug	5.8	6.4	10.3	5.1	2.7	21.5	10.5	9.6	12.1	8.1	6.4
Sep	5.7	6.4	10.3	2.7	2.3	20.0	10.5	10.0	11.5	7.8	6.1
Oct	5.7	6.4	10.3	2.7	2.3	20.1	10.5	7.9	10.9	7.4	5.9
KB710

1.	Source: Statistics South Africa (Stats SA). Published according to the COICOP Classification

2.	Weights based on expenditure patterns in 2000 were applied to data as from January 2002 up to December 2008. New weights base on the expenditure patterns in 2005 were applied to data as from 2009. These new weights are shown.

3.	According to the new methodology applied by Stats SA. Some historical data are not available.

4.	Compared with the same month of the previous year.

5.	Component series have been linked backwards with related components of the new consumer price index for all urban areas, before January 2008, where data allowed. Fixed factors were used based on January 2008.

Quarterly Bulletin December 2009	S–139

South African Reserve Bank
Producer prices
Seasonally adjusted1,4
Indices: 2000=100

	Domestic output of South African industry groups											Commodities
			Manufacturing
					Products	Chemical
	Agriculture,	Mining		Paper	of	and				Electricity,
	forestry	and		and paper	petroleum	chemical	Basic			gas, steam
	and fishing	quarrying	Food	products	and coal	products	metals	Transport	Total[2]	and water	Total	Imported	Exported
Period	(7130N)	(7131N)	(7132N)	(7133N)	(7134N)	(7135N)	(7136N)	(7137N)	(7138N)	(7139N)	(7140N)	(7141N)	(7142N)

Weights[3]	9.95	19.41	5.87	4.96	4.98	6.74	6.66	5.83	62.31	8.33	100.0	100.0	100.0

2001	109.1	109.9	107.4	107.9	113.1	106.9	108.0	106.0	107.1	106.0	107.6	110.0	107.2
2002	130.2	124.4	133.6	123.0	132.3	121.2	121.7	114.6	121.4	106.2	122.0	127.1	121.0
2003	124.0	116.6	138.3	128.5	120.2	127.3	122.4	122.7	126.9	105.0	124.8	121.8	117.4
2004	122.7	127.8	135.9	127.7	129.4	130.0	129.9	124.7	129.5	107.9	127.7	117.0	120.3
2005	116.9	143.6	134.4	130.3	163.3	131.9	140.5	126.3	134.2	113.9	132.4	121.2	127.6
2006	135.4	159.4	143.7	134.7	196.6	136.0	157.0	129.2	142.8	120.0	142.6	130.6	138.1
2007	163.7	176.3	163.7	144.7	222.3	145.0	187.5	133.1	156.8	128.6	158.2	143.2	156.7
2008	181.0	199.8	193.5	159.5	284.0	165.3	243.2	139.2	180.6	149.0	180.8	166.7	169.5

2006: Nov	142.4	169.9	150.3	137.6	196.5	139.3	180.6	130.6	149.0	123.3	149.2	138.3	148.7
Dec	144.4	165.9	151.1	138.1	201.3	139.6	180.6	130.9	149.7	124.0	149.8	136.6	148.8

2007: Jan	145.7	169.0	151.5	140.7	207.8	140.9	182.3	131.2	150.9	123.5	150.9	138.8	149.7
Feb	149.9	167.4	151.4	140.9	203.0	141.3	186.1	131.6	151.8	123.5	151.7	138.5	152.0
Mar	155.5	174.6	154.1	141.3	209.0	141.6	188.9	132.1	152.9	124.8	154.3	139.0	155.0
Apr	156.9	176.9	156.5	143.3	214.3	143.7	194.0	132.3	155.0	126.3	156.1	139.5	157.4
May	159.8	176.6	159.8	143.8	221.7	144.2	197.2	132.8	156.7	128.7	157.8	140.1	159.2
Jun	163.0	178.4	162.5	144.5	227.7	144.9	197.2	133.0	158.0	129.5	159.1	141.0	160.5
Jul	166.5	176.9	164.5	145.7	223.3	146.5	193.0	133.2	158.2	131.6	159.7	143.3	158.8
Aug	170.7	178.5	166.5	146.2	221.5	146.8	186.3	133.3	158.1	129.7	160.2	144.9	157.5
Sep	171.6	178.8	169.1	146.7	217.4	147.2	180.2	133.5	157.8	131.0	160.2	145.5	155.7
Oct	177.5	179.7	174.0	147.2	222.6	147.2	180.6	133.8	159.1	131.2	161.7	146.7	156.4
Nov	173.6	177.7	176.9	147.6	237.0	147.5	182.6	134.7	160.5	131.9	162.5	148.7	158.5
Dec	173.1	181.4	177.6	148.2	262.2	147.9	182.1	135.0	162.0	131.0	164.0	152.3	160.4

2008: Jan	182.2	189.1	179.9	151.7	277.9	152.9	183.5	135.3	164.3	134.0	166.8	155.9	162.0
Feb	180.8	194.3	182.1	151.9	284.5	153.6	186.3	134.4	166.3	134.1	168.9	159.6	164.3
Mar	184.0	207.4	185.6	152.4	287.3	154.0	187.0	134.9	167.6	132.8	172.7	161.6	167.4
Apr	177.9	214.1	187.1	154.4	287.0	158.8	189.4	134.2	170.1	139.4	175.5	169.1	166.9
May	174.3	217.4	190.4	156.5	296.7	161.6	270.4	135.1	183.0	140.0	183.7	172.3	169.6
Jun	178.7	209.8	193.9	157.2	319.6	163.8	269.2	136.0	185.9	135.3	185.9	175.6	171.6
Jul	183.2	205.4	198.8	161.8	313.7	171.2	274.5	136.3	188.4	157.2	189.8	175.8	170.3
Aug	182.3	205.1	200.6	162.9	301.1	174.0	273.3	143.9	190.3	157.0	190.8	178.2	169.7
Sep	182.3	191.5	202.2	163.5	286.7	174.3	270.6	144.2	189.6	160.5	185.9	174.5	170.7
Oct	182.6	192.2	201.1	166.2	276.2	172.7	271.9	144.5	189.3	164.5	185.1	161.9	176.6
Nov	181.2	186.2	200.4	167.2	248.5	173.1	270.1	145.5	186.8	165.6	183.0	158.2	176.1
Dec	182.4	184.8	200.3	168.0	228.9	173.3	272.7	145.8	185.8	168.1	182.1	157.7	168.1

2009: Jan	199.5	180.7	201.7	171.9	207.1	170.0	279.9	145.8	185.5	166.5	182.7	148.2	167.0
Feb	192.8	185.8	202.4	172.8	214.2	169.5	270.5	145.8	184.6	168.8	182.3	145.6	167.6
Mar	182.7	183.3	203.1	173.4	218.0	170.1	265.9	146.1	185.6	172.0	182.1	145.3	166.7
Apr	182.6	181.9	203.4	173.0	205.6	166.7	260.0	147.5	183.7	167.2	180.3	144.2	162.0
May	176.6	185.1	202.4	173.7	202.5	167.4	228.8	147.4	179.5	167.0	177.2	143.5	158.5
Jun	175.7	174.8	201.2	174.8	199.8	168.0	222.8	147.5	179.2	161.1	176.9	144.1	154.0
Jul	178.1	173.5	200.0	172.7	207.2	163.4	226.2	147.7	179.5	193.1	181.5	144.9	153.9
Aug	177.2	173.9	200.4	173.6	211.1	164.3	235.2	146.0	180.5	194.4	182.4	146.4	154.2
Sep	175.8	171.5	198.4	174.4	214.2	165.1	235.3	146.1	181.1	196.3	179.1	146.2	152.3
Oct	177.8	180.7	197.8	174.9	209.5	162.1	236.2	146.4	180.2	193.1	179.2	145.4	154.1
KB704

1.	Source: Statistics South Africa.

2.	Manufacturing weight total is non-additive as it excludes: tobacco products, textiles and made-up goods, wearing apparel, leather and leather products, footwear and wood products and other manufacturing.

3.	Weights determined in the base period for domestic output of South African industry group.

4.	Seasonally adjusted by the South African Reserve Bank.

S–140	Quarterly Bulletin December 2009

South African Reserve Bank
Composite business cycle indicators
Seasonally adjusted
Indices: 2000=100

	South Africa			Trading-partner countries[1]
				Leading indicator			Coincident indicator
	Leading	Coincident	Lagging
	indicator	indicator	indicator	US2	Other countries[3]	Total	US2	Other countries[3]	Total
Period	(7090N)	(7091N)	(7092N)	(7093N)	(7094N)	(7095N)	(7096N)	(7097N)	(7098N)

2001	99.8	103.2	101.1	98.2	96.4	97.2	99.4	101.9	100.9
2002	107.6	108.1	103.5	103.1	95.4	98.6	98.9	100.9	100.1
2003	104.0	109.6	108.9	108.2	97.9	102.2	99.2	101.0	100.3
2004	115.2	120.3	105.8	115.9	104.8	109.4	101.2	104.1	102.9
2005	118.5	129.7	106.2	119.0	108.5	112.8	103.8	106.1	105.1
2006	125.4	141.7	110.9	120.9	114.8	117.3	106.3	111.6	109.4
2007	126.1	152.8	114.5	120.5	117.3	118.6	108.0	118.0	113.8
2008	118.0	154.1	125.1	117.1	113.9	115.2	107.1	118.4	113.7

2006: Nov	126.7	147.3	112.5	120.6	116.0	117.9	106.9	114.2	111.2
Dec	126.6	148.3	113.2	121.3	116.1	118.2	107.3	115.1	111.9

2007: Jan	126.8	148.7	112.3	121.0	116.2	118.2	107.2	115.4	112.0
Feb	126.9	149.9	112.2	120.6	116.5	118.2	107.4	116.1	112.5
Mar	127.2	151.4	113.3	120.9	116.4	118.2	107.6	116.6	112.9
Apr	126.7	151.4	113.4	120.6	117.4	118.7	107.7	116.9	113.1
May	126.6	153.0	112.0	120.9	117.6	119.0	107.8	117.4	113.4
Jun	126.0	152.5	112.6	120.6	117.9	119.0	107.9	117.8	113.7
Jul	126.1	152.8	114.3	121.4	118.1	119.5	108.2	118.2	114.1
Aug	126.1	153.6	114.7	120.4	117.7	118.8	108.3	118.6	114.4
Sep	125.7	153.5	116.7	120.4	117.7	118.8	108.4	119.0	114.6
Oct	125.7	154.9	116.4	119.9	117.5	118.5	108.5	119.5	115.0
Nov	125.8	156.0	117.0	119.5	117.3	118.2	108.5	119.8	115.1
Dec	123.7	155.5	119.1	119.4	117.2	118.1	108.4	120.0	115.2

2008: Jan	123.5	155.3	121.1	118.8	116.4	117.4	108.3	121.0	115.8
Feb	124.5	156.5	122.8	118.4	116.2	117.1	108.1	121.5	116.0
Mar	124.0	156.3	122.5	118.2	115.5	116.6	108.0	121.1	115.7
Apr	122.6	157.7	122.1	118.3	116.2	117.1	108.0	120.9	115.6
May	122.0	157.2	122.5	118.2	117.1	117.6	107.8	120.4	115.2
Jun	121.7	157.4	123.8	118.3	116.8	117.4	107.7	119.7	114.8
Jul	120.2	156.6	125.0	117.5	115.5	116.3	107.5	119.2	114.4
Aug	116.6	156.3	126.0	116.6	115.6	116.0	107.1	118.5	113.8
Sep	114.3	153.5	127.3	116.6	113.4	114.7	105.9	117.4	112.6
Oct	110.8	150.9	128.7	115.4	109.7	112.1	106.1	115.8	111.8
Nov	108.4	147.1	129.7	114.7	108.0	110.8	105.4	114.0	110.5
Dec	106.9	144.1	129.8	114.6	106.2	109.7	104.7	111.9	108.9

2009: Jan	105.6	140.6	130.6	114.3	104.8	108.7	103.8	109.3	107.0
Feb	105.9	137.9	128.9	113.8	103.9	108.0	103.1	106.8	105.3
Mar	105.3	136.7	128.3	113.5	104.1	108.0	102.2	105.7	104.3
Apr	106.7	135.3	126.0	114.6	105.4	109.2	101.7	105.3	103.8
May	108.3	135.1	124.6	116.1	106.9	110.7	101.3	105.2	103.6
Jun	110.0	134.6	122.3	117.2	106.9	111.2	100.9	105.4	103.5
Jul	110.1	134.9	122.7	118.3	108.1	112.3	101.0	105.7	103.8
Aug	112.5	133.7	122.8	118.8	110.0	113.6	101.1	105.9	103.9
Sep	114.6	—	—	119.9	110.6	114.5	101.0	—	—
Oct	—	—	—	120.3	—	—	101.0	—	—
KB707

1.	Including, apart from the United States of America, also the United Kingdom, Germany, France, Italy, Canada and Japan.

2.	Source of basic data: The Conference Board, Inc., New York, United States of America.

3.	Source of basic data: Foundation for International Business and Economic Research, New York, United States of America.

Quarterly Bulletin December 2009	S–141

Key information	South African Reserve Bank
Money and banking
Selected data

	Percentage changes[1]
	Monetary aggregates[2]				Credit[3]			Income velocity of circulation of money[6]
					Private sector
							Total domestic
					Total loans	Total	credit
	M1(A)	M1	M2	M3	and advances[4]	claims[5]	extention	V1(A)	V1	V2	V3
Period	(1370A)	(1371A)	(1373A)	(1374A)	(1369A)	(1347A)	(1368A)	(1420K)	(1421K)	(1422K)	(1423K)

2003	11.16	8.24	15.94	12.88	12.52	19.18	16.08	6.61	3.63	1.87	1.67
2004	11.65	8.69	11.63	13.13	16.52	13.80	12.73	6.28	3.50	1.85	1.64
2005	19.43	19.35	17.68	20.45	21.15	19.49	14.45	5.99	3.40	1.78	1.57
2006	15.77	20.40	20.06	22.54	27.63	25.84	23.18	5.75	3.17	1.67	1.43
2007	18.54	21.90	20.70	23.59	22.14	21.53	21.77	5.53	3.02	1.60	1.33
2008	4.79	2.07	11.84	14.79	13.99	13.60	18.37	5.72	3.05	1.55	1.26

2006: Aug	13.32	16.83	17.78	21.74	26.13	25.04	21.16	...	...	...	...
Sep	13.25	15.73	19.15	21.95	26.18	25.30	21.69	5.84	3.13	1.68	1.44
Oct	15.10	19.76	20.79	23.71	26.75	27.49	24.17	...	...	...	...
Nov	19.18	20.64	22.29	25.56	27.35	26.78	24.14	...	...	...	...
Dec	15.77	20.40	20.06	22.54	27.63	25.84	23.18	5.80	3.17	1.65	1.41

2007: Jan	10.46	15.53	17.46	22.05	27.11	24.81	21.26	...	...	...	...
Feb	20.80	20.97	18.01	23.01	27.77	26.10	25.25	...	...	...	...
Mar	19.58	19.72	15.74	20.02	26.19	24.05	23.67	5.73	3.18	1.68	1.40
Apr	21.09	19.14	18.33	22.27	27.37	25.02	25.10	...	...	...	...
May	21.91	21.37	18.89	22.67	27.44	24.80	25.82	...	...	...	...
Jun	19.58	19.33	18.96	23.41	27.74	24.81	24.66	5.37	3.00	1.61	1.33
Jul	17.51	15.13	21.57	24.46	26.14	23.20	23.63	...	...	...	...
Aug	22.34	24.63	24.39	25.80	25.28	23.28	24.62	...	...	...	...
Sep	20.93	21.42	22.06	24.94	25.16	22.59	23.31	5.44	2.92	1.54	1.29
Oct	17.27	18.64	19.60	23.34	24.47	22.38	24.06	...	...	...	...
Nov	15.24	21.94	20.55	23.13	23.20	22.70	24.04	...	...	...	...
Dec	18.54	21.90	20.70	23.59	22.14	21.53	21.77	5.60	2.99	1.56	1.30

2008: Jan	18.72	31.12	21.50	24.46	23.78	23.26	26.85	...	...	...	...
Feb	11.34	21.45	18.04	20.56	21.65	20.83	21.68	...	...	...	...
Mar	10.28	15.44	19.67	20.43	23.14	22.57	22.78	5.66	2.90	1.58	1.29
Apr	10.21	10.03	19.93	20.75	21.55	20.03	20.92	...	...	...	...
May	9.87	12.29	19.36	20.60	21.48	20.57	21.24	...	...	...	...
Jun	11.11	14.31	17.99	19.82	21.63	20.89	23.12	5.65	3.07	1.55	1.27
Jul	8.68	9.83	15.01	19.05	20.23	19.65	22.66	...	...	...	...
Aug	3.96	4.24	10.44	16.25	19.63	18.75	20.36	...	...	...	...
Sep	3.30	7.16	11.50	16.35	17.64	16.35	19.04	5.84	3.11	1.56	1.26
Oct	8.79	7.90	13.10	16.84	17.08	16.42	19.05	...	...	...	...
Nov	8.60	5.44	13.26	17.52	16.57	15.37	19.16	...	...	...	...
Dec	4.79	2.07	11.84	14.79	13.99	13.60	18.37	5.70	3.09	1.53	1.23

2009: Jan	4.62	-6.01	13.69	13.94	11.44	11.85	14.64	...	...	...	...
Feb	3.99	-5.12	13.76	13.17	10.24	11.05	13.93	...	...	...	...
Mar	3.64	-2.04	10.01	10.58	7.29	8.51	11.27	5.78	3.22	1.49	1.22
Apr	2.96	4.77	7.97	8.49	6.32	8.47	11.03	...	...	...	...
May	2.85	3.47	7.69	7.80	3.86	5.65	7.76	...	...	...	...
Jun	1.04	1.44	4.86	6.07	2.22	3.98	5.57	5.80	3.15	1.51	1.24
Jul	6.84	3.82	3.75	5.70	2.09	3.31	4.85	...	...	...	...
Aug	6.63	4.86	4.82	5.49	0.80	2.34	4.34	...	...	...	...
Sep	3.57	1.15	2.48	4.00	-0.18	1.49	3.44	5.80	3.14	1.57	1.25
KB800

1.	Measured over a twelve-month period.

2.	Based on the consolidated liabilities of the monetary sector (as defined on pages S–18 and S–19).

3.	Domestic credit extended by all monetary institutions.

4.	Total of instalment sale credit, leasing finance, mortgage advances and other loans and advances.

5.	Total of investments, bills discounted, instalment sale credit, leasing finance, mortgage advances and other loans and advances.

6.	The ratio of the gross domestic product at current prices, seasonally adjusted, to the average value of the relevant seasonally adjusted monetary aggregate.

S–142	Quarterly Bulletin December 2009

South African Reserve Bank	Key information
Capital market
Selected data

	Percentage change[1,2]
	Real
	estate	Total	Total	Total value	Share prices
		value	nominal	of						Total value
		of	value of	derivatives						of share
	Transfer	shares	bonds	contracts						capital
	duty[4]	traded[3]	traded[3]	traded[3,5]	Gold mining	Resources	Financial	Industrial	All classes	raised[3]
Period	(2072A)	(2039A)	(2042A)	(2047A)	(2073A)	(2074A)	(2075A)	(2076A)	(2077A)	(2048A)

2001	16.9	31.7	70.7	150.8	100.7	82.0	-9.1	1.3	24.3	277.8
2002	21.6	-4.4	-42.9	-42.4	75.4	-4.9	-7.5	-7.3	-6.3	-19.1
2003	62.3	11.3	15.3	32.1	-12.7	-3.3	3.4	18.0	4.9	-75.2
2004	39.3	42.3	-29.5	17.2	-28.5	-4.4	43.8	42.6	23.1	-35.8
2005	19.0	28.6	10.1	77.9	39.0	64.3	26.2	28.9	39.9	1136.7
2006	-25.9	21.2	40.8	62.5	20.9	44.9	27.5	34.5	35.6	-67.9
2007	5.1	47.9	18.4	69.4	-16.8	31.3	6.1	18.6	21.5	199.4
2008	-28.6	-13.5	29.5	-51.0	-14.7	-38.4	-30.5	-27.9	-33.4	11.9

2006: Sep	-21.4	33.7	51.8	72.5	35.8	53.4	21.3	24.4	33.5	-0.8
Oct	-23.5	41.1	81.6	39.9	27.8	57.1	29.8	30.9	39.8	-92.5
Nov	-24.2	50.6	44.3	54.0	27.8	45.4	30.1	30.5	35.4	520.3
Dec	-25.9	21.2	40.8	62.5	20.9	44.9	27.5	34.5	35.6	-67.9

2007: Jan	-27.7	31.4	70.3	60.9	-0.3	33.6	25.6	31.8	30.7	133.4
Feb	-11.8	24.6	38.3	22.3	-4.0	39.2	23.8	31.9	32.8	-45.3
Mar	-12.2	22.6	30.0	59.4	6.1	44.1	18.4	28.2	31.9	283.1
Apr	9.7	17.5	11.6	49.9	4.4	41.9	24.5	31.9	34.2	70.8
May	6.7	16.2	15.7	28.7	-3.1	39.1	29.0	37.3	36.2	90.8
Jun	24.2	10.5	5.5	34.7	-1.6	50.4	33.3	47.1	45.6	-50.5
Jul	28.3	86.6	41.6	93.0	-15.0	37.9	32.0	45.3	39.2	-82.8
Aug	23.5	67.3	24.1	123.2	-21.1	23.4	24.5	35.2	27.6	1086.9
Sep	11.5	32.3	4.0	50.0	-3.3	39.0	18.7	34.5	33.2	255.5
Oct	27.1	87.8	9.8	77.0	-6.6	40.7	21.1	38.5	36.0	-9.5
Nov	8.6	63.0	8.6	114.5	-10.7	35.2	14.9	25.6	27.6	14.9
Dec	5.1	47.9	18.4	69.4	-16.8	31.3	6.1	18.6	21.5	199.4

2008: Jan	13.1	46.1	19.1	110.5	-7.4	24.6	-12.6	0.3	7.6	46.1
Feb	-9.2	28.9	30.3	92.5	-13.9	34.9	-16.0	-4.8	9.8	-78.0
Mar	-22.2	16.6	14.4	30.6	-4.9	42.6	-17.1	-0.9	14.5	-22.8
Apr	-2.7	33.0	73.4	55.8	-18.2	33.3	-21.9	-3.8	8.8	-18.5
May	-22.7	15.4	41.3	8.3	-10.1	39.4	-26.9	-2.0	11.1	-48.8
Jun	-27.2	7.0	42.5	21.2	-15.3	30.2	-30.6	-6.7	5.2	354.9
Jul	-33.9	8.9	34.1	23.4	-14.4	9.4	-30.6	-14.5	-6.8	84.5
Aug	-45.6	-10.8	38.5	-30.6	-22.1	9.4	-22.0	-8.2	-3.1	-90.7
Sep	-39.9	32.4	87.2	-12.0	-35.9	-14.0	-21.9	-13.4	-15.4	1.1
Oct	-43.9	4.5	38.4	-4.9	-35.9	-40.6	-35.8	-28.6	-35.6	-28.9
Nov	-39.6	-27.2	28.8	-47.9	-36.6	-44.7	-36.9	-30.4	-38.4	-91.7
Dec	-28.6	-13.5	29.5	-51.0	-14.7	-38.4	-30.5	-27.9	-33.4	11.9

2009: Jan	-42.3	-35.3	-8.1	-54.9	-12.3	-33.3	-23.6	-19.3	-27.0	315.1
Feb	-39.8	-32.7	-11.2	-47.0	5.4	-44.9	-28.0	-21.6	-35.1	371.1
Mar	-30.2	-4.2	2.7	-50.1	-0.1	-47.7	-29.6	-27.8	-39.0	-78.6
Apr	-47.9	-17.2	-40.1	-42.9	-6.2	-48.3	-22.3	-25.1	-37.4	-53.1
May	-36.6	-19.2	-31.1	-21.7	-2.4	-48.3	-15.1	-24.2	-36.4	902.6
Jun	-35.7	-14.3	-40.5	-51.5	6.6	-44.7	-5.4	-19.2	-31.9	-64.2
Jul	-21.9	-18.4	-41.2	-48.4	-2.8	-37.3	2.9	-7.4	-22.2	-42.4
Aug	-14.8	-0.9	-44.5	-22.4	26.3	-22.7	0.7	-6.3	-13.6	16.3
Sep	-0.5	-20.7	-38.5	-17.9	41.8	-10.5	2.6	-2.9	-5.7	222.1
Oct	12.7	-17.6	-39.7	-21.2	47.5	22.8	22.3	14.3	19.2	205.2
KB801

1.	Measured over a twelve-month period.

2.	Annual figures reflect the values as at December.

3.	Source: The JSE Limited.

4.	As from 1 March 2006 the thresholds for transfer duty exemption changed.

5.	Including futures and options contracts on equity, commodity, warrants and Yield-X products.

Quarterly Bulletin December 2009	S–143

Key information	South African Reserve Bank
Public finance1
Selected data

	Percentage change[2]
	National Revenue account[3]											National
							Taxes on					government
							interna-					finances,
	Taxes on		Taxes on goods and services				tional					cash-flow
	income,			Excise duties			trade					adjusted
	profits and	Taxes	Value-		Other		and				Total
	capital	on	added		excise		transac-	Other	Non-tax	Total	expen-		Expen-
	gains	property	tax[4]	Fuel levy	duties	Total	tions	taxes	revenue	revenue	diture	Revenue	diture
End of	(4573E)	(4577E)	(4578E)	(4579E)	(4580E)	(4582E)	(4592E)	(4593E)	(4596E)	(4597E)	(4601E)	(4045E)	(4049E)

Budget[5]
2008/2009	11.4	19.6	11.0	11.3	14.9	12.2	16.2	-9.0	3.8	11.7	12.9	—	—
2009/2010	1.4	9.9	9.4	20.9	15.5	12.6	10.9	-100.0	-7.5	5.6	16.2	—	—

31 March

2004	4.5	31.9	15.0	8.6	9.0	12.9	-12.5	-32.5	23.1	7.2	12.8	7.4	13.2
2005	13.5	34.4	21.7	12.2	14.6	19.3	57.9	-23.4	3.1	16.2	12.1	16.2	11.0
2006	18.2	23.6	16.5	6.6	11.3	14.7	37.0	-7.7	38.1	18.4	13.1	18.5	13.6
2007	21.3	-7.2	17.6	9.6	12.0	15.8	31.9	-0.2	44.0	17.4	12.8	16.8	13.1
2008	18.6	15.0	11.9	8.7	11.7	11.5	12.8	-19.4	-5.8	16.0	15.2	15.9	15.5
2009	15.5	-20.3	2.6	4.8	7.8	3.4	-15.6	-29.2	8.6	8.8	17.4	9.4	17.3

31 December

2003	4.6	18.2	11.8	4.5	10.6	10.9	-13.9	-116.0	57.5	4.9	12.8	4.3	13.7
2004	9.7	40.0	21.5	15.5	10.9	19.0	41.7	-61.5	-7.0	13.7	11.4	13.5	12.2
2005	19.2	25.4	17.3	7.2	12.1	15.2	49.8	-629.0	37.0	20.1	12.8	20.6	12.6
2006	19.6	-0.5	18.5	5.6	10.1	15.8	29.4	-49.5	38.5	17.6	14.1	17.2	13.2
2007	21.0	12.5	12.8	14.0	13.8	12.9	16.4	16.1	3.8	15.7	13.6	15.4	14.9
2008	16.8	-14.4	4.0	2.4	9.0	4.5	-5.7	74.2	5.4	11.7	17.6	12.2	18.0

2004: 04	17.8	45.4	19.7	15.6	3.4	17.0	54.4	-87.3	-16.0	16.9	13.2	18.1	12.8

2005: 01	22.3	28.3	21.4	6.7	14.0	17.9	85.9	-274.3	10.2	23.4	12.4	24.3	8.6
02	22.4	24.0	9.7	11.6	11.4	10.6	29.2	-591.3	5.8	19.6	14.3	19.6	12.8
03	18.3	29.6	19.5	8.1	11.2	16.8	57.1	100.5	85.7	21.4	11.2	21.8	14.7
04	14.9	20.6	18.0	3.1	11.7	15.3	39.5	106.9	32.6	16.7	13.4	17.1	14.9

2006: 01	18.0	20.9	17.8	4.3	10.9	15.5	23.1	-79.5	16.0	16.5	13.6	16.4	12.5
02	16.5	2.9	20.8	7.2	14.6	17.9	40.8	-43.3	17.1	15.7	10.2	14.7	9.7
03	22.9	-10.0	22.0	6.0	8.3	18.3	32.5	-9.3	19.6	20.2	13.3	21.2	10.9
04	20.5	-12.7	14.0	5.1	6.8	12.2	23.7	11.0	128.4	17.7	19.8	16.4	20.0

2007: 01	24.6	-8.2	14.9	20.0	17.6	15.5	34.1	73.1	39.5	16.0	9.0	14.8	12.3
02	19.6	7.3	14.2	9.8	11.3	13.1	17.7	121.3	24.5	15.8	16.8	19.0	18.9
03	16.0	25.1	5.2	7.8	10.0	6.0	7.1	223.0	2.5	12.0	13.7	9.4	11.7
04	23.6	30.5	17.0	18.8	15.6	16.8	12.6	-333.4	-27.3	18.7	15.4	18.7	17.3

2008: 01	15.5	-0.7	11.5	-0.2	10.0	10.4	15.4	-62.6	-7.3	17.1	14.9	16.8	14.7
02	16.8	-9.0	5.6	7.5	12.7	6.7	-0.5	-32.8	4.6	12.5	8.1	12.7	9.7
03	18.8	-21.7	6.4	3.5	8.1	6.3	-9.0	-17.7	1.1	11.1	21.2	12.6	21.3
04	16.2	-23.6	-6.5	-0.8	5.5	-4.7	-23.9	-217.7	29.5	6.9	25.7	7.1	25.7

2009: 01	10.9	-26.3	5.7	9.4	6.0	6.1	-25.4	-992.9	3.9	5.6	14.6	6.2	12.6
02	-1.6	-20.5	-31.0	6.5	-1.8	-22.8	-33.3	361.5	-34.6	-10.0	32.5	-11.6	28.0
03	-7.0	-12.8	-2.9	26.2	4.0	3.4	-28.6	-250.3	-48.5	-7.0	13.6	-6.2	12.7
KB802

1.	Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions as reported in the Statement of the National Revenue, Expenditure and Borrowing and is therefore not strictly comparable with data prior to April 2000. Total revenue includes amounts in transit before April 2000.

2.	Compared with the corresponding period of the preceding fiscal year.

3.	The information on this page is an analysis of the National Revenue Fund.

4.	Sales duty is included before 1983 and general sales tax before October 1991.

5.	Compared with the actual outcome of previous fiscal years.

S–144	Quarterly Bulletin December 2009

South African Reserve Bank	Key information
Public finance
Selected data

	Percentage of GDP						Percentage of total revenue
							Taxes on income, profits			Taxes on goods
	National government finance						and capital gains			and services			Taxes
						Non-							on
						financial					Excise duties		interna-
				Deficit (-)/	Total	public-	Payable						tional
				surplus (+)	national	sector	by persons	Payable					trade
				adjusted	govern-	borrowing	and	by		Value-		Other	and
		Expen-	Deficit (-)/	for cash	ment	require-	indivi-	compa-		added		excise	transac-
	Revenue	diture	surplus (+)	flows	debt[1]	ment	duals	nies[2]	Total[3]	tax[4]	Fuel levy	duties	tions
End of	(4433K)	(4434K)	(4420K)	(4423K)	(4424K)	(4432K)	(4429K)	(4430K)	(4425K)	(4431K)	(4437K)	4435K)	(4438K)

Budget[5]
2008/2009	27.3	26.7	0.6	—	—	1.2	30.7	28.5	59.1	26.7	4.2	3.5	5.0
2009/2010	26.0	29.9	-3.9	—	—	7.5	32.4	28.1	60.5	26.3	4.7	3.7	3.9

31 March

2004	23.2	25.5	-2.3	-2.2	36.7	2.1	33.2	24.3	57.5	27.0	5.6	4.0	3.4
2005	24.0	25.4	-1.5	-1.1	35.0	1.4	32.2	24.0	56.2	28.3	5.4	4.0	3.8
2006	25.5	25.8	-0.3	-0.1	32.6	-0.6	30.7	25.4	56.1	27.8	4.8	3.7	4.4
2007	26.3	25.6	0.7	0.8	28.6	-0.1	29.3	28.7	58.0	27.9	4.5	3.6	5.0
2008	26.9	26.0	0.9	0.9	24.0	0.0	30.3	29.0	59.3	26.9	4.2	3.4	4.8
2009	26.2	27.4	-1.2	-1.0	22.4	3.8	32.2	30.8	63.0	25.4	4.1	3.4	3.8

31 December

2003	22.7	25.2	-2.5	-2.2	39.3	1.7	34.2	24.3	58.5	26.5	5.5	4.2	2.8
2004	23.2	25.2	-2.0	-1.9	36.7	2.2	33.2	23.2	56.4	28.3	5.6	4.1	3.5
2005	25.1	25.6	-0.5	-0.3	34.7	-0.7	31.0	24.9	56.0	27.7	5.0	3.8	4.4
2006	26.3	26.0	0.3	0.6	32.5	-0.1	29.3	27.6	56.9	27.9	4.5	3.5	4.8
2007	26.6	25.9	0.7	0.7	26.9	0.6	30.1	29.5	59.5	27.2	4.4	3.5	4.9
2008	26.3	26.9	-0.6	-0.6	23.8	2.3	31.8	30.5	62.2	25.3	4.1	3.4	4.1

2004: 04	24.5	22.5	2.0	2.4	36.7	-1.6	30.5	26.4	56.9	27.8	5.3	3.9	4.2

2005: 01	26.7	28.3	-1.6	-0.5	35.0	3.0	31.9	22.9	54.8	28.9	4.9	4.1	3.7
02	23.5	25.5	-1.9	-2.1	35.7	-1.6	31.4	26.9	58.3	26.0	5.3	3.8	3.8
03	24.7	26.1	-1.5	-1.7	35.1	-0.8	31.3	23.7	54.9	27.5	5.1	3.5	4.9
04	25.7	22.9	2.8	3.0	34.7	-3.0	29.7	26.4	56.1	28.1	4.7	3.8	5.1

2006: 01	27.9	28.8	-0.9	0.4	32.6	2.8	30.7	24.8	55.5	29.2	4.4	3.9	4.0
02	24.6	25.4	-0.8	-1.1	33.8	-2.2	29.0	29.7	58.7	27.2	4.9	3.8	4.6
03	25.9	25.9	0.0	0.6	33.9	1.0	29.4	26.8	56.2	27.9	4.5	3.2	5.4
04	26.7	24.2	2.5	2.4	32.5	-1.7	28.2	29.2	57.4	27.2	4.2	3.4	5.3

2007: 01	27.9	27.1	0.8	1.0	28.6	2.1	30.4	29.2	59.6	29.0	4.6	3.9	4.6
02	24.6	25.6	-1.0	-1.1	27.9	-0.0	29.5	31.2	60.7	26.8	4.7	3.6	4.7
03	26.1	26.5	-0.4	0.0	27.5	1.2	32.9	25.3	58.2	26.2	4.3	3.1	5.1
04	27.8	24.5	3.3	2.8	26.9	-0.9	27.8	32.0	59.8	26.8	4.2	3.3	5.0

2008: 01	28.8	27.4	1.4	1.6	24.0	-0.1	31.1	27.8	58.8	27.6	3.9	3.7	4.5
02	24.0	24.0	-0.0	-0.4	23.6	0.8	30.9	32.0	63.0	25.1	4.5	3.6	4.1
03	25.3	28.0	-2.7	-1.9	23.3	5.2	34.8	27.5	62.2	25.1	4.0	3.0	4.2
04	27.1	28.1	-1.0	-1.5	23.8	3.2	30.3	34.7	65.0	23.4	3.9	3.3	3.6

2009: 01	28.5	29.4	-0.9	-0.1	22.4	5.8	32.8	29.0	61.8	27.6	4.0	3.7	3.2
02	20.5	30.3	-9.7	-9.6	23.9	8.9	37.4	31.4	68.8	19.3	5.3	4.0	3.1
03	22.5	30.4	-7.9	-6.6	25.5	8.8	36.6	25.6	62.2	26.2	5.4	3.4	3.2
KB803

1.	As at the end of the period. Including national government loan debt and the Gold and Foreign Exchange Contingency Reserve Account.

2.	Companies include corporations and other enterprises. Including secondary tax on companies and tax on retirement funds.

3.	Including other taxes on income and profits not divisible between individuals and companies.

4.	Sales duty is included before 1983 and general sales tax before October 1991.

5.	Compared with the actual outcome of previous fiscal years.

Quarterly Bulletin December 2009	S–145

Key information	South African Reserve Bank
Balance of payments
Percentage changes in selected data1

							Service	Income				Service	Income
	Merchandise exports, free on board			Net gold exports			receipts	receipts	Merchandise imports, free on board			payments	payments
	Value	Prices	Volume[2]	Value	Prices	Volume[2]	Value	Value	Value	Prices	Volume[2]	Value	Value
Period	(5000Q)	(5372Q)	(5373S)	(5001Q)	(5370Q)	(5371S)	(5002Q)	(5680Q)	(5003Q)	(5374Q)	(5375S)	(5004Q)	(5681Q)

2003	-10.5	-9.7	-0.3	-26.4	-15.6	-13.0	21.1	-5.9	-6.4	-11.0	4.6	4.6	7.9
2004	8.7	3.1	5.4	-10.6	-4.5	-6.3	0.1	-1.9	17.8	0.8	17.9	10.2	-13.2
2005	17.6	4.8	11.0	-5.8	7.5	-12.5	13.2	40.9	15.6	3.5	11.8	16.2	24.9
2006	24.4	15.3	8.3	31.3	44.5	-9.2	15.1	39.4	32.4	9.8	19.9	25.2	24.6
2007	19.8	14.1	5.9	12.5	19.0	-5.5	17.5	17.6	20.4	9.4	9.5	19.8	54.3
2008	32.8	27.6	4.5	21.6	46.3	-16.3	8.5	-0.4	28.8	24.7	2.8	19.8	4.1

2007: 04	9.4	1.9	7.4	10.1	8.7	1.2	7.0	-5.0	2.0	2.1	-0.9	4.5	18.9

2008: 01	6.6	16.0	-8.0	2.2	32.6	-22.9	-2.5	5.3	11.5	9.1	2.2	7.7	-7.1
02	19.7	7.0	12.1	3.1	-1.5	4.8	5.1	-0.9	13.8	11.5	2.5	10.6	-15.6
03	3.9	2.0	1.9	4.0	-4.2	8.5	-0.9	-2.7	4.3	3.5	1.0	1.2	7.6
04	-5.4	1.0	-6.3	3.6	20.2	-13.9	6.3	5.3	-6.7	-1.0	-5.8	-4.7	-8.5

2009: 01	-19.9	2.0	-21.5	-0.4	12.4	-11.4	-7.4	-1.3	-13.5	-5.0	-8.9	-6.6	-7.9
02	-11.2	-7.5	-4.0	-6.9	-12.7	6.7	-0.8	-36.0	-20.2	-7.0	-14.2	-6.7	-18.5
03	0.7	-2.6	3.3	12.5	-4.0	17.1	-1.7	0.7	0.1	1.0	-0.9	2.7	-2.2
KB804

1.	Compared with the preceding period. Quarterly changes based on seasonally adjusted data.

2.	At constant 2005 prices.
Ratios of selected data
Percentage

		Imports of			Exports of		Yield on3
	Balance	goods and	Real	Real	goods	Imports of
	on current	services	merchandise	merchandise	(incl. gold) and	goods and
	account to	covered by	exports to	imports to	services to	services to	Foreign	Foreign
	GDP[1]	reserves[5]	GDP[2]	GDE[4]	GDP[1]	GDP[1]	liabilities	assets
Period	(5380K)	(5381K)	(5382K)	(5383K)	(5384K)	(5385K)	(5386K)	(5387K)

2003	-1.0	7.9	19.8	19.8	27.9	25.5	7.3	3.1
2004	-3.0	8.6	20.0	21.6	26.4	26.7	5.6	2.8
2005	-3.5	11.9	21.1	22.8	27.4	27.9	5.1	3.0
2006	-5.3	13.2	21.6	25.2	30.0	32.5	4.8	3.2
2007	-7.2	13.1	21.7	25.9	31.3	34.2	5.7	3.3
2008	-7.1	14.6	21.9	25.8	35.5	38.5	6.7	2.8

2007: 04	-7.2	13.0	22.4	25.8	32.0	33.8	—	—

2008: 01	-8.5	14.7	20.4	25.4	32.5	36.2	—	—
02	-7.0	13.5	22.6	26.2	36.7	39.8	—	—
03	-7.5	13.1	23.0	26.5	37.1	40.4	—	—
04	-5.4	17.2	21.6	25.1	35.4	37.4	—	—

2009: 01	-6.7	20.0	17.2	22.6	29.3	32.7	—	—
02	-3.4	20.5	16.7	20.0	26.2	26.5	—	—
03	-3.2	20.9	17.2	19.9	26.0	26.1	—	—
KB805

1.	Gross domestic product at market prices.

2.	Gross domestic product at constant 2005 prices.

3.	Interest, dividends and other income on investments as percentage of the average outstanding investments at the beginning and end of the period.

4.	Gross domestic expenditure at constant 2005 prices.

5.	Number of weeks, average for the period.

S–146	Quarterly Bulletin December 2009

South African Reserve Bank	Key information
Terms of trade and exchange rates of the rand
Percentage changes1

	Terms of trade[1]				Exchange rates[3]
			Nominal	Real effective
	Including	Excluding	effective	exchange	US	British		Japanese
	gold	gold	exchange rate[2,3]	rate[2,3]	dollar	pound	Euro	yen
Period	(5037Q)	(5036Q)	(5376Q)	(5378Q)	(5339Q)	(5338Q)	(5322Q)	(5319Q)

2003	3.3	4.5	25.1	25.1	39.2	27.9	16.2	28.8
2004	2.0	2.7	9.1	6.7	16.8	4.3	6.3	9.2
2005	1.4	1.3	0.2	2.2	1.3	2.0	1.1	3.1
2006	3.6	2.1	-5.9	-3.2	-5.5	-6.3	-6.1	-0.1
2007	1.6	1.4	-9.6	-3.5	-4.6	-12.5	-12.7	-3.4
2008	-0.1	-0.7	-17.1	-10.4	-13.4	-6.5	-19.5	-23.6

2000: 04	0.1	0.2	-5.4	-3.8	-7.9	-6.0	-4.0	-5.9

2001: 01	2.0	1.7	-4.5	-3.0	-2.9	-3.8	-8.7	4.3
02	-1.0	1.3	0.9	2.9	-2.6	0.1	3.0	1.1
03	-0.7	-2.5	-5.1	-2.8	-4.0	-5.1	-5.8	-4.7
04	0.8	-0.5	-17.2	-14.0	-17.0	-17.3	-17.6	-15.8

2002: 01	1.9	0.5	-10.7	-5.2	-12.5	-11.5	-10.5	-6.1
02	-0.6	0.0	5.7	9.0	10.5	7.7	5.3	5.7
03	1.8	1.3	-4.5	-2.4	0.1	-5.5	-6.5	-5.9
04	-3.9	-2.6	7.8	8.6	8.5	6.9	6.6	11.5

2003: 01	6.2	6.0	11.0	8.8	15.3	13.1	7.5	12.0
02	-1.8	-1.4	4.6	4.6	7.4	6.5	1.7	7.1
03	1.3	1.7	4.9	5.0	4.5	5.1	5.5	3.7
04	0.7	0.3	5.5	4.0	10.2	4.0	4.2	2.1

2004: 01	5.5	5.8	-4.0	-4.8	-0.6	-7.8	-5.5	-2.1
02	-4.5	-4.0	5.1	5.2	2.8	4.6	6.6	5.1
03	0.3	0.4	2.6	2.2	3.4	2.7	2.0	3.7
04	-3.0	-3.4	1.4	0.4	5.4	2.7	-0.7	1.4

2005: 01	3.0	3.2	-0.5	1.8	0.8	-0.6	-0.4	-0.4
02	2.7	2.7	-4.4	-3.8	-6.3	-4.6	-2.5	-3.6
03	-2.5	-2.6	0.4	0.8	-1.6	2.4	1.7	1.8
04	4.2	3.7	1.4	1.4	-0.3	1.7	2.2	5.1

2006: 01	1.8	1.4	5.2	4.9	6.1	5.9	4.9	5.7
02	0.7	-0.0	-6.6	-6.1	-4.3	-8.0	-8.3	-6.2
03	-1.8	-2.0	-10.6	-7.5	-10.0	-12.4	-11.4	-8.7
04	-1.1	-0.9	-3.1	-0.2	-2.2	-4.5	-3.5	-1.0

2007: 01	3.8	3.7	0.2	0.6	1.0	-0.9	-0.5	2.5
02	1.3	1.6	0.2	2.2	1.8	0.2	-1.0	3.0
03	-2.5	-2.8	-1.5	-1.0	-0.1	-1.7	-2.0	-2.5
04	-0.8	-1.1	1.7	2.0	5.1	3.7	-0.4	0.8

2008: 01	5.2	4.6	-11.9	-11.7	-9.9	-6.8	-12.8	-16.0
02	-4.7	-4.1	-5.5	-0.3	-3.4	-3.0	-7.5	-4.3
03	-1.1	-0.9	2.6	6.7	-0.0	4.2	4.0	3.0
04	1.9	1.0	-14.6	-11.8	-21.5	-5.5	-10.4	-29.8

2009: 01	8.8	7.7	1.3	1.8	-0.6	8.7	0.4	-3.4
02	0.7	0.9	14.6	13.5	17.8	9.0	12.6	22.5
03	-2.4	-2.6	4.8	4.2	8.5	2.5	3.4	4.3
KB806

1.	Change compared with preceding period.

2.	Weighted average exchange rate against most important currencies.

3.	Percentage changes of averages.

Quarterly Bulletin December 2009	S–147

Key information	South African Reserve
National accounts
Percentage changes in selected data at constant 2005 prices1

					Final	Final
		Gross		Gross	consump-	consumption	Gross	Exports	Imports	Disposable
	Gross	value added	Gross	domestic	tion expen-	expenditure	fixed	of goods	of goods	income
	domestic	excluding	national	expen-	diture by	by general	capital	and	and	of
	product	agriculture[2]	income	diture	households	government	formation	services	services	households[3]
Period	(6006Z)	(6626Z)	(6016Z)	(6012Z)	(6007Z)	(6008Z)	(6009Z)	(6013Z)	(6014Z)	(6246Z)

1991	-1.0	-1.4	-1.0	-0.4	-0.5	2.3	-7.4	-1.5	2.1	-0.4
1992	-2.1	-0.8	-2.2	-2.5	-1.4	1.9	-5.3	5.7	5.3	1.5
1993	1.2	0.5	1.4	0.2	1.9	1.2	-0.6	10.4	7.0	1.1
1994	3.2	2.7	4.5	5.9	4.0	0.8	8.2	2.4	16.1	2.0
1995	3.1	4.2	2.6	4.1	5.9	-6.0	10.7	11.0	16.8	5.2
1996	4.3	3.5	4.4	4.6	4.5	3.8	9.0	7.1	8.7	4.2
1997	2.6	2.7	2.3	2.6	3.3	2.1	5.7	5.4	5.4	3.6
1998	0.5	0.9	0.0	0.2	1.7	-2.2	4.8	3.2	2.0	1.5
1999	2.4	2.6	1.5	-0.1	1.7	0.4	-7.6	1.3	-8.4	1.5
2000	4.2	4.4	3.8	3.2	4.1	2.9	3.9	8.4	5.3	4.0
2001	2.7	3.1	1.9	2.2	3.5	3.1	2.8	2.4	0.2	2.7
2002	3.7	3.7	1.7	4.7	3.2	4.6	3.5	1.4	5.3	3.2
2003	2.9	3.1	3.2	4.8	2.8	6.0	10.2	0.2	7.5	2.6
2004	4.6	4.6	5.8	7.7	6.2	6.0	12.9	2.8	15.5	6.0
2005	5.3	5.4	5.6	5.9	6.1	4.6	11.0	8.6	10.9	5.8
2006	5.6	5.8	6.8	8.6	8.3	4.9	12.1	7.5	18.3	7.4
2007	5.5	5.6	4.6	6.4	5.5	4.7	14.2	5.9	9.0	5.5
2008	3.7	3.7	4.2	3.3	2.4	4.9	11.7	2.4	1.4	2.4
KB808 Seasonally adjusted annualised rates

	(6006S)	(6626S)	(6016S)	(6012S)	(6007S)	(6008S)	(6009S)	(6013S)	(6014S)	(6246S)

2004: 04	4.3	4.1	-0.5	2.8	6.4	10.7	14.3	24.8	18.5	5.9

2005: 01	4.1	4.7	9.3	7.8	4.7	0.2	4.6	-13.2	-1.4	4.8
02	7.4	7.5	9.4	4.4	5.1	5.1	11.2	30.4	17.5	4.7
03	5.6	5.7	5.3	8.4	6.3	5.0	12.6	6.5	17.0	6.6
04	2.7	2.8	2.6	5.0	8.7	13.3	13.8	-9.2	-1.4	7.7

2006: 01	6.2	6.8	8.2	14.8	12.2	-2.8	9.9	-7.2	23.7	8.3
02	6.7	6.8	12.3	8.0	5.8	14.0	12.1	30.9	33.2	8.2
03	5.8	6.4	4.2	2.2	7.1	-3.4	13.6	16.0	2.4	5.8
04	6.4	5.8	3.6	15.2	9.4	4.2	13.7	25.0	58.8	7.5

2007: 01	6.1	6.4	7.6	7.6	4.2	13.0	22.3	-13.3	-6.7	5.8
02	3.4	3.6	5.9	2.5	2.6	-3.5	11.4	2.8	0.2	3.7
03	5.1	5.2	-2.6	5.7	5.3	8.5	4.7	-3.7	-0.7	4.1
04	5.7	5.7	0.8	-2.3	5.8	1.1	16.0	30.8	-1.4	4.1

2008: 01	2.5	2.2	12.4	14.7	2.9	11.6	17.5	-30.2	6.5	2.3
02	5.5	5.8	5.1	-2.5	0.6	-2.3	7.9	45.9	7.4	2.4
03	1.3	1.3	-1.1	0.7	-1.5	10.1	12.4	5.1	2.5	-0.3
04	-0.7	-0.5	3.1	-2.7	-2.2	3.5	2.8	-17.2	-21.1	-1.5

2009: 01	-7.4	-7.6	0.1	4.7	-5.8	6.4	7.4	-56.8	-24.8	-6.3
02	-2.8	-2.0	-2.8	-12.1	-6.1	0.8	-0.9	-12.3	-39.6	-6.6
03	0.9	1.8	-0.8	-1.7	-2.0	7.5	-4.1	10.7	-1.9	-1.1
KB809

1.	Compared with preceding period. Quarterly changes reflect annual rates based on seasonally adjusted data.

2.	At basic prices.

3.	See footnote 1 of Table KB631.

S–148	Quarterly Bulletin December 2009

South African Reserve Bank	Key information
National accounts
Selected data

	Current			At constant 2005 prices
	Rand			Rand			Percentage change			Rand
	Gross	Gross	Disposable	Gross	Gross	Disposable	Gross	Gross	Disposable
	domestic	national	income	domestic	national	income	domestic	national	income	Average	Average	Average
	product	income	per capita	product	income	per capita	product	income	per capita	capital	output	capital
	per	per	of	per	per	of	per	per	of	output	labour	labour
	capita	capita	households[1]	capita	capita	households[1]	capita	capita	households[1]	ratio	ratio[2]	ratio[2]
Period	(6270J)	(6271J)	(6272J)	(6270Y)	(6271Y)	(6272Y)	(6270Z)	(6271Z)	(6272Z)	(6273Y)	(6274Y)	(6275Y)

1962	327	314	234	23 521	22 947	13 113	3.4	3.2	3.1	1.8	—	—
1963	352	340	240	24 586	23 860	13 222	4.5	4.0	0.8	1.8	—	—
1964	377	363	248	25 821	25 124	13 362	5.0	5.3	1.1	1.7	—	—
1965	401	386	261	26 654	25 728	13 512	3.2	2.4	1.1	1.7	—	—
1966	425	410	282	27 073	26 214	14 057	1.6	1.9	4.0	1.8	—	—
1967	461	446	299	28 233	27 416	14 312	4.3	4.6	1.8	1.8	—	—
1968	486	468	325	28 620	27 977	15 146	1.4	2.0	5.8	1.8	—	—
1969	533	513	342	29 164	28 547	15 195	1.9	2.0	0.3	1.8	—	—
1970	569	548	369	29 881	28 952	15 497	2.5	1.4	2.0	1.8	73 531	130 557
1971	614	593	427	30 400	29 586	16 764	1.7	2.2	8.2	1.8	75 985	137 875
1972	676	653	467	30 160	29 774	17 133	-0.8	0.6	2.2	1.9	76 610	145 941
1973	816	790	502	30 789	31 274	16 904	2.1	5.0	-1.3	2.0	79 025	154 653
1974	981	947	588	31 922	32 828	17 752	3.7	5.0	5.0	2.0	82 159	162 674
1975	1 079	1 034	665	31 736	32 120	17 975	-0.6	-2.2	1.3	2.1	82 701	171 073
1976	1 191	1 141	715	31 716	31 612	17 278	-0.1	-1.6	-3.9	2.1	84 308	180 795
1977	1 292	1 235	829	30 939	31 030	17 936	-2.4	-1.8	3.8	2.3	83 485	188 594
1978	1 450	1 388	868	31 107	31 291	17 073	0.5	0.8	-4.8	2.3	83 257	190 752
1979	1 693	1 623	1 021	31 549	31 917	17 712	1.4	2.0	3.7	2.3	83 623	191 245
1980	2 205	2 114	1 260	32 883	33 741	18 783	4.2	5.7	6.0	2.2	87 435	196 504
1981	2 494	2 386	1 404	33 841	33 951	18 010	2.9	0.6	-4.1	2.2	87 277	196 218
1982	2 766	2 652	1 594	32 942	32 678	17 744	-2.7	-3.7	-1.5	2.4	83 927	199 170
1983	3 094	2 971	1 810	31 604	31 387	17 813	-4.1	-4.0	0.4	2.5	79 252	199 425
1984	3 545	3 404	2 141	32 478	32 498	18 894	2.8	3.5	6.1	2.5	80 565	198 570
1985	4 002	3 822	2 373	31 384	31 471	18 280	-3.4	-3.2	-3.2	2.5	77 572	196 876
1986	4 584	4 377	2 682	30 709	30 943	17 348	-2.2	-1.7	-5.1	2.6	75 839	195 166
1987	5 245	5 054	3 193	30 689	31 107	17 886	-0.1	0.5	3.1	2.6	75 300	192 067
1988	6 164	5 952	3 804	31 314	31 692	18 421	2.0	1.9	3.0	2.5	76 384	189 024
1989	7 247	6 992	4 420	31 396	31 516	18 487	0.3	-0.6	0.4	2.4	76 495	187 013
1990	8 172	7 861	5 122	30 648	30 599	18 099	-2.4	-2.9	-2.1	2.5	74 201	185 707
1991	9 167	8 923	5 811	29 708	29 664	17 662	-3.1	-3.1	-2.4	2.6	71 753	183 740
1992	10 066	9 839	6 700	28 473	28 425	17 556	-4.2	-4.2	-0.6	2.6	68 645	180 888
1993	11 286	11 055	7 317	28 227	28 238	17 375	-0.9	-0.7	-1.0	2.6	68 101	177 585
1994	12 504	12 281	7 959	28 536	28 907	17 347	1.1	2.4	-0.2	2.5	68 621	174 596
1995	13 920	13 655	8 907	28 815	29 041	17 866	1.0	0.5	3.0	2.5	69 149	172 441
1996	15 368	15 035	9 780	29 431	29 702	18 228	2.1	2.3	2.0	2.4	70 530	170 900
1997	16 699	16 338	10 810	29 582	29 756	18 485	0.5	0.2	1.4	2.4	70 816	169 769
1998	17 703	17 286	11 431	29 116	29 143	18 375	-1.6	-2.1	-0.6	2.4	69 769	168 929
1999	19 001	18 544	12 208	29 187	28 974	18 256	0.2	-0.6	-0.6	2.4	70 084	167 692
2000	21 104	20 600	13 502	29 792	29 469	18 612	2.1	1.7	1.9	2.3	71 663	165 458
2001	22 899	22 177	14 487	30 024	29 465	18 758	0.8	-0.0	0.8	2.3	72 217	163 649
2002	25 831	25 182	16 093	30 581	29 453	19 011	1.9	-0.0	1.3	2.2	73 539	162 156
2003	27 631	26 874	17 270	30 992	29 924	19 208	1.3	1.6	1.0	2.2	74 430	161 034
2004	30 297	29 700	19 144	31 946	31 204	20 069	3.1	4.3	4.5	2.1	76 556	161 180
2005	33 176	32 513	20 946	33 176	32 513	20 946	3.9	4.2	4.4	2.0	79 471	162 677
2006	36 844	36 119	23 078	34 586	34 278	22 200	4.2	5.4	6.0	2.0	82 796	165 460
2007	41 544	40 126	25 834	36 045	35 436	23 146	4.2	3.4	4.3	2.0	86 335	169 831
2008	46 508	45 003	28 636	36 951	36 498	23 434	2.5	3.0	1.2	2.0	88 653	175 686
KB810

1.	See footnote 1 of Table KB631.

2.	Derived from mid-year estimates of the economically active population.

Quarterly Bulletin December 2009	S–149

Key information	South African Reserve Bank
National accounts
Ratios of selected data
At current prices

			Final
		Final	consumption							Household
		consumption	expenditure	Gross	Public-	Industrial and	Compensation		Saving to	debt to
		expenditure	by general	fixed capital	sector	commercial	of	Gross	disposable	disposable
		by households	government	formation	expenditure[3]	inventories	employees to	saving to	income	income
		to GDP[1]	to GDP[1]	to GDP[1]	to GDP[1]	to GDP[4]	GDP[2]	GDP[1]	of households	of households[5]
Period		(6280J)	(6281J)	(6282J)	(6283J)	(6284J)	(6295J)	(6286J)	(6287J)	(6525J)

1992		62.9	20.2	15.7	25.5	16.0	57.5	16.3	5.5	52.8
1993		61.8	20.1	14.7	24.4	14.5	56.6	16.4	4.7	53.5
1994		61.8	20.0	15.2	23.8	14.9	55.9	16.9	2.8	55.8
1995		62.6	18.3	15.9	22.6	16.0	55.8	16.5	2.2	58.5
1996		62.5	19.1	16.3	23.6	16.4	55.4	16.1	1.9	61.6
1997		63.3	19.2	16.5	24.0	15.9	55.3	15.1	2.2	61.3
1998		63.3	18.8	17.1	24.8	14.7	56.3	15.2	1.9	60.6
1999		63.2	18.4	15.3	22.9	14.3	56.0	15.7	1.6	57.5
2000		63.0	18.1	14.9	22.1	15.0	53.9	15.6	1.6	54.1
2001		62.7	18.3	14.8	22.0	15.0	52.2	15.3	0.9	53.8
2002		61.8	18.8	14.7	22.6	15.4	50.7	16.7	0.7	52.1
2003		62.1	19.2	15.5	23.6	15.6	51.2	15.7	0.6	54.1
2004		63.0	19.4	16.0	23.7	15.8	51.2	15.0	0.4	57.5
2005		63.1	19.5	16.8	24.1	15.9	50.9	14.5	0.1	64.0
2006		63.2	19.7	18.3	24.6	16.1	50.2	14.4	-0.8	72.5
2007		62.7	19.0	20.2	25.0	17.4	49.9	14.1	-0.8	79.1
2008		62.1	19.1	22.5	26.8	17.3	49.4	14.9	-0.8	80.6
KB811 Seasonally adjusted annualised rates

		(6280L)	(6281L)	(6282L)	(6283L)	(6284L)	(6295L)	(6286L)	(6287L)	(6525L)

2004:	04	62.8	19.2	16.2	23.0	15.8	51.9	14.8	0.2	59.6

2005:	01	63.5	19.5	16.3	24.1	16.2	50.6	14.7	0.2	60.6
	02	63.2	19.3	16.5	24.1	15.9	51.1	14.7	0.1	62.9
	03	62.8	19.0	17.0	23.5	15.9	50.9	15.0	0.2	64.8
	04	62.8	20.0	17.3	24.7	15.5	51.1	13.6	-0.1	67.3

2006:	01	63.4	20.1	17.6	23.9	16.0	51.0	13.1	-1.0	69.8
	02	64.1	20.5	18.2	25.9	16.1	51.0	13.7	-0.4	71.4
	03	62.5	19.2	18.3	24.0	16.0	49.5	15.9	-0.7	73.8
	04	62.8	19.2	19.1	24.6	16.3	49.7	14.7	-1.2	74.7

2007:	01	61.9	19.2	19.7	24.8	17.0	48.9	15.1	-0.8	78.0
	02	63.0	19.2	20.3	25.0	17.7	50.2	15.0	-0.5	78.2
	03	63.4	19.1	20.3	25.1	17.9	50.3	12.9	-0.8	79.6
	04	62.4	18.7	20.4	24.9	16.8	50.2	13.4	-1.2	80.4

2008:	01	61.7	19.2	21.1	26.8	17.3	49.2	13.8	-1.4	83.4
	02	62.2	18.8	22.0	26.8	17.6	48.9	14.7	-0.9	80.2
	03	62.9	19.0	23.2	27.0	17.9	49.5	14.7	-0.6	78.7
	04	61.4	19.6	23.5	26.6	16.5	49.9	16.3	-0.4	80.3

2009:	01	61.8	20.4	23.7	29.7	16.1	49.8	15.1	-0.5	80.9
	02	61.9	20.3	23.2	29.9	14.5	50.1	15.4	-0.6	80.1
	03	61.0	20.8	22.5	30.0	13.6	51.3	15.7	-0.4	79.0
KB812

1.	Gross domestic product at market prices.

2.	Gross domestic product at factor cost.

3.	Final consumption expenditure by general government plus gross capital formation by public authorities and public corporations.

4.	Gross domestic product excluding agriculture at market prices.

5.	See footnote 1 of Table KB631.

S–150	Quarterly Bulletin December 2009

South African Reserve Bank	Key information
Composite business cycle indicators
Percentage change1

		South Africa			Trading-partner countries
					Leading indicator			Coincident indicator
		Leading	Coincident	Lagging
		indicator	indicator	indicator	US	Other countries	Total	US	Other countries	Total
Period		(7090B)	(7091B)	(7092B)	(7093B)	(7094B)	(7095B)	(7096B)	(7097B)	(7098B)

2001		-0.2	3.2	1.1	-1.8	-3.6	-2.8	-0.6	1.9	0.9
2002		7.8	4.7	2.4	5.0	-1.1	1.4	-0.6	-1.0	-0.8
2003		-3.4	1.4	5.2	5.0	2.7	3.7	0.4	0.1	0.2
2004		10.8	9.7	-2.8	7.1	7.1	7.1	2.0	3.1	2.7
2005		2.9	7.9	0.4	2.7	3.5	3.1	2.5	1.9	2.2
2006		5.8	9.3	4.4	1.5	5.8	4.0	2.4	5.2	4.1
2007		0.6	7.8	3.3	-0.3	2.1	1.1	1.6	5.7	4.1
2008		-6.5	0.9	9.3	-2.8	-2.9	-2.8	-0.9	0.4	-0.1

2006:	Nov	4.4	9.5	5.0	-0.2	4.6	2.5	1.9	6.1	4.4
	Dec	3.5	9.2	5.3	0.5	3.9	2.4	1.9	6.4	4.6

2007:	Jan	3.4	9.3	3.8	-0.4	3.1	1.6	1.5	6.5	4.5
	Feb	2.9	10.1	2.4	-0.5	2.8	1.4	1.6	6.7	4.7
	Mar	3.5	10.0	3.2	-0.6	2.6	1.2	1.7	6.5	4.6
	Apr	1.6	9.0	3.4	-0.5	2.4	1.2	1.6	6.0	4.3
	May	1.0	9.4	1.7	0.3	2.6	1.6	1.8	5.5	4.0
	Jun	0.5	7.9	1.3	-0.1	2.7	1.5	1.7	5.4	3.9
	Jul	-0.7	7.4	2.7	0.9	2.4	1.8	1.9	5.5	4.1
	Aug	-0.6	7.3	2.7	0.4	1.8	1.2	1.8	5.7	4.1
	Sep	-0.6	6.2	5.2	-0.1	1.6	0.9	1.8	5.7	4.2
	Oct	-0.7	6.5	3.8	-0.7	1.7	0.7	1.5	5.5	3.9
	Nov	-0.7	5.9	4.0	-1.0	1.1	0.3	1.5	4.9	3.6
	Dec	-2.3	4.9	5.2	-1.6	1.0	-0.1	1.0	4.3	3.0

2008:	Jan	-2.6	4.4	7.9	-1.8	0.2	-0.6	1.0	4.8	3.3
	Feb	-1.9	4.4	9.4	-1.8	-0.3	-0.9	0.7	4.7	3.1
	Mar	-2.5	3.3	8.0	-2.2	-0.8	-1.4	0.4	3.8	2.5
	Apr	-3.2	4.2	7.7	-1.9	-1.0	-1.4	0.3	3.3	2.1
	May	-3.6	2.7	9.3	-2.2	-0.4	-1.2	0.0	2.6	1.6
	Jun	-3.5	3.2	9.9	-1.9	-0.9	-1.3	-0.2	1.6	0.9
	Jul	-4.7	2.5	9.4	-3.2	-2.2	-2.7	-0.7	0.8	0.3
	Aug	-7.5	1.8	9.9	-3.2	-1.8	-2.4	-1.1	-0.1	-0.5
	Sep	-9.1	0.0	9.1	-3.2	-3.7	-3.5	-2.3	-1.4	-1.8
	Oct	-11.8	-2.6	10.6	-3.8	-6.7	-5.5	-2.2	-3.1	-2.8
	Nov	-13.9	-5.6	10.9	-4.0	-7.9	-6.3	-2.9	-4.8	-4.1
	Dec	-13.5	-7.3	9.0	-4.0	-9.4	-7.1	-3.5	-6.8	-5.5

2009:	Jan	-14.5	-9.5	7.8	-3.8	-10.0	-7.4	-4.2	-9.7	-7.6
	Feb	-15.0	-11.9	5.0	-3.9	-10.5	-7.8	-4.7	-12.1	-9.2
	Mar	-15.1	-12.6	4.8	-4.0	-9.9	-7.4	-5.3	-12.7	-9.9
	Apr	-13.0	-14.2	3.2	-3.1	-9.3	-6.7	-5.8	-12.9	-10.1
	May	-11.2	-14.1	1.7	-1.8	-8.7	-5.8	-6.0	-12.6	-10.1
	Jun	-9.6	-14.5	-1.2	-1.0	-8.5	-5.3	-6.3	-12.0	-9.8
	Jul	-8.4	-13.8	-1.8	0.7	-6.4	-3.4	-6.0	-11.3	-9.3
	Aug	-3.5	-14.5	-2.5	1.9	-4.8	-2.0	-5.6	-10.6	-8.7
	Sep	0.2	—	—	2.9	-2.4	-0.2	-4.6	—	—
	Oct	—	—	—	4.2	—	—	-4.8	—	—
KB813

1.	Percentage change over twelve months.

Quarterly Bulletin December 2009	S-151

Key information	South African Reserve Bank
Labour in the non-agricultural sectors4
Percentage change

		Employment[1]			Remuneration per worker[2]
					At current prices			At constant prices[3]				Nominal
											Labour	unit
		Public	Private		Public	Private		Public	Private		produc-	labour
		sector	sector	Total	sector	sector	Total	sector	sector	Total	tivity[2]	costs[2]
Period		(7002Q)	(7008Q)	(7009Q)	(7011P)	(7012P)	(7013P)	(7011R)	(7012R)	(7013R)	(7014P)	(7015P)

2005		2.8	0.6	1.1	6.8	7.1	7.1	1.6	1.9	1.9	4.3	2.8
2006		2.8	3.0	2.9	5.7	8.2	7.5	-0.1	2.2	1.6	2.8	4.5
2007		3.7	2.4	2.7	6.8	6.6	6.7	-0.7	-0.8	-0.7	2.8	3.8
2008		4.5	1.0	1.8	12.9	12.4	12.8	1.8	1.4	1.7	1.9	10.7

2007:	03	4.8	1.0	1.8	6.7	7.1	7.1	0.8	1.1	1.1	2.6	4.4
	04	5.0	1.2	2.0	9.8	6.1	7.2	2.0	-1.4	-0.4	2.8	4.4

2008:	01	3.2	2.6	2.8	11.8	12.4	12.3	2.3	2.9	2.8	2.0	10.2
	02	4.5	0.5	1.4	15.8	12.2	13.4	3.6	0.4	1.4	2.7	10.4
	03	7.3	-0.6	1.1	12.4	13.4	13.4	0.2	1.1	1.1	1.9	11.2
	04	7.0	-2.3	-0.3	11.9	11.7	12.1	1.3	1.1	1.5	1.0	11.1

2009:	01	-1.7	-8.0	-6.7	11.7	10.8	11.5	2.6	1.7	2.4	0.9	10.5
	02	4.7	-5.0	-2.9	6.9	8.7	8.7	-1.7	0.0	0.0	0.0	8.7
KB814

1.	Compared with the preceding period. Quarterly changes at seasonally adjusted annualised rates.

2.	Compared with the same period of the previous year.

3.	Deflated by the non-agricultural gross domestic product deflator.

4.	Based on labour statistics that were statistically linked to compensate for structural breaks in the third quarter of 2002, the fourth quarter of 2004 and the second quarter of 2006 following adjustment in the coverage of the Quarterly Employment Statistics survey by Statistics South Africa.
Prices
Percentage change1

	Consumer prices[2,5]								Producer prices
	Services		Goods				CPI		South African industry output				Commodities
							excluding	Memo-
			Food and				food and	randum	Agriculture,		Electricity,
			non-			Adminis-	non-alcoholic	item:	foresty,		water,
	Housing		alcoholic		Total	tered	beverages	Official	fishing and	Manufac-	steam	Total
	and utlilies	Total	beverages	Total	CPI	prices[3]	and petrol	target[4]	mining	turing	and gas	PPI	Imported	Exported
Period	(7160A )	(7169A )	( 7145A)	( 7155A)	( 7170A)	( 7171A)	(7172A )	(7173A )	(7129A )	( 7138A)	(7139A )	( 7140A)	( 7141A)	(7142A )

2006	4.4	3.3	6.1	3.1	3.2	4.6	1.9	4.6	13.6	6.4	5.3	7.7	7.8	8.2
2007	12.9	7.6	9.5	5.0	6.1	6.4	4.9	6.5	16.0	9.8	7.1	10.9	9.6	13.5
2008	11.6	7.7	15.3	11.5	9.9	13.6	7.1	11.3	12.2	15.2	15.9	14.3	16.4	8.1

2008: 04	1.5	5.5	11.1	4.5	4.7	-6.2	6.7	4.5	-20.1	-4.4	21.3	-11.0	-33.2	8.2

2009: 01	7.9	10.6	11.6	2.5	6.2	-15.4	9.3	4.6	0.9	-4.2	7.5	-2.2	-28.7	-14.2
02	8.3	8.7	6.3	8.5	8.6	7.8	8.8	6.9	-11.9	-9.3	-9.0	-8.9	-6.5	-19.7
03	5.3	7.1	-0.9	5.1	6.0	21.1	7.1	5.9	-10.5	-1.0	93.0	6.5	5.5	-11.3

2009: May	5.5	8.4	12.3	7.6	8.0	0.0	8.7	8.0	-9.8	-1.5	18.8	-3.0	-16.7	-6.0
Jun	4.9	7.6	10.2	6.2	6.9	-1.2	8.0	6.9	-11.7	-3.0	19.4	-4.1	-17.9	-9.7
Jul	5.7	8.0	8.3	5.5	6.7	-0.4	8.2	6.7	-11.5	-4.1	23.9	-3.8	-17.5	-9.3
Aug	5.8	8.1	6.9	5.0	6.4	0.2	8.2	6.4	-11.0	-4.8	24.9	-4.0	-17.8	-9.2
Sep	5.7	7.8	5.5	4.9	6.1	3.2	7.5	6.1	-8.6	-4.5	23.4	-3.7	-16.2	-11.2
Oct	5.7	7.4	5.4	4.5	5.9	2.7	7.2	5.9	-5.1	-4.8	18.3	-3.3	-10.2	-13.1
KB815

1.	Quarterly: compared with the preceding period. Seasonally adjusted annualised rates (seasonally adjusted by the South African Reserve Bank). Monthly: compared with the same month of the previous year.

2.	Source: Statistics South Africa (Stats SA). Published according to the COICOP Classification.

3.	An administered price is defined by Statistics South Africa as the price of a product, which is set consciously by an individual producer or group of producers and/or any price, which can be determined or influenced by government, either directly, or through one or other government agencies/institutions without reference to market forces.

4.	CPIX up to December 2008. Headline CPI from January 2009 onwards.

5.	Component series have been linked backwards with related components of the new consumer price index for all urban areas, before January 2008, where data allowed. Fixed factors were used based on January 2008. Data should be used with circumspection.

S-152	Quarterly Bulletin December 2009

South African Reserve Bank	Key information
Inflation expectations1,3
Per cent

			Quarter during which expectations were surveyed
			2008/01	2008/02	2008/03	2008/04	2009/01	2009/02	2009/03

Financial analysts

Current year[2]	(7114K	)	8.1	9.6	11.3	11.4	6.1	6.9	9.1
One year ahead[2]	(7115K	)	5.9	7.0	7.3	7.1	5.4	5.7	5.6
Two years ahead[2]	(7116K	)	5.4	5.8	5.9	5.9	5.5	5.6	5.5

Business representatives

Current year[2]	(7117K	)	7.6	8.8	9.7	9.7	9.2	9.4	9.1
One year ahead[2]	(7118K	)	7.5	8.7	8.8	8.8	8.6	8.6	8.7
Two years ahead[2]	(7119K	)	7.4	8.3	7.8	7.8	8.3	8.3	8.5

Trade union representatives

Current year[2]	(7120K	)	7.5	8.4	9.6	11.0	9.7	9.7	8.3
One year ahead[2]	(7121K	)	7.5	8.1	8.2	8.7	10.1	10.1	8.2
Two years ahead[2]	(7122K	)	7.4	7.4	8.5	7.7	9.6	9.9	8.3

All surveyed participants

Current year[2]	(7123K	)	7.8	8.9	10.2	10.7	8.3	8.7	8.2
One year ahead[2]	(7124K	)	7.0	7.9	8.1	8.2	8.0	8.1	7.5
Two years ahead[2]	(7125K	)	6.7	7.2	7.4	7.2	7.8	7.9	7.5
KB816

1.	Source: Bureau for Economic Research, University of Stellenbosch. In each instance the annual average inflation rate for the calender year which is expected by the participant is asked.

2.	In relation to the reference quarter when the expectations were surveyed.

3.	CPIX up to the fourth quarter of 2008. Headline CPI from the first quarter of 2009 onwards.
Business cycle phases of South Africa since 1945

			Duration in				Duration in
Upward phase			months	Downward phase			months
Post war	–	July 1946	7	August 1946	–	April 1947	9
May 1947	–	November 1948	19	December 1948	–	February 1950	15
March 1950	–	December 1951	22	January 1952	–	March 1953	15
April 1953	–	April 1955	25	May 1955	–	September 1956	17
October 1956	–	January 1958	16	February 1958	–	March 1959	14
April 1959	–	April 1960	13	May 1960	–	August 1961	16
September 1961	–	April 1965	44	May 1965	–	December 1965	8
January 1966	–	May 1967	17	June 1967	–	December 1967	7
January 1968	–	December 1970	36	January 1971	–	August 1972	20
September 1972	–	August 1974	24	September 1974	–	December 1977	40
January 1978	–	August 1981	44	September 1981	–	March 1983	19
April 1983	–	June 1984	15	July 1984	–	March 1986	21
April 1986	–	February 1989	35	March 1989	–	May 1993	51
June 1993	–	November 1996	42	December 1996	–	August 1999	33
September 1999	–	November 2007	99	December 2007	–

Quarterly Bulletin December 2009	S-153